  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1998

                                                     REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

     UNITED RENTALS, INC.                   DELAWARE                         7353                   06-1522496
    UNITED RENTALS TRUST I                  DELAWARE                         7353               (TO BE APPLIED FOR)
(EXACT NAME OF REGISTRANT AS   (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
  SPECIFIED IN ITS CHARTER)    INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)


                          FOUR GREENWICH OFFICE PARK
                         GREENWICH, CONNECTICUT 06830
                                (203) 622-3131
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               BRADLEY S. JACOBS
                             UNITED RENTALS, INC.
                          FOUR GREENWICH OFFICE PARK
                         GREENWICH, CONNECTICUT 06830
                                (203) 622-3131
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                       COPIES OF ALL COMMUNICATIONS TO:

               JOSEPH EHRENREICH, ESQ.                             STEPHEN M. BESEN, ESQ.
      Ehrenreich, Eilenberg, Krause & Zivian LLP                 Weil, Gotshal & Manges LLP
                 11 East 44th Street                                  767 Fifth Avenue
               New York, New York 10017                           New York, New York 10153
                    (212) 986-9700                                     (212) 310-8000

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                       (continued on next page)

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

(continued from previous page)

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
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
                                                                  PROPOSED
                                                    PROPOSED      MAXIMUM
                                   AMOUNT           MAXIMUM      AGGREGATE    AMOUNT OF
  TITLE OF EACH CLASS OF            TO BE        OFFERING PRICE   OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED      REGISTERED       PER UNIT(1)     PRICE(1)       FEE
-----------------------------------------------------------------------------------------
Convertible Quarterly
 Income Preferred
 Securities ("Preferred
 Securities") of United
 Rentals Trust I (the
 "Issuer").................       6,000,000        $50.00(2)    $300,000,000   $88,500
-----------------------------------------------------------------------------------------
Convertible Subordinated
 Debentures due 2028 of        $300,000,000(3)         --(3)         --(3)        --(3)
 United Rentals, Inc.        aggregate principal
 ("Debentures")............        amount
-----------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share, of United
 Rentals, Inc. ("Common
 Stock")...................          --(4)             --(4)         --(4)        --(4)
-----------------------------------------------------------------------------------------
Preferred Securities
 Guarantee of United
 Rentals, Inc.(5)..........          --(5)             --(5)         --(5)        --(5)
-----------------------------------------------------------------------------------------
   Total...................          --                --       $300,000,000   $88,500

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(1)Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 of the Securities Act.
(2)Represents the liquidation preference of the Preferred Securities exclusive of accrued interest and distributions, if any.
(3) This Registration Statement covers up to $300,000,000 aggregate principal amount of Debentures that, under certain circumstances as described herein, may be distributed to the holders of the Preferred Securities without the payment of additional consideration. No additional registration fee is payable pursuant to Rule 457(i) of the Securities Act.
(4) This Registration Statement covers such indeterminate number of shares of Common Stock as may be issuable upon conversion of the Preferred Securities and Debentures registered hereby, including such shares as may be issuable pursuant to anti-dilution adjustments. No additional registration fee is payable pursuant to Rule 457(i) of the Securities Act.
(5) Includes the obligations of United Rentals, Inc. ("United Rentals") under the Guarantee (as defined herein) and certain back-up undertakings under
    (i) the Indenture (as defined herein) pursuant to which the Debentures were issued, (ii) the Debentures and (iii) the Amended and Restated Declaration of Trust of the Issuer (the "Trust Agreement"), including United Rentals' obligations under such Indenture and Trust Agreement to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the Preferred Securities and the Common Securities of the Issuer), which in the aggregate provide a full and unconditional guarantee of amounts due on the Preferred Securities. No separate consideration will be received for the Guarantee and such back-up undertakings. The Guarantee is not traded separately. No additional registration fee is payable pursuant to Rule 457(n) of the Securities Act.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION DATED SEPTEMBER 24, 1998

                         6,000,000 PREFERRED SECURITIES

                             UNITED RENTALS TRUST I

            6 1/2% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES
                       (CONVERTIBLE QUIPS SM* SECURITIES)
              (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)

GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO COMMON STOCK
                                      OF,
                              UNITED RENTALS, INC.

                                  -----------
  This Prospectus relates to the following securities (the "Offered Securities") that may from time to time be sold by the Selling Holders (as defined herein): (i) up to 6,000,000 6 1/2% convertible quarterly income preferred securities ("Preferred Securities") which were previously issued as described below, (ii) any Debentures (as defined herein) that may hereafter be acquired by the holders of the Preferred Securities in exchange for Preferred Securities and (iii) any Common Stock (as defined herein) that may hereafter be acquired upon conversion of the Preferred Securities and Debentures. Neither United Rentals (as defined herein) nor the Issuer (as defined herein) will receive any of the proceeds from the sale of the Offered Securities by the Selling Holders.

  The Offered Securities may be sold from time to time by the Selling Holders directly to purchasers or, alternatively, may be offered from time to time through agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the Selling Holders or purchasers of the Offered Securities (which compensation may be in excess of customary commissions). Sales of the Offered Securities may be made in one or more transactions through a stock exchange (in the case of the Common Stock), the over-the-counter market, in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price.

  The Preferred Securities were issued on August 5, 1998, by United Rentals Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer"), and represent undivided beneficial interests in the assets of the Issuer. All of the beneficial interests in the assets of the Issuer represented by common securities of the Issuer (the "Common Securities") are owned by United Rentals, Inc., a Delaware corporation ("United Rentals"). The Issuer used the proceeds received by it from the sale of the Preferred Securities to purchase 6 1/2% Convertible Subordinated Debentures due August 1, 2028 (the "Debentures"), having the terms described herein, issued by United Rentals. The Issuer was formed solely for the purpose of issuing the Preferred Securities and Common Securities and purchasing the Debentures with the proceeds therefrom and currently exists solely for the purpose of performing its obligations relating to such securities. The Preferred Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Preferred Securities--Subordination of Common Securities".

  Each Preferred Security is convertible at any time prior to the Conversion Expiration Date (as defined herein) in the manner described herein at the option of the holder into shares of common stock of United Rentals ("Common Stock") at the rate of 1.14593 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $43.6325 per share of Common Stock), subject to adjustment in certain circumstances. At any time on or after August 2, 2001, United Rentals may, at its option, cause the conversion rights of holders of the Preferred Securities to expire under certain circumstances. See "Description of the Preferred Securities--Conversion Rights" and "Description of Capital Stock". The last reported sale price of the Common Stock, which is listed under the symbol "URI" on the New York Stock Exchange ("NYSE"), on September 24, 1998 was $20.63 per share.

  Holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions from the Issuer at an annual rate of 6 1/2% of the liquidation preference of $50 per Preferred Security accruing from the date of original issuance and payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 1998 ("Distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates for the Debentures, which are the sole assets of the Issuer. As a result, if principal or interest is not paid on the Debentures, no amounts will be paid on the Preferred Securities.

  United Rentals has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures and provided that no Debenture Event of Default (as defined herein) has occurred and is continuing. Upon the termination of any such Extension Period and the payment of all amounts then due, United Rentals may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and United Rentals will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to its capital stock or make any payments with respect to its debt securities that rank pari passu with or junior to the Debentures. During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate at the stated rate per annum, compounded quarterly) and holders of Preferred Securities will continue to be required to accrue interest income for United States federal income tax purposes. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--U.S. Holders-- Interest Income and Original Issue Discount."

  Except as provided below, the Preferred Securities are not redeemable by the Issuer prior to August 2, 2001. The Preferred Securities will be subject to redemption, in whole or in part, on or after such date, at redemption prices set forth herein, upon any permitted redemption by United Rentals of Debentures. The aggregate liquidation preference of the Preferred Securities and Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by United Rentals, which may not exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within 12 months preceding the date fixed for redemption. In the event that, at any time after the Conversion Expiration Date, less than 5% of the Preferred Securities remains outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price equal to the liquidation preference for such Preferred Securities and all accrued and unpaid Distributions. See "Description of the Preferred Securities--Optional Redemption." In addition, the Preferred Securities will be subject to mandatory redemption upon the repayment at maturity, or as a result of acceleration of, the Debentures. See "Description of the Preferred Securities--Mandatory Redemption."

  Under certain circumstances following the occurrence of a Special Event (as defined herein), the Preferred Securities are also subject to (i) exchange, at the option of United Rentals in the manner described herein, for Debentures or
(ii) redemption, at the option of United Rentals, in whole but not in part, at the Tax Redemption Price (as defined herein) plus accrued and unpaid Distributions thereon to, but excluding, the date of redemption (the "Redemption Date"), if such Special Event constitutes a Tax Event (as defined herein). See "Description of the Preferred Securities--Special Event Exchange or Redemption." At any time, United Rentals has the right to dissolve the Issuer and, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. See "Description of the Preferred Securities--Distribution of Debentures."

  The Debentures are subordinate and junior in right of payment to all existing and future Secured Indebtedness (as defined herein) of United Rentals and are structurally subordinated to all obligations of the subsidiaries of United Rentals. United Rentals has guaranteed the obligations of URI under URI's Credit Facility (as defined herein) and URI's Term Loan (as defined herein), and has pledged the common stock of URI as security for such guarantee (the "Loan Guarantees"). The Loan Guarantees constitute Secured Indebtedness of United Rentals. See "Description of the Debentures."

  United Rentals has guaranteed (the "Guarantee") the payment by the Issuer (but only to the extent that the Issuer has funds on hand available therefor) of all Distributions payable on the Preferred Securities and any payments required to be made upon redemption of the Preferred Securities or liquidation of the Issuer. If United Rentals does not make interest payments on the Debentures, the Issuer will not have sufficient funds on hand to pay Distributions on the Preferred Securities. In such event, the Guarantee would not require payment (since the Guarantee only guarantees payments to the extent that the Issuer has funds on hand available therefor), but holders of the Preferred Securities may institute legal proceedings directly against United Rentals to enforce payment under the Debentures. The obligations of United Rentals under the Guarantee are subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals and are structurally subordinated to all obligations of the subsidiaries of United Rentals. See "Description of the Guarantee."

  Taken together, United Rentals' obligations under the Debentures, the Indenture (as defined herein), the Trust Agreement (as defined herein) and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. See "United Rentals Trust I," "Description of the Guarantee" and "Description of the Debentures."

  In the event of the liquidation of the Issuer, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a liquidation preference of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures, subject to certain exceptions. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

  The Preferred Securities are represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities are shown on, and transfers thereof are effected only through, records maintained by participants in DTC. Preferred Securities in certificated form are not issued in exchange for the global certificates except under certain limited circumstances. See "Description of the Preferred Securities--Form, Transfer, Exchange and Book-Entry Procedures-- Exchanges of Book-Entry Certificates for Certificated Preferred Securities" and "--Certain Book-Entry Procedures for Global Certificates."

  SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED SECURITIES.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

--------
* QUIPS is a servicemark of Goldman, Sachs & Co.

                The date of this Prospectus is         , 1998.

                             AVAILABLE INFORMATION

  United Rentals is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, all reports filed via the Commission's Electronic Data Gathering and Retrieval System (EDGAR) can be obtained from the Commission's Internet web site located at http://www.sec.gov. Such reports, proxy statements and other information concerning the Company also can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes a part of a Registration Statement on Form S-1 (the "Registration Statement") filed by United Rentals with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to United Rentals and the Common Stock. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.

  No separate financial statements of the Issuer have been included herein. The Issuer and United Rentals do not consider that such financial statements would be material to potential investors because the Issuer is a newly organized special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Debentures of United Rentals and issuing the Preferred Securities and Common Securities and United Rentals has effectively fully and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "United Rentals Trust I," "Description of the Preferred Securities," "Description of the Guarantee" and "Description of the Debentures."

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements contained in this Prospectus under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," in addition to certain statements contained elsewhere in this Prospectus (or incorporated by reference herein), are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Prospective investors are cautioned that the Company's business and operations are subject to a variety of risks and uncertainties and, consequently, the Company's actual results may materially differ from those projected by the forward-looking statements contained in this Prospectus (or incorporated by reference herein). Certain of such risks and uncertainties are discussed under "Risk Factors," beginning on page 15 of this Prospectus, and prospective investors are urged to carefully consider such factors.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. The term "the Acquired Companies" refers collectively to the 72 companies acquired by the Company during the period from its formation in September 1997 through September 14, 1998. All financial and operating data for the Company contained herein with respect to the year ended December 31, 1997 is on a pro forma basis after giving effect to the acquisition of the Acquired Companies and the financing thereof as of January 1, 1997.

  United Rentals, Inc. is principally a holding company (the "Holding Company") and principally conducts its operations through its wholly owned subsidiary United Rentals (North America), Inc. ("URI") and subsidiaries of URI. URI was incorporated in August 1997, initially capitalized in September 1997 and commenced equipment rental operations in October 1997. The Holding Company was incorporated in July 1998 and became the parent company of URI on August 5, 1998 pursuant to the reorganization (the "Reorganization") described under "Business--Background." Prior to the Reorganization, the name of United Rentals (North America), Inc. was United Rentals, Inc. Unless otherwise indicated, (i) the terms "United Rentals" and "the Company" refer collectively to URI and its subsidiaries, with respect to periods prior to the Reorganization, and to the Holding Company and its subsidiaries, with respect to periods thereafter and
(ii) the term "Common Stock" refers to the common stock of URI, with respect to periods prior to the Reorganization, and to the common stock of the Holding Company, with respect to periods thereafter.

                                  THE COMPANY

  The Company is a large, geographically diversified equipment rental company with 269 rental locations in 31 states and Canada. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and other individuals. The Company also sells used rental equipment, acts as a distributor for certain new equipment, and sells related merchandise and parts. The Company commenced equipment rental operations in October 1997 by acquiring six established companies and acquired 66 additional companies in the first nine months of 1998 (through September 14, 1998). During the year ended December 31, 1997, the Company on a pro forma basis rented equipment to approximately 395,000 customers (with the top ten customers representing less than 1% of total revenues) and had pro forma revenues of $768.9 million.

  The types of rental equipment offered by the Company include a broad range of light to heavy construction and industrial equipment (such as backhoes, forklifts, aerial lifts, skid-steer loaders, compressors, pumps and generators), general tools and equipment (such as hand tools and garden and landscaping equipment) and, to a lesser extent, special event equipment (such as tents, tables and chairs). The equipment mix varies at each of the Company's locations, with some locations offering a general mix and some specializing in specific equipment categories. As of September 14, 1998, the Company's rental equipment included approximately 153,000 units (not including special event equipment), had an original purchase price of approximately $849 million and had a weighted average age (based on original purchase price) of approximately 32 months.

                                 PENDING MERGER

GENERAL

  On June 15, 1998, the Company entered into an Agreement and Plan of Merger, as amended and restated on August 31, 1998 (the "Merger Agreement"), with U.S. Rentals, Inc., a Delaware corporation ("U.S. Rentals"). The Merger Agreement provides, subject to the terms and conditions set forth therein, for a subsidiary of United Rentals to be merged with and into U.S. Rentals (the "Merger"). Following the Merger, U.S. Rentals will become a wholly owned subsidiary of URI. At the effective time of the Merger, (i) each outstanding share of U.S. Rentals common stock will be converted into 0.9625 shares of Common Stock of United Rentals (the "Exchange Ratio") and (ii) all outstanding options to purchase shares of U.S. Rentals common stock will be assumed by United Rentals and converted into options to purchase Common Stock of United Rentals, subject to adjustment for the Exchange Ratio. The Merger is expected to be accounted for as a "pooling of interests" for financial accounting purposes. See "Certain Information Concerning Pending Merger."

  U.S. Rentals is the second largest equipment rental company in the United States and the largest in the Western United States based on 1997 rental revenues. U.S. Rentals currently operates 131 equipment rental locations in 23 states and Mexico and generates an average of approximately 145,000 rental contracts per month from a diverse base of customers including commercial and residential construction, industrial and homeowner customers. U.S. Rentals management estimates that more than 280,000 customers did business with U.S. Rentals in 1997. U.S. Rentals owns more than 101,000 pieces of rental equipment comprised of approximately 600 equipment categories, including aerial work platforms, forklifts, paving and concrete equipment, compaction equipment, air compressors, hand tools, plumbing, landscaping and gardening equipment. U.S. Rentals management believes that U.S. Rentals' fleet, which had a weighted average age of approximately 20 months and an original equipment cost of approximately $725 million at June 30, 1998, is one of the most comprehensive and well-maintained equipment rental fleets in the industry. U.S. Rentals also sells new equipment manufactured by nationally known companies, used equipment from its rental fleet and rental-related merchandise, parts and supplies.

COMBINED OPERATIONS OF THE COMPANY AND U.S. RENTALS

  The Company and U.S. Rentals on a combined basis (the "Combined Company") currently operates 400 rental locations (360 in the United States, 39 in Canada and one in Mexico). During the year ended December 31, 1997, the Combined Company rented equipment to over 675,000 customers, of which the top 10 customers represented less than 2.0% of total revenues, and had revenues of $1,193.6 million, on a pro forma basis (giving effect to the Merger and the acquisitions of the Acquired Companies). As of September 14, 1998, the Combined Company's rental equipment included approximately 254,000 units (excluding special event equipment) and had an original purchase price of approximately $1,574.0 million and a weighted average age (based on original purchase price) of approximately 26 months.

                                  THE INDUSTRY

  The Company estimates that the U.S. equipment rental industry (including used and new equipment sales by rental companies) generates annual revenues in excess of $20 billion. The combined equipment rental revenues of the 100 largest equipment rental companies have increased at an estimated compound annual rate of approximately 23% from 1992 through 1997 (based upon 1992 revenues and 1997 pro forma revenues, giving effect to certain acquisitions completed after the beginning of 1997, reported by the Rental Equipment Register, an industry trade publication). The Company believes that growth in the equipment rental industry primarily reflects increasing recognition by customers of the many advantages that equipment rental may offer compared with ownership, including the ability to: (i) avoid the large capital investment required for equipment purchases, (ii) reduce storage and maintenance costs,
(iii) supplement owned equipment, thereby increasing the range and number of jobs that can be worked on, (iv) access a broad selection of equipment and select the equipment best suited for each particular job, (v) obtain equipment as needed and minimize the costs associated with idle equipment, and (vi) access the latest technology without investing in new equipment.

  The equipment rental industry is highly fragmented and consists of a small number of multi-location regional or national operators and a large number of relatively small, independent businesses serving discrete local markets. Based upon rental revenues reported by the Rental Equipment Register for 1997: (i) there were only 10 equipment rental companies that had 1997 equipment rental revenues in excess of $100 million (with the largest company having had 1997 equipment rental revenues of approximately $460 million), (ii) the largest 100 equipment rental companies combined had less than a 22% share of the market based on 1997 equipment rental revenues and the Company's estimate of the size of the market (with the largest company having had a market share of less than 3%), and (iii) there were approximately 100 equipment rental companies that had 1997 equipment rental revenues between $5 million and $100 million. In addition, the Company estimates that there are more than 20,000 companies with annual equipment rental revenues of less than $5 million. The Company believes that the fragmented nature of the industry presents substantial consolidation and growth opportunities for companies with access to capital and the ability to implement a disciplined acquisition program and effectively integrate and operate acquired companies.

                                GROWTH STRATEGY

  The Company's growth strategy is to continue to expand through internal growth, a disciplined acquisition program and the opening of new rental locations, and to further diversify its equipment categories and customer markets. The Company believes that it has competitive advantages relative to many smaller operators, including greater purchasing power, a lower cost of capital, the ability to provide customers with a broader range of equipment and services and with newer and better maintained equipment, greater flexibility to transfer equipment among locations in response to customer demand, and greater ability to efficiently dispose of used equipment through direct sales to customers.

  The Company is seeking to make acquisitions of varying size, including acquisitions of smaller companies to complement existing or anticipated locations and combinations with relatively large companies that have an established presence in one or more regions. In evaluating potential acquisition targets, the Company considers a number of factors, including the quality of the target's rental equipment and management, the opportunities to improve operating margins and increase internal growth at the target, the economic prospects of the region in which the target is located, the potential for additional acquisitions in the region, and the competitive landscape in the target's markets. The Company will continue to seek expansion opportunities in North America and to pursue acquisition candidates with varying types of equipment and customer specializations. The Company believes that geographic and customer diversification will allow the Company to participate in the overall growth of the equipment rental industry and reduce the Company's sensitivity to fluctuations in regional economic conditions, adverse weather impacting a particular region or changes that affect particular market segments.

  The Company focuses substantial efforts on improving operating margins and increasing internal growth at acquired companies. The Company seeks to improve operating margins by efficiently integrating new and existing operations, eliminating duplicative costs, reducing overhead, centralizing functions such as purchasing and information technology, and applying best practices. The Company seeks to increase internal growth by investing in additional and more modern equipment, using advanced information technology systems to improve asset utilization and tracking, increasing sales and marketing efforts, cross-marketing between locations that offer different equipment categories, expanding the customer segments and geographic areas served, and opening complementary locations. The Company believes that the potential to increase growth through capital investment is particularly significant at many acquired companies because a lack of capital has constrained many small and mid-sized equipment rental companies from adequately expanding and modernizing their equipment.

                                   BACKGROUND

  The Company was founded by eight of the Company's officers, who contributed an aggregate of $44.4 million in cash to the capital of the Company. Each of the founders was formerly a senior executive of United Waste Systems, Inc. ("United Waste"), a solid waste management company that was sold in August 1997, or a senior member of United Waste's acquisition team. United Waste executed a growth strategy that combined a disciplined acquisition program (including over 200 acquisitions completed from January 1995 through August
1997), the integration and optimization of acquired facilities, and internal growth. The Company believes that the extensive experience of its management team in acquiring and effectively integrating and operating acquisition targets should enable the Company to capitalize on consolidation opportunities in the equipment rental industry.

  URI was incorporated in August 1997, initially capitalized in September 1997 and commenced equipment rental operations in October 1997. The Holding Company was incorporated in July 1998 and became the parent company of URI on August 5, 1998, pursuant to the Reorganization.

                             UNITED RENTALS TRUST I

  The Issuer is a statutory business trust formed under the Delaware Business Trust Act (the "Trust Act") pursuant to (i) a trust agreement, dated as of July 22, 1998, executed by United Rentals, as depositor (the "Depositor"), and certain of the trustees of the Issuer (the "UR Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on July 22, 1998 (the "Certificate of Trust"). Such trust agreement has been amended and restated in its entirety (as so amended and restated, the "Trust Agreement"). United Rentals owns Common Securities having an aggregate liquidation preference equal to approximately 3% of the total capitalization of the Issuer. The Issuer exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Issuer and investing the gross proceeds from the sale of the Preferred Securities and Common Securities in the Debentures; (ii) distributing the Issuer's income; and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Debentures are the sole assets of the Issuer, and payments under the Debentures will be the sole revenue of the Issuer. The Issuer has a term of approximately 40 years, but may terminate earlier as provided in the Trust Agreement. See "United Rentals Trust I." United Rentals will pay all fees and expenses related to the Issuer and the Offering and will pay, directly or indirectly, all ongoing costs and expenses of the Issuer. See "Description of the Debentures-- Expenses of Issuer." The principal place of business of the Issuer is c/o United Rentals, Inc., Four Greenwich Office Park, Greenwich, Connecticut 06830.

                                  THE OFFERING

  See "Risk Factors" for a discussion of certain factors to be considered in connection with an investment in the Preferred Securities, including the period and circumstances during and under which payments on the Preferred Securities and the Debentures may be deferred and the related federal income tax consequences.

SECURITIES TO WHICH THIS PROSPECTUS RELATES

  This Prospectus relates to the following securities that may from time to time be sold by the Selling Holders: (i) up to 6,000,000 Preferred Securities which are currently outstanding, (ii) any Debentures that may hereafter be acquired by the holders of the Preferred Securities in exchange for Preferred Securities and (iii) any Common Stock that may hereafter be acquired upon conversion of the Preferred Securities and Debentures.

USE OF PROCEEDS

  Neither United Rentals nor the Issuer will receive any of the proceeds from the sale of the Offered Securities by the Selling Holders.

CERTAIN INFORMATION CONCERNING THE PREFERRED SECURITIES

Original Issuance............... 6,000,000 Preferred Securities were issued on August 5, 1998

Issuer.......................... United Rentals Trust I, a statutory business trust formed under the laws of
                                 the State of Delaware.

Distributions................... Distributions on the Preferred Securities
                                 will be cumulative from the date of
                                 original issuance of the Preferred
                                 Securities and will be payable at the
                                 annual rate of 6 1/2% of the liquidation preference of $50 per Preferred Security. Distributions will be made quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 1998 when and to the extent that funds of the

                                 Issuer are available therefor. Interest
                                 payment periods on the Debentures will be quarterly, but may be deferred from time to time by United Rentals for periods of up to 20 consecutive quarters, so long as no Debenture Event of Default (as defined herein) has occurred and is continuing. In the event of such a deferral, the Issuer will be unable to make quarterly Distribution payments on the Preferred Securities during the period of any such deferral. During any such deferral period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate at the stated rate per annum set forth herein, compounded quarterly) and holders of Preferred Securities will continue to be required to accrue interest income for United States federal income tax purposes. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--U.S. Holders-- Interest Income and Original Issue Discount."

Interest Deferral Provisions.... United Rentals has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, United Rentals may elect to begin new Extension Periods subject to the requirements set forth herein. If United Rentals defers interest payments, subject to certain exceptions, it will be prohibited from paying dividends on any of its capital stock or making payments with respect to its debt securities that rank pari passu with or junior to the Debentures, until quarterly interest payments are resumed and all accrued and unpaid interest on the Debentures is brought current. United Rentals will have the right to make partial payments of such interest during a deferral of interest payments. See "Description of Debentures--Option to Extend Interest Payment Period."

Liquidation Preference.......... $50 per Preferred Security, and all
                                 accrued and unpaid Distributions.

Conversion into Common Stock.... Each Preferred Security is convertible in the manner described below at the option of the holder, at any time prior to the Conversion Expiration Date, into shares of Common Stock at the rate of 1.14593 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $43.6325 per share of Common Stock), subject to adjustment in certain circumstances. A holder of Preferred Securities wishing to exercise its conversion right shall surrender any or all of such Preferred Securities, together with an irrevocable conversion notice, to the paying, conversion and exchange agent acting on behalf of the holders of Preferred Securities (the "Conversion Agent"), which shall exchange the Preferred Securities for a portion (equal to the aggregate liquidation preference of the Preferred Securities being so converted) of the Debentures held by the Issuer and immediately convert such Debentures into Common Stock. A holder generally will not recognize taxable gain or loss upon the exchange through the Conversion Agent of the Preferred Securities for a proportionate share of the Debentures, followed immediately thereafter by the conversion of the Debentures into Common Stock. See "Certain Federal Income Tax Consequences--U.S. Holders--Conversion of
                                 Preferred Securities into Common Stock."
                                 Whenever United Rentals issues shares of Common Stock, subject to certain conditions, upon conversion of Preferred Securities and, at such time, United Rentals has in effect a Rights Plan (as defined herein) under which holders of Common Stock are issued Rights (as defined herein), United Rentals will issue, together with each such share of Common Stock, an appropriate number of such Rights.

Expiration of Conversion         At any time on or after August 2, 2001,
Rights.......................... United Rentals may, at its option, cause the conversion rights of holders of the
                                 Preferred Securities to expire. United
                                 Rentals may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of Common Stock exceeds 120% of the conversion price of the Preferred Securities, subject to adjustment in certain circumstances. In order to exercise its option to cause the conversion rights of holders of the Preferred Securities to expire, United
                                 Rentals must issue a press release for
                                 publication on the Dow Jones News Service announcing the date upon which conversion rights will expire, prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to August 2, 2001.
                                 The date upon which such conversion
                                 rights are to expire (the "Conversion
                                 Expiration Date") shall be a date not
                                 less than 30 and not more than 60 days
                                 following the date of such press release.
                                 The press release shall announce the
                                 Conversion Expiration Date and provide
                                 the current conversion price and Current
                                 Market Price of the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. Notice will be mailed by first-class mail by the Property
                                 Trustee to each holder of Preferred
                                 Securities not more than four Business
                                 Days after issuance of the press release.
                                 In the event of any redemption of the
                                 Preferred Securities, the conversion
                                 rights with respect to the Preferred
                                 Securities will expire two Business Days prior to the scheduled date for the mandatory redemption of the Preferred
                                 Securities if United Rentals has not
                                 exercised its option to cause the
                                 conversion rights of holders of the
                                 Preferred Securities to expire. See
                                 "Description of the Preferred
                                 Securities--Conversion Rights--Expiration
                                 of Conversion Rights."

Redemption...................... Except as provided below, the Preferred
                                 Securities are not redeemable by the
                                 Issuer prior to August 2, 2001. From time to time on or after such date, the Preferred Securities will be subject to redemption, in whole or in part, at the redemption prices set forth herein (together with all accrued and unpaid Distributions to the date fixed for redemption) upon any permitted redemption of Debentures by United Rentals. However, the aggregate liquidation preference of the Preferred Securities and any Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by United Rentals which may not exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within the 12 months preceding the date fixed for redemption. The Preferred Securities will not be redeemable unless and until all accrued and unpaid Distributions thereon have been paid in full on all outstanding Preferred Securities through the last Distribution Date (as defined herein) prior to and including the date of redemption. See "Description of the Preferred Securities--Optional
                                 Redemption" and "Description of the
                                 Debentures--Optional Redemption." In the event that, at any time after the Conversion Expiration Date, less than 5% of the Preferred Securities remains outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price equal to the liquidation preference for such Preferred Securities and all accrued and unpaid Distributions. See "Description of the Preferred Securities--Optional Redemption." The
                                 Preferred Securities will be subject to
                                 mandatory redemption upon the repayment
                                 at maturity or as a result of
                                 acceleration of the Debentures. See
                                 "Description of the Preferred
                                 Securities--Trust Agreement Events of
                                 Default; Notice" and "Description of the Preferred Securities--Mandatory
                                 Redemption."

Special Event Exchange or        Upon the occurrence of a Tax Event (as
Redemption...................... defined below) or an Investment Company
                                 Event (as defined below), the UR Trustees shall direct the Conversion Agent to exchange all outstanding Preferred
                                 Securities for Debentures, provided that, in the case of a Tax Event, the UR
                                 Trustees shall have the right to direct
                                 that less than all of the Preferred
                                 Securities be so exchanged if and for so long as United Rentals shall have elected to pay Additional Sums (as defined below) such that the amounts received by the holders of Preferred Securities that remain outstanding are not reduced thereby and shall not have revoked any such election or failed to make such payments. Upon the occurrence of a Tax
                                 Event, the Debentures may be redeemed, in whole but not in part, for cash by United

                                 Rentals at the Tax Redemption Price (as
                                 defined below) per Debenture, plus
                                 accrued and unpaid interest thereon. In
                                 the event the Debentures are redeemed by United Rentals, the Preferred Securities will be redeemed by the UR Trustees at the Tax Redemption Price per Preferred Security together with accrued and unpaid Distributions thereon. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

                                 A "Special Event" means a Tax Event or an
                                 Investment Company Event. A "Tax Event"
                                 means the receipt by the Property
                                 Trustee, on behalf of the Issuer, of an
                                 opinion of counsel, rendered by a law
                                 firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk in each case after the date hereof that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures,
                                 (ii) interest payable by United Rentals
                                 on such Debentures is not, or within 90
                                 days of the date thereof will not be,
                                 deductible by United Rentals, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Property Trustee (as defined herein), on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), that there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

                                 "Additional Sums" means the additional
                                 amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

                                 "Tax Redemption Price" means, with respect to a Debenture or Preferred Security, on any redemption date (A) prior to August 2, 2001, the greater of (i) the principal amount of such Debenture or the liquidation preference of such Preferred Security, as applicable; and (ii) the greater of (a) the average of the Market Price (as defined herein) of a Preferred Security over the five trading days immediately preceding the day on which the notice of redemption (the "Redemption Notice") is given by the Property Trustee or the Debenture Trustee, as applicable; and (b) the Market Price of a Preferred Security on the trading day immediately preceding the day on which the Redemption Notice is given by the Property Trustee or the Debenture Trustee, as applicable; and (B) on or after August 2, 2001, the principal amount of such Debenture or the liquidation preference of such Preferred Security, as applicable.

                                 "Market Price" means on any trading day, the closing price of a Preferred Security on such trading day as determined by the Board of Directors of United Rentals and Goldman, Sachs & Co. in good faith by agreement, or in the event that no such agreement can be reached, the average of the mid-point of the last bid and ask prices for a Preferred Security from each of at least three nationally recognized investment banking firms which trade Preferred Securities, to be selected for this purpose by the Board of Directors of United Rentals and Goldman, Sachs & Co. in good faith by agreement.

Distribution of Debentures...... At any time, United Rentals has the right to dissolve the Issuer and, after
                                 satisfaction of the liabilities to
                                 creditors of the Issuer as provided by
                                 applicable law, cause the Debentures to
                                 be distributed to the holders of the
                                 Preferred Securities in liquidation of
                                 the Issuer. See "Description of the
                                 Preferred Securities--Distribution of
                                 Debentures."

Guarantee....................... Pursuant to the Guarantee, United Rentals
                                 has irrevocably agreed, on a subordinated basis (as to all Secured Indebtedness of United Rentals), to guarantee the payment in full of (a) the Distributions payable by the Issuer on the Preferred Securities, to the extent the Issuer has funds on hand available therefor, (b) the redemption price (together with accumulated and unpaid Distributions) payable by the Issuer with respect to any Preferred Securities called for redemption, to the extent the Issuer has funds on hand available therefor, and (c) amounts payable in respect of the Preferred Securities upon liquidation of the Issuer (unless the Debentures are distributed to the holders of the Preferred Securities), to the extent that there are assets of the Issuer available for distribution to holders of the Preferred Securities. A holder of Preferred Securities may enforce United Rentals' obligations to make the aforesaid payments under the Guarantee directly against United Rentals, and United Rentals waives any right to require that an action be brought against the Issuer or any other person before proceeding against United Rentals. The Guarantee is unsecured and is subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals and structurally subordinated to all obligations of the subsidiaries of United Rentals. The Guarantee ranks pari passu with any unsecured indebtedness now existing or hereafter incurred by United Rentals. See "Risk Factors--Subordination of the Debentures and the Guarantee," "Risk Factors--Risks Associated with Holding Company Structure" and "Description of the Guarantee."

Voting Rights................... Holders of Preferred Securities generally have limited voting rights relating only to the modification of the Preferred Securities. Holders of Preferred Securities are not entitled to vote to appoint, remove or replace the UR Trustees, which voting rights are vested exclusively in the holder of the Common Securities. The UR Trustees and United Rentals may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights;
                                 Amendment of the Trust Agreement."

Debentures...................... The Debentures have a maturity of 30 years from the date of original issuance and bear interest at the rate of 6 1/2% per annum payable quarterly in arrears. United Rentals has the right from time to time to select an interest payment period or periods longer than one quarter (during which period or periods interest will compound quarterly), provided that no such deferral of interest payments will exceed 20 consecutive quarters and provided further that no such deferral of interest payments may extend beyond the stated maturity of the Debentures. Accordingly, Distribution payments on the Preferred Securities may not be deferred beyond the stated maturity of the Debentures. If United Rentals defers interest payments, subject to certain exceptions, it will be prohibited from paying dividends on any of its capital stock or making payments with respect to its debt securities that rank pari passu with or junior to the Debentures, until quarterly interest payments are resumed and all accrued and unpaid interest on the Debentures is brought current. United Rentals will have the right to make partial payments of such interest during a deferral of interest payments.

                                 The Debentures are convertible into
                                 shares of Common Stock at the option of
                                 the holders thereof at a conversion rate of 1.14593 shares of Common Stock for each $50 in principal amount of Debentures (equivalent to a conversion price of $43.6325 per share of Common Stock) subject to certain adjustments set forth herein. The Issuer has covenanted not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities.

                                 On and after August 2, 2001, the
                                 Debentures will be redeemable at the
                                 option of United Rentals at any time, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest to the date fixed for redemption; provided, that the aggregate principal amount of the Debentures redeemed may not exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within the 12 months preceding the date fixed for redemption. The Debentures may not, however, be redeemed unless and until all accrued and unpaid interest thereon has been paid in full on all outstanding Debentures through the last interest payment date prior to and including the date of redemption. See "Description of the Debentures-- Optional Redemption." The Debentures are also redeemable, in whole but not in part, upon the occurrence and continuation of a Tax Event. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

                                 The Debentures are subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals and are structurally subordinated to all obligations of the subsidiaries of United Rentals. The Loan Guarantees constitute Secured Indebtedness of United Rentals. At June 30, 1998, on a pro forma basis (after giving effect to the Loan Guarantees, all acquisitions completed by the Company subsequent to such date (through September 14, 1998) and the financing thereof) (i) United Rentals would have had outstanding $603.2 million of Secured Indebtedness and (ii) the subsidiaries of United Rentals would have had outstanding approximately $1,533.6 million of obligations (not including the obligations guaranteed by United Rentals pursuant to the Loan Guarantees which constitute Secured Indebtedness). The terms of the Securities do not place any limitation on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals or subsidiaries of United Rentals. See "Risk Factors--Subordination of the Debentures and the Guarantee" and "Risk Factors-- Risks Associated with Holding Company Structure."

                                 While the Preferred Securities are
                                 outstanding, the Issuer does not have the right to amend the Indenture or the terms of the Debentures in a way that materially adversely affects the holders of the Preferred Securities or to waive a Debenture Event of Default without the consent of holders of at least a majority in aggregate liquidation preference of the Preferred Securities and, in certain cases, the Common Securities then outstanding. See "Description of the Debentures--Modification of Indenture."

      SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma income statement data with respect to the year ended December 31, 1997 and the six months ended June 30, 1998 gives effect to (i) each acquisition of an Acquired Company completed by the Company after the beginning of the period and the financing thereof and (ii) completion of the Merger with U.S. Rentals using the "pooling of interests" method of accounting, as if all such transactions had occurred at the beginning of the period. The following unaudited pro forma income statement data with respect to the years ended December 31, 1995 and 1996 gives effect to (i) the acquisition of Rental Tools and Equipment Co. International, Inc. (which was completed in August 1998 and accounted for as a "pooling of interests") and (ii) completion of the Merger with U.S. Rentals using the "pooling of interests" method of accounting, as if all such transactions had occurred at the beginning of the period.

  The following unaudited pro forma balance sheet data as of June 30, 1998 gives effect to (i) each acquisition of an Acquired Company completed by the Company subsequent to such date and the financing thereof, and (ii) completion of the Merger with U.S. Rentals using the "pooling of interests" method of accounting, as if all such transactions had occurred on such date. The following unaudited pro forma as adjusted balance sheet data as of June 30, 1998, gives effect to the foregoing and to the issuance of the Preferred Securities and the use of all of the net proceeds thereof to repay outstanding indebtedness.

  The following data should be read in conjunction with (i) the information set forth under "Selected Historical and Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," (ii) the Consolidated Financial Statements and the related notes thereto and Pro Forma Consolidated Financial Statements and the related notes thereto of the Company included elsewhere in this Prospectus and
(iii) the financial statements of certain of the Acquired Companies and of U.S. Rentals included elsewhere in this Prospectus. The pro forma data set forth below is provided for informational purposes only and does not purport to be indicative of the results that would have actually been obtained had the acquisition of each of the Acquired Companies and the Merger been completed at the beginning of the periods presented or of the results that may be expected to occur in the future.

                            PERIOD FROM
                          AUGUST 14, 1997
                            (INCEPTION)     SIX MONTHS      YEAR ENDED DECEMBER 31,      SIX MONTHS
                              THROUGH          ENDED     ------------------------------     ENDED
                         DECEMBER 31, 1997 JUNE 30, 1998   1995      1996       1997    JUNE 30, 1998
                         ----------------- ------------- --------- --------- ---------- -------------
                            HISTORICAL      HISTORICAL   PRO FORMA PRO FORMA PRO FORMA    PRO FORMA
                         ----------------- ------------- --------- --------- ---------- -------------
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Total revenues..........      $10,633        $127,351    $282,887  $353,196  $1,193,622  $  650,019
Gross profit............        3,811          47,239      89,246   104,578     409,638     213,785
Operating income........          238          18,322      42,183    49,282     154,257      82,823
Interest expense........          454           4,937       7,471    10,936      74,339      32,982
Net income..............           34           8,220      33,297    37,725      36,279      32,962
Basic earnings per
 share..................      $  0.00        $   0.27    $   1.47  $   1.66  $     0.55  $     0.49
Diluted earnings per
 share..................      $  0.00        $   0.23    $   1.47  $   1.66  $     0.53  $     0.45
                                                                                     AS OF JUNE 30, 1998
                                                                             ------------------------------------
                                                                                                       PRO FORMA
                                                                             HISTORICAL   PRO FORMA   AS ADJUSTED
                                                                             ---------- ------------- -----------
                                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents................................................... $    5,486  $   26,510   $   26,510
Rental equipment, net.......................................................    298,956   1,081,380    1,081,380
Total assets................................................................    889,164   2,374,226    2,384,221
Total debt..................................................................    389,181   1,406,859    1,116,859
Company-Obligated Mandatorily Redeemable Convertible Preferred Securities of
 a Subsidiary Trust.........................................................        --                   300,000
Stockholders' equity........................................................    418,394     669,823      669,823

                                 RISK FACTORS

  Prospective purchasers of the Preferred Securities should carefully consider the risk factors set forth below, as well as the other information appearing in this Prospectus, before making an investment in the Preferred Securities.

SUBORDINATION OF THE DEBENTURES AND THE GUARANTEE

  The obligations of United Rentals under the Debentures and the Guarantee are unsecured and are subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals. United Rentals has, pursuant to the Loan Guarantees, guaranteed the obligations of URI under the Credit Facility and the Term Loan, and has pledged the Common Stock as security for such guarantee. The Loan Guarantees constitute Secured Indebtedness of United Rentals.

  The Debentures and the Guarantee are obligations of United Rentals and not of its subsidiaries. As a result, the obligations of United Rentals under the Debentures and the Guarantee are structurally subordinated to all obligations of the subsidiaries of United Rentals. The effect of such structural subordination is that creditors of United Rentals' subsidiaries would be entitled to a claim on the assets of such subsidiaries prior to any claims by United Rentals. Consequently, in the event of a liquidation or reorganization of any subsidiary of United Rentals, creditors of such subsidiary are likely to be paid in full before any distribution is made to United Rentals, except to the extent that United Rentals itself is recognized as a creditor of such subsidiary, in which case the claims of United Rentals would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by United Rentals.

  At June 30, 1998, on a pro forma basis (after giving effect to the Loan Guarantees, all acquisitions completed by the Company subsequent to such date (through September 14, 1998) and the financing thereof) (i) United Rentals would have had outstanding $603.2 million of Secured Indebtedness and (ii) the subsidiaries of United Rentals would have had outstanding approximately $1,533.6 million of obligations (not including the obligations guaranteed by United Rentals pursuant to the Loan Guarantees which constitute Secured Indebtedness). The terms of the Securities will not place any limitation on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals or subsidiaries of United Rentals.

RISKS ASSOCIATED WITH HOLDING COMPANY STRUCTURE

  United Rentals is a holding company having as its principal asset its investment in URI. URI in turn derives all its operating income from its subsidiaries and, as of June 30, 1998, approximately 97% of URI's consolidated assets were held by its subsidiaries. Consequently, United Rentals' ability to meet its financial obligations, including its obligations under the Debentures and Guarantee, is dependent upon the earnings of URI and its subsidiaries and the distribution or other payment of such earnings from URI's subsidiaries to URI and from URI to United Rentals. The ability of URI and its subsidiaries to make such distributions or other payments is limited by applicable law generally governing the payment of dividends and other distributions by corporations. In addition, the ability of URI to make distributions and other payments to United Rentals is restricted by the terms of the agreements governing URI's outstanding indebtedness. As of June 30, 1998, on a pro forma basis (after giving effect to all acquisitions completed by URI after such date and the financing thereof), URI would have been permitted to distribute up to $423.3 million to United Rentals. URI may in the future enter into new loan or other agreements that contain additional restrictions on the ability of URI to make distributions and other payments to United Rentals. Furthermore, although at present there are no contractual restrictions that limit the ability of URI's subsidiaries to make distributions or other payments to URI, certain of URI's subsidiaries may in the future become subject to loan or other agreements that contain such restrictions.

  The ability of the Issuer to pay amounts due on the Preferred Securities will be solely dependent upon United Rentals making payments on the Debentures as and when required. Consequently, to the extent that

United Rentals is unable to make payments under the Debentures, the Issuer will be unable to pay the amounts due on the Preferred Securities.

LEVEL OF INDEBTEDNESS

  The Company incurred substantial indebtedness in connection with its acquisition of the Acquired Companies. As of June 30, 1998, the Company had total debt of $1,028.3 million on a pro forma basis after giving effect to all acquisitions completed by the Company after such date and the financing thereof. The Company expects to obtain additional financing in connection with the pending Merger with U.S. Rentals as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources." In addition, the Company will require substantial capital to finance its acquisition growth and expects that it will incur substantial additional indebtedness from time to time (including borrowings under the Credit Facility) for a variety of purposes, including completing additional acquisitions, establishing new rental locations and purchasing equipment. The agreements governing the Company's existing indebtedness permit the Company and its subsidiaries to incur additional debt, subject to certain limitations. See "--Dependence on Additional Capital to Finance Growth," "Capitalization," "Selected Historical and Pro Forma Consolidated Financial Information," and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The level of the Company's indebtedness could have important consequences to holders of the Preferred Securities and the Debentures, including, but not limited to, the following: (i) a significant portion of the Company's cash flow from operations must be dedicated to debt service, and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industry and economic conditions generally; and (iv) certain of the Company's borrowings (including all borrowings under the Credit Facility and the Term Loan) are, or in the future may be, at variable rates which may make the Company vulnerable to increases in interest rates.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  United Rentals has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, United Rentals may select a new Extension Period and defer the payments of all amounts then due, subject to the requirements described herein. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Preferred Securities will be entitled will accumulate additional Distributions at the stated rate per annum set forth herein, compounded quarterly) during any such Extension Period.

  Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount ("OID")) in respect of its pro rata share of the deferred interest allocable to the Debentures held by the Issuer for United States federal income tax purposes. As a result, a holder of Preferred Securities will include such income in its gross income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--U.S. Holders--Interest Income and Original Issue Discount." Moreover, if a holder of Preferred Securities converts its Preferred Securities into Common Stock during an Extension Period, the holder will not receive any cash related to the deferred Distribution. Additionally, during the pendency of any Extension Period, United Rentals will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distribution with respect to United Rentals' capital stock or make any payments with respect to its debt securities that rank pari passu with or junior to the Debentures. See "Description of the Preferred Securities-- Distributions."

  United Rentals has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should United Rentals elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of United Rentals' right to defer interest payments, the price at which the Preferred Securities trade (which represent preferred undivided beneficial interests in the Debentures) may be more volatile than the trading prices of other securities that are not subject to such deferrals.

EXPIRATION OF CONVERSION RIGHTS

  On and after August 2, 2001, United Rentals may, subject to certain conditions, at its option, cause the conversion rights of holders of the Preferred Securities to expire, provided that the Current Market Price of the Common Stock exceeds 120% of the conversion price of the Preferred Securities for a specified period. See "Description of the Preferred Securities-- Conversion Rights--Expiration of Conversion Rights."

TAX EVENT REDEMPTION

  Upon the occurrence of a Tax Event, United Rentals will have the right to cause the Preferred Securities to be redeemed, in whole but not in part, at the Tax Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, upon not less than 30 nor more than 60 days' notice. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

POSSIBLE EXCHANGE OF PREFERRED SECURITIES FOR DEBENTURES

  At any time, United Rentals will have the right to terminate, liquidate or dissolve the Issuer and, after satisfaction of the liabilities to creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. In addition, in certain circumstances following the occurrence and continuation of a Special Event, the Preferred Securities will also be subject to exchange in whole or, in the case of a Tax Event, in whole or in part, in the manner described herein, for the Debentures. Because holders of Preferred Securities may receive Debentures on dissolution of the Issuer or if the Preferred Securities are exchanged for Debentures in connection with a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Preferred Securities--Special Event Exchange or Redemption" and "Description of the Debentures--General."

RIGHTS UNDER THE GUARANTEE

  Pursuant to the Guarantee, United Rentals has guaranteed to the holders of the Preferred Securities the following payments (the "Guarantee Payments"), to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time; (ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Preferred Securities in liquidation of the Issuer. In addition, as part of the Guarantee, United Rentals has agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.

  If United Rentals were to default on its obligation to pay amounts payable under the Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise. In such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts (since the Guarantee only guarantees payment to the extent that the Issuer has funds available for such payment). However, the Property Trustee (and, under the circumstances described below, each holder of Preferred Securities), may institute proceedings directly against United Rentals to enforce the payment obligations of United Rentals under the Debentures.

LIMITATION ON DIRECT ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  Upon the occurrence of a default under the Guarantee, the holders of the Preferred Securities will be required to rely upon the Guarantee Trustee (as defined herein) to enforce the Guarantee and will not be permitted to institute proceedings directly against United Rentals to enforce the Guarantee; provided, however, a holder of Preferred Securities may directly institute a proceeding against United Rentals for enforcement of the Guarantee if (i) the Guarantee Trustee fails to enforce its rights under the Guarantee after a request therefor by a holder of Preferred Securities or (ii) the default under the Guarantee is attributable to a failure by the Guarantor to make a Guarantee Payment.

  Upon the occurrence of a Debenture Event of Default or Trust Agreement Event of Default (as defined herein), the holders of the Preferred Securities will be required to rely upon the Property Trustee to enforce its rights under the Debentures or the Trust Agreement, and the holders of the Preferred Securities will not be permitted to institute proceedings directly against United Rentals for such purpose; provided, however, (i) if the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, any holder of Preferred Securities may proceed to enforce such rights directly against United Rentals and (ii) if the Debenture Event of Default or Trust Agreement Event of Default is attributable to the failure of United Rentals to pay interest on or principal of the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then, during the continuance of such event of default, a holder of Preferred Securities may directly institute a proceeding against United Rentals for enforcement of payment to such holder of the interest on or principal of Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder (a "Direct Action"). The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities will have the right to direct (i) the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or the Property Trustee under the Trust Agreement (including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures) and (ii) the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee or the Property Trustee under the Trust Agreement. See "Description of the Preferred Securities--Trust Agreement Events of Default; Notice" and "--Voting Rights; Amendment of the Trust Agreement."

LIMITED VOTING RIGHTS

  Holders of Preferred Securities generally have limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Debentures. Holders of Preferred Securities are not entitled to vote to appoint, remove or replace the UR Trustees, which voting rights are vested exclusively in the holder of the Common Securities. The UR Trustees and United Rentals may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement."

POSSIBLE TAX LEGISLATION

  Prospective investors should be aware that legislation has been introduced in the United States Congress in the past that would, if enacted, deny an interest deduction to issuers of instruments such as the Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures and could result in the exchange of the Debentures for Preferred Securities or, in certain limited circumstances, the redemption of the Debentures by United Rentals and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

TRADING PRICE OF PREFERRED SECURITIES

  There can be no assurance as to the market prices for the Preferred Securities, the Debentures that may be distributed in exchange for Preferred Securities or the Common Stock issuable upon conversion of the Preferred Securities or the Debentures. Accordingly, the Preferred Securities that an investor may purchase, the Debentures that a holder of the Preferred Securities may receive or the Common Stock issuable upon conversion of the Preferred Securities or the Debentures, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. In addition, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder disposing of Preferred Securities between record dates for payments of Distributions thereon will nevertheless be required for United States federal income tax purposes to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to the adjusted tax basis in the holder's Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--U.S. Holders--Sales of Preferred Securities."

SENSITIVITY TO GENERAL ECONOMIC AND WEATHER CONDITIONS

  The Company believes that the equipment rental business is sensitive to changes in general economic conditions and may be temporarily disrupted by adverse weather conditions. There can be no assurance that the Company's business and financial condition will not be adversely affected by (i) changes in general economic conditions, including changes in construction and industrial activity, or increases in prevailing interest rates, or (ii) adverse weather conditions that may temporarily decrease construction and industrial activity in any one particular geographic area.

PENDING MERGER WITH U.S. RENTALS IS SUBJECT TO CERTAIN CONDITIONS

  The Merger is subject to the satisfaction or waiver of certain conditions. See "Certain Information Concerning Pending Merger." Consequently, although the Company expects that the Merger will be completed, there can be no assurance of this.

ACQUIRED COMPANIES NOT HISTORICALLY OPERATED AS A COMBINED BUSINESS

  The Acquired Companies have been in existence an average of 26.5 years and some have been in existence for more than 50 years. However, the businesses of these companies have not historically been operated on a combined basis and there can be no assurance that the Company will be able to integrate successfully the businesses of the Acquired Companies (or the businesses of any companies acquired in the future), to operate them profitably on a combined basis, or to manage effectively the combined business. Failure by the Company to integrate successfully or manage effectively the Acquired Companies could have a material adverse effect on the Company's results of operations and financial condition.

LIMITED OPERATING HISTORY

  The Company was incorporated in August 1997 and commenced equipment rental and related operations in October 1997 by acquiring six established rental companies. The Company acquired 66 additional companies in the first nine months of 1998 (through September 14, 1998). Due to the recent commencement of the Company's operations, the Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. Furthermore, the Company's historical financial statements included herein do not fully reflect its current operations in view of the fact that (i) acquisitions completed after the commencement of a period are reflected in the Company's results for only a portion of the period and (ii) acquisitions completed subsequent to the end of a period are not reflected in the Company's results for such period.

RISKS RELATING TO GROWTH STRATEGY

  The Company's growth strategy includes continued expansion through internal growth, its ongoing acquisition program and the start-up of new locations. However, there can be no assurance that the Company will successfully implement its growth strategy or that this strategy will result in continued profitability. In addition, under the terms of certain of the agreements governing certain of the Company's outstanding indebtedness, the Company may not make acquisitions unless certain financial conditions are satisfied or the consent of the lenders is obtained. Furthermore, there can be no assurance that the Company's growth rate will be comparable to the past or future growth rate of the overall equipment rental industry or any segment thereof. The Company's growth strategy involves a number of risks and uncertainties, including:

 AVAILABILITY OF ACQUISITION TARGETS AND SITES FOR START-UP LOCATIONS

  The Company may encounter substantial competition in its efforts to identify and acquire appropriate acquisition candidates and sites for start-up locations. Competition for acquisitions could have the effect of increasing prices required to be paid for such acquisitions. There can be no assurance that the Company will succeed in identifying appropriate acquisition candidates or sites for start-up locations or that the Company will be able to acquire any acquisition candidate or site that it does identify on terms that are acceptable to the Company.

 NEED TO INTEGRATE NEW OPERATIONS

  Realization of the anticipated benefits of completed and future acquisitions (including the pending Merger with U.S. Rentals) will depend, in part, upon the efficient, effective and timely integration of acquired operations. Accordingly, the Company intends to continue to focus substantial efforts on the efficient integration of new operations, the elimination of duplicative costs and the reduction of overhead. There can be no assurance, however, that the Company will be successful in these efforts or that these efforts may not in certain circumstances adversely affect existing operations.

 CERTAIN RISKS RELATED TO START-UP LOCATIONS

  The Company expects that start-up locations may initially have a negative impact on results of operations and margins due to several factors, including:
(i) the Company will incur significant start-up expenses in connection with establishing each start-up location and (ii) it will generally take some time following the commencement of operations for a start-up location to become profitable. Although start-ups can generate long-term growth, there can be no assurance that any start-up location will become profitable within any specific time period, if at all.

DEPENDENCE ON ADDITIONAL CAPITAL TO FINANCE GROWTH

  The Company's growth strategy will require substantial capital investment. Capital will be required by the Company for, among other purposes, completing acquisitions, establishing new rental locations, integrating completed acquisitions, acquiring rental equipment and maintaining the condition of its rental equipment. The Company intends to pay for future acquisitions using cash, capital stock, notes and/or assumption of indebtedness. To the extent that cash generated internally and cash available under the Company's borrowing facilities is not sufficient to fund the Company's capital requirements, the Company will require additional debt and/or equity financing. There can be no assurance, however, that such financing will be available or, if available, will be available on terms satisfactory to the Company. Failure by the Company to obtain sufficient additional capital in the future could limit the Company's ability to implement its business strategy. Future debt financings, if available, may result in increased interest and amortization expense, increased leverage and decreased income available to fund further acquisitions and expansion, and may limit the Company's ability to withstand competitive pressures and render the Company more vulnerable to economic downturns. Future equity financings may dilute the equity interest of existing stockholders of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE UNDISCOVERED LIABILITIES OF ACQUIRED COMPANIES

  Although the Company performs a due diligence investigation of each business that it acquires, there may nevertheless be liabilities of the Acquired Companies or future acquired companies that the Company fails or is unable to discover during its due diligence investigation and for which the Company, as a successor owner, may be responsible. In connection with acquisitions, the Company seeks to minimize the impact of these liabilities by obtaining indemnities and warranties from the sellers which may be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to their limited scope, amount, or duration, the financial limitations of the indemnitor or warrantor, or other reasons.

DEPENDENCE ON MANAGEMENT

  The Company is highly dependent upon its senior management team. The loss of the services of any member of senior management may have a material adverse effect on the Company. The agreements governing the Credit Facility (as defined herein) and Term Loan (as defined herein) provide that the failure of certain members of the Company's current senior management to continue to hold executive positions with the Company for a period of 30 consecutive days constitutes an event of default under the Credit Facility and Term Loan unless replacement officers satisfactory to the lenders are appointed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company does not presently maintain "key man" life insurance with respect to members of senior management.

  The Company's rental locations are managed by local managers who have extensive experience in the equipment rental industry and substantial knowledge of the local markets served. These managers are generally former owners or employees of the businesses acquired by the Company. The loss of one or more of these managers may have a material adverse effect on the Company in the event that the Company is unable to find a suitable replacement in a timely manner.

COMPETITION

  The equipment rental industry is highly fragmented and competitive. The Company's competitors include public companies or divisions of public companies; regional competitors which operate in one or more states; small, independent businesses with one or two rental locations; and equipment vendors and dealers who both sell and rent equipment directly to customers. There can be no assurance that the Company will not encounter increased competition from existing competitors or new market entrants or that equipment manufacturers will not commence, or increase their efforts, to rent or sell equipment directly to the Company's customers. In addition, to the extent that competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its prices, thereby affecting operating results. See "Business--Competition."

QUARTERLY FLUCTUATIONS OF OPERATING RESULTS

  The Company expects that its revenues and operating results may fluctuate from quarter to quarter due to a number of factors, including: seasonal rental patterns of the Company's customers (with rental activity tending to be lower in the winter); changes in general economic conditions in the Company's markets; the timing of acquisitions and the opening of start-up locations (which generally will require a period of time to become profitable) and related costs; the effect of the integration of acquired businesses and start-up locations; the timing of expenditures for new equipment and the disposition of used equipment; and price changes in response to competitive factors. These factors, among others, may result in the Company's results of operations in some future period not meeting expectations, which could have a material adverse impact on the market price of the Common Stock.

LIABILITY AND INSURANCE

  The Company is subject to various possible claims, including claims for personal injury or death caused by equipment rented or sold by the Company or motor vehicle accidents involving the Company's delivery and service personnel and compensation and other employment related claims. The Company carries a broad range of insurance for the protection of its assets and operations. However, such coverage is subject to a deductible of $250,000 and limited to a maximum of $25 million per occurrence. In addition, the Company does not maintain insurance coverage for environmental liability, since the Company believes that the cost for such coverage is high relative to the benefit that it provides. Furthermore, certain types of claims, such as claims for punitive damages or for damages arising from intentional misconduct, which are often alleged in third party lawsuits, might not be covered by the Company's insurance. There can be no assurance that insurance will continue to be available to the Company on economically reasonable terms, if at all, that existing or future claims will not exceed the level of the Company's insurance or relate to matters not covered by the Company's insurance (such as environmental liability), or that the Company will have sufficient capital available to pay any uninsured claims.

ENVIRONMENTAL REGULATION

  The Company uses hazardous materials, such as solvents, to clean and maintain its rental equipment and generates and disposes of wastes such as used motor oil, radiator fluid, solvents and batteries. In addition, the Company currently dispenses, or may in the future dispense, petroleum products from underground and above-ground storage tanks located at certain rental locations. These and other activities of the Company are subject to various federal, state and local laws and regulations governing the generation, handling, storage, transportation, treatment and disposal of hazardous substances and wastes. Under such laws, an owner or lessee of real estate may be liable for, among other things, (i) the costs of removal or remediation of certain hazardous or toxic substances located on, in, or emanating from, such property, as well as related costs of investigation and property damage and substantial penalties for violations of such laws, and (ii) environmental contamination at facilities where its waste is or has been disposed. Such laws often impose such liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of such hazardous or toxic substances. Although the Company investigates each business or property that it acquires or leases and believes there are no existing material liabilities relating to non-compliance with environmental laws and regulations, there can be no assurance that there are no undiscovered potential liabilities relating to non-compliance with environmental laws and regulations, that historic or current operations have not resulted in undiscovered conditions that will require investigation and/or remediation under environmental laws, or that future uses or conditions will not result in the imposition of environmental liability upon the Company or expose the Company to third-party actions such as tort suits. Furthermore, there can be no assurance that changes in environmental regulations in the future will not require the Company to make significant capital expenditures to change methods of disposal of hazardous materials or otherwise alter aspects of its operations.

CONCENTRATED CONTROL

  The executive officers and directors of the Company own in the aggregate shares of Common Stock which represent approximately 43.6% of the Company's outstanding Common Stock on a pro forma basis giving effect to the exercise of all currently exercisable options and warrants owned by such executive officers and directors (46.6% giving effect to the exercise of all options and warrants, including options that are not currently exercisable). Such share ownership may effectively give such persons the ability to elect the entire Board of Directors of the Company and to control the Company's management and affairs.

VOLATILITY OF PRICE OF PREFERRED SECURITIES AND COMMON STOCK

  The market price of the Common Stock has experienced, and may continue to experience, significant volatility. The market price of the Preferred Securities and the Common Stock could be subject to significant variation due to fluctuations in the Company's operating results, the degree of success the Company achieves in implementing its business strategy, changes in business or regulatory conditions affecting the Company, its customers or its competitors, and other factors. In addition, the financial markets may experience volatility that affects the market prices of securities in ways unrelated to the operating performance of the issuers of such securities, and such volatility may adversely affect the market price of the Preferred Securities and the Common Stock.

ABSENCE OF DIVIDENDS

  The Company has never paid any dividends on its Common Stock and has no plans to pay dividends on its Common Stock in the foreseeable future. Under the terms of certain of the agreements governing certain of the Company's outstanding indebtedness, the Company is prohibited from paying dividends on the Common Stock. See "Dividend Policy."

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of substantial amounts of Common Stock (including shares issued upon exercise of warrants, options or convertible securities), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

ANTI-TAKEOVER PROVISIONS

  Certain provisions of the Company's Certificate of Incorporation and By-laws, as well as applicable Delaware law, may have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company. These provisions provide, among other things, that (i) the Board of Directors shall be divided into three classes, with directors of each class serving for a staggered three-year period, (ii) directors may be removed only for cause and only upon the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote, (iii) stockholders may not act by written consent, (iv) stockholder nominations and proposals may only be made if specified advance notice requirements are complied with, (v) stockholders are precluded from calling a special meeting of stockholders, and (vi) the Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of any such series without stockholder approval. Moreover, under certain conditions, Section 203 of the Delaware General Corporation Law may prevent the Company from engaging in a "business combination" with an "interested stockholder." See "Certain Charter and By-law Provisions."

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

  United Rental's operations outside the United States are subject to risks normally associated with international operations, including currency conversion risks and complying with foreign laws.

                                USE OF PROCEEDS

  The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither the Company nor the Issuer will receive any proceeds from the sale of the Offered Securities.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                             PERIOD FROM
                           AUGUST 14, 1997    SIX MONTHS    SIX MONTHS
                         (INCEPTION) THROUGH     ENDED         ENDED        YEAR ENDED     SIX MONTHS ENDED
                          DECEMBER 31, 1997  JUNE 30, 1998 JUNE 30, 1998 DECEMBER 31, 1997  JUNE 30, 1998
                         ------------------- ------------- ------------- ----------------- ----------------
                                                                           SUPPLEMENTAL      SUPPLEMENTAL
                             HISTORICAL       HISTORICAL   PRO FORMA(2)    PRO FORMA(3)      PRO FORMA(3)
                         ------------------- ------------- ------------- ----------------- ----------------
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends (1).........          1.1x             3.0x         2.0x             2.0x             2.4x

--------
(1) For purposes of computing such ratio, (i) earnings consist of income before provision for income taxes plus fixed charges and (ii) fixed charges consist of interest expense, amortization of debt issuance costs and the estimated portion of rental expense attributable to interest.
(2) The pro forma ratio of earnings to fixed charges gives effect to the issuance of the Preferred Securities and the application of a portion of the net proceeds therefrom to repay outstanding indebtedness, as if such transactions had occurred at the beginning of the period.
(3) The supplemental pro forma ratio of earnings to fixed charges gives effect to (i) each acquisition completed by the Company after the beginning of the period and the financing thereof and (ii) completion of the Merger with U.S. Rentals using the "pooling of interest" method of accounting, as if all such transactions had occurred at the beginning of the period.

                          PRICE RANGE OF COMMON STOCK

  The Common Stock commenced trading on the NYSE on December 18, 1997 under the symbol "URI." The table below sets forth, for the periods indicated, the high and low sales prices for the Common Stock, as reported on the NYSE Composite Tape.

                                                                    HIGH   LOW
                                                                   ------ ------
1997:
  Fourth Quarter (from December 18, 1997)......................... $19.31 $14.38
1998:
  First Quarter...................................................  27.38  17.25
  Second Quarter..................................................  42.00  24.13
  Third Quarter (through September 24, 1998) .....................  48.00  18.12

  On September 24, 1998, the last reported sales price of the Common Stock as reported on the NYSE Composite Tape was $20.63 per share. As of September 17, 1998, there were approximately 232 holders of record of the Common Stock. The Company believes that the number of beneficial owners is substantially greater than the number of record holders, because a large portion of the Common Stock is held of record in broker "street names."

                                DIVIDEND POLICY

  The Company intends to retain all earnings for the foreseeable future for use in the operation and expansion of its business and, accordingly, the Company currently has no plans to pay dividends on its Common Stock. The payment of any future dividends will be determined by the Board of Directors in light of conditions then existing, including the Company's earnings, financial condition and capital requirements, restrictions in financing agreements, business conditions and other factors. Under the terms of certain agreements governing the Company's outstanding indebtedness, the Company is prohibited or restricted from paying dividends on its Common Stock. In addition, under Delaware law, the Company is prohibited from paying any dividends unless it has capital surplus or net profits available for this purpose. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                             ACCOUNTING TREATMENT

  The financial statements of the Issuer are consolidated with the Consolidated Financial Statements of the Company. The Preferred Securities are shown on such Consolidated Financial Statements as Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary trust. The sole asset of the Issuer is the Debentures.

     SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following tables present selected historical and pro forma income statement and balance sheet financial data for the Company. The historical income statement data for the Company for the period from August 14, 1997 (inception) to December 31, 1997 are derived from the audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus. The historical income statement data for the six months ended June 30, 1998 and the balance sheet data as of June 30, 1998 for the Company are derived from the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus.

  The following unaudited pro forma income statement data with respect to the year ended December 31, 1997 and the six months ended June 30, 1998 gives effect to (i) each acquisition of an Acquired Company completed by the Company after the beginning of the period and the financing thereof and (ii) completion of the Merger with U.S. Rentals using the "pooling of interests" method of accounting, as if all such transactions had occurred at the beginning of the period. The following unaudited pro forma income statement data with respect to the years ended December 31, 1995 and 1996 gives effect to (i) the acquisition of Rental Tools and Equipment Co. International, Inc. (which was completed in August 1998 and accounted for as a "pooling of interests") and (ii) completion of the Merger with U.S. Rentals using the "pooling of interests" method of accounting, as if all such transactions had occurred at the beginning of the period.

  The following unaudited pro forma balance sheet data as of June 30, 1998 gives effect to (i) each acquisition of an Acquired Company completed by the Company subsequent to such date and the financing thereof and (ii) completion of the Merger with U.S. Rentals using the "pooling of interests" method of accounting, as if all such transactions had occurred on such date. The following unaudited pro forma as adjusted balance sheet data as of June 30, 1998, gives effect to the foregoing and to the issuance of the Preferred Securities and the use of all of the net proceeds thereof to repay outstanding indebtedness.

  The following data should be read in conjunction with (i) the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations," (ii) the Consolidated Financial Statements and the related notes thereto and Pro Forma Consolidated Financial Statements and the related notes thereto of the Company included elsewhere in this Prospectus and
(iii) the financial statements of certain of the Acquired Companies and U.S. Rentals included elsewhere in this Prospectus. The pro forma data set forth below is provided for informational purposes only and does not purport to be indicative of the results that would have actually been obtained had the acquisition of each of the Acquired Companies and the Merger been completed at the beginning of the period presented or of the results that may be expected to occur in the future.

                            PERIOD  FROM
                           AUGUST 14, 1997
                             (INCEPTION)
                               THROUGH      SIX MONTHS      YEAR ENDED DECEMBER 31,       SIX MONTHS
                            DECEMBER 31,       ENDED     ------------------------------      ENDED
                                 1997      JUNE 30, 1998   1995      1996       1997     JUNE 30, 1998
                           --------------- ------------- --------- --------- ----------  -------------
                             HISTORICAL     HISTORICAL   PRO FORMA PRO FORMA PRO FORMA     PRO FORMA
                           --------------- ------------- --------- --------- ----------  -------------
                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Total revenues...........      $10,633       $127,351    $282,887  $353,196  $1,193,622    $650,019
Total cost of
 operations..............        6,822         80,112     193,641   248,618     783,984     436,234
                               -------       --------    --------  --------  ----------    --------
Gross profit.............        3,811         47,239      89,246   104,578     409,638     213,785
Selling, general and
 administrative expense..        3,311         25,102      40,147    45,913     197,120     109,734
Non-rental depreciation
 and amortization........          262          3,815       6,916     9,383      37,971      21,228
Termination cost of
 deferred compensation
 agreements..............                                                        20,290
                               -------       --------    --------  --------  ----------    --------
Operating income.........          238         18,322      42,183    49,282     154,257      82,823
Interest expense.........          454          4,937       7,471    10,936      74,339      32,982
Other (income) expense,
 net.....................         (270)          (528)        947       247      (6,570)     (5,652)
                               -------       --------    --------  --------  ----------    --------
Income before income
 taxes...................           54         13,913      33,765    38,099      86,488      55,493
Income taxes.............           20          5,693         468       374      50,209      22,531
                               -------       --------    --------  --------  ----------    --------
Net income...............      $    34       $  8,220    $ 33,297  $ 37,725  $   36,279    $ 32,962
                               =======       ========    ========  ========  ==========    ========
Basic earnings per
 share...................      $  0.00       $   0.27    $   1.47  $   1.66  $     0.55    $   0.49
                               =======       ========    ========  ========  ==========    ========
Diluted earnings per
 share...................      $  0.00       $   0.23    $   1.47  $   1.66  $     0.53    $   0.45
                               =======       ========    ========  ========  ==========    ========

                                AS OF JUNE 30, 1998
                         ---------------------------------
                                                PRO FORMA
                         HISTORICAL PRO FORMA  AS ADJUSTED
                         ---------- ---------- -----------
                                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............  $  5,486  $   26,510 $   26,510
Rental equipment, net...   298,956   1,081,380  1,081,380
Total assets............   889,164   2,374,226  2,384,226
Total debt..............   389,181   1,406,859  1,116,859
Company-Obligated
 Mandatorily Redeemable
 Convertible Preferred
 Securities of a
 Subsidiary Trust.......                          300,000
Stockholders' equity....   418,394     669,823    669,823

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the Consolidated Financial Statements and related notes thereto, the unaudited Pro Forma Consolidated Financial Statements and related notes thereto and the "Selected Historical and Pro Forma Consolidated Financial Information" of the Company included elsewhere in this Prospectus.

GENERAL

  The Company was organized in August 1997 and commenced equipment rental operations in October 1997 by acquiring six established rental companies. The Company acquired 66 additional companies in the first nine months of 1998 (through September 14, 1998).

  The Company primarily derives revenues from the following sources: (i) equipment rental (including additional fees that may be charged for equipment delivery, fuel, repair of rental equipment, and damage waivers), (ii) the sale of used rental equipment, (iii) the sale of new equipment and (iv) the sale of related merchandise and parts.

  Cost of operations consists primarily of depreciation costs associated with rental equipment, the cost of repairing and maintaining rental equipment, the cost of used and new equipment sold, personnel costs, occupancy costs, supplies, and expenses related to information systems. The Company records rental equipment expenditures at cost and depreciates equipment using the straight-line method over the estimated useful life (which ranges from 2 to 10 years), after giving effect to an estimated salvage value of 0% to 10% of cost.

  Selling, general and administrative expense includes advertising and marketing expenses, management salaries, and clerical and administrative overhead.

  Non-rental depreciation and amortization includes (i) depreciation expense associated with equipment that is not offered for rent (such as vehicles, computers and office equipment) and depreciation expense associated with leasehold improvements and (ii) the amortization of intangible assets. The Company's intangible assets include goodwill, which represents the excess of the purchase price of acquired companies over the estimated fair market value of the assets acquired.

  The Company's acquisition of the Acquired Companies changed the cost structures of these companies due to changes relating to depreciation and amortization, interest expense, compensation to former owners and lease expense for real estate. In view of these changes, the Company believes that the pre-acquisition historical results of the Acquired Companies are not indicative of future results. Therefore, the discussion below focuses on the historical and pro forma results of the Company rather than on pre-acquisition historical results of the Acquired Companies.

CONSIDERATION PAID FOR THE ACQUIRED COMPANIES

  The aggregate consideration paid by the Company for the Acquired Companies was $1,015.2 million and consisted of approximately $872.7 million in cash, 5,105,380 shares of Common Stock, a convertible note in the principal amount of $300,000, and warrants to purchase an aggregate of 30,000 shares of Common Stock. In addition, the Company repaid or assumed outstanding indebtedness of the Acquired Companies in the aggregate amount of $498.8 million. The Company also agreed in connection with 12 of the acquisitions to pay additional amounts to the former owners based upon specified future revenues (such amounts being limited to (i) $10,000,000, $2,800,000, $2,000,000, $1,400,000,
$1,000,000, $800,000, $500,000, $500,000, $500,000, $350,000 and
Cdn$4,000,000, respectively, with respect to 11 of such acquisitions and (ii) an amount based on the revenues of a single store with respect to the other acquisition).

HISTORICAL RESULTS OF OPERATIONS

  The Company believes that its historical results for each of the periods discussed below do not fully reflect its current operations in view of the fact that (i) acquisitions completed after the commencement of the period are reflected in the Company's results for only a portion of the period and (ii) acquisitions completed subsequent to the end of the period are not reflected in the Company's results for such period.

 SIX MONTHS ENDED JUNE 30, 1998

  Revenues. Total revenues were $127.4 million for the six months ended June 30, 1998. Equipment rental revenues accounted for 67.6% of such revenues.

  Gross Profits. For the six months ended June 30, 1998, the gross profit margin was (i) 41.7% from equipment rentals, (ii) 44.3% from sales of rental equipment and (iii) 21.7% from sales of new equipment, merchandise and other revenues.

  Selling, General and Administrative Expense. For the six months ended June 30, 1998, selling, general and administrative expense ("SG&A") was $25.1 million or 19.7% of total revenues.

  Non-rental Depreciation and Amortization. For the six months ended June 30, 1998, non-rental depreciation and amortization was $3.8 million or 3.0% of total revenues.

  Interest Expense. For the six months ended June 30, 1998, interest expense was $4.9 million.

  Income Taxes. The Company's effective income tax rate for the six months ended June 30, 1998 was 41.0%.

 PERIOD FROM AUGUST 14, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997

  Revenues. Total revenues were $10.6 million for the period from August 14, 1997 through December 31, 1997. Equipment rental revenues accounted for 66.0% of such revenues.

  Gross Profit. For the period from August 14, 1997 through December 31, 1997, the gross profit margin was (i) 39.6% from equipment rentals, (ii) 47.8% from sales of rental equipment and (iii) 21.2% from sales of new equipment, merchandise and other revenues.

  Selling, General and Administrative Expense. For the period from August 14, 1997 through December 31, 1997, SG&A was $3.3 million or 31.1% of total revenues.

  Non-rental Depreciation and Amortization. For the period from August 14, 1997 through December 31, 1997, non-rental depreciation and amortization was $262,000 or 2.5% of total revenues.

  Interest Expense. For the period from August 14, 1997 through December 31, 1997, interest expense was $454,000.

  Income Taxes. The Company's effective income tax rate for the period from August 14, 1997 through December 31, 1997 was 37.9%.

PRO FORMA RESULTS OF OPERATIONS

  The pro forma income statement data with respect to each period discussed below gives effect to (i) each acquisition completed by the Company after the beginning of such period (through September 14, 1998) and the financing of each such acquisition and (ii) completion of the Merger with U.S. Rentals using the "pooling of interest" method of accounting, as if all such transactions had occurred at the beginning of the period. Such pro forma income statement data, however, does not reflect (i) potential cost savings, synergies and efficiencies that may be achieved through the integration of the businesses and operations of the businesses acquired, (ii) the expenses that the Company may incur as it seeks to increase internal growth at the businesses acquired including expenditures required in order to expand and modernize rental equipment, increase sales and marketing efforts and expand and diversify the customer segments served and (iii) the costs incurred subsequent to the end of the period in connection with installing the Company's integrated information technology system. In addition, the pro forma income statement data for 1997 does not reflect the additional compensation expense relating to the Company's senior management which would have been incurred had such compensation accrued commencing at the beginning of the year (rather than in September 1997). The pro forma income statement data discussed below does not purport to be indicative of the results that would have actually been obtained had the acquisition of each of the businesses acquired and the financing of each such acquisition been completed at the beginning of the period discussed or of the results that may be expected to occur in the future.

 SIX MONTHS ENDED JUNE 30, 1998

  Revenues. Total revenues were $650.0 million for the six months ended June 30, 1998. Equipment rental revenues accounted for 70.7% of such revenues.

  Gross Profits. For the six months ended June 30, 1998, the gross profit margin was (i) 32.8% from equipment rentals and (ii) 33.1% from sales of equipment and merchandise and other revenues.

  Selling, General and Administrative Expense. For the six months ended June 30, 1998, SG&A was $109.7 million or 16.9% of total revenues.

  Non-rental Depreciation and Amortization. For the six months ended June 30, 1998, non-rental depreciation and amortization was $21.2 million or 3.3% of total revenues.

  Interest Expense. For the six months ended June 30, 1998, interest expense was $33.0 million.

  Income Taxes. The Company's effective income tax rate for the six months ended June 30, 1998 was 41.0%.

 YEAR ENDED DECEMBER 31, 1997

  Revenues. Total revenues were $1,193.6 million for the year ended December 31, 1997. Equipment rental revenues accounted for 72.1% of such revenues.

  Gross Profit. For the year ended December 31, 1997, the gross profit margin was (i) 36.1% from equipment rentals and (ii) 29.7% from sales of equipment and merchandise and other revenues.

  Selling, General and Administrative Expense. For the year ended December 31, 1997, SG&A was $197.1 million or 16.5% of total revenues.

  Non-rental Depreciation and Amortization. For the year ended December 31, 1997, non-rental depreciation and amortization was $38.0 million or 3.2% of total revenues.

  Interest Expense. Interest expense was $74.3 million for the year ended December 31, 1997.

  Income Taxes. The pro forma effective income tax rate for the year ended December 31, 1997 was 58.1%. Such pro forma effective tax rate was impacted by
(i) the recognition in 1997 of a $7,520,000 deferred tax liability in connection with a recapitalization of U.S. Rentals which was effected prior to the initial public offering of U.S. Rentals and (ii) the incurrence in connection with such initial public offering of a $20.3 million non-recurring charge (arising from the termination of deferred compensation agreements with certain executives) which was not tax deductible.

LIQUIDITY AND CAPITAL RESOURCES

 GENERAL

  The Company has funded its cash requirements to date from (i) the sale of Common Stock and warrants in private placements to the officers and directors of the Company for aggregate consideration of $46.8 million, (ii) other sales of Common Stock in private placements for aggregate consideration of $7.9 million, (iii) the sale of Common Stock in the Company's initial public offering in December 1997 and in an additional public offering in March 1998 for aggregate consideration of $307 million (after deducting the underwriting discounts and estimated offering expenses), (iv) borrowings under the Company's $300 million revolving credit facility (the "Credit Facility"), (v) the sale of $200 million aggregate principal amount of 9 1/2% senior subordinated notes (the "9 1/2% Notes") in May 1998 for aggregate consideration of $194.5 million (after deducting the initial purchasers' discount), (vi) the proceeds of a $250 million term loan (the "Term Loan") that the Company received in July 1998, (vii) the issuance of the Preferred Securities in August 1998 which resulted in URI receiving net proceeds of $290 million, (viii) the sale of $205 million aggregate principal amount of 8.80% senior subordinated notes (the "8.80% Notes") in August 1998 for aggregate consideration of $197.5 million (after deducting the initial purchaser's discount) and (ix) cash generated from operations and from the sale of equipment. The Company generated cash from operations of $1.1 million and $28.8 million during the period from August 14, 1997 (inception) through December 31, 1997, and the first six months of 1998, respectively. For additional information concerning certain of the financings described above, see "--Certain Information Concerning the Credit Facility and Other Indebtedness."

  The Company's principal existing sources of cash are borrowings available under the Credit Facility and cash generated from operations. The Company will require additional financing in connection with the Merger as described below under "--Cash Requirements Relating to the Merger."

 CASH REQUIREMENTS RELATING TO THE MERGER

  The Company has obtained commitments from a group of lenders to provide the Company with a new $750 million revolving credit facility which would replace the Company's existing Credit Facility. The Company expects that it will (i) use a portion of this new facility to refinance approximately $382 million of U.S. Rentals' outstanding indebtedness and pay approximately $60 million of expenses in connection with the Merger (as described below) and (ii) use the balance for general corporate purposes, including acquisitions. If for any reason the Company were unable to obtain the expected new credit facility, consummation of the Merger could be delayed or prevented.

  The principal cash outlays that the Company expects will be required in connection with the Merger are discussed below.

  Repayment of U.S. Rentals' Credit Facility. Upon completion of the Merger, U.S. Rentals will be required to immediately repay all outstanding indebtedness under its revolving credit facility. As of September 4, 1998, there was $130.0 million of indebtedness outstanding under such credit facility.

  Prepayment of U.S. Rentals' Senior Notes. The Company and U.S. Rentals are engaged in discussions with the holders of $252 million aggregate principal amount of U.S. Rentals' senior unsecured notes with respect to obtaining the agreement of such holders to certain amendments to the terms of such notes that would enable URI to assume such notes in connection with the Merger. Any such amendment would likely provide, among other things, for an increase in the interest rate on the notes following the Merger. There can be no assurance that the holders of the notes will agree to such an amendment. If agreement to such amendment is not obtained, the Company will prepay the notes pursuant to the terms thereof concurrently with the closing of the Merger. The Company intends to fund such repayment with the new credit facility that the Company expects to obtain as described above.

  Other Cash Expenditures. The Company estimates that other cash expenditures in connection with the Merger will be in the range of $50 million to $60 million (excluding non-cash charges of approximately $10 million). These include expenditures for (i) accelerated deferred compensation for certain employees of U.S. Rentals, (ii) severance for certain employees of U.S. Rentals, and (iii) professional fees and investment banking fees.

 GENERAL CASH REQUIREMENTS RELATED TO OPERATIONS

  The Company expects to obtain a new credit facility (as described above). The Company estimates that borrowings under such credit facility and cash generated from operations will be sufficient for at least two years following completion of the Merger to fund the cash required for (i) the existing operations of the Company and (ii) the existing operations of U.S. Rentals to be acquired in the Merger. The Company expects that following the Merger its principal uses of cash relating to its operations will be to fund (i) operating activities and working capital, (ii) the purchase of rental equipment and inventory of items offered for sale and (iii) debt service. The Company estimates that equipment expenditures over the next 12 months will be in the range of $350 million to $400 million for (a) the existing operations of the Company and (b) the existing operations of U.S. Rentals to be acquired in the Merger. The Company expects to fund the foregoing expenditures from its existing cash sources described above. The Company cannot quantify at this time the amount of additional equipment expenditures that will be required in connection with new acquisitions, but expects that generally such expenditures will be funded from the cash flow generated by such acquisitions.

  Principal elements of the Company's strategy include continued expansion through a disciplined acquisition program and the opening of new rental locations. The Company expects to pay for future acquisitions using cash, capital stock, notes and/or assumption of indebtedness. The Company expects that it will require additional financing for future acquisitions and, consequently, the Company's indebtedness may increase as the Company implements its growth strategy. There can be no assurance that any such future debt or equity financings will be available or, if available, will be on terms satisfactory to the Company.

  The Company is in the process of developing three start-up locations. See "Business--Start-up Locations." In addition, U.S. Rentals is in the process of developing two start-up locations. The Company estimates that the aggregate costs associated with such start-up locations will be in the range of $3 million to $5 million (including expenditures of approximately $700,000 incurred to date).

  The Company has recently installed a new integrated information technology system as described under "Business--Information Technology System." The cost of installing such system was approximately $7.4 million. The Company estimates that the cost of extending the system to the locations to be acquired through the Merger will be approximately $3.3 million.

  The Company has been informed by its software vendors that the Company's new information technology system is year 2000 compliant. The Company has, therefore, not developed any contingency plans relating to year 2000 issues and has not budgeted any funds for year 2000 issues. Although the Company believes that its system is year 2000 compliant, there can be no assurance that unanticipated year 2000 problems will not arise which, depending on the nature and magnitude of the problem, could have a material adverse effect on the Company's business and financial condition. Furthermore, year 2000 problems involving third parties may have a negative impact on the general economy or on the ability of businesses generally to receive essential services (such as telecommunications, banking services, etc.). Any such occurrence could have a material adverse effect on the Company's business and financial condition.

  Based upon the terms of the Company's currently outstanding indebtedness (including currently outstanding indebtedness of U.S. Rentals that will be assumed in the Merger), the Company is scheduled to repay approximately $1.2 million of indebtedness during the balance of 1998 and $3.7 million during 1999. In addition, U.S. Rentals' outstanding indebtedness includes a $21 million demand note. The Company expects that demand for the repayment of such note may be made prior to or concurrently with completion of the Merger. The debt repayment obligations described in this paragraph are in addition to those relating to the Merger described under "-- Cash requirements relating to the Merger."

 CERTAIN INFORMATION CONCERNING THE CREDIT FACILITY AND OTHER INDEBTEDNESS

  Set forth below is certain information concerning the Company's existing Credit Facility and certain other indebtedness of the Company.

  Existing Credit Facility. The Company's existing Credit Facility is with a group of financial institutions, for which Bank of America National Trust and Savings Association acts as U.S. agent and Bank of America Canada acts as Canadian agent. Set forth below is certain information concerning the terms of the Credit Facility. As described above, the Company expects to obtain a new credit facility that will increase the Company's borrowing capacity. The terms of such new credit facility may be different than the terms of the existing Credit Facility.

  The Credit Facility enables URI to borrow up to $300 million on a revolving basis and permits a Canadian subsidiary of URI (the "Canadian Subsidiary") to directly borrow up to $40 million under the Credit Facility (provided that the aggregate borrowings of URI and the Canadian Subsidiary do not exceed $300 million). Up to $10 million of the Credit Facility is available in the form of letters of credit. The Credit Facility terminates on March 30, 2001, at which time all outstanding indebtedness is due. As of September 8, 1998, there was $97.0 million outstanding indebtedness under the Credit Facility (not including undrawn outstanding letters of credit in the amount of $1.4 million). As described above, the Company expects to obtain a new $750 million revolving credit facility which would replace the existing Credit Facility.

  Borrowings by URI under the Credit Facility accrue interest, at URI's option, at either (a) the Base Rate (which is equal to the greater of (i) the Federal Funds Rate plus 0.5% and (ii) Bank of America's reference rate) or (b) the Eurodollar Rate (which for borrowings by URI is equal to Bank of America's reserve adjusted eurodollar rate) plus a margin ranging from 0.950% to 1.625% per annum. Borrowings by the Canadian Subsidiary under the Credit Facility accrue interest, at such subsidiary's option, at either (x) the Prime Rate (which is equal to Bank of America Canada's prime rate), (y) the BA Rate (which is equal to Bank of America Canada's BA Rate) plus a margin ranging from 0.950% to 1.625% per annum or (z) the Eurodollar Rate (which for borrowing by the Canadian Subsidiary is equal to Bank of America Canada's reserve adjusted eurodollar rate) plus a margin ranging from 0.950% to 1.625% per annum. If at any time an event of default (as defined in the agreement governing the Credit Facility) exists, the interest rate applicable to each loan will increase by 2% per annum. URI is also required to pay the banks an annual facility fee equal to 0.375% of the banks' $300 million aggregate lending commitment under the Credit Facility (which fee may be reduced to 0.300% for periods during which the Company maintains a specified funded debt to cash flow ratio).

  The agreement governing the Credit Facility contains certain covenants that require the Company to, among other things, satisfy certain financial tests relating to: (a) maintenance of minimum net worth, (b) the ratio of funded debt to net worth, (c) interest coverage ratio, (d) funded debt to cash flow,
(e) the ratio of funded debt to cash flow, and (f) the ratio of senior debt to tangible assets. The agreement governing the Credit Facility also contains certain covenants that restrict URI's ability to, among other things, (i) incur additional indebtedness, (ii) permit liens to attach to its assets,
(iii) pay dividends or make other restricted payments on its common stock and certain other securities, (iv) make acquisitions unless certain financial conditions are satisfied, (v) engage in transactions with affiliates or (vi) consolidate, merge or sell all or substantially all of its assets. In addition, the agreement governing the Credit Facility provides that failure by any two of Messrs. Jacobs, Milne, Nolan and Miner to continue to hold executive positions with URI for a period of 30 consecutive days constitutes an event of default unless replacement officers satisfactory to the lenders are appointed.

  The obligations of URI under the Credit Facility are (i) secured by substantially all of its assets, the stock of its United States subsidiaries and a portion of the stock of a Canadian subsidiary and (ii) guaranteed by the Holding Company and secured by the stock of URI. The obligations of the Canadian Subsidiary under the Credit Facility are guaranteed by URI and secured by substantially all of the assets of the Canadian Subsidiary and the stock of the subsidiaries of the Canadian Subsidiary.

  Term Loan. In July 1998, URI obtained a $250 million term loan from a group of financial institutions. The term loan matures on June 30, 2005. Prior to maturity, quarterly installments of principal in the amount of $625,000 are due on the last day of each calendar quarter, commencing September 30, 1999. The amount due at maturity is $235,625,000. The term loan accrues interest, at the Company's option, at either (a) the Base Rate (as defined above with respect to the Credit Facility) plus a margin ranging from 0% to 0.5% per annum, or (b) the Eurodollar Rate (as defined above with respect to the Credit Facility for borrowings by the Company) plus a margin ranging from 1.875% to 2.375% per annum. The term loan is secured pari passu with the Credit Facility. The agreement governing the term loan contains restrictive covenants substantially similar to those provided by the Credit Facility.

  9 1/2% Senior Subordinated Notes. In May 1998, URI issued $200 million aggregate principal amount of 9 1/2% Notes which are due June 1, 2008. The 9 1/2% Notes are unsecured. URI may, at its option, redeem the 9 1/2% Notes on or after June 15, 2003 at specified redemption prices which range from 104.75% in 2003 to 100.00% in 2006 and thereafter. In addition, on or prior to June 1, 2001, URI may, at its option, use the proceeds of a public equity offering to redeem up to 35% of the outstanding 9 1/2% Notes, at a redemption price of 109.5%. The Indenture governing the 9 1/2% Notes contains certain restrictive covenants, including (i) limitations on additional indebtedness, (ii) limitations on restricted payments, (iii) limitations on liens, (iv) limitations on dividends and other payment restrictions, (v) limitations on preferred stock of certain subsidiaries, (vi) limitations on transactions with affiliates, (vii) limitations on the disposition of proceeds of asset sales and (viii) limitations on the ability of the Company to consolidate, merge or sell all or substantially all of its assets.

  8.80% Senior Subordinated Notes. In August 1998, URI issued $205 million aggregate principal amount of 8.80% Notes which are due August 15, 2008. The 8.80% Notes are unsecured. URI may, at its option, redeem the 8.80% Notes on or after August 15, 2003 at specified redemption prices which range from 104.40% in 2003 to 100.00% in 2006 and thereafter. In addition, on or prior to August 15, 2001, URI may, at its option, use the proceeds of a public equity offering to redeem up to 35% of the outstanding 8.80% Notes, at a redemption price of 108.8%. The indenture governing the 8.80% Notes contains restrictions substantially similar to those applicable to the 9 1/2% Notes.

FLUCTUATIONS IN OPERATING RESULTS

  The Company expects that its revenues and operating results may fluctuate from quarter to quarter due to a number of factors, including: seasonal rental patterns of the Company's customers (with rental activity tending to be lower in the winter); changes in general economic conditions in the Company's markets; the timing of acquisitions and the opening of start-up locations and related costs; the effect of the integration of acquired businesses and start-up locations; the timing of expenditures for new equipment and the disposition of used equipment; and price changes in response to competitive factors.

  The Company is continually involved in the investigation and evaluation of potential acquisitions. In accordance with generally accepted accounting principles, the Company capitalizes certain direct out-of-pocket expenditures (such as legal and accounting fees) relating to potential or pending acquisitions. Indirect acquisition costs, such as executive salaries, general corporate overhead, public affairs and other corporate services, are expensed as incurred. The Company's policy is to charge against earnings any capitalized expenditures relating to any potential or pending acquisition that the Company determines will not be consummated. There can be no assurance that the Company in future periods will not be required to incur a charge against earnings in accordance with such policy, which charge, depending upon the magnitude thereof, could adversely affect the Company's results of operations.

  The Company will be required to incur significant start-up expenses in connection with establishing each start-up location. Such expenses may include, among others, pre-opening expenses related to setting up the facility, training employees, installing information systems and marketing. The Company expects that in general start-up locations will initially operate at a loss or at less than normalized profit levels. Consequently, the opening of a start-up location may negatively impact the Company's margins until the location achieves normalized profitability.

  There may be a lag between the time that the Company purchases new equipment and begins to incur the related depreciation and interest expenses and the time that the equipment begins to generate revenues at normalized rates. As a result, the purchase of new equipment, particularly equipment purchased in connection with expanding and diversifying the Company's rental equipment, may periodically reduce margins.

GENERAL ECONOMIC CONDITIONS AND INFLATION

   The Company's operating results may be adversely affected by (i) changes in general economic conditions, including changes in construction and industrial activity, or increases in interest rates, or (ii) adverse weather conditions that may temporarily decrease construction and industrial activity in a particular geographic area. Although the Company cannot accurately anticipate the effect of inflation on its operations, the Company believes that inflation has not had, and is not likely in the foreseeable future to have, a material impact on its results of operations.

RECENTLY ISSUED ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a primary financial statement. The Company adopted SFAS No. 130 during the period ended March 31, 1998. The adoption of SFAS No. 130 did not have a material effect on the consolidated financial position results of operations or cash flows of the Company. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments. The Company is required to adopt SFAS No. 131 by December 31, 1998.

  In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits." SFAS No. 132 revises employers' disclosures about pension and other post retirement benefit plans but does not change the measurement or recognition of those plans. The Company is required to adopt SFAS No. 132 by December 31, 1998. The adoption of SFAS No. 132 is not expected to have any effect on the Company's consolidated financial position or results of operations or significantly change disclosures presently made by the Company with respect to employee benefit plans.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities. The Company will adopt SFAS No. 133 beginning January 1, 2000. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

                                   BUSINESS


  The Company is a large, geographically diversified equipment rental company with 269 rental locations in 31 states and Canada. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and other individuals. The Company also sells used rental equipment, acts as a distributor for certain new equipment, and sells related merchandise and parts. The Company commenced equipment rental operations in October 1997 by acquiring six established companies and acquired 66 additional companies in the first nine months of 1998 (through September 14, 1998). During the year ended December 31, 1997, the Company on a pro forma basis rented equipment to approximately 395,000 customers (with the top ten customers representing less than 1% of total revenues) and had pro forma revenues of $768.9 million.

  The types of rental equipment offered by the Company include a broad range of light to heavy construction and industrial equipment (such as backhoes, forklifts, aerial lifts, skid-steer loaders, compressors, pumps and generators), general tools and equipment (such as hand tools and garden and landscaping equipment) and, to a lesser extent, special event equipment (such as tents, tables and chairs). The equipment mix varies at each of the Company's locations, with some locations offering a general mix and some specializing in specific equipment categories. As of September 14, 1998, the Company's rental equipment included approximately 153,000 units (not including special event equipment), had an original purchase price of approximately $849 million and had a weighted average age (based on original purchase price) of approximately 32 months.

BACKGROUND

  The Company was founded by eight of the Company's officers, who contributed an aggregate of $44.4 million in cash to the capital of the Company. Each of the founders was formerly a senior executive of United Waste Systems, Inc. ("United Waste"), a solid waste management company that was sold in August 1997, or a senior member of United Waste's acquisition team. United Waste executed a growth strategy that combined a disciplined acquisition program (including over 200 acquisitions completed from January 1995 through August
1997), the integration and optimization of acquired facilities, and internal growth. Since the founding of the Company, the Company has recruited additional operating, acquisition, finance and other personnel from the equipment rental industry and other industries, including regional managers, store managers and acquisition professionals with extensive experience in the equipment rental industry. See "Management."

  URI was incorporated in August 1997, initially capitalized in September 1997 and commenced equipment rental operations in October 1997. The Holding Company was incorporated in July 1998 and became the parent company of URI on August 5, 1998, pursuant to the reorganization (the "Reorganization") described below. Prior to the Reorganization, the name of United Rentals (North America), Inc. was United Rentals, Inc.

  On August 5, 1998, the Reorganization of URI's legal structure was effected pursuant to Section 251(g) of the Delaware General Corporation law. In the Reorganization, (i) URI became a wholly owned subsidiary of the Holding Company, (ii) the name of the Holding Company became United Rentals, Inc. (and the name of URI was changed from United Rentals, Inc. to United Rentals (North America), Inc.), (iii) the outstanding common stock of URI was automatically converted, on a share-for-share basis, into common stock of the Holding Company and (iv) the common stock of the Holding Company commenced trading on the New York Stock Exchange under the symbol "URI" instead of the common stock of URI. The purpose of the Reorganization was to facilitate certain financings.

INDUSTRY OVERVIEW

  The Company estimates that the U.S. equipment rental industry (including used and new equipment sales by rental companies) generates annual revenues in excess of $20 billion. The combined equipment rental revenues of the 100 largest equipment rental companies have increased at an estimated compound annual rate of approximately 23% from 1992 through 1997 (based upon 1992 revenues and 1997 pro forma revenues, giving effect to certain acquisitions completed after the beginning of 1997, reported by the Rental Equipment Register, an industry trade publication). The Company believes growth in the equipment rental industry primarily reflects the following trends:

  Recognition of Advantages of Renting. There is increasing recognition of the many advantages that equipment rental may offer compared with ownership, including the ability to: (i) avoid the large capital investment required for equipment purchases, (ii) reduce storage and maintenance costs, (iii) supplement owned equipment thereby increasing the range and number of jobs that can be worked on, (iv) access a broad selection of equipment and select the equipment best suited for each particular job, (v) obtain equipment as needed and minimize the costs associated with idle equipment, and (vi) access the latest technology without investing in new equipment.

  Increase in Contractor Rentals. There has been a fundamental shift in the way contractors meet their equipment needs. While contractors have historically used rental equipment on a temporary basis--to provide for peak period capacity, meet specific job requirements or replace broken equipment-- many contractors are now also using rental equipment on an ongoing basis to meet their long-term equipment requirements.

  Outsourcing Trend. The general trend toward the corporate outsourcing of non-core competencies is leading large industrial companies increasingly to rent, rather than purchase, equipment that they require for repairing, maintaining and upgrading their facilities.

  The equipment rental industry is highly fragmented, consisting of a small number of multi-location regional or national operators and a large number of relatively small, independent businesses serving discrete local markets. Based upon rental revenues reported by the Rental Equipment Register for 1997: (i) there were only 10 equipment rental companies that had 1997 equipment rental revenues in excess of $100 million (with the largest company having had 1997 equipment rental revenues of approximately $460 million), (ii) the largest 100 equipment rental companies combined had less than a 22% share of the market based on 1997 equipment rental revenues and the Company's estimate of the size of the market (with the largest company having had a market share of less than 3%), and (iii) there were approximately 100 equipment rental companies that had 1997 equipment rental revenues between $5 million and $100 million. In addition, the Company estimates that there are more than 20,000 companies with annual equipment rental revenues of less than $5 million. The Company believes that the fragmented nature of the industry presents substantial consolidation and growth opportunities for companies with access to capital and the ability to implement a disciplined acquisition program. The Company also believes that the extensive experience of its management team in acquiring and effectively integrating acquisition targets should enable the Company to capitalize on these opportunities.

STRATEGY

  The Company's objective is to continue to expand its operations in North America. The Company believes that it has competitive advantages relative to many smaller operators, including greater purchasing power, a lower cost of capital, the ability to provide customers with a broader range of equipment and services and with newer and better maintained equipment, greater flexibility to transfer equipment among locations in response to customer demand, and greater ability to efficiently dispose of used equipment through direct sales to customers. The Company's plan for achieving this objective includes the following key elements:

  Increase Internal Growth. The Company believes that a lack of capital has constrained expansion and modernization at many small and mid-sized equipment rental companies and that as a result there is significant potential to increase internal growth at many acquired companies through capital investment. The Company seeks to increase internal growth by investing in additional and more modern equipment, using advanced information technology systems to improve asset utilization and tracking, increasing sales and marketing efforts, cross-marketing between locations that offer different equipment categories, expanding and diversifying the customer segments served, expanding the geographic areas served, and opening complementary locations.

  Improve Operating Margins. The Company focuses significant efforts on improving operating margins at acquired companies through the efficient integration of new and existing operations, the elimination of duplicative costs, reduction in overhead, and centralization of functions such as purchasing and information technology.

  Execute Disciplined Acquisition Program. The Company intends to continue to expand through a disciplined acquisition program. The Company is seeking to make acquisitions of varying size, including acquisitions of smaller companies to complement existing or anticipated locations and combinations with relatively large companies that have an established presence in one or more regions. In evaluating potential acquisition targets, the Company considers a number of factors, including the quality of the target's rental equipment and management, the opportunities to improve operating margins and increase internal growth at the target, the economic prospects of the region in which the target is located, the potential for additional acquisitions in the region, and the competitive landscape in the target's markets.

  Open New Rental Locations. The Company also intends to grow by selectively opening new rental locations in attractive markets where there are no suitable acquisition targets available or where the cost of a start-up location would be less than the cost of acquiring an existing business.

  Diversify Locations, Equipment Categories and Customers. The Company plans to continue to diversify geographically and to focus on a broad range of equipment categories and customer markets within the equipment rental industry. The Company believes that this will allow it to participate in the overall growth of the equipment rental industry and reduce the Company's sensitivity to fluctuations in regional economic conditions, adverse weather impacting a particular region or changes that affect particular market segments. In order to achieve this diversification, the Company will continue to seek expansion opportunities in North America and will pursue acquisition candidates with varying equipment mixes and customer specializations.

ACQUISITIONS

  The Company believes that there will continue to be a large number of attractive acquisition opportunities in the equipment rental industry due to the highly fragmented nature of the industry, the inability of many small and mid-sized equipment rental companies to expand and modernize due to capital constraints, and the desire of many long-time owners for liquidity. The Company has an experienced acquisition team, comprised of senior level executives with extensive acquisition, operating and financial experience, that is engaged in identifying and evaluating acquisition candidates and executing the Company's acquisition program.

 COMPLETED ACQUISITIONS

  The table below provides certain information concerning the 72 acquisitions completed by the Company through September 14, 1998:

                                          NUMBER OF   YEARS IN         1997
COMPANY                     LOCATIONS    RENTAL SITES BUSINESS       REVENUES
-------                   -------------- ------------ -------- ---------------------
1997 ACQUISITIONS:                                             (DOLLARS IN MILLIONS)
Mercer Equipment Company  North Carolina       3          9            $18.5
A&A Tool Rentals and      California           2         35             13.8
 Sales, Inc.
Coran Enterprises, Inc.   California           4         33              9.5
 (dba A-1
 Rents) and affiliate
J&J Rental Services,      Texas                1         19              8.7
 Inc.
Bronco Hi-Lift, Inc.      Colorado             1         16              6.5
Rent-It Center, Inc.      Utah                 1         45              2.9

                                                   NUMBER OF   YEARS IN         1997
COMPANY                          LOCATIONS        RENTAL SITES BUSINESS       REVENUES
-------                   ----------------------  ------------ -------- ---------------------
                                                                        (DOLLARS IN MILLIONS)
1998 ACQUISITIONS:
Equipment Supply          Alabama; Delaware;           22         21           $101.1
 Company, Inc. and        Georgia; Indiana;
 affiliates               Kentucky; Maryland;
                          Michigan;
                          New Jersey; North
                          Carolina;
                          Ohio; Pennsylvania;
                          Virginia
Access Rentals, Inc. and  Indiana; Minnesota;          19         23             52.3
 affiliates
                          New Jersey; New
                          York; Pennsylvania;
                          South Carolina;
                          Tennessee; Washington;
                          Ontario, Canada
Rental Tools & Equipment  Georgia; Maryland;           22         47             47.1
 Co. International, Inc.  Pennsylvania;
                          Virginia;
                          North Carolina
McClinch Equipment        Connecticut; Delaware;        9         44             42.8
 Services, Inc. and       Maryland; Virginia;
 affiliates               New Jersey;
                          New York; Virginia
Power Rental Co., Inc.    Idaho; Oregon;               18         28             40.5
                          Washington
BNR Equipment Limited     New York; Ontario,            8         23             24.0
 and affiliates           Canada
ADCO Equipment, Inc. and  California                    2         43             23.3
 affiliate
Industrial Lift, Inc.     Maryland; New Jersey;         4         15             21.5
                          Virginia
Rental Equipment, Inc.    California                    6         38             19.3
 and affiliates
Grand Valley Equipment    Michigan                      2         24             18.3
 and affiliate
Valley Rentals, Inc.      Washington                    3         37             15.6
Lift Systems, Inc.        Illinois                      2         12             14.5
Independent Scissor Lift  Arizona; California           4         26             14.3
 and affiliate
Gaedcke Equipment         Texas                         4         38             14.0
 Company
Perco Limited             Quebec, Canada               10         61             13.6
Bear Associates, Inc.     Delaware; Maryland            4         13             13.2
Reitzel Rentals Ltd.      Ontario, Canada              10         52             12.1
High Reach, Inc. and      Oregon; Washington            3         16             11.0
 affiliate
Channel Equipment         Texas                         4(a)      20             10.8
 Holding, Inc. and
 affiliates
Paul E. Carlson, Inc.     Minnesota                     3         42             10.7
 (dba Carlson Equipment)
West Main Rentals &       California; Oregon            6         18              9.8
 Sales, Inc.
Select Equipment Ltd.     Ontario, Canada               2         20              9.3
Mission Valley Rentals,   California                    4         22              8.6
 Inc.
Ross Equipment            Ohio                          1         51              8.6
 Corporation
Ray Gordon Equipment LLC  Ontario                       3          3              8.0


                                                       NUMBER OF   YEARS IN         1997
COMPANY                            LOCATIONS          RENTAL SITES BUSINESS       REVENUES
-------                   --------------------------- ------------ -------- --------------------
                                                                            (DOLLARS INMILLIONS)
Arrow Equipment Company   Illinois                          3         27            $7.6
Western Rental & Sales,   Utah                              4         21             7.6
 Inc. and affiliate
Dealers Service Company   New Jersey                        2         27             7.2
Yankee Equipment Corpo-   Connecticut                       2(a)      22             6.9
 ration
Mid-Mountain Machinery    Washington                        1         40             6.4
 Inc.
Ace Rental & Sales Com-   Kentucky                          3         18             6.3
 pany, Inc.
Pro Rentals, Inc.         Washington                        6         12             5.9
Anderson Oregon Rental,   Oregon                            6         13             5.7
 Inc. and affiliates
ASC Equipment Company,    North Carolina                    3         21             5.5
 Inc.
B&H Equipment, Inc.       Texas                             2          6             5.5
Equipment Rental and      North Carolina                    1         24             5.2
 Sales of Monroe, Inc.
Sky-King Holdings         Ontario, Canada                   3         13             5.0
 Equipment Ltd.
Equipment Capital         Colorado                          1         10             4.6
 Corporation (dba Owens
 Equipment Company)
Nevada High Reach         Nevada                            3         13             4.5
 Equipment, Inc. and
 affiliate
Windham Construction      New York                          2         13             4.3
 Corp. (dba Windham
 Equipment Company)
C.T.R. Rental Center,     Texas                             3         27             4.3
 Inc.
Action Rentals LLC        Colorado                          3          6             3.9
Palmer Equipment          Michigan                          1         21             3.7
 Company, Inc.
Gene's Village Rental &   South Carolina                    2         24             3.6
 Sales, Inc.
Manchester Equipment      Connecticut                       1         11             3.3
 Rental & Sales, Inc.
San Leandro Equipment     California                        1         36             3.2
 Rental Service, Inc.
Quarry & Drill Supply,    Connecticut; Massachusetts;       3          8             3.2
 Inc. (dba Premier Tool)  New York
Madison Equipment         Alabama                           3         11             3.2
 Rentals and Sales, Inc.
MISCO Rents, Inc.         Indiana                           2          8             3.1
Power Rentals and Sales,  California                        1         33             2.5
 Inc.
Santa Fe Supply &         Colorado                          1         11             2.3
 Rental, Inc.
Archer Construction       North Carolina                    1         30             2.2
 Equipment, Inc.
 (dba Ace Equipment)
Dirt & Rock Rentals &     Kentucky                          2         15             2.1
 Equipment LLC
Contractors Supply and    Kentucky                          1          9             1.9
 Equipment
Rentals Unlimited, Inc.   Rhode Island                      2         30             1.7
Darien Rental Services    Connecticut                       1         31             1.7
 Company
Phoenix Rental            Wisconsin                         1          9             1.7
 Corporation and
 affiliate
Pearson Equipment         Ontario, Canada                   1         33             1.4
 Rentals, Limited
Rents Et. Al., Inc.       California                        1         10             1.4
Salisbury Rental Center,  North Carolina                    1         10             1.3
 Inc.
Carson Tahoe Rents, Inc.  California; Nevada                3         33             1.1
CC Rentals, Inc.          Nevada                            1          2             1.1
Anchor Rental, Inc.       Connecticut                       1         15             1.0
Georgian Sales and        Ontario, Canada                   1         30             0.7
 Construction
A-1 Rents of Galveston,   Texas                             1         16             0.6
 Inc.
M&S Sales, Inc.           Rhode Island                      1(b)      12             0.3

--------
(a) One of these locations was shut down and the operations formerly conducted at such location were consolidated with another location.
(b) This location was shut down and the operations formerly conducted at this location were consolidated with another location.

  The aggregate consideration paid by the Company for the Acquired Companies was $1,015.2 million and consisted of approximately $872.7 million in cash, 5,105,380 shares of Common Stock, a convertible note in the principal amount of $300,000, and warrants to purchase an aggregate of 30,000 shares of Common Stock. In addition, the Company repaid or assumed outstanding indebtedness of the Acquired Companies in the aggregate amount of approximately $498.8 million. The Company agreed in connection with 12 acquisitions to pay former owners additional amounts based upon specified future revenues and/or new store openings (such amounts being limited to (i) $10,000,000, $2,800,000, $2,000,000, $1,400,000, $1,000,000, $800,000, $500,000, $500,000, $500,000,
$350,000, and Cdn$4,000,000, respectively, with respect to 11 of such acquisitions, and, (ii) an amount based on a single store with respect to one acquisition).

 POTENTIAL ACQUISITIONS

  The Company, as of September 14, 1998, was a party to 36 non-binding letters of intent relating to the possible acquisition by the Company of 36 additional companies having an aggregate of 104 rental locations. Based upon information provided to the Company in connection with its preliminary investigation of these companies, the Company estimates that the aggregate 1997 revenues of these companies were approximately $231.9 million. However, in view of the preliminary nature of this estimate, there can be no assurance that actual revenues did not differ.

  Based upon the terms contained in the letters of intent, the Company estimates that the aggregate purchase price for the 36 companies under letter of intent would be approximately $241.8 million plus the assumption of approximately $79.3 million of indebtedness. A portion of the purchase price may be paid in the form of Common Stock.

  In view of the fact that the letters of intent are non-binding and that the Company has not completed its due diligence investigations with respect to the companies under letter of intent, the Company cannot predict whether these letters of intent will lead to definitive agreements, whether the terms of any such definitive agreements will be the same as the terms contemplated by the letters of intent or whether any transaction contemplated by such letters of intent will be consummated.

  The Company is continuously involved in discussions relating to potential acquisitions of varying size and in due diligence investigations of potential acquisition candidates. In addition to the potential acquisitions that are currently under letter of intent, there are additional potential acquisitions with respect to which the Company is currently engaged in discussions or due diligence investigations. These potential acquisitions include the acquisition of smaller companies to complement existing or anticipated locations and combinations with large companies that have an established presence in one or more regions.

START-UP LOCATIONS

  The Company has to date developed three start-up locations (1 in Florida, 1 in Texas and 1 in Quebec) and is in the process of developing three additional start-up locations (1 in Maryland, 1 in Texas, and 1 in Washington). These projects were commenced by certain of the Acquired Companies, prior to their having been acquired by the Company, and are being continued by the Company. The Company expects that one of these locations will open in the third quarter of 1998, one in the fourth quarter of 1998 and one in the first quarter of 1999.

OPERATIONS

  The Company operates (as of September 14, 1998) 269 rental locations in 31 states and Canada. The Company offers for rent a broad array of equipment including light to heavy construction and industrial equipment, general tools and equipment and, to a lesser extent, special event equipment. The Company also engages in related activities such as selling used rental equipment, acting as a distributor for certain new equipment, and selling related merchandise and parts. The Company's customer base is diverse and includes construction industry participants, industrial companies, and homeowners and other individuals.

 EQUIPMENT RENTAL

  The Company offers for rent a broad array of equipment on a daily, weekly, monthly and multi-month basis. The following are examples of the types of equipment that the Company offers for rent:

    Construction and Industrial: aerial lifts (such as boom and scissor lifts), air compressors, backhoes, ditching equipment, forklifts, generators, pumps, and skid-steer loaders.

    General Tools and Equipment: garden and landscaping equipment, hand tools, high-pressure washers, paint sprayers, power tools, roto tillers.

    Special Event: lighting, staging and dance floors, tables and chairs, tents and canopies.

  As of September 14, 1998, the Company's rental equipment included approximately 153,000 units (excluding special event equipment) and had an original purchase price of approximately $849 million and a weighted average age (based on original purchase price) of approximately 32 months. The Company estimates that (based on original purchase price) construction and industrial equipment represents approximately 94% of the Company's rental equipment, general tools and equipment represents approximately 6%, and special event equipment represents less than 1%. The Company also estimates that aerial lift equipment represents approximately 51% of the Company's rental equipment and accounted for approximately 33% of the Company's pro forma revenues in 1997.

  The equipment mix varies at each of the Company's locations, with some locations offering a general mix and some specializing in specific equipment categories. The Company expects that as it integrates the Acquired Companies it will further expand and modernize its rental equipment and expand and diversify the customer markets served by certain locations.

 RELATED OPERATIONS

  In addition to renting equipment, the Company is engaged in a variety of related or complementary activities.

  Sales of Used Equipment. The Company routinely sells used rental equipment to adjust the age and composition of its rental fleet. The Company sells such equipment through a variety of means including sales to the Company's existing rental customers and local customer base, sales to used equipment dealers, and sales through public auctions. The Company also participates in trade-in programs in connection with purchasing new equipment.

  Sales of New Equipment. The Company, at most locations, is a distributor for various tool and equipment manufacturers, including American Honda Motor Co. Inc. (generators and pumps), Edco Manufacturing (surfacing equipment), Genie Industries, Inc. (aerial lifts), Grove Worldwide (aerial platforms), Kubota (earthmoving equipment), Multiquip, Inc. (compaction equipment and compressors), Milwaukee Electric Tool Corporation (power tools), Trak International (loaders and forklifts), Stihl, Inc. (surface preparation equipment) and Wacker (compaction equipment). In general, such manufacturers may terminate the Company's distribution rights at any time.

  Sales of Related Merchandise and Parts. The Company, at most locations, sells a variety of merchandise that may be used in conjunction with rental equipment (such as saw blades, fasteners, drill bits, hard hats, gloves and other safety equipment) and also sells parts.

  Other. The Company at certain locations offers equipment maintenance services to customers for equipment that is owned by the customer. This service is primarily provided with respect to equipment purchased from the Company.

 CUSTOMERS AND SALES AND MARKETING

  The Company on a pro forma basis rented equipment to approximately 395,000 customers in 1997. No single customer accounted for more than 0.5% of the Company's pro forma revenues in 1997, and the Company's top 10 customers accounted for less than 1% of the Company's pro forma revenues in 1997.

  The composition of the Company's customer base varies widely by location and is determined by several factors, including the equipment mix and marketing focus of the particular location and the business composition of the local economy. The Company's customer base consists of the following general categories: (i) construction industry participants (such as construction companies, contractors and subcontractors), (ii) industrial companies (such as manufacturers, chemical companies, paper mills and utilities), and (iii) homeowners and other individuals. The Company estimates that in 1997 (a) revenues attributable to construction industry participants accounted for approximately 68% of the Company's pro forma revenues, (b) revenues attributable to industrial companies accounted for approximately 26% of the Company's pro forma revenues, and (c) revenues attributable to homeowners and others accounted for approximately 6% of the Company's pro forma revenues.

  The Company markets its products and services through a sales force which, as of September 14, 1998, consisted of approximately 445 store-based salespeople and 428 field-based salespeople. The Company supplements the activities of its sales force through participation in industry trade shows and conferences, direct mailings, and advertising in local industry publications and the yellow pages in the markets it serves.

 PURCHASING

  The Company is in the process of centralizing the purchasing of certain equipment items, particularly large items with a significant cost and items that are purchased in volume. The Company believes that such centralization will give it greater purchasing power with its suppliers and enable it to obtain discounts.

 INFORMATION TECHNOLOGY SYSTEM

  The Company has recently installed a new integrated information technology system. The Company believes that this system should enable the Company to more effectively monitor and manage operations, improve equipment utilization, and facilitate the redeployment of under-utilized equipment to other locations. The new system replaces the separate systems heretofore used by the Acquired Companies.

  The Company's information technology system is currently operational at all of the Company's locations, except for certain locations that were acquired in the past 45 days. In general, it takes the Company three to five weeks to install the system at newly acquired locations. However, in view of the significant number of new locations that will be acquired in the Merger with U.S. Rentals, the Company expects that the system will not be installed at such locations until January 1999.

  Each of the Company's locations is equipped with a workstation that is electronically linked to each of the Company's other locations and to the Company's centralized databases. All rental transactions are entered at these workstations and processed on a real-time basis through a centralized AS400 system located at corporate headquarters. Authorized personnel at each location are able to access the system 24 hours a day in order to determine equipment availability, monitor business activity on a real-time basis, and obtain a wide range of operating and financial data. The data available through the system includes: (i) inventory reports, (ii) accounts receivable information, (iii) customer and vendor information, (iv) price and sales trends by store, region, salesperson, equipment category, or customer, (v) fleet utilization by individual asset or asset class and (vi) financial results by store or region. The system also allows an employee at any location to locate a specific item of equipment throughout a region, determine when it will be available for rental, reserve it for a specific customer, and schedule delivery to the customer's job site or one of the Company's locations.

COMPETITION

  The equipment rental industry is highly fragmented and competitive. The Company's competitors include: public companies or divisions of public companies (such as Hertz Equipment Rental Corporation, Prime Service, Inc., Rental Service Corporation and, prior to the Merger, U.S. Rentals); regional competitors which operate in one or more states; small, independent businesses with one or two rental locations; and equipment vendors and dealers who both sell and rent equipment directly to customers. The Company believes that, in general, large companies enjoy significant competitive advantages compared to smaller operators, including greater purchasing power, a lower cost of capital, the ability to provide customers with a broader range of equipment and services and with newer and better maintained equipment, and greater flexibility to transfer equipment among locations in response to customer demand. Certain of the Company's competitors are larger and have greater financial resources than the Company.

PROPERTIES

  The Company operates (as of September 14, 1998) 269 rental locations (230 in the United States and 39 in Canada). The rental locations in the United States are in the following 31 states: Alabama (4), Arizona (1), California (26), Colorado (6), Connecticut (8), Delaware (5), Florida (3), Georgia (2), Idaho
(1), Illinois (5), Indiana (5), Kentucky (8), Maryland (17), Massachusetts
(1), Michigan (4), Minnesota (5), Nevada (7), New Jersey (8), New York (11), North Carolina (14), Ohio (2), Oregon (25), Pennsylvania (7), Rhode Island
(2), South Carolina (3), Tennessee (2), Texas (15), Utah (5), Virginia (11), Washington (16) and Wisconsin (1). The rental locations in Canada are in Ontario (28) and Quebec (11). The Company's rental locations generally include facilities for displaying equipment and, depending on the location, may include separate equipment service areas and storage areas.

  The Company owns 33 of its rental locations and leases the other locations. The leases for the Company's rental locations provide for various terms, including (i) 112 leases that provide for a remaining term of more than five years (of which 35 provide for a renewal option), (ii) 71 leases that provide for a remaining term of between one and five years (of which 28 provide for a renewal option), (iii) 38 leases that provide for a remaining term of less than one year (six of which provide for a renewal option) and (iv) 15 leases that are on a month-to-month basis. The Company is currently negotiating renewals for those leases that provide for a remaining term of less than one year and do not provide for renewal options. These leases were entered into (or assumed) in connection with the acquisitions of the Acquired Companies and most of the lessors are the former owners of these companies. The Company believes that its leases generally reflect market terms.

  The Company maintains a fleet of vehicles that is used for delivery, maintenance and sales functions. A portion of this fleet is owned and a portion leased and, as of September 14, 1998, this fleet included approximately 8,892 vehicles.

  The Company's corporate headquarters are located in Greenwich, Connecticut, where it leases approximately 15,000 square feet under a lease that extends until 2001 (subject to extension rights).

ENVIRONMENTAL REGULATION

  The Company uses hazardous materials, such as solvents, to clean and maintain its rental equipment and generates and disposes of wastes such as used motor oil, radiator fluid, solvents and batteries. In addition, the Company currently dispenses, or may in the future dispense, petroleum products from underground and above-ground storage tanks located at certain rental locations. These and other activities of the Company are subject to various federal, state and local laws and regulations governing the generation, handling, storage, transportation, treatment and disposal of hazardous substances and wastes. Under such laws, an owner or lessee of real estate may be liable for, among other things, (i) the costs of removal or remediation of certain hazardous or toxic substances located on, in, or emanating from, such property, as well as related costs of investigation and property damage and substantial penalties for violations of such laws, and (ii) environmental contamination at facilities where its waste is or has been disposed. Such laws often impose such liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of such hazardous or toxic substances. Although the Company investigates each business or property that it acquires or leases and believes there are no existing material liabilities relating to non-compliance with environmental laws and regulations, there can be no assurance that there are no undiscovered potential liabilities relating to non-compliance with environmental laws and regulations, that historic or current operations have not resulted in undiscovered conditions that will require investigation and/or remediation under environmental laws, or that future uses or conditions will not result in the imposition of environmental liability upon the Company or expose the Company to third-party actions such as tort suits. Furthermore, there can be no assurance that changes in environmental regulations in the future will not require the Company to make significant capital expenditures to change methods of disposal of hazardous materials or otherwise alter aspects of its operations.

EMPLOYEES

  At September 14, 1998, the Company employed 4,387 persons, including 52 corporate and regional management employees, 3,462 operational employees and 873 sales people. Of these employees, 1,207 are salaried personnel and 3,180 are hourly personnel. Collective bargaining agreements relating to 22 separate locations cover approximately 216 of the Company's employees. The Company considers its labor relations to be good.

LEGAL PROCEEDINGS

  The Company and its subsidiaries are parties to various litigation matters, in most cases involving ordinary and routine claims incidental to the business of the Company. The ultimate legal and financial liability of the Company with respect to such pending litigation cannot be estimated with certainty but the Company believes, based on its examination of such matters, that such ultimate liability will not have a material adverse effect on the business or financial condition of the Company.

                 CERTAIN INFORMATION CONCERNING PENDING MERGER


GENERAL

  The Merger Agreement provides, subject to the terms and conditions set forth therein, for a subsidiary of United Rentals to be merged with and into U.S. Rentals. Following the Merger, U.S. Rentals will become a wholly owned subsidiary of URI. At the effective time of the Merger, (i) each outstanding share of U.S. Rentals common stock would be converted into 0.9625 shares of Common Stock of United Rentals and (ii) all outstanding options ("U.S. Rentals Options") to purchase shares of U.S. Rentals common stock will be assumed by United Rentals and converted into options to purchase Common Stock of United Rentals, subject to adjustment for the Exchange Ratio.

  U.S. Rentals is the second largest equipment rental company in the United States and the largest in the Western United States based on 1997 rental revenues. U.S. Rentals currently operates 131 equipment rental locations in 23 states and Mexico and generates an average of approximately 145,000 rental contracts per month from a diverse base of customers including commercial and residential construction, industrial and homeowner customers. U.S. Rentals management estimates that more than 280,000 customers did business with U.S. Rentals in 1997. U.S. Rentals owns more than 100,000 pieces of rental equipment comprised of approximately 600 equipment categories including aerial work platforms, forklifts, paving and concrete equipment, compaction equipment, air compressors, hand tools, plumbing, landscaping and gardening equipment. U.S. Rentals management believes that U.S. Rentals' fleet, which had a weighted average age of approximately 23 months and an original equipment cost of approximately $725 million at June 30, 1998, is one of the most comprehensive and well-maintained equipment rental fleets in the industry. U.S. Rentals also sells new equipment manufactured by nationally known companies, used equipment from its rental fleet and rental-related merchandise, parts and supplies.

CERTAIN ADDITIONAL INFORMATION CONCERNING THE MERGER

  Set forth below is certain additional information concerning the terms of the Merger. Such information does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Merger Agreement.

 SHARES TO BE ISSUED IN THE MERGER

  Based upon the number of shares of U.S. Rentals common stock outstanding as of August 28, 1998, United Rentals will issue approximately 29.6 million shares of Common Stock to U.S. Rentals stockholders in the Merger and such shares will constitute approximately 44.2% of the outstanding shares of United Rentals common stock after the Merger.

  As of June 15, 1998, U.S. Rentals Options to purchase an aggregate of 4,138,387 shares of U.S. Rentals common stock were outstanding. Upon completion of the Merger such options will be converted into options to purchase an aggregate of 3,983,197 shares of Common Stock of United Rentals.

 CONDITIONS TO THE MERGER

  The Merger is subject to the satisfaction or waiver of a number of conditions. These include, but are not limited to, (i) the adoption of the Merger Agreement by the stockholders of U.S. Rentals; (ii) the approval by the stockholders of United Rentals of (a) the issuance of Common Stock of United Rentals contemplated by the Merger Agreement and (b) an amendment to United Rentals' certificate of incorporation to increase the authorized shares of United Rental's common stock to 500,000,000 shares; (iii) the absence of any law, regulation or order making the Merger illegal or prohibiting the Merger;
(iv) termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (v) the receipt of letters from the companies' independent accountants regarding such accountants' concurrence with the conclusions of management of the respective companies as to the appropriateness of "pooling of interests" accounting for the Merger if consummated in accordance with the Merger Agreement.

 GOVERNMENTAL APPROVALS

  On June 26, 1998, the Company and U.S. Rentals each filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, a premerger notification with the Department of Justice and the Federal Trade Commission in respect of the Merger. On July 9, 1998, the Company and U.S. Rentals were advised that early termination of the waiting period under such Act had been granted.

 TERMINATION

  The Company and U.S. Rentals mutually can agree to terminate the Merger Agreement at any time, whether before or after the receipt of stockholder approval, without completing the Merger. In addition, either company can terminate the Merger Agreement if: (i) the Merger is not completed before December 31, 1998; (ii) a governmental authority prohibits the Merger; (iii) the stockholders of U.S. Rentals do not adopt the Merger Agreement; (iv) the stockholders of United Rentals do not approve the matters required as a condition to the Merger as described above; (v) the other party materially breaches or fails to comply with any of its representations, warranties, covenants or agreements set forth in the Merger Agreement; (vi) after October 14, 1998 and before a special meeting of its stockholders is held relating to the Merger, under certain circumstances, the Board of Directors of either party withdraws or modifies its recommendations to its stockholders in accordance with the Merger Agreement or accepts a superior offer from a third party.

 TERMINATION FEES

  The Merger Agreement requires the Company or U.S. Rentals to pay the other certain fees if the Merger Agreement is terminated under the following circumstances: (i) $15 million if the Merger Agreement is terminated because of a non-willful breach of the Merger Agreement; (ii) $30 million if the Merger Agreement is terminated because of a willful breach of the Merger Agreement; or (iii) $30 million if the Merger Agreement is terminated upon the occurrence of certain other events specified in the Merger Agreement.

CERTAIN INFORMATION CONCERNING THE COMBINED OPERATIONS OF THE COMPANY AND U.S. RENTALS

  Set forth below is certain information concerning the operations of the Company and U.S. Rentals on a combined basis (the "Combined Company"). All financial and operating data set forth below with respect to the year ended December 31, 1997 is on a pro forma basis giving effect to the Merger and all acquisitions completed by either company subsequent to January 1, 1997 (through September 14, 1998).

 LOCATIONS

  The Combined Company currently operates 400 rental locations (360 in the United States, 39 in Canada and one in Mexico). The number of locations in each state (or province) is shown below:

    United States. Alabama (10), Arizona (3), Arkansas (3), California (76), Colorado (8), Connecticut (8), Delaware (5), Florida (20), Georgia (3), Idaho (2), Indiana (5), Kansas (1), Kentucky (8), Louisiana (3), Illinois
  (5), Maryland (17), Massachusetts (1), Michigan (5), Minnesota (5), Missouri (2), Nebraska (1), Nevada (12), New Jersey (8), New Mexico (2), New York (11), North Carolina (16), Ohio (2), Oklahoma (2), Oregon (27), Pennsylvania (7), Rhode Island (2), South Carolina (8), Tennessee (2), Texas (31), Utah (6), Virginia (15), Washington (17) and Wisconsin (1).

    Canada: Ontario (28), Quebec (11)

    Mexico: Nuevo Leon (1)

 EQUIPMENT

  As of September 14, 1998, the Combined Company's rental equipment included approximately 254,000 units (excluding special event equipment) and had an original purchase price of approximately $1,574.0 million and a weighted average age (based on original purchase price) of approximately 26 months.

 CUSTOMERS AND SALES AND MARKETING

  The Combined Company rented equipment to over 675,000 customers in 1997. No single customer accounted for more than 0.4% of the Combined Company's revenues in 1997, and the Combined Company's top 10 customers accounted for less than 2% of the Combined Company's revenues in 1997. The Company estimates that in 1997 (a) revenues attributable to construction industry participants accounted for approximately 64% of the Combined Company's revenues, (b) revenues attributable to industrial companies accounted for approximately 27% of the Combined Company's revenues, and (c) revenues attributable to homeowners and others accounted for approximately 9% of the Combined Company's revenues.

  The Combined Company markets its products and services through a sales force which, as of September 14, 1998, consisted of approximately 2,035 store-based salespeople and 763 field-based salespeople.

 EMPLOYEES

  At September 14, 1998, the Combined Company employed 7,566 persons, including 71 corporate and regional management employees, 4,697 operational employees and 2,798 sales people. Of these employees, 1,824 are salaried personnel and 5,742 are hourly personnel. Collective bargaining agreements relating to 23 separate locations cover approximately 227 of the Combined Company's employees.

                                  MANAGEMENT

BACKGROUND

  The Company was founded in September 1997 by the following officers of the
Company: Bradley Jacobs, John Milne, Michael Nolan, Robert Miner, Sandra Welwood, Joseph Kondrup, Jr., Kai Nyby and Richard Volonino. Each of these officers was formerly a senior executive of United Waste Systems, Inc. ("United Waste") or a senior member of United Waste's acquisition team. United Waste, a solid waste management company, was formed in 1989 and sold in August 1997 to USA Waste Services, Inc. for stock consideration valued at over $2.2 billion. United Waste executed a growth strategy that combined a disciplined acquisition program (including over 200 acquisitions completed from January 1995 through August 1997), the integration and optimization of acquired facilities, and internal growth. At the time it was sold, United Waste was the sixth largest provider of integrated, non-hazardous solid waste management services in the United States, as measured by 1996 revenues.

CURRENT OFFICERS AND DIRECTORS

  The table below identifies, and provides certain information concerning, the current officers and directors of the Company. Upon completion of the pending Merger which U.S. Rentals, certain changes relating to the Company's Board of Directors and officers will be made as described under "--Changes to Officers and Directors Upon Completion Of Pending Merger."

    NAME                 AGE                    POSITIONS(1)
    ----                 ---                    ------------
Bradley S. Jacobs.......  42 Chairman, Chief Executive Officer and Director(2)
Wayland R. Hicks........  55 President, Chief Operating Officer and Director(3)
John N. Milne...........  39 Vice Chairman, Chief Acquisition Officer,
                              Secretary and Director(2)
Michael J. Nolan........  37 Chief Financial Officer(2)
Robert P. Miner.........  48 Vice President, Strategic Planning(4)
Sandra E. Welwood.......  42 Vice President, Corporate Controller(2)
Kurtis T. Barker........  37 Regional Vice President, Operations(5)
Daniel E. Imig..........  52 Regional Vice President, Operations(5)
Robert P. Krause........  38 Regional Vice President, Operations(6)
Joseph J. Kondrup,
 Jr. ...................  39 Vice President, Acquisitions(2)
Kai E. Nyby.............  45 Vice President, Acquisitions(2)
Richard A. Volonino.....  55 Vice President, Acquisitions(2)
Ronald M. DeFeo.........  46 Director(5)
Richard J. Heckmann.....  54 Director(5)
Gerald Tsai, Jr. .......  69 Director(7)

--------
(1) For information concerning the term served by directors, see "-- Classification of Board of Directors."
(2) The indicated person has held such position(s) since September 1997.
(3) Mr. Hicks has served as President and Chief Operating Officer since November 1997 and as a director since June 1998.
(4) Mr. Miner was appointed Vice President, Strategic Planning in July 1998. From September 1997 until July 1998, he served as Vice President, Finance.
(5) The indicated person has held such position since October 1997.
(6) Mr. Krause has served as Regional Vice President, Operations since May
    1998.
(7) Mr. Tsai has served as a director since December 1997.

  Bradley S. Jacobs founded United Waste Systems, Inc. in 1989 and served as its Chairman and Chief Executive Officer from inception until the sale of the company in August 1997. From 1984 to July 1989, Mr. Jacobs was Chairman and Chief Operating Officer of Hamilton Resources Ltd., an international trading company, and from 1979 to 1983, he was Chief Executive Officer of Amerex Oil Associates, Inc., an oil brokerage firm that he co-founded.

  Wayland R. Hicks served in various senior executive positions at Xerox Corporation where he worked for 28 years (1966-1994). His positions at Xerox Corporation included Executive Vice President, Corporate Operations (1993-
1994), Executive Vice President, Corporate Marketing and Customer Support Operations (1989-1993) and Executive Vice President, Engineering and Manufacturing--Xerox Business Products and Systems Group (1987-1989). Mr. Hicks served as Vice Chairman and Chief Executive Officer of Nextel Communications Corp. (1994-1995) and as Chief Executive Officer and President of Indigo N.V. (1996-1997). He is also a director of Maytag Corporation.

  John N. Milne was Vice Chairman and Chief Acquisition Officer of United Waste Systems, Inc. from 1993 until August 1997 and held other senior executive positions at United Waste from 1990 until 1993. Mr. Milne had primary responsibility for implementing United Waste's acquisition program. From September 1987 to March 1990, Mr. Milne was employed in the Corporate Finance Department of Drexel Burnham Lambert Incorporated.

  Michael J. Nolan served as the Chief Financial Officer of United Waste Systems, Inc. from February 1994 until August 1997. He served in other finance positions at United Waste from November 1991 until February 1994, including Vice President, Finance, from October 1992 to February 1994. From 1985 until November 1991, Mr. Nolan held various positions at the accounting firm of Ernst & Young, including senior audit manager, and is a Certified Public Accountant.

  Robert P. Miner was an executive officer of United Waste Systems, Inc. from November 1994 until August 1997, serving first as Vice President, Finance and then Vice President, Acquisitions. Prior to joining United Waste, he was a research analyst with PaineWebber Incorporated (November 1988 to October 1994) and Needham & Co. (January 1987 to October 1988) and held various executive positions at General Electric Environmental Services, Inc., Stauffer Chemical Company, and OHM Corporation.

  Sandra E. Welwood served as Vice President, Controller of United Waste Systems, Inc. from March 1996 until August 1997. From October 1994 to February 1996, she was Assistant Controller of OSi Specialty, Inc., and from October 1993 to September 1994, was Director of Internal Audit of the Gartner Group, Inc. Prior to this, Ms. Welwood was a senior audit manager at Ernst & Young from September 1987 to September 1993, and held various positions (including senior audit manager) at KPMG Peat Marwick from January 1980 to August 1987, and is a Certified Public Accountant.

  Kurtis T. Barker served as Vice President-Operations-Great Lakes Region of United Waste Systems, Inc. from 1993 until August 1997. From 1991 to 1993, he was an operations manager at Chambers Development Company, Inc. From 1990 to 1991, Mr. Barker was a project engineer at South Dakota Disposal Systems. From 1986 to 1990, he was a project engineer and then a general manager at Silver King Mines, Inc.

  Daniel E. Imig served as President-Mid-Central Region of Waste Management, Inc. from 1996 to August 1997. From 1978 to 1996, Mr. Imig served in a number of operating positions at Waste Management, Inc., including District Manager and Division President.

  Robert P. Krause held various management positions with Hertz Equipment Rental Corporation prior to joining the Company in 1998, including Regional Operations Manager of Hertz's Western Region from 1995 until 1998 and Branch Manager from 1990 until 1995.

  Joseph J. Kondrup, Jr. was a senior member of United Waste's acquisition team from March 1996 until August 1997, with responsibility for the company's entry into and subsequent development of its Rocky

Mountain Region. From July 1987 until March 1996, he was Division President of a subsidiary of Waste Management, Inc.

  Kai E. Nyby was a senior member of United Waste's acquisition team from 1995 until August 1997, with responsibility for acquisitions and business development in the company's Midwest Region. From 1981 to 1995, Mr. Nyby was the Regional Manager, Midwest Group for Waste Management, Inc. From 1973 to 1980, Mr. Nyby was General Manager, Operations for a subsidiary of Waste Management, Inc.

  Richard A. Volonino was a senior executive officer of United Waste from November 1991 until August 1997, serving as Chief Operating Officer from 1991 to 1992 and thereafter as Executive Vice President--Acquisitions. From May 1988 to October 1991, Mr. Volonino held various positions, including Vice President, Operations, with Chambers Development Company, Inc., and from 1986 to December 1987, was District Manager at Laidlaw, Inc.

  Ronald M. DeFeo is the Chief Executive Officer, President, Chief Operating Officer and a director of Terex Corporation, a leading global provider of equipment for the manufacturing, mining and construction industries. Mr. DeFeo joined Terex in 1992 as President of the Terex heavy equipment group and was appointed President and Chief Operating Officer in 1993 and Chief Executive Officer in 1995. From 1984 to 1992, Mr. DeFeo held various management positions at Tenneco, Inc., including Senior Vice President and Managing Director.

  Richard J. Heckmann has served since 1990 as Chairman, President and Chief Executive Officer of United States Filter Corporation, a leading global provider of industrial and commercial water and wastewater treatment systems and services. Mr. Heckmann is also a director of USA Waste Services, Inc. and K2 Inc.

  Gerald Tsai, Jr. served as Chairman, Chief Executive Officer and President of Delta Life Corporation, an insurance company, from 1993 until the sale of the company in October 1997. Mr. Tsai was Chairman of the Executive Committee of the Board of Directors of Primerica Corporation, a diversified financial services company, from December 1988 until April 1991, and served as Chief Executive Officer of Primerica Corporation from April 1986 until December 1988. Mr. Tsai is currently a private investor and serves as a director of Meditrust Corporation, Proffitt's, Inc., Rite Aid Corporation, Sequa Corporation, Triarc Companies, Inc. and Zenith National Insurance Corp. He also serves as a trustee of Boston University and New York University Medical Center.

CHANGES TO OFFICERS AND DIRECTORS UPON COMPLETION OF PENDING MERGER

  Pursuant to the Merger Agreement, it is expected that the changes described below relating to the Company's Board of Directors and officers will be made upon consummation of the Merger.

  The Board of Directors will consist of the six current members plus four new members. Two of the new members are expected to be Richard D. Colburn (who will become Chairman Emeritus of the Company and will be a member of the class of directors whose term expires in 2001) and William F. Berry (who will be a member of the class of directors whose term expires in 2000). The other new members have not yet been identified.

  The officers of the Company will change as follows: (i) Wayland R. Hicks will become Vice Chairman of the Company while continuing as Chief Operating Officer of the Company, (ii) William F. Berry, President and Chief Executive Officer of U.S. Rentals, will become President of the Company, and (iii) John
S. McKinney, Chief Financial Officer of U.S. Rentals, will become Vice President, Finance of the Company.

  Set forth below is certain information concerning the persons named above that are expected to become officers and/or directors upon completion of the Merger.

  Richard D. Colburn, 87, purchased U.S. Rentals (under its previous name of Leasing Enterprises, Inc.) on December 31, 1975, and has been Chairman of the Board of U.S. Rentals since that date. Mr. Colburn is a private investor.

  William F. Berry, 45, has been an employee of U.S. Rentals and one of its predecessors since 1966, became U.S. Rentals' President and Chief Executive Officer in January 1987 and became a director in 1996. In his more than 30 years with U.S. Rentals and its predecessor, Mr. Berry has held numerous operational and managerial positions, including Profit Center Manager, Division Manager and Regional Vice President.

  John S. McKinney, 43, has been the Vice President-Finance and Chief Financial Officer of U.S. Rentals since 1990 and became a director of U.S. Rentals in 1996. Mr. McKinney joined U.S. Rentals in 1988 as Controller, and held that position until being promoted to his current positions. Prior to joining U.S. Rentals, Mr. McKinney served as the controller of an electrical wholesale company, held various financial positions at Iomega Corporation, including Assistant Controller, and held various positions at the accounting firm of Arthur Andersen & Co.

CAPITAL CONTRIBUTIONS BY OFFICERS AND DIRECTORS

  The officers and directors of the Company listed below have made capital contributions to the Company in the aggregate amount of $46.8 million (excluding amounts paid by certain officers and directors in respect of shares of Common Stock purchased by them in the Company's initial public offering in December 1997). Such capital contributions were made in connection with the sale to such officers and directors in private placements of an aggregate of 13,150,714 shares of Common Stock and 6,342,858 warrants ("Warrants"). Each such Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $10.00 per share at any time prior to September 12, 2007. Such shares and Warrants were sold at a price of $3.50 per unit consisting of one share of Common Stock and one-half of a Warrant (except that Messrs. Barker and Tsai purchased only Common Stock at a price of $3.50 per share and Messrs. Hicks, Imig and Heckmann purchased only Common Stock at a price of $10.00 per share). The table below indicates (i) the number of shares of Common Stock and the number of Warrants purchased by such officers and directors (excluding shares purchased in the Company's initial public offering) and (ii) the aggregate amount paid by such officers and directors for such securities:

                                           SECURITIES PURCHASED(1)
                                           -------------------------
                                              COMMON
             NAME                             STOCK      WARRANTS   PURCHASE PRICE
             ----                          ------------ --------------------------
      Bradley S. Jacobs..................    10,000,000   5,000,000  $35,000,000
      Wayland R. Hicks...................       100,000         --     1,000,000
      John N. Milne......................     1,428,571     714,286    5,000,000
      Michael J. Nolan...................       571,429     285,715    2,000,000
      Robert P. Miner....................       285,714     142,857    1,000,000
      Sandra E. Welwood..................       100,000      50,000      350,000
      Kurtis T. Barker...................       100,000         --       350,000
      Daniel E. Imig.....................         5,000         --        50,000
      Joseph J. Kondrup, Jr. ............       100,000      50,000      350,000
      Kai E. Nyby........................       100,000      50,000      350,000
      Richard A. Volonino................       100,000      50,000      350,000
      Richard J. Heckmann................        20,000         --       200,000
      Gerald Tsai, Jr. ..................       240,000         --       840,000

--------
(1) In certain cases includes securities owned by one or more entities controlled by the named holder.

CLASSIFICATION OF BOARD OF DIRECTORS

  The Board of Directors is divided into three classes. The term of office of the first class (currently comprised of Mr. Hicks and Mr. Tsai) will expire at the annual meeting of stockholders following January 1, 1998, the term of office of the second class (currently comprised of Mr. DeFeo and Mr. Heckmann) will expire at the second annual meeting of stockholders following January 1, 1998, and the term of office of the third class (currently comprised of Mr. Jacobs and Mr. Milne) will expire at the third annual meeting of stockholders following January 1, 1998. At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified.

COMMITTEES OF THE BOARD

  The Board of Directors has three standing committees: the Audit Committee, the Compensation/Stock Option Committee, and the Special Stock Option Committee.

  The responsibilities of the Audit Committee include selecting the firm of independent accountants to be appointed to audit the Company's financial statements and reviewing the scope and results of the audit with the independent accountants. The members of this committee are Messrs. DeFeo, Heckmann and Tsai.

  The responsibilities of the Compensation/Stock Option Committee include making recommendations with respect to the compensation to be paid to officers and directors, administering any stock option plan in which officers or directors are eligible to participate and approving the grant of options pursuant to any such plan. The members of this committee are Messrs. DeFeo, Heckmann and Tsai.

  The responsibilities of the Special Stock Option Committee include administering any stock option plan in which officers and directors are not eligible to participate and approving the grant of options pursuant to any such plan to persons who are not officers or directors. The members of this committee are Messrs. Jacobs and Milne.

COMPENSATION OF DIRECTORS

  Each director of the Company is paid up to $2,500 per day for each Board of Directors' meeting such director attends, together with an expense reimbursement. During 1997, Messrs. DeFeo, Heckmann and Tsai were each granted options to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $15.00 per share.

COMPENSATION OF CERTAIN OFFICERS

  The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and each of the other executive officers of the Company during the period August 14, 1997 (inception) through December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                                                     SECURITIES
                                                                     UNDERLYING
NAME AND PRINCIPAL POSITION                             SALARY($)    OPTIONS(#)
---------------------------                             ---------   ------------
Bradley S. Jacobs......................................  $97,039          --
Chief Executive Officer
Wayland R. Hicks.......................................   47,692(1)   450,000
President and Chief Operating Officer
John N. Milne..........................................   63,577          --
Chief Acquisition Officer
Michael J. Nolan.......................................   58,558          --
Chief Financial Officer
Robert P. Miner........................................   50,192          --
Vice President, Finance

--------
(1)Mr. Hicks's employment with the Company commenced on November 14, 1997.

  The following tables summarize the options granted in 1997 to Mr. Hicks, the potential value of these options at the end of the option term (assuming certain levels of appreciation of the Common Stock), and the total number of options held by such executive officer as of December 31, 1997. None of the other executive officers of the Company named in the Summary Compensation Table above were granted options in 1997.

                             OPTION GRANTS IN 1997

                                                   INDIVIDUAL GRANTS
                         -----------------------------------------------------------------------
                                                                     POTENTIAL REALIZABLE VALUE
                         NUMBER OF    % OF TOTAL                      AT ASSUMED RATE OF STOCK
                         SECURITIES    OPTIONS   EXERCISE              APPRECIATION FOR OPTION
                         UNDERLYING   GRANTED TO  PRICE                        TERM(1)
                          OPTIONS     EMPLOYEES    PER    EXPIRATION ---------------------------
NAME                      GRANTED      IN 1997    SHARE      DATE         5%            10%
----                     ----------   ---------- -------- ---------- ------------- -------------
Wayland R. Hicks........  350,000(2)     38.7%    $10.00   11/13/07  $   2,201,131 $   5,578,099
                           50,000(2)      5.5%    $15.00   11/13/07         64,447       546,871
                           50,000(2)      5.5%    $20.00   11/13/07            --        296,871

--------
(1) These amounts are based on calculations at hypothetical 5% and 10% compound annual appreciation rates prescribed by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price.
(2) These options are not currently vested. These options will vest one-third in November 1998, one-third in November 1999 and one-third in November 2000. These options were granted pursuant to the Company's 1997 Stock Option Plan.

                     VALUE OF OPTIONS AT DECEMBER 31, 1997

                         NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS AT
NAME                            DECEMBER 31, 1997                   DECEMBER 31, 1997
----                     -------------------------------        -------------------------
                          EXERCISABLE       UNEXERCISABLE       EXERCISABLE UNEXERCISABLE
                         --------------    -----------------    ----------- -------------
Wayland R. Hicks........               --               450,000     --       $3,475,000

EMPLOYMENT AGREEMENTS

 AGREEMENTS CURRENTLY IN EFFECT

  The Company has entered into employment agreements with each of the executive officers of the Company. Certain information with regard to these agreements is set forth below.

  The agreements provide for base salary to be paid at a rate per annum as follows: Mr. Jacobs ($290,000), Mr. Hicks ($400,000), Mr. Milne ($190,000),
Mr. Nolan ($175,000), and Mr. Miner ($150,000). The base salary payable to Mr. Hicks is payable 50% in cash and 50% in Common Stock (valued at the average closing sales price of the Common Stock during all trading days in the calendar quarter preceding the quarter in which the payment is made). Shares of Common Stock issued to Mr. Hicks are subject to certain restrictions on transfer as described under "Principal Stockholders--Certain Agreements Relating to Securities Held by Officers." The base salary payable to Messrs. Jacobs and Milne is subject to possible upward annual adjustments based upon changes in a designated cost of living index. The agreements do not provide for mandatory bonuses. However, the agreements provide that in addition to the compensation specifically provided for, the Company may pay such salary increases, bonuses or incentive compensation as may be authorized by the Board of Directors. The agreements with Messrs. Jacobs and Milne provide for each such executive to receive an automobile allowance of at least $700 per month. The agreement with Mr. Hicks provides for the Company to reimburse him for certain relocation expenses up to a maximum of $100,000.

  The employment agreements with the following executives provide that the term shall automatically renew so that at all times the balance of the terms will not be less than the period hereinafter specified with respect to such executive: Mr. Jacobs (five years), Mr. Milne (five years), Mr. Nolan (three years) and Mr. Miner (three years). The employment agreement with Mr. Hicks provides for a term extending until November 2000. Under each of the agreements, the Company or the employee may at any time terminate the agreement, with or without cause, provided that if the Company terminates the agreement, the Company is required to make severance payments to the extent described in the following paragraph.

  The employment agreements with Messrs. Jacobs and Milne provide that the executive is entitled to severance benefits in the event that (i) his employment agreement is terminated by the Company without Cause (as defined in the employment agreement), (ii) the executive terminates his employment agreement for Good Reason (as defined in the employment agreement) or because of a breach by the Company of its obligations thereunder, (iii) his employment is terminated as a result of death or (iv) the Company or the executive terminates the employment agreement due to the disability of the executive. The severance benefits include (i) a lump sum payment equal to five times the sum of the executive's annual base salary at the time of termination plus the highest annual bonus paid to the executive in the preceding three years and
(ii) the continuation of the executive's benefits for such specified period. The employment agreement with Mr. Hicks provides that the executive is entitled to a severance payment in the amount of $1 million in the event that his employment agreement is terminated by the Company without Cause (as defined in the employment agreement) or he terminates his employment for Good Reason (as defined in the employment agreement). The employment agreements with the other officers provide that the executive is entitled to severance benefits of up to three months' base salary in the event that the executive's employment agreement is terminated without Cause (as defined in the employment agreement). The employment agreements with Messrs. Jacobs and Milne provide that if any portion of the required severance payment to the executive constitutes an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), the executive is entitled to receive a payment sufficient on an after-tax basis to offset any excise tax payable by the executive pursuant to Section 4999 of the Code. Any payment constituting an "excess parachute payment" would not be deductible by the Company.

  Each of the agreements provides that all options at any time to be granted to the executive will automatically vest upon a change of control of the Company (as defined in the agreement).

  Pursuant to the employment agreement with Mr. Hicks, Mr. Hicks has been granted options to purchase an aggregate of 450,000 shares of Common Stock. For information concerning these options, see "--Compensation of Certain Officers."

  The agreement with Mr. Hicks provides that, after Mr. Hicks becomes a director, at each annual meeting of the stockholders of the Company which occurs during the term of the agreement and at which Mr. Hicks' term as director would be scheduled to expire, the Company will nominate Mr. Hicks for re-election as a director.

 AGREEMENTS TO BE ENTERED INTO UPON CLOSING OF PENDING MERGER

  Pursuant to the Merger Agreement, the Company will enter into employment agreements with each of Messrs. Berry and McKinney. Such agreements will be entered into concurrently with the closing of the Merger. Certain information with regard to these agreements is set forth below.

  The agreements provide for Mr. Berry to serve as President and Mr. McKinney to serve as Vice President-Finance of the Company. The agreements provide for an annual base salary of $225,000 for Mr. Berry and $175,000 for Mr. McKinney, subject to possible annual upward adjustments based upon changes in a designated cost of living index. The agreements do not provide for mandatory bonuses. However, the agreements provide that, in addition to the compensation specifically provided for, the Company may pay such salary increases, bonuses or incentive compensation as may be authorized by the Board of Directors. The agreement with Mr. Berry provides for the Company to reimburse him for certain relocation expenses up to a maximum of $100,000.

  The term of each agreement will commence upon the closing of the Merger and continue for three years (unless terminated earlier as provided therein), provided that the term thereunder will automatically renew so that at no time will the balance of the term of the agreement be less than two years. Under each of the agreements, the Company or the employee may at any time terminate the agreement, with or without cause, provided that if the Company terminates the agreement without cause (as defined in the agreement), the employee will be entitled to receive from the Company his then current monthly base salary and benefits over the remaining term of the employment agreement.

  The agreements provide for the grant (i) to Mr. Berry of options to purchase 200,000 shares and Mr. McKinney of options to purchase 100,000 shares of Common Stock, in each case, at a price per share equal to the closing price per share of Common Stock as reported on the NYSE on the closing date of the Merger (the "Specified Price") and (ii) to Mr. Berry of options to purchase 75,000 shares and Mr. McKinney of options to purchase 37,500 shares of Common Stock, in each case, at a price per share equal to the greater of (x) 125% of the Specified Price and (y) $45. All of such options shall vest over a three year term. The agreements provide that all stock options at any time granted to the employee will automatically vest upon a change of control of the Company (as defined in the agreement).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  At the time the employment agreements with Messrs. Jacobs and Milne were approved by the Board of Directors, the sole members of the Board were Messrs. Jacobs and Milne. No compensation committee interlocks with other companies have existed.

STOCK OPTION PLANS

  As of September 8, 1998, options to purchase an aggregate of 4,974,875 shares of Common Stock had been granted pursuant to the 1997 Stock Option Plan of the Company. These options have a weighted average exercise price of $22.97 per share.

  The Board of Directors will submit for stockholder approval at a special meeting that has been called for September 29, 1998, a new 1998 Stock Option Plan. The 1998 Stock Option Plan provides for the granting of options to purchase not more than an aggregate of 4,000,000 shares of Common Stock. Some or all of the options issued under the 1998 Stock Option Plan may be "incentive stock options" within the meaning of the Code. All officers and directors of the Company and its subsidiaries are eligible to participate in the 1998 Stock Option Plan. Each option granted pursuant to the 1998 Stock Option Plan must provide for an exercise price per share that is at least equal to the fair market value per share of Common Stock on the date of grant. No options may be granted under the Stock Option Plan after August 20, 2008.

  The Company expects that, in addition to the 1998 Stock Option Plan, the Company will adopt a new stock option plan pursuant to which options, for up to an aggregate of 750,000 shares of Common Stock, may be granted to employees who are not officers or directors and to consultants and independent contractors who perform services for the Company or its subsidiaries.

                             CERTAIN TRANSACTIONS

  The Company has from time to time purchased equipment from Terex Corporation ("Terex") and may do so in the future. Ronald M. DeFeo, a director of the Company, is the chief executive officer, and a director, of Terex. During 1997, the Company purchased approximately $1.1 million of equipment from Terex.

                            PRINCIPAL STOCKHOLDERS

GENERAL

  The table below and the notes thereto set forth as of August 28, 1998 certain information concerning the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Common Stock by (i) each director and executive officer of the Company and (ii) all executive officers and directors of the Company as a group. Except as indicated in the table, the Company does not know of any stockholder that is the beneficial owner of more than 5% of the outstanding Common Stock. For purposes of the table, each executive officer is deemed to be the beneficial owner of all shares of Common Stock that may be acquired upon the exercise of the Warrants held by such officer. The Warrants are currently exercisable at an exercise price of $10.00 per share (representing an aggregate exercise price of $61.4 million, assuming the exercise of all Warrants held by executive officers).

                                        NUMBER OF SHARES OF
                                            COMMON STOCK       PERCENT OF COMMON
NAME                                  BENEFICIALLY OWNED(1)(2)  STOCK OWNED(2)
----                                  ------------------------ -----------------
Bradley S. Jacobs...................         15,000,100(3)(4)        35.4%
Wayland R. Hicks....................            103,591(5)             *
John N. Milne.......................          2,142,857(6)            5.6%
Michael J. Nolan....................            857,244(7)            2.3%
Robert P. Miner.....................            428,571(8)            1.1%
Ronald M. DeFeo.....................             63,000(9)             *
Richard J. Heckmann.................             80,000(10)            *
Gerald Tsai, Jr.....................            360,000(11)            *
All executive officers and directors
 as a group
 (8 persons)........................         19,035,363(12)          43.6%

--------
 *Less than 1%.
 (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
 (2) In certain cases, includes securities owned by one or more entities controlled by the named holder.
 (3) Consists of 10,000,100 outstanding shares and 5,000,000 shares issuable upon the exercise of currently exercisable Warrants. Does not include 1,200,000 shares issuable upon exercise of options which are not currently exercisable.
 (4) Mr. Jacobs has certain rights relating to the disposition of the shares and Warrants owned by certain of the other officers of the Company. By virtue of such rights, Mr. Jacobs is deemed to share beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of the shares owned by such other officers of the Company as described under "--Certain Agreements Relating to Securities Held by Officers." The shares that the table indicates are owned by Mr. Jacobs do not include the shares with respect to which Mr. Jacobs is deemed to share beneficial ownership as aforesaid. Including such shares, Mr. Jacobs is deemed the beneficial owner of an aggregate of 19,133,672 shares of Common Stock (comprised of 12,790,814 outstanding shares and 6,342,858 shares issuable upon the exercise of outstanding Warrants.)
 (5) Consists of 103,591 outstanding shares. Does not include unissued shares that the Company is required to pay Mr. Hicks as part of his base salary as described under "Management--Employment Agreements." Does not include 675,000 shares issuable upon exercise of options which are not currently exercisable.

 (6) Consists of 1,428,571 outstanding shares and 714,286 shares issuable upon the exercise of currently exercisable Warrants. Does not include 300,000 shares issuable upon exercise of options which are not currently exercisable.
 (7) Consists of 571,529 outstanding shares and 285,715 shares issuable upon the exercise of currently exercisable Warrants. Does not include 225,000 shares issuable upon exercise of options which are not currently exercisable.
 (8) Consists of 285,714 outstanding shares and 142,857 shares issuable upon the exercise of currently exercisable Warrants. Does not include 40,000 shares issuable upon exercise of options which are not currently exercisable.
 (9) Consists of 3,000 outstanding shares and 60,000 shares issuable upon the exercise of currently exercisable options.
(10) Consists of 20,000 outstanding shares and 60,000 shares issuable upon exercise of currently exercisable options.
(11) Consists of 300,000 outstanding shares and 60,000 shares issuable upon exercise of currently exercisable options.
(12) Consists of 12,712,505 outstanding shares, 6,142,858 shares issuable upon the exercise of currently exercisable Warrants and 180,000 shares issuable upon the exercise of currently exercisable options. Does not include 2,440,000 shares issuable upon exercise of options which are not currently exercisable.

CERTAIN AGREEMENTS RELATING TO SECURITIES HELD BY OFFICERS

  Prior to the Company's initial public offering, the officers of the Company purchased Common Stock (and in certain cases Warrants) from the Company in private placements, as described under "Management--Capital Contributions by Officers of Directors." All shares of Common Stock and Warrants purchased by the officers of the Company prior to the Company's initial public offering (and any shares of Common Stock acquired upon exercise of such Warrants) are referred to as the "Private Placement Securities."

  Each officer of the Company (other than Mr. Jacobs and Mr. Hicks) has entered into an agreement with the Company and Mr. Jacobs that provides that
(i) if Mr. Jacobs sells any Private Placement Securities that he beneficially owns in a commercial, non-charitable transaction, then Mr. Jacobs is required to use his best efforts to sell (and has the right to sell subject to certain exceptions) on behalf of such officer a pro rata portion of such officer's Private Placement Securities at then prevailing prices, and (ii) except for sales that may be required to be made as aforesaid, the officer shall not (without the prior written consent of the Company) sell or otherwise dispose of the Private Placement Securities owned by such officer (subject to certain exceptions for charitable gifts). The foregoing provisions of the agreements terminate in September or October 2002.

  Each officer of the Company (other than Mr. Jacobs and Mr. Hicks) has also agreed pursuant to such agreements that the Company, in its sole discretion, may (i) prior to September 1, 2005, repurchase the Private Placement Securities owned by such officer in the event that such officer breaches any agreement with the Company or acts adversely to the interest of the Company and (ii) repurchase such Private Placement Securities without any cause (provided that such repurchase right without cause will lapse with respect to one-third of the securities on the first, second and third anniversaries of the date of such agreements). The amount to be paid by the Company in the event of a repurchase will be equal to (i) in the case of Messrs. Milne, Nolan and Miner, $9.125 per share of Common Stock and $0.625 per Warrant plus an amount representing a 4% annual return on such amounts from the date on which such securities were purchased and (ii) in the case of the other officers, the amount originally paid by such officer for such securities plus an amount representing a 10% annual return on such amount. See "Management--Capital Contributions by Officers and Directors" for information concerning the amounts paid by the officers of the Company for the Private Placement Securities owned by them.

  Mr. Hicks has agreed that (i) he will not transfer any Private Placement Securities purchased by him until November 1998 and (ii) he will not transfer any shares of Common Stock that are hereafter issued to him as compensation pursuant to his employment agreement for a one-year period following the date of issuance. See "Management--Employment Agreements."

                            UNITED RENTALS TRUST I

  The Issuer is a statutory business trust formed under the Trust Act pursuant to (i) the Trust Agreement and (ii) the Certificate of Trust. United Rentals owns Common Securities having an aggregate liquidation preference equal to approximately 3% of the total capital of the Issuer. The Issuer exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of the Issuer and investing the gross proceeds from the sale of the Preferred Securities and Common Securities in the Debentures; (ii) distributing the Issuer's income; and (iii) engaging in only those other activities necessary or incidental thereto. The Issuer has a term of approximately 40 years, but may terminate earlier as provided in the Trust Agreement.

  Pursuant to the Trust Agreement, the number of UR Trustees is currently five. Three of the UR Trustees (the "Administrative Trustees") are officers of United Rentals. The fourth trustee is a financial institution that is unaffiliated with United Rentals, which trustee serves as institutional trustee under the Trust Agreement (the "Property Trustee"). The Bank of New York, a New York banking corporation, is the Property Trustee and will continue as such until removed or replaced by the holder of the Common Securities. The Bank of New York also acts as trustee (the "Guarantee Trustee") under the Guarantee. The fifth trustee is The Bank of New York (Delaware), which acts as the Delaware Trustee (as defined in the Trust Agreement) for the purposes of the Trust Act, until removed or replaced by the holder of the Common Securities. United Rentals, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any UR Trustee and to increase or decrease the number of UR Trustees; provided, that the number of UR Trustees shall be at least five, a majority of which shall be Administrative Trustees. See "Description of the Guarantee" and "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement."

  The Property Trustee holds title to the Debentures for the benefit of the holders of the Preferred Securities and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Preferred Securities. The Property Trustee makes payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Preferred Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. United Rentals will pay all fees and expenses related to the Issuer. See "Description of the Debentures--Expenses of Issuer."

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement and the Trust Act. See "Description of the Preferred Securities."

  The address of the Delaware Trustee in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  This summary of certain terms of the Preferred Securities and of certain provisions of documents described below do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of such documents (including the definitions therein of certain terms), forms of which are available for inspection at the corporate trust office of the Property Trustee in New York, New York. Wherever particular Sections of, or terms defined in, such documents are referred to herein, such Sections or defined terms are incorporated by reference herein.

GENERAL

  Pursuant to the terms of the Trust Agreement, the UR Trustees, on behalf of the Issuer, issued the Preferred Securities and the Common Securities in the Original Offering. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer and the Common Securities represent common undivided beneficial interests in the assets of the Issuer. All of the Common Securities are owned by United Rentals. The Preferred Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Debentures is held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Trust Agreement does not permit the issuance by the Issuer of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness by the Issuer. The payment of Distributions out of money held by the Issuer, and payments upon redemption of the Preferred Securities or liquidation of the Issuer, are guaranteed by United Rentals to the extent described under "Description of the Guarantee." The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient available funds to pay such Distributions. The remedy of a holder of Preferred Securities in such an event is as described herein in "--Enforcement of Certain Rights by Holders of Preferred Securities" and in "--Voting Rights; Amendment of the Trust Agreement."

DISTRIBUTIONS

  Distributions on each Preferred Security will be payable at the annual rate of 6 1/2% of the liquidation preference of $50 per Preferred Security. Distributions accumulate from the date of original issuance and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year to holders of record on the applicable record date, commencing November 1, 1998 when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of Distributions payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day and without any additional Distributions or other payment in respect of any such delay (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  So long as no Debenture Event of Default has occurred and is continuing, United Rentals has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum set forth herein, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, United Rentals may not, and may not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of United Rentals' capital stock, or (ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of United Rentals that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by United Rentals where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights (as defined herein) pursuant to a Rights Plan (as defined herein) in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of United Rentals' benefit plans for its directors, officers or employees, or the agreements between URI and certain officers of URI referred to under "Principal Stockholders--Certain Agreements Relating to Securities Held by Officers," (e) as a result of a reclassification of United Rentals' capital stock or the exchange or conversion of one series or class of United Rentals' capital stock for another series or class of United Rentals' capital stock, and (f) the purchase of fractional interests in shares of United Rentals' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, United Rentals may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, United Rentals may elect to begin a new Extension Period. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--U.S. Holder--Interest Income and Original Issue Discount."

  United Rentals has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the Debentures.

  Distributions with respect to the Preferred Securities must be paid on the dates payable to the extent that the Issuer has funds available for the payment of such Distributions in the Property Account. The funds of the Issuer available for distribution to holders of the Preferred Securities are limited to payments under the Debentures in which the Issuer invested the proceeds from the issuance and sale of the Preferred Securities and the Common Securities. See "Description of the Debentures." If United Rentals does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (to the extent the Issuer has funds on hand available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by United Rentals on a limited basis as set forth herein under "Description of the Guarantee."

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which shall be the fifteenth day (whether or not a Business Day) next preceding the relevant distribution date. As long as the Preferred Securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Form, Transfer, Exchange and Book-Entry Procedures."

CONVERSION RIGHTS

 GENERAL

  The Preferred Securities are convertible at any time prior to the Conversion Expiration Date, at the option of the holder thereof and in the manner described below, into shares of Common Stock at an initial conversion rate of
1.14593 shares of Common Stock for each Preferred Security (equivalent to a conversion price of $43.6325 per share of Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. Whenever United Rentals issues shares of Common Stock upon conversion of Preferred Securities and United Rentals has in effect at such time a share purchase rights or similar plan (a "Rights Plan") under which holders of Common Stock are issued rights ("Rights") entitling the holders thereof under certain circumstances to purchase an additional share or shares of Common Stock, United Rentals will issue, together with each such share of Common Stock, an appropriate number of such rights.

  A holder of Preferred Securities wishing to exercise its conversion right shall surrender such Preferred Securities together with an irrevocable conversion notice to the Conversion Agent, which shall, on behalf of such holder, exchange the Preferred Securities for a portion of the Debentures and immediately convert such Debentures into Common Stock. So long as a book-entry system for the Preferred Securities is in effect, however, the procedures for converting the Preferred Stock that are in the form of Global Certificates into shares of Common Stock will be as described under "--Form, Transfer, Exchange and Book-Entry Procedures." United Rentals' delivery upon conversion of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy United Rentals' obligation to pay the principal amount at maturity of the portion of the Debentures so converted and any unpaid interest accrued on such Debentures at the time of such conversion. For a discussion of the taxation of such an exchange to holders, see "Certain Federal Income Tax Consequences--U.S. Holders--Conversion of Preferred Securities into Common Stock." Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

  Accrued Distributions will not be paid on Preferred Securities that are converted, provided, however, that holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution payment date notwithstanding the conversion of such Preferred Securities on or subsequent to such Distribution record date but prior to such Distribution payment date. Except as provided in the immediately preceding sentence, the Issuer will make no payment or allowance for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. United Rentals will make no payment or allowance for dividends on the shares of Common Stock issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which proper notice was received by the Conversion Agent.

  Shares of Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and non-assessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.

 EXPIRATION OF CONVERSION RIGHTS

  On and after August 2, 2001, United Rentals may, at its option, cause the conversion rights of holders of Preferred Securities to expire. United Rentals may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of Common Stock exceeds 120% of the conversion price of the Preferred Securities, subject to adjustment in certain circumstances. In order to exercise its option to cause the conversion rights of holders of Preferred Securities to expire, United Rentals must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to August 2, 2001. The press release shall announce the Conversion Expiration Date and provide the current conversion price of the Preferred Securities and the Current Market Price of the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release.

  Notice of the expiration of conversion rights will be given by United Rentals by first-class mail to the holders of the Preferred Securities not more than four Business Days after United Rentals issues the press release. Conversion rights will terminate at the close of business on the Conversion Expiration Date which will be a date selected by United Rentals not less than 30 nor more than 60 days after the date on which United Rentals issues the press release announcing its intention to terminate conversion rights of the Preferred Securities. In the event that United Rentals does not exercise its option to terminate the conversion rights of the Preferred Securities, the Conversion Expiration Date with respect to the Preferred Securities will be two Business Days preceding the date set for redemption of the Preferred Securities.

  The term "Current Market Price" of Common Stock for any day means the last reported sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Consolidated Transaction Tape, or, if the Common Stock is not listed or admitted to trading on the NYSE on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc., or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of United Rentals for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of United Rentals.

 CONVERSION PRICE ADJUSTMENTS

  General. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable exclusively on Common Stock in Common Stock; (ii) the issuance to all holders of Common Stock of rights or warrants entitling holders of such rights or warrants (for a period not exceeding 45 days) to subscribe for or purchase Common Stock at less than the then Current Market Price; (iii) subdivisions and combinations of Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Common Stock consisting of evidences of indebtedness of United Rentals, securities or capital stock, cash, or assets (including securities, but excluding those rights or warrants referred to above in clause (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 12.5% of the last sale price of Common Stock, as reported on the NYSE Consolidated Transactions Tape, on the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 12.5% of such Current Market Price); and (vi) payment in respect of a tender or exchange offer (other than an odd-lot offer) by United Rentals or any subsidiary of United Rentals for Common Stock at a price per share in excess of 110% of the Current Market Price of Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer (such adjustment being limited, in respect of the excess over Current Market Price, to the amount in excess of 110% of such Current Market Price).

  United Rentals from time to time may reduce the conversion price of the Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by United Rentals for any period of at least 30 days, in which case United Rentals shall give at least 15 days' notice of such reduction. United Rentals may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of United Rentals deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Consequences--U.S. Holders-- Adjustment of Conversion Price."

  No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of United Rentals and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of United Rentals or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of

Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Common Stock at less than the Current Market Price. There shall also be no adjustment of the conversion price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

  Merger, Consolidation or Sale of Assets of United Rentals. In the event that United Rentals is a party to any transaction, including, without limitation, a merger (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), consolidation, sale of all or substantially all of the assets of United Rentals, recapitalization or reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Preferred Security shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Preferred Securities will have no voting rights with respect to any Transaction described in this section.

  If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Preferred Security shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

  The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

    (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price per Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Preferred Securities and through July 31, 1999, and the twelve-month periods commencing August 1, 1999 and August 1, 2000, the product of 106.50, 105.85 and 105.20, respectively, multiplied by $50) plus (y) any then-accrued and unpaid distributions on one Preferred Security; and

    (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction the numerator of which is one and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

  In the absence of the Fundamental Change provisions, in the case of a Transaction each Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of Common Stock into which such Preferred Security was convertible immediately prior to such Transaction. A failure to apply the Fundamental Change conversion price adjustments described above could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities. For example, if United Rentals were acquired in a cash merger, each Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of United Rentals and other factors.

  The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in Fundamental Change Transactions where all or substantially all the Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Common Stock consists of stock listed or admitted for listing subject to notice of issuance on the NYSE or a national securities exchange or quoted on the Nasdaq National Market (a Non-Stock Fundamental Change, as defined below). Such reduction would result in an increase in the amount of the securities, cash, or property into which each Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustments.

  In a Non-Stock Fundamental Change Transaction where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price below) was lower than the then applicable conversion price of a Preferred Security but greater than or equal to the "Reference Market Price," the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Common Stock in the Transaction but in an amount per Preferred Security that would at the time of the Transaction have had a value equal to the then applicable redemption price per Preferred Security set forth below under "--Optional Redemption" or, for periods prior to the date on and after which United Rentals may cause the conversion rights of the holders of Preferred Securities to expire, the amounts referred to in (i) above for such periods.

  In a Non-Stock Fundamental Change Transaction where the initial value received per share of Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

  In a Fundamental Change Transaction where all or substantially all the Common Stock was converted into securities, cash, or property and more than 50% of the value received by the holders of Common Stock consists of listed or Nasdaq National Market traded common stock (a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Common Stock into which such Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Common Stock into which such Preferred Security was convertible immediately before such Transaction.

  The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Common Stock received only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for the Common Stock during the ten trading days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by United Rentals to appropriately reflect any of the events referred to in clauses (i) through
(vi) of the first paragraph under "--Conversion Price Adjustments--General."

  The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Consolidated Transactions Tape or, if the stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm selected by the Debenture Trustee for that purpose.

  The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of United Rentals) of the consideration received by holders of Common Stock consisted of common stock that for each of the ten consecutive trading days prior to the Entitlement Date had been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) United Rentals continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of United Rentals or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

  The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock was exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Stock received in such Transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

  The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

  The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by United Rentals to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."

  The term "Reference Market Price" shall initially mean $23.46 (which is an amount equal to 66 2/3% of the reported last sales price for Common Stock on the NYSE Consolidated Tape on July 30, 1998), and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Preferred Securities.

SPECIAL EVENT EXCHANGE OR REDEMPTION

  At any time following the occurrence and the continuation of a Tax Event or an Investment Company Event, the Administrative Trustees shall direct the Conversion Agent to exchange all outstanding Preferred Securities for Debentures, provided, that in the case of a Tax Event, United Rentals shall have the right to (a) direct that less than all, or none, of the Preferred Securities be so exchanged if and for so long as United Rentals shall have elected to pay any Additional Sums such that the net amounts received by the holders of Preferred Securities not so exchanged in respect of Distributions and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or
(b) redeem the Debentures (and, as a result, the Preferred Securities) in the manner set forth below.

  If a Tax Event shall occur or be continuing, United Rentals shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole but not in part, for cash at the Tax Redemption Price, plus accrued and unpaid interest thereon. Promptly following such redemption, Preferred Securities and Common Securities with an aggregate liquidation preference equal to the aggregate principal amount of the Debentures so redeemed will be redeemed by the Issuer at the Tax Redemption Price plus accrued and unpaid Distributions thereon to the redemption date on a pro rata basis. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if a Trust Agreement Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to the Tax Redemption Price. See also "-- Subordination of Common Securities."

  Holders of Preferred Securities, by purchasing such Preferred Securities, will be deemed to have agreed to be bound by these exchange provisions in regard to the exchange of such Preferred Securities for Debentures on the terms described above.

DISTRIBUTION OF DEBENTURES

  At any time, United Rentals will have the right to dissolve the Issuer and, after satisfaction of the liabilities to creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. Under current United States federal income tax law and interpretations and assuming, as expected, the Issuer is not treated as an association taxable as a corporation for United States federal income tax purposes, a distribution of the Debentures should not be a taxable event to the Issuer and holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--U.S. Holders--Redemption of Preferred Securities for Debentures or Cash Upon Liquidation of the Issuer."

  After the liquidation date fixed for any distribution of Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by DTC or its nominee will be deemed to represent the Debentures having a principal amount equal to the liquidation preference of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Property Trustee for transfer or reissuance.

OPTIONAL REDEMPTION

  Except as provided under "--Mandatory Redemption" below, the Preferred Securities may not be redeemed by the Issuer prior to August 2, 2001.

  On and after such date, upon any permitted redemption by United Rentals of Debentures, the Preferred Securities will, subject to the next succeeding sentence, be subject to redemption, in whole or in part, at the following percentages of the liquidation preference thereof plus accrued and unpaid Distributions, if any, to the date fixed for redemption if redeemed during the twelve-month period commencing August 1 (August 2 with regards to 2001) in each of the following years indicated:

                         REDEMPTION
YEAR                       PRICE
----                     ----------
2001....................  104.55%
2002....................  103.90%
2003....................  103.25%
2004....................  102.60%

                         REDEMPTION
YEAR                       PRICE
----                     ----------
2005....................  101.95%
2006....................  101.30%
2007....................  100.65%
2008 and thereafter.....  100.00%

  The aggregate liquidation preference of the Preferred Securities and Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by United Rentals, which may not exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within 12 months preceding the date fixed for redemption.

  The Issuer may not redeem the Preferred Securities in any case unless all accrued and unpaid Distributions have been paid in full on all outstanding Preferred Securities for all quarterly distribution periods terminating prior to and including the redemption date. If fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be so redeemed will be selected as described under "--Form, Transfer, Exchange and Book-Entry Procedures."

  In the event United Rentals redeems the Debentures in certain circumstances upon the occurrence of a Tax Event as described under "--Special Event Exchange or Redemption," the Preferred Securities will be redeemed at the Tax Redemption Price thereof together with accrued and unpaid Distributions to, but excluding, the redemption date.

  If at any time following the Conversion Expiration Date, less than 5% of the Preferred Securities offered hereby remain outstanding, such Preferred Securities shall be redeemable at the option of the Issuer, in whole but not in part, at a redemption price of $50 per Preferred Security, plus all accrued and unpaid Distributions.

MANDATORY REDEMPTION

  Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a "Debenture Event of Default" described under "Description of the Debentures--Debenture Events of Default," the Debentures shall be subject to mandatory redemption, in whole but not in part, by United Rentals, and the proceeds from such repayment will be applied to redeem Preferred Securities and Common Securities having an aggregate liquidation preference equal to the aggregate principal amount of Debentures so repaid or redeemed at a redemption price equal to the respective liquidation preference of the Preferred Securities and Common Securities or, in the case of a redemption of the Debentures, at the redemption price paid with respect to the Debentures, as described below, together with accrued and unpaid distributions on the Preferred Securities and

Common Securities to the date of redemption. In the case of an acceleration of the Debentures, the Preferred Securities will be redeemed only when repayment of the Debentures has actually been received by the Issuer. In addition, as described above under "--Special Event Exchange or Redemption," upon the occurrence of a Special Event, Preferred Securities shall be exchanged for Debentures unless, in the case of a Tax Event, United Rentals shall have elected to (a) pay any Additional Sums such that the net amounts of Distributions received by the holders of any Preferred Securities not so exchanged are not reduced as a result of such Tax Event and shall not have revoked any such election or failed to make such payments or (b) redeem the Debentures (and, as a result, the Preferred Securities) as further set forth in "--Special Event Exchange or Redemption."

REDEMPTION PROCEDURES

  Preferred Securities redeemed on the date fixed for redemption shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Preferred Securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the Issuer has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities."

  Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by the Property Trustee to each record holder of Preferred Securities that are being redeemed not fewer than 30 nor more than 60 days prior to the redemption date. If the Property Trustee gives a notice of redemption in respect of the Preferred Securities, then, by 11:00 a.m., New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or the Conversion Agent, as the case may be, funds sufficient to pay the applicable redemption price and will give DTC or the Conversion Agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such Preferred Securities. See "--Certain Book-Entry Procedures for Global Certificates." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities as of the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the redemption price, but without interest on such redemption price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by United Rentals pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

  Subject to applicable law (including, without limitation, United States federal securities law), United Rentals or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the redemption price on the Preferred Securities and any distribution or exchange of Debentures to holders of Preferred Securities shall be made to the applicable record holders thereof as they appear on the Securities Register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the redemption date or liquidation date, as applicable.

  If less than all of the Preferred Securities and Common Securities issued by the Issuer are to be redeemed on a redemption date, then the aggregate liquidation preference of such Preferred Securities and Common Securities to be redeemed shall be allocated on a pro rata basis among the Preferred Securities and the Common Securities to be redeemed. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation preference of the Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar and the Conversion Agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed; it being understood that, in the case of Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption of Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless United Rentals defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debentures or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the redemption price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation preference of such Preferred Securities and Common Securities; provided, however, that if on any distribution date or redemption date a Trust Agreement Event of Default shall have occurred and be continuing, no payment of any Distribution on, or redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Preferred Securities then due and payable.

  In the case of any Trust Agreement Event of Default, United Rentals, as holder of the Common Securities, will be deemed to have waived any right to act with respect to any such Trust Agreement Event of Default until all such Trust Agreement Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Trust Agreement Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of United Rentals as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary liquidation, termination, dissolution or winding up of the Issuer (each, a "Liquidation"), the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Issuer, after satisfaction of liabilities to creditors of the Issuer, distributions in an amount equal to the aggregate of the stated liquidation preference of $50 per Preferred Security plus accrued and unpaid

Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, after satisfaction of liabilities to creditors of the Issuer, Debentures in an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities. See "--Distribution of Debentures."

  If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

  Pursuant to the Trust Agreement, the Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of United Rentals;
(ii) the distribution of Debentures to the holders of the Preferred Securities and Common Securities, if United Rentals, as Depositor, has given written direction to the Property Trustee to dissolve the Issuer (which direction is optional and wholly within the discretion of United Rentals, as Depositor);
(iii) the redemption, conversion, or exchange of all of the Preferred Securities and Common Securities; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer; and (v) the occurrence of a Special Event, except in the case of a Tax Event following which United Rentals has elected (a) to pay any Additional Sums such that the net amount received by holders of Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and United Rentals has not revoked any such election or failed to make such payment or (b) redeem all or some of the Debentures in the manner set forth under "--Special Event Exchange or Redemption."

TRUST AGREEMENT EVENTS OF DEFAULT; NOTICE

  An event of default under the Indenture (a "Debenture Event of Default") will constitute an event of default under the Trust Agreement with respect to the Preferred Securities and the Common Securities (a "Trust Agreement Event of Default"), whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

  Within ten days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the Preferred Securities, the Administrative Trustees and United Rentals, as Depositor, unless such Trust Agreement Event of Default shall have been cured or waived. United Rentals, as Depositor, and the Administrative Trustees, on behalf of the Issuer, are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Trust Agreement Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon dissolution of the Issuer as described above. See "--Liquidation Distribution Upon Dissolution." The existence of a Trust Agreement Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Trust Agreement Event of Default has occurred and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Debentures against United Rentals. In addition, the holders of a majority in aggregate liquidation preference of the Preferred

Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may proceed to enforce such rights directly against United Rentals. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of United Rentals to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities shall have the right to institute a Direct Action against United Rentals for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. In connection with any such Direct Action, the rights of United Rentals will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by United Rentals to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly against United Rentals any other remedy available to the Property Trustee unless the Property Trustee first fails to do so.

MERGER OR CONSOLIDATION OF UR TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such UR Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such UR Trustee, shall be the successor of such UR Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER

  The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Issuer may, at the request of United Rentals, with the consent of the Administrative Trustees and without the consent of the Property Trustee, the Delaware Trustee or the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) United Rentals expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, United Rentals has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (b) following

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

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (c) except where 100% of the holders of Preferred Securities have consented as set forth in the following sentence, following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer or such successor entity will be treated as a grantor trust for United States federal income tax purposes and (viii) United Rentals or any permitted successor or assignee owns all of the Common Securities, of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate liquidation preference of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by United Rentals and the UR Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provision of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act or be classified as other than a grantor trust for United States federal income tax purposes or
(iii) to maintain the qualification of the Trust Agreement under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. The Trust Agreement may be amended by the UR Trustees and United Rentals with (i) the consent of holders representing not less than a majority (based upon liquidation preferences) of the outstanding Preferred Securities and Common Securities, acting as a single class, and (ii) receipt by the UR Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the UR Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the Investment Company Act; provided further that without the consent of each holder of Preferred Securities and Common Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

  If any proposed amendment of the Trust Agreement provides for, or the UR Trustees otherwise propose to effect, the dissolution, winding-up or termination of the Issuer, other than pursuant to the terms of the Trust Agreement, then the holders of the then outstanding Preferred Securities, as a class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation preference of the outstanding Preferred Securities.

  The holders of a majority in aggregate liquidation preference of Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. So long as any Debentures are held by the Property Trustee, the UR Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee (as defined herein) or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, without in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Securities (except in the case of clause (iv), which consent, in the event that no Trust Agreement Event of Default shall occur and be continuing, shall be of the holders of Preferred Securities and Common Securities, voting together as a single class); provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Preferred Securities. The UR Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of record of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures.

  A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Trust Agreement Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Preferred Securities and the Common Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for the Issuer to redeem and cancel the Preferred Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by United Rentals, the UR Trustees or any affiliate of any UR Trustee shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Form, Transfer, Exchange and Book-Entry Procedures--Certain Book-Entry Procedures for Global Certificates."

  Holders of the Preferred Securities will have no rights to appoint or remove the UR Trustees, who may be appointed, removed or replaced solely by United Rentals, as the direct or indirect holder of all the Common Securities.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and

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

any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and United Rentals. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and United Rentals. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and United Rentals) to act as Paying Agent.

FORM, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

  Preferred Securities initially sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act ("Rule 144A Preferred Securities") were initially represented by one or more certificates in registered, global form (collectively, the "Global Certificates"). The Global Certificates were deposited upon issuance with the Property Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Rule 144A Preferred Securities (including beneficial interests in the Global Certificates) are subject to certain restrictions on transfer and such Preferred Securities bear a restrictive legend as described under "Notice to Investors." In addition, transfers of beneficial interests in the Global Certificates are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Except as set forth below, the Global Certificates may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Certificates may not be exchanged for Preferred Securities in certificated form except in the limited circumstances described below under "--Exchanges of Book-Entry Certificates for Certificated Preferred Securities."

 EXCHANGES OF BOOK-ENTRY CERTIFICATES FOR CERTIFICATED PREFERRED SECURITIES

  A beneficial interest in a Global Certificate may not be exchanged for a certificated Preferred Security unless (i) DTC (x) notifies the Issuer and the Company that it is unwilling or unable to continue as depositary for the Global Certificate or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case the Issuer and the Company thereupon fails to appoint a successor depositary, (ii) the Issuer and the Company, at their option, notify the Property Trustee in writing that they elect to cause the issuance of the Preferred Securities in certificated form or (iii) there shall have occurred and be continuing a Trust Agreement Event of Default or any event which after notice or lapse of time or both would be a Trust Agreement Event of Default. In all cases, certificated Preferred Securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Any such exchange will be effected through the DTC Deposit/Withdraw at Custodian ("DWAC") system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Certificate.

 CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL CERTIFICATES

  The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuer and the Company take no responsibility for these operations and procedures and urge investors to contact the settlement system or their participants directly to discuss these matters.

  DTC has advised the Issuer and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants

("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  DTC has advised the Issuer and the Company that its current practice, upon the issuance of a Global Certificate, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in a Global Certificate is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

  As long as DTC, or its nominee, is the registered holder of a Global Certificate, DTC or such nominee, as the case may be, is considered the sole owner and holder of the Preferred Securities represented by such Global Certificate for all purposes under the Trust Agreement and the Preferred Securities.

  Except in the limited circumstances described above, owners of beneficial interests in a Global Certificate are not entitled to have any portions of such Global Certificate registered in their names, are not entitled to receive physical delivery of Preferred Securities in definitive form and are not considered the owners or holders of the Global Certificate (or any Preferred Securities represented thereby) under the Trust Agreement or the terms of the Preferred Securities.

  Investors may hold their interests in a Global Certificate directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Certificate are subject to the procedures and requirements of DTC.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Payments of Distributions on Global Certificates will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Company, the Property Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment of Distributions in respect of a Global Certificate representing any Preferred Securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate for such Preferred Securities as shown on the records of DTC or its nominee. The Issuer and the Company also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

  Interests in the Global Certificates will trade in DTC's settlement system and secondary market trading activity in such interests are therefore expected to settle in immediately available funds, subject in all cases to

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

the rules and procedures of DTC and its participants. Transfers between participants in DTC are expected to be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Issuer and the Company that it will take any action permitted to be taken by a holder of certificates (including the presentation of Preferred Securities for exchange as described below and the conversion of Preferred Securities) only at the direction of one or more participants to whose account with DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation preference of the Preferred Securities as to which such participant or participants has or have given such direction. However, if there is a Trust Agreement Event of Default, DTC reserves the right to exchange the Global Certificates for Preferred Securities in certificated form, and to distribute such Preferred Securities to its participants.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, United Rentals, the Property Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Certificates.

  Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each participant to be redeemed.

  Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the Preferred Securities and the voting rights of participants, indirect participants and beneficial owners of Preferred Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Property Trustee and the Company.

 TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

  The Property Trustee presently acts as transfer agent, registrar and paying, conversion and exchange agent for the Preferred Securities.

  Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Issuer, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Preferred Securities after such Preferred Securities have been called for redemption.

 INFORMATION CONCERNING THE PROPERTY TRUSTEE

  United Rentals and certain of its subsidiaries may maintain deposit accounts and conduct other banking and corporate securities transactions and relationships with the Property Trustee in the ordinary course of their

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

businesses. The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Trust Agreement Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by United Rentals and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

 MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of United Rentals for United States federal income tax purposes. In this connection, United Rentals and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust of the Issuer or the Trust Agreement, that United Rentals and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

REGISTRATION RIGHTS AGREEMENT

  United Rentals, URI and the Issuer have entered into a registration rights agreement (the "Registration Rights Agreement") with the Purchasers, pursuant to which United Rentals and the Issuer agreed, at United Rentals' or URI's expense, for the benefit of the holders of the Registrable Securities, to file with the Commission on or prior to the date 90 days after the Closing Date a shelf registration statement (the "Shelf Registration Statement") on such form as United Rentals deems appropriate covering resale by holders of all Registrable Securities. Pursuant to the Registration Rights Agreement, United Rentals has agreed to use its reasonable best efforts to have the Shelf Registration Statement declared effective within 180 days after the Closing Date and to keep the Shelf Registration Statement effective until the earliest of (i) the expiration of two years from the effective time, (ii) such time as all Registrable Securities have been sold pursuant to the Shelf Registration Statement, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in a new security not subject to transfer restrictions under the Securities Act being delivered and (iii) such time as in the opinion of counsel, all of the Registrable Securities held by non-affiliates of the issuer thereof are eligible for resale pursuant to Rule 144(k) under the Securities Act and the legends described under "Notice to Investors" have been removed from such Registrable Securities.

  Any holder of any Registrable Security wishing to include such holder's Registrable Securities in the Shelf Registration Statement must deliver a Selling Securityholder's Questionnaire substantially in the form attached as Annex A to this Offering Circular on or prior to the 80th day following the Closing Date (each such holder, an "Electing Holder"). A HOLDER OF REGISTRABLE SECURITIES WHO FAILS TO DELIVER A PROPERLY COMPLETED AND SIGNED SELLING SECURITYHOLDER'S QUESTIONNAIRE TO UNITED RENTALS ON OR PRIOR TO THE 80TH DAY FOLLOWING THE CLOSING DATE WILL NOT BE ENTITLED TO INCLUDE SUCH HOLDER'S REGISTRABLE SECURITIES IN THE SHELF REGISTRATION

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

STATEMENT. Any person that acquires any Registrable Securities from an Electing Holder (excluding any Registrable Securities that were not identified in the Selling Securityholder's Questionnaire delivered by such Electing Holder) will be entitled to have such Registrable Securities included in the Shelf Registration Statement so long as such transferee provides United Rentals with an updated Selling Securityholder's Questionnaire. If such transferee's updated Selling Securityholder's Questionnaire is received on or prior to the tenth day prior to the effective time, such transferee will be entitled to have such transferee's Registrable Securities included in the Shelf Registration Statement at the effective time. If such transferee's updated Selling Securityholder's Questionnaire is received subsequent to such tenth day, the Registrable Securities covered by such Selling Securityholder's Questionnaire will be included in the Shelf Registration Statement reasonably promptly after receipt (which date of inclusion may be subsequent to the effective time).

  If the Shelf Registration Statement has not been filed within 90 days of the Closing Date or has not been declared effective within 180 days after the Closing Date, additional Distributions will accrue on the Preferred Securities and additional interest will accrue on the Debentures until such registration statement is filed or declared effective, as applicable, at an annual rate of 0.25% of the liquidation preference for the first 90 days and at an annual rate of 0.50% of the liquidation preference thereafter. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional 0.50% per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective. The payments provided for in this paragraph will constitute liquidated damages ("Liquidated Damages") and will be the exclusive monetary remedy available to holders of the Securities in respect to matters discussed in this paragraph.

  The Registration Rights Agreement provides that holders of 33 1/3% of the Registrable Securities (calculated on a Common Stock equivalent basis) may elect to have one underwritten offering. The managing underwriter(s) for any such offering must be selected by holders of 50% of the Registrable Securities (calculated on a Common Stock equivalent basis) to be included in the underwritten offering and must be reasonably acceptable to United Rentals. United Rentals has the right to defer any underwritten offering for up to 120 days for a valid business reason.

  United Rentals will pay all fees and expenses incident to the filing of the Shelf Registration Statement and maintaining its effectiveness for resales of Registrable Securities. In addition, United Rentals will pay up to a maximum of $80,000 for the fees and disbursements of a single counsel selected by holders of not less than 25% of the Registrable Securities (calculated on a Common Stock equivalent basis) to represent them in connection with the Shelf Registration Statement. Except as provided in the preceding sentence, the holders of Registrable Securities included in the Shelf Registration Statement will be responsible (on a pro rata basis based on the amount of Registrable Securities (calculated on a Common Stock equivalent basis) included therein) for the fees and disbursements of such counsel.

  In the case of an underwritten offering, United Rentals will pay up to a maximum of $200,000 for the fees and expenses in connection therewith (the fees and disbursements of one counsel for the holders participating in such offering being included in such fees and expenses). The holders participating in such offering will be responsible (on a pro rata basis based on the amount of Registrable Securities (calculated on a Common Stock equivalent basis) included in such offering) for all fees and expenses of such underwritten offering in excess of $200,000, including any fees and expenses of counsel to the holders, counsel to United Rentals and United Rentals' independent public accountants that may constitute part of such excess amount.

  In no event will United Rentals be responsible for underwriting discounts or commissions.

  In the Registration Rights Agreement, United Rentals, URI and the Issuer agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act, and each holder of Registrable Securities included in the Shelf Registration Statement will be obligated to indemnify United

Rentals, the Issuer and any other holder against any liability with respect to any information furnished by such holder in writing to United Rentals (including, without limitation, in a Selling Securityholder's Questionnaire) expressly for use in the Shelf Registration Statement.

  Use of the prospectus included in such registration statement is subject to suspension by the Issuer or United Rentals at certain times under certain circumstances relating to pending corporate developments affecting the Company and public filings with the Commission and similar events.

  This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which is incorporated by reference herein as an exhibit to the Registration Statement.

GOVERNING LAW

  The Trust Agreement and the Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to its conflict of laws principles and excluding sections 3540 and 3561 of Title 12 of the Delaware Code Annotated.

                         DESCRIPTION OF THE GUARANTEE

  The Guarantee was executed and delivered by United Rentals concurrently with the issuance by the Issuer of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Bank of New York acts as trustee ("Guarantee Trustee") under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee (a copy of which is available at the corporate trust offices of the Guarantee Trustee in New York, New York). The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

  Pursuant to and to the extent set forth in the Guarantee, United Rentals irrevocably agreed to pay in full on a subordinated basis, the Guarantee Payments to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price (together with accumulated and unpaid Distributions) with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. United Rentals' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by United Rentals to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but applies only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If United Rentals does not make interest payments on the Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

  United Rentals has, through the Guarantee, the Trust Agreement, the Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

  United Rentals has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to the Common Securities to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Trust Agreement Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE GUARANTEE

  The Guarantee constitutes an unsecured obligation of United Rentals and ranks subordinate and junior in right of payment to all Secured Indebtedness of United Rentals. United Rentals has guaranteed the obligations of URI under the Credit Facility and the Term Loan, and has pledged the Common Stock as security for such guarantee. The Loan Guarantees will constitute Secured Indebtedness of United Rentals. At June 30, 1998 on a pro forma basis (after giving effect to the Loan Guarantees, completion of the Offering and the application of a portion of the net proceeds therefrom to repay outstanding indebtedness), United Rentals would have had outstanding $603.2 million of Secured Indebtedness. The terms of the Guarantee and the other Securities will not place any limitation on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals or subsidiaries of United Rentals. See "Description of the Debentures."

  The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution of the Debentures to the holders of the Preferred Securities. The Guarantee will not place a limitation on the amount of additional indebtedness that may be incurred by United Rentals or any of its subsidiaries.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation preference of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities-- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of United Rentals and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

CERTAIN COVENANTS OF UNITED RENTALS

  United Rentals has covenanted in the Guarantee that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) United Rentals has elected, and has not revoked such election, to pay Additional Sums in respect of the Preferred Securities and Common Securities, United Rentals, subject to the subordination provisions hereinafter referenced, will pay to the Issuer such Additional Sums. United Rentals has also covenanted that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of United Rentals' capital stock or (ii) make any payment of principal of or, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of United Rentals that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by United Rentals where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to a Rights Plan in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of United Rentals' benefit plans for its directors, officers or employees, or the agreements between URI and certain officers of URI referred to under "Principal Stockholders--Certain Agreements Relating to Securities Held by Officers," (e) as a result of a reclassification of United Rentals' capital stock or the exchange or conversion of one series or class of United Rentals' capital stock for another series or class of United Rentals' capital stock and (f) the purchase of fractional interests in shares of United Rentals' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which United Rentals has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which United Rentals shall not have taken reasonable steps to cure, (ii) United Rentals shall be in default with respect to its payment of any obligations under the Guarantee or (iii) United Rentals shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. United Rentals has also covenanted (i) for so long as Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to United Rentals' ownership of the Common Securities, (iii) not to voluntarily terminate, wind-up or liquidate the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Preferred Securities in liquidation of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) to maintain the reservation for issuance of the number of shares of Common Stock that would be required from time to time upon the conversion of all the Debentures then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (vi) to deliver shares of Common Stock upon an election by the holders of the Preferred Securities to convert such Preferred Securities into Common Stock.

  As part of the Guarantee, United Rentals has agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Common Stock or Debentures.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of United Rentals to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation preference of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against United Rentals to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against United Rentals to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. United Rentals will waive any right or remedy to require that any action be brought just against the Issuer, or any other person or entity before proceeding directly against United Rentals.

  United Rentals, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not United Rentals is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by United Rentals in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Issuer, upon the distribution, if any, of Common Stock to the holders of Preferred Securities in respect of the conversion of all such holders' Preferred Securities into Common Stock or upon distribution of Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

                         DESCRIPTION OF THE DEBENTURES

  The Debentures were issued under a Convertible Subordinated Indenture, dated as of August 5, 1998 (the "Indenture") between United Rentals and The Bank of New York as trustee (the "Debenture Trustee"), copies of which are available for inspection at the corporate trust office of the Debenture Trustee in New York, New York. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

GENERAL

  The Debentures are unsecured and rank junior and subordinate in right of payment to all existing and future Secured Indebtedness of United Rentals. The Debentures are limited in aggregate principal amount to approximately $309.3 million [(approximately $360.8 million if the Purchasers' over-allotment option is exercised in full)], such amount being the sum of the aggregate stated liquidation preference of the Preferred Securities and capital contributed by United Rentals in exchange for the Common Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of United Rentals, whether under the Indenture or any existing or other indenture that United Rentals may enter into in the future or otherwise. See "--Subordination."

  Concurrently with the issuance of the Preferred Securities, the Issuer invested the proceeds thereof and the consideration paid by United Rentals for the Common Securities in the Debentures. The Debentures are in the principal amount equal to the aggregate stated liquidation preference of the Preferred Securities plus United Rentals' concurrent investment in the Common Securities.

  The Debentures are not subject to any sinking fund provision. The entire principal amount of the Debentures will mature, and become due and payable, together with any accrued and unpaid interest thereon, on August 1, 2028.

INTEREST

  The Debentures bear interest at the annual rate of 6 1/2% per annum, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 1998 (each, an "Interest Payment Date"), to the person in whose name each Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date, subject to certain exceptions. It is anticipated that, until the liquidation, if any, of the Issuer, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

GLOBAL SECURITIES

  If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Issuer as a result of the occurrence of a Special Event, the Debentures will be issued in the same form as the Preferred Securities which such Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, the Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in such a Global Security are not entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner of Preferred Securities must rely on the procedures of DTC or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

  If Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Issuer and a Global Security is issued, DTC will act as securities depositary for the Debentures represented by such Global Security. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities-- Form, Transfer, Exchange and Book-Entry Procedures." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. United Rentals may appoint a successor to DTC or any successor depositary in the event DTC or such depositary is unable or unwilling to continue as a depositary for the Global Securities.

  None of United Rentals, the Debenture Trustee, any Paying Agent or the Securities Registrar have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security representing such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  A Global Security is exchangeable for Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies United Rentals that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary shall have been appointed by United Rentals within 90 days, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) United Rentals in its sole discretion determines that such Global Security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such Global Security. In the event that Debentures are issued in definitive form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described in "--Payment and Paying Agents" below.

PAYMENT AND PAYING AGENTS

  Payments on Debentures represented by a Global Security will be made to DTC, as the depositary for the Debentures. In the event Debentures are issued in definitive form, principal of and premium, if any, and any interest on Debentures will be payable, the transfer of the Debentures will be registrable, and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as United Rentals may designate, except that at the option of United Rentals, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the

Securities Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Debentures will be made to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. United Rentals may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

  Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by United Rentals in trust, for the payment of the principal of and premium, if any, or interest on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of United Rentals, be repaid to United Rentals and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to United Rentals for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Event of Default under the Indenture has occurred and is continuing, United Rentals will have the right under the Indenture to defer the payment of interest (including any Liquidated Damages) on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. At the end of such Extension Period, United Rentals must pay all interest then accrued and unpaid (together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (or holders of Preferred Securities while the Preferred Securities are outstanding) will continue to be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--U.S. Holders--Interest Income and Original Issue Discount."

  During any such Extension Period, United Rentals may not, and may not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of United Rentals' capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of United Rentals that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by United Rentals where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to a Rights Plan, and the declaration of a dividend of any Rights or the issuance of preferred stock under any Rights Plan in the future, (c) payments under the Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock under any of United Rentals' benefit plans for its directors, officers or employees or the agreements between URI and certain officers of URI referred to under "Principal Stockholders--Certain Agreements Relating to Securities Held by Officers," (e) as a result of a reclassification of United Rentals' capital stock or the exchange or conversion of one series or class of United Rentals' capital stock for another series or class of United Rentals' capital stock, and (f) the purchase of fractional interests in shares of United Rentals' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, United Rentals may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, United Rentals may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. United Rentals shall give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of
(i) the record date for the date Distributions on the Preferred Securities (or, if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee (or, if no Preferred Securities are outstanding, the Debenture Trustee) is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date. The Debenture Trustee and the Property Trustee shall give notice of United Rentals' election to begin an Extension Period to the holders of the Debentures and the Preferred Securities, respectively.

MANDATORY REDEMPTION

  Upon repayment at maturity or as a result of acceleration upon the occurrence of a Debenture Event of Default, United Rentals will redeem the Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 11:00 a.m., New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

  On and after August 2, 2001, and subject to the next succeeding sentence, United Rentals will have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as provided below, during the twelve month periods beginning on August 1 (August 2 with regards to 2001) in each of the following years and at the indicated redemption prices (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed.

                         REDEMPTION
          YEAR             PRICE
          ----           ----------
2001....................  104.55%
2002....................  103.90%
2003....................  103.25%
2004....................  102.60%

                         REDEMPTION
          YEAR             PRICE
          ----           ----------
2005....................  101.95%
2006....................  101.30%
2007....................  100.65%
2008 and thereafter.....  100.00%

  The aggregate principal amount of the Debentures so redeemed may not, however, exceed the amount of the proceeds derived, directly or indirectly, by United Rentals from the issuance and sale of Common Stock within 12 months preceding the date fixed for redemption.

  For so long as the Issuer is the holder of all the outstanding Debentures, the proceeds of any such redemption will be used by the Issuer to redeem Preferred Securities and Common Securities in accordance with their terms. United Rentals may not, in any case, redeem the Debentures unless all accrued and unpaid interest thereon has been paid in full on all outstanding Debentures for all quarterly interest periods terminating prior to and including the redemption date. See "Description of the Preferred Securities-- Optional Redemption."

  If a Tax Event shall occur or be continuing, United Rentals shall also have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole but not in part, for cash at the Tax Redemption Price, plus accrued and unpaid interest thereon, as described in "Description of the Preferred Securities--Special Event Exchange or Redemption."

  If at any time following the Conversion Expiration Date, less than 5% of the original aggregate principal amount of the Debentures remains outstanding, such Debentures shall be redeemable at the option of United Rentals, in whole but not in part, at a redemption price equal to the principal amount thereof, plus any accrued and unpaid interest.

REDEMPTION PROCEDURES

  Notices of any redemption of the Debentures and the procedures for such redemption shall be as provided with respect to the Preferred Securities under "Description of the Preferred Securities--Redemption Procedures." Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless United Rentals defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debentures or portions thereof called for redemption.

DISTRIBUTION OF DEBENTURES

  At any time, United Rentals has the right to terminate the Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Preferred Securities in liquidation, the Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Debentures. It is anticipated that the depositary arrangements for the Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary matters, see "Description of the Preferred Securities--Form, Transfer, Exchange and Book-Entry Procedures."

CONVERSION OF THE DEBENTURES

  The Debentures are convertible at the option of the holders of the Debentures into Common Stock, at any time prior to the earlier of redemption or maturity thereof, or the Conversion Expiration Date initially at the rate of 1.14593 shares of Common Stock for each $50 in principal amount of the Debentures (equivalent to a conversion price of $43.6325 per share of Common Stock), subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights." The Issuer has covenanted for so long as the Preferred Securities are outstanding not to convert the Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of such Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute the commensurate principal amount of the Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Debentures into Common Stock on behalf of such holder. United Rentals' delivery to the holders of the Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy United Rentals' obligation to pay the principal amount of the Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.

EXPIRATION OF CONVERSION RIGHTS

  The conversion rights of any Debentures held by the Issuer shall expire upon the expiration of the conversion rights of the Preferred Securities on the terms described above under "Description of the Preferred Securities-- Conversion Rights--Expiration of Conversion Rights." In the case of any Debentures that have been exchanged for Preferred Securities under the conditions described under "Description of the Preferred Securities--Special Event Exchange or Redemption," on and after August 2, 2001, United Rentals may, at its option, cause the conversion rights of holders of such Debentures to expire. United Rentals may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of the Common Stock of United Rentals exceeds 120% of the conversion price of the Debentures, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, United Rentals must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after any period in which the condition in the preceding sentence has been met, but in no event prior to August 2, 2001.

The press release shall announce the Conversion Expiration Date and provide the current conversion price and Current Market Price of the Common Stock of United Rentals, in each case as of the close of business on the trading day next preceding the date of the press release.

  Notice of the expiration of conversion rights will be given by first-class mail to the holders of the Debentures not more than four Business Days after United Rentals issues the press release. The Conversion Expiration Date will be a date selected by United Rentals not less than 30 nor more than 60 days after the date on which United Rentals issues the press release announcing its intention to terminate the conversion rights of Debenture holders. In the event that United Rentals does not exercise its conversion expiration option, the Conversion Expiration Date with respect to the Debentures will be two Business Days preceding the date set for mandatory redemption of the Debentures.

MODIFICATION OF INDENTURE

  From time to time, United Rentals and the Debenture Trustee may, without the consent of the holders of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Debentures, or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture will contain provisions permitting United Rentals and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of the Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest as described under "--Option to Extend Interest Payment Period") or impair any right to institute suit for the enforcement of any such payment, or change the subordination provisions of the Indenture or any right to convert any Debentures in a manner adverse to the holders or (ii) reduce the percentage of principal amount of the Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation preference of the Preferred Securities then outstanding unless and until the principal of the Debentures and all accrued and unpaid interest thereon has been paid in full.

  Prior to the acceleration of the maturity of any Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the holders of all such affected Debentures waive any past default or a Debenture Event of Default and its consequences, except a default or a Debenture Event of Default in respect of a covenant or provision of the Indenture or of any Debentures which cannot be modified or amended without the consent of the holder of each of the Debentures affected.

DEBENTURE EVENTS OF DEFAULT

  The occurrence of any of the following events with respect to the Debentures will constitute a "Debenture Event of Default" with respect to such
Debentures:

    (i) failure for 30 days to pay any interest on the Debentures, when due (subject to the deferral of any due date in the case of an Extension Period);

    (ii) failure to pay any principal of or premium, if any, on the Debentures when due whether at maturity, upon redemption by declaration or otherwise;

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

    (iii) failure by United Rentals to deliver shares of Common Stock upon an appropriate election by holders of the Debentures to convert such Debentures;

    (iv) default for 90 days by United Rentals in the observance or performance of any other covenant or agreement contained in the Indenture relating to the Debentures after written notice thereof as provided in the Indenture; or

    (v) certain events of bankruptcy, insolvency or reorganization relating to United Rentals or URI.

  A default or event of default under any Secured Indebtedness of United Rentals will not constitute a default under the Indenture or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Secured Indebtedness of United Rentals, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Secured Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute a Debenture Event of Default.

  If a Debenture Event of Default shall have occurred and be continuing, either the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal amount of all Debentures and the interest, if any, accrued thereon to be due and payable immediately and, should the Debenture Trustee or the holders of the Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right.

  Upon certain conditions, any such declarations may be rescinded and annulled if all Debenture Events of Default, other than the nonpayment of accelerated principal, with respect to the Debentures then outstanding shall have been cured or waived as provided in the Indenture by the holders of a majority in aggregate principal amount of the Debentures then outstanding and, should the holders of the Debentures fail to waive such default, the holders of a majority in aggregate liquidation preference of the Preferred Securities shall have such right.

  The Indenture provides that the Debenture Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the Debentures, unless such holders shall have offered to the Debenture Trustee reasonable indemnity. Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the Debentures then outstanding (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Debentures.

  The Indenture provides that no holder of the Debentures may institute any action against United Rentals under the Indenture (except actions for payment of overdue principal, premium or interest) unless such holder previously shall have given to the Debenture Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding (voting as one class) shall have requested the Debenture Trustee to institute such action and shall have offered the Debenture Trustee reasonable indemnity, the Debenture Trustee shall not have instituted such action within 60 days of such request and the Debenture Trustee shall not have received direction inconsistent with such request by the holders of a majority in aggregate principal amount of the Debentures then outstanding (voting as one class).

  The Indenture requires United Rentals to furnish to the Debenture Trustee annually a statement as to United Rentals' compliance with all conditions and covenants under the Indenture. The Indenture provides that the Debenture Trustee may withhold notice to the holders of the Debentures of any default (except defaults as to payment of principal, premium or interest on the Debentures) if it considers such withholding to be in the interest of the holders of the Debentures.

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

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of United Rentals to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Debentures. United Rentals may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by United Rentals in connection with a Direct Action, United Rentals shall remain obligated to pay the principal of or interest on the Debentures held by the Issuer or the Property Trustee and United Rentals shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by United Rentals to such holder in any Direct Action.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that United Rentals shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into United Rentals or convey, transfer or lease its properties and assets substantially or as an entirety to United Rentals, unless (i) if United Rentals consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes United Rentals' obligations on the Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of the Debentures, such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving United Rentals that may adversely affect holders of the Debentures.

EXPENSES OF ISSUER

  Pursuant to the Indenture, United Rentals will pay all of the costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or Common Securities the amounts due such holders pursuant to the terms of the Preferred Securities or Common Securities.

SUBORDINATION

  The indebtedness evidenced by the Debentures is subordinated in right of payment to the prior payment in full in cash of all Secured Indebtedness. The Debentures are subordinated indebtedness of United Rentals.

  The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to United Rentals or its assets, or any liquidation, dissolution or other winding-up of United Rentals, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of United Rentals, all Secured Indebtedness (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy regardless of whether such interest is an allowed claim in the bankruptcy proceeding) must be paid in full in cash before any payment is made on account of the principal of, premium, if any, or interest on the Debentures.

  During the continuance of any default in the payment of principal of, premium, if any, or interest, on any Secured Indebtedness, when the same becomes due, and after receipt by the Debentures Trustee and United

Rentals from representatives of holders of such Secured Indebtedness of written notice of such default, no direct or indirect payment by or on behalf of United Rentals of any kind or character (excluding certain permitted equity or subordinated securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Debentures unless and until such default has been cured or waived or has ceased to exist or such Secured Indebtedness shall have been discharged or paid in full in cash, after which United Rentals shall resume making any and all required payments in respect of the Debentures, including any missed payments.

  In addition, during the continuance of any other default with respect to any Designated Senior Indebtedness that permits, or would permit with the passage of time or the giving of notice or both, the maturity thereof to be accelerated (a "Non-payment Default") and upon the earlier to occur of (a) receipt by the Debenture Trustee and United Rentals from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the maturity of the Debentures, the date of such acceleration, no payment of any kind or character (excluding certain permitted equity or subordinated securities) may be made by United Rentals on account of the principal of, premium, if any, or interest on, or the purchase, redemption, or other acquisition of, the Debentures for the period specified below (the "Payment Blockage Period").

  The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Debenture Trustee and United Rentals from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events:
(i) 179 days have elapsed since the receipt of such notice or the date of the acceleration referred to in clause (b) of the preceding paragraph (provided the maturity of such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or
(iii) such Payment Blockage Period shall have been terminated by written notice to United Rentals or the Debenture Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which United Rentals shall promptly resume making any and all required payments in respect of the Debentures, including any missed payments. Only one Payment Blockage Period with respect to the Debentures may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Debenture Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period and there must be a 180 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect.

  If United Rentals fails to make any payment on the Debentures when due on account of the payment blockage provisions referred to above, such failure would constitute a Debenture Event of Default under the Indenture and would enable the holders of the Debentures to accelerate the maturity thereof. See "--Debenture Events of Default."

  By reason of such subordination, in the event of liquidation or insolvency, creditors of United Rentals who are holders of Secured Indebtedness may recover more, ratably, than the holders of the Debentures, and funds which would be otherwise payable to the holders of the Debentures will be paid to the holders of Secured Indebtedness to the extent necessary to pay the Secured Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Debentures.

 At June 30, 1998, on a pro forma basis (after giving effect to the Loan Guarantees, all acquisitions completed by the Company subsequent to such date (through September 14, 1998) and the financing thereof) (i) United

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

Rentals would have had outstanding $603.2 million of Secured Indebtedness and
(ii) the subsidiaries of United Rentals would have had outstanding approximately $1,533.6 million of obligations (not including the obligations guaranteed by United Rentals pursuant to the Loan Guarantees which constitutes Secured Indebtedness). The terms of the Securities will not place any limitation on the amount of Secured Indebtedness or other indebtedness that may be incurred by United Rentals or subsidiaries of United Rentals. See "Description of the Debentures."

  "Designated Senior Indebtedness" means (i) all Indebtedness of United Rentals under or as a result of a guarantee of the Credit Facility and the Term Loan and (ii) any issue of Secured Indebtedness which (a) at the time of determination is equal to or greater than $25 million in aggregate principal amount and (b) is specifically designated by United Rentals in the instrument evidencing such Secured Indebtedness as "Designated Senior Indebtedness."

  "Indebtedness" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed, (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such person and (vi) every obligation of the type referred to in clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible for or liable, directly or indirectly, as obligor or otherwise.

  "Secured Indebtedness" means the principal (including without limitation all unpaid drawings with respect to letters of credit) of and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy relating to United Rentals at the relevant contractual rate whether or not such claim for post-petition interest is allowed in such proceeding) on, and all other amounts owing with respect to, the following, whether outstanding on the date of execution of the Indenture or thereafter incurred, created or assumed, to the extent (but only to the extent) the same is secured by a lien, charge, mortgage or other encumbrance on property or assets of United Rentals or its subsidiaries (which term as used in this paragraph, shall not refer to the Issuer): (i) Indebtedness of United Rentals for money borrowed (including purchase money obligations, except Indebtedness to trade creditors) or evidenced by debentures (other than the Debentures), notes, bankers' acceptances or other corporate debentures or similar instruments; (ii) all capital lease obligations of United Rentals (iii) all obligations with respect to letters of credit; (iv) all obligations with respect to currency hedging agreements, interest rate protection agreements and other similar agreements; (v) all Indebtedness of others of the type referred to in the preceding clauses (i) through (iv) assumed by or guaranteed in any manner by United Rentals or in effect guaranteed by United Rentals; and
(vi) renewals, extensions or refundings of any of the Indebtedness referred to in the preceding clauses (i), (ii), (iii), (iv) and (v) and in this clause
(vi). For purposes of the foregoing definition, all Indebtedness secured by a lien, charge, mortgage or other encumbrance on property or assets of United Rentals or its subsidiaries shall be deemed to be secured for purposes of said definition, notwithstanding any determination that the amount of Indebtedness so secured exceeds the value of the assets serving as security therefor and notwithstanding any determination in any bankruptcy or other proceeding that a portion of such Indebtedness shall be treated as unsecured because of any insufficiency in the value of the collateral securing such Indebtedness.

  Without limiting the foregoing, in any event all obligations of United Rentals with respect to (including any guarantees of obligations under) the Credit Facility and the Term Loan, including under the Loan Guarantees, shall constitute Secured Indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

          RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES
                               AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by United Rentals as and to the extent set forth under "Description of the Guarantee." Taken together, United Rentals' obligations under the Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that United Rentals does not make payments on the Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a Direct Action against United Rentals to enforce payment to such holder of the interest on or principal of Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder. All obligations of United Rentals under the Guarantee are subordinate and junior in right of payment to all existing and future Secured Indebtedness of United Rentals on substantially the same terms as provided above with respect to the Debentures; and pari passu with any unsecured debt, now or hereafter incurred by United Rentals.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation preference of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) United Rentals shall pay for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Preferred Securities and Common Securities under such Preferred Securities and Common Securities; and (iv) the Trust Agreement provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

  Notwithstanding anything to the contrary in the Indenture, United Rentals has the right to set-off any payment it is otherwise required to make thereunder with and to the extent United Rentals has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  If default under the Guarantee is attributable to a failure by United Rentals to make a Guarantee Payment, a holder of any Preferred Securities may institute a legal proceeding directly against United Rentals to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

LIMITED PURPOSE OF ISSUER

  The Preferred Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in the Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from United Rentals the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from United Rentals under the Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

  Upon any Liquidation of the Issuer, the holders of the Preferred Securities at that time will be entitled to receive out of assets held by the Issuer, after satisfaction of liabilities to creditors of the Issuer, the Liquidation Distribution in cash unless, in connection with such Liquidation, after satisfaction of liabilities to creditors of the Issuer, Debentures in an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of United Rentals, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of United Rentals, subordinated in right of payment to all Secured Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of United Rentals receive payments or distributions. Since United Rentals is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Preferred Securities and Common Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of United Rentals in the event of liquidation or bankruptcy of United Rentals would be substantially the same.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). It is a condition to the Merger with U.S. Rentals that the stockholders of the Company approve an amendment to the Company's certificate of incorporation to increase the authorized shares of the Company's Common Stock to 500,000,000. See "Certain Information Concerning Pending Merger." As of September 14, 1998, there were 37,328,491 shares of Common Stock outstanding and no shares of preferred stock outstanding.

  The following description of the Company's capital stock is a summary of the material terms of such stock. The following does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Certificate of Incorporation and By-laws.

COMMON STOCK

  The holders of shares of Common Stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Each stockholder may exercise such vote either in person or by proxy. Stockholders are not entitled to cumulate their votes for the election of directors, which means that, subject to such rights as may be granted to the holders of shares of Preferred Stock, if any, the holders of more than 50% of the outstanding shares of Common Stock are able to elect all of the directors to be elected by holders of shares of Common Stock and the holders of the remaining shares of Common Stock will not be able to elect any director. Subject to such preferences to which holders of shares of Preferred Stock, if any, may be entitled, the holders of outstanding shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of outstanding shares of Common Stock are entitled to share ratably in all assets of the Company which are legally available for distribution to stockholders, subject to the prior rights on liquidation of creditors and to preferences, if any, to which holders of shares of Preferred Stock, if any, may be entitled. The holders of outstanding shares of Common Stock do not have any preemptive, subscription, redemption or sinking fund rights.

PREFERRED STOCK

  The Company is authorized by its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including dividend rights, voting rights, conversion privileges, redemption rights, liquidation rights and/or sinking fund rights, as may from time to time be determined by the Board of Directors of the Company. Preferred Stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, is required to be filed with the Secretary of State of the State of Delaware. The effect of having such Preferred Stock authorized is that the Company's Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware General Corporation Law (the "Delaware law"), may be able to authorize the issuance of Preferred Stock, which may adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock may also have the effect of delaying or preventing a change in control of the Company.

WARRANTS, OPTIONS AND CONVERTIBLE SECURITIES

  There are currently outstanding warrants to purchase an aggregate of 7,119,058 shares of Common Stock. Such warrants provides for a weighted average exercise price of $11.76 per share.

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

  There are currently outstanding options to purchase an aggregate of 4,974,875 shares of Common Stock. These options provide for a weighted average exercise price of $22.97 per share. Of these options, options to purchase an aggregate of 208,325 shares of Common Stock are currently exercisable and options to purchase 4,766,550 shares of Common Stock will become exercisable in installments over specified periods.

  There is currently outstanding a $274,464 convertible note issued in connection with an acquisition, which note is convertible into Common Stock at a conversion price equal to $16.20 per share.

CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES

  The Preferred Securities are convertible at the option of the holders thereof into Common Stock at a conversion price equivalent to $46.63 per share.

TRANSFER AGENT AND REGISTRAR

  American Stock Transfer & Trust Company serves as transfer agent and registrar for the Common Stock.

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

                     CERTAIN CHARTER AND BY-LAW PROVISIONS

  The following brief description of certain provisions of the Company's Certificate of Incorporation (the "Certificate") and By-laws does not purport to be complete and is subject in all respects to the provisions of the Certificate and By-laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

CLASSIFIED BOARD OF DIRECTORS

  The Certificate provides that the Board shall be divided into three classes and that the number of directors in each class shall be as nearly equal as is possible based upon the number of directors constituting the entire Board. The Certificate effectively provides that the term of office of the first class will expire at the first annual meeting of stockholders following January 1, 1998, the term of office of the second class will expire at the second annual meeting of stockholders following January 1, 1998, and the term of office of the third class will expire at the third annual meeting of stockholders following January 1, 1998. At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified.

  The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board. Such a delay may help ensure that the Company's directors, if confronted by a third party attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders. However, such classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. The classification of the Board could thus increase the likelihood that incumbent directors will retain their positions.

NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

  The Certificate provides that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors comprising the entire Board will be fixed from time to time by action of not less than a majority of the directors then in office. If the number of directors is at any time fixed at three or greater, then thereafter in no event shall such number be less than three or more than nine, unless approved by action of not less than two-thirds of the directors then in office. In addition, the Certificate provides that, subject to any rights of holders of Preferred Stock, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the Board resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board (and not by the stockholders unless there are no directors in office), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Accordingly, the Board could prevent any stockholder from enlarging the Board and filling the new directorships with such stockholder's own nominees.

  Under the Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. The Certificate provides that directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

  The provisions of the Certificate governing the number of directors, their removal and the filling of vacancies may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company, or of attempting to change the composition or policies of the Board, even though such attempts might be beneficial to the Company or its stockholders. These provisions of the Certificate could thus increase the likelihood that incumbent directors retain their positions.

LIMITATION ON SPECIAL MEETINGS; NO STOCKHOLDER ACTION BY WRITTEN CONSENT

  The Certificate and the By-laws provide that (subject to the rights, if any, of holders of any class or series of Preferred Stock then outstanding) (i) only a majority of the Board of Directors or the chief executive officer will be able to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors; and (iii) stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the Board, except at an annual meeting.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER
PROPOSALS

  The By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

  The Stockholder Notice Procedure provides that, subject to the rights of any holders of Preferred Stock, only persons who are nominated by or at the direction of the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then the 15th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

  Under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as director must contain certain information about the nominating stockholder and the proposed nominee. Under the Stockholder Notice Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder. If the Chairman or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

  By requiring advance notice of nominations by stockholders, the Stockholder Notice Procedure affords the Board an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure also provides a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Board, provides the Board with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to the Board's position regarding action to be taken with respect to such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

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

  Although the By-laws do not give the Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, if the proper advance notice procedures are not followed, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

CERTAIN PROVISIONS RELATING TO POTENTIAL CHANGE OF CONTROL

  The Certificate authorizes the Board and any committee of the Board to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the Board and management regarding any transaction which may result in a change of control of the Company, or to contest or oppose any such transaction which the Board determines to be unfair, abusive or otherwise undesirable to the Company, its business, assets, properties or stockholders. The Board or any such committee is specifically authorized to adopt plans or to issue securities of the Company including plans, rights, options, capital stock, notes, debentures or other debt securities, which securities may be exchangeable or convertible into cash or other securities on such terms and conditions as the Board or any such committee determines. In addition, the Board or such committee of the Board may provide that any holder or class of holders of such designated securities will be treated differently than all other security holders in respect of the terms, conditions, provisions and rights of such securities.

  The existence of this authority or the actions which may be taken by the Board pursuant thereto are intended to give the Board flexibility in order to act in the best interests of stockholders in the event of a potential change of control transaction. Such provisions may, however, deter potential acquirors from proposing unsolicited transactions not approved by the Board and might enable the Board to hinder or frustrate such a transaction if proposed.

LIMITATION OF LIABILITY OF DIRECTORS

  The Certificate provides that a director will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware law, which concerns unlawful payments of dividends, stock purchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit. If the Delaware law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware law as so amended.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

  The Certificate contains provisions requiring the affirmative vote of the holders of at least 66 2/3% of the voting power of the Voting Stock to amend certain provisions of the Certificate (including the provisions discussed above relating to the size and classification of the Board, replacement and/or removal of directors, action by written consent, special stockholder meetings, the authorization for the Board to take steps to encourage or oppose, as the case may be, transactions which may result in a change of control of the Company, and limitation of the liability of directors) or to amend any provision of the By-laws by action of stockholders. These provisions make it more difficult for stockholders to make changes in the Certificate and the By-laws, including changes designed to facilitate the exercise of control over the Company.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


  The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership, disposition and conversion of the Preferred Securities. This summary is for general information purposes only and does not consider all aspects of federal income taxation that may be relevant to a particular investor in light of his or her particular circumstances.

  This discussion is generally limited to the United States federal income tax consequences to investors who hold the Preferred Securities as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code")) and who purchase the Preferred Securities at the "issue price." For this purpose the "issue price" of a Preferred Security is the first price at which a substantial portion of the Preferred Securities are sold to the public for money (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

  This summary does not deal with the United States federal income tax consequences to investors subject to special treatment under the Code such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," or as part of a "synthetic security" or "hedge," "conversion transaction" or other integrated investment, persons that have a "functional currency" other than the U.S. Dollar and investors in pass-through entities, such as partnerships. Further, it does not include any description of any alternative minimum tax consequences or those arising under United States federal gift and estate taxes (except to the limited extent set forth below under "Non-U.S. Holders") or the tax laws of any state, local or foreign government that may be applicable to the Preferred Securities.

  This summary is based on the Code, final and proposed Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

CLASSIFICATION OF THE DEBENTURES

  United Rentals has taken the position that the Debentures will be classified for United States federal income tax purposes as indebtedness of United Rentals under current law and, by acceptance of Preferred Securities, each holder covenants to treat the Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Debentures. No assurance can be given, however, that such position of United Rentals will not be challenged by the Internal Revenue Service (the "Service") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Debentures will be classified as indebtedness of United Rentals for United States federal income tax purposes.

CLASSIFICATION OF THE ISSUER

  In the opinion of Weil, Gotshal & Manges LLP, special United States tax counsel to the Issuer and United Rentals, the Issuer will be classified as a grantor trust for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Debentures, and each holder will be required to include in its gross income its pro-rata share of interest income (and original issue discount, if any) with respect to those Debentures.

U.S. HOLDERS

  The following discussion is limited to the United States federal income tax consequences relevant to a holder of Preferred Securities that is a U.S. Holder. As used herein, a "U.S. Holder" means a person who is (i) a citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

 INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under the Indenture, United Rentals has the option to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. United Rentals' option to extend the interest period will cause the Debentures to be subject to the "original issue discount" ("OID") rules for United States federal income tax purposes. Accordingly, regardless of a U.S. Holder's regular method of the accounting, a U.S. Holder will recognize interest income (in the form of OID) on a daily basis under a constant yield method over the term of the Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable and regardless of whether United Rentals exercises its option to extend any interest payment period. The amount of OID that will be recognized in any quarter will approximately equal the amount of income that accrues on the Debentures in that quarter at the stated interest rate.

  As a result, U.S. Holders of record during an Extension Period will continue to include interest (in the form of OID) in gross income in advance of the receipt of cash, and any such U.S. Holders who dispose of Preferred Securities or convert Preferred Securities into Common Stock prior to the record date for the payment of distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Issuer.

 REDEMPTION OF PREFERRED SECURITIES FOR DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER

  Under certain circumstances, the Debentures may be distributed to U.S. Holders in exchange for the Preferred Securities. Under current law, such a distribution to U.S. Holders should be treated, for United States federal income tax purposes, as a nontaxable event and each U.S. Holder would receive an aggregate tax basis in the Debentures distributed equal to such U.S. Holder's aggregate tax basis in its Preferred Securities exchanged therefor. A U.S. Holder's holding period in the Debentures so received would include the period during which the Preferred Securities were held by such U.S. Holder. If, however, the exchange is caused by a Tax Event which results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to both the Issuer and U.S. Holders of the Preferred Securities.

  Under certain circumstances described herein (see "Description of the Preferred Securities--Special Event Exchange or Redemption"), the Debentures may be redeemed for cash and the proceeds of such redemption distributed to U.S. Holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a U.S. Holder would recognize gain or loss in the same manner as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

 SALES OF PREFERRED SECURITIES

  A U.S. Holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the U.S. Holder's adjusted tax basis in such Preferred Securities. The tax basis of a Preferred Security will be increased by the amount of any interest in the form of

OID that is included in the U.S Holder's income, and will be decreased by the amount of any payments made by United Rentals on the Debentures. In general, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale. Generally, as a result of recently enacted legislation, long-term capital gain of an individual U.S. Holder is subject to a maximum tax rate of 20% in respect of capital assets held for more than one year.

  The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A U.S. Holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income any accrued but unpaid interest (in the form of OID) on the Debentures to the day before the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the U.S. Holders adjusted tax basis, such U.S. Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

 CONVERSION OF PREFERRED SECURITIES INTO COMMON STOCK

  A U.S. Holder of Preferred Securities generally will not recognize income, gain or loss upon the conversion of the Preferred Securities into Common Stock through the Conversion Agent. A U.S. Holder of Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock generally equal to the amount of cash received less such U.S. Holder's tax basis in such fractional share. Such a U.S. Holder's tax basis in Common Stock received upon conversion should generally be equal to such U.S. Holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and such U.S. Holder's holding period in the Common Stock received upon conversion should generally begin on the date such U.S. Holder acquired the Preferred Securities delivered to the Conversion Agent for exchange.

  U.S. Holders of Preferred Securities should not recognize gain or loss upon expiration of the conversion rights. Such expiration should not effect a significant modification of the underlying Debentures within the meaning of applicable Treasury Regulations and, thus, should not be considered a sale or exchange for United States federal income tax purposes.

 ADJUSTMENT OF CONVERSION PRICE

  Section 305 of the Code treats as a distribution taxable as a dividend (to the extent of the issuing corporation's current or accumulated earnings and profits) certain actual or constructive distributions of stock with respect to stock or convertible securities. Under the Treasury Regulations, an adjustment in the conversion price of the Debentures may, under certain circumstances, be treated as a constructive dividend. A U.S. Holder of Preferred Securities would be required to include the amount of any such constructive dividend in gross income but will not receive any cash related thereto. In addition, a U.S. Holder's tax basis in a Preferred Security would be increased by the amount of any such constructive dividend.

BACKUP WITHHOLDING

  A U.S. Holder may be subject to backup withholding at a rate of 31% with respect to payments made on, and proceeds from the sale of, the Preferred Securities, any Debentures distributed by the Issuer or any Common Stock received on conversion, unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories of recipients and, when required, demonstrates that status, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. U.S. Holders should consult with their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

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

  Backup withholding is not an additional tax. Any amount withheld as backup withholding would be refunded or credited against the U.S. Holder's federal income tax liability, provided that the required information is provided to the Service.

NON-U.S. HOLDERS

  The following summary is limited to the United States federal income and estate tax consequences to a holder of a Preferred Security that is a person other than a U.S. Holder (a "Non-U.S. Holder"). This summary does not deal with all aspects of United States federal income and estate taxation that may be relevant to the purchase, ownership or disposition of Preferred Securities by any specific Non-U.S. Holder in light of such holder's particular circumstances, including holding Preferred Securities through a partnership. In addition, persons who hold the Preferred Securities through hybrid entities (i.e., entities that are fiscally transparent for United States tax purposes but not foreign law purposes) may not be entitled to any applicable treaty benefits. Persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to United States federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to United States federal income tax even though the entity is not subject to United States federal income tax on the disposition of its Preferred Security. For purposes of the withholding tax on interest, a non-resident alien or other non-resident fiduciary of an estate or trust will be considered to be a Non-U.S. Holder.

  For purposes of the summary below, interest (including OID), dividends and gain on the sale, exchange or other disposition of Preferred Securities or Common Stock will be considered to be "United States trade or business income" if such income or gain is (i) effectively connected with the conduct of a United States trade or business or (ii) in the case of a resident of a country with which the United States has an income tax treaty, attributable to a United States permanent establishment (or, in the case of an individual, a fixed base) in the United States.

INTEREST

  Interest (including OID) paid by United Rentals to a Non-U.S. Holder will not be subject to United States federal income or withholding tax if such interest is not United States trade or business income and is "portfolio interest." Interest will be portfolio interest if the Non-U.S. Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of United Rentals; (ii) is not a controlled foreign corporation with respect to which United Rentals is a "related person" within the meaning of the Code and (iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address. For purpose of determining whether the Non-U.S. Holder owns 10% or more of the combined voting power of all classes of stock of United Rentals, the Preferred Securities are treated as if the holder had exercised its option to convert the Preferred Securities into Common Stock.

  The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not United States trade or business income will be subject to United States withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. United States trade or business income will be taxed at regular graduated United States rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such United States trade or business income may also be subject to the branch profits tax (which generally is imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to United States trade or business income) at a rate of 30%. The branch profits tax may not apply (or may apply at a reduced rate) if the recipient is a qualified resident of certain countries with which the United States has an income tax treaty.

  To claim exemption from withholding or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor form as the Service designates), as applicable prior to the payment of interest. These forms must be periodically updated. Under regulations not yet in effect (the "Future Withholding Regulations"), the Forms 1001 and 4224 will be replaced by a Form W-8. Also under the

Future Withholding Regulations, a Non-U.S. Holder who is claiming the benefits of a treaty may be required in certain instances to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by the appropriate foreign governmental authority to prove residence in the foreign country. Certain special procedures are provided in the Future Withholding Regulations for payments through qualified intermediaries. The Future Withholding Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999 will remain valid until the earlier of December 31, 2000 or the expiration date of the certificate under the rules currently in effect.

 DIVIDENDS

  In general, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate unless such rate is reduced by an applicable tax treaty. Dividends that are United States trade or business income are generally subject to United States federal income tax on a net basis at regular income tax rates, and are not generally subject to the 30% withholding tax, if the Non-U.S. Holder provides the appropriate form to the payor. Any United States trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax.

  Under existing regulations, dividends paid to an address in a foreign country generally are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Generally, beginning January 1, 2000, however, a Non-U.S. Holder who wishes to claim the benefit of an applicable income tax treaty will have to comply with the requirements of the Future Withholding Regulations discussed above under Interest. A Non-U.S. Holder of Common Stock that is eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for a refund with the Service.

 CONVERSION

  A Non-U.S. Holder will generally not be subject to United States federal income tax on the conversion of the Preferred Securities into Common Stock. Cash received in lieu of fractional shares may give rise to gain that would be subject to the rules below with respect to gain on disposition. In addition, cash or Common Stock treated as issued for accrued interest would be treated as interest under the rules described above.

 GAIN ON DISPOSITION

  Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on a sale, redemption or other disposition of a Preferred Security or Common Stock will generally not be subject to United States federal income tax, unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder; (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Preferred Security or Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met; (iii) the Non-U.S. Holder is subject to the special rules applicable to certain former citizens and residents of the United States; or (iv) United Rentals is or has been a "United States real property holding corporation" (a "USRPHC") for United States federal income tax purposes and assuming, that the Common Stock is "regularly traded on an established securities exchange," such Non-U.S. Holder has held, directly or constructively, more than 5% of the outstanding Common Stock within the five-year period ending on the date of the sale or exchange. (United Rentals believes that it has not been, is not currently, and is not likely to become, a USRPHC. However, no assurance can be given that United Rentals will not be a USRPHC.)

 FEDERAL ESTATE TAXES

  If interest on the Preferred Security is exempt from withholding of United States federal income tax as portfolio interest described above, the Preferred Security will not be included in the estate of a deceased Non-

U.S. Holder for United States federal estate tax purposes. Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (for United States federal estate tax purposes) at the time of his or her death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty otherwise provides.

 INFORMATION REPORTING AND BACKUP WITHHOLDING

  United Rentals must report annually to the Service and to each Non-U.S. Holder any interest or dividend paid to the Non-U.S. Holder that is subject to withholding or that is exempt from United States withholding tax pursuant to a tax treaty or, in the case of interest, under the portfolio interest exception described above. Copies of these returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

  In the case of payments of interest (including OID) or dividends to Non-U.S. Holders, information reporting and backup withholding at a rate of 31% will not apply to such payments with respect to which either the requisite certification has been received or an exemption has otherwise been established (provided that neither United Rentals nor its paying agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied).

  Backup withholding and information reporting will not apply to payment of principal on the Preferred Securities to a Non-U.S. Holder if such holder certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption from backup withholding (provided that neither United Rentals nor its withholding agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

  The payment of the proceeds from the disposition of Preferred Securities or Common Stock to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of Preferred Securities to or through a non-United States office of a non-United States broker will not be subject to information reporting or backup withholding, unless the non-United States broker has certain types of relationships with the United States.

  In the case of the payment of proceeds from the disposition of Preferred Securities or Common Stock to or through a non-United States office of a broker that is either a United States person or a United States related person, the Treasury Regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

  As mentioned above the Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules discussed above (the Future Withholding Regulations). In general, the Future Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The Future Withholding Regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules.

 NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE IMPACT, IF ANY, OF THE FUTURE WITHHOLDING REGULATIONS.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, provided that the required information is furnished to the Service.

POSSIBLE TAX CHANGES

  Prospective investors should be aware that legislation has been introduced in the United States Congress in the past that would, if enacted, deny an interest deduction to issuers of instruments such as the Debentures. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures and could result in the exchange of the Debentures for Preferred Securities or, in certain limited circumstances, the redemption of the Debentures by United Rentals and the distribution of the resulting cash in redemption of the Preferred Securities. Moreover, the Company is aware of at least one case now pending before the United States Tax Court in which the Service is seeking to disallow the deduction for interest payable on a loan issued to a partnership that, in turn, issued "monthly income preferred securities". An adverse decision by the Tax Court in that case (or some other similar case) could result in the redemption of the Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities--Special Event Exchange or Redemption."

                             ERISA CONSIDERATIONS

  Under the Department of Labor "plan assets" regulation, 29 C.F.R. (S) 2510.3-101 ("Plan Assets Regulation"), the assets of the Issuer might become subject to the fiduciary standards and the prohibited transaction provisions under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code by reason of the acquisition and holding of equity interests in the Issuer (such as the Preferred Securities) by employee benefit plans subject to ERISA, plans within the meaning of
Section 4975 of the Code, or persons which are treated as using assets of such employee benefit plans or plans (collectively, "Plans") unless an exception set forth in the Plan Assets Regulation applies. There are no assurances that any of the exceptions set forth in the Plan Assets Regulation would apply to the Issuer. Accordingly, Plans should not acquire or hold Preferred Securities unless the fiduciaries acting on behalf of the Plans determine that the acquisition and holding of Preferred Securities would not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, particularly with respect to the operation of the Issuer and the activities of the UR Trustees.

  In that regard, it is noted that United Rentals, the obligor with respect to the Debentures held by the Issuer and to the Guarantee, is a "party in interest" and "disqualified person" for purposes of the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to certain employee benefit plans covering employees of the Company ("Company Plans"), including certain multiemployer pension plans which are not administered or managed by the Company. Any direct or indirect loan or other extension of credit between a Company Plan and United Rentals might constitute a prohibited transaction unless a statutory or administrative exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code applies. However, the Company does not currently provide services (other than possibly equipment rental or other related business activities) to Plans other than the Company Plans and accordingly might not be treated as a party in interest or disqualified person to any Plans other than Company Plans. If the Company is not a party in interest or disqualified person with respect to a Plan which is not a Company Plan, then a direct or indirect loan between the Company and such Plan would not appear to constitute a prohibited transaction.

  If the assets of the Issuer are considered "plan assets" of Plans holding Preferred Securities for purposes of ERISA and Section 4975 of the Code, service providers with respect to the assets of the Issuer may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Debentures by such persons could be deemed to constitute or give rise to a prohibited transaction under ERISA or the Code. To better avoid such prohibited transactions, each investing Plan will be deemed, by purchasing the Preferred Securities, to have appointed the UR Trustees and to have directed the Issuer to invest in the Debentures, to enter into the Guarantee and to undertake the ministerial duties set forth in the Trust Agreement.

  A fiduciary with respect to a Plan subject to ERISA (excludes individual retirement accounts) should consider whether the purchase of Preferred Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such delegation of authority generally would be permissible under ERISA. Further, prior to a Debenture Event of Default, with the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

  Any purchaser proposing to acquire Preferred Securities with assets of any Plan should consult with its counsel, particularly with respect to the applicability of such prohibited transaction provisions. Each fiduciary with respect to a Plan who is responsible for the acquisition of Preferred Securities by such Plan shall be deemed to have represented and warranted for the benefit of the Company and the UR Trustees that the acquisition and holding of Preferred Securities by such Plan does not result in or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

                                SELLING HOLDERS

  The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities. The term "Selling Holder" includes (i) each person and entity that is identified as a Selling Holder in the table below (as such table may be supplemented or amended from time to time by means of a supplement or amendment hereto), and (ii) any transferee, donee, pledgee or other successor or any such person or entity that acquires any of the Preferred Securities in a transaction exempt from the registration requirements of the securities Act and that is identified in a supplement or amendment hereto.

  Based on information provided to United Rentals by each Selling Holder, the following table sets forth with respect to each Selling Holder (i) the number of Preferred Securities beneficially owned by such Selling Holder and (ii) the shares of Common Stock issuable upon conversion of such Preferred Securities. The table below also indicates by footnote reference any material relationship that a Selling Holder has had with United Rentals during the preceding three years. This Prospectus covers all securities shown in the table below.

                                                       # SHARES OF COMMON STOCK
                                                       ISSUABLE UPON CONVERSION
                                        # PREFERRED          OF PREFERRED
          SELLING HOLDER(1)           SECURITIES OWNED      SECURITIES(2)
          -----------------           ---------------- ------------------------
Aim Balanced Fund....................      120,000              137,512
Shepherd Investments International,
 Ltd. ...............................      161,250              184,781
Additional Selling Holders that may
 be identified in a supplement or
 amendment hereto....................    5,718,750            6,553,287

--------
(1) Each Selling Holder is the beneficial owner of the indicated Preferred Securities. In certain cases, the indicated Preferred Securities may be held of record by a nominee or custodian for the account of the Selling Holder.
(2) The conversion rate is subject to adjustment under certain circumstances as described under "Description of the Preferred Securities--Conversions Rights--Conversion Price Adjustments."

                             PLAN OF DISTRIBUTION

  The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market.

  See "Description of the Preferred Securities--Registration Rights Agreement" for certain information regarding the respective obligations of United Rentals and the Selling Holders (i) to pay certain costs and expenses related to the Registration Statement of which this Prospectus forms a part and the offer and sale of the Offered Securities, and (ii) to provide indemnification against certain liabilities arising under the Securities Act.

                                    EXPERTS

  The consolidated financial statements of United Rentals, Inc. at December 31, 1997 and for the period from August 14, 1997 (Inception) to December 31, 1997, the financial statements of J&J Rental Services, Inc., at December 31, 1996 and October 22, 1997 and for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997, the financial statements of Bronco Hi-Lift, Inc. at December 31, 1996 and October 24, 1997 and for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 to October 24, 1997, the financial statements of Mission Valley Rentals, Inc. at June 30, 1996 and 1997 and for the years then ended, the combined financial statements of Valley Rentals, Inc. at December 31, 1997 and for the year then ended, the financial statements of Pro Rentals, Inc. at December 31, 1997 and for the year then ended, the combined financial statements of Able Equipment Rental, Inc. at December 31, 1997 and for the year then ended, the combined financial statements of Channel Equipment Holding, Inc. at December 31, 1997 and for the year then ended, the financial statements of ASC Equipment Company at December 31, 1997 and for the year then ended, the financial statements of Power Rental Co., Inc. at July 31, 1997 and for the year then ended and the combined financial statements of Adco Equipment, Inc. at December 31, 1997 and for the year then ended, appearing in this Registration Statement and Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 19, 1997 and October 31, 1996, and for the period from November 1, 1996 to October 19, 1997 and for the years ended October 31, 1996 and 1995, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein.

  The financial statements of MERCER Equipment Company appearing in this Prospectus have been audited by Webster Duke & Co., independent auditors, as set forth in their reports thereon included elsewhere herein.

  The combined financial statements of Coran Enterprises, Inc. (dba A-1 Rents) and Monterey Bay Equipment Rental, Inc., appearing in this Prospectus, have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein.

  The combined financial statements of BNR Group of Companies as of March 31, 1996 and 1997 and for the years ended March 31, 1996 and 1997 and the consolidated financial statements of Perco Group Ltd. as of December 31, 1997 and for the year ended December 31, 1997, have been included herein in reliance upon the reports of KPMG, independent chartered accountants, appearing elsewhere herein.

  The audited financial statements of Access Rentals, Inc. and Subsidiary and Affiliate included in this Prospectus have been included herein in reliance on the report of Battaglia, Andrews & Moag, P.C., independent certified public accountants, 210 East Main Street, Batavia, New York 14020, for the periods indicated.

  The financial statements of West Main Rentals & Sales, Incorporated as of December 31, 1997, and the year then ended have been included herein in reliance upon the report of Moss Adams LLP, independent certified public accountants, appearing elsewhere herein.

  The financial statements of U.S. Rentals, Inc. at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included herein have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The combined financial statements of Equipment Supply Co., Inc. and Affiliates included herein have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of McClinch Inc. and subsidiaries as of January 31, 1998, and the year then ended and the financial statements of McClinch Equipment Services, Inc. as of December 31, 1997 and the year then ended included herein have been so included in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Lift Systems, Inc. as of December 31, 1997 and the year then ended have been included in reliance upon the report of Altschuler, Melvoin and Glasser LLP, independent accountants, appearing elsewhere herein.

  The financial statements of Reitzel Rentals Ltd. as of February 28, 1998 and for the year ended February 28, 1998, included herein have been audited by PricewaterhouseCoopers LLP, independent chartered accountants, as set forth in their report thereon included herein.

  The combined financial statements of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997, and the year then ended have been included herein in reliance upon the report of Beene Garter LLP, independent auditors, appearing elsewhere herein.

  The financial statements of Paul E. Carlson, Inc. (d/b/a Carlson Equipment Company) as of February 28, 1998, and for the year then ended, included herein, have been audited by McGladrey & Pullen, LLP, independent accountants, as stated in their report appearing herein.

  The financial statements of Industrial Lift, Inc. as of December 31, 1997 and 1996 and the years then ended included herein in reliance upon the report of Schalleur & Surgent, LLC, independent auditors, appearing elsewhere herein.

  The financial statements of Rental Tools & Equipment Co. International, Inc. as of June 30, 1997 and 1998, and for each of the three years in the period ended June 30, 1998, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                             PAGE
                                                                             ----
   I.  Pro Forma Consolidated Financial Statements of United Rentals, Inc.
       Introduction.......................................................    F-7
       Pro Forma Consolidated Balance Sheet--June 30, 1998 (unaudited)....    F-8
       Pro Forma Consolidated Statement of Operations for the Six Months
        Ended June 30, 1998 (unaudited)...................................    F-9
       Pro Forma Consolidated Statement of Operations for the Year Ended
        December 31, 1997 (unaudited).....................................   F-10
       Pro Forma Consolidated Statement of Operations for the Year Ended
        December 31, 1996 (unaudited).....................................   F-11
       Pro Forma Consolidated Statement of Operations for the Year Ended
        December 31, 1995 (unaudited).....................................   F-12
       Notes to Pro Forma Consolidated Financial Statements...............   F-13
  II.  Consolidated Financial Statements of United Rentals, Inc.
       Report of Independent Auditors.....................................   F-15
       Consolidated Balance Sheet--December 31, 1997......................   F-16
       Consolidated Statement of Operations for the period from August 14,
        1997 (Inception) to December 31, 1997.............................   F-17
       Consolidated Statement of Stockholders' Equity for the period from
        August 14, 1997 (Inception) to December 31, 1997..................   F-18
       Consolidated Statement of Cash Flows for the period from August 14,
        1997 (Inception) to December 31, 1997.............................   F-19
       Notes to Consolidated Financial Statements.........................   F-20
 III.  Unaudited Consolidated Financial Statements of United Rentals, Inc.
       Consolidated Balance Sheet--June 30, 1998 (unaudited) and December
        31, 1997..........................................................   F-28
       Consolidated Statement of Operations for the Six and Three Months
        Ended June 30, 1998 (unaudited)...................................   F-29
       Consolidated Statement of Stockholders' Equity for the Six Months
        Ended June 30, 1998 (unaudited)...................................   F-30
       Consolidated Statement of Cash Flows for the Six Months Ended June
        30, 1998 (unaudited)..............................................   F-31
       Notes to Unaudited Consolidated Financial Statements...............   F-32
  IV.  Financial Statements of U.S. Rentals, Inc.
       Report of Independent Accountants..................................   F-40
       Balance Sheets--December 31, 1996 and 1997.........................   F-41
       Statements of Operations for the Years Ended December 31, 1995,
        1996 and 1997.....................................................   F-42
       Statements of Stockholders' Equity for the Years Ended December 31,
        1995, 1996 and 1997...............................................   F-43
       Statements of Cash Flows for the Years Ended December 31, 1995,
        1996 and 1997.....................................................   F-44
       Notes to Financial Statements......................................   F-45
   V.  Unaudited Financial Statements of U.S. Rentals, Inc.
       Balance Sheets--June 30, 1998 (unaudited) and December 31, 1997....   F-55
       Statements of Operations for the Six and Three Months Ended June
        30, 1998 and 1997 (unaudited).....................................   F-56
       Statements of Cash Flows for the Six and Three Months Ended June
        30, 1998 and 1997 (unaudited).....................................   F-57
       Statement of Changes in Stockholders' Equity for the Six Months
        Ended June 30, 1998 (unaudited)...................................   F-58
       Notes to Financial Statements......................................   F-59

                                                                           PAGE
                                                                           -----
       Combined Financial Statements of Equipment Supply Co., Inc. and
   VI. Affiliates
       Report of Independent Certified Public Accountants...............    F-61
       Combined Balance Sheets--December 31, 1997 and 1996 and June 30,
        1998 (unaudited)................................................    F-62
       Combined Statements of Income for the Years Ended December 31,
        1997, 1996 and 1995 and for the Six Months Ended June 30, 1998
        and 1997 (unaudited)............................................    F-63
       Combined Statements of Stockholders' Equity for the Years Ended
        December 31, 1995, 1996 and 1997 and for the Six Months Ended
        June 30, 1998 (unaudited).......................................    F-64
       Combined Statements of Cash Flows for the Years Ended December
        31, 1997, 1996 and 1995 and for the Six Months Ended June 30,
        1998 and 1997 (unaudited).......................................    F-65
       Notes to Combined Financial Statements...........................    F-66
       Consolidated and Combined Financial Statements of Access Rentals,
  VII. Inc. and subsidiary and affiliate
       Report of Independent Accountants................................    F-78
       Consolidated and Combined Balance Sheets--March 31, 1996 and 1997
        and December 31, 1997 (unaudited)...............................    F-79
       Consolidated and Combined Statements of Income for the Years
        Ended September 30, 1994 and 1995, for the Six Months Ended
        March 31, 1996, for the Year Ended March 31, 1997 and for the
        Nine Months Ended December 31, 1996 and 1997 (unaudited)........    F-80
       Consolidated and Combined Statement of Stockholders' Equity for
        the Years Ended September 30, 1994 and 1995, for the Six Months
        Ended March 31, 1996, for the Year Ended March 31, 1997 and for
        the Nine Months Ended December 31, 1997 (unaudited).............    F-81
       Consolidated and Combined Statements of Cash Flows for the Years
        Ended September 30, 1994 and 1995, for the Six Months Ended
        March 31, 1996, for the Year Ended March 31, 1997 and for the
        Nine Months Ended December 31, 1996 and 1997 (unaudited)........    F-82
       Notes to Financial Statements....................................    F-83
       Financial Statements of Rental Tools & Equipment Co. Internation-
 VIII. al, Inc.
       Report of Independent Accountants................................    F-93
       Balance Sheets--June 30, 1997 and 1998...........................    F-94
       Statements of Operations For the Years Ended June 30, 1996, 1997
        and 1998........................................................    F-95
       Statements of Changes in Stockholders' Equity For the Years Ended
        June 30, 1996, 1997 and 1998....................................    F-96
       Statements of Cash Flows For the Years Ended June 30, 1996, 1997
        and 1998........................................................    F-97
       Notes to Financial Statements....................................    F-98
   IX. Financial Statements of Power Rental Co., Inc.
       Report of Independent Auditors...................................   F-104
       Balance Sheets--July 31, 1997 and May 31, 1998 (unaudited).......   F-105
       Statements of Operations for the Year Ended July 31, 1997 and for
        the Ten Months Ended May 31, 1997 and 1998 (unaudited)..........   F-106
       Statements of Stockholders' Equity for the Year Ended July 31,
        1997 and for the Ten Months Ended May 31, 1998 (unaudited)......   F-107
       Statements of Cash Flows for the Year Ended July 31, 1997 and for
        the Ten Months Ended May 31, 1997 and 1998 (unaudited)..........   F-108
       Notes to Financial Statements....................................   F-109
    X. Combined Financial Statements of BNR Group of Companies
       Report of Independent Auditors...................................   F-115
       Combined Balance Sheets--March 31, 1996 and 1997 and December 31,
        1997 (unaudited)................................................   F-116
       Combined Statements of Earnings for the Years Ended March 31,
        1996 and 1997 and for the Nine Months Ended December 31, 1996
        and 1997 (unaudited)............................................   F-117
       Combined Statements of Stockholders' Equity for the Years Ended
        March 31, 1996 and 1997 and for the Nine Months Ended December
        31, 1997 (unaudited)............................................   F-118

                                                                          PAGE
                                                                          -----
       Combined Statements of Cash Flows for the Years Ended March 31,
        1996 and 1997 and for the Nine Months Ended December 31, 1996
        and 1997 (unaudited)...........................................   F-119
       Notes to Combined Financial Statements..........................   F-120
   XI. Combined Financial Statements of Adco Equipment, Inc.
       Report of Independent Auditors..................................   F-129
       Combined Balance Sheets--December 31, 1997 and June 30, 1998
        (unaudited)....................................................   F-130
       Combined Statements of Operations For the Year Ended December
        31, 1997 and For the Six Months Ended June 30, 1997 and 1998
        (unaudited)....................................................   F-131
       Combined Statements of Stockholders' Equity For the Year Ended
        December 31, 1997 and For the Six Months Ended June 30, 1998
        (unaudited)....................................................   F-132
       Combined Statements of Cash Flows For the Year Ended December
        31, 1997 and For the Six Months Ended June 30, 1997 and 1998
        (unaudited)....................................................   F-133
       Notes to Combined Financial Statements..........................   F-134
       Consolidated Financial Statements of McClinch Inc. and Subsidi-
  XII.  aries
       Report of Independent Accountants...............................   F-138
       Consolidated Balance Sheets--January 31, 1998 and July 31, 1998
        (unaudited)....................................................   F-139
       Consolidated Statements of Income and Retained Earnings For the
        Year Ended January 31, 1998 and For the Six Months Ended July
        31, 1997 and 1998 (unaudited)..................................   F-140
       Consolidated Statements of Cash Flows For the Year Ended January
        31, 1998 and For the Six Months Ended July 31, 1997 and 1998
        (unaudited)....................................................   F-141
       Notes to Consolidated Financial Statements......................   F-142
 XIII. Financial Statements of Industrial Lift, Inc.
       Report of Independent Auditors..................................   F-149
       Balance Sheets--December 31, 1996 and 1997 and as of May 12,
        1998 (unaudited)...............................................   F-150
       Statements of Income and Retained Earnings for the Years Ended
        December 31, 1996 and 1997 and for the Period Ended May 12,
        1997 and 1998 (unaudited)......................................   F-151
       Statements of Cash Flows for the Years Ended December 31, 1996
        and 1997 and for the Period Ended May 12, 1997 and 1998
        (unaudited)....................................................   F-152
       Notes to Financial Statements...................................   F-153
  XIV. Combined Financial Statements of Able Equipment Rental, Inc.
       Report of Independent Auditors..................................   F-158
       Combined Balance Sheets--December 31, 1997 and February 28, 1998
        (unaudited)....................................................   F-159
       Combined Statements of Income for the Year Ended December 31,
        1997 and for the Two Months Ended February 28, 1997 and 1998
        (unaudited)....................................................   F-160
       Combined Statements of Stockholders' Equity and Partners'
        Capital for the Year Ended December 31, 1997 and for the Two
        Months Ended February 28, 1998 (unaudited).....................   F-161
       Combined Statements of Cash Flows for the Year Ended December
        31, 1997 and for the Two Months Ended February 28, 1997 and
        1998 (unaudited)...............................................   F-162
       Notes to Combined Financial Statements..........................   F-163
   XV. Combined Financial Statements of Grand Valley Equipment Co.,
        Inc. and Kubota of Grand Rapids, Inc.
       Independent Auditors' Report on Combined Financial Statements ..   F-168
       Combined Balance Sheets--December 31, 1997 and May 31, 1998
        (unaudited)....................................................   F-169
       Combined Statements of Income and Retained Earnings for the year ended December 31, 1997 and for the five months ended May 31,
        1997 and 1998 (unaudited)......................................   F-170
       Combined Statements of Cash Flows for the year ended December
        31, 1997 and for the five months ended May 31, 1997 and 1998
        (unaudited)....................................................   F-171
       Notes to Financial Statements...................................   F-172
  XVI. Financial Statements of McClinch Equipment Services, Inc.
       Report of Independent Accountants...............................   F-176
       Balance Sheets--December 31, 1997 and June 30, 1998
        (unaudited)....................................................   F-177

                                                                          PAGE
                                                                          -----
        Statements of Income and Retained Earnings for the year ended
         December 31, 1997 and for the six months ended June 30, 1997
         and 1998 (unaudited)..........................................   F-178
        Statements of Cash Flows for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998
         (unaudited)...................................................   F-179
        Notes to Financial Statements..................................   F-180
  XVII. Combined Financial Statements of Valley Rentals, Inc.
        Report of Independent Auditors.................................   F-185
        Combined Balance Sheets--December 31, 1997 and March 31, 1998
         (unaudited)...................................................   F-186
        Combined Statements of Income for the Year Ended December 31,
         1997 and for the Three Months Ended March 31, 1997 and 1998
         (unaudited)...................................................   F-187
        Combined Statements of Stockholders' Equity and Partners'
         Capital for the Year Ended December 31, 1997 and for the Three
         Months Ended March 31, 1998 (unaudited).......................   F-188
        Combined Statements of Cash Flows for the Year Ended December
         31, 1997 and for the Three Months Ended March 31, 1997 and
         1998 (unaudited)..............................................   F-189
        Notes to Combined Financial Statements.........................   F-190
 XVIII. Financial Statements of Lift Systems, Inc.
        Independent Accountants' Report................................   F-194
        Balance Sheets--December 31, 1997 and June 30, 1998
         (unaudited)...................................................   F-195
        Statement of Income for the year ended December 31, 1997 and for the six-month periods ended June 30, 1998 and 1997
         (unaudited)...................................................   F-196
        Statement of Changes in Stockholder's Equity for the year ended
         December 31, 1997 and for the six-month period ended June 30,
         1998 (unaudited)..............................................   F-197
        Statement of Cash Flows for the year ended December 31, 1997 and for the six-month periods ended June 30, 1997 and 1998
         (unaudited)...................................................   F-198
        Notes to Financial Statements..................................   F-200
   XIX. Consolidated Financial Statements of Perco Group Ltd.
        Report of Independent Auditors.................................   F-205
        Consolidated Balance Sheet--December 31, 1997 and May 19, 1998
         (unaudited)...................................................   F-206
        Consolidated Statement of Earnings for the year ended December
         31, 1997 and for the 139 days ended May 19, 1997 and 1998
         (unaudited)...................................................   F-207
        Consolidated Statement of Retained Earnings for the year ended
         December 31, 1997 and for the 139 days ended May 19, 1998
         (unaudited)...................................................   F-208
        Consolidated Statement of Changes in Financial Position for the
         year ended December 31, 1997 and for the 139 days ended May
         19, 1997 and 1998 (unaudited).................................   F-209
        Notes to Consolidated Financial Statements.....................   F-210
    XX. Financial Statements of Reitzel Rentals Ltd.
        Auditors' Report...............................................   F-218
        Balance Sheets--February 28, 1998 and May 31, 1998
         (unaudited)...................................................   F-219
        Statements of Operations for the year ended February 28, 1998 and for the three months ended May 31, 1997 and 1998
         (unaudited)...................................................   F-220
        Statements of Shareholders' Equity for the year ended February
         28, 1998 and for the three months ended May 31, 1998
         (unaudited)...................................................   F-221
        Statements of Cash Flows for the year ended February 28, 1998 and for the three months ended May 31, 1997 and 1998
         (unaudited)...................................................   F-222
        Notes to Financial Statements..................................   F-223
        Combined Financial Statements of Channel Equipment Holding,
   XXI. Inc.
        Report of Independent Auditors.................................   F-229
        Combined Balance Sheet--December 31, 1997......................   F-230
        Combined Statement of Operations for the Year Ended December
         31, 1997......................................................   F-231

                                                                           PAGE
                                                                           -----
        Combined Statement of Stockholders' Equity (Deficit) for the
         Year Ended December 31, 1997...................................   F-232
        Combined Statements of Cash Flows for the Year Ended December
         31, 1997.......................................................   F-233
        Notes to Combined Financial Statements..........................   F-234
        Financial Statements of Paul E. Carlson, Inc. dba Carlson
  XXII. Equipment Company
        Independent Auditor's Report....................................   F-238
        Balance Sheets--February 28, 1998 and May 31, 1998 (unaudited)..   F-239
        Statements of Operations for the year ended February 28, 1998 and for the three months ended May 31,1997 and 1998
         (unaudited)....................................................   F-241
        Statements of Stockholders' Equity for the year ended February
         28, 1998 and for the three months ended May 31, 1998
         (unaudited)....................................................   F-242
        Statements of Cash Flows for the year ended February 28, 1998 and for the three months ended May 31, 1997 and 1998
         (unaudited)....................................................   F-243
        Notes to Financial Statements...................................   F-244
        Financial Statements of West Main Rentals and Sales,
 XXIII. Incorporated
        Independent Auditor's Report....................................   F-252
        Balance Sheet--December 31, 1997 and March 31, 1998
         (unaudited)....................................................   F-253
        Statement of Income for the Year Ended December 31, 1997 and for
         the Three Months Ended March 31, 1998 and 1997 (unaudited).....   F-254
        Statement of Stockholders' Equity for the Year Ended December
         31, 1997 and for the Three Months Ended March 31, 1998
         (unaudited)....................................................   F-255
        Statement of Cash Flows for the Year Ended December 31, 1997 and
         for the Three Months Ended March 31, 1998 and 1997
         (unaudited)....................................................   F-256
        Notes to Financial Statements...................................   F-257
  XXIV. Financial Statements of Mission Valley Rentals, Inc.
        Report of Independent Auditors..................................   F-263
        Balance Sheets--June 30, 1996 and 1997 and December 31, 1997
         (unaudited)....................................................   F-264
        Statements of Operations for the Years Ended June 30, 1996 and
         1997 and for the Six Months Ended December 31, 1996 and 1997
         (unaudited)....................................................   F-265
        Statements of Stockholders' Equity for the Years Ended June 30,
         1996 and 1997 and for the Six Months Ended December 31, 1997
         (unaudited)....................................................   F-266
        Statements of Cash Flows for the Years Ended June 30, 1996 and
         1997 and the Six Months Ended December 31, 1996 and 1997
         (unaudited)....................................................   F-267
        Notes to Financial Statements...................................   F-268
   XXV. Financial Statements of Pro Rentals, Inc.
        Report of Independent Auditors..................................   F-274
        Balance Sheet--December 31, 1997................................   F-275
        Statement of Income for the Year Ended December 31, 1997........   F-276
        Statement of Stockholders' Equity for the Year Ended December
         31, 1997.......................................................   F-277
        Statement of Cash Flows for the Year Ended December 31, 1997....   F-278
        Notes to Financial Statements...................................   F-279
  XXVI. Financial Statements of ASC Equipment Company
        Report of Independent Auditors..................................   F-282
        Balance Sheet--December 31, 1997................................   F-283
        Statement of Income for the Year Ended December 31, 1997........   F-284
        Statement of Stockholders' Equity for the Year Ended December
         31, 1997.......................................................   F-285
        Statement of Cash Flows for the Year Ended December 31, 1997....   F-286
        Notes to Financial Statements...................................   F-287
 XXVII. Financial Statements of MERCER Equipment Company
        Independent Auditor's Report....................................   F-290
        Balance Sheets--December 31, 1996 and October 24, 1997..........   F-291

                                                                          PAGE
                                                                          -----
         Statements of Income and Retained Earnings for the Years Ended
          December 31, 1995 and 1996 and for the period from January 1,
          1997 to October 24, 1997.....................................   F-292
         Statements of Cash Flows for the Years Ended December 31, 1995
          and 1996 and for the period from January 1, 1997 to October
          24, 1997.....................................................   F-293
         Notes to Financial Statements.................................   F-294
         Consolidated Financial Statements of A&A Tool Rentals & Sales,
 XXVIII.  Inc. and subsidiary
         Report of Independent Auditors................................   F-299
         Consolidated Balance Sheets--October 31, 1996 and October 19,
          1997 and July 31, 1997 (unaudited)...........................   F-300
         Consolidated Statements of Operations for the Years Ended
          October 31, 1995 and 1996 and for the period from November 1,
          1996 to October 19, 1997 and for the Nine Months Ended July
          31, 1996 and 1997 (unaudited)................................   F-301
         Consolidated Statements of Stockholders' Equity for the Years
          Ended October 31, 1995 and 1996 and for the period from
          November 1, 1996 to October 19, 1997 ........................   F-302
         Consolidated Statements of Cash Flows for the Years Ended
          October 31, 1995 and 1996 and for the period from November 1,
          1996 to October 19, 1997 and for the Nine Months Ended July
          31, 1996 and 1997 (unaudited)................................   F-303
         Notes to Consolidated Financial Statements....................   F-304
   XXIX. Financial Statements of J&J Rental Services, Inc.
         Report of Independent Auditors................................   F-311
         Balance Sheets--December 31, 1996 and October 22, 1997 .......   F-312
         Statements of Income for the Years Ended December 31, 1995 and
          1996, for the Six Months Ended June 30, 1997 and for the
          period from July 1, 1997 to October 22, 1997.................   F-313
         Statements of Stockholders' Equity and Partners' Capital for
          the Years Ended December 31, 1995 and 1996 and for the Six
          Months Ended June 30, 1997 and for the period from July 1,
          1997 to October 22, 1997.....................................   F-314
         Statements of Cash Flows for the Years Ended December 31, 1995
          and 1996, for the Six Months Ended June 30, 1997 and for the
          period from July 1, 1997 to October 22, 1997.................   F-315
         Notes to Financial Statements.................................   F-316
    XXX. Combined Financial Statements of Coran Enterprises, Inc. dba
          A-1 Rents and
          Monterey Bay Equipment Rental, Inc.
         Report of Independent Certified Public Accountants............   F-323
         Combined Statements of Earnings for the Years Ended December
          31, 1995 and 1996 and for the period from January 1, 1997 to
          October 24, 1997 ............................................   F-324
         Combined Statements of Stockholders' Equity for the Years
          Ended December 31, 1995 and 1996 and for the period from
          January 1, 1997 to October 24, 1997 .........................   F-325
         Combined Statements of Cash Flows for the Years Ended December
          31, 1995 and 1996 and for the period from January 1, 1997 to
          October 24, 1997 ............................................   F-326
         Notes to Combined Financial Statements........................   F-327
   XXXI. Financial Statements of Bronco Hi-Lift, Inc.
         Report of Independent Auditors................................   F-329
         Balance Sheets--December 31, 1996 and October 24, 1997 .......   F-330
         Statements of Income for the Years Ended December 31, 1995 and
          1996 and for the period from January 1, 1997 to October 24,
          1997.........................................................   F-331
         Statements of Stockholders' Equity for the Years Ended
          December 31, 1995 and 1996 and for the period from January 1,
          1997 to October 24, 1997.....................................   F-332
         Statements of Cash Flows for the Years Ended December 31, 1995
          and 1996 and for the period from January 1, 1997 to October
          24, 1997.....................................................   F-333
         Notes to Financial Statements.................................   F-334

                                UNITED RENTALS

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  The following pro forma unaudited consolidated balance sheet of the Company gives effect to (i) the acquisitions completed by the Company subsequent to June 30, 1998 (through September 14, 1998) and the financing thereof, and (ii) completion of the Merger with U.S. Rentals using the "pooling of interests" method of accounting (as described in the notes to the Pro Forma Consolidated Financial Statements), as if all such transactions had occurred on June 30, 1998.

  The following pro forma unaudited consolidated statements of operations with respect to the six months ended June 30, 1998 and the year ended December 31, 1997, give effect to (i) each acquisition completed by the Company after the beginning of the period and the financing thereof and (ii) completion of the Merger with U.S. Rentals using the "pooling of interests" method of accounting (as described in the notes to the Pro Forma Consolidated Financial Statements), as if all such transactions had occurred at the beginning of the period.

  The following pro forma unaudited consolidated statements of operations with respect to the year ended December 31, 1996 and the year ended December 31, 1995 gives effect to completion of the Merger with U.S. Rentals and the acquisition of Rental Tools and Equipment Co. International, Inc., in each case using the "pooling of interests" method of accounting (as described in the notes to the Pro Forma Consolidated Financial Statements). The Company was not in existence during these periods and, accordingly, no historical data of the Company is presented for these periods.

  The pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

  The pro forma consolidated financial statements should be read in conjunction with (i) the Company's historical Consolidated Financial Statements and related Notes included elsewhere in this Registration Statement, (ii) U.S. Rentals' Consolidated Financial Statements and related Notes included elsewhere in this Registration Statement, (iii) Rental Tools and Equipment Co. International, Inc. Financial Statements and related Notes included elsewhere in this Registration Statement, (iv) McClinch, Inc. and Subsidiaries Consolidated Financial Statements and related Notes included elsewhere in this Registration Statement, and (v) McClinch Equipment Services, Inc. Financial Statements and related Notes included elsewhere in this Registration Statement.

                                 UNITED RENTALS

                 PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998

                                     EQUIPMENT   MCCLINCH INC.
                                      SUPPLY      AND MCCLINCH
                           UNITED  CO., INC. AND   EQUIPMENT       OTHER       U.S.
                          RENTALS   AFFILIATES   SERVICES, INC. ACQUISITIONS RENTALS  ADJUSTMENTS         PRO FORMA
                          -------- ------------- -------------- ------------ -------- -----------         ----------
                                          (IN THOUSANDS, EXCEPT SHARE AND PAR VALUE AMOUNTS)
ASSETS:
Cash and cash
 equivalents............  $  5,486   $  1,784       $ 1,136       $ 11,895   $ 22,510  $ (16,301)(a)      $   26,510
Accounts receivable,
 net....................    67,203     16,528         7,536         27,210     74,124                        192,601
Inventory...............    33,255      4,508         1,735         12,703     19,040                         71,241
Rental equipment, net...   298,956    111,618        38,172        100,154    521,696     10,784 (b)       1,081,380
Property and equipment,
 net....................    32,349      5,267         5,850         26,813     93,130     (2,448)(c)         160,961
Intangible assets, net..   429,028      3,639                                  26,398    331,868 (d)         790,933
Prepaid expenses and
 other assets...........    22,887      7,022         1,158          7,366     12,167                         50,600
                          --------   --------       -------       --------   --------  ---------          ----------
                          $889,164   $150,366       $55,587       $186,141   $769,065  $ 323,903          $2,374,226
                          ========   ========       =======       ========   ========  =========          ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Liabilities:
Accounts payable,
 accrued expenses and
 other liabilities......  $ 79,213   $ 16,587       $ 6,873       $ 23,559   $ 78,264  $  60,000 (e)      $  264,496
Debt....................   389,181     94,819        32,052         96,139    378,600   (185,113)(f)       1,406,859
                                                                                         601,181 (g)
Deferred income taxes...     2,376        940                                  29,732                         33,048
                          --------   --------       -------       --------   --------  ---------          ----------
 Total liabilities......   470,770    112,346        38,925        119,698    486,596    476,068           1,704,403
Commitments and
 contingencies
Stockholders' equity:
United Rentals preferred
 stock--$.01 par value,
 5,000,000 shares
 authorized, no shares
 outstanding............
Common stock:
United Rentals--$.01 par
 value, 75,000,000
 shares authorized,
 historical 34,192,085
 shares (66,951,284 pro
 forma shares) issued
 and outstanding........       342          1            26          2,676        308     (2,715)(h)             669
                                                                                              31 (i)
Additional paid-in
 capital................   409,817        364          (608)        (1,199)   244,830      1,075 (h)         666,932
                                                                                          12,653 (i)
Retained earnings.......     8,235     37,655        17,244         64,966     37,331   (163,209)(e), (h)      2,222
                          --------   --------       -------       --------   --------  ---------          ----------
 Total stockholders'
  equity................   418,394     38,020        16,662         66,443    282,469   (152,165)            669,823
                          --------   --------       -------       --------   --------  ---------          ----------
                          $889,164   $150,366       $55,587       $186,141   $769,065  $ 323,903          $2,374,226
                          ========   ========       =======       ========   ========  =========          ==========

      See notes to pro forma unaudited Consolidated Financial Statements.

                                 UNITED RENTALS

            PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                    EQUIPMENT
                                                      SUPPLY   MCCLINCH INC.
                                  ACCESS    POWER   CO., INC.  AND MCCLINCH
                        UNITED   RENTALS,  RENTAL      AND       EQUIPMENT      OTHER       U.S.
                        RENTALS    INC.   CO., INC. AFFILIATES SERVICE, INC. ACQUISITIONS RENTALS  ADJUSTMENTS    PRO FORMA
                        -------  -------- --------- ---------- ------------- ------------ -------- -----------    ---------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
 Equipment rentals....  $86,105   $2,313   $ 6,295   $34,382      $16,515      $106,696   $207,447                $459,753
 Sales of equipment,
  merchandise and
  other revenue.......   41,246      841     1,555     8,958        5,601        68,152     63,913                 190,266
                        -------   ------   -------   -------      -------      --------   --------  --------      --------
Total revenues........  127,351    3,154     7,850    43,340       22,116       174,848    271,360                 650,019
Cost of revenues
 Cost of equipment
  rentals, excluding
  depreciation........   35,608    1,131     3,416    12,529        6,770        42,073    110,910                 212,437
 Depreciation of
  rental equipment....   14,562      402     2,987    10,368        3,316        27,926     45,979  $ (9,070)(a)    96,473
 Cost of sales and
  other operating
  costs...............   29,939      741       638     7,267        3,795        46,115     38,829                 127,324
                        -------   ------   -------   -------      -------      --------   --------  --------      --------
Total cost of reve-
 nues.................   80,112    2,274     7,041    30,164       13,881       116,114    195,718    (9,070)      436,234
                        -------   ------   -------   -------      -------      --------   --------  --------      --------
Gross profit..........   47,239      880       809    13,176        8,235        58,734     75,642     9,070       213,785
Selling, general and
 administrative
 expenses.............   25,102      774     3,200     9,672        3,535        46,463     31,550   (10,381)(c)   109,734
                                                                                                        (181)(d)
Non-rental
 depreciation and
 amortization.........    3,815       23       304       359          382         2,570      7,675     6,100 (e)    21,228
                        -------   ------   -------   -------      -------      --------   --------  --------      --------
Operating income
 (loss)...............   18,322       83    (2,695)    3,145        4,318         9,701     36,417    13,532        82,823
Interest expense......    4,937      147       631     4,220          763         7,693      8,887   (11,203)(f)    32,982
                                                                                                      16,907 (g)
Other (income) ex-
 pense, net...........     (528)     (52)      (95)     (198)         (51)       (4,728)                            (5,652)
                        -------   ------   -------   -------      -------      --------   --------  --------      --------
Income (loss) before
 provision for income
 taxes................   13,913      (12)   (3,231)     (877)       3,606         6,736     27,530     7,828        55,493
Provision for income
 taxes................    5,693                       (2,638)         896           841     11,067     6,672 (h)    22,531
                        -------   ------   -------   -------      -------      --------   --------  --------      --------
Net income (loss).....  $ 8,220   $  (12)  $(3,231)  $ 1,761      $ 2,710      $  5,895   $ 16,463  $  1,156      $ 32,962
                        =======   ======   =======   =======      =======      ========   ========  ========      ========
Basic earnings per
 share................  $  0.27                                                                                   $   0.49
                        =======                                                                                   ========
Diluted earnings per
 share................  $  0.23                                                                                   $   0.45
                        =======                                                                                   ========
Basic weighted average
 equivalent shares
 outstanding..........   29,970                                                                                     66,951
                        =======                                                                                   ========
Diluted weighted
 average equivalent
 shares outstanding...   35,092                                                                                     73,190
                        =======                                                                                   ========


      See notes to pro forma unaudited Consolidated Financial Statements.

                                 UNITED RENTALS

   PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONSFOR THE YEAR ENDED
                               DECEMBER 31, 1997

                     UNITED
                     RENTALS
                   PERIOD FROM
                   AUGUST 14,                                                    MCCLINCH
                      1997                                            EQUIPMENT  INC. AND
                   (INCEPTION)                     MISSION              SUPPLY   MCCLINCH
                     THROUGH    ACCESS   BNR GROUP  VALLEY    POWER   CO., INC.  EQUIPMENT
                    DECEMBER   RENTALS,     OF     RENTALS,  RENTAL      AND     SERVICES,    OTHER       U.S.
                    31, 1997     INC.    COMPANIES   INC.   CO., INC. AFFILIATES   INC.    ACQUISITIONS RENTALS  ADJUSTMENTS
                   ----------- --------  --------- -------- --------- ---------- --------- ------------ -------- -----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
 Equipment rent-
  als............    $ 7,019   $42,316    $ 9,403   $7,853   $35,382   $78,142    $30,615    $308,813   $340,507
 Sales of
  equipment,
  merchandise and
  other
  revenues.......      3,614     9,943     14,612      765     5,154    16,416      9,418     189,464     84,186
                     -------   -------    -------   ------   -------   -------    -------    --------   --------  --------
Total revenues...     10,633    52,259     24,015    8,618    40,536    94,558     40,033     498,277    424,693
Cost of revenues
 Cost of
  equipment
  rentals,
  excluding
  depreciation...      3,203    12,415      4,662    3,437    12,678    23,510     11,590     125,429    185,277
 Depreciation of
  rental
  equipment......      1,039     8,480      1,589    1,746     9,706    20,397      5,888      65,115     69,231  $(15,852)(a)
 Cost of sales
  and other
  operating
  costs..........      2,580     8,862     10,361      518     3,648    11,362      6,485     138,215     52,485       (72)(b)
                     -------   -------    -------   ------   -------   -------    -------    --------   --------  --------
Total cost of
 revenues........      6,822    29,757     16,612    5,701    26,032    55,269     23,963     328,759    306,993   (15,924)
                     -------   -------    -------   ------   -------   -------    -------    --------   --------  --------
Gross profit.....      3,811    22,502      7,403    2,917    14,504    39,289     16,070     169,518    117,700    15,924
Selling, general
 and
 administrative
 expenses........      3,311    10,440      5,402    3,062    12,147    17,875      8,605     117,195     42,597   (23,337)(c)
                                                                                                                      (177)(d)
Non-rental
 depreciation and
 amortization....        262     1,355        104       32     1,226       878        714       6,683     11,222    15,495 (e)
Termination cost
 of deferred
 compensation
 agreements......                                                                                         20,290
                     -------   -------    -------   ------   -------   -------    -------    --------   --------  --------
Operating
 income..........        238    10,707      1,897     (177)    1,131    20,536      6,751      45,640     43,591    23,943
Interest
 expense.........        454     3,700        501      434     2,344    11,186      2,195      19,008      7,370   (38,817)(f)
                                                                                                                    65,964 (g)
Other (income)
 expense, net           (270)     (809)                (61)     (370)   (2,859)      (715)     (1,959)       473
                     -------   -------    -------   ------   -------   -------    -------    --------   --------  --------
Income before
 provision for
 income taxes and
 extraordinary
 item............         54     7,816      1,396     (550)     (843)   12,209      5,271      28,591     35,748    (3,204)
Provision for
 income taxes....         20     2,745        459      (73)              1,242      1,189       3,215     29,407    12,005 (h)
                     -------   -------    -------   ------   -------   -------    -------    --------   --------  --------
Income before
 extraordinary
 item............    $    34   $ 5,071    $   937   $ (477)  $  (843)  $10,967    $ 4,082    $ 25,376   $  6,341  $(15,209)
                     =======   =======    =======   ======   =======   =======    =======    ========   ========  ========
Basic earnings
 per share before
 extraordinary
 item............    $  0.00
                     =======
Diluted earnings
 per share before
 extraordinary
 item............    $  0.00
                     =======
Basic weighted
 average
 equivalent
 shares
 outstanding.....     16,319
                     =======
Diluted weighted
 average
 equivalent
 shares
 outstanding.....     18,172
                     =======
                   PRO FORMA
                   -----------
Revenues
 Equipment rent-
  als............  $  860,050
 Sales of
  equipment,
  merchandise and
  other
  revenues.......     333,572
                   -----------
Total revenues...   1,193,622
Cost of revenues
 Cost of
  equipment
  rentals,
  excluding
  depreciation...     382,201
 Depreciation of
  rental
  equipment......     167,339
 Cost of sales
  and other
  operating
  costs..........     234,444
                   -----------
Total cost of
 revenues........     783,984
                   -----------
Gross profit.....     409,638
Selling, general
 and
 administrative
 expenses........     197,120
Non-rental
 depreciation and
 amortization....      37,971
Termination cost
 of deferred
 compensation
 agreements......      20,290
                   -----------
Operating
 income..........     154,257
Interest
 expense.........      74,339
Other (income)
 expense, net          (6,570)
                   -----------
Income before
 provision for
 income taxes and
 extraordinary
 item............      86,488
Provision for
 income taxes....      50,209
                   -----------
Income before
 extraordinary
 item............  $   36,279
                   ===========
Basic earnings
 per share before
 extraordinary
 item............  $     0.55
                   ===========
Diluted earnings
 per share before
 extraordinary
 item............  $     0.53
                   ===========
Basic weighted
 average
 equivalent
 shares
 outstanding.....      65,595
                   ===========
Diluted weighted
 average
 equivalent
 shares
 outstanding.....      67,862
                   ===========

      See notes to pro forma unaudited Consolidated Financial Statements.

                                 UNITED RENTALS

            PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                            U.S.      OTHER
                          RENTALS  ACQUISITION ADJUSTMENTS PRO FORMA
                          -------- ----------- ----------- ---------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
  Equipment rentals.....  $257,486   $46,640               $304,126
  Sales of equipment,
   merchandise and other
   revenue..............    48,351       719                 49,070
                          --------   -------      ----     --------
Total revenues..........   305,837    47,359                353,196
  Cost of revenues
  Cost of equipment
   rentals, excluding
   depreciation.........   136,584    19,209                155,793
  Depreciation of rental
   equipment............    56,105     9,188                 65,293
  Cost of sales and
   other operating
   costs................    27,532                           27,532
                          --------   -------      ----     --------
Total cost of revenues..   220,221    28,397                248,618
                          --------   -------      ----     --------
Gross profit............    85,616    18,962                104,578
Selling, general and
 administrative
 expenses...............    35,934     9,979                 45,913
Non-rental depreciation
 and amortization.......     7,528     1,855                  9,383
                          --------   -------      ----     --------
Operating income........    42,154     7,128                 49,282
Interest expense........     8,373     2,563                 10,936
Other (income) expense,
 net....................       323       (76)                   247
                          --------   -------      ----     --------
Income before provision
 for income taxes.......    33,458     4,641                 38,099
Provision for income
 taxes..................       374                              374
                          --------   -------      ----     --------
Net income..............  $ 33,084   $ 4,641               $ 37,725
                          ========   =======      ====     ========
Basic and diluted earn-
 ings per share.........                                   $   1.66
                                                           ========
Basic and diluted
 weighted average
 equivalent shares
 outstanding............                                     22,715
                                                           ========


       See notes to pro forma unaudited Consolidated Financial Statements

                                 UNITED RENTALS

            PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                            U.S.      OTHER
                          RENTALS  ACQUISITION ADJUSTMENTS PRO FORMA
                          -------- ----------- ----------- ---------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues
 Equipment rentals......  $214,849   $40,040               $254,889
 Sales of equipment,
  merchandise and other
  revenue...............    27,998                           27,998
                          --------   -------    --------   --------
Total revenues..........   242,847    40,040                282,887
Cost of revenues
 Cost of equipment
  rentals, excluding
  depreciation..........   107,876    17,707                125,583
 Depreciation of rental
  equipment.............    43,885     8,062                 51,947
 Cost of sales and other
  operating costs.......    16,111                           16,111
                          --------   -------    --------   --------
Total cost of revenues..   167,872    25,769                193,641
                          --------   -------    --------   --------
Gross profit............    74,975    14,271                 89,246
Selling, general and
 administrative
 expenses...............    31,440     8,707                 40,147
Non-rental depreciation
 and amortization.......     5,513     1,403                  6,916
                          --------   -------    --------   --------
Operating income........    38,022     4,161                 42,183
Interest expense........     5,310     2,161                  7,471
Other (income) expense,
 net....................     1,620      (673)                   947
                          --------   -------    --------   --------
Income before provision
 for income taxes.......    31,092     2,673                 33,765
Provision for income
 taxes..................       468                              468
                          --------   -------    --------   --------
Net income..............  $ 30,624   $ 2,673               $ 33,297
                          ========   =======    ========   ========
Basic and diluted earn-
 ings per share.........                                   $   1.47
                                                           ========
Basic and diluted
 weighted average
 equivalent shares
 outstanding............                                     22,715
                                                           ========


      See notes to pro forma unaudited consolidated financial statements.

                                UNITED RENTALS

        NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The Company is a large geographically diversified equipment rental company in the United States and Canada. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and other individuals. The Company also sells rental equipment, acts as a distributor for certain new equipment, and sells related merchandise and parts.

  The financial data for United Rentals, Inc., U.S. Rentals, Inc. and Rental Tools and Equipment Co. International Inc. is derived from the respective historical financial statements of each company. The financial data for each of the acquisitions is derived from the respective historical financial statements of such companies. The results of operations for each acquisition acquired during a period presented includes the results of operations from the beginning of such period through the date of acquisition.

2. ACQUISITIONS

  Since its formation, the Company has completed a total of 72 acquisitions. These include the acquisition of the six Initial Acquired Companies in October 1997 and the acquisition of 66 additional companies in the elapsed portion of 1998.

  Based upon management's preliminary estimates, it is estimated that the carrying value of the assets and liabilities of the 21 companies acquired by the Company subsequent to June 30, 1998 approximates fair value, with the exception of rental equipment and other property and equipment, which required adjustments to reflect fair market value. The following table presents the allocation of purchase price of each of the 21 companies acquired by the Company subsequent to June 30, 1998:

                                      EQUIPMENT              OTHER
                                       SUPPLY   MCCLINCH  ACQUISITIONS  TOTAL
                                      --------- --------  ------------ --------
Purchase price....................... $133,692  $97,175     $230,462   $461,329
Net assets acquired..................   38,020   16,662       66,443    121,125
Fair value adjustments:
  Rental equipment...................    2,561    2,117        6,106     10,784
  Property and equipment.............      233      (13)      (2,668)    (2,448)
                                      --------  -------     --------   --------
Intangible assets recorded........... $ 92,878  $78,409     $160,581   $331,868
                                      ========  =======     ========   ========

3. PRO FORMA ADJUSTMENTS

  Balance sheet adjustments:

  a. Records the portion of the acquisition consideration and debt repayment paid from available cash on hand.

  b.Adjusts the carrying value of rental equipment to fair market value.

  c.Adjusts the carrying value of property and equipment to fair market value.

  d. Records the excess of the acquisition consideration over the estimated fair value of net assets acquired.

  e. Records a charge to stockholders' equity and an increase in accrued liabilities for the estimated U.S. Rentals Merger costs of $60 million.

  f. Records the repayment of certain indebtedness of the acquisitions.

  g. Records the portion of the acquisition consideration and debt repayment funded by borrowing under United Rentals' credit facility, senior subordinated notes and term loan.

  h. Records the elimination of the stockholders' equity of the acquisitions.

  i.Records the portion of the acquisition consideration paid in the form of common stock.

  Statement of operations adjustments:

  a. Adjusts the depreciation of rental equipment and other property and equipment based upon adjusted carrying values utilizing the following lives (subject to a salvage value ranging from 0 to 10%):

       Rental equipment.............................................. 2-10 years
       Other property and equipment.................................. 2-15 years

  b. Adjusts the method of accounting for inventory at one of the acquisitions from the LIFO method to the FIFO method.

  c. Adjusts the compensation to former owners and executives of the acquisitions to current levels of compensation.

  d. Adjusts the lease expense for real estate utilized by the acquisitions to current lease agreements.

  e. Records the amortization of the excess of cost over net assets acquired attributable to the acquisitions using an estimated life of 40 years.

  f. Eliminates interest expense related to the outstanding indebtedness of the acquisitions which was repaid by United Rentals.

  g. Records interest expense relating to the portion of the acquisitions funded through borrowing under United Rentals' credit facility using a rate per annum of 7%, senior subordinated notes using a rate per annum of 9 1/2% and term loan using a rate per annum of 7.6%.

  h.Records a provision for income taxes at an estimated rate of 41%.

4. EARNINGS PER SHARE

  Pro forma earnings per share is calculated by dividing the net income by the weighted average shares outstanding during the period. the weighted average outstanding shares during the period is calculated as follows:

                                                 YEARS ENDED DECEMBER 31,
                                             ----------------------------------
                                 SIX MONTHS
                                   ENDED
                                  JUNE 30,
                                    1998        1997        1996        1995
                                 ----------  ----------  ----------  ----------
Basic:
United Rentals Shares Outstand-
 ing at June 30, 1998..........  34,192,085  34,192,085
Shares issued for acquisitions
 subsequent to June 30, 1998...   3,152,409   3,152,409   2,744,368   2,744,368
U.S. Rentals weighted average
 shares........................  30,760,301  29,351,715  20,784,975  20,748,975
Reduction of U.S. Rentals
 shares for exchange ratio.....  (1,153,511) (1,100,689)   (778,087)   (778,087)
                                 ----------  ----------  ----------  ----------
                                 66,951,284  65,595,520  22,751,256  22,751,256
                                 ==========  ==========  ==========  ==========
Diluted:
United Rentals Shares outstand-
 ing at June 30, 1998            34,192,085  34,192,085
Shares issued for acquisitions
 subsequent to June 30, 1998...   3,152,409   3,152,409   2,744,368   2,744,368
U.S. Rentals weighted average
 equivalent shares.............  31,920,944  29,843,752  20,748,975  20,748,975
Reduction of U.S. Rentals
 shares for exchange ratio.....  (1,197,035) (1,119,141)   (778,087)   (778,087)
Common Stock equivalents (based
 on the initial public offering
 price of $13.50 per share for
 1997).........................   5,122,060   1,792,942
                                 ----------  ----------  ----------  ----------
                                 73,190,463  67,862,047  22,751,256  22,751,256
                                 ==========  ==========  ==========  ==========

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
United Rentals, Inc.

  We have audited the accompanying consolidated balance sheet of United Rentals, Inc. as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows from August 14, 1997 (Inception) to December 31, 1997. These financial statements are the responsibility of the management of United Rentals, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Rentals, Inc. at December 31, 1997, and the results of its operations and its cash flows from August 14, 1997 (Inception) to December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
January 30, 1998, except for
 Note 11, as to which the date
 is September 14, 1998

                              UNITED RENTALS, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                              ASSETS
Cash and cash equivalents......................................... $ 68,607,528
Accounts receivable, net of allowance for doubtful accounts of
 $1,161,000.......................................................    7,494,636
Inventory.........................................................    3,827,446
Prepaid expenses and other assets.................................    2,966,822
Rental equipment, net.............................................   33,407,561
Property and equipment, net.......................................    2,272,683
Intangible assets, net of accumulated amortization of $241,000....   50,533,736
                                                                   ------------
                                                                   $169,110,412
                                                                   ============
               LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable................................................ $  5,697,830
  Debt............................................................    1,074,474
  Deferred taxes..................................................      198,249
  Accrued expenses and other liabilities..........................    4,409,828
                                                                   ------------
    Total liabilities.............................................   11,380,381
Commitments and contingencies
Stockholders' equity:
  Preferred stock--$.01 par value, 5,000,000 shares authorized, no
   shares issued and outstanding..................................          --
  Common stock--$.01 par value, 75,000,000 shares authorized,
   23,899,119 shares issued and outstanding.......................      238,991
  Additional paid-in capital......................................  157,457,418
  Retained earnings...............................................       33,622
                                                                   ------------
    Total stockholders' equity....................................  157,730,031
                                                                   ------------
                                                                   $169,110,412
                                                                   ============


                            See accompanying notes.

                              UNITED RENTALS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                AUGUST 14, 1997 (INCEPTION) TO DECEMBER 31, 1997

Revenues:
  Equipment rentals............................................... $ 7,018,564
  Sales of rental equipment.......................................   1,011,071
  Sales of new equipment, merchandise and other revenues..........   2,603,763
                                                                   -----------
Total revenues....................................................  10,633,398
Cost of revenues:
  Cost of equipment rentals, excluding depreciation...............   3,203,209
  Depreciation of rental equipment................................   1,038,747
  Cost of rental equipment sales..................................     527,523
  Cost of new equipment and merchandise sales and other operating
   costs..........................................................   2,052,639
                                                                   -----------
Total cost of revenues............................................   6,822,118
                                                                   -----------
Gross profit......................................................   3,811,280
Selling, general and administrative expenses......................   3,311,669
Non-rental depreciation and amortization..........................     262,102
                                                                   -----------
Operating income..................................................     237,509
Interest expense..................................................     454,072
Other (income) expense............................................    (270,701)
                                                                   -----------
Income before provision for income taxes..........................      54,138
Provision for income taxes........................................      20,516
                                                                   -----------
Net income........................................................ $    33,622
                                                                   ===========
Basic earnings per share.......................................... $      0.00
                                                                   ===========
Diluted earnings per share........................................ $      0.00
                                                                   ===========


                            See accompanying notes.

                              UNITED RENTALS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

               AUGUST 14, 1997 (INCEPTION) TO DECEMBER 31 , 1997

                                         COMMON STOCK
                                      -------------------  ADDITIONAL
                                        NUMBER              PAID-IN    RETAINED
                                      OF SHARES   AMOUNT    CAPITAL    EARNINGS
                                      ---------- -------- ------------ --------
Balance, August 14, 1997 (Incep-
 tion)...............................        --  $    --  $        --  $   --
  Issuance of common stock and war-
   rants............................. 23,899,119  238,991  157,457,418
  Net income.........................                                   33,622
                                      ---------- -------- ------------ -------
Balance, December 31, 1997........... 23,899,119 $238,991 $157,457,418 $33,622
                                      ========== ======== ============ =======



                            See accompanying notes.

                              UNITED RENTALS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                AUGUST 14, 1997 (INCEPTION) TO DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
Net income.......................................................  $     33,622
Adjustments to reconcile net income to net cash provided by oper-
 ating activities:
  Depreciation and amortization..................................     1,300,849
  Gain on sale of rental equipment...............................      (483,548)
  Deferred taxes.................................................        (2,204)
  Changes in operating assets and liabilities:
    Accounts receivable..........................................       609,529
    Inventory....................................................       631,484
    Prepaid expenses and other assets............................      (755,545)
    Accounts payable.............................................       281,056
    Accrued expenses and other liabilities.......................      (512,507)
                                                                   ------------
      Net cash provided by operating activities..................     1,102,736
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of rental equipment....................................    (1,886,533)
Purchases of property and equipment..............................      (819,557)
Proceeds from sales of rental equipment..........................     1,011,071
In-process acquisition costs.....................................      (128,523)
Purchase of other companies......................................   (51,451,634)
                                                                   ------------
      Net cash used in investing activities......................   (53,275,176)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock and warrants, net of
 issuance costs..................................................   154,788,110
Proceeds from debt...............................................    35,000,000
Repayment of debt................................................   (68,222,252)
Payment of debt financing costs..................................      (785,890)
                                                                   ------------
      Net cash provided by financing activities..................   120,779,968
                                                                   ------------
Net increase in cash and cash equivalents........................    68,607,528
Cash and cash equivalents at beginning of period.................           --
                                                                   ------------
      Cash and cash equivalents at end of period.................  $ 68,607,528
                                                                   ============
Supplemental disclosure of cash flow information:
  Cash paid for interest.........................................  $    446,559
                                                                   ============
Supplemental schedule of non cash investing and financing activi-
 ties:
  The Company acquired the net assets and assumed certain
   liabilities of other companies as follows:
    Assets, net of cash acquired.................................  $ 98,876,932
    Liabilities assumed..........................................   (43,300,749)
    Less:
      Amounts paid in common stock...............................    (3,824,549)
      Amount paid through issuance of convertible note...........      (300,000)
                                                                   ------------
  Net cash paid..................................................  $ 51,451,634
                                                                   ============

                            See accompanying notes.

                             UNITED RENTALS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND BASIS OF PRESENTATION

  United Rentals, Inc. (together with its subsidiaries the "Company") was incorporated in August 1997 for the purpose of creating a large, geographically diversified equipment rental company in the United States and Canada. (see Note 11) The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others. The Company also engages in related activities such as selling used rental equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheet is presented on an unclassified basis.

  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash Equivalents

  The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

 Inventory

  Inventory consists of equipment, tools, parts, fuel and related supply items. Inventory is stated at the lower of average weighted cost or market.

 Rental Equipment

  Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is two to ten years. Rental equipment is depreciated to a salvage value of zero to ten percent of cost. Rental equipment having a cost of $500 or less is expensed at the time of purchase. Ordinary maintenance and repair costs are charged to operations as incurred.

 Revenue Recognition

  Revenue related to the sale of equipment is recognized at the point of sale. Revenue related to rental equipment is recognized over the contract term.

 Property and Equipment

  Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is two to ten years. Ordinary maintenance and repair costs are charged to operations as incurred.

 Intangible Assets

  Intangible assets consist of the excess of cost over the value of identifiable net assets of businesses acquired and are being amortized on a straight line basis over their estimated useful lives of forty years.

                             UNITED RENTALS, INC.

 Fair Value of Financial Instruments

  The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, accrued expenses and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of notes payable is determined using current interest rates for similar instruments as of December 31, 1997 and approximates the carrying value of these notes due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

 Advertising Expense

  The Company expenses the cost of advertising as incurred. The Company incurred $146,000 in advertising costs for the period August 14, 1997 (Inception) to December 31, 1997.

 Income Taxes

  The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Concentrations of Credit Risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base. No single customer represents greater than 10% of total accounts receivable. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.

 Stock-Based Compensation

  The Company accounts for its stock based compensation arrangements under the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Since stock options will be granted by the Company with exercise prices at or greater than the fair value of the shares at the date of grant, no compensation expense will be recognized.

 Computation of Earnings Per Share

  Earnings per share is calculated under the provisions of recently issued Statement 128, Earnings Per Share. Common Stock issued for consideration below the initial public offering price ("IPO price") of $13.50 per share at which shares were sold in the Company's initial public offering (the "IPO"), and stock options and warrants granted with exercise prices below the IPO price per share during the twelve months preceding the date of the

                             UNITED RENTALS, INC.

initial filing of the registration statement for the IPO are included in the calculation of common equivalent shares at the IPO price per share.

 Impact of Recently Issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is required to adopt the provisions of these Statements in fiscal year 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a primary financial statement. The Company is currently evaluating the reporting formats recommended under this Statement. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments.

3. ACQUISITIONS

  During October 1997, the Company purchased all of the outstanding stock of the following six equipment rental companies for the indicated consideration:

      COMPANY                                                      CONSIDERATION
      -------                                                      -------------
      A & A Tool Rentals and Sales, Inc...........................  $ 8,593,520
      Bronco High-Lift, Inc.......................................    7,949,568
      Coran Enterprises, Inc......................................   15,264,337
      J & J Rental Services, Inc..................................    3,824,549
      Mercer Equipment Company....................................   14,933,242
      Rent-It Center, Inc.........................................    6,400,000

  All of the consideration paid for the acquisitions was in cash, with the exception of Rent-It Center, Inc. which included a $300,000 convertible note and J & J Rental Services, Inc. where all of the consideration was paid through the issuance of 318,712 shares of the Company's Common Stock. These shares are subject to adjustment so that their value will equal $3.8 million based upon the average daily closing price of the Company's Common Stock during the 60 day period beginning December 18, 1997. Contingent consideration is due on the J & J Rental Services, Inc. acquisition based upon a percentage of revenues up to a maximum of $2.8 million.

  These acquisitions have been accounted for as purchases and, accordingly, the results of their operations have been included in the Company's results of operations from their respective acquisition dates. The purchase prices have been allocated to the assets acquired and liabilities assumed based on their respective fair values at their respective acquisition dates. Contingent purchase price is capitalized when earned and amortized over the remaining life of the related asset.

  The Company has not completed its valuation of the 1997 purchases and the purchase price allocations are subject to change when additional information concerning asset and liability valuations are completed.

                             UNITED RENTALS, INC.

  The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company for the years ended December 31, 1997 and 1996 as though each acquisition described above was made on January 1, for each of the periods.

                                                           1997        1996
                                                        ----------- -----------
   Revenues............................................ $59,832,952 $51,889,258
   Net income..........................................   2,607,127   3,462,371
   Basic earnings per share............................ $      0.16 $      0.22
   Diluted earnings per share.......................... $      0.14 $      0.20

  The unaudited pro forma results are based upon certain assumptions and estimates which are subject to change. These results are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

4. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

   Rental equipment............................................... $34,444,129
   Less accumulated depreciation..................................  (1,036,568)
                                                                   -----------
   Rental equipment, net.......................................... $33,407,561
                                                                   ===========

5. PROPERTY AND EQUIPMENT

  A summary of property and equipment is as follows:

   Furniture, fixtures and office equipment....................... $ 2,294,277
   Less accumulated depreciation..................................     (21,594)
                                                                   -----------
   Property and equipment, net.................................... $ 2,272,683
                                                                   ===========

6. DEBT

  Debt consists of the following:

   Subordinated convertible notes................................. $   500,000
   Equipment notes, interest at 7.0% to 10.6%, payable in various
    monthly installments through 2001, secured by equipment.......     574,474
                                                                   -----------
   Total debt..................................................... $ 1,074,474
                                                                   ===========

  The Company's credit facility with a group of financial institutions, for which Bank of America National Trust and Savings Association acts as agent, enables the Company to borrow up to $155 million on a revolving basis (the "Credit Facility"). The facility terminates on October 8, 2000, at which time all outstanding indebtedness is due. Up to $10 million of the Credit Facility is available in the form of letters of credit. Borrowings under the Credit Facility accrue interest, at the Company's option, at either (a) the Floating Rate (which is equal to the greater of (i) the Federal Funds Rate plus 0.5% and (ii) Bank of America's reference rate, in each case, plus a margin ranging from 0% to 0.25% per annum) or (b) the Eurodollar Rate (which is equal to Bank of America's reserve adjusted eurodollar rate plus a margin ranging from 1.5% to 2.5% per annum). As of December 31, 1997, there was no outstanding indebtedness under the Credit Facility. The Credit Facility contains

                             UNITED RENTALS, INC.

certain covenants that require the Company to, among other things, satisfy certain financial tests relating to: (a) maintenance of minimum net worth, (b) the ratio of debt to net worth, (c) interest coverage ratio, (d) the ratio of funded debt to cash flow, and (e) the ratio of senior debt to tangible assets. The Credit Facility also contains certain covenants that restrict the Company's ability to, among other things, (i) incur additional indebtedness,
(ii) permit liens to attach to its assets, (iii) enter into operating leases requiring payments in excess of specified amounts, (iv) declare or pay dividends or make other restricted payments with respect to its equity securities (including the Common Stock) or subordinated debt, (v) sell assets,
(vi) make acquisitions unless certain financial conditions are satisfied, and
(vii) engage in any line of business other than the equipment rental industry. The Credit Facility provides that the failure by any two of certain of the Company's executive officers to continue to hold executive positions with the Company for a period of 30 consecutive days constitutes an event of default under the Credit Facility unless replacement officers satisfactory to the lenders are appointed. The Credit Facility is also subject to other customary events of default. The Credit Facility is secured by substantially all of the assets of United Rentals, Inc. and by the stock and assets of its subsidiaries.

  The subordinated convertible notes consists of two notes; $300,000 in principal bearing interest at 7% per annum and $200,000 in principal bearing interest at 7 1/2% per annum. The $200,000 note was converted into 14,814 shares of Common Stock during January 1998. The $300,000 note is repayable in equal quarterly installments of principal and interest through October, 2002, is convertible into the Company's Common Stock at a conversion rate of $16.20 per share and is subordinated to the Company's Credit Facility.

  Maturities of the Company's debt for each of the next five years at December 31, 1997 are as follows:

   1998.............................................................. $  244,260
   1999..............................................................    340,916
   2000..............................................................    239,020
   2001..............................................................    181,676
   2002..............................................................     68,602
                                                                      ----------
                                                                      $1,074,474
                                                                      ==========

7. INCOME TAXES

  The provision for federal and state income taxes is as follows:

   Current State....................................................... $22,720
   Deferred State......................................................   3,041
   Deferred Federal....................................................  (5,245)
                                                                        -------
                                                                        $20,516
                                                                        =======

  A reconciliation of the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 34% to income before provision for income taxes is as follows:

   Computed tax benefit at statutory tax rate.......................... $18,407
   Increase in tax benefit:
     Tax-exempt interest income........................................ (91,971)
     Non-deductible expense............................................  77,078
     State income taxes, net of Federal benefit........................  17,002
                                                                        -------
                                                                        $20,516
                                                                        =======

                             UNITED RENTALS, INC.

  The components of deferred income tax assets are as follows:

   Accrual liabilities.............................................. $  957,619
   Net operating loss carryforward..................................    313,719
   Property & equipment.............................................     43,908
                                                                     ----------
                                                                     $1,315,246
                                                                     ==========

  The components of deferred income tax liabilities are as follows:

   Intangibles and other.............................................. $633,132
                                                                       ========

  The Company has net short-term deferred tax assets in the amount of $880,363, which are reported in the balance sheet in prepaid expenses and other assets.

  The Company has net operating loss carryforwards ("NOLs") of $845,681 for income tax purposes that expire in 2012.

8. CAPITAL STOCK

  Preferred Stock: The Company's board of directors has the authority to designate 5,000,000 shares of $.01 par value preferred stock in series, to establish as to each series the designation and number of shares to be issued and the rights, preferences, privileges and restrictions of the shares of each series, and to determine the voting powers, if any, of such shares. At December 31, 1997, the Company's Board of Directors had not designated any shares.

  As of December 31, 1997 there are outstanding warrants to purchase an aggregate of 6,344,058 shares of Common Stock. Each warrant provides for an exercise price of $10.00 per share, is currently exercisable and may be exercised at any time until September 12, 2007.

  The Board of Directors has adopted the Company's 1997 Stock Option Plan (the "Stock Option Plan") which provides for the granting of options to purchase not more than an aggregate of 5,000,000 shares of Common Stock. All officers, employees and others who render services to the Company are eligible to participate in the Stock Option Plan. Each option granted pursuant to the Stock Option Plan must provide for an exercise price per share that is at least equal to the fair market value per share of Common Stock on the date of grant. No options may be granted under the Stock Option Plan after August 21, 2007. The exercise price of each option, the period during which each option may be exercised and the other terms and conditions of each option are determined by the Board of Directors (or by a committee appointed by the Board).

  During 1997, 904,583 options to purchase shares of the Company's Common Stock were granted and remain outstanding at December 31, 1997. The weighted average exercise price per share of such options was $12.76. Such options had exercise prices ranging from $10 to $30 per share. Of such options, 818,583 provided for an exercise price per share in the range of $10.00 to $19.99 (the weighted average exercise price and weighted average remaining life of the options in this range being $11.84 and 9.9 years, respectively) and 86,000 provided for an exercise price per share in the range of $20.01 to $30.00 (the weighted average exercise price and weighted average remaining life of the options in this range being $21.51 and 9.9 years, respectively). At December 31, 1997, 60,000 options to purchase Common Stock at $15.00 per share were exercisable.

                             UNITED RENTALS, INC.

  The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for stock-based employee compensation arrangements whereby no compensation cost related to stock options is deducted in determining net income. Had compensation cost for the Company's stock option plans been determined pursuant to Financial Accounting Standards Board Statement No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have differed. The Black-Scholes option pricing model estimates fair value of options using subjective assumptions which can materially affect fair value estimates and, therefore, do not necessarily provide a single measure of fair value of options. Using the Black-Scholes option pricing model and a risk-free interest rate of 5.8%, a volatility factor for the market price of the Company's Common Stock of .315 and a weighted-average expected life of options of approximately three years, the Company's net loss, basic earnings per share and diluted earnings per share would have been $(43,731), $0.00 and $0.00, respectively. For purposes of these pro forma disclosures, the estimated fair value of options is amortized over the options' vesting period. Since the number of options granted and their fair value may vary significantly from year to year, the pro forma compensation expense in future years may be materially different.

  At December 31, 1997 there are 6,344,058 shares of Common Stock reserved for the exercise of warrants, 5,000,000 shares of Common Stock reserved for issuance pursuant to options granted, and that may be granted in the future, under the Company's 1997 Stock Option Plan and 33,332 shares of Common Stock reserved for the future conversion of convertible debt.

9. EARNINGS PER SHARE

  The following table sets forth the computation of basic and diluted earnings per share:

Numerator:
  Net income....................................................... $    33,622
                                                                    ===========
Denominator:
  Denominator for basic earnings per share--weighted-average shares..........................................................  16,319,193
  Effect of dilutive securities:
   Employee stock options..........................................     116,061
   Warrants........................................................   1,736,899
                                                                    -----------
  Dilutive potential common shares
   Denominator for diluted earnings per share--adjusted weighted-
    average shares.................................................  18,172,153
                                                                    ===========
Basic earnings per share........................................... $      0.00
                                                                    ===========
Diluted earnings per share......................................... $      0.00
                                                                    ===========

10. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company leases rental equipment, real estate and certain office equipment under operating leases. Certain real estate leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals. Future minimum lease payments, by year and in the aggregate, for

                                UNITED RENTALS
noncancellable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1997:

   1998.............................................................. $2,676,494
   1999..............................................................  1,860,615
   2000..............................................................  1,213,003
   2001..............................................................  1,155,995
   2002..............................................................    816,400
   Thereafter........................................................  1,929,430
                                                                      ----------
                                                                      $9,651,937
                                                                      ==========

  Rent expense under non-cancellable operating leases for the period August 14, 1997 (Inception) to December 31, 1997 was $524,752.

11. SUBSEQUENT EVENTS

  Subsequent to December 31, 1997 and through September 14, 1998, the Company completed the acquisition of 66 equipment rental companies (the "Acquisitions") and the aggregate consideration paid by the Company for the Acquisitions was $957.5 million and consisted of approximately $819.1 million in cash, 4,786,668 shares of Common Stock and warrants to purchase 30,000 shares of Common Stock. The Company funded a portion of the cash consideration for these acquisitions with cash on hand and the balance with borrowings under the Credit Facility and proceeds from the public offering noted below.

  On March 11, 1998, the Company completed a public offering of 8,625,000 shares of its Common Stock. Net proceeds of the offering were approximately $207.4 million.

  The purchase agreement relating to one of the 1997 acquisitions provides that the stock consideration paid by the Company in connection with such acquisition is subject to adjustment based upon the trading price of the Common Stock during the 60-day period commencing December 18, 1997. In accordance with such provision, the Company expects that 137,600 shares of Common Stock issued by the Company in connection with such acquisition will be cancelled.

  On May 19, 1998, the Company completed an offering of $200,000,000 of 9 1/2% Senior Subordinated Notes due 2008. Net proceeds of the offering were approximately $193.0 million.

  On June 15, 1998, the Company entered into an Agreement and Plan of Merger with U.S. Rentals, Inc. The Agreement calls for an exchange ratio of 0.9625 shares of the Company's Common Stock for each share of U.S. Rentals Common Stock. The pending Merger is subject to the satisfaction or waiver of a number of conditions, including, but not limited to, the adoption of the Merger Agreement by the stockholders of U.S. Rentals, Inc. and the Company's stockholders. The Company expects the Merger to be completed in the fall of 1998.

  In August 1998, the Company completed a reorganization pursuant to which existing United Rentals, Inc. became a wholly owned subsidiary of United Rentals Holdings, Inc. (Holdings), a newly formed holding company. The name of existing United Rentals, Inc. changed to United Rentals (North America), Inc. and the name of United Rentals Holdings, Inc. became United Rentals, Inc. The accompanying financial statements of United Rentals, Inc. became the financial statements of United Rentals (North America), Inc. On August 5, United Rentals Trust I, a subsidiary of Holdings, completed a $300 million offering of Convertible Quarterly Income Preferred Securities. Net proceeds of the offering of $290 million were contributed by Holdings to United Rentals (North America), Inc.

  On August 12, 1998, United Rentals (North America), Inc. completed an offering of $205,000,000 of 8.80% Senior Subordinated Notes due 2008. Net proceeds of the offering were approximately $197.5 million.

                              UNITED RENTALS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                      JUNE 30     DECEMBER 31
                                                        1998          1997
                                                    ------------  ------------
                      ASSETS
Cash and cash equivalents.......................... $  5,486,092  $ 68,607,528
Accounts receivable, net of allowance for doubtful
 accounts of $7,778,000 in 1998 and $1,161,000 in
 1997..............................................   67,202,625     7,494,636
Inventory..........................................   33,255,606     3,827,446
Prepaid expenses and other assets..................   22,887,178     2,966,822
Rental equipment, net..............................  298,956,195    33,407,561
Property and equipment, net........................   32,349,116     2,272,683
Intangible assets, net of accumulated amortization
 of $3,198,000 in 1998 and $241,000 in 1997........  429,027,657    50,533,736
                                                    ------------  ------------
                                                    $889,164,469  $169,110,412
                                                    ============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable................................. $ 55,855,965  $  5,697,830
  Debt.............................................  389,181,344     1,074,474
  Deferred income taxes............................    2,375,648       198,249
  Accrued expenses and other liabilities...........   23,357,346     4,409,828
                                                    ------------  ------------
    Total liabilities..............................  470,770,303    11,380,381
Commitments and contingencies
Stockholders' equity:
  Preferred stock--$.01 par value, 5,000,000 shares
   authorized, no shares issued and outstanding....          --            --
  Common stock--$.01 par value, 75,000,000 shares
   authorized in 1998 and 1997, 34,192,085 in 1998
   and 23,899,119 in 1997 shares issued and out-
   standing........................................      341,921       238,991
  Additional paid-in capital.......................  409,817,333   157,457,418
  Retained earnings................................    8,253,698        33,622
  Cumulative translation adjustments...............      (18,786)          --
                                                    ------------  ------------
    Total stockholders' equity.....................  418,394,166   157,730,031
                                                    ------------  ------------
                                                    $889,164,469  $169,110,412
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              UNITED RENTALS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                     SIX MONTHS    THREE MONTHS
                                                        ENDED          ENDED
                                                    JUNE 30, 1998  JUNE 30, 1998
                                                    -------------  -------------
Revenues:
  Equipment rentals................................ $ 86,104,719    $59,324,869
  Sales of rental equipment........................   10,464,642      7,481,451
  Sales of new equipment, merchandise and other
   revenues........................................   30,781,919     21,354,794
                                                    ------------    -----------
Total revenues.....................................  127,351,280     88,161,114
Cost of revenues:
  Cost of equipment rentals, excluding deprecia-
   tion............................................   35,608,405     24,386,901
  Depreciation of rental equipment.................   14,565,250      9,981,418
  Cost of rental equipment sales...................    5,828,280      4,188,849
  Cost of new equipment and merchandise sales and
   other operating costs...........................   24,110,542     16,518,651
                                                    ------------    -----------
Total cost of revenues.............................   80,112,477     55,075,819
                                                    ------------    -----------
Gross profit.......................................   47,238,803     33,085,295
Selling, general and administrative expenses.......   25,101,187     17,294,256
Non-rental depreciation and amortization...........    3,815,236      2,728,812
                                                    ------------    -----------
Operating income...................................   18,322,380     13,062,227
Interest expense...................................    4,936,708      3,763,990
Other (income) expense.............................     (527,547)      (146,844)
                                                    ------------    -----------
Income before provision for income taxes...........   13,913,219      9,445,081
Provision for income taxes.........................    5,693,143      3,863,356
                                                    ------------    -----------
  Net income....................................... $  8,220,076    $ 5,581,725
                                                    ============    ===========
Basic earnings per share........................... $       0.27    $      0.17
                                                    ============    ===========
Diluted earnings per share......................... $       0.23    $      0.14
                                                    ============    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                              UNITED RENTALS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                             COMMON STOCK
                          --------------------
                            NUMBER               ADDITIONAL             CUMULATIVE
                              OF                  PAID-IN     RETAINED  TRANSLATION
                            SHARES     AMOUNT     CAPITAL     EARNINGS  ADJUSTMENTS
                          ----------  --------  ------------ ---------- -----------
Balance, December 31,
 1997...................  23,899,119  $238,991  $157,457,418 $   33,622       --
Issuance of common
 stock..................  10,415,752   104,158   252,158,687
Translation adjust-
 ments..................                                                 $(18,786)
Conversion of convert-
 ible note..............      14,814       148       199,852
Cancellation of common
 stock..................    (137,600)   (1,376)        1,376
Net income..............                                      8,220,076
                          ----------  --------  ------------ ----------  --------
Balance, June 30, 1998..  34,192,085  $341,921  $409,817,333 $8,253,698  $(18,786)
                          ==========  ========  ============ ==========  ========




  The accompanying notes are an integral part of these consolidated financial statements.

                              UNITED RENTALS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

Cash Flows From Operating Activities:
 Net income...................................................... $  8,220,076
 Adjustments to reconcile net income to net cash provided by op-
  erating activities:
 Depreciation and amortization...................................   18,380,486
 Gain on sale of rental equipment................................   (4,636,362)
 Deferred taxes..................................................    3,623,614
Changes in operating assets and liabilities:
  Accounts receivable............................................   (7,175,089)
  Inventory......................................................   (1,842,775)
  Prepaid expenses and other assets..............................   (6,694,037)
  Accounts payable...............................................   21,489,836
  Accrued expenses and other liabilities.........................   (2,543,195)
                                                                  ------------
   Net cash provided by operating activities.....................   28,822,554
Cash Flows From Investing Activities:
 Purchases of rental equipment...................................  (62,722,443)
 Purchases of property and equipment.............................  (11,519,846)
 Proceeds from sales of rental equipment.........................   10,464,642
 In-process acquisition costs....................................   (3,495,002)
 Payment of contingent purchase price............................   (2,255,433)
 Purchases of other companies.................................... (369,534,206)
                                                                  ------------
   Net cash used in investing activities......................... (439,062,288)
Cash Flows From Financing Activities:
 Proceeds from issuance of common stock, net of issuance costs...  206,456,306
 Proceeds from debt..............................................  623,776,408
 Repayments of debt.............................................. (474,999,342)
 Payment of debt financing costs.................................   (8,115,074)
                                                                  ------------
   Net cash provided by financing activities.....................  347,118,298
                                                                  ------------
Net decrease in cash and cash equivalents........................  (63,121,436)
Cash and cash equivalents at beginning of period.................   68,607,528
                                                                  ------------
   Cash and cash equivalents at end of period.................... $  5,486,092
                                                                  ============
Supplemental disclosure of cash flow information:
 Cash paid during the period:
 Interest........................................................ $  2,290,550
                                                                  ------------
 Income taxes.................................................... $  2,946,000
                                                                  ------------
Supplemental disclosure of non cash investing and financing ac-
 tivities:
 During the six month period ended June 30, 1998 a convertible note in the principal amount of $200,000 was converted into
  14,814 shares of common stock.
 The Company acquired the net assets and assumed certain liabili-
  ties of other companies as follows:
 Assets, net of cash acquired....................................  681,724,845
 Liabilities assumed............................................. (264,655,908)
 Less:
 Amounts paid in common stock and warrants.......................  (47,534,731)
                                                                  ------------
   Net cash paid................................................. $369,534,206
                                                                  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                             UNITED RENTALS, INC.

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1998

1. BASIS OF PRESENTATION

  United Rentals, Inc. is principally a holding company ("Holdings") and conducts its operations principally through its wholly owned subsidiary United Rentals (North America), Inc. ("URI") and subsidiaries of URI. URI was incorporated in August 1997, initially capitalized in September 1997 and commenced equipment rental operations in October 1997. Holdings was incorporated in July 1998 and became the parent of URI on August 5, 1998, pursuant to the reorganization of the legal structure of URI described in Note
7. Prior to such reorganization, the name of URI was United Rentals, Inc. References herein to the "Company" refer to Holdings and its subsidiaries, with respect to periods following the reorganization, and to URI and its subsidiaries, with respect to periods prior to the reorganization. Separate consolidated financial statements of URI and its subsidiaries have not been presented as they are the same as those of the Company as of June 30, 1998 and for period then ended.

  The Consolidated Financial Statements of the Company included herein are unaudited and, in the opinion of management, such financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to a fair statement of the results of the interim periods presented. Interim financial statements do not require all disclosures normally presented in year-end financial statements, and, accordingly, certain disclosures have been omitted. Results of operations for the six and three month periods ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. The Consolidated Financial Statements included herein should be read in conjunction with the Company's Consolidated Financial Statements and related Notes thereto included elsewhere herein for the period from August 14, 1997 (inception) to December 31, 1997.

 Impact of Recently Issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a primary financial statement. The Company adopted SFAS No. 130 during the period ended March 31, 1998. The adoption of SFAS No. 130 did not have a material effect on the consolidated financial position, results of operations or cash flows of the Company. SFAS No. 131 establishes a new method by which companies will report operating segment information. This method is based on the manner in which management organizes the segments within a company for making operating decisions and assessing performance. The Company continues to evaluate the provisions of SFAS No. 131 and, upon adoption, the Company may report operating segments. The Company is required to adopt SFAS No. 131 by December 31, 1998.

  In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits." SFAS No. 132 revises employers' disclosures about pension and other post retirement benefit plans but does not change the measurement or recognition of those plans. The Company is required to adopt SFAS No. 132 by December 31, 1998. The adoption of SFAS No. 132 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities. The Company will adopt SFAS No. 133 beginning January 1, 2000. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

                             UNITED RENTALS, INC.

2. COMMON STOCK

  On March 11, 1998, the Company completed a public offering of 8,625,000 shares of Common Stock (the "Offering"). The net proceeds to the Company from the Offering were approximately $207.4 million (after deducting the underwriting discounts and offering expenses). The Company used $132.7 million of the net proceeds from the Offering to repay all of the then outstanding indebtedness under the Company's credit facility and used the balance of such net proceeds for acquisitions.

  The purchase agreement relating to the acquisition of one company acquired provides that the stock consideration paid by the Company in connection with such acquisition is subject to adjustment based upon the trading prices of the common stock during the 60-day period which commenced December 18, 1997. In accordance with such provisions, the Company canceled 137,600 shares of common stock issued by the Company in connection with such acquisition.

3. 9 1/2% SENIOR SUBORDINATED NOTES

  In May 1998, the Company issued $200 million aggregate principal amount of 9 1/2% Senior Subordinated Notes which are due June 1, 2008. The Company used $102.8 million of the net proceeds from the sale of such notes to repay all of the then outstanding indebtedness under the Company's credit facility and used the balance of such net proceeds from this offering for acquisitions, capital expenditures and general corporate purposes.

4. ACQUISITIONS

  During the six months ended June 30, 1998, the Company completed the acquisition of 45 equipment rental companies having an aggregate of 160 rental locations in 24 states and Canada.

  The aggregate consideration paid by the Company for the acquisitions completed during the six months ended June 30, 1998 was $429.7 million and consisted of approximately $382.2 million in cash, 1,779,351 shares of Common Stock and warrants to purchase an aggregate of 30,000 shares of Common Stock. In addition, the Company repaid or assumed outstanding indebtedness of the companies acquired during the six months ended June 30, 1998 in the aggregate amount of $216.4 million. The Company also agreed in connection with eight of the acquisitions completed during the six months ended June 30, 1998, to pay additional amounts to the former owners based upon specified future revenues (such amounts being limited to (i) $10.0 million, $2.0 million, $0.8 million, $0.5 million, $0.5 million, $0.4 million and Cdn. $4.0 million, respectively, with respect to seven of such acquisitions and (ii) an amount based on the revenues of a single store with respect to the other acquisition).

  These acquisitions have been accounted for as purchases and, accordingly, the results of their operations have been included in the Company's results of operations from their respective acquisition dates. The purchase prices have been allocated to the assets acquired and liabilities assumed based on their respective fair values at their respective acquisition dates.

  The Company has not completed its valuation on all of its purchases and the purchase price allocations are subject to change when additional information concerning asset and liability valuations are completed.

  The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company for the six months ended June 30, 1998 as though each acquisition described above was made on January 1, 1998.

                                                                SIX MONTHS ENDED
                                                                 JUNE 30, 1998
                                                                ----------------
   Revenues....................................................   $160,026,542
   Net income..................................................      9,493,852
   Basic earnings per share....................................           0.32
   Diluted earnings per share..................................           0.27

                             UNITED RENTALS, INC.

  The unaudited pro forma results are based upon certain assumptions and estimates which are subject to change. These results are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

5. EARNINGS PER SHARE

  The following table sets forth the computation of basic and diluted earnings per share:

                                                     SIX MONTHS   THREE MONTHS
                                                        ENDED         ENDED
                                                    JUNE 30, 1998 JUNE 30, 1998
                                                    ------------- -------------
Numerator:
  Net income.......................................  $ 8,220,076   $ 5,581,725
                                                     ===========   ===========
Denominator:
  Denominator for basic earnings per share weight-
   ed-average shares...............................   29,970,357    33,702,126
  Effect of dilutive securities:
    Employee stock options.........................      903,311     1,705,898
    Warrants.......................................    4,218,749     4,554,411
                                                     -----------   -----------
  Dilutive potential common shares
    Denominator for diluted earnings per share--
     adjusted weighted-average shares..............   35,092,417    39,962,435
                                                     ===========   ===========
Basic earnings per share...........................  $      0.27   $      0.17
                                                     ===========   ===========
Diluted earnings per share.........................  $      0.23   $      0.14
                                                     ===========   ===========

6. AGREEMENT AND PLAN OF MERGER

  On June 15, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with U.S. Rentals, Inc., a Delaware corporation ("U.S. Rentals"). The Merger Agreement provides, subject to the terms and conditions set forth therein, for a subsidiary of the Company to be merged with and into U.S. Rentals (the "Merger"). Following the Merger, U.S. Rentals will become a wholly owned subsidiary of URI. At the effective time of the Merger, (i) each outstanding share of U.S. Rentals common stock will be converted into 0.9625 shares of Common Stock of the Company (the "Exchange Ratio") and (ii) all outstanding options to purchase shares of U.S. Rentals common stock will be assumed by the Company and converted into options to purchase Common Stock of United Rentals, Inc. subject to adjustment for the Exchange Ratio. The Merger is expected to be accounted for as a "pooling of interests" for financial accounting purposes. The Merger, which is subject to shareholder approvals and other customary conditions, is expected to close before the end of September 1998.

7. SUBSEQUENT EVENTS

 Completed Acquisitions

  Subsequent to June 30, 1998, the Company completed the acquisition of 19 equipment rental companies consisting of 66 rental sites. The aggregate consideration paid by the Company for these acquisitions was $344.1 million and consisted of approximately $331.4 million in cash, and 390,549 shares of Common Stock. The Company also agreed in connection with two of the acquisitions to pay additional amounts to the former owners based upon specified future revenues not to exceed $0.5 million in each case. The Company funded a portion of the cash consideration for these acquisitions with cash on hand (including cash proceeds from debt and equity offerings) and the balance with borrowings under the Company's revolving credit facility.

                             UNITED RENTALS, INC.

 Potential Acquisitions

  The Company has entered into definitive agreements with respect to the acquisition (the "Pending Acquisitions") of the following companies (the "Pending Acquisition Companies"): Rental Tools and Equipment Co. International Inc.; and McClinch, Inc., McClinch Equipment Services, Inc. and Grey Fox Equipment, Inc. The Pending Acquisition Companies have an aggregate of 32 rental locations in nine states. Completion of the Pending Acquisitions is subject to various conditions, and no assurance can be given that the Pending Acquisitions will be consummated or that the Pending Acquisitions will be consummated on the terms contemplated by the definitive agreements.

  The Company expects that the aggregate consideration for the Pending Acquisition Companies will consist of (i) up to 2,090,240 shares of Common Stock (subject to adjustment), (ii) cash of $103.2 million (subject to adjustment) and (iii) warrants to purchase an aggregate of $0.6 million worth of Common Stock at an exercise price per share based on the price of the Common Stock at the time the acquisition is completed. In addition, the Company will assume approximately $77.8 million of indebtedness. The consideration for the Pending Acquisition Companies includes reimbursement to the shareholders of the Pending Acquisition Companies for certain expenditures to acquire equipment and businesses and payment for certain real estate used in the business.

 Term Loan

  In July 1998, URI obtained a $250 million term loan from a group of financial institutions (the "Term Loan"). The Term Loan matures on June 30, 2005. URI used the net proceeds from the loan for acquisitions.

 Holding Company Reorganization

  URI was formerly named United Rentals, Inc. On August 5, 1998 a reorganization was effected pursuant to which (i) URI became a wholly owned subsidiary of Holdings, a newly formed holding company, (ii) the name of URI was changed from United Rentals, Inc. to United Rentals (North America), Inc.,
(iii) the name of Holdings became United Rentals, Inc., (iv) the outstanding common stock of URI was automatically converted, on a share-for-share basis, into Common Stock of Holdings and (v) the Common Stock of Holdings commenced trading on the New York Stock Exchange under the symbol "URI" instead of the common stock of URI. The purpose of the reorganization was to facilitate certain financings. The business operations of the Company will not change as a result of the new legal structure.

  The stockholders of Holdings have the same rights, privileges and interests with respect to Holdings as they had with respect to URI immediately prior to the reorganization. Holdings has the same board of directors as URI and the certificate of incorporation and by-laws of Holdings is the same in all material respects as the certificate of incorporation and by-laws of URI in effect immediately prior to the reorganization.

 Issuance of 6 1/2% Convertible Quarterly Income Preferred Securities

  On August 5, 1998, a subsidiary trust (the "Trust") of Holdings issued and sold in a private offering (the "Preferred Securities Offering") $300 million of 6 1/2% Convertible Quarterly Income Preferred Securities (the "Preferred Securities"). In addition, the Trust may sell up to an additional $50 million of Preferred Securities pursuant to an over-allotment option granted to the initial purchasers of the Preferred Securities. The Preferred Securities have not been registered under the Securities Act of 1933 (the "Act") and, accordingly, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Act.

  The net proceeds from the Preferred Securities Offering were approximately $290.0 million. The Trust used the proceeds from the Preferred Securities Offering to purchase convertible subordinated debentures from

                             UNITED RENTALS, INC.

Holdings which resulted in Holdings receiving all of the net proceeds of the Preferred Securities Offering. Holdings in turn contributed the net proceeds of the Preferred Securities Offering to URI. URI used approximately $281 million of such net proceeds to repay the then outstanding indebtedness under the Company's credit facility and used the balance of such net proceeds for acquisitions.

 8.80% Senior Subordinated Notes

  In August 1998, URI issued $205 million aggregate principal amount of 8.80% Senior Subordinated Notes which are due August 15, 2008. URI used $90.3 million of the net proceeds from the sale of such notes to repay outstanding indebtedness under the Company's credit facility and expects to use the balance of such net proceeds to repay borrowings under the credit facility and expects to use the remaining net proceeds for future acquisitions, capital expenditures and general corporate purposes.

8. CONDENSED CONSOLIDATING FINANCIAL INFORMATION OF GUARANTOR SUBSIDIARIES

  Certain indebtedness of URI is guaranteed by URI's United States subsidiaries (the "guarantor subsidiaries") but is not guaranteed by URI's foreign subsidiaries (the "non guarantor subsidiaries"). The guarantor subsidiaries are all wholly-owned and the guarantees are made on a joint and several basis and are full and unconditional (subject to subordination provisions and subject to a standard limitation which provides that the maximum amount guaranteed by each guarantor will not exceed the maximum amount that can be guaranteed without making the guarantee void under fraudulent conveyance laws). Separate consolidated financial statements of the guarantor subsidiaries have not been presented because management has determined that such information would not be material to investors. However, condensed consolidating financial information as of June 30, 1998 and for the three and six months ended June 30, 1998, are presented. The condensed consolidating financial information as of and for the period ended December 31, 1997 and prior have been omitted since the non-guarantors subsidiaries came into existence during 1998. The condensed consolidating financial information of URI and its subsidiaries are as follows:

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                   JUNE 30, 1998
                         ---------------------------------------------------------------------
                                                         NON-
                                        GUARANTOR     GUARANTOR                   CONSOLIDATED
                             URI       SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS      TOTAL
                         ------------  ------------  ------------  -------------  ------------
ASSETS
Cash and cash
 equivalents............               $  3,848,441  $ 1,637,651                  $  5,486,092
Accounts receivable,
 net....................                 54,759,191   12,443,434                    67,202,625
Intercompany
 receivable(payable).... $117,111,518   (87,178,362) (29,933,156)
Inventory...............                 27,650,390    5,605,216                    33,255,606
Prepaid expenses and
 other assets...........   17,093,847     4,408,920    1,384,411                    22,887,178
Rental equipment, net...                267,387,088   31,569,107                   298,956,195
Property and equipment,
 net....................   11,690,414    16,369,013    4,289,689                    32,349,116
Investment in
 subsidiaries...........  636,524,774                              $(636,524,774)
Intangible assets, net..                378,041,251   50,986,406                   429,027,657
                         ------------  ------------  -----------   -------------  ------------
                         $782,420,553  $665,285,932  $77,982,758   $(636,524,774) $889,164,469
                         ============  ============  ===========   =============  ============
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Liabilities:
 Accounts payable....... $  4,389,229  $ 45,965,934  $ 5,500,802                  $ 55,855,965
 Debt...................  373,274,464     9,572,933    6,333,947                   389,181,344
 Deferred income taxes..    2,375,648                                                2,375,648
 Accrued expenses and
  other liabilities.....   12,202,795     9,420,580    1,733,971                    23,357,346
                         ------------  ------------  -----------   -------------  ------------
   Total liabilities....  392,242,136    64,959,447   13,568,720                   470,770,303
Commitments and
 contingencies
Stockholders' equity:
 Preferred stock........
 Common stock...........      334,022         3,142        4,757                       341,921
 Additional paid-in
  capital...............  409,843,690   573,113,322   62,265,384   $(635,405,063)  409,817,333
 Retained earnings......  (19,999,295)   27,210,021    2,162,683      (1,119,711)    8,253,698
 Cumulative translation
  adjustments...........                                 (18,786)                     (18,786)
                         ------------  ------------  -----------   -------------  ------------
   Total stockholders'
    equity .............  390,178,417   600,326,485   64,414,038    (636,524,774)  418,394,166
                         ------------  ------------  -----------   -------------  ------------
                         $782,420,553  $665,285,932  $77,982,758   $(636,524,774) $889,164,469
                         ============  ============  ===========   =============  ============

                              UNITED RENTALS, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                       FOR THE SIX MONTHS ENDED JUNE 30, 1998
                          -------------------------------------------------------------------
                                        GUARANTOR    NON-GUARANTOR               CONSOLIDATED
                              URI      SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS     TOTAL
                          -----------  ------------  ------------- ------------  ------------
Revenues:
 Equipment rentals......               $78,386,351    $7,718,368                 $86,104,719
 Sales of rental equip-
  ment..................                 8,844,185     1,620,457                  10,464,642
 Sales of new equip-
  ment, merchandise and
  other revenues........                25,559,849     5,222,070                  30,781,919
                          -----------  -----------    ----------   ------------  -----------
   Total revenues.......               112,790,385    14,560,895                 127,351,280
Cost of revenues:
 Cost of equipment
  rentals, excluding
  depreciation..........                32,369,249     3,239,156                  35,608,405
 Depreciation of rental
  equipment.............                13,315,071     1,250,179                  14,565,250
 Cost of rental equip-
  ment sales............                 4,789,636     1,038,644                   5,828,280
 Cost of new equipment
  and merchandise sales
  and other operating
  costs.................                19,544,732     4,565,810                  24,110,542
                          -----------  -----------    ----------   ------------  -----------
   Total cost of
    revenues............                70,018,688    10,093,789                  80,112,477
                          -----------  -----------    ----------   ------------  -----------
Gross profit............                42,771,697     4,467,106                  47,238,803
Selling, general and ad-
 ministrative expenses..   $7,627,110   15,495,410     1,978,667                  25,101,187
Non-rental depreciation
 and amortization.......      316,889    3,247,290       251,057                   3,815,236
                          -----------  -----------    ----------   ------------  -----------
Operating income (loss).   (7,943,999)  24,028,997     2,237,382                  18,322,380
Interest expense........    4,585,300      255,559        95,849                   4,936,708
Other (income) expense..      (49,728)    (456,554)      (21,265)                   (527,547)
                          -----------  -----------    ----------   ------------  -----------
Income (loss) before
 provision for income
 tax....................  (12,479,571)  24,229,992     2,162,798                  13,913,219
Provision (benefit) for
 income taxes...........   (5,106,509)   9,914,658       884,994                   5,693,143
                          -----------  -----------    ----------   ------------  -----------
Income (loss) before eq-
 uity in net earnings of
 subsidiaries...........   (7,373,062)  14,315,334     1,277,804                   8,220,076
Equity in net earnings
 of subsidiaries........   15,593,138                              $(15,593,138)
                          -----------  -----------    ----------   ------------  -----------
Net income..............  $ 8,220,076  $14,315,334    $1,277,804   $(15,593,138) $ 8,220,076
                          ===========  ===========    ==========   ============  ===========

                              UNITED RENTALS, INC.

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                      FOR THE THREE MONTHS ENDED JUNE 30, 1998
                          -------------------------------------------------------------------
                                        GUARANTOR    NON-GUARANTOR               CONSOLIDATED
                              URI      SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS     TOTAL
                          -----------  ------------  ------------- ------------  ------------
Revenues:
 Equipment rentals......               $53,872,857    $ 5,452,012                $59,324,869
 Sales of rental
  equipment.............                 6,374,757      1,106,694                  7,481,451
 Sales of new
  equipment,
  merchandise and other
  revenues..............                17,661,928      3,692,866                 21,354,794
                          -----------  -----------    -----------  ------------  -----------
   Total revenues.......                77,909,542     10,251,572                 88,161,114
Cost of revenues:
 Cost of equipment
  rentals, excluding
  depreciation..........                22,523,524      1,863,377                 24,386,901
 Depreciation of rental
  equipment.............                 9,310,380        671,038                  9,981,418
 Cost of rental
  equipment sales.......                 3,558,649        630,200                  4,188,849
 Cost of new equipment
  and merchandise sales
  and other operating
  costs.................                13,280,705      3,237,946                 16,518,651
                          -----------  -----------    -----------  ------------  -----------
   Total cost of
    revenues............                48,673,258      6,402,561                 55,075,819
                          -----------  -----------    -----------  ------------  -----------
Gross profit............                29,236,284      3,849,011                 33,085,295
Selling, general and
 administrative
 expenses...............   $5,552,970   10,448,532      1,292,754                 17,294,256
Non-rental depreciation
 and amortization.......      289,341    2,265,353        174,118                  2,728,812
                          -----------  -----------    -----------  ------------  -----------
Operating income (loss).   (5,842,311)  16,522,399      2,382,139                 13,062,227
Interest expense........    3,489,001      224,673         50,316                  3,763,990
Other (income) expense..       90,602     (217,192)       (20,254)                  (146,844)
                          -----------  -----------    -----------  ------------  -----------
Income (loss) before
 provision for income
 tax....................   (9,421,914)  16,514,918      2,352,077                  9,445,081
Provision (benefit) for
 income taxes...........   (3,853,880)   6,755,157        962,079                  3,863,356
                          -----------  -----------    -----------  ------------  -----------
Income (loss) before
 equity in net earnings
 of subsidiaries........   (5,568,034)   9,759,761      1,389,998                  5,581,725
Equity in net earnings
 of subsidiaries........   11,149,759                              $(11,149,759)
                          -----------  -----------    -----------  ------------  -----------
Net income..............  $ 5,581,725  $ 9,759,761    $ 1,389,998  $(11,149,759) $ 5,581,725
                          ===========  ===========    ===========  ============  ===========

                              UNITED RENTALS, INC.

                 CONDENSED CONSOLIDATING CASH FLOW INFORMATION

                                        FOR THE SIX MONTHS ENDED JUNE 30, 1998
                          ---------------------------------------------------------------------
                                          GUARANTOR    NON-GUARANTOR              CONSOLIDATED
                               URI       SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS     TOTAL
                          -------------  ------------  ------------- ------------ -------------
Net cash provided by
 (used in) operating ac-
 tivities...............  $ (29,768,647) $ 57,504,920   $1,086,281                $  28,822,554
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchase of rental
  equipment.............                  (61,797,639)    (924,804)                 (62,722,443)
 Purchase of property
  and equipment.........    (11,519,846)                                            (11,519,846)
 Proceeds from sales of
  rental equipment......                    8,844,185    1,620,457                   10,464,642
 In-process acquisition
  costs.................     (3,495,002)                                             (3,495,002)
 Payment of contingent
  purchase price........                   (2,111,150)    (144,283)                  (2,255,433)
 Purchase of other
  companies.............   (369,534,206)                                           (369,534,206)
                          -------------  ------------   ----------    ----------  -------------
   Net cash provided by
    (used in) investing
    activities..........   (384,549,054)  (55,064,604)     551,370                 (439,062,288)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from issuance
  of common stock, net
  of issuance costs.....    206,456,306                                             206,456,306
 Proceeds of debt.......    623,776,408                                             623,776,408
 Repayments from debt...   (474,999,342)                                           (474,999,342)
 Payment of debt
  financing costs.......     (8,115,074)                                             (8,115,074)
                          -------------  ------------   ----------    ----------  -------------
   Net cash provided by
    financing
    activities..........    347,118,298                                             347,118,298
                          -------------  ------------   ----------    ----------  -------------
 Net increase
  (decrease) in cash
  and cash equivalents..    (67,199,403)    2,440,316    1,637,651                  (63,121,436)
 Cash and cash
  equivalents at
  beginning of period ..  $  67,199,403     1,408,125                                68,607,528
                          -------------  ------------   ----------    ----------  -------------
   Cash and cash
    equivalents at end
    of period...........                 $  3,848,441   $1,637,651                $   5,486,092
                          =============  ============   ==========    ==========  =============
Supplemental disclosure
 of cash flow informa-
 tion:
 Cash paid during the
  period:
   Interest.............  $   1,984,438  $    239,524   $   66,588                $   2,290,550
                          =============  ============   ==========    ==========  =============
   Income taxes.........                 $  2,946,000                             $   2,946,000
                          =============  ============   ==========    ==========  =============
Supplemental disclosure
 of non-cash investing
 and financing activi-
 ties:
During the six month pe-
 riod ended June 30,
 1998, a convertible
 note in the principal
 amount of $200,000 was
 converted into 14,814
 shares of common stock
The Company acquired the
 net assets and assumed
 certain liabilities of
 other companies as fol-
 lows:
 Assets, net of cash
  acquired..............    681,724,845                                             681,724,845
 Liabilities assumed....   (264,655,908)                                           (264,655,908)
 Less:
 Amounts paid in common
  stock and warrants....    (47,534,731)                                            (47,534,731)
                          -------------  ------------   ----------    ----------  -------------
 Net cash paid..........  $ 369,534,206                                           $ 369,534,206
                          =============  ============   ==========    ==========  =============

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Rentals, Inc.

  In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Rentals, Inc. at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management of U.S. Rentals, Inc.; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Sacramento, California
January 28, 1998

                               U.S. RENTALS, INC.

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
                                                               (IN THOUSANDS,
                                                                EXCEPT SHARE
                                                                    DATA)
                           ASSETS
Cash and cash equivalents.................................... $  2,906 $  3,104
Accounts receivable, net.....................................   35,653   60,906
Notes receivable from affiliate..............................   25,365      --
Notes receivable, other......................................      563      501
Inventories..................................................    5,841   17,379
Rental equipment, net........................................  205,982  390,598
Property and equipment, net..................................   42,345   78,014
Goodwill, net................................................    1,035   23,114
Prepaid expenses and other assets............................    4,758   12,195
                                                              -------- --------
Total assets................................................. $324,448 $585,811
                                                              ======== ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other liabilities....................... $ 57,008 $ 75,048
Notes payable to related parties.............................   23,943   17,000
Notes payable, other.........................................  162,767  203,300
Deferred taxes...............................................      --    25,077
                                                              -------- --------
Total liabilities............................................  243,718  320,425
                                                              -------- --------
Commitments and contingencies (Note 8)
Stockholders' equity:
  Common stock, $.01 par value;
    100,000,000 shares authorized,
    30,748,975 shares issued and outstanding.................      --       307
  Common stock at stated value;
    2,500 shares authorized,
    900 shares issued and outstanding........................      699      --
  Paid-in capital............................................   13,186  244,211
  Retained earnaings.........................................   66,845   20,868
                                                              -------- --------
Total stockholders' equity...................................   80,730  265,386
                                                              -------- --------
Total liabilities and stockholders' equity................... $324,448 $585,811
                                                              ======== ========

             Please see accompanying notes to financial statements.

                               U.S. RENTALS, INC.

                            STATEMENTS OF OPERATIONS

                                                YEARS ENDED DECEMBER 31,
                                            ----------------------------------
                                               1995        1996        1997
                                            ----------  ----------  ----------
                                            (IN THOUSANDS, EXCEPT SHARE AND
                                                   PER SHARE AMOUNTS)
REVENUES:
 Rental revenue............................ $  214,849  $  257,486  $  340,507
 Rental equipment sales....................     10,832      24,629      38,839
 Merchandise and new equipment sales.......     17,166      23,722      45,347
                                            ----------  ----------  ----------
   Total revenues..........................    242,847     305,837     424,693
                                            ----------  ----------  ----------
COST OF REVENUES:
 Rental equipment expense..................     51,370      65,102      87,209
 Rental equipment depreciation.............     43,885      56,105      69,231
 Cost of rental equipment sales............      4,693      10,109      19,065
 Cost of merchandise and new equipment
  sales....................................     11,418      17,423      33,420
 Direct operating expense..................     56,506      71,482      98,068
                                            ----------  ----------  ----------
   Total cost of revenues..................    167,872     220,221     306,993
                                            ----------  ----------  ----------
   Gross profit............................     74,975      85,616     117,700
 Selling, general and administrative ex-
  pense....................................     31,440      35,934      42,597
 Non-rental depreciation and amortiza-
  tion.....................................      5,513       7,528      11,222
 Termination cost of deferred compensation
  agreements...............................         --          --      20,290
                                            ----------  ----------  ----------
   Operating income........................     38,022      42,154      43,591
 Interest expense..........................     (4,575)     (8,373)     (6,680)
 Related party interest (expense) income,
  net......................................       (735)        342        (690)
 Other expense, net........................     (1,620)       (665)       (473)
                                            ----------  ----------  ----------
   Income before income taxes and extraor-
    dinary item............................     31,092      33,458      35,748
   Income tax expense......................        468         374      29,407
                                            ----------  ----------  ----------
   Net income before extraordinary item....     30,624      33,084       6,341
 Extraordinary item, net of tax benefit of
  $995.....................................         --          --       1,511
                                            ----------  ----------  ----------
 Net income................................ $   30,624  $   33,084  $    4,830
                                            ==========  ==========  ==========
 Basic net income before extraordinary
  item per share........................... $     1.48  $     1.59  $      .22
                                            ==========  ==========  ==========
 Diluted net income before extraordinary
  item per share........................... $     1.48  $     1.59  $      .21
                                            ==========  ==========  ==========
 Basic net income per share................ $     1.48  $     1.59  $      .17
                                            ==========  ==========  ==========
 Diluted net income per share.............. $     1.48  $     1.59  $      .16
                                            ==========  ==========  ==========
 Basic weighted average shares outstand-
  ing...................................... 20,748,975  20,748,975  29,351,715
                                            ==========  ==========  ==========
 Diluted weighted average shares outstand-
  ing...................................... 20,748,975  20,748,975  29,843,752
                                            ==========  ==========  ==========
UNAUDITED PRO FORMA DATA (NOTE 7):
 Historical income before income taxes and
  extraordinary item....................... $   31,092  $   33,458  $   35,748
 Pro forma income tax expense..............     12,780      13,456      14,371
                                            ----------  ----------  ----------
   Pro forma net income before extraordi-
    nary item.............................. $   18,312  $   20,002  $   21,377
                                            ==========  ==========  ==========
 Pro forma basic net income before ex-
  traordinary item per share............... $      .88  $      .96  $      .73
                                            ==========  ==========  ==========
 Pro forma diluted net income before ex-
  traordinary item per share............... $      .88  $      .96  $      .72
                                            ==========  ==========  ==========

             Please see accompanying notes to financial statements.

                               U.S. RENTALS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                               TOTAL
                                                       PAID-IN   RETAINED  STOCKHOLDERS'
                            SHARES    STATED/PAR VALUE CAPITAL   EARNINGS     EQUITY
                          ----------  ---------------- --------  --------  -------------
                                                (IN THOUSANDS)
Balance at December 31,
 1994...................         900       $ 699       $ 13,186  $ 44,066    $ 57,951
  Net income............         --          --             --     30,624      30,624
  Dividends.............         --          --             --     (5,498)     (5,498)
                          ----------       -----       --------  --------    --------
Balance at December 31,
 1995...................         900         699         13,186    69,192      83,077
  Net income............         --          --             --     33,084      33,084
  Dividends.............         --          --             --    (35,431)    (35,431)
                          ----------       -----       --------  --------    --------
Balance at December 31,
 1996...................         900         699         13,186    66,845      80,730
  Net income............         --          --             --      4,830       4,830
  Recapitalization......        (900)       (699)           699       --          --
Distribution of non-op-
 erating assets, net....         --          --          (4,219)      --       (4,219)
Dividends paid prior to
 initial public
 offering...............         --          --             --     (1,905)     (1,905)
Contribution of earnings
 to paid-in capital.....         --          --          48,902   (48,902)        --
Recapitalization due to
 initial public
 offering...............  20,748,975         207           (207)      --          --
Initial public offering
 proceeds, net of
 issuance cost of
 $1,550.................  10,000,000         100        185,850       --      185,950
                          ----------       -----       --------  --------    --------
Balance at December 31,
 1997...................  30,748,975       $ 307       $244,211  $ 20,868    $265,386
                          ==========       =====       ========  ========    ========



             Please see accompanying notes to financial statements.

                               U.S. RENTALS, INC.

                            STATEMENTS OF CASH FLOWS

                                                   YEARS ENDED DECEMBER 31,
                                                 ------------------------------
                                                   1995      1996       1997
                                                 --------  ---------  ---------
                                                        (IN THOUSANDS)
OPERATING ACTIVITIES:
Net income.....................................  $ 30,624  $  33,084  $   4,830
Adjustments to reconcile net income to net cash
 provided
 by operating activities:
  Depreciation and amortization................    49,398     63,633     80,453
  Gain on sale of equipment....................    (6,342)   (14,955)   (20,692)
  Principal adjustment on notes receivable.....      (220)      (572)      (146)
  Provision for doubtful accounts..............     3,441      4,075      7,773
  Deferred income taxes........................       --         --      25,077
  Interest income not collected................       --         --        (294)
  Interest expense not paid....................       --         --         495
  Loss on early extinguishment of debt.........       --         --       2,506
CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Accounts receivable..........................   (10,526)    (9,799)   (26,505)
  Inventories..................................    (1,413)    (1,665)    (4,989)
  Prepaid expenses and other assets............    (1,515)    (1,466)    (8,247)
  Accounts payable and other liabilities.......    11,588        597     19,518
                                                 --------  ---------  ---------
Net cash provided by operating activities......    75,035     72,932     79,779
                                                 --------  ---------  ---------
INVESTING ACTIVITIES:
Acquisitions of rental operations..............       --     (15,033)   (64,076)
Purchases of rental equipment..................   (88,861)  (106,501)  (246,631)
Proceeds from sale of rental equipment.........    10,832     24,629     38,839
Purchases of property and equipment, net.......   (10,764)   (23,068)   (45,971)
(Funding) collection of notes receivable, net..    (1,061)     2,537        122
                                                 --------  ---------  ---------
Net cash used in investing activities..........   (89,854)  (117,436)  (317,717)
                                                 --------  ---------  ---------
FINANCING ACTIVITIES:
(Payments on) proceeds from line of credit,
 net...........................................   (28,200)    39,553    130,733
Proceeds from (payments on) senior notes.......    50,000     40,000    (92,506)
Payments on other obligations, net.............      (718)      (191)      (138)
Proceeds from related party note payable.......       --         --      17,000
Proceeds from issuance of common stock, net of
 issuance costs................................       --         --     185,950
Cash retained by the Predecessor in connection
 with Recapitalization.........................       --         --        (998)
Dividends paid.................................    (5,498)   (35,431)    (1,905)
                                                 --------  ---------  ---------
Net cash provided by financing activities......    15,584     43,931    238,136
                                                 --------  ---------  ---------
Net increase (decrease) in cash and cash equiv-
 alents........................................       765       (573)       198
Cash and cash equivalents at beginning of
 year..........................................     2,714      3,479      2,906
                                                 --------  ---------  ---------
Cash and cash equivalents at end of year.......  $  3,479  $   2,906  $   3,104
                                                 ========  =========  =========
SUPPLEMENTAL NON-CASH FLOW INFORMATION:
Net assets retained by the Predecessor in con-
 nection
 with Recapitalization.........................                       $   3,221
                                                                      =========

             Please see accompanying notes to financial statements.

                              U.S. RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  U.S. Rentals, Inc. (the "Company") is a Delaware corporation primarily involved in the short-term rental of general purpose construction equipment, and to a lesser extent, selling complementary parts, merchandise, new and used equipment to commercial and residential construction, industrial and homeowner customers. At December 31, 1997, the Company operated 123 equipment rental yards located in 21 states across the United States.

 Initial public offering

  The Company's initial public offering ("IPO") was declared effective on February 20, 1997. Prior to the IPO, the equipment rental business was operated by Ayr, Inc. (formerly known as USR Holdings, Inc.), a California corporation (the "Predecessor"). The Company did not have any operations prior to the IPO. Prior to closing of the IPO, the Predecessor transferred substantially all of its operating assets and associated liabilities to the Company for 20,748,975 shares of common stock of the Company, representing all of the outstanding capital stock prior to the IPO. The Predecessor retained only non-operating assets and liabilities, including approximately $25.7 million of notes receivable from an affiliate and $24.4 million of notes payable to related parties. These transactions are referred to as the "Recapitalization" in these financial statements. In conjunction with the Recapitalization, the Predecessor entered into an agreement to terminate deferred compensation agreements with certain executives. The Predecessor borrowed approximately $20.3 million under its bank line of credit to fund the cost of termination. The Company assumed the liability for the indebtedness under the bank line of credit as part of the Recapitalization. The non-recurring cost of the termination was expensed in 1997. Unless otherwise indicated, the Company also refers to the Predecessor prior to the IPO.

 Related party transactions

  As disclosed in these financial statements, the Company has participated in certain transactions with related parties during the current and previous years. In the opinion of management, all transactions with related parties have been conducted on terms which are fair and equitable; however, the transactions are not necessarily on the same terms as those which would have been made between wholly unrelated parties.

 Financial statement presentation

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Rental revenue

  Rental revenue is recognized upon the earliest occurrence of either the return of the equipment or the end of one month's rental term.

 Rental equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment acquired prior to January 1, 1996, is computed using the straight-line method over an estimated five-year useful life with no salvage value. Rental equipment acquired subsequent to January 1, 1996, is depreciated using the straight-line method over an estimated seven-year useful life, after giving effect to an estimated salvage value of 10%. Included in purchases of rental equipment are the costs of minor equipment which are fully depreciated in the month of acquisition. Accumulated depreciation on rental equipment was $161,765,000 and $190,213,000 at December 31, 1996 and 1997, respectively.

                              U.S. RENTALS, INC.

  Ordinary maintenance and repair costs are charged to operations as incurred. When rental equipment is disposed of, the related cost and accumulated depreciation are removed from the respective accounts. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales and cost of rental equipment sales in the statement of operations.

 Property and equipment

  Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

  The estimated useful lives for property and equipment range from 10 to 39 years for buildings; 1 to 8 years for vehicles, delivery and yard equipment; and 5 to 10 years for fixtures and leasehold improvements.

  Ordinary maintenance and repairs costs are charged to operations as incurred. When property and equipment are disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses are included in results of operations.

 Inventories

  The Company's inventories primarily consist of items such as hand tools and accessories held for resale. Inventories are stated at the lower of cost, determined by the first-in, first-out method, or market.

 Self-insurance

  The Company is self-insured for general liability, workers' compensation, and group medical claims up to specified per claim and aggregate amounts. Self-insurance costs are accrued based upon the aggregate liability for reported claims incurred and an estimated liability for claims incurred but not reported. These liabilities are not discounted.

 Earnings per share

  Historical earnings per share is presented based on the weighted average number of outstanding common shares, after giving effect to the Recapitalization retroactively for all periods. Pro forma earnings per share is based on the weighted average number of outstanding common shares, after giving effect to the Recapitalization and the pro forma income tax expense as if the Company were a C corporation for all periods presented. Diluted weighted average shares outstanding were calculated using the treasury stock method and exceed basic weighted average shares outstanding by 492,037 due to 3,907,887 dilutive options outstanding at December 31, 1997. Basic and diluted earnings per share attributable to the extraordinary item totaled $.05 for the year ended December 31, 1997.

 Cash and cash equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 Fair value of financial instruments

  The carrying amounts reported in the balance sheets for cash and cash equivalents, trade accounts receivable, and accounts payable and other liabilities approximated fair value due to the immediate to short-term maturity of these financial instruments. The fair value of notes receivable and notes payable is determined using current interest rates for similar instruments as of December 31, 1997, and approximates the carrying value of these notes due to the fact that the underlying instruments include provisions to adjust note balances and interest rates to approximate fair market value.

                              U.S. RENTALS, INC.

 Concentrations of credit risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable from construction and industrial customers. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and the Company's geographic dispersion. The Company performs credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. The Company maintains an allowance for doubtful accounts on its receivables based upon expected collectability. The allowance for doubtful accounts was $6,991,000 and $9,495,000 at December 31, 1996 and 1997, respectively.

 Advertising costs

  The Company advertises primarily through trade journals and the media. Advertising costs are expensed as incurred and totaled $3,094,000, $4,200,000, and $6,453,000 for each of the three years in the period ended December 31, 1997.

 Goodwill

  Amortization of goodwill is provided on a straight-line basis over forty years. Goodwill is presented net of accumulated amortization of $207,000 and $371,000 at December 31, 1996 and 1997.

 Long-lived assets

  Long-lived assets are recorded at the lower of amortized cost or fair value. As part of an ongoing review of the valuation of long-lived assets, management assesses the carrying value of such assets if facts and circumstances suggest they may be impaired. If this review indicates that the carrying value of these assets may not be recoverable, as determined by a nondiscounted cash flow analysis over the remaining useful life, the carrying value would be reduced to its estimated fair value. There have been no material impairments recognized in these financial statements.

 Income taxes

  Subsequent to the IPO and Recapitalization, the Company is assessed corporate income taxes for federal and state purposes. Income taxes are recorded under the liability approach; a current or deferred liability or asset is recognized for the current or deferred income tax consequences of all events that have been recorded in the financial statements.

  Prior to the IPO, the Predecessor had elected S corporation status under the U.S. Internal Revenue Code. Pursuant to this election (and similar elections in California and certain other states), the Predecessor's income, deductions, and credits are reported on the income tax return of the Predecessor's stockholder for federal purposes and, accordingly, no provision for federal income taxes has been made.

  California assesses a corporate level income tax on S corporations, and certain states in which the Predecessor does business do not recognize S corporation status. Therefore, the Predecessor remains subject to, and has made provision for, taxes in those states.

  Because of the Recapitalization, historical results of operations, including income taxes, are not, in all cases, indicative of future results. The unaudited pro forma income tax provision is computed using the liability approach as if the Company had been a C corporation for all periods presented. Pro forma income tax expense is lower than actual income tax expense in 1997 due to the recognition of a $7,520,000 deferred tax liability upon the Recapitalization and the pro forma benefit from the inclusion in pro forma taxable income of the net loss from January 1, 1997, to the closing date of the IPO attributable to the nonrecurring cost to terminate deferred compensation agreements.

                              U.S. RENTALS, INC.

 Stock Options

  The Company accounts for its stock option plan in accordance with the intrinsic value method, under which no compensation expense is recognized in the financial statements except where the fair market value of the stock exceeds the exercise price of the options granted on the date of grant. The Company has presented the pro forma disclosures of the compensation expense under the fair value method of Statement of Financial Accounting Standards Number 123 ("SFAS 123") in Note 9.

 Adoption of new accounting pronouncements

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards Number 128, Earnings per Share ("SFAS 128"), which changed the basis upon which earnings (or loss) per share is calculated. As required by this statement, the Company adopted the provisions of SFAS 128 for the year ended December 31, 1997, and retroactively for each of the preceding years presented in the financial statements.

 Reclassifications

  Certain prior year balances have been reclassified to conform to the 1997 presentation.

2. ACQUISITIONS

  During 1997, the Company acquired the assets of 9 businesses operating 33 rental locations throughout the United States. The acquisitions were financed through borrowings under the Company's line of credit and have been recorded using the purchase method of accounting. The results of operations for each location acquired have been included in the Company's results of operations from their respective acquisition dates. A summary of the purchase price and assets acquired is as follows (in thousands):

   Rental equipment.................................................... $ 26,877
   Inventories.........................................................    6,549
   Accounts receivable.................................................    6,521
   Other assets........................................................    2,704
   Goodwill............................................................   21,425
                                                                        --------
                                                                        $ 64,076
                                                                        ========

  The following unaudited pro forma data (in thousands) summarizes the results of operations of the periods indicated as if the acquisitions had been completed on January 1, 1996. The pro forma data gives effect to the actual operating results prior to acquisition and adjustments to goodwill. The pro forma results do not purport to be indicative of the results that would have actually been achieved if the acquisitions had occurred on January 1, 1996, or that may be achieved in the future.

                                                                 1996     1997
                                                               -------- --------
                                                                  (UNAUDITED)
   Total revenues............................................. $363,848 $459,649
   Net income................................................. $ 22,288 $ 23,073

3. NOTES RECEIVABLE FROM AFFILIATE

  Prior to the Recapitalization, the Predecessor had notes receivable from an affiliate. As discussed in Note l, these notes were retained by the Predecessor. The Company earned interest income from the affiliate of $3,343,000, $3,420,000, and $555,000 for each of the three years in the period ended December 31, 1997, respectively. The notes provide for positive or negative annual adjustments of principal based on the change in the Consumer Price Index, limited to certain percentages of the affiliated entity's cumulative net income from

                               U.S. RENTALS, INC.

December 31, 1984. The accompanying financial statements include principal adjustments in notes receivable and other income in the amounts of $220,000, $572,000, and $146,000 for each of the three years in the period ended December 31, 1997, respectively.

4. PROPERTY AND EQUIPMENT

  Property and equipment, net, consists of the following (in thousands):

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
   Land..................................................... $ 14,099  $ 21,543
   Buildings................................................   12,806    21,600
   Vehicles and delivery equipment..........................   28,000    45,234
   Yard equipment...........................................    3,000     3,674
   Furniture and fixtures...................................    4,626     7,227
   Leaseholds...............................................    8,942    15,666
                                                             --------  --------
                                                               71,473   114,944
   Less accumulated depreciation............................  (29,128)  (36,930)
                                                             --------  --------
                                                             $ 42,345  $ 78,014
                                                             ========  ========

5. ACCOUNTS PAYABLE AND OTHER LIABILITIES

  Accounts payable and other liabilities consist of the following (in thousands):

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
   Trade payables and other accruals........................... $34,264 $50,716
   Profit sharing accrual......................................   8,742  12,667
   Self-insurance reserve......................................  14,002  11,665
                                                                ------- -------
                                                                $57,008 $75,048
                                                                ======= =======

                              U.S. RENTALS, INC.

6. NOTES PAYABLE

  Notes payable consist of the following (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
Notes payable to related parties:
  Subordinated note payable to The Colburn School of Perform-
   ing Arts, interest payable quarterly at prime rate plus
   5%........................................................ $ 20,000 $    --
  Demand notes payable to related parties, interest at vari-
   ous rates tied to the Predecessor's average bank borrowing
   rate......................................................    3,943      --
  Demand note to majority stockholder, interest payable
   monthly at a rate tied to the Company's revolving line of
   credit (5.90% at December 31, 1997).......................      --    17,000
                                                              -------- --------
                                                                23,943   17,000
                                                              -------- --------
Notes payable, other:
  Senior notes payable to various parties, interest payable
   semiannually ranging from 6.82% to 7.76%..................   90,000      --
  Revolving line of credit, interest payable monthly at ref-
   erence rate plus .125% (8.25% at December 31, 1996).......   26,300      --
  Revolving line of credit, interest payable monthly at money market rate (ranging from 6.03% to 6.34% at December 31,
   1997).....................................................   43,000  203,000
  Notes payable to a bank, interest and principal payable
   monthly at rates ranging from 5.74% to 9.51%..............    2,967      --
  Notes payable related to the purchase of certain business-
   es, imputed interest averaging 7%, due through 1999.......      500      300
                                                              -------- --------
                                                               162,767  203,300
                                                              -------- --------
                                                              $186,710 $220,300
                                                              ======== ========

  The Company's agreement with the banks provides for an unsecured line of credit of $300,000,000 maturing no later than 2002. The revolving line of credit is unsecured and includes restrictions as to limitations upon certain ratios of liabilities to net worth and upon the minimum net worth of the Company. The Company is in compliance with covenants in all agreements. The Company pays a commitment fee ranging from .175% to .25% on the unused portion of the outstanding line of credit balance less outstanding letters of credit calculated quarterly based on the average daily balance. The senior and bank note agreements existing at December 31, 1996, were paid down with the proceeds from the IPO.

  Cash paid for interest was $7,545,000, $11,185,000, and $9,608,000 for each of the three years in the period ended December 31, 1997, respectively.

  Maturities of notes payable are as follows at December 31, 1997 (in thousands):

            1998................................ $220,000
            1999................................      300
                                                 --------
                                                 $220,300
                                                 ========

7. INCOME TAXES

  As discussed in Note 1, the Company was taxed as an S corporation prior to the Recapitalization. As such, the income tax provision was comprised of current state income tax expense of $468,000 and $374,000 for 1995 and 1996, respectively. Deferred taxes for such periods were immaterial. Cash payments for state income taxes made by the Company were $597,000 and $353,000 for 1995 and 1996, respectively. Cash payments for federal and state income taxes made by the Company were $11,407,000 in 1997.

                              U.S. RENTALS, INC.

  The following provision for income taxes for 1997 includes all state taxes recognized by the Predecessor as an S corporation prior to the Recapitalization and federal and state taxes recognized by the Company subsequent to the Recapitalization (in thousands).

                                                                         1997
                                                                        -------
   Federal:
     Current........................................................... $ 3,765
     Deferred..........................................................  14,281
     Deferred tax recorded upon Recapitalization.......................   6,141
                                                                        -------
                                                                         24,187
                                                                        -------
   State:
     Current...........................................................     565
     Deferred..........................................................   3,276
     Deferred tax recorded upon Recapitalization.......................   1,379
                                                                        -------
                                                                          5,220
                                                                        -------
                                                                        $29,407
                                                                        =======

  The 1997 provision for income taxes differs from the amount as determined by applying the U.S. statutory federal tax rate of 35% to income before income taxes as a result of the following:

   Federal income taxes................................................... 35.0%
   State income taxes, net of federal benefit.............................  4.8%
   Cumulative deferred taxes recorded upon Recapitalization............... 21.0%
   Loss prior to Recapitalization excluded from taxable income............ 21.1%
   Other..................................................................  0.4%
                                                                           ----
                                                                           82.3%
                                                                           ====

  The unaudited pro forma provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate of 35% to income before income taxes as a result of the following:

                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                               1995  1996  1997
                                                               ----  ----  ----
   Federal income taxes....................................... 35.0% 35.0% 35.0%
   State income taxes, net of federal benefit.................  5.3%  4.9%  4.8%
   Other......................................................  0.8%  0.3%  0.4%
                                                               ----  ----  ----
                                                               41.1% 40.2% 40.2%
                                                               ====  ====  ====

  Deferred income tax assets and liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

                              U.S. RENTALS, INC.

  Deferred tax assets (liabilities) are as follows (in thousands):

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Self-insurance reserves.........................................   $  4,944
   Compensation related accruals...................................      1,674
   Allowances for doubtful accounts................................      2,079
   State income taxes..............................................      1,636
   Others, net.....................................................        924
                                                                      --------
                                                                        11,257
   Depreciation....................................................    (36,334)
                                                                      --------
                                                                      $(25,077)
                                                                      ========

8. COMMITMENTS AND CONTINGENCIES

  Operating leases

  The Company leases certain facilities under operating leases which contain renewal options and provide for periodic cost of living adjustments. Rental expense was $3,365,000, $3,681,000, and $5,374,000 for each of the three years in the period ended December 31, 1997, respectively.

  Future minimum rental commitments as of December 31, 1997, under noncancelable operating leases are (in thousands):

   1998................................................................. $ 6,445
   1999.................................................................   5,353
   2000.................................................................   4,439
   2001.................................................................   3,678
   2002.................................................................   2,545
   Thereafter...........................................................   8,237
                                                                         -------
                                                                         $30,697
                                                                         =======

 Legal matters

  The Company is party to legal proceedings and potential claims arising in the ordinary course of its business. In the opinion of management, the Company has adequate legal defense, reserves, or insurance coverage with respect to these matters so that the ultimate resolution will not have a material adverse effect on the Company's financial position, results of operations, or cash flows. The Company has accrued $12,011,000 and $9,563,000 at December 31, 1996 and 1997, respectively, to cover the uninsured portion of possible costs arising from these pending claims and other potential unasserted claims.

 Environmental matters

  The Company and its operations are subject to various laws and related regulations governing environmental matters. Under such laws, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as investigation of property damage. The Company incurs ongoing expenses associated with the removal of underground storage tanks and the performance of appropriate remediation at certain of its locations. The Company believes that such removal and remediation will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

                              U.S. RENTALS, INC.

9. STOCK OPTION PLAN

  Effective February 20, 1997, the Board of Directors of the Company adopted the 1997 Performance Award Plan under which stock options and other awards can be granted to key employees and directors at prices and terms established by the Board of Directors at the date of grant. The exercise price of all options issued during 1997 equaled the fair value of the stock on the grant date which ranged from $17.88 to $26.88. Accordingly, no compensation expense has been recognized. Options outstanding at December 31, 1997, vest ratably over periods ranging from five to ten years and expire in 2007.

  The following table summarizes the activity under the stock option plan:

                                                                     WEIGHTED
                                                         NUMBER      AVERAGE
                                                        OF SHARES EXERCISE PRICE
                                                        --------- --------------
   Shares under option:
     Outstanding at December 31, 1996..................       --      $  --
      Granted: ($17.88-$20.00)......................... 3,867,387     $19.99
      ($23.44-$26.88)..................................   206,500     $25.78
                                                        ---------
   Outstanding at December 31, 1997.................... 4,073,887     $20.29
                                                        =========

  There were no vested options outstanding and 526,113 shares were available for future grants under the stock option plan at December 31, 1997.

  For purposes of the pro forma disclosures required by SAFS 123, the estimated fair value of options is amortized to expense over the options' vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly sensitive assumptions, including the expected stock price volatility, which are subject to change from time to time. For this reason, the resulting pro forma compensation costs are not necessarily indicative of costs to be expected in future years.

  Pro forma unaudited net income, pro forma basic unaudited net income per share, and pro forma diluted unaudited net income per share in 1997, after giving effect to the Recapitalization would be $18,065,000, $.62, and $.60, respectively, if the Company had accounted for its stock options using the fair value based method of accounting established by SFAS 123. The following weighted average assumptions were used in the option pricing model to determine the fair value of the options: dividend yield of 0%, expected volatility of 32%, risk-free interest rate ranging from 5.84% to 6.61%, and expected lives ranging from 3 to 5.25 years.

10. EMPLOYEE BENEFIT PLANS

  The Company sponsors a defined contribution 401(k) retirement plan (the
Plan) which is subject to the provisions of ERISA. Under the Plan, which was implemented in 1994, the Company matches a minimum of 50% of the participants' contributions up to a specified amount as determined by the Board of Directors. Company contributions to the Plan were $246,000, $122,000, and $136,000 for each of the three years in the period ended December 31, 1997, respectively.

                              U.S. RENTALS, INC.

11. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

 Selected financial data

  The following table of quarterly financial information has been prepared from unaudited financial statements of the Company, and reflects adjustments which are, in the opinion of management, necessary for a fair presentation of the interim periods presented. The Company has determined that the one-time charge to establish the cumulative deferred tax liability as of the date of the Company's IPO associated with becoming subject to C corporation taxes should have been $7.5 million instead of $9.3 million as previously reported in Form 10-Q for the third quarter of 1997. The loss before extraordinary item and net loss presented below reflect this change.

                                               FIRST   SECOND   THIRD    FOURTH
                                              QUARTER  QUARTER QUARTER  QUARTER
                                              -------  ------- -------- --------
Year ended December 31, 1997
  Total revenues............................. $80,981  $96,434 $114,026 $133,252
  Gross profit...............................  18,108   27,277   34,915   37,400
  Income (loss) before extraordinary item.... (22,750)   8,015   10,857   10,219
  Extraordinary item.........................   1,511       --       --       --
  Net income (loss).......................... (24,261)   8,015   10,857   10,219
Year ended December 31, 1996
  Total revenues............................. $58,643  $71,172 $ 86,647 $ 89,375
  Gross profit...............................  14,262   18,292   25,244   27,818
  Net income.................................   4,205    6,835   11,596   10,448

 Price range of common stock

  The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol USR. The following table provides the high and low closing sales prices of the common stock as reported by the NYSE for each quarter of 1997.

                                                  FIRST  SECOND   THIRD  FOURTH
                                                 QUARTER QUARTER QUARTER QUARTER
                                                 ------- ------- ------- -------
   High......................................... $20.13  $27.50  $29.31  $27.38
   Low.......................................... $17.00  $15.38  $24.25  $23.13

                               U.S. RENTALS, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                        JUNE 30,   DECEMBER 31,
                                                          1998         1997
                                                       ----------- ------------
                                                       (UNAUDITED)
                        ASSETS
                        ------
Cash and cash equivalents.............................  $ 22,510     $  3,104
Accounts receivable, net..............................    74,124       60,906
Inventories...........................................    19,040       17,379
Rental equipment, net.................................   521,696      390,598
Property and equipment, net...........................    93,130       78,014
Goodwill, net.........................................    26,398       23,114
Prepaid expenses and other assets.....................    12,167       12,696
                                                        --------     --------
    Total assets......................................  $769,065     $585,811
                                                        ========     ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
Accounts payable and other liabilities................  $ 78,264     $ 75,048
Note payable to related party.........................    21,500       17,000
Notes payable, other..................................   357,100      203,300
Deferred taxes........................................    29,732       25,077
                                                        --------     --------
    Total liabilities.................................   486,596      320,425
                                                        --------     --------
Stockholders' equity:
  Common stock, $.01 par value--authorized 100,000,000
   shares; issued and
   outstanding 30,774,975 shares as of June 30, 1998
   and 30,748,975 as of
   December 31, 1997..................................       308          307
  Paid-in capital.....................................   244,830      244,211
  Retained earnings...................................    37,331       20,868
                                                        --------     --------
    Total stockholders' equity........................   282,469      265,386
                                                        --------     --------
    Total liabilities and stockholders' equity........  $769,065     $585,811
                                                        ========     ========

                               U.S. RENTALS, INC.

                            STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                       JUNE 30,                JUNE 30,
                                 ----------------------  ----------------------
                                    1998        1997        1998        1997
                                 ----------  ----------  ----------  ----------
Revenues:
  Rental revenue...............  $  114,806  $   77,109  $  207,447  $  142,439
  Rental equipment sales.......      18,489       9,274      31,555      16,475
  Merchandise and new equipment
   sales.......................      17,547      10,051      32,358      18,501
                                 ----------  ----------  ----------  ----------
    Total revenues.............     150,842      96,434     271,360     177,415
                                 ----------  ----------  ----------  ----------
Cost of revenues:
  Rental equipment expense.....      24,016      18,678      46,016      36,176
  Rental equipment deprecia-
   tion........................      24,534      15,708      45,979      30,021
  Cost of rental equipment
   sales.......................       9,610       4,631      15,898       8,016
  Cost of merchandise and new
   equipment sales.............      12,080       7,442      22,931      13,936
  Direct operating expense.....      31,517      22,698      64,894      43,881
                                 ----------  ----------  ----------  ----------
    Total cost of revenues.....     101,757      69,157     195,718     132,030
                                 ----------  ----------  ----------  ----------
    Gross profit...............      49,085      27,277      75,642      45,385
Selling, general and adminis-
 trative expense...............      20,124      10,427      31,550      17,977
Non-rental depreciation........       3,766       2,724       7,491       4,654
Amortization of goodwill.......         109          41         184          44
Termination cost of deferred
 compensation agreements.......         --          --          --       20,290
                                 ----------  ----------  ----------  ----------
    Operating income...........      25,086      14,085      36,417       2,420
Other expense, net.............         --          --          --         (473)
Related party interest expense,
 net...........................        (310)       (223)       (594)       (171)
Interest expense, net..........      (4,891)       (504)     (8,293)     (2,057)
                                 ----------  ----------  ----------  ----------
    Income (loss) before income
     taxes and
     extraordinary item........      19,885      13,358      27,530        (281)
Income tax expense.............       7,994       5,343      11,067      14,455
                                 ----------  ----------  ----------  ----------
    Income (loss) before ex-
     traordinary item..........      11,891       8,015      16,463     (14,736)
Extraordinary item, net of tax
 benefit of $995...............         --          --          --        1,511
                                 ----------  ----------  ----------  ----------
    Net income (loss)..........  $   11,891  $    8,015  $   16,463  $  (16,247)
                                 ==========  ==========  ==========  ==========
Basic net income (loss) before
 extraordinary item per share..  $     0.39  $     0.26  $     0.54  $    (0.53)
                                 ----------  ----------  ----------  ----------
Diluted net income (loss) be-
 fore extraordinary item per
 share.........................  $     0.37  $     0.26  $     0.52  $    (0.52)
                                 ----------  ----------  ----------  ----------
Basic and diluted extraordinary
 item per share................  $      --   $      --   $      --   $    (0.05)
                                 ----------  ----------  ----------  ----------
Basic net income (loss) per
 share.........................  $     0.39  $     0.26  $     0.54  $    (0.58)
                                 ----------  ----------  ----------  ----------
Diluted net income (loss) per
 share.........................  $     0.37  $     0.26  $     0.52  $    (0.57)
                                 ----------  ----------  ----------  ----------
Basic weighted average shares
 outstanding...................  30,768,502  30,748,975  30,760,301  27,946,777
                                 ==========  ==========  ==========  ==========
Diluted weighted average shares
 outstanding...................  32,245,254  30,975,435  31,920,944  28,537,859
                                 ==========  ==========  ==========  ==========

                               U.S. RENTALS, INC.

                            STATEMENTS OF CASH FLOW
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                     THREE MONTHS ENDED    SIX MONTHS ENDED
                                          JUNE 30,             JUNE 30,
                                     -------------------  --------------------
                                       1998       1997      1998       1997
                                     ---------  --------  ---------  ---------
Operating activities:
  Net income (loss)................. $  11,891  $  8,015  $  16,463  $ (16,247)
  Adjustments to reconcile net in-
   come (loss) to net cash
   provided by operating activities:
    Depreciation and amortization...    28,409    18,082     53,654     34,547
    Gain on sale of equipment.......    (9,249)   (5,104)   (16,281)    (9,006)
    Principal adjustment on notes
     receivable.....................       --        --         --        (146)
    Provision for doubtful ac-
     counts.........................     3,015     1,764      5,142      3,236
    Deferred taxes..................     4,963     1,742      4,655      9,380
    Interest income not collected...       --        --         --        (294)
    Interest expense not paid.......       --        --         --         495
    Loss on early extinguishment of
     debt...........................       --        --         --       2,506
  Changes in operating assets and
   liabilities accounts
   receivable.......................   (15,561)   (9,117)   (17,970)   (14,812)
    Inventories.....................    (1,782)   (1,546)    (1,197)    (1,399)
    Prepaid expenses and other as-
     sets...........................     3,027     1,068      3,102        552
    Accounts payable and other lia-
     bilities.......................     1,446     9,286      1,142      9,127
                                     ---------  --------  ---------  ---------
Net cash provided by operating
 activities.........................    26,159    24,190     48,710     17,939
                                     ---------  --------  ---------  ---------
Investing activities:
  Acquisition of rental operations..    (1,274)  (20,919)    (9,344)   (22,676)
  Purchases of rental equipment.....  (114,387)  (64,258)  (189,813)   (92,511)
  Proceeds from sale of rental
   equipment........................    18,489     9,274     31,555     16,475
  Purchases of property and
   equipment, net...................   (11,590)  (11,127)   (20,622)   (17,173)
  Funding of notes receivable, net..       --         32        --         253
                                     ---------  --------  ---------  ---------
  Net cash used in investing activi-
   ties.............................  (108,762)  (86,998)  (188,224)  (115,632)
                                     ---------  --------  ---------  ---------
Financing activities:
  Proceeds from (payments on) line
   of credit, net...................  (154,000)   45,000    (98,000)   (13,267)
  Proceeds from (payments) on senior
   notes............................   252,000       --     252,000    (92,506)
  Payments on other obligations.....      (100)     (100)      (200)      (200)
  Proceeds from related party note..       500    18,000      4,500     18,000
  Proceeds from issuance of common
   stock, net of issuance costs.....       369       --         620    185,950
  Cash retained by the predecessor
   in connection with
   Recapitalization.................       --        --         --        (998)
  Dividends paid....................       --        --         --      (1,905)
                                     ---------  --------  ---------  ---------
Net cash provided by financing
 activities.........................    98,769    62,900    158,920     95,074
                                     ---------  --------  ---------  ---------
Net increase (decrease) in cash.....    16,166        92     19,406     (2,619)
Cash at beginning of period.........     6,344       195      3,104      2,906
                                     ---------  --------  ---------  ---------
Cash at end of period............... $  22,510  $    287  $  22,510  $     287
                                     =========  ========  =========  =========
Supplemental non-cash flow
 information:
  Distribution of net assets to
   stockholder in connection with
   the IPO..........................                                 $   3,221
                                                                     =========

                               U.S. RENTALS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                              ADDITIONAL              TOTAL
                                       COMMON  PAID-IN   RETAINED STOCKHOLDERS'
                              SHARES   STOCK   CAPITAL   EARNINGS    EQUITY
                            ---------- ------ ---------- -------- -------------
Balance at December 31,
 1997...................... 30,748,975  $307   $244,211  $20,868    $265,386
Net income.................        --    --         --    16,463      16,463
Stock options exercised....     26,000     1        520      --          521
Income tax benefit from
 stock options exercised...        --    --          99      --           99
                            ----------  ----   --------  -------    --------
Balance at June 30, 1998... 30,774,975  $308   $244,830  $37,331    $282,469
                            ==========  ====   ========  =======    ========

                              U.S. RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (TABLES IN THOUSANDS)
                                  (UNAUDITED)

1. INTRODUCTION

  The Registrant's initial public offering ("IPO") was declared effective on February 20, 1997. Prior to the IPO, the equipment rental business was operated by Ayr, Inc., a California corporation (the "Predecessor") that was treated as an S corporation under the Internal Revenue Code. The Registrant did not have any operations prior to its IPO. Prior to the closing of the IPO, the Predecessor transferred substantially all of its operating assets and associated liabilities to the Registrant in exchange for 20,748,975 shares of Common Stock of the Registrant, representing all of the Registrant's outstanding capital stock prior to the IPO. The Predecessor retained only non-operating assets and liabilities, including approximately $25.7 million of notes receivable from related parties and approximately $24.4 million of notes payable to related parties. These transactions are referred to as the "Recapitalization" in this report.

  Unless otherwise indicated, the "Company" means the Predecessor prior to the IPO and the Registrant on or after the IPO.

2. BASIS OF PRESENTATION

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the interim periods are not necessarily indicative of the results that may be expected for a full year.

3. BANK DEBT AND LONG-TERM OBLIGATIONS

  Bank debt and long-term obligations consist of the following:

                                                         JUNE 30, DECEMBER 31,
                                                           1998       1997
                                                         -------- ------------
Notes payable:
  Senior notes payable to various parties, interest pay-
   able semi-annually ranging from 6.71% to 6.93%, due
   2006 to 2010......................................... $252,000   $    --
  Revolving line of credit, interest payable monthly at
   money market rates (6.08% to 6.14% at June 30, 1998
   and 6.03% to 6.34% at December 31, 1997).............  105,000    203,000
  Notes payable related to the purchase of certain busi-
   nesses, imputed interest
   averaging 7%, due through 1999.......................      100        300
                                                         --------   --------
                                                          357,100    203,300
Note payable to related party:
  Demand note payable to majority stockholder of Prede-
   cessor interest at a
   variable rate, payable monthly, 5.9% at June 30, 1998
   and December 31,
   1997.................................................   21,500     17,000
                                                         --------   --------
                                                         $378,600   $220,300
                                                         ========   ========

  On February 26, 1997, the Company repaid the bank notes, the old revolving line of credit and senior notes utilizing proceeds from its IPO. The early extinguishment of debt generated an extraordinary loss of $1.5 million (net of income tax benefit of $995,000).

                              U.S. RENTALS, INC.

  On February 26, 1997, the Company entered into a $300.0 million unsecured line of credit with a bank maturing no later than February 25, 2002. The Company believes it is in compliance with all covenants in the credit agreement.

  On April 28, 1998, the Company completed a $252.0 million private placement of senior unsecured notes. The Company believes it is in compliance with all covenants in the senior note agreement.

4. INCOME TAXES

  Income tax expense consists of the following:

                                                                  SIX MONTHS
                                                                ENDED JUNE 30,
                                                                ---------------
                                                                 1998    1997
                                                                ------- -------
One-time charge for cumulative deferred taxes as of the date of the IPO as if the Company had always been subject to taxes
 as a C corporation...........................................  $   --  $ 7,520
Income tax provision for the period subsequent to the IPO.....   11,067   6,935
                                                                ------- -------
                                                                $11,067 $14,455
                                                                ======= =======

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Equipment Supply Co., Inc. and Affiliates
Burlington, New Jersey

  We have audited the accompanying combined balance sheets of Equipment Supply Co., Inc. and Affiliates (see Note 1) as of December 31, 1997 and 1996, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Equipment Supply Co., Inc. and Affiliates as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

Philadelphia, Pennsylvania
June 19, 1998,
 except for Notes 9 and 15 which
 are as of July 10, 1998

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS

                                               DECEMBER 31,
                                         -------------------------   JUNE 30,
                                             1997         1996         1998
                                         ------------ ------------ ------------
                                                                   (UNAUDITED)
ASSETS
Cash and cash equivalents............... $  1,038,086 $  4,015,527 $  1,784,124
Marketable securities...................          --     1,103,354          --
Accounts receivable, net of allowance
 for
 possible losses of $2,241,339,
 $1,202,790
 and $2,241,339.........................   16,087,730   14,592,845   16,528,382
Inventories.............................    3,234,402    3,249,010    4,507,505
Prepaid expenses and other assets.......    2,365,177      389,234    1,837,531
Due from stockholder....................    4,310,190    1,637,628    5,184,698
Rental equipment, net...................  122,154,888  127,343,198  111,617,692
Property and equipment, net.............    6,548,778    5,401,275    5,267,210
Goodwill and other intangible assets,
 net....................................    3,887,945    4,436,997    3,639,033
                                         ------------ ------------ ------------
    Total assets........................ $159,627,196 $162,169,068 $150,366,175
                                         ============ ============ ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Debt.................................. $ 94,870,512 $107,460,779 $ 87,577,703
  Capital lease obligations.............    8,841,236   11,923,889    7,241,127
  Accounts payable......................    4,909,578    4,116,967    3,648,493
  Income taxes payable..................    1,209,251    1,393,548    1,442,884
  Deferred income taxes.................    3,884,669    3,996,763      939,847
  Deferred leasing costs................    4,379,594          --     5,626,989
  Deferred rental income................    2,404,500    2,016,607    2,653,308
  Other liabilities.....................    1,599,427    2,335,963    3,215,431
                                         ------------ ------------ ------------
    Total liabilities...................  122,098,767  133,244,516  112,345,782
                                         ------------ ------------ ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock, no par value
   Authorized 2,500 shares;
   Issued and outstanding 581 shares....        1,500        1,500        1,500
  Additional paid-in capital............      363,808      326,294      363,808
  Retained earnings.....................   37,163,121   28,596,758   37,655,085
                                         ------------ ------------ ------------
    Total stockholders' equity..........   37,528,429   28,924,552   38,020,393
                                         ------------ ------------ ------------
    Total liabilities and stockholders'
     equity............................. $159,627,196 $162,169,068 $150,366,175
                                         ============ ============ ============

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                         COMBINED STATEMENTS OF INCOME

                                                                    SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                 JUNE 30,
                          -------------------------------------  ------------------------
                             1997         1996         1995         1998         1997
                          -----------  -----------  -----------  -----------  -----------
                                                                       (UNAUDITED)
REVENUES
  Equipment rentals.....  $78,141,502  $65,226,201  $40,905,725  $34,381,555  $38,110,803
  Sales of rental equip-
   ment.................    8,102,210   11,935,375    7,968,205    3,280,299    3,150,044
  Sales of new equip-
   ment, merchandise and
   other revenues.......    8,314,451   10,129,016    5,246,285    5,678,060    4,111,176
                          -----------  -----------  -----------  -----------  -----------
    TOTAL REVENUES......   94,558,163   87,290,592   54,120,215   43,339,914   45,372,023
                          -----------  -----------  -----------  -----------  -----------
COST OF REVENUES
  Cost of equipment
   rentals, excluding
   depreciation.........   23,509,529   19,225,581   14,222,651   12,528,730    7,675,660
  Depreciation of rental
   equipment............   20,397,030   15,383,114    7,844,434   10,368,052   10,774,115
  Cost of rental equip-
   ment sold............    5,049,876    9,834,128    3,291,409    2,131,867    1,975,139
  Cost of new equipment
   and merchandise......    6,312,172    6,263,969    2,250,037    5,135,293    3,721,652
                          -----------  -----------  -----------  -----------  -----------
    TOTAL COST OF
     REVENUES...........   55,268,607   50,706,792   27,608,531   30,163,942   24,146,566
                          -----------  -----------  -----------  -----------  -----------
GROSS PROFIT............   39,289,556   36,583,800   26,511,684   13,175,972   21,225,457
                          -----------  -----------  -----------  -----------  -----------
OPERATING EXPENSES
  General and adminis-
   trative expenses.....   17,874,879   15,195,802   10,852,925    9,672,514    9,455,819
  Nonrental depreciation
   and amortization.....      878,342      627,534      237,427      358,520      421,916
                          -----------  -----------  -----------  -----------  -----------
    TOTAL OPERATING
     EXPENSES...........   18,753,221   15,823,336   11,090,352   10,031,034    9,877,735
                          -----------  -----------  -----------  -----------  -----------
INCOME FROM OPERATIONS..   20,536,335   20,760,464   15,421,332    3,144,938   11,347,722
INTEREST EXPENSE........  (11,185,934)  (7,508,226)  (3,691,638)  (4,220,244)  (6,434,136)
OTHER INCOME (EXPENSE)..    2,858,438      854,658      (28,356)     198,381      793,290
                          -----------  -----------  -----------  -----------  -----------
INCOME (LOSS) BEFORE
 PROVISION FOR INCOME
 TAXES..................   12,208,839   14,106,896   11,701,338     (876,925)   5,706,876
PROVISION FOR INCOME TAX
 EXPENSE (BENEFIT)......    1,242,142    2,073,617    1,517,539   (2,637,684)     575,365
                          -----------  -----------  -----------  -----------  -----------
NET INCOME..............  $10,966,697  $12,033,279  $10,183,799  $ 1,760,759  $ 5,131,511
                          ===========  ===========  ===========  ===========  ===========

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                              COMMON STOCK  ADDITIONAL
                              -------------  PAID-IN    RETAINED
                              SHARES AMOUNT  CAPITAL    EARNINGS       TOTAL
                              ------ ------ ---------- -----------  -----------
BALANCE, January 1, 1995....   581   $1,500  $    --   $14,408,232  $14,409,732
Net income..................   --       --        --    10,183,799   10,183,799
Stockholders' distribu-
 tions......................   --       --        --    (3,861,677)  (3,861,677)
Capital contributions.......   --       --    170,406          --       170,406
                               ---   ------  --------  -----------  -----------
BALANCE, December 31, 1995..   581    1,500   170,406   20,730,354   20,902,260
Net income..................   --       --        --    12,033,279   12,033,279
Stockholders' distribu-
 tions......................   --       --        --    (4,166,875)  (4,166,875)
Capital contributions.......   --       --    155,888          --       155,888
                               ---   ------  --------  -----------  -----------
BALANCE, December 31, 1996..   581    1,500   326,294   28,596,758   28,924,552
Net income..................   --       --        --    10,966,697   10,966,697
Stockholders' distribu-
 tions......................   --       --        --    (2,937,557)  (2,937,557)
Capital contributions.......   --       --     37,514          --        37,514
Adjustment related to
 affiliate with
 different fiscal year......   --       --        --       537,223      537,223
                               ---   ------  --------  -----------  -----------
BALANCE, December 31, 1997..   581    1,500   363,808   37,163,121   37,528,429
Net income (unaudited)......   --       --        --     1,760,759    1,760,759
Stockholders' distributions
 (unaudited)................   --       --        --    (1,268,795)  (1,268,795)
                               ---   ------  --------  -----------  -----------
BALANCE, June 30, 1998 (un-
 audited)...................   581   $1,500  $363,808  $37,655,085  $38,020,393
                               ===   ======  ========  ===========  ===========



            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       SIX MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,                   JUNE 30,
                          ----------------------------------------  ------------------------
                              1997          1996          1995         1998         1997
                          ------------  ------------  ------------  -----------  -----------
                                                                          (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net income.............  $ 10,966,697  $ 12,033,279  $ 10,183,799  $ 1,760,759  $ 5,131,511
 Adjustments to
  reconcile net income
  to net cash flows
  provided by operating
  activities
   Depreciation and
    amortization........    21,275,372    16,010,648     8,081,861   10,775,137   11,196,031
   Provision for bad
    debts...............     1,038,549       374,056       828,734          --           --
   Loss (Gain) on sale
    of equipment........    (3,052,334)   (2,101,247)   (4,555,863)  (1,148,432)  (1,174,905)
   Gain on sale of
    marketable
    securities..........      (390,410)     (126,747)      (37,345)         --      (413,631)
   Deferred income
    taxes...............      (112,094)      743,691       961,861   (2,944,822)    (127,771)
   Adjustment related to
    affiliate with
    different fiscal
    year................       537,223           --            --           --       537,223
 Changes in operating
  assets and
  liabilities:
   (Increase) decrease
    in accounts
    receivable..........    (2,533,434)   (4,603,457)   (4,789,132)    (440,653)  (1,275,848)
   (Increase) decrease
    in inventories......        14,608      (945,385)     (824,220)  (1,273,103)    (384,360)
   (Increase) decrease
    in prepaid expenses
    and other assets....    (1,975,943)      122,694       587,072      527,646     (233,087)
   Increase (decrease)
    in accounts
    payable.............       792,611     1,436,552     1,560,529   (1,261,085)   3,933,297
   Increase (decrease)
    in income taxes
    payable.............      (184,297)    1,076,242       689,302      233,633     (474,120)
   Increase in deferred
    leasing costs.......     4,379,594           --            --     1,247,395          --
   Increase (decrease)
    in deferred rental
    income..............       387,893       627,699       499,251      248,808      175,016
   Increase (decrease)
    in other
    liabilities.........      (736,536)      914,657     1,015,997    1,616,004     (527,352)
                          ------------  ------------  ------------  -----------  -----------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES...    30,407,499    25,562,682    14,201,846    9,341,287   16,362,004
                          ------------  ------------  ------------  -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchases of
  equipment.............   (21,445,901)  (73,822,654)  (32,957,168)    (664,200) (12,537,761)
 Acquisitions of
  affiliated
  companies.............           --    (11,807,987)   (7,829,319)         --           --
 Proceeds from sale of
  equipment.............     8,102,210    11,935,375     7,741,552    3,280,299    3,150,044
 Sales (purchases) of
  marketable
  securities............     1,493,764      (414,665)      397,153          --      (347,750)
                          ------------  ------------  ------------  -----------  -----------
NET CASH (USED IN)
 PROVIDED BY INVESTING
 ACTIVITIES.............   (11,849,927)  (74,109,931)  (32,647,782)   2,616,099   (9,735,467)
                          ------------  ------------  ------------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Proceeds from debt.....  $ 12,869,925  $ 79,950,621  $ 28,777,004  $ 2,634,890  $11,729,779
 Repayment of capital
  lease obligations.....    (3,341,413)   (4,419,085)   (2,177,919)  (1,774,650)  (2,004,361)
 Repayment of debt......   (25,460,192)  (18,525,872)   (4,207,118)  (9,927,699) (14,536,422)
 Payment of loan
  acquisition fees......       (28,728)     (299,978)      (88,493)        (586)     (26,183)
 (Increase) decrease in
  due to/from
  stockholders..........    (2,672,562)   (1,673,052)       35,425     (874,508)  (2,555,699)
 Capital
  contributions.........        37,514       155,887       170,406          --           --
 Stockholders'
  distributions.........    (2,937,557)   (4,166,875)   (3,861,677)  (1,268,795)  (1,809,911)
                          ------------  ------------  ------------  -----------  -----------
NET CASH PROVIDED BY
 (USED IN) FINANCING
 ACTIVITIES.............   (21,535,013)   51,021,646    18,647,627  (11,211,348)  (9,202,797)
                          ------------  ------------  ------------  -----------  -----------
NET (DECREASE) INCREASE
 IN CASH AND CASH
 EQUIVALENTS............    (2,977,441)    2,474,397       201,691      746,038   (2,576,260)
CASH AND CASH
 EQUIVALENTS, beginning
 of year................  $  4,015,527  $  1,541,130  $  1,339,439  $ 1,038,086  $ 4,015,527
                          ------------  ------------  ------------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, end of
 year...................  $  1,038,086  $  4,015,527  $  1,541,130  $ 1,784,124  $ 1,439,267
                          ============  ============  ============  ===========  ===========
SUPPLEMENTAL SCHEDULE OF
 NONCASH INVESTING AND
 FINANCIAL ACTIVITIES
 Acquisition of
  equipment in exchange
  for capital lease
  obligations...........  $    260,760  $  7,121,669  $  6,997,926  $   174,541  $   228,467
 Goodwill related to
  acquisitions..........  $        --   $        --   $  1,897,761  $       --   $       --
 Assets acquired from
  purchase of
  companies.............  $        --   $ 13,165,000  $  9,524,479  $       --   $       --
 Liabilities assumed
  from purchase of
  companies.............  $        --   $  3,357,013  $  3,151,101  $       --   $       --
                          ============  ============  ============  ===========  ===========
OTHER SUPPLEMENTAL
 DISCLOSURES
 Taxes paid.............  $  2,226,828  $    315,814  $    276,960  $    73,505  $ 1,280,867
 Interest paid..........  $ 11,116,164  $  7,250,310  $  3,568,958  $ 4,401,870  $ 6,572,411
                          ============  ============  ============  ===========  ===========

            See accompanying notes to combined financial statements.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION

  The combined financial statements include the accounts of Equipment Supply Co., Inc. ("Equipment Supply") and its affiliated companies: High Reach Co., Inc. ("High Reach") and Rylan, Inc. ("Rylan") (collectively the "Company") which have common ownership and activities. For financial reporting purposes, Equipment Supply has been treated as the parent company and the purchaser of both High Reach and Rylan during 1995. The 1995 acquisitions of the stock of these companies were made by the stockholders of Equipment Supply.

  The Company rents, sells and services aerial platform equipment throughout the mid-Atlantic region of the United States. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheets are presented on an unclassified basis.

   All significant intercompany balances and transactions have been eliminated in combination.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Interim Financial Statements

  The combined balance sheet as of June 30, 1998 and the combined statements of income, stockholders' equity and cash flows for the six months ended June 30, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for the interim periods are not necessarily indicative of results for the full year.

CASH EQUIVALENTS

  The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

MARKETABLE SECURITIES

  Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities" requires investments in debt and equity securities to be classified into one of three categories based on the Company's intent. The Company has classified its investments in marketable securities as available for sale which requires the Company to record these investments at fair market value and record the unrealized gain or loss on the original investment as a separate component of stockholders' equity. Such unrealized gains or losses were not material in any period presented.

INVENTORIES

  Inventories consisting of equipment and parts are stated at the lower of average weighted cost or market.

DEPRECIATION AND AMORTIZATION

  All equipment and property is stated at cost. Depreciation of rental equipment is computed, using an estimated 5% residual value, by the straight-line method at rates adequate to allocate the cost of rental equipment over their estimated useful lives, ranging from five to ten years.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  Depreciation of property and equipment and amortization of leasehold improvements are computed by the straight-line method at rates adequate to allocate the cost of applicable assets over their estimated useful lives.

  Ordinary maintenance and repair costs are charged to operations as incurred.

DEFERRED FINANCING COSTS

  Deferred financing costs, which are incurred by the Company in connection with debt, are charged to operations over the life of the underlying indebtedness and are included in goodwill and other intangible assets. The net book value of deferred financing costs at December 31, 1997 and 1996 and June 30, 1998 is $369,421, $340,693 and $321,445, respectively.

INCOME TAXES

  The Company adopted in 1995 the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS No. 109 requires a company to recognize deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

  For all periods presented, Equipment Supply has elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and certain state reporting purposes. In lieu of federal and certain state corporation income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Provision has been made for state income taxes for those states not recognizing S Corporation status.

  During 1998, Rylan elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and state income tax reporting purposes. Consequently, all applicable federal and state deferred income taxes have been reversed during the six months ended June 30, 1998. As a result, the effect on the 1998 combined statement of income was to increase net income by approximately $2.9 million.

  During 1997, High Reach elected, with the consent of its stockholders, to be taxed as an S Corporation for federal and state income tax reporting purposes. Provision has been made for state income taxes for those states not recognizing S Corporation status. A provision for federal and state income taxes has been recorded for all periods through September 30, 1997. As of October 1, 1997, all applicable federal and state deferred income taxes approximating $81,000 have been reversed in accordance with SFAS 109 and have been recorded in the statement of income.

ACQUISITIONS

 High Reach

  On April 1, 1995, the stockholders of Equipment Supply purchased all of the capital stock of High Reach for an aggregate purchase price of approximately $3.1 million, of which approximately $2.5 million was paid in cash with the balance in the form of a note maturing no later than March 31, 1997, bearing interest at 7% per annum.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  The High Reach acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. In accordance with SFAS 109, the Company recorded an additional increase to goodwill of approximately $737,000 and a corresponding increase to a deferred income tax liability, representing the difference between the financial and tax bases of certain assets acquired. The goodwill is being amortized over fifteen years on a straight-line basis.

  The results of operations of High Reach have been included in the Company's combined financials since the effective date of the acquisition. The stockholders borrowed approximately $2.5 million from the Company and such amounts have been recorded as part of the purchase price. Additionally, other amounts paid by the stockholders in connection with the acquisition have been treated as additional capital contributions and as part of the purchase price.

  During 1995 and 1996, High Reach was combined using its fiscal year end of September 30. In 1997, the Company reported the results of operations for High Reach on a calendar year basis. Net income for High Reach's three month period ended December 31, 1996 has been reflected as an adjustment to stockholders' equity. No unusual trends or transactions were noted in this three month period.

 Rylan

  On April 27, 1995, the stockholders of Equipment Supply purchased all of the capital stock of Rylan for an aggregate cash purchase price of $4.8 million.

  The Rylan acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. In accordance with SFAS 109, the Company recorded an additional increase to goodwill of approximately $1.2 million and a corresponding increase to a deferred income tax liability, representing the difference between the financial and tax bases of certain assets acquired.

  The results of operations of Rylan have been included in the Company's combined financial statement since the effective date of the acquisition. Total goodwill arising from the acquisition, in the amount of approximately $1.9 million, is being amortized over fifteen years on a straight-line basis.

  The stockholders financed the Rylan acquisition in the amount of $4.8 million by obtaining a term loan from a financial institution. Such debt has been recorded on the Company's financial statements, as the Company has been making the required principal and interest payments on behalf of the stockholders and have guaranteed this debt (see Note 9).

 Freestate

  Effective May 1, 1996, Rylan acquired substantially all of the assets and assumed certain liabilities of Freestate Industries, Inc. for approximately $11.8 million in cash. Such amount included payments specified for covenants not to compete for three key employees. The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. Total goodwill and other intangible assets, amounting to approximately $2,000,000, are being amortized over a period ranging from five to fifteen years on a straight-line basis. The results of operations of Freestate have been included in the Company's combined financial statements since the effective date of the acquisition.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  The Company borrowed approximately $10.8 million to finance a portion of the purchase price (see Note 9).

REVENUE RECOGNITION

  The Company rents equipment to its customers under agreements not exceeding one month, consequently the rental agreements are classified as operating leases.

  Revenues from rental leases are recognized over the term of the respective agreements. Revenues from product sales are recognized when the product is shipped. Revenue from equipment repairs is recognized at the time of service. Revenues from maintenance contracts are recognized over the term of the respective contracts as service is provided.

  Amounts billed in advance are recorded as prebilled rentals which is classified as deferred rental income on the combined balance sheet.

DEFERRED LEASING COSTS

  The Company receives volume rebates for leasing and purchasing certain equipment. The rebates related to operating leases are recognized as a reduction in lease expense over the terms of the respective leases, generally five years. Rebates related to purchased equipment are treated as a reduction in the cost of equipment. The Company amortizes the costs of its leases on a straight-line basis over the respective lease terms.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LONG-LIVED ASSETS

  The Company follows the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable based on undiscounted estimated future operating cash flows. As of December 31, 1997, the Company has determined that no impairment has occurred.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued two new disclosure standards which are effective for financial statements for periods beginning after December 15, 1997.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  SFAS No. 131, "Disclosure about Segments of a Business Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

  The Company believes that its operations compose a single segment and there are no components of comprehensive income.

3. FINANCIAL INVESTMENTS AND CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of periodic temporary investments of excess cash and trade receivables. The Company places its temporary excess cash investments in high quality short-term money market instruments and the carrying value approximates market value. A significant portion of the Company's rental sales and equipment sales are to customers in the construction industry and, as such, the Company is directly affected by the well-being of that industry. However, the credit risk associated with trade receivables is minimal due to the Company's large customer base, geographical dispersion and ongoing control procedures which monitor the credit worthiness of its customers.

4. DUE FROM STOCKHOLDERS

  From time to time, the Company makes advances to its stockholders. Generally, there are no formal repayment terms and the amounts are noninterest-bearing.

5. RENTAL EQUIPMENT

  Rental equipment consists of the following:

                                                DECEMBER 31,
                                          -------------------------   JUNE 30,
                                              1997         1996         1998
                                          ------------ ------------ ------------
     Rental equipment.................... $168,047,372 $156,891,144 $163,566,080
     Less accumulated depreciation.......   45,892,484   29,547,946   51,948,388
                                          ------------ ------------ ------------
                                          $122,154,888 $127,343,198 $111,617,692
                                          ============ ============ ============

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)
  Depreciation expense amounted to $18,948,184, $14,385,916, $7,332,808,
$9,686,871 and $10,130,648 for the years ended December 31, 1997, 1996 and
1995 and the six months ended June 30, 1998 and 1997, respectively.

6. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                       DECEMBER 31,
                                  ----------------------  JUNE 30,
                                     1997        1996       1998        LIVES
                                  ----------- ---------- ----------- -----------
Shop equipment..................  $   834,355 $  760,669 $   525,492   5-7 years
Transportation equipment........    9,134,757  6,887,232   8,008,297     5 years
Furniture and fixtures..........    1,288,479    962,474   1,071,448    5-7 year
Building and lease hold improve-
 ments..........................      635,895    590,132     701,146 15-39 years
                                  ----------- ---------- -----------
  Total.........................   11,893,486  9,200,507  10,306,383
Less accumulated depreciation
 and amortization...............    5,344,708  3,799,232   5,039,173
                                  ----------- ---------- -----------
                                  $ 6,548,778 $5,401,275 $ 5,267,210
                                  =========== ========== ===========

  Depreciation and amortization amounted to $1,749,408, $1,180,285, $625,324, $838,767 and $774,830 for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997, respectively.

7. CAPITAL LEASE OBLIGATIONS

  Capitalized leased assets include machinery and transportation equipment. Interest on the respective capital lease obligations range from 7.3% to 11.4% at December 31, 1997 and 1996 and June 30, 1998.

  Capital lease obligations, all of which are collateralized by the leased equipment, consist of the following:

                                                   DECEMBER 31,
                                              ----------------------  JUNE 30,
                                                 1997       1996        1998
                                              ---------- ----------- ----------
Various equipment capital lease obligations,
 lease terms of 60 months with monthly lease
 payments of $512 to $52,463 ending April
 1999 to June 2001..........................  $6,451,715  $8,807,391 $5,290,680
Various vehicle capital lease obligations,
 lease terms of 60 months with monthly lease
 payments of $590 to $10,751 ending August
 1998 to April 2002.........................   2,204,559   2,826,490  1,825,700
Various vehicle capital lease obligations
 lease terms of 48 months with monthly lease
 payments of $578 to $4,049 ending January
 1999 to June 2000..........................     184,962     290,008    124,747
                                              ---------- ----------- ----------
                                              $8,841,236 $11,923,889 $7,241,127
                                              ========== =========== ==========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  The future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 1997 is as follows:

         YEAR
        ENDING
       DECEMBER
         31,                                                           AMOUNT
       --------                                                      -----------
       1998........................................................  $ 3,628,913
       1999........................................................    3,416,347
       2000........................................................    2,478,665
       2001........................................................      845,860
       2002........................................................        9,965
                                                                     -----------
      Total minimum lease payments.................................   10,379,750
      Less amount representing interest............................    1,538,514
                                                                     -----------
      Capital lease obligations....................................  $ 8,841,236
                                                                     ===========

  The net book value of equipment under capital leases at December 31, 1997 and 1996 and June 30, 1998 amounted to $11,165,421, $13,800,349 and
$9,990,153, respectively.

8. NOTES PAYABLE, BANK

  At December 31, 1997 and June 30, 1998, the Company had a line of credit with a bank for $2,500,000. Borrowings under the lines bear interest at a rate of 1/2% above the bank's prime rate (9%, at December 31, 1997 and June 30, 1998) and are secured by certain Company assets. At December 31, 1997 and June 30, 1998, $-0- and $1,993,000, respectively, was outstanding under this line.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

9. DEBT

  Debt consists of the following:

                                                 DECEMBER 31,
                                           ------------------------  JUNE 30,
                                              1997         1996        1998
                                           ----------- ------------ -----------
Notes payable to banks and finance compa-
nies with fixed interest rates ranging
from prime plus .5% to prime plus 2% (9%
and 10.5% at December 31, 1997) due in
monthly installments ranging from $546 to
$211,242 ending in September 1999 to De-
cember 2001 including interest. Collater-
alized either by a specific security in-
terest in equipment, a general lien on
equipment or by all assets owned or here-
after acquired by the Company............  $51,164,326 $ 64,098,599 $46,140,944
Term note payable to a finance company
with interest of 9.93% due in monthly in-
stallments of $221,314, including inter-
est, through April 2002. Collateralized
by a specific security interest in equip-
ment and guaranteed by the President of
the Company. (During 1998, the balance of
the loan was converted to and is included
in the note payable to a finance company
noted below.)............................    9,310,102          --          --
Note payable, bank, in connection with
Rylan acquisition, due in monthly in-
stallments of $99,519, including interest
at 9.25%: collateralized by certain as-
sets of Rylan and guaranteed by the
stockholders and the Company; final pay-
ment due July 2000.......................      391,362    2,041,928         --
Note payable, sellers in connection with
the High Reach acquisition, due in
monthly installments of $10,213 plus in-
terest at 7% with final payment of
$377,844 made during March 1997..........          --       408,523         --
Note payable, bank (see Note 8)..........          --           --    1,993,000
Note payable to a finance company with an
interest rate of LIBOR plus 3.25% (9.41%
at December 31, 1997) due in varying
monthly installments. Collateralized by a
specific security interest in equipment
and guaranteed by the President of the
Company..................................   34,004,722   40,911,729  39,443,759
                                           ----------- ------------ -----------
                                           $94,870,512 $107,460,779 $87,577,703
                                           =========== ============ ===========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  At December 31, 1997, the aggregate maturities of debt are as follows:

     YEARS ENDING
     DECEMBER 31,                                                      AMOUNT
     ------------                                                   ------------
     1998.......................................................... $ 26,007,808
     1999..........................................................   25,586,393
     2000..........................................................   23,492,367
     2001..........................................................   18,116,590
     2002..........................................................    1,208,650
     Thereafter....................................................      458,704
                                                                    ------------
                                                                    $ 94,870,512
                                                                    ============

  Certain agreements require the Company to maintain specified minimum net worth and working capital and certain financial ratios. At December 31, 1997, the Company was in violation of certain covenants, including obtaining a specified level of minimum tangible net worth and a debt service coverage ratio.

  From the proceeds of the sale, more fully described in Note 15, the Company repaid substantially all of its debt.

10. INCOME TAXES

  Deferred income taxes reflect the net tax effect of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

  Deferred income taxes relate primarily to depreciation and amortization, differences in the accounting treatment of capital leases and bases of certain assets of acquired businesses.

   The components of income tax expense are summarized as follows:

                             YEAR ENDED DECEMBER 31,             JUNE 30,
                         --------------------------------- ---------------------
                            1997        1996       1995       1998        1997
                         ----------  ---------- ---------- -----------  --------
CURRENT INCOME TAXES
  Federal............... $  482,568  $  928,915 $  277,900 $       --   $232,612
  State.................    871,648     401,011    277,778     307,138   470,532
                         ----------  ---------- ---------- -----------  --------
    TOTAL CURRENT INCOME
     TAX EXPENSE........  1,354,216   1,329,926    555,678     307,138   703,144
                         ----------  ---------- ---------- -----------  --------
DEFERRED INCOME TAXES
 (BENEFIT)
  Federal...............    393,018     133,507    452,061         --    311,611
  State.................   (424,092)    610,184    509,800     (20,000) (439,382)
  Reversal of deferred
   income taxes relating
   to sub S elections...    (81,000)        --        --    (2,924,822)      --
                         ----------  ---------- ---------- -----------  --------
    TOTAL DEFERRED
     INCOME TAX EXPENSE
     (BENEFIT)..........   (112,074)    743,691    961,861  (2,944,822) (127,771)
                         ----------  ---------- ---------- -----------  --------
    TOTAL INCOME TAX
     EXPENSE (BENEFIT).. $1,242,142  $2,073,617 $1,517,539 $(2,637,684) $575,373
                         ==========  ========== ========== ===========  ========

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  Differences which give rise to a significant portion of deferred income taxes are as follows:

                                                 DECEMBER 31,        JUNE 30,
                                            ----------------------- -----------
                                               1997        1996        1998
                                            ----------- ----------- -----------
     DEFERRED INCOME TAX (ASSETS)
      LIABILITIES
       Depreciation and amortization....... $ 2,256,399 $ 2,393,302 $ 1,072,381
       Reserves and allowances.............   (269,491)   (294,300)   (132,534)
       Difference in basis of certain
        acquired assets....................   1,897,761   1,897,761         --
                                            ----------- ----------- -----------
                                            $ 3,884,669 $ 3,996,763 $   939,847
                                            =========== =========== ===========

  The differences between the income tax provision and the tax that would have resulted from applying federal statutory rates on income before taxes is primarily due to Equipment Supply being taxed as an S Corporation and High Reach being taxed as an S Corporation for the three months ended December 31, 1997.

  The effect of Rylan's conversion to an S Corporation in 1998 was for the Company to recognize a deferred income tax benefit of approximately $2.9 million.

11. RETIREMENT PLANS

  The Company participates in several defined contribution plans covering substantially all nonunion employees. The Plans allow matching contributions based on a percentage of the employees' contributions. The Company contributions for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997 amounted to $139,572, $96,931, $30,821,
$91,351 and $70,393, respectively.

  Additionally, the Company participates in a multi-employer plan that provides defined contributions to the Company's union employees. For collectively bargained, multi-employer pension plans, contributions are made in accordance with negotiated labor contracts and generally are based on the number of hours worked. With the passage of the Multi-Employer Pension Plan Amendments Act of 1980 (the "Act"), the Company may, under certain circumstances, become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, these liabilities are contingent upon the termination, withdrawal or partial withdrawal from the plans. Company contributions for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997 amounted to $96,737, $75,930, $62,372, $57,991 and $43,609, respectively.

  On January 1, 1998, the Company terminated its defined contribution plans for Equipment Supply, High Reach and Rylan and established a combined defined contribution plan covering substantially all nonunion employees. The plan allows employees to make voluntary contributions processed through payroll deductions.

12. COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS

  The Company leases various facilities under lease agreements, including those with related parties. Some of these leases require the Company to pay property taxes and other related costs.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

  Future minimum lease payments, by year, and in the aggregate for noncancelable operating leases, including those with related parties, with initial or remaining terms of one year or more are as follows at December 31, 1997:

                                   FACILITIES LEASES
     YEAR ENDED                  (SUBSTANTIALLY WITH   EQUIPMENT TOTAL OPERATING
     DECEMBER 31,                   RELATED PARTIES)      LEASES          LEASES
     ------------                ------------------- ----------- ---------------
     1998.......................     $ 2,120,949     $11,035,372   $13,156,321
     1999.......................       1,938,559      10,001,175    11,939,734
     2000.......................       1,921,804       7,768,161     9,689,965
     2001.......................       1,917,196       6,567,617     8,484,813
     2002.......................       1,912,170       4,870,393     6,782,563
     Thereafter.................         876,000             --        876,000
                                     -----------     -----------   -----------
                                     $10,686,678     $40,242,718   $50,929,396
                                     -----------     -----------   -----------


  Rent expense under noncancelable operating leases for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997 amounted to $10,210,657, $6,674,413, $1,179,277, $7,886,107 and
$2,405,348, respectively.

  The following related party transactions including rent expense is summarized as follows:

                                            YEAR ENDED         SIX MONTHS ENDED
                                           DECEMBER 31,            JUNE 30,
                                     ------------------------- -----------------
                                       1997     1996    1995     1998     1997
                                     -------- -------- ------- -------- --------
     Rent expense................... $963,600 $756,000 $18,168 $748,200 $515,500
     Other expense..................   79,190  109,173  58,689   80,100   59,300

  The Company has guaranteed a personal loan of the stockholders, which is included as a liability in the financial statements. The loan proceeds were used to purchase Rylan (see Note 9).

  From time to time, the Company is a defendant in various lawsuits incident to the ordinary course of business. It is not possible to determine with any precision the probable outcome or the amount of liability, if any, under these lawsuits; however, in the opinion of the Company and its counsel, the disposition of these lawsuits will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

13. FINANCIAL INSTRUMENTS

  The carrying amounts reported in the balance sheet for accounts receivable, accounts payable and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of debt approximates cost as interest rates approximate market.

14. SUPPLIER CONCENTRATION

  During 1997, two suppliers accounted for approximately 73% of total purchases and leased equipment costs. During 1996, three suppliers (of which two were the same in 1997) accounted for approximately 84% of total purchases and lease costs. During 1995, three suppliers (of which two were the same in 1996 and 1997) accounted for approximately 68% of total purchases and lease costs.

                   EQUIPMENT SUPPLY CO., INC. AND AFFILIATES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)


  During 1997, volume activities with one vendor generated approximately $2 million in marketing rebates. Such amount has been recorded as other income.

15. SUBSEQUENT EVENT

 Sale of Business Operations

  Subsequent to December 31, 1997, the Company sold its principal business operations, a substantial portion of its net assets and certain stock for approximately $225 million.

  Additionally, the Company anticipates paying approximately $1.5 million in bonuses to certain of its employees.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholder of Access Rentals, Inc.

  We have audited the accompanying consolidated balance sheet of Access Rentals, Inc., and subsidiary as of March 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended September 30, 1994 and 1995, and the six months ended March 31, 1996. We have also audited the combined balance sheet of Access Rentals, Inc., and subsidiary and affiliate as of March 31, 1997, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Access Rentals, Inc., and subsidiary and affiliate as of March 31, 1996 and 1997, and results of their operations and cash flows for the years ended September 30, 1994 and 1995, the six months ended March 31, 1996 and the year ended March 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Battaglia, Andrews & Moag, P.C.
Batavia, New York
January 22, 1998

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

                    CONSOLIDATED AND COMBINED BALANCE SHEETS

                                          MARCH 31,    MARCH 31,    DECEMBER
                                            1996         1997       31, 1997
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
                 ASSETS
                 ------
Cash.................................... $   284,228  $   399,196  $   362,817
Accounts receivable, net................   3,319,859    5,173,046    9,482,265
Unbilled receivables....................          --           --    1,075,209
Inventory...............................   2,013,125    1,835,687    2,511,326
Rental equipment, net...................  30,865,058   49,551,170   63,636,491
Property and equipment, net.............   2,625,564    4,599,576    5,386,167
Due from related party..................   1,121,814    1,860,102    2,071,971
Prepaid expenses and other assets.......   1,221,482    1,896,518    1,286,100
Deferred tax asset......................     458,908      937,585      576,730
Intangibles.............................          --    1,375,005    2,212,368
                                         -----------  -----------  -----------
    Total assets........................ $41,910,038  $67,627,885  $88,601,444
                                         ===========  ===========  ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
Liabilities:
  Accounts payable, accrued expenses and
   other liabilities.................... $ 3,128,407  $ 3,601,707  $ 7,160,756
  Deferred tax liability................   4,675,199    6,350,541    7,821,732
  Debt..................................  19,109,094   39,782,237   51,505,595
                                         -----------  -----------  -----------
    Total liabilities...................  26,912,700   49,734,485   66,488,083
Commitments and contingencies
Stockholders' equity:
  Common stock, $1 par value; 10,000
   shares authorized, 300, 300 and
   10,000 shares issued and outstanding
   for each respective year.............         300          300       10,000
  Additional paid-in capital............       4,500        4,500        4,500
  Note receivable from stockholder......    (420,040)    (515,606)  (1,105,994)
  Retained earnings.....................  15,426,922   18,411,049   23,278,389
  Equity adjustment for foreign currency
   translation..........................     (14,344)      (6,843)     (73,534)
                                         -----------  -----------  -----------
    Total stockholders' equity..........  14,997,338   17,893,400   22,113,361
                                         -----------  -----------  -----------
    Total liabilities and stockholders'
     equity............................. $41,910,038  $67,627,885  $88,601,444
                                         ===========  ===========  ===========

                            See accompanying notes.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

                 CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

                                YEAR ENDED          SIX MONTHS                   NINE MONTHS ENDED
                               SEPTEMBER 30,           ENDED     YEAR ENDED        DECEMBER 31,
                          ------------------------   MARCH 31,    MARCH 31,   ------------------------
                             1994         1995         1996         1997         1996         1997
                          -----------  -----------  -----------  -----------  -----------  -----------
                                                                              (UNAUDITED)  (UNAUDITED)
Revenues:
 Equipment rentals......  $15,804,754  $18,382,243  $10,405,814  $30,615,602  $21,391,478  $33,092,299
 Sales of equipment and
  parts.................    4,731,889    9,426,936    3,629,373    8,963,128    9,279,272   10,258,882
                          -----------  -----------  -----------  -----------  -----------  -----------
 Total revenues.........   20,536,643   27,809,179   14,035,187   39,578,730   30,670,750   43,351,181
Cost of revenues:
 Cost of rentals exclud-
  ing depreciation......    4,867,059    6,129,103    3,870,961    9,937,663    7,341,151    9,819,143
 Depreciation, equipment
  rentals...............    2,825,381    3,405,797    2,139,726    6,509,012    4,701,737    6,672,741
 Cost of equipment and
  parts.................    3,468,073    7,115,826    2,703,494    6,494,156    5,200,774    7,568,450
                          -----------  -----------  -----------  -----------  -----------  -----------
 Total cost of reve-
  nues..................   11,160,513   16,650,726    8,714,181   22,940,831   17,243,662   24,060,334
                          -----------  -----------  -----------  -----------  -----------  -----------
Gross profit............    9,376,130   11,158,453    5,321,006   16,637,899   13,427,088   19,290,847
Selling, general and ad-
 ministrative expenses..    4,414,362    5,394,286    2,329,997    8,747,215    6,261,115    7,953,627
Non-rental deprecia-
 tion...................      489,084      532,659      283,206      946,382      658,899    1,067,156
                          -----------  -----------  -----------  -----------  -----------  -----------
 Operating income.......    4,472,684    5,231,508    2,707,803    6,944,302    6,507,074   10,270,064
Interest expense........      673,532    1,147,616      682,394    2,604,066    1,821,607    2,918,100
Other (income), net.....     (220,289)    (250,421)    (295,443)    (605,215)    (363,828)    (567,759)
                          -----------  -----------  -----------  -----------  -----------  -----------
 Income before provision
  for income taxes and
  cumulative effect of
  change in accounting
  principle.............    4,019,441    4,334,313    2,320,852    4,945,451    5,049,295    7,919,723
Provision for income
 taxes..................    1,661,994    1,819,455    1,122,851    1,786,724    2,016,066    2,974,033
                          -----------  -----------  -----------  -----------  -----------  -----------
 Income before cumula-
  tive effect of change
  in accounting princi-
  ple...................    2,357,447    2,514,858    1,198,001    3,158,727    3,033,229    4,945,690
Cumulative effect of
 change in method of
 accounting for taxes...       46,325           --           --           --           --           --
                          -----------  -----------  -----------  -----------  -----------  -----------
 Net income.............  $ 2,403,772  $ 2,514,858  $ 1,198,001  $ 3,158,727  $ 3,033,229  $ 4,945,690
                          ===========  ===========  ===========  ===========  ===========  ===========


                            See accompanying notes.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

          CONSOLIDATED AND COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                                        NOTE
                           COMMON STOCK   ADDITIONAL RECEIVABLE                             FOREIGN
                          --------------   PAID-IN      FROM      TREASURY    RETAINED     CURRENCY
                          SHARES AMOUNT    CAPITAL   STOCKHOLDER    STOCK     EARNINGS    TRANSLATION
                          ------ -------  ---------- -----------  ---------  -----------  -----------
Balance at October 1,
 1993...................       6 $ 4,800    $   --   $  (128,069) $(200,000) $ 9,775,310   $     --
 Prior period adjust-
  ment..................                                                        (265,019)
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance, October 1, as
 restated...............       6   4,800        --      (128,069)  (200,000)   9,510,291         --
 Retroactive retirement
  of treasury stock.....                                            200,000     (200,000)
 Retroactive effect of
  stock split...........     294  (4,500)    4,500
 Advances on note
  receivable from
  stockholder, net......                                (199,179)
 Net income.............                                                       2,403,772
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at September 30,
 1994...................     300     300     4,500      (327,248)        --   11,714,063         --
 Advances on note
  receivable from
  stockholder, net......                                 (44,180)
 Net income.............                                                       2,514,858     (5,557)
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at September 30,
 1995...................     300     300     4,500      (371,428)        --   14,228,921     (5,557)
 Advances on note
  receivable from
  stockholder, net......                                 (48,612)
 Net income.............                                                       1,198,001     (8,787)
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at March 31,
 1996...................     300     300     4,500      (420,040)        --   15,426,922    (14,344)
 Advances on note
  receivable from
  stockholder, net......                                (105,566)
 Affiliate owner contri-
  butions...............                                  10,000
 Affiliate owner distri-
  butions...............                                                        (174,600)
 Net income.............                                                       3,158,727      7,501
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at March 31,
 1997...................     300     300     4,500      (515,606)        --   18,411,049     (6,843)
 Issuance of common
  stock (unaudited).....   9,700   9,700                                          (9,700)
 Advances on note
  receivable from
  stockholder, net
  (unaudited)...........                                (590,388)
 Affiliate owner
  distributions
  (unaudited)...........                                                         (68,650)
 Net income
  (unaudited)...........                                                       4,945,690    (66,691)
                          ------ -------    ------   -----------  ---------  -----------   --------
Balance at December 31,
 1997 (unaudited).......  10,000 $10,000    $4,500   $(1,105,994) $      --  $23,278,389   $(73,534)
                          ====== =======    ======   ===========  =========  ===========   ========


                            See accompanying notes.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

                                YEAR ENDED                                         NINE MONTHS ENDED
                               SEPTEMBER 30,        SIX MONTHS    YEAR ENDED         DECEMBER 31,
                          ------------------------  ENDED MARCH   MARCH 31,    --------------------------
                             1994         1995       31, 1996        1997          1996          1997
                          -----------  -----------  -----------  ------------  ------------  ------------
                                                                               (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
 Net income.............  $ 2,403,772  $ 2,514,858  $ 1,198,001  $  3,158,727  $  3,033,229  $  4,945,690
 Adjustments to recon-
  cile net income to net
  cash provided by oper-
  ating activities:
 Depreciation and amor-
  tization..............    3,314,465    3,938,456    2,422,932     7,583,689     5,446,164     7,898,802
 Deferred income tax-
  es....................      672,080      676,782      667,412     1,151,456     1,048,873     1,835,040
 Gain on sales of
  equipment.............     (778,327)  (1,274,170)    (533,974)   (1,543,192)   (1,064,927)   (1,767,358)
 Cumulative effect of
  change in method of
  accounting for income
  taxes.................      (46,325)          --           --            --            --            --
 Change in assets and
  liabilities:
  Increase (decrease)
   in:
   Accounts receivable,
    net.................   (1,163,341)     (43,024)     670,789    (1,853,187)   (3,004,185)   (4,309,219)
   Unbilled
    receivables.........           --           --           --            --            --    (1,075,209)
   Inventory............      (91,367)    (357,333)    (741,329)      177,438      (393,457)     (675,639)
   Prepaid expenses and
    other assets........     (740,966)     (92,290)     179,547      (584,753)      111,402       560,606
  Increase (decrease)
   in:
   Accounts payable,
    accrued expenses and
    other liabilities...      213,105      949,842      402,186       473,300       129,992     3,559,049
                          -----------  -----------  -----------  ------------  ------------  ------------
    Total adjustments...    1,379,324    3,798,263    3,067,563     5,404,751     2,273,862     6,026,072
    Net cash provided by
     operating
     activities.........    3,783,096    6,313,121    4,265,564     8,563,478     5,307,091    10,971,762
CASH FLOWS FROM INVEST-
 ING ACTIVITIES:
 Proceeds from the sale
  of property and equip-
  ment..................    2,715,240    4,498,860    3,511,441     5,223,214     3,662,918     6,076,640
 Purchase of property
  and equipment.........   (2,497,803)  (4,978,090)  (3,789,714)   (3,146,679)     (333,516)   (5,572,825)
 Advances on loan re-
  ceivable--stockhold-
  er....................     (304,436)    (248,462)     (99,555)     (389,594)     (293,310)     (697,153)
 Repayments on loan re-
  ceivable--stockhold-
  er....................      105,257      204,282       50,943       284,028       158,829       106,765
 Advances on loan re-
  ceivable--related par-
  ty....................      (13,000)          --     (531,466)     (759,690)     (358,798)     (246,543)
 Repayments on loan re-
  ceivable--related par-
  ty....................       10,174        7,128        3,673        21,402        15,401        34,674
 Advances on note re-
  ceivable..............           --      (48,322)          --       (77,851)           --            --
 Repayments on note re-
  ceivable..............     (126,668)       3,283        2,554         6,255         4,632        31,128
 Acquisition of subsidi-
  ary...................           --     (866,700)          --            --            --            --
 Payments for intangi-
  bles..................           --           --           --    (1,521,984)   (1,521,984)     (977,583)
                          -----------  -----------  -----------  ------------  ------------  ------------
   Net cash provided by
    (used by) investing
    activities..........     (111,236)  (1,428,021)    (852,124)     (360,899)    1,334,172    (1,244,897)
CASH FLOWS FROM FINANC-
 ING ACTIVITIES:
 Affiliate owner distri-
  butions...............           --           --           --      (174,600)           --       (68,650)
 Affiliate owner contri-
  butions...............           --           --           --        10,000        10,000            --
 Borrowings on debt ob-
  ligations.............      161,297      736,330    2,083,097    23,048,203    16,018,625    22,959,059
 Principal payments on
  debt obligations......   (3,932,202)  (5,601,158)  (5,234,451)  (30,978,715)  (22,599,866)  (32,586,962)
                          -----------  -----------  -----------  ------------  ------------  ------------
   Net cash used by fi-
    nancing activities..   (3,770,905)  (4,864,828)  (3,151,354)   (8,095,112)   (6,571,241)   (9,696,553)
Equity translation......           --       (5,557)      (8,787)        7,501         7,569       (66,691)
                          -----------  -----------  -----------  ------------  ------------  ------------
Net increase (decrease)
 in cash................      (99,045)      14,715      253,299       114,968        77,591       (36,379)
CASH--BEGINNING OF PERI-
 OD.....................      115,259       16,214       30,929       284,228       284,228       399,196
                          -----------  -----------  -----------  ------------  ------------  ------------
CASH--END OF PERIOD.....  $    16,214  $    30,929  $   284,228  $    399,196  $    361,819  $    362,817
                          ===========  ===========  ===========  ============  ============  ============

                            See accompanying notes.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

                         NOTES TO FINANCIAL STATEMENTS

  FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1995, AND AS OF AND FOR THE SIX
                                 MONTHS ENDED
        MARCH 31, 1996 AND AS OF AND FOR THE YEAR ENDED MARCH 31, 1997
    (THE INFORMATION AS OF DECEMBER 31, 1997 AND FOR THE NINE MONTHS ENDED
                   DECEMBER 31, 1996 AND 1997 IS UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION AND COMBINATION

  The accompanying financial statements include the financial statements of Access Rentals, Inc. (the "Parent"), Access Lift Equipment, Inc. (the "Subsidiary") which was acquired in February 1995 and Reinhart Leasing LLC (the "Affiliate"). The Affiliate, which has common ownership to the Parent, was formed on June 26, 1996.

  The accompanying financial statements include the financial statements of the Parent for the years ended September 30, 1994 and 1995, as of and for the six months ended March 31, 1996, as of and for the year ended March 31, 1997 and as of December 31, 1997 and for the nine months ended December 31, 1996 and 1997 and the financial statements of the Subsidiary for the seven months ended September 30, 1995, as of and for the three months ended December 31, 1995 (included in the financial statements for the six months ended March 31, 1996), as of and for the year ended December 31, 1996 (included in the financial statements for the year ended March 31, 1997) and the nine months ended December 31, 1996 and 1997. The consolidated financial statements have been combined with the financial statements of the Affiliate for the six months ended December 31, 1996 (included in the financial statements for the nine months ended December 31, 1996) as of and for the nine months ended March 31, 1997 and as of and for the nine months ended December 31, 1997. All material intercompany transactions and balances have been eliminated in consolidation and combination.

BUSINESS

  Access Rentals, Inc. and Subsidiary (the Company) rents, sells and repairs aerial personnel lift equipment primarily to companies in the manufacturing and construction industries. Sales and rentals primarily occur in areas where the Company maintains offices, such as the states of New York, Minnesota, Tennessee, Indiana, New Jersey, Pennsylvania, Connecticut, South Carolina, Florida, Washington and in and around Toronto, Canada. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

  Reinhart Leasing, LLC rents and sells aerial personnel lift equipment solely to Access Rentals, Inc.

INTERIM FINANCIAL STATEMENTS

  The accompanying balance sheet at December 31, 1997, and the statements of income, stockholders' equity and cash flows for the nine month periods ended December 31, 1996 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

ACCOUNTS RECEIVABLE

  It is the Company's policy to present accounts receivable net of an allowance for uncollectible accounts. At March 31, 1996 and 1997 and December 31, 1997, the balance of the allowance for uncollectible accounts amounted to $103,028, $228,885 and $380,000, respectively.

INVENTORY

  Inventory consists of equipment and vehicles purchased for resale and equipment parts purchased for repairs and resale. Equipment is valued at the lower of cost or market, based on specific identification, and parts are valued using the average cost method.

  Inventory amounted to:

                                                    MARCH 31,
                                             -----------------------  DECEMBER
                                                1996        1997      31, 1997
                                             ----------- ----------- -----------
                                                                     (UNAUDITED)
      Equipment for resale.................. $ 1,371,741 $   368,723 $   842,295
      Parts.................................     641,384   1,466,964   1,669,031
                                             ----------- ----------- -----------
        Total............................... $ 2,013,125 $ 1,835,687 $ 2,511,326
                                             =========== =========== ===========

RENTAL EQUIPMENT

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated six-year useful life with a 10% salvage value.

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost and is being depreciated using the straight-line and declining balance methods over the estimated useful lives of the respective assets.

  The cost of normal maintenance and repairs is charged to expense as incurred, whereas expenditures which materially extend property lives are capitalized. When depreciable property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

RENTAL REVENUE

  Rental revenue is recorded as earned under the operating method.

ADVERTISING COSTS

  The Company advertises primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expenses amounted to approximately $7,706, $11,349, $6,717, $10,395, $6,454 and $26,982, for the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997, respectively.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

OTHER ASSETS/AMORTIZATION

  During the year ended March 31, 1997 and the nine months ended December 31, 1997, the Company acquired assets of two companies. The acquisitions resulted in goodwill and covenants not-to-compete amounting to approximately $1,777,500 and $700,000, respectively, which are being amortized using the straight-line method over 15 years and 5 years, respectively. Total amortization expense amounted to $128,295, $85,528 and $158,905 for the year ended March 31, 1997 and the nine months ended December 31, 1996 and 1997, respectively.

INCOME TAXES

  The provision for income tax is based on earnings reported for financial statement purposes, adjusted for transactions that do not enter into the computation of income taxes payable. The Parent, Subsidiary and Affiliate file separate tax returns. The Parent files tax returns in the United States and the Subsidiary files tax returns in Canada. The Affiliate is a limited liability company taxed as a partnership; therefore the members are taxed individually on the income of the Affiliate and a provision for taxes has not been made in the financial statements.

CONCENTRATION OF CREDIT RISK

  Credit is granted to substantially all of the Parent's customers throughout the United States and the Subsidiary's customers throughout Canada. Management feels that adequate reserves for potential credit losses are maintained.

FOREIGN CURRENCY TRANSLATION

  The Company conducts business through a subsidiary located in Canada. The Company regards the local currency of the subsidiary to be its functional currency; consequently, translation gains and losses of the foreign subsidiary are accumulated and reported as a separate component of stockholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on the transactions denominated in a currency other than the local functional currency are included in the results of operations.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. This affects the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

NOTE 2--RENTAL EQUIPMENT

RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following:

                                                   MARCH 31,
                                            -----------------------  DECEMBER
                                               1996        1997      31, 1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
Rental equipment........................... $43,896,291 $66,007,890 $84,098,558
Less accumulated depreciation..............  13,031,233  16,456,720  20,462,067
                                            ----------- ----------- -----------
Rental equipment, net...................... $30,865,058 $49,551,170 $63,636,491
                                            =========== =========== ===========

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

PROPERTY AND EQUIPMENT

  Property and equipment and related accumulated depreciation consisted of the following:

                                                    MARCH 31,
                                              --------------------- DECEMBER 31,
                                                 1996       1997        1997
                                              ---------- ---------- ------------
                                                                    (UNAUDITED)
Land......................................... $  182,969 $  182,969  $  182,969
Buildings and improvements...................    949,741  1,346,619   1,779,975
Office and shop equipment....................    833,209  1,341,605   1,387,020
Transportation equipment.....................  2,573,492  4,425,156   5,393,695
Less accumulated depreciation................  1,913,847  2,696,773   3,357,492
                                              ---------- ----------  ----------
Property and equipment, net.................. $2,625,564 $4,599,576  $5,386,167
                                              ========== ==========  ==========

NOTE 3--NET INVESTMENT IN SALES-TYPE LEASES

  The Company leases some of its rental equipment to customers under sales-type leases. The following summarizes the net investment in sales-type leases which are included in prepaid and other assets on the balance sheet:

                                                     MARCH 31,
                                                ------------------- DECEMBER 31,
                                                  1996      1997        1997
                                                --------- --------- ------------
                                                                    (UNAUDITED)
Total minimum lease payments to be received.... $ 418,679 $ 573,127  $ 716,961
Less unearned interest income..................    26,950    38,773     39,627
                                                --------- ---------  ---------
Net investment in sales-type leases............ $ 391,729 $ 534,354  $ 677,334
                                                ========= =========  =========

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

NOTE 4--DEBT

  Debt consists of the following:

                                                  MARCH 31,
                                           ----------------------- DECEMBER 31,
                                              1996        1997         1997
                                           ----------- ----------- ------------
                                                                   (UNAUDITED)
Lines-of-credit..........................  $ 2,130,195 $ 3,788,341 $ 3,828,370
Present value of capital lease obliga-
 tions...................................    3,436,191   8,465,249  16,104,886
Various installment obligations
 collateralized by rental and
 transportation equipment. These notes
 bear interest ranging from 6%-9.8%, with
 repayment periods ranging from two to
 five years..............................   12,030,127  18,913,002  23,965,117
Term loan payable to a bank, monthly
 payments of $50,500 including interest
 at 7.84%, maturing July, 2006.
 Collateralized by rental equipment......      270,413   2,217,572   1,887,211
Term loan payable to a bank, requiring
 monthly principle payments of $79,511,
 plus interest at the prime rate plus
 1.75%, or the sum of the LIBOR on the
 request day plus 1.75% (7.3125% at
 March 31, 1997), maturing July 2002. The
 loan is collateralized by rental
 equipment of the Affiliate..............           --   5,088,735   4,325,469
Term loan payable to a bank, quarterly
 principal payments of $46,021, plus
 interest at 6%, maturing July 1999.
 Collateralized by rental equipment of
 the Parent..............................      598,268     414,186     276,124
Subsidiary revolving term loan payable to
 a bank, monthly principal payments
 totaling Canadian $39,455, plus interest
 at Canadian prime rate plus 0.5%, (5.25%
 at March 31, 1997), maturing June 2000.
 Collateralized by equipment of
 Subsidiary and guaranteed by the
 Parent..................................      608,502     878,339   1,116,680
Mortgage payable to third-party lender,
 monthly payments of $1,750 including
 interest at 9%, maturing January 1998.
 Collateralized by real property at 45
 Center Street, Batavia, New York........       35,398      16,813       1,738
                                           ----------- ----------- -----------
    Total debt...........................  $19,109,094 $39,782,237 $51,505,595
                                           =========== =========== ===========

BANK LINES-OF-CREDIT

  The Parent has revolving bank lines-of-credit amounting to $5,000,000 (increased to $6,000,000 on September 1, 1997), which are payable on demand, with interest due monthly at rates varying from 7.50% to 8.00% as of March 31, 1997. The agreements are collateralized by equipment and receivables of the Parent. The outstanding balance on these lines-of-credit agreements amounted to $3,788,341 at March 31, 1997.

  The Parent also has revolving term lines-of-credit available from various lending institutions which aggregate $63,700,000 as of March 31, 1997. The Company pays interest on the outstanding balances of these agreements at rates which ranged from 6.65% to 9.8% at March 31, 1997.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

  The Subsidiary has a $500,000 (Canadian denomination) revolving line-of-credit available for operating cash requirements and a $2,400,000 (Canadian denomination) term line-of-credit available to finance up to 75% of the cost of equipment acquisitions. The operating line-of-credit is payable on demand, with interest due monthly at the Canadian prime rate of interest plus 0.25%, (5.00% at March 31, 1997). There was not an outstanding balance on the operating line-of-credit agreement as of March 31, 1997. Advances on the equipment line-of-credit are payable over 36 or 48 months, with interest due monthly at Canadian prime plus 0.50%, (5.25% at March 31, 1997). The outstanding balance on the equipment line-of-credit agreement was $878,339 (United States denomination) as of March 31, 1997. The line-of-credit agreements are collateralized by accounts receivable and personal property of the Subsidiary and are guaranteed by the Parent.

  Current maturities of long-term debt for each of the five years subsequent to March 31, 1997 are as follows:

                                                           CAPITAL
                                                DEBT        LEASE
                                             OBLIGATIONS OBLIGATIONS TOTAL DEBT
                                             ----------- ----------- -----------
      1998.................................. $12,274,967 $2,283,984  $14,558,951
      1999..................................   7,097,078  2,168,855    9,265,933
      2000..................................   5,099,954  1,869,131    6,969,085
      2001..................................   3,002,236  1,379,399    4,381,635
      2002..................................   1,811,547    896,077    2,707,624
      Thereafter............................   2,031,206  1,492,772    3,523,978
                                             ----------- ----------  -----------
      Total payments........................  31,316,988 10,090,218   41,407,206
      Less interest amount..................          --  1,624,969    1,624,969
                                             ----------- ----------  -----------
        Total debt.......................... $31,316,988 $8,465,249  $39,782,237
                                             =========== ==========  ===========

CAPITAL LEASE OBLIGATIONS

  The Company and Affiliate lease rental equipment under various agreements classified as capital leases based on the provisions of Statement of Financial Accounting Standards No. 13. The economic substance of the leases is that the Company is financing the acquisition of the equipment through the leases and, accordingly, they are recorded in the Company's assets and liabilities. These assets are stated on the balance sheet at their capitalized cost, less accumulated depreciation, of $4,115,887, $9,091,782 and $16,275,311 as of
March 31, 1996 and 1997 and December 31, 1997, respectively.

NOTE 5--OPERATING LEASES

  The Company leases building, shop and office space, and rental equipment under various long-term and short-term operating lease agreements. Rent expense under the agreements for the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997 amounted to $328,892, $334,504, $174,189,
$825,229, $758,883 and $1,086,219, respectively.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

  The total future minimum rental payments required for noncancellable operating leases as of March 31, 1997 are as follows:

      1998........................................................... $  513,782
      1999...........................................................    342,859
      2000...........................................................    363,925
      2001...........................................................    267,697
      2002...........................................................    410,846
      Thereafter.....................................................     80,785
                                                                      ----------
          Total...................................................... $1,979,894
                                                                      ==========

NOTE 6--PROVISIONS FOR INCOME TAXES

  The Company has provided for income tax based on consolidated net income. Income tax expense is allocated to the Parent and Subsidiary based on the tax liability and expense relating to the respective taxing authorities.

  The provision for income taxes, calculated according to SFAS No. 109, "Accounting for Income Taxes", amounted to:

                              YEAR ENDED       SIX MONTHS                 NINE MONTHS ENDED
                             SEPTEMBER 30,        ENDED    YEAR ENDED       DECEMBER 31,
                         ---------------------  MARCH 31,   MARCH 31,  -----------------------
                            1994       1995       1996        1997        1996        1997
                         ---------- ---------- ----------- ----------- ----------- -----------
                                                                       (UNAUDITED) (UNAUDITED)
Current:
  Federal income tax.... $  651,914 $  844,075 $   336,022 $   495,887 $  699,193  $   835,885
  State income tax......    338,000    296,054     114,774      93,415    268,000      301,000
Canadian business tax...        --       2,544       4,643      45,966        --         2,108
                         ---------- ---------- ----------- ----------- ----------  -----------
    Total current.......    989,914  1,142,673     455,439     635,268    967,193    1,138,993
Deferred:
  Federal income tax....    577,859    455,576     336,121     866,666    849,733    1,320,725
  State income tax......     94,221     89,206     268,291     194,174     64,000      378,575
Canadian business tax...        --     132,000      63,000      90,616    135,140      135,740
                         ---------- ---------- ----------- ----------- ----------  -----------
    Total deferred......    672,080    676,782     667,412   1,151,456  1,048,873    1,835,040
                         ---------- ---------- ----------- ----------- ----------  -----------
    Total provision for
     income taxes....... $1,661,994 $1,819,455 $ 1,122,851 $ 1,786,724 $2,016,066  $ 2,974,033
                         ========== ========== =========== =========== ==========  ===========

  Deferred taxes are recorded based on differences between the financial statement and tax basis of assets and liabilities. Temporary differences which give rise to a significant portion of deferred tax assets and liabilities were the result of book and tax depreciation and revenue recognition timing differences, allowance for uncollectible accounts, net operating loss carryforwards of the Subsidiary and certain tax credits.

  The Subsidiary has remaining Canadian net operating loss (NOL) carryforwards of approximately $415,000 as of March 31, 1997 and December 31, 1997. The NOL carryforwards begin to expire in 1998 and will be completely expired in 2001.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

  Application of statutory tax rates to combined pretax income will not be representative of the provision for income taxes. As previously disclosed, the income of the Affiliate is taxed individually at the member level.

NOTE 7--RELATED PARTY TRANSACTIONS

  Officer Loan--The chief executive officer and a stockholder maintains a floating loan with the Company. This loan is charged when personal expenditures are paid by the Company on behalf of the officer. A loan agreement exists between the parties, in which the Company charges interest of 8.5% on the average outstanding balance. The terms provide for the officer to make regular, periodic payments to reduce the outstanding balance. The balance outstanding at March 31, 1996 and 1997 and December 31, 1997 amounted to $420,040, $515,606 and $1,105,994, respectively. The amounts at March 31, 1997 and December 31, 1997 have been reduced in combination by the Affiliate's capital account.

  Loan Receivable--The Company has a loan receivable which represents cash advances made to companies owned by an employee and the stockholders. The Company charges interest on these loans at an annual rate of 8%. The balance outstanding at March 31, 1996 and 1997 and December 31, 1997 amounted to $1,121,814, $1,860,102 and $2,071,971, respectively.

  Operating Lease Agreement--The Company leases shop, warehouse space and aircraft from companies owned by an employee and the stockholders. The Company also leases rental equipment from the Affiliate, the effect of which has been eliminated in the combination of the financial statements. The leases are on a month to month basis and require monthly payments of $41,000 for the shop and warehouse space and $250,000 ($325,000 as of September 1, 1997) for rental equipment. The terms of the equipment lease with the Affiliate were modified during the nine months ended December 1997.

  Sale/Leaseback of Property--On March 31, 1996, the Company sold four buildings to a company owned by the stockholders for $1,725,000. Management estimated that the market value of the property approximated the net book value. The property is provided for in the operating lease, as disclosed above.

NOTE 8--CASH FLOW DISCLOSURE INFORMATION

  For the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997, total interest paid amounted to $660,902, $1,132,222, $676,546,
$2,005,464, $1,447,752 and $2,120,907, respectively.

  For the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997, total taxes paid amounted to $887,760, $1,516,861, $584,371, $1,045,652,
$791,179 and $298,321, respectively.

  During the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997, and nine months ended December 31, 1996 and 1997, the Company and Affiliate purchased $7,368,661, $7,127,810, $7,968,504, $28,603,655, $27,336,255 and $21,237,266, respectively, of equipment which was financed.

NOTE 9--RETIREMENT PLANS

  The Parent maintains a defined contribution retirement plan for non-union employees. The plan qualifies as a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Company contributions are based on a 100% match of the employees' elective deferral up to 4%.

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

  The Parent also contributes to defined benefit pension plans for employees covered under six union contracts, Locals #15C, #103, #138, #542C, #825 and #832 of the International Union of Operating Engineers. A full description of the membership, benefits and employer and employee obligations to contribute to these plans are described in the Summary Plan Description and Annual Reports of the plans.

  The actuarial information needed to determine the liabilities and provide the current disclosure information necessary under FASB No. 87 was unavailable. Consequently, the financial statements for the years ended September 30, 1994 and 1995, six months ended March 31, 1996, year ended March 31, 1997 and nine months ended December 1996 and 1997, do not reflect the financial position, results of operations and expanded disclosures in accordance with FASB No. 87.

  The Subsidiary maintains a non-contributory pension plan, whereby the Subsidiary contributes 4% of employee compensation to the plan. In addition, the Subsidiary will contribute a 100% match of the employees' elective deferral up to a maximum of 2%.

  The cost of the plans for the years ended September 30, 1994 and 1995, six months ended March 31, 1996, the year ended March 31, 1997, and the nine months ended December 31, 1996 and 1997, amounted to approximately $151,669, $192,541, $110,857, $329,712, $149,568 and $162,150, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

  Access Rentals, Inc. (Parent) guarantees debt obligations of the Subsidiary, Access Lift Equipment, Inc., the Affiliate, Reinhart Leasing, LLC, and another related company owned by the stockholders.

  At December 31, 1997, the Company had outstanding purchase orders for equipment in the amount of $4,240,564.

NOTE 11--CHANGE IN METHOD OF ACCOUNTING AND PRIOR YEAR ADJUSTMENT

  The accompanying consolidated financial statements for the fiscal year ended September 30, 1994 have been retroactively restated as a result of management's change in method of accounting for rental income. In years prior to the change, the Company recorded revenue for the entire rental period of a contract upon billing. The change in accounting policy removes the portion of rental billings pertaining to periods subsequent to the reporting period. The effect of the restatement resulted in a $265,019 decrease to retained earnings at September 30, 1993.

  A restatement of the September 30, 1994 consolidated statement of income is summarized as follows:

                                                             AS
                                                         PREVIOUSLY
                                                          REPORTED   AS RESTATED
                                                         ----------- -----------
Rental income..........................................  $14,730,347 $15,804,754
Income before taxes and cumulative effect of change in
 accounting principle..................................    4,127,869   4,019,441
Provision for income taxes.............................    1,715,048   1,661,994
Income before cumulative effect of change in accounting
 principle.............................................    2,412,821   2,357,447
Cumulative effect of change in method of accounting for
 income taxes..........................................       46,325      46,325
Net income.............................................  $ 2,459,146 $ 2,403,772

               ACCESS RENTALS, INC. AND SUBSIDIARY AND AFFILIATE

NOTE 12--ACQUISITION OF SUBSIDIARY

  Effective February 26, 1995, the Company acquired 100% of the outstanding common stock of Access Lift Equipment, Inc., formerly Upright of Canada, Inc., for approximately $920,000.

  The acquisition, accounted for in accordance with Accounting Principles Board (APB) Opinion No. 16--Business Combinations, using the purchase method of accounting, has resulted in the inclusion of the operating results of the Subsidiary, from the date of acquisition, in the financial statements of the Company.

NOTE 13--STOCKHOLDERS' EQUITY

  On December 30, 1997, Access Rentals, Inc. (Parent) retired 6 shares of treasury stock then issued its remaining 194 common shares with no par value.

  Also, on December 30, 1997, Access Rentals, Inc. (Parent) amended its certificate of incorporation to increase the number of authorized shares from 200 common with no par value to 100 Class A Voting common shares with a par value of $1 and 9,900 Class B Non-voting common shares with a par value of $1, effecting a stock split of 50 shares of new stock for each share of stock.

  The retirement of treasury stock and the stock split were given retroactive effect in the accompanying financial statements.

  At December 31, 1997 the following common stock shares were authorized, issued and outstanding:

      Class A Voting, $1 par value.......................................    100
      Class B Non-voting, $1 par value...................................  9,900
                                                                          ------
          Total shares................................................... 10,000
                                                                          ======

NOTE 14--SUBSEQUENT EVENTS

  On September 1, 1997, the Company and Affiliate acquired certain assets of a company engaged in primarily the same business as Access Rentals, Inc., with operations in Florida. The purchase price, including the covenant not-to-compete, amounted to approximately $4,988,850, for which the same amount of debt was incurred.

  During January 1998, the Company sold all real estate owned by the Company to a related party company. The sales price was determined based upon appraisals and approximated $605,000.

  On January 21, 1998, the Company, Affiliate and stockholders entered into a stock purchase agreement with United Rentals, Inc. (URI). Under the terms of the stock purchase agreement, URI purchased all of the issued and outstanding capital stock of the Company and substantially all of the assets of the Affiliate. Also, as part of the transaction all of the stock of Access Lift Equipment, Inc. (Subsidiary) was sold by Access Rentals, Inc., to United Rentals of Canada, Inc., a wholly-owned subsidiary of URI.

NOTE 15--RECLASSIFICATIONS

  Certain reclassifications have been made to previously issued financial statements in order to conform them to current classifications.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Directors of
Rental Tools & Equipment Co.
International, Inc.

  In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Rental Tools & Equipment Co. International, Inc. at June 30, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Falls Church, Virginia
August 12, 1998

                RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

                                 BALANCE SHEETS

                                                       JUNE 30,     JUNE 30,
                                                         1997         1998
                                                      -----------  -----------
                       ASSETS
CURRENT ASSETS
  Cash............................................... $   332,380  $   572,929
  Accounts receivable, net...........................   6,054,243    8,239,177
  Prepaid expenses and other.........................     597,483      667,111
                                                      -----------  -----------
    Total current assets.............................   6,984,106    9,479,217
                                                      -----------  -----------
RENTAL EQUIPMENT, at cost............................  97,349,866  104,851,657
  Less accumulated depreciation...................... (61,574,737) (64,361,003)
                                                      -----------  -----------
  Rental equipment, net..............................  35,775,129   40,490,654
                                                      -----------  -----------
PROPERTY, PLANT AND EQUIPMENT, net...................  15,069,797   20,405,786
                                                      -----------  -----------
OTHER NON-CURRENT ASSETS.............................     605,482    1,337,026
                                                      -----------  -----------
TOTAL ASSETS......................................... $58,434,514  $71,712,683
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable................................... $ 3,228,502  $ 8,206,466
  Notes and mortgages payable........................  12,771,181      506,206
  Short-term borrowings..............................     565,162
  Unearned revenue...................................     586,930      634,584
                                                      -----------  -----------
    Total current liabilities........................  17,151,775    9,347,256
                                                      -----------  -----------
LONG-TERM LIABILITIES
  Notes and mortgages payable........................  24,560,157   42,494,588
  Other non-current liabilities......................     445,902      387,226
                                                      -----------  -----------
    Total long-term liabilities......................  25,006,059   42,881,814
                                                      -----------  -----------
    Total liabilities................................  42,157,834   52,229,070
                                                      -----------  -----------
STOCKHOLDERS' EQUITY
  Common stock; no par value; 1,500 shares
   authorized; 1,139 shares issued at June 30, 1997,
   1,167 shares issued at June 30, 1998, 951 shares
   outstanding at June 30, 1997, 979 shares
   outstanding at June 30, 1998......................     821,287    1,306,490
  Common stock; no par value; non-voting; 30,000
   shares authorized; no shares issued or outstanding
   at June 30, 1997 and June 30, 1998................
  Less treasury stock; at cost; 188 shares at June
   30, 1997 and 1998.................................  (1,201,063)  (1,201,063)
  Retained earnings..................................  16,656,456   19,378,186
                                                      -----------  -----------
    Total stockholders' equity.......................  16,276,680   19,483,613
                                                      -----------  -----------
COMMITMENTS AND CONTINGENCIES (Note 9)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........... $58,434,514  $71,712,683
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

                            STATEMENTS OF OPERATIONS

                                                     YEAR ENDED JUNE 30,
                                             -----------------------------------
                                                1996        1997        1998
                                             ----------- ----------- -----------
Revenues:
  Equipment rentals........................  $42,689,093 $46,395,441 $49,040,192
  Other, net...............................      399,681     632,270   1,876,539
                                             ----------- ----------- -----------
    Total revenues.........................   43,088,774  47,027,711  50,916,731
Cost of revenues:
  Cost of equipment rentals................   18,891,454  19,761,457  19,993,727
  Rental equipment depreciation............    8,785,129  10,240,691  13,028,771
                                             ----------- ----------- -----------
    Total cost of revenues.................   27,676,583  30,002,148  33,022,498
Gross Profit...............................   15,412,191  17,025,563  17,894,233
Selling, general & administrative expense..    9,187,120  10,759,245  11,969,787
Depreciation and amortization..............    1,618,250   1,961,995   2,132,221
                                             ----------- ----------- -----------
Operating income...........................    4,606,821   4,304,323   3,792,225
Gain on sale of division...................                            3,643,921
Interest expense, net......................    2,416,111   2,573,450   3,284,181
                                             ----------- ----------- -----------
Net income.................................  $ 2,190,710 $ 1,730,873 $ 4,151,965
                                             =========== =========== ===========



   The accompanying notes are an integral part of these financial statements

                RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                               COMMON                                 TOTAL
                             STOCK, NO   TREASURY     RETAINED    STOCKHOLDERS'
                             PAR VALUE     STOCK      EARNINGS       EQUITY
                             ---------- -----------  -----------  -------------
Balance, June 30, 1995...... $  804,287 $(1,096,039) $14,874,508   $14,582,756
  Net Income................                           2,190,710     2,190,710
  Issuance of Common Stock..     17,000                                 17,000
  Distributions to Stock-
   holders..................                          (1,131,269)   (1,131,269)
  Treasury Stock Purchase...               (105,024)                  (105,024)
                             ---------- -----------  -----------   -----------
Balance, June 30, 1996          821,287  (1,201,063)  15,933,949    15,554,173
  Net Income................                           1,730,873     1,730,873
  Distributions to Stock-
   holders..................                          (1,008,366)   (1,008,366)
                             ---------- -----------  -----------   -----------
Balance, June 30, 1997......    821,287  (1,201,063)  16,656,456    16,276,680
  Net Income................                           4,151,965     4,151,965
  Issuance of Common Stock..    485,203                                485,203
  Distributions to Stock-
   holders..................                          (1,430,235)   (1,430,235)
                             ---------- -----------  -----------   -----------
Balance, June 30, 1998...... $1,306,490 $(1,201,063) $19,378,186   $19,483,613
                             ========== ===========  ===========   ===========




   The accompanying notes are an integral part of these financial statements

                RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                YEAR ENDED JUNE 30,
                                       ----------------------------------------
                                           1996          1997          1998
                                       ------------  ------------  ------------
Cash flows from operating activities:
 Net income..........................  $  2,190,710  $  1,730,873  $  4,151,965
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
 Depreciation and amortization.......    10,403,379    12,202,686    15,160,993
 Provision for doubtful accounts.....       692,725     1,086,412       846,859
 Gain on sale of division............           --            --     (3,643,921)
 Stock compensation awarded..........           --            --        250,000
 Gain on sale of equipment...........       (64,050)     (369,931)   (1,458,521)
 (Increase) in accounts receivable...    (1,668,051)     (839,959)   (3,031,793)
 Decrease (increase) in prepaid ex-
  penses and other...................        93,180        26,706       (69,628)
 (Increase) decrease in other non-
  current assets.....................       (24,846)      180,427      (831,732)
 Increase (decrease) in accounts pay-
  able...............................     1,912,949    (1,732,003)    1,610,613
 Increase (decrease) in unearned rev-
  enue...............................       769,409      (351,736)       47,654
 (Decrease) increase in other non-
  current liabilities................      (827,962)      111,849       176,527
                                       ------------  ------------  ------------
  Net cash provided by operating ac-
   tivities..........................    13,477,443    12,045,324    13,209,016
Cash flows from investing activities:
 Purchases of rental equipment.......   (12,859,754)  (16,709,101)  (17,089,562)
 Purchases of property, plant and
  equipment..........................    (4,132,214)   (3,554,693)   (7,205,057)
 Proceeds from disposition of rental
  equipment and property, plant and
  equipment..........................       494,518     1,135,663     8,871,293
                                       ------------  ------------  ------------
  Net cash used in investing activi-
   ties..............................   (16,497,450)  (19,128,131)  (15,423,326)
Cash flows from financing activities:
 Repayment of notes and mortgages
  payable............................    (7,857,161)   (9,582,887)  (14,918,262)
 Decrease in short-term borrowings,
  net                                      (180,404)       (3,525)     (565,162)
 Proceeds from issuance of notes and
  mortgages payable..................    12,836,742    17,354,604    19,368,518
 Issuance of common stock............        17,000           --            --
 Purchase of treasury stock..........      (105,024)          --            --
 Distributions to stockholders.......    (1,131,269)   (1,008,366)   (1,430,235)
                                       ------------  ------------  ------------
  Net cash provided by financing ac-
   tivities..........................     3,579,884     6,759,826     2,454,859
Increase (decrease) in cash..........       559,877      (322,981)      240,549
Cash at beginning of year............        95,484       655,361       332,380
                                       ------------  ------------  ------------
Cash at end of year..................  $    655,361  $    332,380  $    572,929
                                       ============  ============  ============
Non-cash investing and financing ac-
 tivities:...........................
 Assets aquired through issuance of
  notes payable......................           --            --   $  1,219,200
 Refinancing of notes and mortgages
  payable............................           --            --   $ 35,977,502
 Deferred compensation payments
  through issuance of common stock...           --            --   $    235,203
 Rental equipment acquired through
  accounts payable...................           --            --   $  3,367,351

   The accompanying notes are an integral part of these financial statements

               RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                         JUNE 30, 1996, 1997 AND 1998

NOTE 1--THE COMPANY

  Rental Tools & Equipment Co. International, Inc. (the Company) engages in the rental of industrial, construction and specialized tools and equipment. The Company operates its business in the form of divisions at the following locations:

  Silver Spring, MD                  Baltimore, MD
  Bladensburg, MD                    Philadelphia, PA
  Norfolk, VA                        York, PA
  Hampton, VA                        Greensboro, NC
  Merrifield, VA                     Charlotte, NC
  Richmond, VA                       Durham, NC
  Upper Marlboro, MD                 La Porte, TX (sold in June 1998)
  Atlanta, GA                        Prince Frederick, MD
  Hopewell, VA                       Gaithersburg, MD

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The significant accounting policies followed by the Company are described below.

 Method of accounting

  The accompanying financial statements are prepared on the accrual basis of accounting.

 Revenue recognition

  Short-term rentals (less than 30 days) are recorded as revenue in the period in which equipment is returned by the customer. Long-term rentals are billed and recorded as revenue on a monthly basis.

 Concentration of credit risk

  Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base and their geographic dispersion. The Company generally does not require collateral on accounts receivable. At June 30, 1997 and 1998, the Company had an allowance for doubtful accounts of approximately $233,000 and $353,000, respectively.

 Rental equipment, property, plant and equipment and related depreciation and amortization

  Rental equipment is not included in current assets in accordance with current industry accounting practices. Included in rental equipment are assets under construction of $1,131,329 and $602,971 at June 30, 1997 and 1998, respectively.

  Property, plant and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs which do not significantly prolong the useful lives of the assets are charged to expense as incurred.

  Rental equipment and automotive equipment are depreciated using accelerated depreciation methods over six years. Office and maintenance equipment, leasehold improvements and buildings are depreciated on the straight-line method over periods ranging from five to twenty-five years.

               RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

 Impairment of long-lived assets and long-lived assets to be disposed of

  The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 Cost of equipment rentals

  Cost of equipment rentals represents direct and indirect costs related to equipment rentals, including; salaries and wages of division personnel, maintenance costs, delivery costs and the costs of rental supplies.

 Income taxes

  The Company is an S Corporation for income tax purposes and payment of income taxes is generally the responsibility of the stockholders of the Company.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications

  Certain amounts in fiscal year 1996 and 1997 financial statements have been reclassified to conform with the 1998 financial statements.

 Gain on sale of division

  On June 3, 1998, the Company sold all of its assets in LaPorte, Texas, including property, plant, rental equipment and receivables, for net proceeds of $7,625,000 resulting in a gain of approximately $3,644,000. Sales at this division were $3,399,000, $2,626,000 and $2,574,000 for the years ended June 30, 1996, 1997 and 1998, respectively.

NOTE 3--PROPERTY, PLANT AND EQUIPMENT, NET

  Property, plant and equipment, net consists of the following:

                                                            JUNE 30,
                                                    --------------------------
                                                        1997          1998
                                                    ------------  ------------
   Buildings....................................... $  9,640,451  $ 14,114,658
   Automotive equipment............................    6,788,288     7,297,351
   Office and maintenance equipment................    4,072,484     4,305,358
   Leasehold improvements..........................    2,126,065     2,190,399
                                                    ------------  ------------
     Total.........................................   22,627,288    27,907,766
   Less: Accumulated depreciation and amortiza-
    tion...........................................  (10,040,972)  (11,040,769)
                                                    ------------  ------------
   Plant and equipment, net........................   12,586,316    16,866,997
   Land............................................    2,483,481     3,538,789
                                                    ------------  ------------
     Property, plant and equipment, net............ $ 15,069,797  $ 20,405,786
                                                    ============  ============

                RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

NOTE 4--ACCOUNTS PAYABLE

  Accounts payable consists of the following:

                                                                JUNE 30,
                                                          ---------------------
                                                             1997       1998
                                                          ---------- ----------
   Accounts payable, trade and accrued expenses.......... $2,591,633 $2,938,741
   Accounts payable, equipment purchases.................             3,367,351
   Bonuses payable.......................................    460,172    703,762
   Accrued profit sharing contributions..................     36,939    645,038
   Accrued vacation......................................               397,320
   Miscellaneous taxes payable...........................    139,758    154,254
                                                          ---------- ----------
     Total............................................... $3,228,502 $8,206,466
                                                          ========== ==========

NOTE 5 -- DEBT OBLIGATIONS

  Debt Obligations consist of the following:

        DESCRIPTION                                  JUNE 30, 1997 JUNE 30, 1998
        -----------                                  ------------- -------------
   NOTES PAYABLE, EFFECTIVE RATE
   First Union
   (Due 2003, Various rates)(1).....................                $35,463,740
   First National Bank of Maryland
   (Various rates)..................................   $2,607,351
   Caterpillar Financial
   (Due 1999--7.25%)................................      142,891
   Digital Financial Services
   (Due 2000--9.1%).................................       73,554        48,335
   First Union National
   (Various rates)..................................   17,795,787
   Signet Bank of Maryland
   (Various rates)..................................   14,521,803
   Wayne Stenabaugh
   (Due 1998--6%)...................................       30,161
                                                      -----------   -----------
     Subtotal Notes Payable.........................   35,171,547    35,512,075
                                                      -----------   -----------
   MORTGAGES PAYABLE, EFFECTIVE RATE
   Central Carolina Bank
   (Due 1998--9.08%)................................      339,087
   Central Carolina Bank
   (Due 2003--8.5%).................................                    295,068
   First National Bank of Maryland
   (Due 2003--7.58%)................................                  3,800,000
   First Union
   (Due 2001--8.19%)................................    1,820,704     1,689,984
   First Union
   (Due 2002--7.64%)................................                    484,467
   First Union
   (Due 2003--7.41%)(2).............................                  1,219,200
                                                      -----------   -----------
     Subtotal Mortgages Payable.....................    2,159,791     7,488,719
                                                      -----------   -----------
       Total Debt Obligations.......................  $37,331,338   $43,000,794
                                                      ===========   ===========

               RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

--------
(1) On October 22, 1997, the Company entered into a $60 million revolving bank line of credit. The line of credit is subject to a defined borrowing base composed of rental equipment and accounts receivable. The proceeds were initially used to finance existing indebtedness. The remaining available balance will be used to meet working capital requirements. The bank line of credit bears interest at variable rates and payment of all amounts outstanding is due five years from the date of closing. Among other restrictions, the Company must comply with certain financial and non-financial covenants. At June 30, 1998, the Company is in compliance with all of the associated financial covenants. The lenders have a continuing security interest in any and all rights to "collateral", (e.g. all accounts receivable, equipment, intangibles, instruments, inventory, etc.). As of year end, the Company had $24,536,260 available to use under the credit agreement.
(2) On March 25, 1998, the Company entered into a $5 million line of credit for real estate transactions. The line renews in twelve month intervals. Upon execution of a transaction, the amount borrowed under the line is converted to a term loan which is amortized over 15 years with a balloon payment for all amounts outstanding due at the end of five years. Amounts borrowed are secured by liens on the property acquired. At June 30, 1998 the balance outstanding amounted to $1,219,200.

  Change of control or ownership is an event of default under the $60 million credit agreement, $5 million real estate agreement and certain other mortgages, unless approved in advance by the lenders.

  The aggregate maturities of all long-term debt obligations over the next five years are as follows: 1999--$506,206; 2000--$512,403; 2001--$494,190;
2002--$499,195; 2003, and thereafter--$40,988,800.

  For the fiscal years 1996, 1997 and 1998, cash paid for interest under notes and mortgages payable was $2,432,380, $2,600,823 and $3,222,888, respectively.

NOTE 6--RELATED PARTY TRANSACTIONS

  Several of the Company's operating facilities are controlled and owned by the Chairman of the Board (the majority stockholder) or his affiliated entities. Pursuant to lease agreements which were amended in 1986, the Company has annual rental expenses of approximately $357,000 on these facilities. The lease payments are subject to annual adjustment based on the Consumer Price Index. In addition, the Company must pay real estate taxes and insurance related to the facilities. The leases are on a month by month basis.

  At June 30, 1997, the Chairman of the Board had loans to the Company totaling $565,162. All outstanding amounts were repaid by the Company during fiscal year 1998.

  The Company makes advances to and receives advances from certain officers. Advances are unsecured and reported on a net basis in other current assets. Officers owed the Company $6,686 as of June 30, 1997 and 1998, respectively.

  The Rental Tools & Equipment Co. International, Inc. Profit Sharing & 401(k) Savings Plan (the Plan) owns land in two locations: Charlotte and Durham, North Carolina. At each of these locations the Company has built a rental facility and operates its business. The Company makes ground rent lease payments to the plan on a monthly basis under long term lease agreements. The Charlotte lease ends in March 2007 and the Durham lease

               RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

ends in December 1998. These payments are adjusted annually to reflect the appraised fair rental values of the land. The Company made ground lease payments to the Plan as follows:

                                                         YEAR ENDED JUNE 30,
                                                      --------------------------
                                                        1996     1997     1998
                                                      -------- -------- --------
     Charlotte, NC................................... $ 57,739 $ 56,755 $ 56,755
     Durham, NC......................................    6,616    6,749    6,749
     LaPorte, TX.....................................   49,078   48,242   44,222
                                                      -------- -------- --------
                                                      $113,433 $111,746 $107,726
                                                      ======== ======== ========

  In June 1998, the Plan sold the land at Laporte, Texas to the Company to facilitate the Company's sale of the LaPorte division. Concurrently, the company ceased making payments for the LaPorte ground lease to the Plan.

NOTE 7--MANAGEMENT INCENTIVES AND RETIREMENT PLAN

  In October 1991, the Company instituted a 401(k) Savings Plan as an added feature to the existing Profit Sharing Plan. Under the 401(k) Savings feature, the Company is required to match 50% of the employee's contribution, with a cap at 6% of compensation. Company matching contributions were $171,526, $215,343 and $228,291 for the years ended June 30, 1996, 1997 and 1998, respectively. Additionally, the Board of Directors, at their discretion, approved contributions made to or accrued on behalf of the Profit Sharing feature in amounts of $372,455, $88,410 and $713,658 for the years ended June 30, 1996, 1997 and 1998, respectively. During fiscal years 1996, 1997, and 1998, the Company applied existing accumulated forfeitures already in the Plan of $12,003, $51,471, and $68,620 respectively, to reduce its accrued obligation to the Plan, at June 30, 1996, 1997, and 1998 to $360,452, $36,939
and $645,038, respectively.

  Divisional managers are entitled to receive annual bonuses based upon the financial performance and profitability of their respective division. A portion of these bonuses are required to be deferred and paid upon a change in employment status. The Company has recorded a liability of $355,902 and 242,226 at June 30, 1997 and 1998, respectively, in connection with this deferred compensation arrangement.

NOTE 8--INCOME TAXES

  The Company has elected to be treated as an S Corporation as permitted under the Internal Revenue Code. Accordingly, in lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, the Company had no Federal income tax liability at June 30, 1997 and 1998 and no federal income tax expense for each of the three years in the period ended June 30, 1998.

  The Board of Directors has adopted a policy that authorizes distributions to stockholders necessary for the stockholders to pay the associated income taxes. Distributions in fiscal years 1996, 1997 and 1998 totaled $1,131,269, $1,008,366 and $1,430,235, respectively.

NOTE 9--COMMITMENTS AND CONTINGENCIES

  At June 30, 1998, the Company was a defendant in several lawsuits relating to injuries sustained by third parties. The Company has accrued approximately $141,000 to cover any unfavorable settlements or findings.

  The Company has entered into an agreement to acquire property and establish a new rental location in Maryland. This new facility is expected to be open for business in September 1998. The acquisition of property, plant and rental equipment will be financed with the Company's existing credit facility.

  At June 30, 1998, the Company has outstanding purchase commitments for capital expenditures of approximately $2,000,000, primarily for rental equipment.

               RENTAL TOOLS & EQUIPMENT CO. INTERNATIONAL, INC.

NOTE 10--SUBSEQUENT EVENTS

  In July 1998, the Company acquired for cash all of the outstanding stock in an existing rental company with four locations in Maryland for $6,800,000. The acquisition will be accounted for as a purchase. The excess of the purchase price over the estimated fair value of the acquired net assets, which approximates $3,800,000 will be recorded as goodwill. The acquisition was financed through the Company's existing credit facility.

  The Company purchased property in Raleigh, North Carolina in July 1998 for approximately $889,000. The purchase was funded through the Company's existing real estate credit facility. The Company expects the division to begin operations in August 1998.

  In July 1998, the stockholders and the Company finalized an agreement to merge with United Rentals, Inc. in which the company will be merged with and into United Rentals, Inc. and will become a wholly owned subsidiary.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Power Rental Co., Inc.

  We have audited the balance sheet of Power Rental Co., Inc. as of July 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Rental Co., Inc. at July 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
June 24, 1998

                             POWER RENTAL CO., INC.

                                 BALANCE SHEETS

                                                         JULY 31,     MAY 31,
                                                           1997        1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
ASSETS
Cash................................................... $    53,462 $       --
Accounts receivable, net of allowance for doubtful
 accounts of
 $200,000 and $170,000 at 1997 and 1998, respectively..   4,193,529   4,136,551
Due from related parties...............................     612,717   1,173,050
Inventory..............................................      51,476      63,576
Rental equipment, net..................................  35,575,067  38,139,754
Property and equipment, net............................   7,301,836   8,269,235
Prepaid expenses and other assets......................   1,413,651   1,762,667
Intangible assets, net.................................     378,269     335,289
                                                        ----------- -----------
    Total assets....................................... $49,580,007 $53,880,122
                                                        =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable, accrued expenses and other liabili-
   ties................................................ $ 4,831,620 $ 4,674,375
  Debt.................................................  30,841,647  38,067,418
  Deferred rent........................................      72,200      84,800
  Deferred income taxes................................   2,921,231   1,983,119
                                                        ----------- -----------
    Total liabilities..................................  38,666,698  44,809,712

Commitments and contingencies

Stockholders' equity:
  Common stock--Class A voting, $1.00 par value, 10,000
   shares authorized, 10 issued and outstanding........          10          10
  Common stock--Class B non-voting, $1.00 par value,
   90,000 shares authorized, 20,000 issued and
   outstanding.........................................      20,000      20,000
  Additional paid in capital...........................     522,550     522,550
  Retained earnings....................................  10,370,749   8,527,850
                                                        ----------- -----------
    Total stockholders' equity.........................  10,913,309   9,070,410
                                                        ----------- -----------
    Total liabilities and stockholders' equity......... $49,580,007 $53,880,122
                                                        =========== ===========

                            See accompanying notes.

                             POWER RENTAL CO., INC.

                            STATEMENTS OF OPERATIONS

                                                          TEN MONTHS ENDED
                                          YEAR ENDED           MAY 31,
                                           JULY 31,    ------------------------
                                             1997         1997         1998
                                          -----------  -----------  -----------
                                                             (UNAUDITED)
Revenues:
  Equipment rentals.....................  $34,943,308  $28,469,107  $27,578,967
  Sales of rental equipment.............    4,484,056    3,428,774    4,020,158
  Sales of parts and supplies...........    1,462,391    1,226,682    1,140,346
                                          -----------  -----------  -----------
    Total revenues......................   40,889,755   33,124,563   32,739,471
Cost of revenues:
  Cost of equipment rentals, excluding
   equipment rental depreciation........   11,392,273    8,867,084   10,726,582
  Depreciation, equipment rentals.......    9,753,507    8,150,000    8,967,724
  Cost of sales of rental equipment.....    2,915,751    2,402,610    1,898,704
  Cost of sales of parts and supplies...    1,316,267    1,032,410      902,963
                                          -----------  -----------  -----------
    Total cost of revenues..............   25,377,798   20,452,104   22,495,973
                                          -----------  -----------  -----------
Gross profit............................   15,511,957   12,672,459   10,243,498
Selling, general and administrative ex-
 penses.................................   11,865,623    9,781,625   10,320,661
Non-rental depreciation.................    1,214,796      913,500    1,242,846
                                          -----------  -----------  -----------
Operating income (loss).................    2,431,538    1,977,334   (1,320,009)
Interest expense........................    2,171,959    1,593,657    2,389,562
Interest income.........................     (176,612)     (97,471)    (137,826)
Other (income), net.....................     (398,159)    (334,337)    (182,304)
                                          -----------  -----------  -----------
Income (loss) before provision (benefit)
 for income taxes.......................      834,350      815,485   (3,389,441)
Provision (benefit) for income taxes....      317,053      282,070   (1,546,542)
                                          -----------  -----------  -----------
Net income (loss).......................  $   517,297  $   533,415  $(1,842,899)
                                          ===========  ===========  ===========


                            See accompanying notes.

                             POWER RENTAL CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                               CLASS A       CLASS B     ADDITIONAL
                            ------------- --------------  PAID IN    RETAINED
                            SHARES AMOUNT SHARES AMOUNT   CAPITAL    EARNINGS
                            ------ ------ ------ ------- ---------- -----------
Balance at August 1,
 1996.....................    10    $10   20,000 $20,000  $522,550  $ 9,853,452
  Net income..............                                              517,297
                             ---    ---   ------ -------  --------  -----------
Balance at July 31, 1997..    10     10   20,000  20,000   522,550   10,370,749
  Net loss (unaudited)....                                           (1,842,899)
                             ---    ---   ------ -------  --------  -----------
Balance at May 31, 1998
 (unaudited)..............    10    $10   20,000 $20,000  $522,550  $ 8,527,850
                             ===    ===   ====== =======  ========  ===========



                            See accompanying notes.

                             POWER RENTAL CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                        TEN MONTHS ENDED
                                       YEAR ENDED            MAY 31,
                                        JULY 31,    --------------------------
                                          1997          1997          1998
                                      ------------  ------------  ------------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...................  $    517,297  $    533,414  $ (1,842,899)
Adjustments to reconcile net income
 (loss) to net cash provided by op-
 erating activities:
  Depreciation and amortization.....    11,018,848     9,097,833    10,253,550
  Gain on equipment sales...........    (1,294,474)     (815,756)   (1,603,959)
  Gain on property and equipment
   sales............................       (29,468)      (47,940)      (27,709)
  Deferred income taxes.............        87,846        86,530      (938,112)
  Changes in assets and liabilities:
    (Increase) decrease in accounts
     receivable.....................      (135,231)      392,008        56,978
    Decrease (increase) in
     inventory......................         8,973       (21,226)      (12,100)
    Increase in prepaid expenses and
     other assets...................      (648,001)     (486,370)     (349,016)
    Increase (decrease) in accounts
     payable, accrued expenses and
     other liabilities                     622,048       381,560      (157,244)
    Increase in deferred rent.......        40,800        29,000        12,600
                                      ------------  ------------  ------------
      Total adjustments.............     9,671,341     8,615,639     7,234,988
                                      ------------  ------------  ------------
Cash provided by operating activi-
 ties...............................    10,188,638     9,149,053     5,392,089
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment........    (1,769,523)   (3,339,078)     (684,337)
Purchase of property and equipment..    (2,757,539)   (2,237,093)     (903,864)
Intangibles associated with purchase
 of certain assets..................      (110,000)     (110,000)
Proceeds from sale of rental equip-
 ment...............................     3,882,235     2,956,554     3,243,356
Proceeds from sale of property and
 equipment..........................       139,723        65,562       204,980
                                      ------------  ------------  ------------
Cash provided by (used in) investing
 activities.........................      (615,104)   (2,664,055)    1,860,135
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt..........    (9,810,236)   (7,567,820)  (10,800,353)
Principal payments on credit facili-
 ty.................................   (26,748,605)  (19,096,555)  (17,990,000)
Borrowings on debt..................       207,000       207,000       220,000
Borrowings under credit facility....    26,726,605    20,089,955    21,825,000
Repayments from related parties.....       681,553       352,200       824,504
Advances to related parties.........      (599,788)     (491,933)   (1,384,837)
                                      ------------  ------------  ------------
Cash used in financing activities...    (9,543,471)   (6,507,153)   (7,305,686)
                                      ------------  ------------  ------------
Increase (decrease) in cash.........        30,063       (22,155)      (53,462)
Cash balance at beginning of peri-
 od.................................        23,399        23,399        53,462
                                      ------------  ------------  ------------
Cash balance at end of period.......  $     53,462  $      1,244  $        --
                                      ============  ============  ============

                            See accompanying notes.

                            POWER RENTAL CO., INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 31, 1997
          (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business Activity

  Power Rental Co., Inc. (the "Company") rents, sells and repairs construction equipment for use by contractor, industrial and homeowner markets. The rentals are on a daily, weekly or monthly basis. The Company has eighteen locations and their principal market area is the Pacific Northwest of the United States. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheets are presented on an unclassified basis.

  These financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Company by United Rentals, Inc. ("United") as more fully described in Note 10.

 Interim Financial Statements

  The accompanying balance sheet at May 31, 1998 and the statements of operations, stockholders' equity and cash flows for the ten-month periods ended May 31, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

 Inventory

  Inventories consist primarily of general replacement parts and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the statement of operations.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

                            POWER RENTAL CO., INC.

                                 JULY 31, 1997
          (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)
  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Intangible Assets

  Intangible assets are recorded at cost and consist of goodwill of $372,480 and covenants not to compete of $207,000. Accumulated amortization at July 31, 1997 and May 31, 1998 is $201,211 and $244,191, respectively. Goodwill is being amortized by the straight-line method over its estimated useful life of forty years. The covenants not to compete reflect agreements made regarding confidentiality and restricting competitive activity and are being amortized by the straight-line method over the period of the agreements, which is 5 years. Amortization expense was $50,545, $34,333 and $42,980 for the year ended July 31, 1997 and for the ten months ended May 31, 1997 and 1998, respectively.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Companies advertise primarily through sponsorships, trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $714,680, $609,100 and $653,300 in the year ended July 31, 1997 and for the ten months ended May 31, 1997 and 1998, respectively.

 Income Taxes

  The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

                             POWER RENTAL CO., INC.

                                 JULY 31, 1997
           (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following:

                                                         JULY 31,     MAY 31,
                                                           1997        1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
     Rental equipment.................................. $61,168,264 $69,016,929
     Less accumulated depreciation.....................  25,593,197  30,877,175
                                                        ----------- -----------
     Rental equipment, net............................. $35,575,067 $38,139,754
                                                        =========== ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                          JULY 31,     MAY 31,
                                                            1997        1998
                                                         ----------- -----------
                                                                     (UNAUDITED)
     Transportation equipment........................... $ 5,143,693 $ 5,984,589
     Office and shop equipment..........................   2,236,792   2,683,017
     Leasehold improvements.............................   3,573,110   4,419,965
                                                         ----------- -----------
                                                          10,953,595  13,087,571
     Less accumulated depreciation and amortization.....   3,651,759   4,818,336
                                                         ----------- -----------
     Property and equipment, net........................ $ 7,301,836 $ 8,269,235
                                                         =========== ===========

5. DEBT

  Debt consists of the following:

                                                          JULY 31,    MAY 31,
                                                            1997       1998
                                                          --------- -----------
                                                                    (UNAUDITED)
Caterpillar Credit-Note with a monthly payment of $1,668
 including interest of 5.6%.............................  $  24,020  $   9,758
Ingersoll Rand--Various non-interest bearing notes with
 combined monthly payments of $100,064 and $2,850 in
 1997 and 1998, respectively............................    289,690     26,308
Allegro Escrow--Two notes with combined monthly payments
 of $4,297 including interest of 9.0%...................    175,653    144,831
Associates Commercial--Various notes with combined
 monthly payments of $24,451 including interest from
 7.6% to 8.9%...........................................    905,505  4,149,252
Case Credit--Various notes with combined monthly
 payments of $211,021 including interest from 4.9% to
 8.9%...................................................  3,823,564  3,079,867
J.D. Fulwiler--Note with monthly payment of $3,134
 including interest of 8.0%.............................     27,285        --
Concord Commercial--Various notes with combined monthly
 payments of $143,858 including interest from 8.1% to
 8.9%...................................................  4,019,259  3,365,279
John Deere Credit--Various notes with combined monthly
 payments of $133,615 including interest from 6.9% to
 9.7%...................................................  2,399,434  1,571,762
Ford Motor Credit--Various notes with combined monthly
 payments of $121,192 including interest from 8.2% to
 9.2%...................................................  1,918,226  1,756,489

                             POWER RENTAL CO., INC.

                                 JULY 31, 1997
           (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)

                                                          JULY 31,     MAY 31,
                                                            1997        1998
                                                         ----------- -----------
                                                                     (UNAUDITED)
AT&T Credit--Note with monthly payment of $2,599
 including interest of 10.6%...........................  $   101,393 $    77,829
Navistar Financial--Various notes with combined monthly
 payments of $53,762 including interest from 7.3% to
 9.0%..................................................    1,271,686     922,509
Seafirst Bank--Various notes with combined monthly
 payments of $523,962 including interest from 7.3% to
 8.5%..................................................   12,075,932  13,420,418
Seafirst Bank--Line of credit up to $19,000,000,
 expiring in February 1999 with interest payable
 monthly at 8.5%.......................................    3,810,000   7,645,000
JCB Finance--Note with monthly payment of $8,529
 including interest of 8.51%...........................          --      236,637
Pacific Atlantic--Note with monthly payment of $2,610
 including interest of 10.9%...........................          --       74,107
PACCAR Financial--Note with monthly payment of $3,663
 including
 interest of 7.8%......................................          --      150,654
Deutsche Financial--Note with monthly payment of
 $28,932 including
 interest of 8.13%.....................................          --    1,436,718
                                                         ----------- -----------
                                                         $30,841,647 $38,067,418
                                                         =========== ===========

  Substantially all rental equipment collateralize the above notes.

  All debt was paid off in June 1998 in connection with the acquisition discussed in Note 10.

6. INCOME TAXES

  The provision (benefit) for income taxes consists of the following:

                                                YEAR ENDED TEN MONTHS ENDED MAY
                                                 JULY 31,          31,
                                                   1997      1997      1998
                                                ---------- -------- -----------
                                                               (UNAUDITED)
     Current:
       Federal.................................  $229,197  $195,530 $  (608,430)
       State...................................        10        10
                                                 --------  -------- -----------
                                                  229,207   195,540    (608,430)
     Deferred:
       Federal.................................    34,832    34,612    (876,200)
       State...................................    53,014    51,918     (61,912)
                                                 --------  -------- -----------
                                                   87,846    86,530    (938,112)
                                                 --------  -------- -----------
                                                 $317,053  $282,070 $(1,546,542)
                                                 ========  ======== ===========

                            POWER RENTAL CO., INC.

                                 JULY 31, 1997
          (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)
  Significant components of the Company's deferred tax liability at July 31, 1997 and May 31, 1998 are as follows:

                                                         JULY 31,     MAY 31,
                                                           1997        1998
                                                        ----------  -----------
                                                                    (UNAUDITED)
     Net operating loss carryforward................... $ (469,000) $(1,085,000)
     Cumulative tax depreciation in excess of book.....  3,390,231    3,068,119
                                                        ----------  -----------
     Deferred tax liability, net....................... $2,921,231  $ 1,983,119
                                                        ==========  ===========

  At July 31, 1997, the Company has net operating loss carryforwards of $1,142,326 for income tax purposes that expire in 2012.

7. RELATED PARTY TRANSACTIONS

  During the year ended July 31, 1997 and the ten months ended May 31, 1997 and 1998, the Company paid $628,533, $565,295 and $530,687 for advertising expenses to a partnership controlled by the Company's president and principal stockholder.

  The accompanying financial statements at July 30, 1997 and May 31, 1998, reflect amounts receivable of $509,473 and $659,174, respectively, from the president of the Company. These advances are made within the framework of a special drawing and loan account which bears interest at 8%.

  In addition, the Company is owed amounts from relatives of and related entities controlled by the president of the Company totaling $103,244 and $454,406 at July 31, 1997 and May 31, 1998, respectively. These advances are non-interest bearing.

  The Company conducts its operations primarily from various separate facilities under noncancellable lease agreements. Three of these facilities are owned either by the Company's president and principal stockholder or related entities controlled by the president of the Company. Another facility is leased to a limited partnership in which the general partner is the Company's president and principal stockholder. These leases expire at various dates through the year 2001. All of these agreements require the payment by the Company of property taxes, maintenance and insurance. Total rent expense paid to related parties and charged to current operations totaled $630,000, $516,450 and $704,850 for the year ended July 31, 1997 and ten months ended May 31, 1997 and 1998, respectively.

  In connection with the acquisition discussed in Note 10, the lease terms with related parties have been renegotiated.

  The remaining lease agreements are with unrelated third parties. These leases expire at various dates through the year 2006. Most of these agreements contain certain renewal options and provide for first right of refusal toward purchase. These agreements generally require the Company to pay all utilities, insurance, taxes and maintenance. Total rent expense charged to operations on unrelated third party leases for the year ended July 31, 1997 and ten months ended May 31, 1997 and 1998 were $786,928, $609,674 and $644,800, respectively.

                            POWER RENTAL CO., INC.

                                 JULY 31, 1997
          (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE TEN MONTHS
                   ENDED MAY 31, 1997 AND 1998 IS UNAUDITED)

  Some leases include scheduled base rent increases over the term of the leases. The total amount of the base rent payments is being charged to expense on a straight-line method over the terms of the leases. The Company recorded a liability for deferred rent to reflect the excess of rent expense over cash payments which is included in the accompanying balance sheets.

  The future minimum lease commitments under all unrelated third party operating leases that have noncancellable lease terms in excess of one year are as follows:

              Fiscal 1998.............. $  868,660
                 1999..................    667,360
                 2000..................    586,600
                 2001..................    449,440
                 2002..................    317,940
                 Thereafter............    399,030
                                        ----------
                                        $3,289,030
                                        ==========

  At July 31, 1997 and May 31, 1998 the Company was contingently liable as a guarantor on bank loans in the amount of $1,662,098 and $1,516,740, respectively, owed to the bank by its president and principal stockholder. These bank loans are also secured by substantial personal and real property assets of such stockholder.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended July 31, 1997 and the ten months ended May 31, 1997 and 1998, total interest paid was $2,019,792, $1,588,185 and $2,394,938, respectively.

  For the year ended July 31, 1997 and the ten months ended May 31, 1997 and 1998, total taxes paid was $899,655, $899,655 and $0, respectively.

  For the year ended July 31, 1997 and the ten months ended May 31, 1997 and 1998, the Company purchased $17,555,968, $12,719,662 and $13,971,123, respectively, of equipment which was financed.

9. EMPLOYEE BENEFIT PLAN

  The Company has a defined contribution 401(k) pension plan which covers substantially all employees. The Company makes discretionary contributions. Company contributions to the plan were $300,000, $300,000 and $0 for the year ended July 31, 1997 and for the ten months ended May 31, 1997 and 1998, respectively.

10. SUBSEQUENT EVENT

  On June 8, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors BNR Group of Companies

  We have audited the combined balance sheets of BNR Group of Companies as at March 31, 1996 and 1997 and the combined statements of earnings, stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these combined financial statements present fairly, in all material respects, the combined financial position of BNR Group of Companies as at March 31, 1996 and 1997 and the results of their operations and their cash flows for the years then ended in accordance with generally accepted accounting principles in Canada.

  Generally accepted accounting principles in Canada vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the years ended March 31, 1996 and 1997 and stockholders' equity as at March 31, 1996 and March 31, 1997 to the extent summarized in note 14 to the combined financial statements.

                                          /s/ KPMG
Chartered Accountants

Waterloo, Canada
February 3, 1998

                             BNR GROUP OF COMPANIES

                            COMBINED BALANCE SHEETS
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                                            MARCH 31,   MARCH 31,  DECEMBER 31,
                                              1996        1997         1997
                                            ---------  ----------- ------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash.................................... $    45,817 $    62,471 $    36,157
  Trade accounts receivable (note 2)......   3,807,908   4,692,084   7,281,959
  Inventories.............................   1,744,367   1,897,021   2,276,311
  Income taxes recoverable................         --       81,808         --
  Prepaid expenses........................     116,844     128,343      85,937
                                           ----------- ----------- -----------
                                             5,714,936   6,861,727   9,680,364
Rental equipment (note 3).................   8,668,609  10,593,547  13,211,100
Fixed assets (note 4).....................     731,864     716,381   1,054,482
                                           ----------- ----------- -----------
                                           $15,115,409 $18,171,655 $23,945,946
                                           =========== =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank indebtedness (note 5).............. $   120,373 $   469,860 $ 1,469,042
  Short-term borrowings (note 5)..........   1,428,176   1,407,830   1,752,252
  Accounts payable........................   1,950,163   1,957,643   2,081,720
  Accrued liabilities.....................     946,688     686,351     433,945
  Income taxes payable....................      67,618         --      475,417
  Current portion of long-term debt (note
   6).....................................   1,618,749   2,390,758   3,233,715
                                           ----------- ----------- -----------
                                             6,131,767   6,912,442   9,446,091
Long-term debt (note 6)...................   2,250,744   3,467,720   4,369,061
Redeemable shares (note 7)................   4,534,975   4,424,975   4,424,975
Deferred income taxes.....................     681,518     975,570   1,385,392
Stockholders' equity:
  Share capital (note 8)..................      83,319      83,319      83,319
  Retained earnings.......................   1,433,086   2,307,629   4,237,108
                                           ----------- ----------- -----------
                                             1,516,405   2,390,948   4,320,427
                                           ----------- ----------- -----------
                                           $15,115,409 $18,171,655 $23,945,946
                                           =========== =========== ===========


            See accompanying notes to combined financial statements.

                             BNR GROUP OF COMPANIES

                        COMBINED STATEMENTS OF EARNINGS
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                                                       NINE MONTHS  NINE MONTHS
                               YEAR ENDED  YEAR ENDED     ENDED        ENDED
                                MARCH 31,   MARCH 31,  DECEMBER 31, DECEMBER 31,
                                  1996        1997         1996         1997
                               ----------  ----------  ------------ ------------
                                                       (UNAUDITED)  (UNAUDITED)
Revenues:
  Rental revenue.............  $ 9,286,562 $10,873,631 $ 9,333,864  $11,481,757
  Sales of equipment, parts
   and supplies..............   12,276,498  15,829,146  12,292,494   15,836,495
  Other......................      847,000     788,306     682,980      757,443
                               ----------- ----------- -----------  -----------
                                22,410,060  27,491,083  22,309,338   28,075,695
Cost of revenues:
  Cost of equipment rentals,
   excluding equipment rental
   depreciation..............    4,352,621   5,277,966   4,103,508    5,282,162
  Depreciation on rental
   equipment.................    1,609,690   1,936,254   1,451,671    1,715,542
  Cost of sales, equipment,
   parts and supplies........    8,883,214  11,818,715   9,303,777   11,832,825
                               ----------- ----------- -----------  -----------
                                14,845,525  19,032,935  14,858,956   18,830,529
                               ----------- ----------- -----------  -----------
Gross profit.................    7,564,535   8,458,148   7,450,382    9,245,166
Selling, general and adminis-
 tration.....................    5,728,380   6,386,710   4,528,911    5,623,444
Non-rental depreciation......       71,748      78,354      56,903      123,246
                               ----------- ----------- -----------  -----------
Operating earnings...........    1,764,407   1,993,084   2,864,568    3,498,476
Interest expense.............      565,106     691,559     514,503      517,347
                               ----------- ----------- -----------  -----------
Earnings before income tax-
 es..........................    1,199,301   1,301,525   2,350,065    2,981,129
Income taxes (note 9):
  Current....................      245,436     132,930     480,220      637,328
  Deferred...................      118,677     294,052     288,251      409,822
                               ----------- ----------- -----------  -----------
                                   364,113     426,982     768,471    1,047,150
                               ----------- ----------- -----------  -----------
Net earnings.................  $   835,188 $   874,543 $ 1,581,594  $ 1,933,979
                               =========== =========== ===========  ===========


            See accompanying notes to combined financial statements.

                             BNR GROUP OF COMPANIES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                                                  SHARE   RETAINED
                                                 CAPITAL  EARNINGS     TOTAL
                                                 ------- ----------  ----------
Balances, at March 31, 1995..................... $83,319 $  597,898  $  681,217
Net earnings....................................     --     835,188     835,188
                                                 ------- ----------  ----------
Balances, at March 31, 1996.....................  83,319  1,433,086   1,516,405
Net earnings....................................     --     874,543     874,543
                                                 ------- ----------  ----------
Balances, at March 31, 1997.....................  83,319  2,307,629   2,390,948
Net earnings (unaudited)........................     --   1,933,979   1,933,979
Dividends (unaudited)...........................     --      (4,500)     (4,500)
                                                 ------- ----------  ----------
Balances, at December 31, 1997 (unaudited)...... $83,319 $4,237,108  $4,320,427
                                                 ======= ==========  ==========




            See accompanying notes to combined financial statements.

                             BNR GROUP OF COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                                                       NINE MONTHS   NINE MONTHS
                             YEAR ENDED   YEAR ENDED      ENDED         ENDED
                              MARCH 31,    MARCH 31,   DECEMBER 31,  DECEMBER 31,
                                1996         1997          1996          1997
                             ----------   ----------   ------------  ------------
                                                       (UNAUDITED)   (UNAUDITED)
Cash flows from operating
 activities:
Net earnings...............  $   835,188  $   874,543  $ 1,581,594   $ 1,933,979
Items not involving cash:
  Depreciation and amorti-
   zation..................    1,681,438    2,014,608    1,508,574     1,838,788
  Gain on disposal of
   rental equipment........     (639,271)    (839,394)    (725,213)     (764,999)
  Gain on disposal of fixed
   assets..................      (44,016)         --           --            --
  Deferred income taxes....      118,677      294,052      288,251       409,822
Change in operating assets:
  Accounts receivable......     (894,464)    (884,176)  (2,814,394)   (2,589,875)
  Inventories..............     (613,126)    (152,654)    (186,602)     (379,290)
  Prepaid expenses.........      (63,687)     (11,499)       3,516        42,406
  Accounts payable.........      408,768        7,480     (209,735)      124,077
  Accrued liabilities......      387,747     (260,337)    (600,645)     (252,406)
  Income taxes.............        9,712     (149,426)     338,842       557,225
                             -----------  -----------  -----------   -----------
                               1,186,966      893,197     (815,812)      919,727
Cash flows from investing
 activities:
  Purchase of rental equip-
   ment....................   (5,523,247)  (7,355,356)  (6,419,981)   (7,976,473)
  Proceeds on disposal of
   rental equipment........    2,900,664    4,333,558    3,489,908     4,408,377
  Purchase of fixed as-
   sets....................      (91,794)     (62,871)     (50,489)     (461,347)
  Proceeds on disposal of
   fixed assets............       52,648          --           --            --
                             -----------  -----------  -----------   -----------
                              (2,661,729)  (3,084,669)  (2,980,562)   (4,029,443)
Cash flows from financing
 activities:
  Net advance (repayment)
   of bank indebtedness....       23,618      349,487    1,256,010       344,422
  Net borrowings
   (repayment) on short-
   term borrowings.........      188,093      (20,346)     338,414       999,182
  Borrowings on long-term
   debt....................    2,172,871    2,894,173    3,066,515     2,998,826
  Payments on long-term
   debt....................     (673,795)    (905,188)    (783,925)   (1,254,528)
  Repayment of shareholder
   loans...................      (41,180)         --           --            --
  Issuance of share capi-
   tal.....................       69,520          --           --            --
  Dividends................          --           --           --         (4,500)
  Redemption of Class B
   special shares..........     (229,725)    (110,000)    (110,000)          --
                             -----------  -----------  -----------   -----------
                               1,509,402    2,208,126    3,767,014     3,083,402
                             -----------  -----------  -----------   -----------
Increase (decrease) in
 cash......................       34,639       16,654      (29,360)      (26,314)
Cash, beginning of period..       11,178       45,817       45,817        62,471
                             -----------  -----------  -----------   -----------
Cash, end of period........  $    45,817  $    62,471  $    16,457   $    36,157
                             ===========  ===========  ===========   ===========
Supplemental Schedule of
 Cash Flow Information:
  Cash paid during the pe-
   riod for interest.......  $   565,106  $   691,559  $   514,503   $   517,347
  Cash paid during the
   period for income
   taxes...................      231,521      332,816      183,030       143,383
                             ===========  ===========  ===========   ===========

            See accompanying notes to combined financial statements.

                            BNR GROUP OF COMPANIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

                            MARCH 31, 1996 AND 1997
(The information as at December 31, 1997 and for the nine months ended December 31, 1996 and 1997 is unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES:

 (a)  Basis of presentation:

  The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in Canada (Canadian GAAP).

  The combined financial statements include the accounts of BNR Equipment Limited (BNR Kitchener), 754643 Ontario Limited (BNR Ottawa), 650310 Ontario Limited (BNR Barrie), 766903 Ontario Inc. (BNR Owen Sound) and BNR Equipment, Inc. (BNR Amherst).

  As more fully described in note 15, on January 22, 1998, all of the aforementioned companies were acquired by United Rentals, Inc. in a single common transaction and, accordingly, these financial statements have been prepared on a combined basis.

  Each of the companies rents and sells industrial supplies and power equipment. All significant intercompany accounts and transactions have been eliminated on combination.

  These financial statements are prepared on the basis of their predecessor historical costs and do not include any adjustments that may result on the acquisition of the BNR Group of Companies by United Rentals, Inc. as more fully described in note 15.

 (b) Interim financial statements:

  The accompanying combined balance sheets and statements of stockholders' equity at December 31, 1997 and the combined statements of earnings, stockholders' equity and cash flows for the nine month periods ended December 31, 1996 and 1997 are unaudited and have been prepared on a basis that is consistent with the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 (c) Revenue recognition:

  Revenue related to the sale of industrial supplies and power equipment is recognized at the point of sale. Revenue related to the rental of industrial power equipment is recognized ratably over the contract term. The companies generally rent equipment under short-term agreements of one month or less.

 (d) Inventories:

  Inventories consisting primarily of power tools, industrial supplies and power equipment are valued at the lower of cost (first-in, first-out basis) and net realizable value.

 (e) Foreign currency translation:

  Monetary assets and liabilities of the companies, which are denominated in foreign currencies, are translated into Canadian dollars at exchange rates prevailing at the balance sheet date. Exchange gains and losses resulting from the translation of these amounts are reflected in the combined statement of earnings in the period in which they occur.

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


 (f) Rental equipment, fixed assets and depreciation:

  Rental equipment and fixed assets are stated at acquisition cost. Depreciation is provided using the following methods and annual rates:

       ASSET                                                    BASIS       RATE
       -----                                                    -----       ----
   Rental equipment...................................... Declining balance  15%
   Buildings............................................. Declining balance   5%
   Office and shop equipment............................. Declining balance  20%
   Signs................................................. Declining balance  20%
   Vehicles.............................................. Declining balance  20%
   Parking lot........................................... Declining balance   8%
   Leasehold improvements................................     Straight-line  20%

 (g) Deferred income taxes:

  The companies account for income taxes on the deferred tax allocation method. Under this method, timing differences between reported and taxable income result in provisions for taxes not currently payable. Such timing differences arise principally as a result of claiming depreciation and other amounts for tax purposes at amounts differing from those charged to income.

 (h) Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. TRADE ACCOUNTS RECEIVABLE:

  Trade accounts receivable are net of allowances for doubtful accounts of $nil at March 31, 1996, $68,966 at March 31, 1997 and $215,591 at December 31,
1997.

3. RENTAL EQUIPMENT:

                                             MARCH 31,   MARCH 31,  DECEMBER 31,
                                               1996        1997         1997
                                            ----------- ----------- ------------
                                                                    (UNAUDITED)
   Rental equipment........................ $18,335,170 $22,133,208 $26,466,262
   Less accumulated depreciation...........   9,666,561  11,539,661  13,255,162
                                            ----------- ----------- -----------
                                            $ 8,668,609 $10,593,547 $13,211,100
                                            =========== =========== ===========

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

4. FIXED ASSETS:

                                              MARCH 31,  MARCH 31,  DECEMBER 31,
                                                 1996       1997        1997
                                              ---------- ---------- ------------
                                                                    (UNAUDITED)
   Land.....................................  $  201,600 $  201,600  $  201,600
   Buildings................................     617,977    617,977     623,066
   Office and shop equipment................     319,208    337,252     363,774
   Signs....................................      17,426     19,163      23,884
   Vehicles.................................      53,020     53,020     388,361
   Parking lot..............................         --       7,560      26,448
   Leasehold improvements...................     145,646    181,176     251,962
                                              ---------- ----------  ----------
                                               1,354,877  1,417,748   1,879,095
   Less accumulated depreciation and amorti-
    zation..................................     623,013    701,367     824,613
                                              ---------- ----------  ----------
                                              $  731,864 $  716,381  $1,054,482
                                              ========== ==========  ==========

5. BANK INDEBTEDNESS AND SHORT-TERM BORROWINGS:

  Bank indebtedness and short-term borrowings bear interest rates between prime plus .50% to prime plus .75% and are secured by a general assignment of book debts, security agreement over all inventories, first collateral mortgages and demand debenture over land and buildings, a fixed charge and a chattel mortgage over certain equipment and an assignment of fire insurance over buildings and equipment.

6. LONG-TERM DEBT:

                                            MARCH 31,  MARCH 31,  DECEMBER 31,
                                               1996       1997        1997
                                            ---------- ---------- ------------
                                                                  (UNAUDITED)
   Bank loans, various term loans with
    combined monthly payments of $123,078
    (as at December 31, 1997) including
    interest ranging from prime plus 1% to
    prime plus 1.75% due from 1998 through
    2001. Collateralized by certain
    equipment and fixed assets............  $1,662,704 $2,406,572 $2,021,641
   Lien notes, various notes with combined
    monthly payments of $300,956 (as at
    December 31, 1997) including interest
    ranging from prime plus 1.25% to prime
    plus 2%, due from 1998 through 2001.
    Collateralized by specific equipment
    ......................................   2,136,540  3,288,692   5,062,094
   Other notes, various notes with
    combined monthly payments of $26,106
    (as at December 31, 1997) including
    interest ranging from 2.9% to 10%, due
    from 1998 through 2000. Collateralized
    by specific equipment and vehicles....      70,249    163,214     519,041
                                            ---------- ----------  ----------
                                             3,869,493  5,858,478   7,602,776
   Current portion of long-term debt......   1,618,749  2,390,758   3,233,715
                                            ---------- ----------  ----------
                                            $2,250,744 $3,467,720  $4,369,061
                                            ========== ==========  ==========

                             BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


6. LONG-TERM DEBT (CONTINUED):

  Annual principal payments over each of the next four years are as follows:

                               MARCH 31,  DECEMBER 31,
                                 1997         1997
                              ----------- ------------
                                          (UNAUDITED)
             1998............ $ 2,390,758 $ 3,233,715
             1999............   1,878,097   2,696,223
             2000............   1,280,955   1,448,045
             2001............     308,668     224,793
                              ----------- -----------
                              $ 5,858,478 $ 7,602,776
                              =========== ===========

7. REDEEMABLE SHARES:

                           MARCH 31,         MARCH 31,       DECEMBER 31,
                             1996              1997              1997
                       ----------------- ----------------- ----------------- -------
                                                              (UNAUDITED)
                          #        $        #        $        #        $
                       ------- --------- ------- --------- ------- ---------
BNR EQUIPMENT LIMITED (BNR
 KITCHENER)
Authorized:
 Unlimited number of
  Class A special
  shares, non-voting,
  redeemable
 Unlimited number of
  Class B special
  shares, non-voting,
  redeemable
Issued:
 Class B special
  shares.............. 875,975   875,975 765,975   765,975 765,975   765,975
754643 ONTARIO LIMITED (BNR
 OTTAWA)
Authorized:
 Unlimited number of
  special shares, non-
  voting, redeemable
Issued:
 Special shares....... 159,000   159,000 159,000   159,000 159,000   159,000
650310 ONTARIO LIMITED (BNR
 BARRIE)
Authorized:
 Unlimited number of
  Class C special
  shares, non-voting,
  redeemable
  Unlimited number of
  Class D special
  shares, non-voting,
  redeemable
Issued:
 Class C special
  shares..............   1,000 2,315,000   1,000 2,315,000   1,000 2,315,000
 Class D special
  shares.............. 185,000   185,000 185,000   185,000 185,000   185,000
766903 ONTARIO INC. (BNR OWEN
 SOUND)
 Authorized:
 Unlimited number of
  Class C special
  shares, non-voting,
  redeemable
Issued:
 Class C special
  shares..............   1,000 1,000,000   1,000 1,000,000   1,000 1,000,000
                               ---------         ---------         ---------
                               4,534,975         4,424,975         4,424,975
                               =========         =========         =========

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

7. REDEEMABLE SHARES (CONTINUED)

  (a) Certain of the BNR Group of Companies have issued special shares, Class B special shares and Class D special shares which are redeemable at the holders option at $1 per share. Under Canadian generally accepted accounting principles, these shares are presented as liabilities in the combined financial statements at their redemption amounts.

  (b) Certain of the BNR Group of Companies have issued Class C special shares which are redeemable at the holders option at a fixed amount which is in excess of their stated capital amounts. Under Canadian generally accepted accounting principles, these Class C special shares are presented as liabilities in the combined financial statements at their redemption amounts. The excess of their redemption amounts over their paid-up capital amounts of $3,314,990 has been charged to retained earnings.

  (c) The special shares, Class B special shares, Class C special shares and Class D special shares have no fixed redemption date and are redeemable at the option of the holder. Dividends on these shares are discretionary. In the event of liquidation, dissolution, or wind up of the companies, holders of these shares are entitled to receive, in priority to all other classes, an amount equal to the redemption amount plus any declared and unpaid dividends.

  (d) Between May 8, 1995 and January 18, 1996, BNR Equipment Limited (BNR Kitchener) redeemed 229,725 Class B special shares for $229,725.

  Between April 18, 1996 and July 15, 1996, BNR Equipment Limited (BNR Kitchener) redeemed 110,000 Class B special shares for $110,000.

                             BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)

8. SHARE CAPITAL:

                                   MARCH 31,    MARCH 31,   DECEMBER 31,
                                      1996         1997         1997
                                  ------------ ------------ ------------ -------
                                                            (UNAUDITED)
                                    #     $      #     $      #     $
                                  ----- ------ ----- ------ ----- ------
BNR EQUIPMENT LIMITED (BNR
 KITCHENER)
Authorized:
  Unlimited number of common
   shares
Issued:
  Common shares.................  6,000 13,693 6,000 13,693 6,000 13,693
754643 ONTARIO LIMITED (BNR OT-
 TAWA)
Authorized:
  Unlimited number of common
   shares
Issued:
  Common shares.................    100    100   100    100   100    100
650310 ONTARIO LIMITED (BNR
 BARRIE)
Authorized:
  Unlimited number of Class A
   common shares................
  Unlimited number of Class B
   convertible common shares....
Issued:
  Class B convertible common
   shares.......................    600      1   600      1   600      1
766903 ONTARIO INC. (BNR OWEN
 SOUND)
Authorized:
  Unlimited number of Class A
   common shares................
  Unlimited number of Class B
   convertible common shares....
Issued:
  Class B convertible common
   shares.......................  1,000      5 1,000      5 1,000      5
BNR EQUIPMENT INC. (BNR AMHERST)
Authorized:
  Unlimited number of common
   shares
Issued:
  Common shares.................    100 69,520   100 69,520   100 69,520
                                        ------       ------       ------
                                        83,319       83,319       83,319
                                        ======       ======       ======

  The Class B convertible common shares are convertible into an equivalent number of Class A common shares for no additional consideration.

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


9. INCOME TAXES:

  The effective income tax rate differs from the statutory rate that would be obtained by applying the combined basic federal, state and provincial tax rate to earnings before income taxes. These differences result from the following items:

                                  MARCH 31, MARCH 31, DECEMBER 31, DECEMBER 31,
                                    1996      1997        1996         1997
                                  --------- --------- ------------ ------------
                                                      (UNAUDITED)  (UNAUDITED)
   Combined basic federal, state
    and provincial tax rate.....     44.6%    44.6%       44.6%        44.6%
   Increase (decrease) in income
    tax rate resulting from:
   Tax reductions to certain
    private companies...........    (12.0)    (9.9)      (11.3)       (10.0)
   Other permanent differences..     (2.2)    (1.9)        (.6)          .5
                                    -----     ----       -----        -----
   Effective income tax rate....     30.4%    32.8%       32.7%        35.1%
                                    =====     ====       =====        =====

10. COMMITMENTS:

  The companies are committed to payments under operating leases for equipment, vehicles and buildings. Annual payments over each of the next five years are as follows:

                               MARCH 31,  DECEMBER 31,
                                  1997        1997
                               ---------- ------------
                                          (UNAUDITED)
             1998............  $  789,000  $  620,000
             1999............     446,000     522,000
             2000............     275,000     361,000
             2001............     122,000     238,000
             2002............      54,000     148,000
                               ----------  ----------
                               $1,686,000  $1,889,000
                               ==========  ==========

11. FINANCIAL INSTRUMENTS:

  The carrying value of the companies' trade accounts receivable, bank indebtedness, accounts payable, accrued liabilities, short-term borrowings and redeemable shares approximate their fair values due to their demand nature or relatively short periods to maturity.

  The fair value of the companies' long-term debt have been determined to be equal to their carrying values, as the current financing arrangements represent the borrowing rate presently available to the companies for loans with similar terms and maturities.

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


12. RELATED PARTY TRANSACTIONS:

  (a) The companies rent certain premises from officers and stockholders of the companies.

  The following are the amounts that have been expensed in each of the periods:

             March 31, 1997.................. $202,081
             December 31, 1997 (unaudited)...  164,498

  (b) Included in note 10 are operating lease commitments with a company controlled by certain stockholders:

  The following are the amounts that have been expensed in each of the periods:

             March 31, 1997................... $57,523
             December 31, 1997 (unaudited)....  57,391

13. NATURE OF OPERATIONS AND SEGMENT INFORMATION:

  The companies only significant activity is the rental and sale of industrial supplies and power equipment. Geographically segmented information is as follows:

                                    CANADA             UNITED STATES                TOTAL
                                   MARCH 31,             MARCH 31,                MARCH 31,
                            ----------------------- ---------------------  -----------------------
          YEAR ENDED           1996        1997       1996        1997        1996        1997
   ------------------------ ----------- ----------- ---------  ----------  ----------- -----------
   Revenues................ $21,812,899 $24,746,282 $ 597,161  $2,744,801  $22,410,060 $27,491,083
   Operating earnings
    (loss).................   1,922,641   1,996,754  (158,234)     (3,670)   1,764,407   1,993,084
   Identifiable net
    assets.................   1,307,530   1,821,554   208,875     569,394    1,516,405   2,390,948

                                            CANADA    UNITED STATES    TOTAL
                                         DECEMBER 31, DECEMBER 31,  DECEMBER 31,
                                         ------------ ------------- ------------
             NINE MONTHS ENDED               1997         1997          1997
   ------------------------------------- ------------ ------------- ------------
                                         (UNAUDITED)   (UNAUDITED)  (UNAUDITED)
   Revenues............................. $24,447,526   $3,628,169   $28,075,695
   Operating earnings...................   3,137,274      361,202     3,498,476
   Identifiable net assets..............   3,251,422    1,069,005     4,320,427

14. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

  The companies follow Canadian generally accepted accounting principles which are different in some respects from those applicable in the United States.

  (a) Since redemption of the shares described in note 7 is outside the control of the companies, the shares are classified as liabilities under Canadian GAAP. For U.S. GAAP purposes, such redeemable shares can be classified outside stockholders' equity and below liabilities. This classification difference has no impact on net income or stockholders' equity for U.S. GAAP purposes.

  (b) The income tax provision is based on the deferral method and adjustments are generally not made for changes in income tax rates. Under U.S. GAAP, deferred tax liabilities are measured using the enacted tax rate expected to apply to taxable income in the periods in which the deferred tax liability is expected to be settled.

                            BNR GROUP OF COMPANIES

                    (AMOUNTS EXPRESSED IN CANADIAN DOLLARS)


14. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

  The deferred income tax liability under U.S. GAAP as compared to Canadian GAAP consists of the following temporary differences:

                                                 YEAR       YEAR    NINE MONTHS
                                                ENDED      ENDED       ENDED
                                              MARCH 31,  MARCH 31,  DECEMBER 31,
                                                 1996       1997        1997
                                              ---------- ---------- ------------
                                                                    (UNAUDITED)
   Rental Equipment and Fixed Assets--
   Tax depreciation in excess of book depre-
    ciation--
    For U.S. GAAP...........................  $1,257,257 $1,518,790  $1,833,228
    For Canadian GAAP.......................     681,518    975,570   1,385,392

  (c) The following table presents a reconciliation of net earnings from Canadian GAAP to U.S. GAAP:

                                     YEAR       YEAR    NINE MONTHS  NINE MONTHS
                                     ENDED      ENDED      ENDED        ENDED
                                   MARCH 31,  MARCH 31, DECEMBER 31, DECEMBER 31,
                                     1996       1997        1996         1997
                                   ---------  --------- ------------ ------------
                                                        (UNAUDITED)  (UNAUDITED)
   Net earnings under Canadian
    GAAP.........................  $835,188   $874,543   $1,581,594   $1,933,979
   Income tax adjustment under
    the asset and liability meth-
    od...........................   (66,853)    32,519       56,922       95,384
                                   --------   --------   ----------   ----------
   Net earnings under U.S. GAAP..  $768,335   $907,062   $1,638,516   $2,029,363
                                   ========   ========   ==========   ==========

  (d) The following table presents stockholders' equity under U.S. GAAP:

                                              YEAR        YEAR     NINE MONTHS
                                             ENDED       ENDED        ENDED
                                           MARCH 31,   MARCH 31,   DECEMBER 31,
                                              1996        1997         1997
                                           ----------  ----------  ------------
                                                                   (UNAUDITED)
   Stockholders' equity under Canadian
    GAAP.................................. $1,516,405  $2,390,948   $4,320,427
   Income tax adjustment under the asset
    and liability method..................   (575,739)   (543,220)    (447,836)
   Stockholders' equity under U.S. GAAP...    940,666   1,847,728    3,872,591

15. SUBSEQUENT EVENT:

  On January 22, 1998, all of the outstanding capital stock was acquired by United Rentals, Inc. All of the shares described in note 7 and all of the shares described in note 8, except for the shares of the U.S. company BNR Equipment, Inc. (BNR Amherst) were cancelled and these Canadian companies of the BNR Group of Companies amalgamated with United Rentals of Canada, Inc. on January 30, 1998. Subsequent to December 31, 1997 and prior to the acquisition by United Rentals, Inc., land and buildings with a carrying value of approximately $500,000 were acquired by certain of the BNR Group of Companies' stockholders for cash of $665,000 which was used by the companies to repay the companies' debt. At the same time, the companies entered into operating lease agreements with the stockholders with respect to these land and buildings.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Adco Equipment, Inc.

  We have audited the combined balance sheet of Adco Equipment, Inc. (see Note
1) (the "Companies") as of December 31, 1997 and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Adco Equipment, Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
July 17, 1998

                              ADCO EQUIPMENT, INC.

                            COMBINED BALANCE SHEETS

                                                         DECEMBER
                                                            31,      JUNE 30,
                        ASSETS                             1997        1998
                        ------                          ----------- -----------
                                                                    (UNAUDITED)
Cash................................................... $ 1,634,205 $ 2,890,453
Accounts receivable, net of allowance for doubtful ac-
 counts of $322,000 at 1997 and 1998...................   2,350,314   3,679,084
Inventory..............................................   1,263,667   1,372,957
Rental equipment, net..................................   8,227,480   8,597,740
Property and equipment, net............................     891,894     821,862
Prepaid expenses and other assets......................      60,172      61,127
                                                        ----------- -----------
    Total assets....................................... $14,427,732 $17,423,223
                                                        =========== ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
         ------------------------------------
Liabilities:
  Accounts payable, accrued expenses and other
   liabilities......................................... $   849,960 $   725,516
  Debt.................................................   2,526,175   3,124,603
  Stockholder loan.....................................     200,000     200,000
                                                        ----------- -----------
    Total liabilities..................................   3,576,135   4,050,119
Commitments and contingencies
Stockholders' equity:
  Common stock, Adco Equipment, Inc., no par value,
   7,500 shares authorized, 100 issued and outstanding;
   Adco Equipment Supply, Inc., no par value, 7,500
   shares authorized, 1,000 issued and outstanding.....      20,000      20,000
  Retained earnings....................................  10,831,597  13,353,104
                                                        ----------- -----------
    Total stockholders' equity.........................  10,851,597  13,373,104
                                                        ----------- -----------
    Total liabilities and stockholders' equity......... $14,427,732 $17,423,223
                                                        =========== ===========


                            See accompanying notes.

                              ADCO EQUIPMENT, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                       SIX MONTHS ENDED JUNE
                                         YEAR ENDED             30,
                                          DECEMBER    ------------------------
                                          31, 1997       1997         1998
                                         -----------  -----------  -----------
                                                            (UNAUDITED)
Revenues:
  Equipment rentals..................... $16,313,470  $ 8,461,446  $ 9,298,812
  Sales of parts, supplies and new
   equipment............................   6,968,972    3,619,348    4,012,727
                                         -----------  -----------  -----------
Total revenues..........................  23,282,442   12,080,794   13,311,539
Cost of revenues:
  Cost of equipment rentals, excluding
   equipment rental depreciation........   6,191,738    2,689,474    2,906,348
  Depreciation, equipment rentals.......   2,465,331    1,232,666    1,393,939
  Cost of parts, supplies and new equip-
   ment sales...........................   5,932,862    3,111,352    3,467,749
                                         -----------  -----------  -----------
Total cost of revenues..................  14,589,931    7,033,492    7,768,036
                                         -----------  -----------  -----------
Gross profit............................   8,692,511    5,047,302    5,543,503
Selling, general and administrative ex-
 penses.................................   6,374,453    3,063,353    2,991,891
Non-rental depreciation.................     249,572      124,786      143,020
                                         -----------  -----------  -----------
Operating income........................   2,068,486    1,859,163    2,408,592
Interest expense........................     267,639      143,470      141,892
Other (income), net.....................    (226,501)    (116,398)    (254,807)
                                         -----------  -----------  -----------
    Net income.......................... $ 2,027,348  $ 1,832,091  $ 2,521,507
                                         ===========  ===========  ===========


                            See accompanying notes.

                              ADCO EQUIPMENT, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      COMMON STOCK
                                                     --------------  RETAINED
                                                     SHARES AMOUNT   EARNINGS
                                                     ------ ------- -----------
Balance at January 1, 1997.......................... 1,100  $20,000 $ 8,804,249
Net income..........................................                  2,027,348
                                                     -----  ------- -----------
Balance at December 31, 1997........................ 1,100   20,000  10,831,597
Net income (unaudited)..............................                  2,521,507
                                                     -----  ------- -----------
Balance at June 30, 1998 (unaudited)................ 1,100  $20,000 $13,353,104
                                                     =====  ======= ===========





                            See accompanying notes.

                              ADCO EQUIPMENT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                       SIX MONTHS ENDED JUNE
                                         YEAR ENDED             30,
                                        DECEMBER 31,  ------------------------
                                            1997         1997         1998
                                        ------------  -----------  -----------
                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income............................  $ 2,027,348   $ 1,832,091  $ 2,521,507
Adjustments to reconcile net income to
 net cash provided by operating activ-
 ities:
  Depreciation........................    2,714,903     1,357,452    1,536,959
  Changes in assets and liabilities:
    Accounts receivable, net..........       22,910      (906,199)  (1,328,770)
    Inventory.........................      500,839       229,882     (109,290)
    Prepaid expenses and other
     assets...........................       (5,733)      (25,819)        (955)
    Accounts payable, accrued expenses
     and other liabilities............     (272,050)     (578,559)    (124,444)
                                        -----------   -----------  -----------
      Total adjustments...............    2,960,869        76,757      (26,500)
                                        -----------   -----------  -----------
      Cash provided by operating
       activities.....................    4,988,217     1,908,848    2,495,007
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment..........   (3,451,755)   (1,797,573)  (1,764,199)
Purchase of property and equipment....     (400,350)      (61,723)     (72,988)
                                        -----------   -----------  -----------
Cash used in investing activities.....   (3,852,105)   (1,859,296)  (1,837,187)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt............   (1,712,003)     (773,727)  (1,250,521)
Borrowings on debt....................      867,886       649,784    1,848,949
                                        -----------   -----------  -----------
Cash (used in) provided by financing
 activities...........................     (844,117)     (123,943)     598,428
                                        -----------   -----------  -----------
Increase (decrease) in cash...........      291,995       (74,391)   1,256,248
Cash balance at beginning of period...    1,342,210     1,342,210    1,634,205
                                        -----------   -----------  -----------
Cash balance at end of period.........  $ 1,634,205   $ 1,267,819  $ 2,890,453
                                        ===========   ===========  ===========


                            See accompanying notes.

                             ADCO EQUIPMENT, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
          (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS
                  ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements of Adco Equipment, Inc. include the accounts of Adco Equipment, Inc. ("Equipment") and Adco Equipment Supply, Inc. ("Supply") (collectively the "Companies"). The Companies are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  These combined financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Companies by United Rentals, Inc. ("United") as more fully described in Note 9.

 Business Activity

  The Companies rent, sell and repair construction equipment for use by construction, industrial, entertainment and municipal markets. The rentals are on a daily, weekly or monthly basis. The Companies have two locations and their principal market area is Southern California. The nature of the Companies' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the combined balance sheet is presented on an unclassified basis.

 Interim Financial Statements

  The accompanying combined balance sheet at June 30, 1998 and the combined statements of operations, stockholders' equity and cash flows for the six-month periods ended June 30, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The combined results of operations for such interim period are not necessarily indicative of results for the full year.

 Inventory

  Inventories consist primarily of general replacement parts and equipment held for resale and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the combined statement of operations.

                             ADCO EQUIPMENT, INC.

                               DECEMBER 31, 1997
          (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS
                  ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over an estimated five-year useful life.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $50,800, $28,200 and $38,600 in the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively .

 Income Taxes

  The Companies have elected, by unanimous consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal purposes. Under those provisions, the Companies do not pay federal income taxes; instead, the shareholders are liable for individual income taxes on the Companies' profits.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                         DECEMBER    JUNE 30,
                                                         31, 1997      1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
      Rental equipment................................. $28,619,154 $30,383,353
      Less accumulated depreciation....................  20,391,674  21,785,613
                                                        ----------- -----------
      Rental equipment, net............................ $ 8,227,480 $ 8,597,740
                                                        =========== ===========

                             ADCO EQUIPMENT, INC.

                               DECEMBER 31, 1997
          (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS
                  ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31,  JUNE 30,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Transportation equipment.........................  $2,201,586  $2,274,574
      Furniture, fixtures and equipment................      48,820      48,820
                                                         ----------  ----------
                                                          2,250,406   2,323,394
      Less accumulated depreciation....................   1,358,512   1,501,532
                                                         ----------  ----------
      Property and equipment, net......................  $  891,894  $  821,862
                                                         ==========  ==========

5. DEBT AND STOCKHOLDER LOAN

  Debt and stockholder loan consists of the following:

                                                     DECEMBER 31,  JUNE 30,
                                                         1997        1998
                                                     ------------ -----------
                                                                  (UNAUDITED)
      Bank of America--Various notes with combined
       monthly payments of $150,000 and $207,000 in
       1997 and 1998, respectively, including in-
       terest of 8%................................   $2,526,175  $3,124,603
      Stockholder Loan--No set principal payments,
       nor due date. The loan accrues interest at a
       rate of 10.25% per year.....................      200,000     200,000
                                                      ----------  ----------
                                                      $2,726,175  $3,324,603
                                                      ==========  ==========

  Substantially all rental equipment collateralize the above Bank of America notes which are secured by UCC Filings.

  All debt was paid off in July 1998 in connection with the acquisition discussed in Note 9.

6. RELATED PARTY TRANSACTIONS

  During the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, the Companies paid $294,000, $147,000 and $147,000 for equipment rental expenses to the principal stockholder.

  The Companies conduct their operations primarily from two separate facilities which are owned by the Companies principal stockholder. These leases expire at June 30, 1998. The Companies are required to pay the property taxes, maintenance and insurance for these facilities. Total rent expense paid to related parties and charged to current operations totaled $330,000, $165,000 and $165,000 for the year ended December 31, 1997 and six months ended June 30, 1997 and 1998, respectively.

  In connection with the acquisition discussed in Note 9, the lease terms with related parties have been renegotiated.

                             ADCO EQUIPMENT, INC.

                               DECEMBER 31, 1997
          (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS
                  ENDED JUNE 30, 1997 AND 1998 IS UNAUDITED)

7. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, total interest paid was approximately $267,600, $121,900 and $106,900, respectively.

8. EMPLOYEE PROFIT SHARING PLAN

  Equipment maintains a profit-sharing plan which covers substantially all employees. Equipment's contributions are discretionary and amounted to $160,000, $0 and $0 for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.

9. SUBSEQUENT EVENT

  On July 2, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Companies.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of McClinch, Inc.:

  We have audited the accompanying consolidated balance sheet of McClinch Inc. and Subsidiaries as of January 31, 1998, and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of McClinch, Inc. and Subsidiaries as of January 31, 1998, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Stamford, Connecticut March 25, 1998

                        MCCLINCH, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                      JANUARY 31,   JULY 31,
                                                         1998         1998
                                                      -----------  -----------
                                                                   (UNAUDITED)
                       ASSETS:
Cash and cash equivalents............................ $   754,000  $   697,000
Accounts receivable, less allowance for doubtful ac-
 counts of $106,000 and $128,000.....................   4,168,000    4,697,000
Due from related parties (Note 6)....................     293,000      755,000
Inventories..........................................   1,181,000    1,276,000
Net investment in sales-type leases (Note 3).........      32,000       12,000
Property and rental equipment, net (Note 4)..........  17,249,000   21,163,000
Other assets.........................................     217,000      230,000
                                                      -----------  -----------
  Total assets....................................... $23,894,000  $28,830,000
                                                      ===========  ===========
                    LIABILITIES:
Notes payable (Note 5)............................... $10,388,000  $14,083,000
Accounts payable and accrued expenses................   1,759,000    1,334,000
Income taxes payable.................................       1,000       79,000
Deferred income taxes................................   2,476,000    2,836,000
                                                      -----------  -----------
  Total liabilities..................................  14,624,000   18,332,000
                                                      -----------  -----------
Commitments (Note 9)
                STOCKHOLDERS' EQUITY:
Common stock, no par value; authorized, issued and
 outstanding, 1,000 shares...........................      26,000       26,000
Retained earnings....................................   9,862,000   11,090,000
Treasury stock, at cost; 103 shares (Note 6).........    (618,000)    (618,000)
                                                      -----------  -----------
  Total stockholders' equity.........................   9,270,000   10,498,000
                                                      -----------  -----------
  Total liabilities and stockholders' equity......... $23,894,000  $28,830,000
                                                      ===========  ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                          SIX MONTHS ENDED
                                          YEAR ENDED         JULY 31,
                                          JANUARY 31,  -----------------------
                                             1998         1998         1997
                                          -----------  -----------  ----------
                                                            (UNAUDITED)
Revenues:
  Equipment rentals and service (Note
   6).................................... $18,474,000  $10,571,000  $8,306,000
  Sales..................................   4,659,000    3,188,000   2,640,000
                                          -----------  -----------  ----------
                                           23,133,000   13,759,000  10,946,000
Cost of equipment rentals and service....  11,672,000    7,154,000   5,358,000
Cost of sales............................   2,843,000    1,944,000   1,694,000
                                          -----------  -----------  ----------
    Gross profit.........................   8,618,000    4,661,000   3,894,000
Selling expenses.........................   1,484,000      788,000     629,000
General and administrative expenses......   3,136,000    1,324,000   1,111,000
                                          -----------  -----------  ----------
                                            3,998,000    2,549,000   2,154,000
Other income (expenses):
  Interest income........................     134,000       21,000      61,000
  Interest expense.......................  (1,028,000)    (483,000)   (495,000)
  Rental of property, net (Note 9).......      71,000       15,000      38,000
  Other income...........................      44,000        1,000       1,000
                                          -----------  -----------  ----------
    Income before provision for income
     taxes...............................   3,219,000    2,103,000   1,759,000
Provision for income taxes (Note 7)......   1,082,000      875,000     759,000
                                          -----------  -----------  ----------
    Net income...........................   2,137,000    1,228,000   1,000,000
Retained earnings, beginning of period...   7,793,000    9,862,000   7,793,000
Dividends paid...........................     (68,000)         --          --
                                          -----------  -----------  ----------
    Retained earnings, end of period..... $ 9,862,000  $11,090,000  $8,793,000
                                          ===========  ===========  ==========


   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         SIX MONTHS ENDED
                                         YEAR ENDED          JULY 31,
                                         JANUARY 31,  ------------------------
                                            1998         1998         1997
                                         -----------  -----------  -----------
                                                            (UNAUDITED)
Cash flows from operating activities:
Net income.............................  $ 2,137,000  $ 1,228,000  $ 1,000,000
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation.........................    3,387,000    1,977,000    1,623,000
  Gain on sale of property and rental
   equipment...........................   (1,313,000)    (925,000)    (663,000)
  Deferred income taxes................      328,000      360,000      308,000
                                         -----------  -----------  -----------
                                           4,539,000    2,640,000    2,268,000
  Changes in assets and liabilities:
    Accounts receivable................     (643,000)    (529,000)    (144,000)
    Due to related parties for operat-
     ing expenses......................      519,000     (310,000)    (174,000)
    Current income taxes receivable....       58,000          --        58,000
    Inventories........................     (201,000)     (95,000)     (62,000)
    Other assets.......................     (165,000)     (13,000)     (22,000)
    Accounts payable and accrued ex-
     penses............................      201,000     (425,000)    (123,000)
    Income taxes payable...............        1,000       78,000       40,000
                                         -----------  -----------  -----------
      Net cash provided by operating
       activities......................    4,309,000    1,346,000    1,841,000
                                         -----------  -----------  -----------
Cash flows from investing activities:
  Advances to related parties..........     (318,000)    (152,000)    (147,000)
  Acquisition of property and rental
   equipment...........................   (7,227,000)  (6,581,000)  (5,737,000)
  Proceeds from sale of property and
   rental equipment....................    2,292,000    1,615,000    1,370,000
  Net investment in sales-type leases..       88,000       20,000       76,000
                                         -----------  -----------  -----------
      Net cash used in investing activ-
       ities...........................   (5,165,000)  (5,098,000)  (4,438,000)
                                         -----------  -----------  -----------
Cash flows from financing activities:
  Repayments of notes payable..........   (8,040,000)  (3,764,000)  (4,383,000)
  Borrowings of notes payable..........    7,145,000    7,459,000    6,600,000
  Repayment of note payable to related
   party...............................      (41,000)         --       (41,000)
  Dividends paid.......................      (68,000)         --           --
                                         -----------  -----------  -----------
      Net cash (used in) provided by
       financing activities............   (1,004,000)   3,695,000    2,176,000
                                         -----------  -----------  -----------
      Net decrease in cash and cash
       equivalents.....................   (1,860,000)     (57,000)    (421,000)
Cash and cash equivalents, beginning of
 period................................    2,614,000      754,000    2,614,000
                                         -----------  -----------  -----------
      Cash and cash equivalents, end of
       period..........................  $   754,000  $   697,000  $ 2,193,000
                                         ===========  ===========  ===========
Supplemental disclosure of cash flow
 information:
  Cash paid during the period for:
    Interest...........................  $ 1,029,000  $   462,000  $   478,000
    Income taxes, net of refunds.......      695,000      422,000      353,000

   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

1. BUSINESS AND ORGANIZATION

  The accompanying consolidated financial statements include the accounts of McClinch, Inc. and its wholly-owned subsidiaries McClinch Leasing Corporation, McClinch Equipment Corporation, McClinch Crane Services, Inc. and McClinch Aviation Corporation, (the "Company").

  The Company is an exclusive dealer for JLG Industries, Inc. and Genie Industries in the State of Connecticut, metropolitan New York, Long Island, Westchester County and other counties in New York State. The Company is also an exclusive dealer for Lull Corporation in various counties in the States of Connecticut and New York. In addition, the Company has distribution agreements with other manufacturers in Connecticut and New York. The Company's revenues are derived principally from the rental of aerialift and material handling equipment and the sale of new and used equipment to a diversified customer base including contractors and other users.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation:

  The consolidated balance sheet is presented on an unclassified basis since it more properly reflects the Company's operations as a rental equipment company.

 Basis of Consolidation:

  All intercompany transactions and balances have been eliminated.

 Interim Financial Statements:

  The accompanying balance sheet at July 31, 1998, and the statements of income and retained earnings and cash flows for the six month periods ended July 31, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Revenue Recognition:

  Operating Leases--Rental revenue is recognized over the lease term (generally less than one year) as earned.

  Sales-Type Leases--Sales are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. The unearned interest income represents the difference between the minimum lease payments and the present value of such payments. Such interest income is recognized over the life of the lease using the interest method.

 Cash and Cash Equivalents:

  Cash and cash equivalents consist primarily of cash in banks and temporary cash investments, which consist principally of U.S. Treasury Notes, with original maturities of less than 90 days. Temporary cash investments of $144,000 as of January 31, 1998, are recorded at cost plus accrued interest which approximates market value. The Company maintains all of its cash balances in one institution. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)


 Inventories:

  Inventories, consisting principally of aerialift equipment and related spare parts, are recorded at the lower of first-in, first-out cost or market.

 Property and Rental Equipment:

  Property and rental equipment, consisting principally of the Company's rental fleet of aerialift and material handling equipment, is stated at cost and is depreciated using the straight-line method over the following estimated useful lives: buildings and building improvements, 30 years; rental equipment, furniture and fixtures and computer equipment, 7 years; and vehicles, 5 years.

  Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in income.

 Income Taxes:

  The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

 Estimates:

  The preparation of financial statements in confirmity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications:

  Certain amounts have been reclassified between balance sheet accounts in the current year to more properly reflect the nature of the item.

3. SALES-TYPE LEASES

  The net investment in sales-type leases consists of the following:

                                                           JANUARY 31, JULY 31,
                                                              1998       1998
                                                           ----------- --------
   Minimum lease payments receivable......................   $34,000   $13,000
     Lease, Unearned interest income......................    (2,000)   (1,000)
                                                             -------   -------
   Net investment in sales-type leases....................   $32,000   $12,000
                                                             =======   =======

  Minimum lease payments as of January 31, 1998 are receivable as follows:

     FISCAL YEAR
     -----------
         1999.......................................................... $29,000
         2000..........................................................   5,000

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

4. PROPERTY AND RENTAL EQUIPMENT

  Property and rental equipment consists of the following:

                                                     JANUARY 31,     JULY 31,
                                                         1998          1998
                                                     ------------  ------------
   Rental equipment................................. $ 30,965,000  $ 34,412,000
   Land.............................................      530,000       530,000
   Buildings and improvements.......................      377,000       405,000
   Vehicles.........................................    2,381,000     2,597,000
   Furniture, fixtures and computer equipment.......      528,000       630,000
                                                     ------------  ------------
                                                       34,781,000    38,574,000
     Less, Accumulated depreciation.................  (17,532,000)  (17,411,000)
                                                     ------------  ------------
       Total........................................ $ 17,249,000  $ 21,163,000
                                                     ============  ============

5. NOTES PAYABLE

  Notes payable consists of the following:

                                                         JANUARY 31,  JULY 31,
                                                            1998        1998
                                                         ----------- -----------
   Note payable to a bank syndicate bearing interest at
    LIBOR plus 1 3/4%..................................  $ 9,695,000 $13,449,000
   Note payable to Citicorp Dealer Finance bearing in-
    terest at 8.5%, payable in monthly installments of
    $7,839 through September 2004, including interest..      477,000     450,000
   First mortgage to Edith Godwin on real property lo-
    cated in Bridgeport, Connecticut, bearing interest
    at 9.0%, payable in monthly installments of $3,066
    through January 2002, including interest...........      123,000     110,000
   Notes payable to Orix Credit Alliance bearing inter-
    est at 8.5%, payable in monthly installments of
    $3,657 through May 2000, including interest........       93,000      74,000
                                                         ----------- -----------
                                                         $10,388,000 $14,083,000
                                                         =========== ===========

  The Company has available a revolving line of credit with a bank syndicate totaling the lesser of $22,000,000, or an amount based on eligible accounts receivable, parts inventory, new equipment inventory, vehicles and rental equipment. The line of credit includes cross-guarantees of amounts outstanding with affiliates which amounted to approximately $17,935,000 and $23,691,000 at January 31, 1998 and July 31, 1998, respectively. The unused portion of the line of credit was $12,305,000 and $8,551,000 at January 31, 1998 and July 31, 1998, respectively. The Company pays a commitment fee of 1/4% per annum on the unused portion of the line of credit.

  The outstanding balance bears interest at a fluctuating 30-day LIBOR rate plus 1 3/4% (7.38% and 7.41% at January 31, 1998 and July 31, 1998,
respectively). The Company has the option to borrow additional funds and/or convert all or a portion of the outstanding balance to a fluctuating interest rate equal to the lender's prime rate plus 1/2% or a fixed LIBOR rate plus 1 3/4%, for 90, 180 or 360 days.

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

  The line of credit terminates on November 30, 1999 and extends automatically every six months unless either party gives written notice to the other. Upon termination or default, amounts outstanding under this line of credit convert to a note which is payable in at least 48 monthly installments.

  Although no fixed payments are required under the revolving credit agreement, the Company expects aggregate maturities under this agreement and other notes payable at January 31, 1998 to approximate the following:

      FISCAL YEAR
      ---------------------------------------------------------------
      1999........................................................... $2,544,000
      2000...........................................................  2,554,000
      2001...........................................................  2,536,000
      2002...........................................................  2,530,000
      2003...........................................................     78,000
      Thereafter.....................................................    146,000

  The lenders require, among other terms, that the Company and its affiliate (see Note 6) on a combined basis meet certain financial ratios and obtain approval prior to the issuing of advances or loans to stockholders or officers which exceed certain amounts, as defined.

  Substantially all of the assets of the Company have been pledged as collateral under the debt agreement.

6. RELATED PARTY TRANSACTIONS

  Due from related parties consists of the following:

                                                           JANUARY 31, JULY 31,
                                                              1998       1998
                                                           ----------- --------
   Due (to) from affiliated companies.....................  $(72,000)  $227,000
   Loans receivable from officer/stockholder..............   365,000    528,000
                                                            --------   --------
                                                            $293,000   $755,000
                                                            ========   ========

  The Company rents equipment from affiliates with common ownership under informal equipment sharing agreements for ultimate rental to customers in New York and Connecticut. In addition, the Company rents equipment to affiliates for ultimate rental to the affiliates' customers. The net expenses incurred (included in cost of equipment rentals and service) by the Company under these arrangements were $744,000 for the year ended January 31, 1998 and $598,000 and $104,000 for the six months ended July 31, 1998 and 1997, respectively. In addition, the Company provides services to affiliates in connection with their operations. The primary expenses incurred and paid by the Company, which are allocated or billed to the affiliates include salaries ($2,059,000, for the year ended January 31, 1998 and $250,000 and $416,000 for the six months ended July 31, 1998 and 1997, respectively, deducted from general and administrative expenses and $154,000 for the year ended January 31, 1998 and $-0- and $104,000 for the six months ended July 31, 1998 and 1997, respectively, deducted from selling expenses), spare parts inventory, trucking services and insurance expenses ($699,000 for the year ended January 31, 1998 and $453,000 and $408,000 for the six months ended July 31, 1998 and 1997, respectively, included in cost of equipment rentals and service).

  During fiscal year 1998, the Company purchased $243,000 ($63,000 and $146,000 during the six months ended July 31, 1998 and 1997, respectively) of used machinery and equipment from an affiliate for ultimate

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE THREE MONTHS ENDED JULY 31, 1998 AND 1997
                                 IS UNAUDITED)

sale to unrelated third parties. Additionally, the Company sold used machinery and equipment with a selling price of $980,000 ($611,000 and $776,000 during the six months ended July 31, 1998 and 1997, respectively) to an affiliate for ultimate sale to unrelated third parties.

  These transactions are settled in the normal course of business.

  Loans to officer/stockholder are due on demand and bear interest at the applicable federal rate (5.66%) as published by the Internal Revenue Service.

  Pursuant to a stockholders agreement between the Company and certain of its stockholders, a stockholder desiring to sell its shares of common stock must first offer them to the Company. The repurchase price is based on a formula of one and one-half times the Company's consolidated book value at the end of the fiscal year preceding the date on which the sale is made.

  Refer to Note 9 for commitments with related parties.

7. INCOME TAXES

  The components of the provision for income taxes are as follows:

                                                               SIX MONTHS ENDED
                                                   YEAR ENDED      JULY 31,
                                                   JANUARY 31, -----------------
                                                      1998       1998     1997
                                                   ----------- -------- --------
   Current:
     State and local.............................. $  232,000  $156,000 $135,000
     Federal......................................    522,000   359,000  316,000
                                                   ----------  -------- --------
                                                      754,000   515,000  451,000
   Deferred:
     State and local..............................     57,000   108,000   92,000
     Federal......................................    271,000   252,000  216,000
                                                   ----------  -------- --------
                                                      328,000   360,000  308,000
                                                   ----------  -------- --------
                                                   $1,082,000  $875,000 $759,000
                                                   ==========  ======== ========

  The components of deferred tax assets and liabilities are as follows:

                                                       JANUARY 31,   JULY 31,
                                                          1998         1998
                                                       -----------  -----------
   Deferred tax assets:
     Accounts receivable.............................. $    37,000  $    46,000
   Deferred tax liabilities:
     Property and rental equipment and other..........  (2,513,000)  (2,882,000)
                                                       -----------  -----------
                                                       $ 2,476,000  $ 2,836,000
                                                       ===========  ===========

  No valuation allowance has been recognized for deferred tax assets.

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

  The income tax provision differs from the provision computed at the statutory rate as follows:

                                                                   SIX MONTHS
                                                                      ENDED
                                                       YEAR ENDED    JULY 31
                                                       JANUARY 31, -------------
                                                          1998     1998    1997
                                                       ----------- -----   -----
   Federal statutory tax rate........................       34        34      34
   Tax effect of state taxes.........................        9         9       9
   Reduction for changes in enacted state tax rates..       (3)      --      --
   Cash surrender value of life insurance............       (2)      --      --
   Certain adjustments for prior estimates...........       (4)       (1)    --
                                                           ---     -----   -----
     Provision as reported...........................       34%       42%     43%
                                                           ===     =====   =====

8. PROFIT-SHARING PLAN

  The Company participates in a profit sharing plan with its affiliates which provides for a discretionary contribution to a trust fund based on the Company's net income for the year, to be allocated to all eligible employees based on their proportional compensation. Nonunion employees are eligible for participation in the plan after the completion of one year of service, provided they have also reached age 21. After becoming eligible, employees vest at an annual rate of 20%. Discretionary contributions under the plan were $150,000 for the year ended January 31, 1998. There were no discretionary contributions for the six months ended July 31, 1998 and 1997, respectively.

  The plan also provides for a salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code, as amended. The plan requires the Company to contribute 25% of employee's contributions not to exceed 6% of their annual compensation up to $160,000. Participants vest in the Company's contribution at the rate of 20% annually after becoming eligible. Matching contributions under the plan by the Company were $27,000 for the year ended January 31, 1998 and $21,000 and $11,000 for the six months ended July 31, 1998 and 1997, respectively.

9. COMMITMENTS

  The Company has a formal employment agreement with an officer of the Company which extends through February 1999. The agreement provides for a minimum annual salary and a bonus based upon the Company's performance.

  The Company owns land and buildings which it rents to a third party in the form of an operating lease. Future minimum rental income from this noncancelable operating lease as of January 31, 1998 amounted to approximately $58,000 which is expected to be received as follows: 1999, $30,000; 2000, $28,000.

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)


  The Company leases a building from an affiliated company under the terms of a lease expiring on July 31, 1999. The Company guarantees the debt of the affiliated company which was $1,681,000 and $1,635,000 at January 31, 1998 and July 31, 1998, respectively. Additionally, the Company has commitments under an operating lease, expiring in 2002, with Fleet Capital Corporation for an aircraft. The lease provides the Company with certain end of term rights and early purchase options. The following is a schedule of all future minimum lease payments:

      FISCAL YEAR
      -----------
       1999............................................................ $441,000
       2000............................................................  279,000
       2001............................................................  116,000
       2002............................................................   89,000
                                                                        --------
                                                                        $925,000
                                                                        ========

  Total rent expense was $329,000, $165,000 and $165,000 for the year ended January 31, 1998 and the six months ended July 31, 1998 and 1997, respectively.

10. SUBSEQUENT EVENT (UNAUDITED)

  On September 1, 1998, United Rentals, Inc. acquired all of the outstanding shares of common stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Industrial Lift, Inc.
Vincentown, New Jersey

  We have audited the accompanying balance sheets of Industrial Lift, Inc. (a New Jersey State Corporation) as of December 31, 1996 and 1997, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Lift, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Schalleur & Surgent, LLC

Devon, Pennsylvania
February 26, 1998, except for
Note J which is as of
September 15, 1998

                             INDUSTRIAL LIFT, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                            DECEMBER 31,
                                      --------------------------    MAY 12,
                                          1996          1997          1998
                                      ------------  ------------  ------------
                                                                  (UNAUDITED)
Current assets:
  Cash............................... $    186,093  $    533,499  $    297,689
  Accounts receivable--trade.........    1,853,061     2,485,668     1,823,681
  Investment in sales--type leases
   (Note D)..........................      390,009       274,181       336,827
  Inventory (Note C).................    1,468,070     2,501,870     2,854,061
  Prepaid expenses...................       45,361        39,289        35,712
                                      ------------  ------------  ------------
      Total current assets...........    3,942,594     5,834,507     5,337,980
                                      ------------  ------------  ------------
Property, plant and equipment: (Note
 A)
  Rental equipment...................   17,660,046    18,533,702    18,118,513
  Land...............................       40,393        40,393        40,393
  Building...........................      650,000       650,000       650,000
  Machinery and equipment............      739,126       748,735       666,316
                                      ------------  ------------  ------------
                                        19,089,565    19,972,830    19,475,222
  Less: accumulated depreciation.....  (11,049,573)  (11,879,828)  (11,828,604)
                                      ------------  ------------  ------------
    Net property, plant and equip-
     ment............................    8,039,992     8,093,002     7,646,618
                                      ------------  ------------  ------------
Other assets:
  Security deposits..................        4,443         8,412         8,412
  Investment in sales--type leases
   (Note D)..........................    1,823,833     1,282,955     1,529,343
  Notes receivable--officers (Note
   G)................................      455,068       438,319       573,319
                                      ------------  ------------  ------------
      Total other assets.............    2,283,344     1,729,686     2,111,074
                                      ------------  ------------  ------------
      Total assets................... $ 14,265,930  $ 15,657,195  $ 15,095,672
                                      ============  ============  ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt
   (Note E).......................... $  3,620,426  $  5,398,778  $  3,459,388
  Accounts payable...................      590,032       352,571       155,957
  Accrued expenses (Note G)..........      136,181       182,362        77,581
  Deposits and credits...............       74,500       335,441       196,490
                                      ------------  ------------  ------------
    Total current liabilities........    4,421,139     6,269,152     3,889,416
Long-term liabilities:
  Long-term debt, net of current por-
   tion (Note E).....................    8,405,283     7,271,718     9,518,587
                                      ------------  ------------  ------------
    Total liabilities................   12,826,422    13,540,870    13,408,003
                                      ------------  ------------  ------------
Stockholders' equity:
  Capital stock, no par value, 1,000
   shares authorized, 200 shares
   issued and outstanding............      220,000       220,000       220,000
  Retained earnings..................    1,219,508     1,896,325     1,467,669
                                      ------------  ------------  ------------
    Total stockholders' equity.......    1,439,508     2,116,325     1,687,669
                                      ------------  ------------  ------------
    Total liabilities & equity....... $ 14,265,930  $ 15,657,195  $ 15,095,672
                                      ============  ============  ============

      See accountant's audit report and notes to the financial statements.

                             INDUSTRIAL LIFT, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                  FOR THE YEAR ENDED    FOR THE PERIOD ENDED
                                     DECEMBER 31,           MAY 12, 1998
                                ----------------------- ----------------------
                                   1996        1997        1997        1998
                                ----------- ----------- ----------  ----------
                                                             (UNAUDITED)
Income
  Sales, rentals, services, and
   interest on leases.......... $15,873,782 $21,502,996 $8,221,446  $7,754,774
Cost of sales
  Beginning inventory..........   1,341,337   1,468,070  1,468,070   2,501,870
  Purchases....................   5,527,726  11,027,711  2,932,170   3,842,272
  Direct labor.................     826,677     710,655    470,211     545,665
  Cost of used equipment
   sales.......................     471,293     900,367    374,284     329,470
  Other costs..................   4,016,301   4,005,126  2,601,818   1,543,505
                                ----------- ----------- ----------  ----------
    Total goods available for
     sale......................  12,183,334  18,111,929  7,846,553   8,762,782
    Less: ending inventory.....   1,468,070   2,501,870  1,724,926   2,854,061
                                ----------- ----------- ----------  ----------
    Total cost of sales........  10,715,264  15,610,059  6,121,627   5,908,721
                                ----------- ----------- ----------  ----------
Gross profit...................   5,158,518   5,892,937  2,099,819   1,846,053
Operating expenses.............   5,146,620   5,264,130  1,903,993   2,314,803
                                ----------- ----------- ----------  ----------
Net income from operations.....      11,898     628,807    195,826    (468,750)
                                ----------- ----------- ----------  ----------
Other income
  Gain on disposal of non-
   rental assets...............      24,228      14,861      8,807      24,482
  Miscellaneous income.........         707       1,219     (2,814)      1,809
  Interest income..............      18,909      31,930        304      13,803
                                ----------- ----------- ----------  ----------
    Total other income.........      43,844      48,010      6,297      40,094
                                ----------- ----------- ----------  ----------
Net income ....................      55,742     676,817    202,123    (428,656)
Retained earnings--beginning...   1,163,766   1,219,508  1,219,508   1,896,325
                                ----------- ----------- ----------  ----------
Retained earnings--ending...... $ 1,219,508 $ 1,896,325 $1,421,631  $1,467,669
                                =========== =========== ==========  ==========


      See accountant's audit report and notes to the financial statements.

                             INDUSTRIAL LIFT, INC.

                            STATEMENTS OF CASH FLOWS

                                  FOR THE YEAR ENDED     FOR THE PERIOD ENDED
                                     DECEMBER 31,              MAY 12,
                                 ----------------------  ---------------------
                                    1996        1997       1997        1998
                                 ----------  ----------  ---------- ----------
                                                             (UNAUDITED)
Cash flows from operating ac-
 tivities:
  Net income...................  $   55,742  $  676,817  $ 202,123  $ (428,656)
Adjustments to reconcile net
 income to net cash provided by
 operating activities:
  Depreciation.................   1,717,389   1,639,844    616,669     655,600
  Gain on sale of assets.......    (436,420)   (477,760)  (198,633)   (171,595)
(Increase)/decrease in:
  Accounts receivable--trade...     136,810    (632,607)  (414,358)    661,987
  Inventory....................    (126,733) (1,033,800)  (256,856)   (352,191)
  Prepaid expenses.............       4,682       6,072                  3,577
  Security deposits............         --       (3,969)    (4,014)        --
Increase/(decrease) in:
  Accounts payable.............     (94,283)   (237,461)  (329,106)   (196,614)
  Accrued expenses.............      22,068      46,181     19,864    (104,781)
  Deposits and credits.........      74,500     260,941    (60,376)   (138,952)
                                 ----------  ----------  ---------  ----------
Net cash provided/(used) oper-
 ating activities..............   1,353,755     244,258   (424,687)    (71,625)
                                 ----------  ----------  ---------  ----------
Cash flows from investing ac-
 tivities:
  Capital expenditures--
   property, plant and
   equipment...................  (2,066,163) (2,153,839)  (897,450)   (346,778)
  Proceeds on sale of
   equipment...................   1,076,908   1,465,872    247,485     367,519
  Investment in sales--type
   leases......................    (966,008)   (185,545)   (91,209)   (458,764)
  Proceeds received on lease
   payments....................     352,191     315,124    103,956     101,359
                                 ----------  ----------  ---------  ----------
Net cash provided/(used) by in-
 vesting activities............  (1,603,072)   (558,388)  (637,218)   (336,664)
                                 ----------  ----------  ---------  ----------
  Cash flows from financing
   activities:
  Net borrowing/(repayments) on
   note payable................     258,175     644,787    975,812     307,479
  (Advances)/repayments on note
   receivable--officers........      (2,156)     16,749   (100,000)   (135,000)
                                 ----------  ----------  ---------  ----------
Net cash provided/(used) by fi-
 nancing activities............     256,019     661,536    875,812     172,479
                                 ----------  ----------  ---------  ----------
Net inc/(decrease) in cash and
 cash equivalents..............       6,702     347,406   (186,093)   (235,810)
Cash--Beginning of the year....     179,391     186,093    186,093     533,499
                                 ----------  ----------  ---------  ----------
Cash--End of the year..........  $  186,093  $  533,499  $       0  $  297,689
                                 ==========  ==========  =========  ==========
Supplementary disclosure of
 cash flow information:
  Interest paid................  $1,097,114  $1,179,133  $ 334,261  $  493,040
                                 ==========  ==========  =========  ==========

      See accountant's audit report and notes to the financial statements

                             INDUSTRIAL LIFT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

  Industrial Lift, Inc. (the Company) is engaged in selling, rental and leasing of commercial lift equipment. The Company's headquarters are located in Vincentown, New Jersey and also has plant locations in Odenton, Maryland, Newport News, Virginia, and Ashland, Virginia.

INTERIM FINANCIAL STATEMENTS

  The accompanying balance sheet as of May 12, 1998 and the statements of income and retained earnings and cash flows for the period ended May 12, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

METHOD OF ACCOUNTING

  The Company maintains its books and records, and files its tax returns on the accrual basis of accounting. The financial statements have been prepared on that basis, in which revenue and gains are recognized when earned and expenses and losses are recognized when incurred.

  Preparation of the financial statements in conformity with generally accepted accounting principles requires the use of management's estimates.

INCOME TAXES

  The Company, with the consent of its shareholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company's taxable income. Therefore, no provision or liability for income taxes is reflected in these financial statements.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Improvements and betterments that materially extend the life of the asset are capitalized. Expenditures for maintenance and repairs that do not add materially to productive capacity or extend the life of an asset are expensed as incurred.

  The Company computes depreciation for financial reporting purposes using the straight line method over the estimated useful lives of the related assets. Both the straight-line and accelerated methods are utilized for tax purposes.

  When non-rental assets are retired, sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss thereon is reflected in the current year as other income.

                             INDUSTRIAL LIFT, INC.

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)

NOTE B--CONCENTRATION OF CREDIT RISK

  The Company has concentrated its credit risk for cash by maintaining deposits in banks located within the same geographic region. The maximum loss that would have resulted from that risk totaled $196,567 and $301,682 at December 31, 1996 and 1997, respectively, and $197,688 as of May 12, 1998 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance.

  The Company provides sales on credit to substantially all of their customers, the majority of which are construction companies. As of December 31, 1996 and 1997, outstanding credit to customers is $1,853,061 and $2,485,668, respectively, and $1,823,681 as of May 12, 1998.

NOTE C--INVENTORIES

  Inventories, which are stated at the lower of cost (first in/first out) or market, consist of the following:

                                                   DECEMBER 31,
                                               ---------------------   MAY 12,
                                                  1996       1997       1998
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
     New equipment............................ $  850,650 $1,892,561 $2,296,124
     Used equipment...........................      6,590     22,632     16,841
     Parts, accessories and labor.............    610,830    586,677    541,096
                                               ---------- ---------- ----------
       Total.................................. $1,468,070 $2,501,870 $2,854,061
                                               ========== ========== ==========

NOTE D--INVESTMENT IN LEASES

  The Company leasing operations consist of leasing commercial lift equipment under short term and long term rental agreements. Certain of these long term leases fall under the classification as sales-type leases, whereby the lease gives rise to a dealers profit at the inception of the lease. The Company's net investment in sales-type leases consist of:

                                                DECEMBER 31,
                                            ----------------------    MAY 12,
                                               1996        1997        1998
                                            ----------  ----------  -----------
                                                                    (UNAUDITED)
     Minimum lease payment receivable...... $1,576,242  $1,034,885  $1,183,128
     Estimated residual value of leased
      property.............................    637,600     522,251     673,052
                                            ----------  ----------  ----------
                                             2,213,842   1,557,136   1,856,180
     Less current portion..................   (390,009)   (274,181)   (326,837)
                                            ----------  ----------  ----------
                                            $1,823,833  $1,282,955  $1,529,343
                                            ==========  ==========  ==========

  Future annual minimum lease payments receivable on these leases are:

     1998.............................................................. $274,181
     1999..............................................................  235,026
     2000..............................................................  193,609
     2001..............................................................  152,611
     2002..............................................................   87,532

                             INDUSTRIAL LIFT, INC.

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)

  The Company retains title to the leased equipment. The lessees pay taxes, licenses and insurance costs on the equipment.

SHORT-TERM RENTALS

  The value of future minimum rental payments under operating lease agreements is not determinable. The Company does not maintain the accounting to summarize this information due to the short term nature of the leases and the high volume of which leases are entered.

NOTE E--NOTES PAYABLE

  The Company has entered into various security agreements whereby they finance the equipment they purchased for leasing, rental and resale. The maturity dates vary according to the purchase date of the equipment and range between three to eight years. Equipment financing agreements consist of the following:

                                             DECEMBER 31,
                                        -----------------------   MAY 12,
                                           1996        1997        1998
                                        ----------- ----------- -----------
                                                                (UNAUDITED)
1. Security agreement with Gehl Compa-
   ny, payable in monthly installments
   of interest only payments, interest
   rate averaging between 8.0% to
   10.0%, secured by inventory and ac-
   counts receivable..................  $   451,355 $   968,098 $   989,196
2. Security agreement with Associates
   Commercial Corporation, payable in
   monthly installments, floating in-
   terest rate averaging between 7.5%
   to 9.5%, secured by inventory, ac-
   counts receivable and rights to
   equipment financed.................   10,622,836  10,006,648   9,600,997
3. Security agreement with CitiCorp,
   payable in monthly installments,
   interest averaging between 8.0% to
   10.0%, secured by new and used in-
   ventory and rights to equipment fi-
   nanced.............................      153,428          --          --
4. Mortgage payable to Associates Com-
   mercial Corporation payable in
   monthly installments of $9,544, in-
   terest at 10%, secured by property
   and plant. Effective April 1, 1998
   the payment will be $8,870 as a re-
   sult of a change in the interest
   rate to 8.4%.......................      798,089     761,728     748,475
5. Security agreement with Grove North
   America is payable within 360 days
   of original invoice date. Interest
   is calculated by Grove North
   America when the invoice is issued
   based on 360 day repayment terms.
   Interest is calculated at 8.25%,
   securedby inventory................           --     934,022   1,639,307
                                        ----------- ----------- -----------
                                         12,025,708  12,670,496  12,977,975
  Less: Current Portion...............    3,620,426   5,398,776
                                                                  3,459,388
                                        ----------- ----------- -----------
                                        $ 8,405,282 $ 7,271,720 $ 9,518,587
                                        =========== =========== ===========

                             INDUSTRIAL LIFT, INC.

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)
  Long-Term Maturities at December 31, 1997 are as follows:

           1999.................................. $ 2,311,740
           2000..................................   2,282,507
           2001..................................   1,832,837
           2002..................................     308,428
           Thereafter............................     536,208
                                                  -----------
                                                  $ 7,271,720
                                                  ===========

NOTE F--PROFIT SHARING CONTRIBUTION PAYABLE

  The Company has a profit sharing plan that provides coverage for all eligible employees who have been employed by the Company for at least six months at the end of the year. Each participant receives a proportionate share of the contribution based on his or her compensation to total compensation. The amount of the employer contributions is determined by the board of directors during the course of the year. Profit sharing contributions for the years ended December 31, 1996 and 1997 was $30,000 and $35,000, respectively, and $13,416 and $15,133 for the period ended May 12, 1997 and 1998, respectively.

NOTE G--RELATED PARTY TRANSACTIONS

  Included in other assets as of December 31, 1996 and 1997 and May 12, 1998 is $455,068, $438,319 and $573,319 in loans to shareholders including $34,694, $17,946 and $18,710 of accrued interest respectively. The notes have no repayment terms and are accruing interest at 4%. Repayment of $34,694 was made on the loans in 1997.

NOTE H--OPERATING LEASES

  The Company, as lessee, leases certain equipment and plant facilities under operating lease agreements.

  The Company entered into a three year lease agreement in April, 1997 for its facilities located in Odenton, Maryland. This lease calls for monthly rental payments of $4,213 and $4,424 over the next two consecutive years of the lease.

  The Company also rents its facilities located in Newport News, Virginia. The two year lease agreement was entered into in August, 1996. Monthly payments for the next year lease is $3,800 per month.

  The Company has a lease agreement for their Ashland, Virginia facility which began in June, 1997. The monthly lease payments for the 1998-1999 lease year are $1,200 per month.

  Certain commercial lift equipment rented to customers under the company's leasing operations are leased under the following operating lease agreements:

  . Eighty-four month lease beginning in December, 1997--First two payments at $3,235 per month--Eighty-two payments at $9,185 per month
  . Seventy-two month lease beginning in December, 1997--First two payments at $18,858 per month--Seventy payments at $28,578 per month
  . Seventy-two month lease beginning in November, 1997--First two payments at $5,703 per month--Seventy payments at $18,598 per month

                             INDUSTRIAL LIFT, INC.

                          DECEMBER 31, 1996 AND 1997
                    (THE INFORMATION AS OF MAY 12, 1998 AND
           FOR THE PERIOD ENDED MAY 12, 1997 AND 1998 IS UNAUDITED)
  The company has a lease agreement for their telephone and computer system which began in December, 1997. The agreement is for sixty months at $4,667 per month.

  Rent expense associated with the above leases was approximately $438,548 for the year ending December 31, 1997.

  Future rental payments under these operating leases at December 31, 1997 is as follows:


           1998...................................  $1,094,000
           1999...................................   1,002,460
           2000...................................     857,531
           2001...................................     805,448
           2002...................................     795,580
           Thereafter.............................     751,182
                                                    ----------
                                                    $5,306,201
                                                    ==========

NOTE I--LITIGATION

  In 1996 the Company settled a claim with the State of New Jersey and was assessed $1,700 in sales tax, which it paid.

  During 1995 the Company had been in a personal injury claim based upon theories of negligence, product liability, and willful and wanton disregard. This claim was settled in 1996 at no cost to the Company.

NOTE J--SUBSEQUENT EVENT

  On May 12 , 1998, United Rentals, Inc. purchased all of Industrial Lift, Inc.'s issued and outstanding common stock.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Able Equipment Rental, Inc.

  We have audited the combined balance sheet of Able Equipment Rental, Inc. (See Note 1) (the "Companies") as of December 31, 1997 and the related combined statements of income, stockholders' equity and partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Able Equipment Rental, Inc. at December 31, 1997 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 15, 1998

                          ABLE EQUIPMENT RENTAL, INC.

                            COMBINED BALANCE SHEETS

                                                         DECEMBER    FEBRUARY
                                                         31, 1997    28, 1998
                                                        ----------- -----------
                                                                    (UNAUDITED)
                        ASSETS
Cash................................................... $   489,330  $  273,090
Accounts receivable, net of allowance for doubtful ac-
 counts of $166,000 and $181,000 in 1997 and 1998, re-
 spectively............................................   2,725,794   2,670,554
Unbilled receivables...................................     359,000     395,000
Inventory..............................................     583,013     413,617
Rental equipment, net..................................   9,413,628   9,518,678
Property and equipment, net............................     696,070   1,008,900
Prepaid expenses and other assets......................     145,742     116,589
                                                        ----------- -----------
    Total assets....................................... $14,412,577 $14,396,428
                                                        =========== ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS'
                        CAPITAL
Liabilities:
  Accounts payable, accrued expenses and other
   liabilities......................................... $   989,038 $   784,412
  Debt.................................................   8,120,710   8,395,970
  Stockholder loan.....................................     364,600     364,600
  Deferred rent........................................      18,247      18,247
  Deferred tax liability...............................      86,348     113,735
                                                        ----------- -----------
    Total liabilities..................................   9,578,943   9,676,964
Commitments and contingencies
Stockholders' equity and partners' capital:
 Stockholders' equity:
  Common stock.........................................      17,000      17,000
  Additional paid-in capital...........................     102,978     102,978
  Retained earnings....................................   4,278,962   4,151,355
                                                        ----------- -----------
                                                          4,398,940   4,271,333
 Partners' capital.....................................     434,694     448,131
                                                        ----------- -----------
    Total stockholders' equity and partners' capital...   4,833,634   4,719,464
                                                        ----------- -----------
Total liabilities and stockholders' equity and part-
 ners' capital......................................... $14,412,577 $14,396,428
                                                        =========== ===========


                            See accompanying notes.

                          ABLE EQUIPMENT RENTAL, INC.

                         COMBINED STATEMENTS OF INCOME


                                                         TWO MONTHS  TWO MONTHS
                                            YEAR ENDED     ENDED       ENDED
                                             DECEMBER   FEBRUARY 28,  FEBRUARY
                                             31, 1997       1997      28, 1998
                                            ----------- ------------ ----------
                                                              (UNAUDITED)
Revenues:
  Equipment rentals........................ $17,081,826  $1,631,226  $2,633,136
  Sales of rental equipment................     365,670         --          --
  Sales of parts, supplies and new equip-
   ment....................................   1,847,708     503,961     757,212
                                            -----------  ----------  ----------
Total revenues.............................  19,295,204   2,135,187   3,390,348
Cost of revenues:
  Cost of equipment rentals, excluding
   equipment rental depreciation...........   6,944,226   1,005,933   1,306,857
  Depreciation, equipment rentals..........   1,667,366     201,010     302,678
  Cost of rental equipment sales...........     293,238         --          --
  Cost of parts, supplies and new equipment
   sales...................................   1,518,807     239,576     272,657
                                            -----------  ----------  ----------
Total cost of revenues.....................  10,423,637   1,446,519   1,882,192
                                            -----------  ----------  ----------
Gross profit...............................   8,871,567     688,668   1,508,156
Selling, general and administrative ex-
 penses....................................   6,438,632     627,098   1,241,182
Non-rental depreciation....................     172,489      14,440      27,130
                                            -----------  ----------  ----------
Operating income...........................   2,260,446      47,130     239,844
Interest expense...........................     591,701      42,099     113,995
                                            -----------  ----------  ----------
Income before provision for income taxes...   1,668,745       5,031     125,849
Provision for income taxes.................      61,235      19,436      36,269
                                            -----------  ----------  ----------
Net income (loss).......................... $ 1,607,510  $  (14,405) $   89,580
                                            ===========  ==========  ==========


                            See accompanying notes.

                          ABLE EQUIPMENT RENTAL, INC.

       COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

                                 COMMON STOCK  ADDITIONAL
                                --------------  PAID-IN    RETAINED   PARTNERS'
                                SHARES AMOUNT   CAPITAL    EARNINGS    CAPITAL
                                ------ ------- ---------- ----------  ---------
Balance at January 1, 1997....  1,700  $17,000  $102,978  $3,290,014  $ 483,975
  Capital contributions.......                                   --       6,000
  Stockholders and capital
   distributions..............                              (322,246)  (351,597)
  Net income..................                             1,311,194    296,316
                                -----  -------  --------  ----------  ---------
Balance at December 31, 1997..  1,700  $17,000  $102,978  $4,278,962  $ 434,694
  Stockholders distributions
   (unaudited)................                              (203,750)       --
  Net income (unaudited)......                                76,143     13,437
                                -----  -------  --------  ----------  ---------
Balance at February 28, 1998
 (unaudited)..................  1,700  $17,000  $102,978  $4,151,355  $ 448,131
                                =====  =======  ========  ==========  =========




                            See accompanying notes.

                          ABLE EQUIPMENT RENTAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           TWO MONTHS ENDED
                                             YEAR ENDED      FEBRUARY 28,
                                            DECEMBER 31,  --------------------
                                                1997        1997       1998
                                            ------------  ---------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).........................  $ 1,607,510   $ (14,405) $  89,580
Adjustments to reconcile net income (loss)
 to net cash provided by operating
 activities:
  Depreciation............................    1,839,855     215,450    329,808
  Gain on sale of property and equipment..      (72,432)     (6,556)      (559)
  Deferred tax liability..................       26,340      19,436     27,387
  Changes in assets and liabilities:
    (Increase) Decrease in accounts
     receivable...........................     (956,085)     57,264     55,240
    Increase in unbilled receivables......     (142,000)    (23,000)   (36,000)
    Increase (Decrease) in inventory......     (346,085)    102,170    169,396
    Decrease (Increase) in prepaid
     expenses and other assets............        5,467     (62,149)    29,153
    Increase (Decrease) in accounts
     payable, accrued expenses and other
     liabilities..........................      724,666     (29,375)  (204,627)
    Increase in deferred rent.............       18,247         --         --
                                            -----------   ---------  ---------
      Cash provided by operating
       activities.........................    2,705,483     258,835    459,378
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment..............   (5,395,221)   (399,294)  (407,728)
Proceeds from sale of rental equipment....      365,670      22,249        613
Purchases of property and equipment.......     (468,927)    (54,417)  (340,014)
                                            -----------   ---------  ---------
      Cash used in investing activities...   (5,498,478)   (431,462)  (747,129)
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions.....................        6,000         --         --
Stockholders and capital distributions....     (673,843)        --    (203,750)
Principal payments on debt................   (2,495,519)   (343,900)  (311,207)
Borrowings under credit facility..........    6,116,144     346,667    586,468
                                            -----------   ---------  ---------
      Cash provided by financing
       activities.........................    2,952,782       2,767     71,511
                                            -----------   ---------  ---------
Increase (Decrease) in cash...............      159,787    (169,860)  (216,240)
Cash balance at beginning of period.......      329,543     329,543    489,330
                                            -----------   ---------  ---------
      Cash balance at end of period.......  $   489,330   $ 159,683  $ 273,090
                                            ===========   =========  =========

                            See accompanying notes.

                          ABLE EQUIPMENT RENTAL, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
(THE INFORMATION AS OF FEBRUARY 28, 1998 AND FOR THE TWO MONTHS ENDED FEBRUARY
                        28, 1997 AND 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements of Able Equipment Rental, Inc. include the accounts of the following entities: Rental Equipment, Inc.; Butler & Son, Inc.; Butler & Derbyshire, Inc.; Butler & O'Connor; Butler & Butler; Butler, Rollins & Butler; Butler, Schlerf & Butler; Butler, Westbrook & Butler; Butler, Binder & Butler; Butler, Cook & Butler; Butler, Henkle & Butler; Butler, McKenney & Butler; Butler, Breitenstein & Butler; Butler, Escalante & Butler; and Butler, Paeper & Butler (collectively the "Companies"). The Companies are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  These combined financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Companies by United Rentals, Inc. ("United") as more fully described in Note 10.

 Business Activity

  The Companies rent, sell and repair construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Companies have six locations and their principal market area is Southern California. The nature of the Companies' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

  On March 29, 1997 Rental Equipment, Inc. acquired for $1,500,000 a substantial amount of rental equipment and fixed assets from Sam's-U-Rent, Inc. and assumed all operations. The Company utilized the funds available under its line of credit to finance the purchase. The acquisition has been accounted for as a purchase and, accordingly, at such date the Company recorded the assets acquired at their estimated fair values.

 Interim Financial Statements

  The accompanying combined balance sheet at February 28, 1998 and the combined statements of income, stockholders' equity and partners' capital and cash flows for the two-month periods ended February 28, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

 Inventory

  Inventory consists primarily of general replacement parts, fuel and equipment held for resale and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated seven-year useful life with no salvage value.

                          ABLE EQUIPMENT RENTAL, INC.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of rental equipment and cost of sales of rental equipment, respectively, in the combined statement of income.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over an estimated useful life of seven years. Leasehold improvements are amortized using the straight-line method over the estimated lives of the leasehold improvement or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $144,000, $17,000 and $24,000 in the year ended December 31, 1997 and in the two months ended February 28, 1997 and 1998, respectively.

 Income Taxes

  Rental Equipment, Inc. and Butler & Son, Inc. have elected, by unanimous consent of their shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for both federal and state purposes. Under those provisions, the Companies do not pay federal or state income taxes; instead, the shareholders are liable for individual income taxes on their profits.

  Butler & Derbyshire, Inc., a C Corporation for federal tax purposes, applied an asset and liability approach to accounting for income taxes. Deferred income tax assets and liabilities arise from differences between the tax basis of an asset or liability and its reported amount in the combined financial statements. Deferred tax balances are determined by using tax rates to be in effect when the taxes will actually be paid or refunds received.

  All the other entities included in these combined financial statements are partnerships. No provision has been made in the accompanying financial statements for any federal, state, or local income taxes since they are the liability of the individual partners.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                          ABLE EQUIPMENT RENTAL, INC.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and their credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1998
                                                       ------------ ------------
                                                                    (UNAUDITED)
   Rental equipment................................... $16,709,153  $17,116,881
   Less accumulated depreciation......................   7,295,525    7,598,203
                                                       -----------  -----------
   Rental equipment, net.............................. $ 9,413,628  $ 9,518,678
                                                       ===========  ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1998
                                                       ------------ ------------
                                                                    (UNAUDITED)
   Transportation equipment...........................  $  901,400   $1,228,870
   Furniture and fixtures.............................     321,638      330,289
   Leasehold improvements.............................     259,854      259,854
                                                        ----------   ----------
                                                         1,482,892    1,819,013
   Less accumulated depreciation......................     786,822      810,113
                                                        ----------   ----------
     Total............................................  $  696,070   $1,008,900
                                                        ==========   ==========

5. DEBT AND STOCKHOLDER LOAN

  Debt and stockholder loan consists of the following:

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1997         1998
                                                      ------------ ------------
                                                                   (UNAUDITED)
   Sanwa Bank--Various lines of credit with combined
    monthly payments of $122,452 and $163,958, in
    1997 and 1998 respectively including interest
    from 8.1% to 9.5%...............................   $8,120,710   $8,395,970
   Stockholder Loan--No set principal payments. Loan
    is due on December 13, 1999. The loan accrues
    interest at a rate of 10% per year. ............      364,600      364,600
                                                       ----------   ----------
                                                       $8,485,310   $8,760,570
                                                       ==========   ==========

  Substantially all rental equipment collateralized the above bank notes. All debt was paid off in connection with the acquisition discussed in Note 10.

                          ABLE EQUIPMENT RENTAL, INC.

6. INCOME TAXES

  The provision for income taxes consists of the following:

                                                                   TWO MONTHS
                                                                      ENDED
                                                     YEAR ENDED   FEBRUARY 28,
                                                    DECEMBER 31, ---------------
                                                        1997      1997    1998
                                                    ------------ ------- -------
                                                                   (UNAUDITED)
   Current:
     Federal.......................................   $20,009    $   --  $ 7,023
     State.........................................    14,886        --    1,859
                                                      -------    ------- -------
                                                       34,895        --    8,882
   Deferred:
     Federal.......................................       --         --
     State.........................................    26,340     19,436  27,387
                                                      -------    ------- -------
                                                       26,340     19,436  27,387
                                                      -------    ------- -------
                                                      $61,235    $19,436 $36,269
                                                      =======    ======= =======

  Significant components of the Companies deferred tax liability are as follows:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1997         1998
                                                       ------------ ------------
                                                                    (UNAUDITED)
   Difference in basis of accounting..................   $34,375      $ 54,566
   Cumulative tax depreciation in excess of book......    51,973        59,169
                                                         -------      --------
   Deferred tax liability.............................   $86,348      $113,735
                                                         =======      ========

7. OPERATING LEASES

  The Companies lease six store locations on long-term leases. The Companies are responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. These leases have various terms and extend through May 2007 and include scheduled base rent increases over the term of the leases. The total amount of the base rent payments is being charged to expense on the straight-line method over the terms of the leases. The Companies recorded a liability for deferred rent to reflect the excess of rent expense over cash payments which is included in the accompanying combined balance sheet.

  Total rent expense for the year ended December 31, 1997 and for the two months ended February 28, 1997 and 1998 was approximately $846,000, $66,000 and $182,000, respectively.

  At December 31, 1997, minimum lease commitments under all operating leases, with initial or remaining lease terms of more than one year, are as follows:

        1998......................................................... $  918,000
        1999.........................................................    851,000
        2000.........................................................    810,000
        2001.........................................................    810,000
        2002.........................................................    810,000
        Thereafter...................................................  3,230,000
                                                                      ----------
          Total...................................................... $7,429,000
                                                                      ==========

                          ABLE EQUIPMENT RENTAL, INC.

8. COMMON STOCK

  The common stock of the Companies at December 31, 1997 and February 28, 1998 (unaudited) is summarized as follows:

                                                         SHARES
                                                 ----------------------
                                                            ISSUED AND
                                       PAR VALUE AUTHORIZED OUTSTANDING AMOUNT
                                       --------- ---------- ----------- -------
   Rental Equipment, Inc. ............     $10     7,500         500    $ 5,000
   Butler & Son, Inc. ................  no par     5,000         200      2,000
   Butler & Derbyshire, Inc...........  no par     5,000       1,000     10,000
                                                               -----    -------
                                                               1,700    $17,000
                                                               =====    =======

9. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 and for the two months ended February 28, 1997 and 1998, total interest paid was $554,701, $48,666 and $114,822, respectively.

  For the year ended December 31, 1997 and for the two months ended February 28, 1997 and 1998, total income taxes paid was $9,000, $0 and $0, respectively

10. SUBSEQUENT EVENT

  On March 23, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of Rental Equipment Inc., Butler & Son, Inc. and Butler & Derbyshire, Inc. as well as the net assets of the partnerships included herein.

         INDEPENDENT AUDITORS' REPORT ON COMBINED FINANCIAL STATEMENTS

Board of Directors Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc.

  We have audited the accompanying combined balance sheet of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997 and the related combined statements of income and retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. as of December 31, 1997 and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/  Beene Garter LLP

July 23, 1998
Grand Rapids, Michigan

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

                            COMBINED BALANCE SHEETS

                                                       DECEMBER 31,   MAY 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current Assets
  Cash................................................  $  440,146  $1,304,088
  Accounts receivable.................................     911,325   1,402,058
  Refundable income taxes.............................      63,287         --
  Inventories.........................................   1,296,093   2,231,832
                                                        ----------  ----------
TOTAL CURRENT ASSETS..................................   2,710,851   4,937,978
Rental Equipment, net.................................   4,724,733   3,438,583
Property, Plant and Equipment, net....................     238,388     237,995
                                                        ----------  ----------
                                                        $7,673,972  $8,614,556
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Bank overdraft......................................  $  311,917  $      --
  Notes payable.......................................   2,070,106   1,526,658
  Accounts payable....................................     289,310     275,169
  Accrued expenses
    Federal income tax................................         --      637,560
    Other.............................................     215,915     142,869
  Customer deposits...................................     154,472       6,769
  Deferred income taxes...............................     150,000     150,000
                                                        ----------  ----------
TOTAL CURRENT LIABILITIES.............................   3,191,720   2,739,025
Stockholders' Equity
  Common stock, no par value; authorized 50,000
   shares; issued and outstanding 6,000...............       6,000       6,000
  Common stock, $1 par value; authorized 50,000
   shares; issued and outstanding 21,750..............      21,750      21,750
  Retained earnings...................................   4,454,502   5,847,781
                                                        ----------  ----------
                                                         4,482,252   5,875,531
                                                        ----------  ----------
                                                        $7,673,972  $8,614,556
                                                        ==========  ==========

                             See accompanying notes

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                         FIVE MONTHS  FIVE MONTHS
                                            YEAR  ENDED     ENDED        ENDED
                                            DECEMBER 31,   MAY 31,      MAY 31,
                                                1997        1998         1997
                                            ------------ -----------  -----------
                                                         (UNAUDITED)  (UNAUDITED)
Revenues
  Equipment rentals.......................   $3,082,730  $1,255,473   $1,123,104
  Sales of new, used and rental equipment,
   parts and other........................   15,188,885   6,921,749    6,007,118
                                             ----------  ----------   ----------
                                             18,271,615   8,177,222    7,130,222
Cost of Sales
  Rental equipment depreciation...........    1,697,339     748,000      635,000
  Cost of sales...........................   11,509,080   4,393,854    4,783,983
                                             ----------  ----------   ----------
                                             13,206,419   5,141,854    5,418,983
                                             ----------  ----------   ----------
GROSS PROFIT..............................    5,065,196   3,035,368    1,711,239
Selling, General and Administrative Ex-
 penses...................................    3,420,352     902,584    1,139,258
Non-rental Depreciation and Amortization..      102,359      35,350       38,250
                                             ----------  ----------   ----------
Operating Income..........................    1,542,485   2,097,434      533,731
                                             ----------  ----------   ----------
Other Income (Expense)
  Interest income.........................       45,631      33,621        5,503
  Gain on sale of non-rental equipment....       38,471         --           --
  Other income............................       75,857      22,028       34,293
  Interest expense........................     (111,927)    (32,804)     (51,729)
                                             ----------  ----------   ----------
                                                 48,032      22,845      (11,933)
                                             ----------  ----------   ----------
INCOME BEFORE INCOME TAXES................    1,590,517   2,120,279      521,798
Provision for Income Taxes................      544,138     727,000      187,000
                                             ----------  ----------   ----------
NET INCOME................................    1,046,379   1,393,279      334,798
Beginning Retained Earnings...............    3,408,123   4,454,502    3,408,123
                                             ----------  ----------   ----------
ENDING RETAINED EARNINGS..................   $4,454,502  $5,847,781   $3,742,921
                                             ==========  ==========   ==========

                             See accompanying notes

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                        FIVE MONTHS  FIVE MONTHS
                                           YEAR ENDED      ENDED        ENDED
                                          DECEMBER 31,    MAY 31,      MAY 31,
                                              1997         1998         1997
                                          ------------  -----------  -----------
                                                        (UNAUDITED)  (UNAUDITED)
Cash Flows from Operating Activities
  Net income............................. $ 1,046,379   $1,393,279   $   334,798
  Adjustments to reconcile net income to
   net cash provided by operating
   activities............................
    Depreciation and amortization........   1,799,698      783,350       673,250
    Gain sale of non-rental equipment....     (38,741)         --            --
    Gain on sale of rental equipment.....    (604,752)    (912,841)     (209,378)
    Deferred income taxes................     185,000          --            --
    Changes in assets and liabilities
      Accounts receivable................    (187,919)    (427,446)     (540,038)
      Inventories........................     313,739     (935,739)     (315,768)
      Accounts payable, accrued expenses
       and other liabilities.............    (575,471)     402,670        22,895
                                          -----------   ----------   -----------
NET CASH PROVIDED (USED) BY OPERATING
 ACTIVITIES..............................   1,937,933      303,273       (34,241)
Cash Flows from Investing Activities
  Purchase of rental equipment...........  (9,056,754)    (902,990)   (1,948,032)
  Purchase of non-rental equipment.......     (73,591)     (34,958)      (56,649)
  Proceeds from sale of rental
   equipment.............................   7,205,622    2,353,982     2,239,869
  Proceeds from sale of non-rental
   equipment.............................      81,873          --            --
                                          -----------   ----------   -----------
NET CASH (USED) PROVIDED BY INVESTING
 ACTIVITIES..............................  (1,842,850)   1,416,034       235,188
Cash Flows from Financing Activities
  Bank overdraft.........................    (156,626)    (311,917)     (468,543)
  Change in notes payable................     285,939     (543,448)      142,528
                                          -----------   ----------   -----------
NET CASH PROVIDED (USED) BY FINANCING
 ACTIVITIES..............................     129,313     (855,365)     (326,015)
                                          -----------   ----------   -----------
INCREASE (DECREASE) IN CASH..............     224,396      863,942      (125,068)
Cash Balance at Beginning of Period......     215,750      440,146       215,750
                                          -----------   ----------   -----------
CASH BALANCE AT END OF PERIOD............ $   440,146   $1,304,088   $    90,682
                                          ===========   ==========   ===========
Supplemental Cash Flow Information
  Cash paid for interest................. $   111,927   $   32,804   $    51,729
  Cash paid for income taxes............. $   415,280   $   26,153   $   103,820

                             See accompanying notes

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997
         (THE INFORMATION AS OF MAY 31, 1998 AND FOR THE THREE MONTHS
                   ENDED MAY 31, 1998 AND 1997 IS UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business and Basis of Presentation

  The combined financial statements include the accounts of Grand Valley Equipment Co., Inc. and Kubota of Grand Rapids, Inc. (collectively the "Company"). Grand Valley Equipment Co., Inc. ("GVE") and Kubota of Grand Rapids, Inc. ("KGR") are combined due to common ownership and operations which are complimentary. The financial statements of GVE as of October 31, 1997 (GVE's fiscal year end) are combined with the financial statements of KGR as of December 31, 1997. The financial statements of GVE as of March 31, 1998 and 1997 are combined with the financial statements of KGR as of May 31, 1998 and 1997.

  The Company rents and sells heavy and light machinery and equipment primarily in the Western Michigan area. All significant intercompany accounts and transactions have been eliminated on combination.

 Interim Financial Statements

  The accompanying combined balance sheets at May 31, 1998, and the combined statements of income, and retained earnings and cash flows for the five month periods ended May 31, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Inventories

  Inventories, which consist of heavy and light machinery and equipment, are valued at the lower of cost or net realizable value.

 Revenue Recognition

  Revenue related to the sale of heavy and light machinery and equipment is recognized at the point of sale. Revenue related to the rental of heavy and light machinery is recognized at the time of return for rentals of one month or less, and ratably over the contract term for rentals in excess of one month.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using an accelerated method over an estimated five-year useful life with no salvage value.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation of property and equipment is provided on accelerated methods over the estimated useful lives of the respective assets.

  The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations. Ordinary maintenance and repair costs are charged to operations as incurred.

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

 Income Taxes

  The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities would be determined based on the difference between the financial statement and tax basis of assets and liabilities, primarily due to differences in the carrying value of rental equipment, using enacted tax rates in effect for the year in which the differences are expected to reverse.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2--CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with quality financial institutions and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

NOTE 3--RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                      DECEMBER 31,    MAY 31,
                                                          1997         1998
                                                      ------------  -----------
                                                                    (UNAUDITED)
   Rental equipment.................................. $ 7,694,776   $ 7,156,627
   Less: Accumulated depreciation....................  (2,970,043)   (3,718,044)
                                                      -----------   -----------
   Rental Equipment, net............................. $ 4,724,733   $ 3,438,583
                                                      ===========   ===========

NOTE 4--PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31,   MAY 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Land................................................  $   5,000    $   5,000
   Buildings...........................................     60,957       60,957
   Machinery and equipment.............................    270,759      270,759
   Office furniture and equipment......................     17,066       10,434
   Vehicles............................................    368,476      410,065
                                                         ---------    ---------
                                                           722,258      757,215
   Less: Accumulated depreciation......................   (483,870)    (519,220)
                                                         ---------    ---------
                                                         $ 238,388    $ 237,995
                                                         =========    =========

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

NOTE 5--NOTES PAYABLE

  Notes payable consist of the following:

                                                       DECEMBER 31,   MAY 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
   $2,500,000 line-of-credit, providing for interest
    at prime rate (8.5% at December 31, 1997), due in
    March, 1999, secured by the assets of the Compa-
    ny...............................................   $1,605,000  $  480,000
   Amounts due under manufacturer floor plan arrange-
    ment represent amounts on which principle and in-
    terest are not yet due...........................      465,106   1,046,658
                                                        ----------  ----------
                                                        $2,070,106  $1,526,658
                                                        ==========  ==========

NOTE 6--LEASES

  The Company leases operating facilities under operating leases from entities under similar ownership. Rent expense under these leases totaled $184,000 for the year ended December 31, 1997 and $30,000 and $77,000 for five months ended May 31, 1998 and 1997, respectively. Under the lease agreements, aggregate rent is payable in monthly installments of $6,000. The agreements provide for an increase in annual rent based on the Consumer Price Index of the previous five years. Future minimum rent commitments are $72,000 each for years ended December 31, 1998 to December 31, 2004, to be adjusted based on the increase in the Consumer Price Index. There is no formal lease agreement for the GVE lease, they are leasing on a month to month basis.

NOTE 7--INCOME TAXES

  The provision for income taxes consists of the following:

                                                                 MAY 31,
                                            DECEMBER 31, -----------------------
                                                1997        1997        1998
                                            ------------ ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
   Currently payable.......................   $359,138    $187,000    $727,000
   Deferred................................    185,000         --          --
                                              --------    --------    --------
   Federal income tax......................   $544,138    $187,000    $727,000
                                              ========    ========    ========

  The effective rate for income tax expense differs from the statutory rate of 34% when applied to income from continuing operations before income taxes due to certain nondeductible expenses of the Company.

NOTE 8--RETIREMENT PLAN

  The Company has adopted a profit-sharing plan and a 401(k) plan that covers substantially all employees and provides for discretionary employer and voluntary employee contributions.

  KGR has established a defined contribution 401(k) retirement plan which covers substantially all full-time employees. The employees may contribute up to $9,500 annually. Company contributions are discretionary. Company contributions to the plan were $20,102, $6,114 and $6,057 for the year ended December 31, 1997 and for the five month periods ended May 31, 1998 and 1997, respectively.

  GVE has established a Profit-Sharing Plan under section 401 and 501 of the Internal Revenue Code. Substantially all full-time employees are eligible for the plan. Yearly employer contributions are discretionary.

       GRAND VALLEY EQUIPMENT CO., INC. AND KUBOTA OF GRAND RAPIDS, INC.

Employees may also elect to contribute to the plan. Company contributions to the plan were $151,152 for the year ended December 31, 1997. Company contributions to the plan were $63,000 and $62,500 for the five month periods ended May 31, 1998 and 1997, respectively.

NOTE 9--CONTINGENCIES

  The Company may occasionally be subject to certain liability claims resulting from the normal course of business.

NOTE 10--SUBSEQUENT EVENT

  On June 9, 1998, the Company entered into a stock purchase agreement with United Rentals, Inc. ("United"). Under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of both GVE and KGR.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
McClinch Equipment Services, Inc:

  We have audited the accompanying balance sheet of McClinch Equipment Services, Inc. as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McClinch Equipment Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Stamford, Connecticut
March 6, 1998.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                                 BALANCE SHEETS

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                       ASSETS:
Cash and cash equivalents............................. $   314,000  $   439,000
Accounts receivable, less allowance for doubtful ac-
 counts of $75,000....................................   3,611,000    2,839,000
State income taxes receivable.........................       1,000        6,000
Inventories...........................................     354,000      459,000
Net investment in sales-type leases (Note 2)..........      49,000      130,000
Fixed assets, net (Note 3)............................  18,631,000   22,859,000
Other assets..........................................      29,000       25,000
Due from related parties..............................     151,000          --
                                                       -----------  -----------
  Total assets........................................ $23,140,000  $26,757,000
                                                       ===========  ===========
                     LIABILITIES:
Notes payable (Note 4)................................ $16,200,000  $18,021,000
Accounts payable and accrued expenses.................   1,237,000    1,193,000
Due to related parties................................         --       822,000
Deferred state income taxes (Note 6)..................     500,000      556,000
                                                       -----------  -----------
  Total liabilities...................................  17,937,000   20,592,000
                                                       -----------  -----------
Commitments (Note 8)

                 STOCKHOLDERS' EQUITY:
Common stock, no par value; authorized, 5,000 shares;
 issued and outstanding, 100 shares....................         --          --
Additional paid-in capital.............................      10,000      10,000
Retained earnings......................................   5,193,000   6,155,000
                                                        ----------- -----------
  Total stockholders' equity...........................   5,203,000   6,165,000
                                                        ----------- -----------
  Total liabilities and stockholders' equity........... $23,140,000 $26,757,000
                                                        =========== ===========


    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                           SIX MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                           DECEMBER 31,  ----------------------
                                               1997         1998        1997
                                           ------------  ----------  ----------
                                                              (UNAUDITED)
Revenues:
  Equipment rentals and service........... $12,141,000   $6,626,000  $5,036,000
  Sales...................................   4,759,000    2,415,000   2,426,000
                                           -----------   ----------  ----------
                                            16,900,000    9,041,000   7,462,000
                                           -----------   ----------  ----------
Cost of equipment rentals and service
 (Note 5).................................   6,520,000    3,911,000   2,994,000
Cost of sales.............................   3,642,000    1,852,000   1,859,000
                                           -----------   ----------  ----------
    Gross profit..........................   6,738,000    3,278,000   2,609,000
Selling expenses (Note 5).................   1,540,000      690,000     663,000
General and administrative expenses (Note
 5).......................................   2,445,000      966,000     627,000
                                           -----------   ----------  ----------
                                             2,753,000    1,622,000   1,319,000
Other income (expense):
  Other income............................     410,000       39,000     207,000
  Interest income.........................      56,000       12,000      23,000
  Interest expense........................  (1,167,000)    (651,000)   (509,000)
                                           -----------   ----------  ----------
    Income before provision for state in-
     come taxes...........................   2,052,000    1,022,000   1,040,000
Provision for state income taxes:
  Current.................................       7,000        4,000       2,000
  Deferred................................     100,000       56,000      68,000
                                           -----------   ----------  ----------
    Net income............................   1,945,000      962,000     970,000
Retained earnings, beginning of period....   3,248,000    5,193,000   3,248,000
                                           -----------   ----------  ----------
    Retained earnings, end of period...... $ 5,193,000   $6,155,000  $4,218,000
                                           ===========   ==========  ==========


    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                          SIX MONTHS ENDED
                                          YEAR ENDED          JUNE 30,
                                         DECEMBER 31,  ------------------------
                                             1997         1998         1997
                                         ------------  -----------  -----------
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income............................ $ 1,945,000   $   962,000  $   970,000
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation........................   3,215,000     1,987,000    1,476,000
    Gain on sale of equipment...........    (180,000)     (115,000)     (76,000)
    Deferred state income taxes.........     100,000        56,000       68,000
                                         -----------   -----------  -----------
                                           5,080,000     2,890,000    2,438,000
  Changes in assets and liabilities:
    Accounts receivable.................  (1,460,000)      772,000       30,000
    State income taxes receivable.......       1,000        (5,000)      (4,000)
    Inventories.........................      (2,000)     (105,000)      60,000
    Other assets........................      (9,000)        4,000          --
    Accounts payable and accrued ex-
     penses.............................     449,000       (44,000)      91,000
    Due to related parties..............    (243,000)      973,000      124,000
                                         -----------   -----------  -----------
      Net cash provided by operating
       activities.......................   3,816,000     4,485,000    2,739,000
                                         -----------   -----------  -----------
Cash flows from investing activities:
  Acquisition of property and rental
   equipment............................  (8,814,000)   (6,425,000)  (5,550,000)
  Net investment in sales-type leases...      26,000       (81,000)      33,000
  Proceeds from the sale of equipment...     495,000       325,000      200,000
                                         -----------   -----------  -----------
      Net cash used in investing activi-
       ties.............................  (8,293,000)   (6,181,000)  (5,317,000)
                                         -----------   -----------  -----------
Cash flows from financing activities:
  Borrowings under line of credit.......   8,750,000     5,800,000    5,500,000
  Repayments under line of credit.......  (4,050,000)   (3,979,000)  (2,000,000)
                                         -----------   -----------  -----------
      Net cash provided by financing ac-
       tivities.........................   4,700,000     1,821,000    3,500,000
                                         -----------   -----------  -----------
      Net increase in cash and cash
       equivalents......................     223,000       125,000      922,000
Cash and cash equivalents, beginning of
 period.................................      91,000       314,000       91,000
                                         -----------   -----------  -----------
      Cash and cash equivalents, end of
       period........................... $   314,000   $   439,000  $ 1,013,000
                                         ===========   ===========  ===========
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for:
   Interest............................. $ 1,131,000   $   648,000  $   491,000
   State income taxes...................       6,000         9,000        6,000

    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Company's Business:

  McClinch Equipment Services, Inc. (the "Company") is an exclusive dealer for JLG Industries in New Jersey, Delaware, Maryland, Washington D.C., and Northern Virginia. The Company also has distribution agreements with other manufacturers in New Jersey, Delaware, Maryland, Pennsylvania, Washington, D.C. and Virginia. Revenues are derived principally from the rental of aerialift equipment and material handling equipment and the sale of new and used aerialift equipment to a diversified customer base including contractors and other users.

 Basis of Presentation:

  The balance sheet is presented on an unclassified basis since it more properly reflects the Company's operations as an equipment rental company.

 Interim Financial Statements:

  The accompanying balance sheet at June 30, 1998, and the statements of income and retained earnings and cash flows for the six month periods June 30, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Revenue Recognition:

  a. Operating Leases. Rental revenue is recognized over the lease term (generally less than one year) as earned.

  b. Sales-Type Leases: Sales are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. The unearned interest income represents the difference between the minimum lease payments and the present value of such payments. Such interest income is recognized over the life of the lease using the interest method.

 Cash and Cash Equivalents:

  Cash and cash equivalents consist primarily of cash in banks and temporary cash investments with original maturities of less than 90 days. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

 Inventories:

  Inventories, consisting principally of aerialift equipment and related spare parts, are recorded at the lower of first-in, first-out cost or market.

 Fixed Assets:

  Fixed assets, consisting principally of the Company's fleet of aerialift equipment, primarily held for rental under operating leases, is stated at cost and is depreciated using the straight-line method over the following estimated useful lives: rental equipment, shop equipment, furniture and fixtures and computer equipment, 7 years; vehicles, 5 years; and leasehold improvements, over the remaining term of the lease.

                       MCCLINCH EQUIPMENT SERVICES, INC.

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)

  Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in income.

 Income Taxes:

  The Company has elected to be taxed as a Small Business Corporation under the Internal Revenue Code. Under this regulation the Company's income is reported for federal income tax purposes by the stockholders on their individual tax returns. Accordingly, the financial statements reflect no provision or liability for federal income taxes.

  The small business corporation election can be made in some of the states in which the Company does business and accordingly, the financial statements only reflect state income tax provisions for the states in which the election can not be made.

  The Company recognizes deferred tax assets and liabilities for the expected future state tax consequences of events that have been recognized in the Company's financial statements or state tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. A valuation allowance is established when it is more likely than not that deferred tax assets will not be realized.

 Estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications:

  Certain amounts have been reclassified between balance sheet accounts in the current year to more properly reflect the nature of the item.

2. SALES-TYPE LEASES

  The net investment in sales-type leases consists of the following:

                                                          DECEMBER 31, JUNE 30,
                                                              1997       1998
                                                          ------------ --------
   Minimum lease payments receivable.....................   $53,000    $145,000
     Less, Unearned interest income......................    (4,000)    (15,000)
                                                            -------    --------
   Net investment in sales-type leases...................   $49,000    $130,000
                                                            =======    ========

  All future minimum lease payments are receivable during 1998 and 1999.

                       MCCLINCH EQUIPMENT SERVICES, INC.

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)


3. FIXED ASSETS

  Fixed assets consist of the following:

                                                        DECEMBER
                                                           31,       JUNE 30,
                                                          1997         1998
                                                       -----------  -----------
   Land and building.................................. $       --   $   242,000
   Rental equipment...................................  24,854,000   30,325,000
   Vehicles...........................................   1,043,000    1,246,000
   Shop equipment.....................................      35,000       79,000
   Office equipment...................................      28,000       31,000
   Leasehold improvements.............................         --        32,000
                                                       -----------  -----------
                                                        25,960,000   31,955,000
     Less, Accumulated depreciation...................  (7,329,000)  (9,096,000)
                                                       -----------  -----------
                                                       $18,631,000  $22,859,000
                                                       ===========  ===========

4. NOTES PAYABLE

  The Company has available a revolving line of credit with a bank syndicate totaling the lesser of $28,000,000 or an amount based on eligible accounts receivable, parts inventory, new equipment inventory, vehicles and rental equipment. The unused portion of the line of credit was $11,800,000 and $9,979,000 at December 31, 1997 and June 30, 1998, respectively.

  At December 31, 1997, the outstanding balance bears interest at fluctuating 30-day LIBOR rate plus 2 1/4% (8.2% at December 31, 1997). Effective in January 1998, the outstanding balance bears interest at the fluctuating 30-day LIBOR rate plus 1 3/4% (7.4% at June 30, 1998) and the Company pays a commitment fee of 1/4% per annum on the unused portion of the line of credit. The Company has the option to borrow additional funds and/or convert all or a portion of the outstanding balance to a fluctuating interest rate equal to the lender's prime rate plus 1/2% or a fixed LIBOR rate plus 1 3/4% for 90, 180 or 360 days.

  The line of credit terminates on November 30, 1999 and extends automatically every six months unless either party gives written notice to the other. Upon termination or default, amounts outstanding under this line of credit convert to a note which is payable in 48 monthly installments.

  Although there are no fixed payments on the principal, the Company expects the aggregate maturities of debt outstanding at December 31, 1997 to approximate the following:

      1998........................................................... $4,050,000
      1999...........................................................  4,050,000
      2000...........................................................  4,050,000
      2001...........................................................  4,050,000

  Substantially all of the assets of the Company have been pledged as collateral under the debt agreement. In addition, an affiliate of the Company has guaranteed this debt.

  The lenders require, among other terms, that the Company and its affiliate on a combined basis meet certain financial ratios and obtain approval prior to issuing of advances or loans to stockholders or officers which exceed certain amounts, as defined.

                       MCCLINCH EQUIPMENT SERVICES, INC.

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)


5. RELATED PARTY TRANSACTIONS

  An affiliate (through common ownership) provides services to the Company in connection with its operations. The primary expenses, which are incurred and paid by the affiliate and allocated to the Company, include salaries ($1,750,000 for the year ended December 31, 1997 and $500,000 and $330,000 for the six months ended June 30, 1998 and 1997, respectively, included in general and administrative expenses) and spare parts inventory, trucking services and insurance expenses ($850,000, for the year ended December 31, 1997, and $430,000 and $361,000 for the six months ended June 30, 1998 and June 30, 1997, respectively, included in cost of equipment rentals and service).

  The Company rents equipment to the affiliate under an informal equipment sharing agreement for ultimate rental to the affiliate's customers in New York and Connecticut. In addition, the Company rents equipment from the affiliate for ultimate rental to customers in its operating areas. The net revenue earned (included in equipment rentals and service revenues) by the Company under these arrangements for the year ended December 31, 1997 was $178,000 and $239,000 and $230,000 for the six months ended June 30, 1998 and 1997, respectively.

  The Company purchased used rental equipment from an affiliate for ultimate sale to unrelated third parties amounting to $964,000 for the year ended December 31, 1997 and $574,000 and $739,000 for the six months ended June 30, 1998 and 1997, respectively. Additionally, the Company sold used rental equipment to the affiliate for ultimate sale to unrelated third parties. The selling price of such equipment amounted to $239,000 for the year ended December 31, 1997 and $78,000 and $138,000 for the six months ended June 30, 1998 and 1997, respectively.

  These transactions are settled in the normal course of business.

6. INCOME TAXES

  Deferred state income taxes are recorded to reflect primarily the tax consequences on future years of temporary differences between the tax bases of assets and liabilities, principally fixed assets and accounts receivable, and their financial reporting amounts at each year-end and for tax operating loss carryforwards.

  The components of deferred state tax assets and liabilities are as follows:

                                                        DECEMBER 31, JUNE 30,
                                                            1997       1998
                                                        ------------ ---------
   Deferred tax assets:
     Net operating loss carryforward...................  $  22,000   $  22,000
     Accounts receivable...............................      5,000       5,000
   Deferred tax liabilities:
     Fixed assets......................................   (377,000)   (433,000)
     Other.............................................   (150,000)   (150,000)
                                                         ---------   ---------
                                                         $(500,000)  $(556,000)
                                                         =========   =========

  No valuation allowance has been recognized for deferred tax assets. The Company has various state net operating loss carryforwards at December 31, 1997 of approximately $357,000 which expire from 2002 through 2012.

                       MCCLINCH EQUIPMENT SERVICES, INC.

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)


7. PROFIT-SHARING PLAN

  The Company participates in a profit sharing plan with its affiliates which provides for a discretionary contribution to a trust fund based on the Company's net income for the year, to be allocated to all eligible employees based on their proportional compensation. Nonunion employees are eligible for participation in the plan after the completion of one year of service, provided they have also reached age 21. After becoming eligible, employees vest at an annual rate of 20%. Discretionary contributions under the plan by the Company were $75,000 for the year ended December 31, 1997. There were no discretionary contributions under the plan by the Company for the six months ended June 30, 1998 and 1997.

  The plan also provides for a salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code, as amended. The plan requires the Company to contribute an amount equal to 25% of employees' contributions not to exceed 6% of their annual compensation up to $160,000. Participants vest in the Company's contribution at the rate of 20% annually after becoming eligible. Matching contributions under the plan by the Company were $12,000 for the year ended December 31, 1997 and $9,000 for the six months ended June 30, 1998 and 1997.

8. COMMITMENTS

  The Company leases buildings in Delaware, Virginia, Maryland and New Jersey from unrelated parties in the form of operating leases which expire in 1998 and 1999. Total future minimum lease payments of $190,000 are as follows:
1998, $163,000; and 1999, $27,000. In addition, the Company leases buildings in New Jersey and Virginia on a month-to-month basis. Total rent expense of $243,000 was incurred for the year ended December 31, 1997 and $135,000 and $110,000 for the six months ended June 30, 1998 and 1997, respectively.

9. SUBSEQUENT EVENT (UNAUDITED)

  On September 1, 1998, United Rentals, Inc. acquired all of the outstanding shares of common stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Valley Rentals, Inc.

  We have audited the combined balance sheet of Valley Rentals, Inc. (see Note
1) (the "Companies") as of December 31, 1997 and the related combined statements of income, stockholders' equity and partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Valley Rentals, Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 20, 1998, except for Note 10,
as to which the date is April 22,
1998

                              VALLEY RENTALS, INC.

                            COMBINED BALANCE SHEETS

                                                      DECEMBER 31,   MARCH 31,
                                                          1997         1998
                                                      ------------  -----------
                                                                    (UNAUDITED)
                       ASSETS
Cash................................................. $   663,540   $    86,842
Accounts receivable, net of allowance for doubtful
 accounts of $117,275................................   2,116,829     1,955,545
Inventory............................................     169,514       171,114
Rental equipment, net................................   9,696,900     9,846,963
Property and equipment, net..........................   1,791,348     1,763,087
Prepaid expenses and other assets....................      94,146        50,945
                                                      -----------   -----------
    Total assets..................................... $14,532,277   $13,874,496
                                                      ===========   ===========
          LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
Liabilities:
  Accounts payable, accrued expenses and other
   liabilities....................................... $ 1,684,216   $ 1,436,169
  Stockholder loan...................................     137,385       103,675
  Debt...............................................   1,109,707     1,432,271
                                                      -----------   -----------
    Total liabilities................................   2,931,308     2,972,115
Commitments and contingencies
Stockholders' equity and partners' capital:
 Stockholders' equity:
  Common stock, Valley Rentals, Inc., no par value,
   10,000 shares authorized,
   3,633 shares issued and outstanding...............      58,650        58,650
  Additional paid-in capital.........................   1,854,431     1,854,431
  Retained earnings..................................   9,691,223     8,992,635
 Partners' capital (deficit)--Valley Equipment
  Leasing, LLC ......................................      (3,335)       (3,335)
                                                      -----------   -----------
    Total stockholders' equity and partners'
     capital.........................................  11,600,969    10,902,381
                                                      -----------   -----------
    Total liabilities and stockholders' equity and
     partners' capital............................... $14,532,277   $13,874,496
                                                      ===========   ===========


                            See accompanying notes.

                              VALLEY RENTALS, INC.

                         COMBINED STATEMENTS OF INCOME

                                                          THREE MONTHS ENDED
                                            YEAR ENDED         MARCH 31,
                                           DECEMBER 31,  ----------------------
                                               1997         1997        1998
                                           ------------  ----------  ----------
                                                              (UNAUDITED)
Revenues:
  Equipment rentals....................... $12,998,863   $2,984,396  $2,835,547
  Sales of rental equipment...............     663,776      201,797     351,103
  Sales of parts, supplies and new equip-
   ment...................................   1,965,431      203,804     226,372
                                           -----------   ----------  ----------
    Total revenues........................  15,628,070    3,389,997   3,413,022
Cost of revenues:
  Cost of equipment rentals, excluding
   equipment rental depreciation..........   3,809,895      834,400   1,051,236
  Depreciation, equipment rentals.........   3,475,710      758,568     783,393
  Cost of rental equipment sales..........     336,664      186,153     170,128
  Cost of parts, supplies and new equip-
   ment sales.............................   1,001,695      138,994     159,831
                                           -----------   ----------  ----------
    Total cost of revenues................   8,623,964    1,918,115   2,164,588
                                           -----------   ----------  ----------
    Gross profit..........................   7,004,106    1,471,882   1,248,434
Selling, general and administrative ex-
 penses...................................   4,725,084    1,159,283   1,226,219
Non-rental depreciation...................     304,895       69,072      91,525
                                           -----------   ----------  ----------
    Operating income (loss)...............   1,974,127      243,527     (69,310)
Interest expense..........................     159,488       23,739      12,321
Interest (income).........................     (61,651)     (15,784)    (19,445)
Other (income), net.......................     (37,427)       7,053       9,785
                                           -----------   ----------  ----------
    Net income (loss)..................... $ 1,913,717   $  228,519  $  (71,971)
                                           ===========   ==========  ==========


                            See accompanying notes.

                              VALLEY RENTALS, INC.

       COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

                                 COMMON STOCK  ADDITIONAL              PARTNERS'
                                --------------  PAID-IN    RETAINED     CAPITAL
                                SHARES AMOUNT   CAPITAL    EARNINGS    (DEFICIT)
                                ------ ------- ---------- -----------  ---------
Balance at January 1, 1997....  3,633  $58,650 $1,854,431 $ 8,819,142  $(10,877)
  Net income..................                              1,906,175     7,542
  Stockholder distributions...                             (1,034,094)
                                -----  ------- ---------- -----------  --------
Balance at December 31, 1997..  3,633   58,650  1,854,431   9,691,223    (3,335)
  Net loss (Unaudited)........                                (71,971)
  Stockholder distributions
   (Unaudited)................                               (626,617)
                                -----  ------- ---------- -----------  --------
Balance at March 31, 1998 (Un-
 audited).....................  3,633  $58,650 $1,854,431 $ 8,992,635  $ (3,335)
                                =====  ======= ========== ===========  ========




                            See accompanying notes.

                              VALLEY RENTALS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS


                                                         THREE MONTHS ENDED
                                          YEAR ENDED         MARCH 31,
                                         DECEMBER 31,  -----------------------
                                             1997         1997        1998
                                         ------------  ----------  -----------
                                                            (UNAUDITED)
Cash flows from operating activities
Net income (loss)......................  $ 1,913,717   $  228,519  $   (71,971)
Adjustments to reconcile net income to
 net cash provided by operating activi-
 ties:
  Depreciation.........................    3,780,605      827,640      874,918
  Gain on rental equipment sales.......     (327,112)     (15,644)    (180,975)
  Changes in assets and liabilities:
   (Increase) decrease in accounts re-
    ceivable...........................     (245,964)     (72,829)     161,284
   Decrease (increase) in inventory....        1,557       (2,500)      (1,600)
   (Increase) decrease in prepaid ex-
    penses and other assets............      (27,197)      34,521       43,201
   Decrease in accounts payable,
    accrued expenses and other
    liabilities........................      (26,197)    (358,397)    (248,047)
                                         -----------   ----------  -----------
Cash provided by operating activities..    5,069,409      641,310      576,810
Cash flows from investing activities
Purchase of rental equipment...........   (3,479,228)    (287,751)  (1,006,687)
Proceeds from sale of rental equip-
 ment..................................      663,776      201,797      351,103
Purchases of property and equipment....     (364,461)    (127,632)     (63,264)
                                         -----------   ----------  -----------
Cash used in investing activities......   (3,179,913)    (213,586)    (718,848)
Cash flows from financing activities
Stockholder distribution...............   (1,034,094)  (1,471,458)    (626,617)
Principal payments on debt.............   (2,706,431)    (178,032)    (253,043)
Borrowings under credit facilities.....    2,193,000    1,000,000      445,000
                                         -----------   ----------  -----------
Cash used in financing activities......   (1,547,525)    (649,490)    (434,660)
                                         -----------   ----------  -----------
Increase (decrease) in cash............      341,971     (221,766)    (576,698)
Cash balance at beginning of period....      321,569      321,569      663,540
                                         -----------   ----------  -----------
Cash balance at end of period..........  $   663,540   $   99,803  $    86,842
                                         ===========   ==========  ===========


                            See accompanying notes.

                             VALLEY RENTALS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1997
(THE INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED MARCH 31,
                          1997 AND 1998 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The combined financial statements of Valley Rentals, Inc. include the accounts of Valley Rentals, Inc. ("Valley") and Valley Equipment Leasing, LLC ("Valley Equipment") (collectively the "Companies"). The Companies are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  These combined financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Companies by United Rentals, Inc. ("United") as more fully described in Note 10.

BUSINESS ACTIVITIES

  The Companies rent, sell and repair construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Companies have three locations (Longview, Vancouver and Turnwater) and the principal market area is Washington State. The nature of the Companies' business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

INTERIM FINANCIAL STATEMENTS

  The accompanying combined balance sheet at March 31, 1998 and the combined statements of income, stockholders' equity and partners' capital and cash flows for the three-month periods ended March 31, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited combined financial statements included herein. In the opinion of management, such unaudited combined financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

INVENTORY

  Inventories consists primarily of equipment, general replacement parts and fuel for the equipment and are stated at the lower of cost, determined under the first-in, first-out method, or market.

RENTAL EQUIPMENT

  Rental equipment is recorded at cost. Rental equipment costing less than $1,500 is immediately expensed at the date of purchase. Depreciation for rental equipment is computed using the straight-line method over an estimated five to seven-year useful life with no salvage value. Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of rental equipment and cost of sales of rental equipment, respectively, in the combined statement of income.

                             VALLEY RENTALS, INC.

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost. The Company capitalizes all property and equipment purchases greater than $1,500. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years with no salvage value. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

RENTAL REVENUE

  Rental revenue is recorded as earned under the operating method.

ADVERTISING COSTS

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to $250,984, $49,386 and $51,026 in the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

INCOME TAXES

  Valley has elected, by unanimous consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal purposes. Under those provisions, Valley does not pay federal income taxes; instead, the shareholders are liable for individual income taxes on Valley's profits. Valley Equipment, an LLC, is not a taxable entity and, therefore, incurs no income tax liability. Any profits and losses of Valley Equipment flow through to the individual members.

ACCOUNTING ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and their credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
   Rental equipment................................... $22,504,852  $22,858,436
   Less accumulated depreciation......................  12,807,952   13,011,473
                                                       -----------  -----------
   Rental equipment, net.............................. $ 9,696,900  $ 9,846,963
                                                       ===========  ===========

                             VALLEY RENTALS, INC.

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Land................................................  $  463,000  $  463,000
   Building and building improvements..................     431,313     431,313
   Transportation equipment............................   1,360,766   1,424,030
   Furniture, fixtures and equipment...................     487,153     487,153
   Leasehold improvements..............................     557,781     557,781
                                                         ----------  ----------
                                                          3,300,013   3,363,277
   Less accumulated depreciation.......................   1,508,665   1,600,190
                                                         ----------  ----------
   Total...............................................  $1,791,348  $1,763,087
                                                         ==========  ==========

5. DEBT

  Debt consists of the following:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Columbia State Bank--Various notes with combined
    monthly payments of $21,148 including interest of
    9%................................................   $  779,050  $  739,337
   Columbia State Bank--Revolving line of credit loan
    of $1,500,000 expiring on June 1, 1998 and bearing
    interest at 0.5% over prime.......................            0     445,000
   John Deere Credit--Various notes with combined
    monthly payments of $31,093 including interest
    from 5.5% to 5.9%.................................      262,918     206,202
   Ingersoll Rand--Various non-interest bearing notes
    with combined monthly payments of $14,253.........       67,739      41,732
                                                         ----------  ----------
                                                         $1,109,707  $1,432,271
                                                         ==========  ==========

  Substantially all assets collateralize the above notes.

  All debt was paid off in connection with the acquisition discussed in Note
10.

6. OPERATING LEASES

  The Companies lease two store locations on long term leases. The Companies are responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. These leases have various terms and extend through December 2001.

  Total rent expense for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 was approximately $136,100, $33,900 and $33,900, respectively.

                             VALLEY RENTALS, INC.

  At December 31, 1997, minimum lease commitments under all operating leases, with initial or remaining lease terms of more than one year, are as follows:

   1998................................................................ $225,452
   1999................................................................  218,252
   2000................................................................  204,300
   2001................................................................   58,710
   2002................................................................        0
                                                                        --------
   Total............................................................... $706,714
                                                                        ========

7. RELATED PARTY TRANSACTIONS

  The Companies lease two of its three operating facilities from the president and a majority stockholder of the Companies on a five year lease basis expiring October 31, 2000 and December 31, 2001. The Companies are responsible for all operating expenses of the facilities including property taxes, assessment, insurance, repairs and maintenance. Total rent expense for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 was approximately $124,800, $31,200 and $31,200, respectively.

  In connection with the acquisition discussed in Note 10, the lease terms have been renegotiated.

  The Companies paid $50,000, $0 and $0 during the year ended December 31, 1997, and the three months ended March 31, 1997 and 1998, respectively, to the members of the board of directors, who are also shareholders.

  The Companies also have a note payable to its majority stockholder totaling $137,385 and $103,675 at December 31, 1997 and March 31, 1998, respectively, bearing interest at 8.75%. No repayment schedule has been established.

  In January and April 1998, the Companies made payments of $627,542 on behalf of its Stockholders to the Internal Revenue Service.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998 total interest paid was $159,517, $25,499 and $14,050, respectively.

  During 1997 the Companies purchased $508,830 of equipment which was financed and $72,993 of equipment which was traded in like-kind exchanges. During the three months ended March 31, 1997 and 1998 the Companies purchased $187,737 and $96,897 of equipment, respectively, which was financed.

9. PENSION AND PROFIT-SHARING PLANS

  The Companies have a defined contribution 401(k) pension plan which covers substantially all employees. The Companies match 10% up to the first six percent of the employees contribution. Companies contributions to the plan were $9,773, $2,762 and $3,577 for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

  In addition, Valley maintains a profit-sharing plan which covers substantially all employees. Valley's contributions are discretionary and amounted to $140,000, $30,000 and $34,500 for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

10. SUBSEQUENT EVENT

  On April 22, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Companies.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders of Lift Systems, Inc.

  We have audited the balance sheet of Lift Systems, Inc. as of December 31, 1997 and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lift Systems, Inc. as of December 31, 1997 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                      /s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois
March 12, 1998, except for Note 8 as
to which the date is July 27, 1998

                               LIFT SYSTEMS, INC.

                                 BALANCE SHEETS

                                                         DECEMBER    JUNE 30,
                                                         31, 1997      1998
                                                        ----------- -----------
                        ASSETS                                      (UNAUDITED)
Rental Equipment:
  Cost................................................. $20,050,950 $21,424,239
  Less accumulated depreciation........................   8,931,693   9,661,284
                                                        ----------- -----------
                                                         11,119,257  11,762,955
                                                        ----------- -----------
Cash and Cash Equivalents..............................     176,993     255,606
Accounts Receivable, Net of Allowances of $135,000
 (1997) and $115,000 (1998)............................   3,359,585   2,995,040
Equipment Held for Resale..............................     233,152     310,236
Other Assets...........................................     619,874     649,339
                                                        ----------- -----------
                                                          4,389,604   4,210,221
                                                        ----------- -----------
Other Depreciable Equipment, At Cost:
  Vehicles.............................................   1,624,753   1,600,872
  Mobile radio equipment...............................      19,134      19,134
  Shop tools and equipment.............................     158,615     167,260
  Maintenance equipment................................     160,783     160,783
  Office furniture and equipment.......................     162,785     164,589
  Computer systems.....................................     390,873     402,674
                                                        ----------- -----------
                                                          2,516,943   2,515,312
  Less accumulated depreciation........................   1,293,400   1,424,304
                                                        ----------- -----------
                                                          1,223,543   1,091,008
                                                        ----------- -----------
Land, Building and Improvements:
  Cost.................................................   1,532,442   1,545,120
  Less accumulated depreciation........................     111,194     132,786
                                                        ----------- -----------
                                                          1,421,248   1,412,334
                                                        ----------- -----------
                                                        $18,153,652 $18,476,518
                                                        =========== ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term Debt Secured by Rental Equipment............. $ 9,267,350 $ 8,988,045
Bank Line of Credit Note Payable.......................
Trade Accounts Payable.................................     198,935     761,084
Other Accrued Liabilities..............................     543,229     368,200
Deferred State Income Taxes............................      93,475      86,948
Other Long-term Debt...................................   1,366,636   1,340,528
                                                        ----------- -----------
                                                         11,469,625  11,544,805
                                                        ----------- -----------
Stockholders' Equity:
  Common stock:
    $1.00 par value; 100,000 shares authorized; 800
     shares issued and outstanding.....................         800         800
  Additional paid-in capital...........................      79,200      79,200
  Retained earnings....................................   6,604,027   6,851,713
                                                        ----------- -----------
                                                          6,684,027   6,931,713
                                                        ----------- -----------
                                                        $18,153,652 $18,476,518
                                                        =========== ===========

         The accompanying notes are an integral part of this statement.

                               LIFT SYSTEMS, INC.

                              STATEMENT OF INCOME

                                           YEAR ENDED     SIX-MONTH PERIODS
                                          DECEMBER 31,     ENDED JUNE 30,
                                              1997        1998         1997
                                          ------------ -----------  -----------
                                                       (UNAUDITED)  (UNAUDITED)
Operating Revenue:
  Equipment sales........................  $2,812,545  $1,931,706   $ 1,322,954
  Rentals................................  10,020,489   4,887,706     4,485,354
  Transport..............................   1,030,373     548,971       468,159
  Service and parts sales................     651,546     426,477       367,754
  Other..................................      23,998      42,674         4,568
                                           ----------  ----------   -----------
                                           14,538,951   7,837,534     6,648,789
  Less cost of equipment sold............   1,734,679   1,109,815       662,150
                                           ----------  ----------   -----------
Gross Operating Profit...................  12,804,272   6,727,719     5,986,639
                                           ----------  ----------   -----------
Operating Expenses:
  Direct cost of rental revenue (except
   depreciation).........................   1,817,749     795,148       865,690
  External costs of transport revenue....      29,767      13,458           605
  Costs of service revenue and parts
   sales.................................     427,230     228,673       238,811
  Personnel costs, not charged to direct
   costs above...........................   3,093,421   1,915,085     1,403,832
  General and administrative expenses....     940,036     626,553       460,341
  Insurance based on revenue.............     113,627      67,292        65,324
  Occupancy expenses.....................     123,877      63,384        53,172
  Provision for bad debts................      73,076      34,888        30,398
                                           ----------  ----------   -----------
                                            6,618,783   3,744,481     3,118,173
                                           ----------  ----------   -----------
Income from Operations...................   6,185,489   2,983,238     2,868,466
Other Income (Expense):
  Interest expense.......................    (857,800)   (439,540)     (406,076)
  Interest income........................      28,897      14,619        11,963
  Discretionary compensation.............    (435,900)   (113,247)     (132,000)
  Profit-sharing contribution............    (212,622)     (1,098)      (68,274)
  Gain (Loss) on sale of property and
   equipment.............................       9,335      14,300        13,498
  Other..................................       6,926      22,924         3,070
                                           ----------  ----------   -----------
Income before Depreciation, Amortization
 and Income Taxes........................   4,724,325   2,481,196     2,290,647
Depreciation and Amortization............  (3,824,466) (2,128,510)   (1,806,349)
Provision for Deferred State Income Tax-
 es......................................     (15,000)     (5,000)       (8,000)
                                           ----------  ----------   -----------
Net Income...............................  $  884,859  $  347,686   $   476,298
                                           ==========  ==========   ===========

         The accompanying notes are an integral part of this statement.

                               LIFT SYSTEMS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                             ADDITIONAL
                                      COMMON  PAID-IN    RETAINED
                                      STOCK   CAPITAL    EARNINGS     TOTAL
                                      ------ ---------- ----------  ----------
Balance, January 1, 1997.............  $800   $79,200   $5,823,929  $5,903,929
Net Income for 1997..................                      884,859     884,859
Redemption of Common Stock...........                       (4,761)     (4,761)
Dividends............................                     (100,000)   (100,000)
                                       ----   -------   ----------  ----------
Balance, December 31, 1997...........   800    79,200    6,604,027   6,684,027
Net Income for the Six-month Period
 Ended June 30, 1998 (unaudited).....                      347,686     347,686
Dividends............................                     (100,000)   (100,000)
                                       ----   -------   ----------  ----------
Balance, June 30, 1998 (unaudited)...  $800   $79,200   $6,851,713  $6,931,713
                                       ====   =======   ==========  ==========



         The accompanying notes are an integral part of this statement.

                               LIFT SYSTEMS, INC.

                            STATEMENT OF CASH FLOWS

                                                           SIX-MONTH PERIODS
                                           YEAR ENDED       ENDED JUNE 30,
                                          DECEMBER 31,
                                              1997         1998         1997
                                          ------------  -----------  -----------
                                                        (UNAUDITED)  (UNAUDITED)
Cash Flows from Operating Activities:
  Collections from customers............. $12,312,047   $ 7,148,389  $5,868,998
  Interest income collected..............      28,897        13,248      11,963
  Commissions collected..................      23,997        42,674       4,568
  Other income collected.................       6,926        22,924       3,070
  Cash paid to suppliers.................  (5,357,199)   (2,660,434) (1,374,588)
  Cash paid to employees.................  (3,534,083)   (1,914,664) (1,618,151)
  Interest paid..........................    (857,800)     (444,849)   (406,279)
  State income taxes paid................      (6,000)      (11,527)     (6,000)
                                          -----------   -----------  ----------
  Net cash provided by operating activi-
   ties..................................   2,616,785     2,195,761   2,483,581
                                          -----------   -----------  ----------
Cash Flows from Investing Activities:
  Proceeds from sales of rental equip-
   ment..................................   1,453,297     1,132,766     871,244
  Proceeds from sale of nonrental proper-
   ty....................................      45,391        29,336      43,891
  Purchases of rental equipment..........  (5,274,037)   (2,784,636) (3,114,099)
  Purchases of other depreciable proper-
   ty....................................    (309,438)      (76,523)   (207,675)
  Payments for land and building improve-
   ments.................................           0       (12,678)          0
                                          -----------   -----------  ----------
  Net cash used in investing activities..  (4,084,787)   (1,711,735) (2,406,639)
                                          -----------   -----------  ----------
Cash Flows from Financing Activities:
  Proceeds from bank loans for rental
   equipment.............................   4,149,000     1,406,000   1,221,000
  Proceeds from line of credit...........   1,699,000       883,000     300,000
  Payments on rental equipment loans.....  (2,989,158)   (1,685,305) (1,549,169)
  Payments on line of credit.............  (2,199,000)     (883,000)   (800,000)
  Payments on other long-term debt.......     (20,183)      (18,984)     (2,433)
  Payments on real estate mortgage loan..     (13,987)       (7,124)     (6,563)
  Payments on noncompete agreement.......     (14,000)            0           0
  Payments on stock purchase.............      (4,761)            0           0
  Payments of dividends..................    (100,000)     (100,000)   (100,000)
                                          -----------   -----------  ----------
  Net cash provided by (used in) financ-
   ing activities........................     506,911      (405,413)   (937,165)
                                          -----------   -----------  ----------
Net (Decrease) Increase in Cash and Cash
 Equivalents.............................    (961,091)       78,613    (860,223)
Cash and Cash Equivalents, Beginning of
 Period..................................   1,138,084       176,993   1,138,084
                                          -----------   -----------  ----------
Cash and Cash Equivalents, End of Peri-
 od...................................... $   176,993   $   255,606  $  277,861
                                          ===========   ===========  ==========


         The accompanying notes are an integral part of this statement.

                               LIFT SYSTEMS, INC.

                            STATEMENT OF CASH FLOWS

                                                         SIX-MONTH PERIODS
                                                          ENDED JUNE 30,
                                         YEAR-ENDED
                                        DECEMBER 31,
                                            1997         1998         1997
                                        ------------  -----------  -----------
                                                      (UNAUDITED)  (UNAUDITED)
Reconciliation of Net Income to Net
 Cash Provided by Operating Activi-
 ties:
  Net income..........................  $   884,859   $  347,686   $  476,298
                                        -----------   ----------   ----------
    Adjustments to reconcile net in-
     come to net cash provided by op-
     erating activities:
      Depreciation and amortization...    3,824,466    2,128,510    1,806,349
      Provision for bad debts.........       73,076       34,888       30,398
      Provision for profit-sharing
       contribution...................      212,622        1,098       68,274
      Loss (Gain) on sale of other de-
       preciable property.............       (9,335)     (14,300)     (13,498)
      Purchases of equipment for re-
       sale ..........................     (233,152)    (310,236)
      Proceeds from sales of rental
       equipment......................   (1,453,297)  (1,132,766)    (871,244)
      Original cost of rental equip-
       ment sold......................    2,037,886    1,606,185    1,255,161
      Accumulated depreciation of
       rental equipment sold..........   (1,366,834)  (1,128,111)    (914,433)
      Decrease (Increase) in accounts
       receivable.....................   (1,139,008)     328,991     (131,662)
      Decrease (Increase) in other as-
       sets...........................      (57,006)     (46,777)     108,243
      Increase (Decrease) in accounts
       payable........................       (6,875)     562,149      636,772
      Increase (Decrease) in deferred
       state income taxes.............        9,000       (6,527)       2,000
      Decrease in other accrued lia-
       bilities.......................     (159,617)    (175,029)      30,923
                                        -----------   ----------   ----------
        Total adjustments.............    1,731,926    1,848,075    2,007,283
                                        -----------   ----------   ----------
Net Cash Provided by Operating Activi-
 ties.................................  $ 2,616,785   $2,195,761   $2,483,581
                                        ===========   ==========   ==========
  Supplemental Schedule of Noncash Fi-
   nancing Activities:
    During 1997, the Company did like-
    kind exchanges of rental equipment
    - one with a customer and nine
    with a manufacturer/supplier. The
    gross acquired cost and
    accumulated depreciation of the
    equipment given up in these
    exchanges were $121,965 and
    $38,326, respectively, yielding a
    capitalized cost of $83,639 for
    the items of equipment acquired.
    During 1997, the Company entered
    into financing leases totaling
    $214,255 (see Note 5).

         The accompanying notes are an integral part of this statement.

                              LIFT SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

      DECEMBER 31, 1997 (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE
         SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED)


  Lift Systems, Inc. sells, services, rents and transports aerial lift equipment. Its primary customers are specialty construction contractors and industrial maintenance departments in Northeast Illinois, Southeast Wisconsin and Northwest Indiana. In management's opinion, the Company has no current risk of significant vulnerability due to dependence on individual suppliers or concentrations of revenue streams or receivables in a single or a limited number of customers.

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  These financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Company by United Rentals, Inc. ("United") as more fully described in Note 8.

 Interim Financial Statements

  The accompanying balance sheet at June 30, 1998 and the statements of income, stockholders' equity and cash flows for the six month periods ended June 30, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Rental Revenue

  Rental revenue is recognized on a daily basis under operating leases covering rental equipment. Such leases typically range from one day to several months.

 Depreciation and Amortization

  Amounts capitalized to components of the headquarters facility, other than land, are being depreciated on a straight-line basis with lives ranging from 5 to 39 years for both financial and tax reporting purposes. For financial reporting purposes, all other depreciation is provided on a straight-line basis over seven years for shop tools and equipment and office furniture and equipment, and over five years for rental equipment and most other depreciable assets. Total depreciation expense reflected in these financial statements for 1997 and for the six month periods ended June 30, 1998 and 1997 is $3,789,843, $2,111,198 and $1,789,037 respectively. For tax purposes, equipment depreciation is computed over the same lives but using the maximum rates allowed by the Internal Revenue Code.

  The cost of the noncompete agreement (see Note 3) is being amortized monthly on a straight-line basis over five years, the term of the agreement. The amount of such amortization reflected in these financial statements for 1997 and for the six month periods ended June 30, 1998 and 1997 is $34,000, $17,000 and $17,000 respectively.

                              LIFT SYSTEMS, INC.

      DECEMBER 31, 1997 (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE
         SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED)


  Total mortgage acquisition costs of $15,594 (see Note 5) are being amortized over 25 years on a straight line basis.

 Income Taxes

  Lift Systems, Inc. has elected to be taxed as a Subchapter S corporation whereby corporate taxable income is allocated to the stockholders and reported on their individual income tax returns. Accordingly, no provision for federal income taxes is required in the accompanying financial statements. However, the Company is subject to Illinois, Wisconsin and Indiana state income taxes.

  For income tax purposes, the Company reports income on a modified cash basis and uses accelerated methods of depreciation as described above. Accordingly, deferred state income taxes have been provided on the temporary differences in reporting income for financial statement and tax reporting purposes.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of unrestricted funds in checking accounts and an interest bearing money market account.

NOTE 2--LAND AND BUILDING

  On September 13, 1994, the Company purchased eight acres of land and a masonry building of 22,500 square feet to serve as the Company's headquarters and primary operating facility for the foreseeable future. The primary financing for this property was provided by a purchase money mortgage secured by a promissory note as more fully described in Note 5 below. The closing purchase price of this property was $1.2 million. Operations recommenced from the new location on Monday, January 30, 1995. At June 30, 1998 the capitalized costs consisted of the following:

                                                         ACCUMULATED   NET BOOK
                                                 COST    DEPRECIATION   VALUE
                                              ---------- ------------ ----------
      Land................................... $  407,512        --    $  407,512
      Building............................... $  804,524   $ 69,452   $  735,072
      Land Improvements...................... $  333,084   $ 63,334   $  269,750
                                              ----------   --------   ----------
                                              $1,545,120   $132,786   $1,412,334
                                              ==========   ========   ==========

NOTE 3--NONCOMPETE AGREEMENT

  Included in Other Assets is the cost of a noncompete agreement, net of accumulated amortization, which amortization method is described above. The gross cost of this agreement was $170,000 consisting of an immediate payment of $100,000 and annual installments of $14,000 to be paid on or about July 1 of each year for five years with the first installment due on July 1, 1994, provided that the former shareholder is in compliance with the terms of the agreement. The noncompete agreement arose concurrently with, as an integral part of, and in partial consideration for, a Stock Redemption Agreement as more fully described in Note 6 below. The liability related to the noncompete agreement was $14,000 at December 31,1997 and at June 30, 1998. This liability is included in Other Long-Term Debt.

                              LIFT SYSTEMS, INC.

      DECEMBER 31, 1997 (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE
         SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED)


NOTE 4--SHORT-TERM LINES OF CREDIT

  The Company has in place an overall credit facility as further described in
Note 5 below, under which the Company has available a $500,000 revolving line of credit for working capital purposes. Amounts borrowed under this credit agreement bear interest at a floating rate of .25% over the bank's prime rate. There were no amounts outstanding under this line of credit at December 31, 1997 or at June 30, 1998.

  Under the same bank credit facility, the Company may borrow up to $400,000 under a revolving equipment loan agreement. The purpose of this facility is to provide short-term rental equipment financing until the total borrowed under this facility reaches at least $350,000 or amounts have been outstanding under this facility for six months. At such times, the total outstanding under this revolving equipment loan will be converted to a five or seven year term note bearing a fixed interest rate as further described below. Amounts outstanding under this revolving agreement bear interest computed daily at a floating rate of .25% over the bank's prime rate. There were no amounts outstanding under this line of credit at December 31, 1997 or at June 30, 1998.

  These credit facilities were renewed on April 30, 1998 for 90 days at the same terms.

NOTE 5--LONG TERM DEBT AND LINES OF CREDIT

  As of December 31, 1997, Lift Systems, Inc. had established an overall credit facility of $12,000,000. This consists of a $500,000 revolving loan commitment as described under Note 4 above and an $12,000,000 equipment loan commitment. The $12,000,000 commitment amount is the maximum amount of principal that may be outstanding under the short-term revolving equipment loan arrangement and any long-term equipment loans owed to the bank. Long-term equipment loans, other than "Large Equipment Term Loans", are repayable in sixty equal monthly installments of principal and interest fixed at a rate of 2.5% or 2.25% over the five year Treasury rate at the time the loan is established. Large Equipment Term Loans are defined as term loans up to the aggregate maximum principal amount of $750,000, the proceeds of which are used to finance or refinance the purchase price of booms and scissors-lifts that are 50 feet and over in height and have a net cost exceeding $60,000. Such Large Equipment Term Loans will be repayable over five years based on a seven year amortization in equal monthly installments of principal and interest fixed at a rate of 2.5% over the five year Treasury rate at the time the loan is established.

  The proceeds of all amounts borrowed under the equipment loan commitment must be used to finance or refinance the purchase price of new rental equipment inventory at not more than 80% of the net cost of such equipment. Any term loan may be voluntarily prepaid in whole or in part, at any time, provided that any voluntary prepayment in full prior to maturity must be accompanied by a voluntary prepayment penalty of 3% if paid within one year of original funding, 2.5% if between one and two years, 2% between two and three years and 1% between three and four years. Mandatory prepayments, with no penalty, must be made when any item of equipment listed as specific collateral on a term loan is sold.

  Among other covenants, the Company must maintain its principal accounts at the lending bank, furnish the bank with audited annual financial statements and unaudited quarterly financial statements and at all times maintain; a tangible net worth of at least $4,500,000; a ratio of Unsubordinated Liabilities to Tangible Net Worth of not more than 3 to 1; and a Debt Service Coverage Ratio of at least 1.25 to 1.0.

  In addition to the equipment term loans being specifically collateralized by various items of rental equipment any amounts borrowed under the overall credit facility are secured by a blanket security interest in

                              LIFT SYSTEMS, INC.

      DECEMBER 31, 1997 (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE
         SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED)

substantially all the assets of the Company and the personal guarantee of the majority stockholder of Lift Systems, Inc.

  On September 13, 1994, the Company purchased property as more fully described in Note 2 above. The funds to close this purchase were obtained through a purchase money mortgage secured by a promissory note with a variable rate. Installment payments of principal and interest are payable on the first day of each calendar month beginning November 1, 1994, and all principal and interest must be paid on or before 25 years from the date of the Note, September 13, 1994. The variable interest rate is determined as 2% over the prime rate as published in the Wall Street Journal. The first business day of each calendar quarter constitutes an interest rate change date. The initial interest rate from September 13 through October 2, 1994, was 9.25% per annum. On December 31, 1997 and June 30, 1998, the interest rate in effect was 10.5% per annum. Under Section 7(a) of the Small Business Act, the U.S. Small Business Administration has guaranteed 62.5% of this loan to the lender. This loan is also secured by the personal guarantee of each of the three officer/employee/stockholders of Lift Systems, Inc. The remaining principal balance of $1,162,394 and $1,155,270 at December 31, 1997 and June 30, 1998
respectively is also included under Other Long-term Debt.

  During 1997, Lift Systems, Inc. entered into a Term Lease Master Agreement with IBM Credit Corporation to provide financing for many of the out-of-pocket costs incurred in acquiring and converting to the Company's new central computer system. The first funding under this arrangement was a principal amount of $186,040 on June 26, 1997 to be repaid at a monthly total amount of $3,720 over 60 months (through June 2002) which includes interest at an effective annual rate of 7.67%. The second funding occurred on October 21, 1997 for a principal amount of $28,215 to be repaid at a monthly total amount of $601 over 59 months (through September 2002) which includes interest at an effective annual rate of 9.97%. Inasmuch as these leases provide for $1 purchase options on the hardware items, these transactions have been recorded as financing leases in these financial statements with the assets acquired capitalized under Computer Systems and the net principal balance owing included under Other Long-Term Debt on the balance sheet.

  Principal amounts of all long-term debt outstanding at June 30, 1998, are due as follows for the twelve month periods ending June 30:

            1999............................. $ 2,812,660
            2000.............................   2,532,723
            2001.............................   2,153,742
            2002.............................   1,313,872
            2003.............................     455,894
            2004 through 2008................     161,236
            2009 through 2013................     271,942
            2014 through 2018................     458,657
            2019 through 2020................     167,847
                                              -----------
                                              $10,328,573
                                              ===========

NOTE 6--COMMITMENTS

 Lease Commitments

  Rental expenses on all facilities leased by Lift Systems, Inc. during 1997 and through June 30, 1998 were immaterial. On February 13, 1998 Lift Systems, Inc. entered into a lease for a branch facility in Rockford, Illinois

                              LIFT SYSTEMS, INC.

      DECEMBER 31, 1997 (THE INFORMATION AS OF JUNE 30, 1998 AND FOR THE
         SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997 IS UNAUDITED)

commencing April 1, 1998 for a fixed term of three years. Annual basic rents are $48,000 for the first year payable $4,000 on the first day of each month, $51,600 for the second year payable $4,300 on the first day of each month, and $55,200 for the third year payable $4,600 on the first day of each month. There is one option to extend the lease for two years at the same rental amount as the third year stated above. The Company is responsible for all real estate taxes, utility expenses, and all routine maintenance and operating costs during the lease term and any extensions thereof. The lessor is responsible for certain structural and mechanical systems repair and maintenance costs. The Company has the option to purchase the leased property during the first three years of the lease for $430,000 with a binding contract for purchase and sale to be completed six months prior to the expiration of the initial lease term. The Company has an additional option to purchase the property on these same conditions during the option period at a purchase price $445,000.

 Redemption Agreement

  On July 1, 1993, Lift Systems, Inc. acquired and retired all 200 shares of stock owned by a then 20% stockholder. Concurrently with and as conditions of the Stock Redemption Agreement, the selling stockholder entered into a Noncompete Agreement with Lift Systems, Inc. and the Company executed a Contingent Promissory Note for the purchase price of the stock. The potential maximum consideration for the stock is $330,000 (all of which has been paid or accrued as of December 31, 1997), payable in accordance with the terms and provisions and subject to the conditions, restrictions and contingencies provided for in the Contingent Promissory Note. The Contingent Promissory Note provides, in general, for an annual anniversary payment to be made on or after July 1, of each year until the total payments equal $330,000 or until July 1, 2001, at which time any amount not computed to be payable up to the Maximum Aggregate Amount of $330,000 would be extinguished as an obligation of Lift Systems, Inc. The amount to be paid each year is defined as the lesser of 50% of modified net income or the Annual Amount (as defined).

  For each of the years ended December 31, 1993 through 1997, the Annual Amount was due under this agreement on or after July 1 of the following year. At December 31, 1997, the $4,761 present value of the final payment has been recorded in Other Accrued Liabilities and as a cost of the stock redemption.

NOTE 7--PROFIT SHARING PLAN

  The Company established a qualified profit-sharing plan effective January 1, 1993, primarily to provide retirement benefits for substantially all full time employees with a minimum of one year of service. Contributions to the plan are made in discretionary amounts as determined by the Company's Board of Directors, limited to the maximum amount deductible for federal income tax purposes.

NOTE 8--SUBSEQUENT EVENTS

  The Company is defendant in certain litigation matters arising in the normal course of business. In the opinion of management, the ultimate resolution of such matters will not have a material effect on the financial position or results of operations of the Company.

  The stockholders of Lift Systems, Inc. sold all of the outstanding stock in the Company to United Rentals, Inc. on July 27, 1998.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
 Perco Group Ltd.

  We have audited the consolidated balance sheet of Perco Group Ltd. as at December 31, 1997 and the consolidated statements of earnings, retained earnings and changes in financial position for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Perco Group Ltd. as at December 31, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada.

  Generally accepted accounting principles in Canada vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for the year ended December 31, 1997 and stockholders' equity as at December 31, 1997 to the extent summarized in note 12 to the consolidated financial statements.

KPMG

Montreal, Canada

February 2, 1998, except as to note 14 which is as of May 22, 1998

                                PERCO GROUP LTD.

                           CONSOLIDATED BALANCE SHEET
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                        DECEMBER 31,   MAY 19,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................  $   373,650  $   530,617
  Accounts receivable (note 2)........................    4,373,577    3,256,006
  Income taxes receivable.............................      183,914      693,930
  Inventories.........................................    1,588,724    1,792,572
  Prepaid expenses....................................       75,770       34,217
                                                        -----------  -----------
                                                          6,595,635    6,307,342
Fixed assets (note 3).................................   12,915,691   14,791,687
Deferred financing costs, at cost less accumulated am-
 ortization...........................................       85,807       74,307
                                                        -----------  -----------
                                                        $19,597,133  $21,173,336
                                                        ===========  ===========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank indebtedness (note 4)..........................  $   771,465  $ 2,013,896
  Accounts payable....................................      993,820      861,171
  Accrued liabilities.................................      582,365      602,670
  Current portion of long-term debt (note 5)..........    2,295,000    2,453,000
  Current portion of obligation under capital leases
   (note 6)...........................................      229,678      197,678
                                                        -----------  -----------
                                                          4,872,328    6,128,415
Long-term debt (note 5)...............................    6,742,512    7,430,691
Obligation under capital leases (note 6)..............      171,042      150,579
Deferred income taxes.................................    1,753,145    1,823,983
Non-controlling interest..............................    1,004,523      916,084
Redeemable shares (note 7)............................    1,062,500    1,062,500
Shareholders' equity:
  Capital stock (note 8)..............................      312,500      862,500
  Retained earnings...................................    3,678,583    2,798,584
                                                        -----------  -----------
                                                          3,991,083    3,661,084
Commitments (note 9)..................................
Subsequent event (note 14)............................
                                                        -----------  -----------
                                                        $19,597,133  $21,173,336
                                                        ===========  ===========

          See accompanying notes to consolidated financial statements.

                                PERCO GROUP LTD.

                       CONSOLIDATED STATEMENT OF EARNINGS
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                         PERIOD FROM  PERIOD FROM
                                                         JANUARY 1,   JANUARY 1,
                                             YEAR ENDED     1998         1997
                                            DECEMBER 31, THROUGH MAY  THROUGH MAY
                                                1997      19, 1998     19, 1997
                                            ------------ -----------  -----------
                                                         (UNAUDITED)  (UNAUDITED)
Revenues:
  Rental income...........................  $14,509,900  $3,806,126   $4,190,553
  Sales...................................    4,334,959   1,950,448    1,584,392
  Gain on disposal of fixed assets........      647,352     231,616      324,940
                                            -----------  ----------   ----------
                                             19,492,211   5,988,190    6,099,885
Direct rental expenses, excluding equip-
 ment rental depreciation.................    5,659,124   1,664,660    1,931,926
Depreciation on rental equipment..........    1,776,368     747,819      660,160
Cost of goods sold........................    3,344,842   1,484,590    1,263,506
                                            -----------  ----------   ----------
                                             10,780,334   3,897,069    3,855,592
                                            -----------  ----------   ----------
Earnings before undernoted items..........    8,711,877   2,091,121    2,244,293
Operating expenses:
  Selling and administrative expenses.....    5,516,606   2,305,247    2,097,712
  Non-rental depreciation.................      411,626     134,082      152,915
  Interest on long-term debt and obliga-
   tion under capital leases..............      837,963     348,449      279,915
  Other financial expenses................       37,907      13,683       43,915
                                            -----------  ----------   ----------
                                              6,804,102   2,801,461    2,574,457
                                            -----------  ----------   ----------
Earnings (loss) before income taxes and
 non-controlling interest.................    1,907,775    (710,340)    (330,164)
Income taxes:
  Current (notes 10 and 11)...............      767,053    (362,740)    (126,927)
  Deferred................................      103,371      70,838        5,000
                                            -----------  ----------   ----------
                                                870,424    (291,902)    (121,927)
                                            -----------  ----------   ----------
Earnings (loss) before non-controlling in-
 terest...................................    1,037,351    (418,438)    (208,237)
Non-controlling interest..................      131,507     (88,439)     (52,524)
                                            -----------  ----------   ----------
Net earnings (loss).......................  $   905,844  $ (329,999)  $ (155,713)
                                            ===========  ==========   ==========

          See accompanying notes to consolidated financial statements.

                                PERCO GROUP LTD.

                  CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                                     PERIOD FROM
                                                                     JANUARY 1,
                                                         YEAR ENDED     1998
                                                        DECEMBER 31, THROUGH MAY
                                                            1997      19, 1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
Retained earnings, beginning of period................   $2,772,739  $3,678,583
Net earnings (loss)...................................      905,844    (329,999)
Transfer to paid-up capital of the outstanding Class B
 shares (note 8)......................................          --     (550,000)
                                                         ----------  ----------
Retained earnings, end of period......................   $3,678,583  $2,798,584
                                                         ==========  ==========



          See accompanying notes to consolidated financial statements.

                                PERCO GROUP LTD.

            CONSOLIDATED STATEMENT OF CHANGES IN FINANCIAL POSITION
                        (EXPRESSED IN CANADIAN DOLLARS)

                                                      PERIOD FROM  PERIOD FROM
                                                      JANUARY 1,   JANUARY 1,
                                         YEAR ENDED      1998         1997
                                          DECEMBER    THROUGH MAY  THROUGH MAY
                                          31, 1997     19, 1998     19, 1997
                                         -----------  -----------  -----------
                                                      (UNAUDITED)  (UNAUDITED)
Cash provided by (used in):
Operations:
  Net earnings (loss)................... $   905,844  $  (329,999) $  (155,713)
  Items not involving cash:
   Gain on disposal of fixed assets.....    (647,352)    (231,616)    (324,940)
   Depreciation of fixed assets.........   2,187,994      881,901      813,074
   Amortization of deferred charges.....      27,600       11,500        9,200
   Deferred income taxes................     103,371       70,838        5,000
   Non-controlling interest.............     131,507      (88,439)     (52,524)
  Net change in non-cash operating work-
   ing capital:
   Accounts receivable..................    (296,315)   1,117,571      702,850
   Income taxes receivable..............    (183,914)    (510,016)    (288,650)
   Inventories..........................    (168,676)    (203,848)    (308,566)
   Prepaid expenses.....................     (27,975)      41,553      (97,906)
   Accounts payable.....................      14,272     (132,649)     309,283
   Accrued liabilities..................      56,010       20,305       82,393
   Income taxes payable.................    (165,307)         --      (165,307)
                                         -----------  -----------  -----------
                                           1,937,059      647,101      528,194
Financing:
  Increase in long-term debt............   2,199,387    1,593,853    1,539,000
  Decrease in long-term debt............  (2,008,686)    (747,674)    (498,098)
  Decrease in obligation under capital
   leases...............................    (163,372)     (52,463)     (56,896)
                                         -----------  -----------  -----------
                                              27,329      793,716      984,006
Investing:
  Acquisition of fixed assets...........  (3,561,771)  (2,982,984)  (2,297,799)
  Proceeds of disposal of fixed assets..     895,007      456,703      420,142
                                         -----------  -----------  -----------
                                          (2,666,764)  (2,526,281)  (1,877,657)
                                         -----------  -----------  -----------
Decrease in cash........................    (702,376)  (1,085,464)    (365,457)
Cash (bank indebtedness net of cash),
 beginning of period....................     304,561     (397,815)     304,561
                                         -----------  -----------  -----------
Bank indebtedness net of cash, end of
 period................................. $  (397,815) $(1,483,279) $   (60,896)
                                         ===========  ===========  ===========

          See accompanying notes to consolidated financial statements.

                               PERCO GROUP LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (EXPRESSED IN CANADIAN DOLLARS)

                         YEAR ENDED DECEMBER 31, 1997
  (THE INFORMATION AT MAY 19, 1998 AND FOR THE PERIOD FROM JANUARY 1, THROUGH
                     MAY 19, 1998 AND 1997 IS UNAUDITED.)

  The Company, incorporated under Part 1A of the Quebec Companies Act, is involved primarily in the rental of industrial and building equipment in Canada.

1. SIGNIFICANT ACCOUNTING POLICIES:

 (a) Basis of presentation:

  The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in Canada (Canadian
GAAP).

  As described in note 14, the Company was acquired by United Rentals of Canada (Quebec), Inc. These financial statements are prepared on the basis of their predecessor historical costs and do not include any adjustments that may result from the acquisition of the Company by United Rentals of Canada (Quebec), Inc.

 (b) Basis of consolidation:

  The consolidated financial statements include the accounts of Perco Group Ltd. and its subsidiary, 2633-4680 Quebec Inc.

 (c) Interim financial statements:

  The accompanying balance sheet at May 19, 1998 and the statements of earnings, retained earnings and changes in financial position for the period from January 1, through May 19, 1998 and 1997 are unaudited and have been prepared on a basis that is consistent with the audited consolidated financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operation for such interim periods are not necessarily indication of results for a full year.

 (d) Inventories:

  Goods and equipment for resale and supplies are valued at the lower of cost and net realizable value. Spare parts and supplies are valued at the lower of cost and replacement cost less an allowance for obsolescence. Cost is determined using the first in, first out method.

 (e) Fixed assets:

  Fixed assets are stated at cost. Depreciation and amortization are provided using the following methods and annual rates:

   ASSET                                            METHOD        RATE/PERIOD
   -----                                       ----------------- -------------
   Buildings.................................. Declining balance             4%
   Rental equipment...........................     Straight-line 6 2/3% to 100%
   Cars and trucks............................ Declining balance            30%
   Furniture and fixtures..................... Declining balance            20%
   Leasehold improvements.....................     Straight-line         5 years
   Computer hardware and software............. Declining balance            30%
   Cars and trucks under capital leases....... Declining balance            30%

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

 (f) Deferred financing costs:

  The costs of obtaining bank and other debt financing are deferred and amortized on a straight-line basis over the effective life of the debt to which they relate.

 (g) Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACCOUNTS RECEIVABLE:

  Accounts receivable are net of allowance for doubtful accounts of $380,837 at December 31, 1997 and $443,318 at May 19, 1998.

3. FIXED ASSETS:

                                                        DECEMBER 31,   MAY 19,
                                                            1997        1998
                                                        ------------ -----------
   Land................................................ $   901,503  $   901,503
   Buildings...........................................   2,439,276    2,446,545
   Rental equipment....................................  23,225,446   25,282,753
   Cars and trucks.....................................   1,376,234    2,109,987
   Furniture and fixtures..............................     466,277      476,007
   Leasehold improvements..............................     752,424      809,584
   Computer hardware and software......................     382,148      402,221
   Cars and trucks under capital leases................   1,134,888      460,015
                                                        -----------  -----------
                                                         30,678,196   32,888,615
   Less accumulated depreciation and amortization......  17,762,505   18,096,928
                                                        -----------  -----------
                                                        $12,915,691  $14,791,687
                                                        ===========  ===========

4. BANK INDEBTEDNESS GUARANTEES:

  The bank indebtedness and the long-term debt of the Company described in note 5 are secured by hypothecs on inventories and accounts receivable, a movable hypothec of $10,700,000 on all corporeal and incorporeal movable property, including a hypothec of $10,700,000 on the all-risks insurance coverage relating to the assets pledged as security to the bank.

                                PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)


5. LONG-TERM DEBT:

                                                        DECEMBER 31,  MAY 19,
                                                            1997        1998
                                                        ------------ ----------
Revolving term loan maturing in 2000, bearing interest
 at the bank's Canadian base rate plus 1.5%, payable
 in 24 monthly instalments of principal of $84,524,
 with a final payment covering the principal balance..   $2,178,437  $2,393,086
Term loan maturing in 2000, bearing interest at the
 bank's Canadian base rate plus 1%, payable in 35
 equal monthly instalments of $20,286, (principal
 only) with a final payment of $507,159...............    1,217,174   1,136,032
Loan from the Federal Business Development Bank
 maturing in 1999, bearing interest at the bank's base
 rate plus 2.5% and additional interest equal to 0.25%
 of the Company's total annual revenue, payable in
 monthly instalments of $16,700 (principal only)......      388,200     321,400
Term loan maturing in 2001, bearing interest at the
 bank's Canadian base rate plus 1%, payable in 47
 equal monthly instalments of $18,335, (principal
 only) with a final payment of $458,325...............    1,320,070   1,246,730
Term loan maturing in 2002, bearing interest at the
 bank's Canadian base rate plus 1%, payable in 59
 monthly instalments of $25,000 (principal only), with
 a final payment of $625,000 covering the principal
 balance..............................................    2,100,000   2,000,000
Credit facility for acquisition of fixed assets
 convertible in December 1998 into a term loan
 maturing in 2003, bearing interest at the bank's
 Canadian base rate plus 1%, payable in equal monthly
 instalments (principal only), with a final payment to
 be determined covering the principal balance.........          --      729,000
First mortgage loan in the amount of $1,000,000 and
 second mortgage in the amount of $450,000 secured by
 land and buildings with a net book value of
 $1,222,596 as at December 31, 1997, 8.75%, payable in
 monthly instalments of $15,137 (principal and
 interest combined), renegotiable in December 1999,
 maturing in April 2004...............................      871,903     835,826
First mortgage loan in the amount of $1,200,000
 secured by land and a building with a net book value
 of $1,113,832 as at December 31, 1997, 7.3%, payable
 in monthly instalments of $10,770 (principal and
 interest combined), renegotiable in December 1999,
 maturing in December 2005............................      784,480     753,905
Term loan maturing in 2003, bearing interest at the
 bank's Canadian base rate plus 1% in 60 monthly
 instalments of $2,893 (principal only), with a final
 payment of $69,420 covering the principal balance....          --      237,214
Conditional sale contracts maturing in 2001 and 2002,
 bearing interest at various rates from 7% to 8.70%,
 payable in monthly instalments of $4,274, including
 interest. These debts are secured by trucks and
 equipment............................................      177,248     230,498
                                                         ----------  ----------
                                                          9,037,512   9,883,691
Less current portion of long-term debt................    2,295,000   2,453,000
                                                         ----------  ----------
                                                         $6,742,512  $7,430,691
                                                         ==========  ==========

  The term loans and the Federal Business Development Bank loan are secured by various assets, as described in note 4. Under the term loan agreements, the Company is committed to maintain certain financial ratios.

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

5. LONG-TERM DEBT (CONTINUED):

  Repayments of the long-term debt for each of the next five years are as follows:

                                                          DECEMBER 31,  MAY 19,
                                                              1997       1998
                                                          ------------ ---------
   1998..................................................  $2,295,000  $     --
   1999..................................................   2,210,000  2,453,000
   2000..................................................   1,573,000  2,530,000
   2001..................................................   1,240,000  1,608,000
   2002..................................................   1,165,000  1,338,000
   2003..................................................         --   1,431,000


6. OBLIGATION UNDER CAPITAL LEASES:

  Total future minimum payments under capital leases are as follows as at:

                                                          DECEMBER 31, MAY 19,
                                                              1997       1998
                                                          ------------ --------
   1998..................................................   $263,371   $    --
   1999..................................................    100,242    228,410
   2000..................................................     62,846     98,401
   2001..................................................     26,066     51,171
   2002..................................................        --       5,641
                                                            --------   --------
   Total minimum lease payments..........................    452,525    383,623
   Less amount representing interest at rates varying
    from 9% to 12.2%.....................................     51,805     35,366
                                                            --------   --------
   Balance of obligation.................................    400,720    348,257
   Less current portion..................................    229,678    197,678
                                                            --------   --------
   Obligation under capital leases.......................   $171,042   $150,579
                                                            ========   ========

7. REDEEMABLE SHARES:

  An unlimited number of authorized:

    Class C shares, voting, without par value, mandatorily redeemable by the Company at death of holder

    Class D shares, non-voting, without par value, conveying one monthly preferred, non-cumulative 1% dividend on the redemption value, redeemable at the option of the holder and issuer at the paid-up capital and in the case of Class A shares being converted into Class D shares equal to the difference between the paid-up capital and the fair market value at the time of exchange

    Class E shares, non-voting, without par value, conveying one monthly preferred, non-cumulative 1% dividend on the redemption value, redeemable at the option of the holder and issuer at the fair market value of the consideration received at issuance

    Class F shares, non-voting, without par value, conveying one yearly, preferred, non-cumulative dividend of $1 per share, redeemable at the option of the holder and issuer at the paid-up capital

    Class G shares, non-voting, without par value, conveying one yearly, preferred, non-cumulative dividend of $1 per share, redeemable at the option of the issuer at the paid-up capital

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

7. REDEEMABLE SHARES (CONTINUED):

  Issued and fully paid:

                                                         DECEMBER 31,  MAY 19,
                                                             1997        1998
                                                         ------------ ----------
   62,500 Class D shares, redeemable at $62,500.........  $   62,500  $   62,500
   100,000 Class G shares, redeemable at $1,000,000.....   1,000,000   1,000,000
                                                          ----------  ----------
                                                          $1,062,500  $1,062,500
                                                          ==========  ==========

8. CAPITAL STOCK:

  An unlimited number of authorized:

    Class A shares, voting, participating, without par value, convertible into Class D shares only with the joint approval of the Board and positive vote of Class A and D holders

    Class B shares, voting, participating, without par value

  Issued and fully paid:

                                                         DECEMBER 31, MAY 19,
                                                             1997       1998
                                                         ------------ --------
   312,500 Class A shares (250,000 shares on May 19,
    1998)...............................................   $312,500   $250,000
   62,500 Class B shares ...............................        --     612,500
                                                           --------   --------
                                                           $312,500   $862,500
                                                           ========   ========

  During the period ended May 19, 1998, 62,500 Class A shares were converted into 62,500 Class B shares and the paid-up capital of these shares was increased by $550,000.

9. COMMITMENTS:

  The Company is committed under lease contracts for premises expiring at various dates from January 1, 1998 to January 31, 2001. The minimum lease payments for each of the next four years are as follows:

                                                           DECEMBER 31, MAY 19,
                                                               1997       1998
                                                           ------------ --------
   1998...................................................   $163,000   $    --
   1999...................................................    153,000    176,000
   2000...................................................     61,000    139,000
   2001...................................................      4,000     58,000
                                                             --------   --------
                                                             $381,000   $373,000
                                                             ========   ========

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)


10. INCOME TAXES:

  The effective income tax rate differs from the statutory rate that would be obtained by applying the combined basic federal and provincial tax rate to earnings before income taxes. These differences result from the following items:

                                                   DECEMBER 31, MAY 19, MAY 19,
                                                       1997      1998    1997
                                                   ------------ ------- -------
Combined basic federal and provincial tax rate....     38.7%     38.7%   38.7%
Increase (decrease) in income tax rate resulting
 from:
  Permanent differences as a result of purchase
   accounting and non-deductible expenses.........     (4.8)      2.4     3.4
  Previous years' reassessment....................     11.7       --      --
  Manufacturing and processing profits deduction..      --        --     (5.2)
                                                       ----      ----    ----
Effective income tax rate.........................     45.6%     41.1%   36.9%
                                                       ====      ====    ====

11. INCOME TAXES REASSESSMENT:

  The Company has been reassessed for the tax credits (manufacturing and processing profits deduction) it claimed in 1996 and in respect of the years 1994 to 1996 inclusive. The reassessment amounts to $224,000 and is included in the December 31, 1997 current income taxes.

12. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

  The company follows Canadian generally accepted accounting principles (Canadian GAAP) which are different in some respects from those applicable in the United States (U.S. GAAP).

  (a) The following table presents a reconciliation of stockholder's equity from Canadian GAAP to U.S. GAAP:

                                                                       PERIOD
                                                                        FROM
                                                                     JANUARY 1,
                                                                        1998
                                                         YEAR ENDED   THROUGH
                                                        DECEMBER 31,  MAY 19,
                                                            1997        1998
                                                        ------------ ----------
   Stockholders' equity:
     Per Canadian GAAP.................................  $3,991,083  $3,661,084
     Decrease in fixed assets net (i)..................    (820,253)   (721,123)
     Decrease in deferred income taxes (ii)............     784,933     743,298
                                                         ----------  ----------
   Per U.S. GAAP.......................................  $3,955,763  $3,683,259
                                                         ==========  ==========

    (i) Under Canadian GAAP, as a result of negative goodwill from a business combination accounted for as a purchase, the Company reduced the value of fixed assets. Under U.S. GAAP, assets acquired in a purchase business combination are recorded at their gross fair values, with separate deferred tax assets and liabilities recognized for the tax effect of the differences between such fair values and the tax bases.

    (ii) The income tax provision in Canada is based on the deferral method and adjustments are generally not made for changes in income tax rates. Under U.S. GAAP, deferred tax liabilities are measured using the enacted tax rate expected to apply to taxable income in the periods in which the deferred tax asset on liability is expected to be settled. A U.S. GAAP difference arises for the Company due to timing differences resulting from the application of the purchase accounting adjustments described above.

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)

12. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

  (b) The following table presents a reconciliation of net earnings from Canadian GAAP to U.S. GAAP:

                                                   PERIOD FROM     PERIOD FROM
                                                 JANUARY 1, 1998 JANUARY 1, 1997
                                     YEAR ENDED      THROUGH         THROUGH
                                    DECEMBER 31,     MAY 19,         MAY 19,
                                        1997          1998            1997
                                    ------------ --------------- ---------------
   Net (loss) earnings under Cana-
    dian GAAP.....................   $  905,844     $(329,999)      $(155,713)
   Income tax adjustment under the
    asset and liability method....     (154,252)      (41,635)        (36,540)
   Lower depreciation on fixed as-
    sets..........................      258,546        99,130          99,389
                                     ----------     ---------       ---------
   Net earnings (loss) under U.S.
    GAAP..........................   $1,010,138     $(272,504)      $ (92,864)
                                     ==========     =========       =========

  (c) Statement of change in financial position:

  Under U.S. GAAP, a statement of cash flow is required while a statement of changes in financial position is required under Canadian GAAP. There are no differences in the amounts presented in the accompanying statement of changes in financial position from a cash flow statement prepared under U.S. GAAP, except for the presentation of bank indebtedness. Under Canadian GAAP, cash in the statement of changes in financial position is shown net of bank indebtedness. Under U.S. GAAP, the net change in bank indebtedness, with original maturities of 90 days or less, is presented as a financing activity.

                                                  PERIOD FROM     PERIOD FROM
                                                JANUARY 1, 1998 JANUARY 1, 1997
                                    YEAR ENDED      THROUGH         THROUGH
                                   DECEMBER 31,     MAY 19,         MAY 19,
                                       1997          1998            1997
                                   ------------ --------------- ---------------
   Financing activity under Cana-
    dian GAAP....................    $ 27,329     $  793,716      $  984,006
   Bank indebtedness increase....     724,833      1,242,431         353,368
                                     --------     ----------      ----------
   Financing activity under U.S.
    GAAP.........................    $752,162     $2,036,147      $1,337,374
                                     ========     ==========      ==========
   The reclassification results
    in:
     Cash at end of year under
      U.S. GAAP..................    $373,650     $  530,617      $  339,104
                                     ========     ==========      ==========

13. FINANCIAL INSTRUMENTS:

 (a) Fair value:

  The carrying value of the Company's accounts receivable, bank indebtedness, accounts payable and accrued liabilities approximates their fair values due to their demand nature or relatively short periods to maturity.

  The fair value of the Company's long-term debt and obligation under capital leases has been determined to be equal to their carrying values, as the current financing arrangements represent the borrowing rate presently available to the Company for loans with similar terms and maturities.

 (b) Credit risk:

  Financial instruments that potentially subject the Company to significant concentration risk consist principally of trade accounts receivable. Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers' financial condition. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding the provision for doubtful accounts. However, actual results could differ from those estimates.

                               PERCO GROUP LTD.

                        (EXPRESSED IN CANADIAN DOLLARS)


14. SUBSEQUENT EVENT:

  On May 21, 1998, all of the outstanding Class G shares were redeemed for a cash consideration of $1,000,000.

  On May 19, 1998 the Company entered into a stock purchase agreement with United Rentals, Inc. Under the terms of the stock purchase agreement, the transaction closed on May 22, 1998 and all of the remaining outstanding capital stock described in notes 7 and 8 and all the shares held in 2633-4680 Quebec Inc. by the non-controlling interest were acquired by United Rentals of Canada (Quebec), Inc. after Perco Group Ltd. amalgamated with its subsidiary, 2633-4680 Quebec Inc., and all outstanding shares were converted into shares of the amalgamated company.

                               AUDITORS' REPORT


To the Directors of
Reitzel Rentals Ltd.

  We have audited the balance sheet of Reitzel Rentals Ltd. as at February 28, 1998 and the statements of operations, shareholders' equity and cash flow for the year then ended. These audited financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

  In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 1998 and the results of its operations and cash flows for the year then ended in accordance with generally accepted accounting principles in the United States.

PricewaterhouseCoopers Chartered Accountants
Kitchener, Canada
July 27, 1998

                              REITZEL RENTALS LTD.

                                 BALANCE SHEETS
                             (IN CANADIAN DOLLARS)

                                                          FEBRUARY
                                                             28,       MAY 31,
                                                            1998        1998
                                                         ----------- -----------
                                                                     (UNAUDITED)
ASSETS
Cash...................................................  $    46,301 $       --
Accounts receivable--trade, net of allowance for doubt-
 ful accounts
 of $84,980 ($93,292 as of May 31, 1998)...............    2,033,118   2,204,300
Inventory..............................................    1,175,302   1,833,371
Rental equipment, net (Note 3).........................   11,003,382  11,906,195
Property and equipment, net (Note 4)...................    2,264,061   1,552,663
Other assets...........................................    1,088,343   1,322,032
                                                         ----------- -----------
                                                         $17,610,507 $18,818,561
                                                         =========== ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Bank operating line (Note 5)...........................  $       --  $   891,005
Accounts payable--trade................................      860,221   1,969,854
Accrued management and staff bonuses...................    2,014,079     503,070
Other liabilities......................................      348,468   1,415,692
Long-term debt (Note 6)................................    5,423,076   5,008,469
Due to shareholders and related party (Note 7).........      707,278     280,058
Deferred income taxes (Note 9).........................    2,778,000   2,931,000
                                                         ----------- -----------
                                                          12,130,122  12,999,148
Mandatorily redeemable shares (Note 8).................      947,990     947,990
Commitments (Note 10)
Share capital (Note 8).................................       56,050      56,050
Retained earnings......................................    4,475,345   4,815,373
                                                         ----------- -----------
                                                           4,531,395   4,871,423
                                                         ----------- -----------
                                                         $17,610,507 $18,818,561
                                                         =========== ===========


                See accompanying notes to financial statements.

                              REITZEL RENTALS LTD.

                            STATEMENTS OF OPERATIONS
                             (IN CANADIAN DOLLARS)

                                          YEAR ENDED  THREE MONTHS THREE MONTHS
                                           FEBRUARY      ENDED        ENDED
                                             28,        MAY 31,      MAY 31,
                                             1998         1997         1998
                                          ----------  ------------ ------------
                                                             (UNAUDITED)
Revenues:
 Equipment rentals....................... $9,695,641   $1,832,811   $2,278,718
 Sales of rental equipment...............  1,544,982      517,409      303,742
 Sales of new equipment, merchandise and
  other revenues.........................  5,977,848    1,712,996    1,469,432
                                          ----------   ----------   ----------
   Total revenues........................ 17,218,471    4,063,216    4,051,892
Cost of revenues:
 Cost of equipment rentals, excluding de-
  preciation.............................  3,639,956      688,077      855,481
 Depreciation of rental equipment........    857,104      214,276      214,276
 Cost of rental equipment sales..........    668,717      223,951      131,469
 Cost of new equipment and merchandise
  sales and other operating costs........  4,232,725    1,212,918    1,040,458
                                          ----------   ----------   ----------
   Total cost of revenues................  9,398,502    2,339,222    2,241,684
                                          ----------   ----------   ----------
Gross profit.............................  7,819,969    1,723,994    1,810,208
Selling, general and administrative ex-
 penses..................................  3,154,852    1,031,807      732,798
Non-rental depreciation and amortiza-
 tion....................................    376,240       76,585       76,400
                                          ----------   ----------   ----------
Operating income.........................  4,288,877      615,802    1,001,010
Interest expense.........................    515,705      115,218      197,154
Management and staff bonuses.............  2,014,445           --           --
(Gain) loss on sale of property and
 equipment...............................   (363,928)    (362,784)      31,847
                                          ----------   ----------   ----------
Income before provision for income tax-
 es......................................  2,123,015      863,368      772,009
Provision for income taxes...............    918,470      385,000      344,000
                                          ----------   ----------   ----------
Net income............................... $1,204,545   $  478,368   $  428,009
                                          ==========   ==========   ==========


                See accompanying notes to financial statements.

                              REITZEL RENTALS LTD.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                             (IN CANADIAN DOLLARS)

                                                 COMMON   RETAINED
                                                 SHARES   EARNINGS     TOTAL
                                                 ------- ----------  ----------
Balance, March 1, 1997.......................... $56,050 $3,270,800  $3,326,850
Net income......................................     --   1,204,545   1,204,545
                                                 ------- ----------  ----------
Balance, February 28, 1998......................  56,050  4,475,345   4,531,395
Cash dividends..................................     --     (87,981)    (87,981)
Net income (unaudited)..........................     --     428,009     428,009
                                                 ------- ----------  ----------
Balance, May 31, 1998 (unaudited)............... $56,050 $4,815,373  $4,871,423
                                                 ======= ==========  ==========



                See accompanying notes to financial statements.

                              REITZEL RENTALS LTD.

                            STATEMENTS OF CASH FLOWS
                             (IN CANADIAN DOLLARS)

                                         YEAR ENDED   THREE MONTHS THREE MONTHS
                                          FEBRUARY       ENDED        ENDED
                                             28,        MAY 31,      MAY 31,
                                            1998          1997         1998
                                         -----------  ------------ ------------
                                                             (UNAUDITED)
Cash flows from operating activities:
 Net income............................. $ 1,204,545   $ 478,368   $   428,009
 Items not requiring cash
  Amortization..........................   1,233,344     290,661       290,676
  Gain on sale of rental equipment......    (876,265)   (293,458)     (172,273)
  (Gain) loss on disposal of property
   and equipment........................    (363,928)   (362,784)       31,847
  Deferred income taxes.................     842,000     211,000       153,000
 Changes in non-cash operating items
  Accounts receivable--trade............    (175,759)    114,617      (171,182)
  Inventory.............................    (122,884)   (668,672)     (658,069)
  Accounts payable--trade and other lia-
   bilities.............................     554,478    (130,275)    1,095,828
                                         -----------   ---------   -----------
                                           2,295,531    (360,543)      997,836
Cash flows from investing activities
 Purchase of property and equipment.....    (161,975)    (20,188)      (90,017)
 Proceeds of disposal of property and
  equipment.............................     309,604     299,604       189,793
 Proceeds on sale of rental equipment...   1,544,982     517,409       303,742
 Purchase of rental equipment...........  (1,863,221)   (689,756)     (502,709)
 (Increase) decrease in other assets....      20,956      40,634      (160,314)
                                         -----------   ---------   -----------
                                            (149,654)    147,703      (259,505)
Cash flows from financing activities
 Increase in bank operating line........         --      877,892       891,005
 Repayment of long-term debt............  (2,222,275)   (593,973)   (1,160,436)
 Increase (decrease) in shareholder
  loans.................................     122,699     (71,079)     (427,220)
 Cash dividend..........................         --          --        (87,981)
                                         -----------   ---------   -----------
                                          (2,099,576)    212,840      (784,632)
                                         -----------   ---------   -----------
Net cash increase (decrease) during the
 period.................................      46,301         --        (46,301)
Cash beginning of period................          --         --         46,301
                                         -----------   ---------   -----------
Cash end of period...................... $    46,301   $     --    $       --
                                         ===========   =========   ===========

                See accompanying notes to financial statements.

                             REITZEL RENTALS LTD.

                         NOTES TO FINANCIAL STATEMENTS
      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)

1.ORGANIZATION AND BASIS OF PRESENTATION

  Reitzel Rentals Ltd. (the "Company") was incorporated in January 1987 under the laws of Ontario, Canada. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and others in Ontario. The Company also engages in related activities such as selling used rental equipment, acting as a distributor for certain new equipment and selling related merchandise and parts. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying balance sheet is presented on an unclassified basis.

  Comparative financial statements have not been presented as these financial statements have been prepared solely for inclusion in the offering memorandum issued by United Rentals Holdings, Inc. and management of United Rental Holdings, Inc. have advised that comparative information is not required.

  The financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles. All amounts are in Canadian dollars.

2.SIGNIFICANT ACCOUNTING POLICIES

 Inventory

  Inventory consists of equipment, tools, parts, fuel and related supply items. Inventory is stated at the lower of average weighted cost or market.

 Rental equipment

  Rental equipment is recorded at cost and depreciated over the estimated useful lives of the equipment using the straight-line method. The range of useful lives estimated by management for rental equipment is two to ten years. Rental equipment is depreciated to a salvage value of zero to ten percent of cost. Rental equipment having a cost of $500 or less is expensed at the time of purchase. Maintenance and repair costs are charged to operations as incurred.

 Revenue recognition

  Revenue related to the sale of equipment is recognized at the time of sale which coincides with delivery. Revenue related to rental equipment is recognized over the contract term on a straight-line basis.

 Property and equipment

  Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The range of useful lives estimated by management for property and equipment is two to ten years. Maintenance and repair costs are charged to operations as incurred.

 Fair value of financial instruments

  The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, and other liabilities approximate fair value due to the immediate to short-term maturity of these financial instruments. The fair value of long-term debt and amounts due to shareholders and related party are determined using current interest rates for similar instruments as of period ended.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)

 Income taxes

  The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited because a large number of customers make up the Company's customer base. The Company controls credit risk through credit approvals, credit lines, and monitoring procedures.

  Twelve customers represent ten percent of revenues in the year ended February 28, 1998 (nine customers as of May 31, 1998 and one as of May 31,
1997) and twelve customers represented ten percent of accounts receivable-- trade as of February 28, 1998 (twelve customers as of May 31, 1998 and eleven as of May 31, 1997).

 Impact of recently issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is required to adopt the provisions of these Statements in fiscal year 1999. The Company is currently evaluating the reporting formats recommended under both these Statements.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employer Disclosure about Pensions and other Post Retirement Benefits" and SFAS No. 133, "Accounting for Derivatives and Other Hedging Activities." The Company is currently evaluating the effects of these Statements.

 Interim financial statements

  The accompanying balance sheet and statement of shareholders' equity at May 31, 1998 and the statement of operations, shareholders' equity and cash flows for the three months ended May 31, 1997 and 1998 are unaudited and have been prepared on a basis that is consistent with the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)


3.RENTAL EQUIPMENT

                                                                      MAY 31,
                                                  FEBRUARY 28, 1998    1998
                                                  ----------------- -----------
                                                                    (UNAUDITED)
   Rental equipment..............................    $13,186,212    $13,769,978
   Amortization..................................     (2,182,830)    (1,863,783)
                                                     -----------    -----------
     Net.........................................    $11,003,382    $11,906,195
                                                     ===========    ===========

4.PROPERTY AND EQUIPMENT

                                                     FEBRUARY 28, 1998
                                             ----------------------------------
                                                        ACCUMULATED   NET BOOK
                                                COST    AMORTIZATION   VALUE
                                             ---------- ------------ ----------
   Land..................................... $  370,717  $      --   $  370,717
   Buildings................................  2,268,773   1,328,578     940,195
   Vehicles.................................  1,277,240     933,579     343,661
   Furniture and equipment..................  1,055,267     784,614     270,653
   Radio equipment..........................    156,124     136,902      19,222
   Pavement.................................    122,914      47,687      75,227
   Leasehold improvements...................    476,480     240,887     235,593
   Electric signs...........................     36,647      27,854       8,793
                                             ----------  ----------  ----------
                                             $5,764,162  $3,500,101  $2,264,061
                                             ==========  ==========  ==========

                                                        MAY 31, 1998
                                             ----------------------------------
                                                        ACCUMULATED   NET BOOK
                                                COST    AMORTIZATION   VALUE
                                             ---------- ------------ ----------
                                                        (UNAUDITED)
   Land..................................... $   90,892  $      --   $   90,892
   Buildings................................  1,632,137   1,048,338     583,799
   Vehicles.................................  1,208,838     905,959     302,879
   Furniture and equipment..................    988,582     734,813     253,769
   Radio equipment..........................    156,124     138,103      18,021
   Pavement.................................    115,414      46,153      69,261
   Leasehold improvements...................    477,910     251,813     226,097
   Electric signs...........................     31,558      23,613       7,945
                                             ----------  ----------  ----------
                                             $4,701,455  $3,148,792  $1,552,663
                                             ==========  ==========  ==========

5.AVAILABLE LINE OF CREDIT

  The Company has available a $1,500,000 line of credit that bears interest of prime rate plus 3/4% per annum which was 5.65% as of February 28, 1998 and is secured, together with Bank Loans (Note 6) by a general assignment of accounts receivable--trade, a general security agreement and a fixed charge debenture of $4,000,000 over all property and equipment subordinated to the First Mortgages in the amount of $299,000. No amount was outstanding under the line of credit at February 28, 1998 and no standby fees apply.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)


6.LONG-TERM DEBT

                                                          FEBRUARY    MAY 31,
                                                          28, 1998     1998
                                                         ---------- -----------
                                                                    (UNAUDITED)
   Equipment Loans, secured by the equipment financed,
    repayable in monthly instalments of principal and
    interest at floating and fixed annual rates ranging
    from 4.0% to 10.35%, maturing in 1998 to 2002......  $2,296,720 $2,149,606
   Bank Loans, secured by a fixed charge over the
    Company's land and buildings, including a general
    assignment of accounts receivable and acknowledged
    assignment of fire insurance coverage, repayable in
    monthly instalments of principal and interest at
    floating and fixed annual rates ranging from 7.45%
    demand in certain circumstances....................   1,850,245  2,105,152
   First Mortgages, secured by certain of the Company's
    real estate, repayable in monthly instalments of
    principal and interest at annual rates ranging from
    8.25% to 11.875%, maturing 1998 to 1999............     835,300    378,103
   Note Payable, repayable in monthly instalments of
    principal and interest of $8,155 per month at an-
    nual interest rate of 7.2%, maturing July 2002.....     375,185    375,608
   Promissory Note, repayable in monthly principal pay-
    ments of $4,375 plus interest, calculated monthly
    at prime plus 1%, maturing in May 1999.............      65,626        --
                                                         ---------- ----------
                                                         $5,423,076 $5,008,469
                                                         ========== ==========

  Cash interest paid on long-term debt during the period amounted to $447,326 ($159,950 in the three months ended May 31, 1998 and $115,218 in the three months ended May 31, 1997).

  Approximate principal payments as of February 28, 1998 due with the next five years are as follows:

   1999.............................................................. $1,806,860
   2000..............................................................  1,599,398
   2001..............................................................  1,090,079
   2002..............................................................    293,154
   2003..............................................................    110,325

7.DUE TO SHAREHOLDERS AND RELATED PARTY

                                                       FEBRUARY 28,   MAY 31,
                                                           1998        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
   Notes payable to shareholders, no specified repay-
    ment terms, with interest calculated monthly at
    the Company's average annual cost of borrowing and
    paid annually within six months of the year-
    end...............................................   $699,278    $280,058
   Note payable to affiliated company, interest-free
    with no specified repayment terms.................      8,000         --
                                                         --------    --------
                                                         $707,278    $280,058
                                                         ========    ========

  In the period ended May 31, 1998, obligations to certain shareholders were satisfied by the transfer of the other assets and certain equipment at fair market value as determined by independent appraisal.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)


8.SHARE CAPITAL

  The Company is authorized to issue 251 non-voting, Class A shares and no Class A shares were outstanding (none outstanding as of May 31, 1998). The Class A shares rank in priority over Class B and common shares. Dividends are cumulative on the Class A shares and are payable at a rate that will provide the holder, assuming the holder is in the highest Ontario personal income tax bracket, with the same after-tax rate of return on the Class A share dividend as if the holder had received interest from a Canadian Chartered Bank at the average of that Bank's prime lending rate each month for the twelve months in the Company's fiscal year minus 20% of that average rate. The dividends paid on Class A shares in any year may not exceed net earnings of the Company or ten percent of the retained earnings of the Company as of the preceding fiscal year-end.

  The Class A shares are redeemable and retractable at the price of $470 per Class A share (the "Redemption Price") subject to certain restrictions. The number of Class A shares to be redeemed is limited (the "Redemption Limit") in any one year to one-eighteen of $117,970 or the lesser of one-third of the After-Tax Net Profits of the Company for the fiscal year previous to the redemption notice and the After-Tax Net Profits of the Company for the fiscal year previous to the redemption notice less dividends paid on Class A shares in that previous fiscal year or an amount that will not contravene any banking covenants the Company entered into at that particular time. Where the redemption request exceeds the Redemption Limit, the Company will only redeem Class A shares such that the total of Class A shares redeemed and the dividends paid on Class A shares in the year of request falls below the Redemption Limit. Notwithstanding the foregoing, all Class A shares must be redeemed before December 31, 2007. Class A shareholders are entitled to the same redemption amount as Class B shareholders in any one year without regard to the Redemption Limit. Class A shares are redeemable only at the end of the fiscal year.

  The Company is authorized to issue 2,017 non-voting Class B shares of which 2,017 were outstanding at February 28, 1998 (2,017 outstanding as of May 31,
1998). The Class B shares are subordinate to Class A shares but rank in priority to common shares. Class B shares are entitled to non-cumulative dividends at a rate of 10% of the Redemption Amount, being $470 per Class B share. The Aggregate Redemption Amount of Class A shares is $947,990. The number of Class B shares redeemable in any one year is limited to an amount that will not contravene any banking covenants the Company entered into at that particular time. Class B shares are redeemable only at the end of the fiscal year.

  The Class B shares have been disclosed as a liability of the Company at their redemption amount of $947,990 as Mandatorily Redeemable Shares with a corresponding charge at their date of issue.

  The Company is authorized to issue 37,000 common shares at no par value of which 3,250 were outstanding at February 28, 1998 (3,250 were outstanding as of May 31, 1998).

9.INCOME TAXES

                                                  FEBRUARY 28, MAY 31, MAY 31,
                                                      1998      1997    1998
                                                  ------------ ------- -------
                                                                 (UNAUDITED)
   Combined federal and provincial income tax
    rate.........................................     44.6%     44.6%   44.6%
   Reduction by the small business deduction.....     (2.0)      --      --
   Other differences.............................      0.6       --      --
                                                      ----      ----    ----
   Effective income tax rate.....................     43.3%     44.6%   44.6%
                                                      ====      ====    ====

  The Company is taxable in one jurisdiction.

                             REITZEL RENTALS LTD.

      (UNAUDITED WITH RESPECT TO THE PERIODS ENDED MAY 31, 1997 AND 1998)

  The provision for income taxes consists of current tax expense of $76,470 ($191,000 as of May 31, 1998 and $174,000 as of May 31, 1997) and deferred tax expense of $842,000 ($153,000 as of May 31, 1998 and $211,000 as of May 31,
1997).

  The deferred tax credit balance of $2,778,000 ($2,931,000 as of May 31, 1998 and $2,147,000 as of May 31, 1997) represents amounts deducted for tax depreciation in excess of accounting depreciation of $6,229,000 ($6,572,000 as of May 31, 1998 and $4,814,000 as of May 31, 1997). There are no other differences in accounting and tax basis.

10.LEASE COMMITMENTS

  Minimum rental commitments under operating leases are as follows:

   1999................................................................ $442,000
   2000................................................................  420,000
   2001................................................................  374,000
   2002................................................................  300,000
   2003................................................................  264,000

  Operating lease expense for the year ended February 28, 1998 was $356,000 ($110,000 as of May 31, 1998 and $89,000 as of May 31, 1997).

11.SUPPLEMENTAL CASH DISCLOSURES

                                                        FEBRUARY 28,    MAY 31,
                                                            1998         1998
                                                        ------------  -----------
                                                                      (UNAUDITED)
   Supplemental schedule of non-cash activities:
    Accounts payable--trade and other liabilities...... $       --     $(430,000)
    Proceeds on disposal of property and equipment.....     330,000      521,000
    Purchase of rental equipment.......................  (2,427,400)    (745,829)
    Increase in other assets...........................    (330,000)     (91,000)
    Proceeds of long-term debt.........................   2,427,400      745,829

12.SUBSEQUENT EVENT

  As of May 31, 1998, all the outstanding shares of the Company were purchased by United Rentals Inc.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Channel Equipment Holding, Inc.

  We have audited the accompanying combined balance sheet of Channel Equipment Holding Inc. (see Note 1) (the "Companies") as of December 31, 1997 and the related combined statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Channel Equipment Holding Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 21, 1998

                        CHANNEL EQUIPMENT HOLDING, INC.

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1997

ASSETS
Cash ............................................................. $    63,589
Accounts receivable, net of allowance for doubtful accounts of
 $244,787.........................................................   1,274,432
Inventory.........................................................     617,793
Rental equipment, net.............................................   8,233,933
Property and equipment, net.......................................     546,798
Prepaid expenses and other assets.................................      27,567
                                                                   -----------
    Total assets.................................................. $10,764,112
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities:
  Accounts payable, accrued expenses and other liabilities........ $   997,055
  Due to stockholders.............................................     745,650
  Debt............................................................   9,241,162
  Deferred gain...................................................     121,980
                                                                   -----------
    Total liabilities.............................................  11,105,847
Commitments and contingencies
Stockholders' equity (deficit):
  Common stock, Channel Equipment, $1.00 par value, 1,000,000 shares authorized, 1,000 issued and outstanding; River City,
   $1.00 par value, 100,000 shares authorized, 1,000 issued and outstanding; and Contractors, $1.00 par value, 1,000,000 shares
   authorized, 1,250 issued and outstanding.......................       3,250
  Additional paid-in capital......................................     238,836
  Retained earnings (deficit).....................................    (538,821)
                                                                   -----------
                                                                      (296,735)
  Treasury stock..................................................     (45,000)
                                                                   -----------
    Total stockholders' equity (deficit)..........................    (341,735)
                                                                   -----------
    Total liabilities and stockholders' equity (deficit).......... $10,764,112
                                                                   ===========


                            See accompanying notes.

                        CHANNEL EQUIPMENT HOLDING, INC.

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

Revenue:
  Equipment rentals............................................... $ 4,680,867
  Rental equipment sales..........................................   2,265,294
  Sales of parts, supplies and new equipment......................   3,836,954
                                                                   -----------
    Total revenues................................................  10,783,115
Cost of revenues:
  Cost of equipment rentals, excluding equipment rental deprecia-
   tion...........................................................   1,459,268
  Depreciation, equipment rentals.................................   2,092,035
  Cost of rental equipment sales..................................   2,016,654
  Cost of parts, supplies and new equipment sales.................   3,138,237
                                                                   -----------
    Total cost of revenues........................................   8,706,194
                                                                   -----------
    Gross profits.................................................   2,076,921
Selling, general and administrative expenses......................   2,085,283
Non-rental depreciation...........................................      40,067
                                                                   -----------
Operating loss....................................................     (48,429)
Interest expense..................................................     714,705
                                                                   -----------
Loss before provisions for income taxes...........................    (763,134)
Provision for income taxes........................................       3,040
                                                                   -----------
Net loss.......................................................... $  (766,174)
                                                                   ===========


                            See accompanying notes.

                        CHANNEL EQUIPMENT HOLDING, INC.

              COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                   COMMON STOCK  ADDITIONAL RETAINED
                                  --------------  PAID IN   EARNINGS   TREASURY
                                  SHARES AMOUNTS  CAPITAL   (DEFICIT)   STOCK
                                  ------ ------- ---------- ---------  --------
Balance at January 1, 1997....... 3,250  $3,250   $238,836  $ 227,353  $(45,000)
  Net loss.......................                            (766,174)
                                  -----  ------   --------  ---------  --------
Balance at December 31, 1997..... 3,250  $3,250   $238,836  $(538,821) $(45,000)
                                  =====  ======   ========  =========  ========



                            See accompanying notes.

                        CHANNEL EQUIPMENT HOLDING, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.........................................................  $  (766,174)
Adjustments to reconcile net loss to net cash provided by operat-
 ing activities:
  Depreciation...................................................    2,132,102
  Gain on rental equipment sales.................................     (248,640)
  Changes in assets and liabilities:
   Increase in accounts receivable...............................     (254,454)
   Increase in inventory.........................................     (176,462)
   Decrease in prepaid expenses and other assets.................       39,219
   Increase in accounts payable, accrued expenses and other lia-
    bilities.....................................................      420,460
   Increase in deferred gain.....................................      121,980
                                                                   -----------
Cash provided by operating activities............................    1,268,031
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment.....................................     (846,817)
Proceeds from sale of rental equipment...........................    1,936,072
Purchases of property and equipment..............................      (40,712)
                                                                   -----------
Cash provided by investing activities............................    1,048,543
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt.......................................   (4,525,576)
Proceeds from stockholders loans.................................      411,600
Borrowings under credit facilities...............................    1,803,455
                                                                   -----------
Cash used in financing activities................................   (2,310,521)
                                                                   -----------
Increase in cash.................................................        6,053
Cash balance at beginning of year................................       57,536
                                                                   -----------
Cash balance at end of year......................................  $    63,589
                                                                   ===========


                            See accompanying notes.

                        CHANNEL EQUIPMENT HOLDING, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements of Channel Equipment Holding, Inc. include the accounts of Channel Equipment Holding, Inc. ("Channel"), River City Machinery Co., Inc. ("River City") and Contractors Sales & Rentals, Inc. ("Contractors") (collectively the "Companies"). The Companies are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

  These combined financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Companies by United Rentals, Inc. ("United") as more fully described in Note 9.

 Business Activity

  The Companies rent, sell and repair construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Companies are located in three different cities (Houston, Austin and Georgetown) and their principal market area is the state of Texas. The nature of the Companies business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

 Inventory

  Inventories consist primarily of general replacement parts, hydraulic tubing and equipment held for resale and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the combined statement of operations.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over an estimated five-year useful life. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

                        CHANNEL EQUIPMENT HOLDING, INC.

 Advertising Costs

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $56,300 in the year ended December 31, 1997.

 Income Taxes

  Both Channel and River City have elected, by unanimous consent of its stockholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code, for federal purposes. Under those provisions both Channel and River City do not have to pay federal income taxes; instead, the stockholders are liable for individual income taxes on both Channel and River City's profits. Therefore, no provision for federal income taxes is included in the accompanying combined financial statements for Channel or River City.

  Contractors, a C Corporation for federal tax purposes uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse.

ACCOUNTING ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following at December 31, 1997:

   Rental equipment................................................ $12,095,388
    Less accumulated depreciation..................................  (3,861,455)
                                                                    -----------
    Rental equipment, net.......................................... $ 8,233,933
                                                                    ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31, 1997:

   Land............................................................... $218,428
   Building...........................................................  213,736
   Transportation equipment...........................................  134,443
   Leasehold improvements.............................................    9,250
   Furniture and fixtures.............................................   28,953
                                                                       --------
                                                                        604,810
   Less accumulated depreciation......................................  (58,012)
                                                                       --------
   Total.............................................................. $546,798
                                                                       ========

                        CHANNEL EQUIPMENT HOLDING, INC.

5. DEBT

  Debt consists of the following at December 31, 1997:

   AEL Leasing Co., Inc.--Various notes dated from February 1997 to
    June 1997 with annual interest rates ranging from 8% to 10.2%
    due in monthly installments ranging from $933 to $4,616........  $  213,149
   The Associates--Two notes dated October 1997 with an annual
    interest rate due in full in June 1998.........................     768,589
   CIT Group--Various notes dated from April 1995 to August 1997 with annual interest rates ranging from 7.5% to 10.0% due in
    monthly installments ranging from $533 to $6,007...............   1,626,743
   CAT Financial--Various notes dated from April 1995 to July 1997 with annual interest rates ranging from 5.1% to 8.1% due in
    monthly installments ranging from $912 to $6,180...............     619,776
   Deutsche Financial--Various notes dated from April 1996 to April
    1997 with annual interest rates ranging from 9.6% to 9.9% due
    in monthly installments ranging from $930 to $2,893............     564,160
   NICE International Corporation--Various notes dated November
    1997 with annual interest rates ranging from 9.4% to 10.9% due
    in monthly installments ranging from $634 to $5,199............     665,255
   Chicago Pneumatic--Various notes dated from March 1997 to July
    1997 with annual interest rates ranging from 7.5% to 9.5% due
    in monthly installments ranging from $427 to $1,827............      39,095
   debis Financial Services, Inc.--Non-interest bearing line-of-
    credit.........................................................      89,481
   Newcourt Financial USA, Inc.--Various notes dated from June 1997 to September 1997 with an annual interest rate of 9.3% due in
    monthly installments ranging from $1,751 to $20,107............     549,994
   First Prosperity--Various notes dated from April 1995 to
    September 1997 with annual interest rates ranging from 7.8% to
    10.0% due in monthly installments ranging from $415 to $1,178..     144,631
   Financial Federal--Various notes dated from January 1996 to
    November 1997 with an annual interest rate of 11% due in
    monthly installments ranging from $430 to $21,465..............   2,984,398
   Norwest Bank--Various notes dated November 1996 with an annual interest rate of 9% due in monthly installments ranging from
    $277 to $380...................................................      20,998
   Case Credit--Various notes dated from August 1995 to November
    1996 with annual interest rates ranging from 7.9% to 9.0% due
    in monthly installments ranging from $481 to $6,935............     207,007
   KDC Financial--Various notes dated from March 1995 to May 1997 with annual interest rates ranging from 7.5% to 10.0% due in
    monthly installments ranging from $722 to $4,576...............     571,885
   JCB Financial--Various notes dated from June 1995 to October
    1997 with annual interest rates ranging from 7.0% to 9.5% due
    in monthly installments ranging from $782 to $1,554............     134,272
   PACCAR--Note dated June 1997 with an annual interest rate of
    8.0% due in monthly installments of $1,540.....................      41,729
                                                                     ----------
                                                                     $9,241,162
                                                                     ==========

  Substantially all rental equipment and fixed assets collateralize the above notes.

  All debt at December 31, 1997 was paid off in connection with the acquisition discussed in Note 9.

                        CHANNEL EQUIPMENT HOLDING, INC.

6. RELATED PARTY TRANSACTIONS

  River City leases its Georgetown operating facility and Channel leases its operating facilities from its stockholders on a month to month basis. Both Channel and River City are responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. Total rent expense for 1997 was approximately $160,100.

  In connection with the acquisition discussed in Note 9, the lease terms have been renegotiated.

  The Companies also had a non-interest bearing note payable from its stockholders totaling $745,650 at December 31, 1997. No repayment schedule has been established.

7. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 total interest and income taxes paid were $705,700 and $3,040, respectively.

  During 1997 the Companies purchased $4,240,540 of equipment which was financed.

8. EMPLOYEE BENEFIT PLAN

  The Companies have a defined contribution 401(k) pension plan which covers substantially all employees. The Companies match 100% up to the first six percent of the employees contribution. The Companies contributions to the plan were $8,850 for the year ended December 31, 1997.

9. SUBSEQUENT EVENT

  On January 23, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Channel and River City. On January 23, 1998, under the terms of the asset purchase agreement, United purchased certain assets of Contractors.

                         LNDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Paul E. Carlson, Inc.
 (d/b/a Carlson Equipment Company)
Roseville, Minnesota

  We have audited the accompanying balance sheet of Paul E. Carlson, Inc. (d/b/a Carlson Equipment Company) as of February 28, 1998, and the related statements of operations, stockholders' equity, and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paul E. Carlson, Inc. (d/b/a Carlson Equipment Company) as of February 28, 1998, and the results of its operations and its cash flow for the year then ended in conformity with generally accepted accounting principles.

                                          McGladrey & Pullen, LLP

St. Paul, Minnesota April 21, 1998

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                                 BALANCE SHEETS

                       FEBRUARY 28, 1998 AND MAY 31, 1998

                                                          FEBRUARY    MAY 31,
                                                          28, 1998     1998
                                                         ---------- -----------
                                                                    (UNAUDITED)
                 ASSETS (NOTES 3 AND 4)
Current Assets
  Cash.................................................. $  168,100 $  345,293
  Receivables:
   Trade accounts, less allowance for doubtful accounts
    of $125,000 and $163,000 at February 28 and May 31,
    1998, respectively..................................    848,365  1,209,761
   Due from stockholder.................................     43,000     43,000
   Refundable income taxes..............................        --      17,139
  Inventories (Note 2)..................................  1,615,701  2,546,139
  Prepaid expenses......................................     34,330     30,214
  Deferred income taxes (Note 6)........................    146,000    146,000
                                                         ---------- ----------
      Total current assets..............................  2,855,496  4,337,546
                                                         ---------- ----------
Rental Equipment, at cost (Note 5)......................  7,137,174  7,305,466
  Less accumulated depreciation.........................  2,922,730  2,966,205
                                                         ---------- ----------
                                                          4,214,444  4,339,261
                                                         ---------- ----------
Property and Equipment, at cost (Note 5)
  Computer equipment....................................    153,373    153,373
  Transportation equipment..............................    378,472    378,472
  Furniture and equipment...............................    217,838    221,079
  Leasehold improvements................................    115,484    115,484
                                                         ---------- ----------
                                                            865,167    868,408
  Less accumulated depreciation.........................    426,798    458,298
                                                         ---------- ----------
                                                            438,369    410,110
                                                         ---------- ----------
                                                         $7,508,309 $9,086,917
                                                         ========== ==========

                       See Notes to Financial Statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                                 BALANCE SHEETS

                       FEBRUARY 28, 1998 AND MAY 31, 1998

                                                        FEBRUARY 28,   MAY 31,
                                                            1998        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Bank line of credit (Notes 3 and 10)................   $      --   $4,500,000
  Current maturities of long-term debt................      273,914     466,733
  Accounts payable....................................      257,289     799,045
  Accrued expenses:
    Compensation, vacation, and related taxes.........      160,940     102,064
    Profit sharing (Note 7)...........................      150,000         --
    Real estate taxes.................................       45,660      51,477
    Interest..........................................       32,067      33,542
    Other.............................................       30,894      18,598
  Income taxes payable................................      155,861         --
                                                         ----------  ----------
      Total current liabilities.......................    1,106,625   5,971,459
                                                         ----------  ----------
Deferred Income Taxes (Note 6)........................      380,000     380,000
                                                         ----------  ----------
Long-Term Debt, less current maturities (Notes 3, 4, 5
 and 10)
  Bank line of credit.................................    3,700,000         --
  Finance companies and capital lease obligations.....      338,925     721,508
  Subordinated note to former stockholder.............      735,448     728,577
                                                         ----------  ----------
                                                          4,774,373   1,450,085
                                                         ----------  ----------
Commitments (Notes 5, 7 and 8)
Stockholders' Equity (Notes 8 and 10)
  Common stock, par value $1 per share; authorized
   100,000 shares; issued and outstanding 2,550
   shares.............................................        2,550       2,550
  Retained earnings...................................    1,244,761   1,282,823
                                                         ----------  ----------
                                                          1,247,311   1,285,373
                                                         ----------  ----------
                                                         $7,508,309  $9,086,917
                                                         ==========  ==========

                       See Notes to Financial Statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                            STATEMENTS OF OPERATIONS

                   YEAR ENDED FEBRUARY 28, 1998 AND THE THREE
                       MONTHS ENDED MAY 31, 1997 AND 1998

                                       YEAR ENDED   THREE MONTHS ENDED MAY 31,
                                      FEBRUARY 28,  -----------------------------
                                          1998          1997            1998
                                      ------------  -------------   -------------
                                                     (UNAUDITED)     (UNAUDITED)
Sales and rental income.............  $10,695,366   $   2,862,744   $   2,694,561
Cost of sales.......................    6,085,129       1,858,251       1,755,730
                                      -----------   -------------   -------------
    Gross profit....................    4,610,237       1,004,493         938,831
Operating expenses..................    3,550,240         795,748         745,412
                                      -----------   -------------   -------------
    Operating income................    1,059,997         208,745         193,419
                                      -----------   -------------   -------------
Nonoperating:
  Interest expense..................     (528,266)       (127,678)       (128,357)
  Gain on sale of other equipment...       19,270             --              --
                                      -----------   -------------   -------------
                                         (508,996)       (127,678)       (128,357)
                                      -----------   -------------   -------------
    Income before income taxes......      551,001          81,067          65,062
Federal and state income taxes (Note
 6).................................      244,000          36,000          27,000
                                      -----------   -------------   -------------
    Net income......................  $   307,001   $      45,067   $      38,062
                                      ===========   =============   =============


                       See Notes to Financial Statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                   YEAR ENDED FEBRUARY 28, 1998 AND THE THREE
                           MONTHS ENDED MAY 31, 1998

                                             COMMON STOCK
                                             -------------  RETAINED
                                             SHARES AMOUNT  EARNINGS    TOTAL
                                             ------ ------ ---------- ----------
Balance, February 28, 1997.................. 2,550  $2,550 $  937,760 $  940,310
  Net income................................   --             307,001    307,001
                                             -----  ------ ---------- ----------
Balance, February 28, 1998.................. 2,550   2,550  1,244,761  1,247,311
  Net income (unaudited)....................   --      --      38,062     38,062
                                             -----  ------ ---------- ----------
Balance, May 31, 1998 (unaudited)........... 2,550  $2,550 $1,282,823 $1,285,373
                                             =====  ====== ========== ==========



                       See Notes to Financial Statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                            STATEMENTS OF CASH FLOW

 YEAR ENDED FEBRUARY 28, 1998 AND THE THREE MONTHS ENDED MAY 31, 1997 AND 1998

                                     YEAR ENDED  THREE MONTHS ENDED MAY 31,
                                    FEBRUARY 28, -----------------------------
                                        1998         1997            1998
                                    ------------ -------------   -------------
                                                  (UNAUDITED)     (UNAUDITED)
Cash Flows From Operating Activi-
 ties
  Net Income.......................  $  307,001   $     45,067    $      38,062
  Adjustments to reconcile net in-
   come to net cash provided by op-
   erating activities:
    Depreciation...................   1,482,371        347,739          384,274
    Gross margin contribution from
     rental equipment sales........    (592,674)      (148,435)        (265,158)
    Gain on sale of other equip-
     ment..........................     (19,270)           --               --
    Net increase in deferred income
     taxes.........................      82,000            --               --
    Changes in current assets and
     liabilities:
      Trade accounts receivable....     (26,690)      (579,310)        (361,396)
      Refundable income taxes......         --             --           (17,139)
      Inventories..................    (133,318)      (426,346)        (930,438)
      Prepaid expenses.............     (8,579)        (21,010)           4,116
      Accounts payable.............     182,051        659,513          541,756
      Accrued expenses.............     194,834         13,627         (213,880)
      Income taxes payable.........      89,926        (29,935)        (155,861)
                                     ----------   ------------    -------------
       Net cash provided by (used
        in) operating
        activities.................   1,557,652       (139,090)        (975,664)
                                     ----------   ------------    -------------
Cash Flows From Investing Activi-
 ties
  Proceeds from sales of rental
   equipment.......................   1,578,609        361,480          638,694
  Purchases of rental equipment....  (2,473,274)      (764,723)        (851,127)
  Purchases of property and equip-
   ment............................    (144,253)       (27,956)          (3,241)
  Proceeds from sales of other
   equipment.......................      21,778          1,278              --
  Increase in receivable from
   stockholder.....................     (43,000)       (12,000)             --
                                     ----------   ------------    -------------
        Net cash used in investing
         activities................  (1,060,140)      (441,921)        (215,674)
                                     ----------   ------------    -------------
Cash Flows From Financing Activi-
 ties
  Proceeds from long-term borrow-
   ing.............................         --             --           659,707
  Payments of long-term debt.......  (1,576,236)      (256,946)         (91,176)
  Net increase in bank line of
   credit debt.....................   1,100,000        750,000          800,000
                                     ----------   ------------    -------------
        Net cash provided by (used
         in) financing activities..    (476,236)       493,054        1,368,531
                                     ----------   ------------    -------------
        Net increase (decrease) in
         cash......................      21,276        (87,957)         177,193
Cash
  Beginning........................     146,824        146,824          168,100
                                     ----------   ------------    -------------
  Ending...........................  $  168,100   $     58,867        $ 345,293
                                     ==========   ============    =============

See Notes to Financial Statements (Additional Cash Flow Information -- Note 9).

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

              (INFORMATION APPLICABLE TO THE THREE MONTH PERIODS
                  ENDED MAY 31, 1997 AND 1998, IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business: Carlson Equipment Co. is engaged in the short-term rental and sales of construction equipment to contractor, industrial, and municipal clients in the St. Paul/Minneapolis metropolitan area, primarily on credit terms established on an individual customer basis.

  Revenue recognition: The Company recognizes revenue upon delivery of the rental equipment to customers. The Company recognizes revenue from the rental agreements as earned and related expenses as incurred.

  Cash: The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

  Fair value of financial instruments: The financial instruments include the following financial instruments and the methods and assumptions used in estimating their fair value: for cash and cash equivalents, the carrying amount is fair value; for trade accounts receivable and accounts payable, the carrying amounts approximate their fair values due to the short term nature of these instruments, and for the notes payable and long-term debt, fair value has been estimated based on discounted cash flows using interest rates being offered for similar borrowings. No separate comparison of fair values versus carrying values is presented for the aforementioned financial instruments since their fair values are not significantly different than their balance sheet carrying amounts. In addition, the aggregate fair values of the financial instruments would not represent the underlying value of the Company.

  Inventories: Inventories consisting of parts, supplies, and new machinery and equipment are stated at the lower of cost or market. The cost of serialized machinery and equipment is determined on a specific-identification basis. All other inventory is valued using an average-cost method which approximates the first-in, first-out method.

  Accounting for long-lived assets: Management has and will continue, on a periodic basis, to closely evaluate its equipment to determine potential impairment by comparing its carrying value with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows or appraisal of assets) of the long-lived assets. To date, management has determined that no impairment of long-lived assets exists.

  Property and equipment depreciation methods: Depreciation is provided using the straight-line method over the following estimated useful lives:

                                                           YEARS
                                                           -----
         Computer equipment...............................    5
         Transportation equipment.........................    5
         Furniture and equipment.......................... 5-10
         Leasehold improvements........................... 5-31

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (INFORMATION APPLICABLE TO THE THREE MONTH PERIODS
                  ENDED MAY 31, 1997 AND 1998, IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

  Rental equipment and related depreciation methods: Rental units are created by the transfer of new equipment, valued at acquisition cost, from inventories to rental equipment. Rental equipment depreciation begins at the point of transfer. Depreciation is provided using the straight-line method over five years, the estimated useful life of the equipment. Sales of rental equipment are accounted for by including the proceeds in sales and by transferring the net book value of the equipment sold to cost of sales.

  Reclassification of rental equipment depreciation expense: In prior years and in previous February 28, 1998, financial statements, the Company included rental equipment depreciation expense in operating expenses. Rental equipment depreciation expense of $1,359,467 has been reclassified to cost of goods sold for the year ended February 28, 1998.

  The proceeds and related net book value of rental equipment sold during the year ended February 28, 1998, and for the three months ended May 31, 1997 and 1998, were as follows:

                                                              THREE MONTHS
                                             YEAR ENDED       ENDED MAY 31,
                                            FEBRUARY 28, -----------------------
                                                1998        1997        1998
                                            ------------ ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
      Proceeds of rental equipment sales..   $1,578,609   $361,480    $ 638,694
      Net book value......................      985,935    213,045      373,536
                                             ----------   --------    ---------
      Gross margin from rental equipment
       sales..............................   $  592,674   $148,435    $ 265,158
                                             ==========   ========    =========

  Income taxes: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

  New accounting pronouncements: In June 1997, SFAS No. 130, Reporting Comprehensive income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, were issued. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. SFAS No. 131 redefines how operating segments are determined and requires disclosures of certain financial and descriptive information about the Company's operating segments. SFAS Nos. 130 and 131 are effective for fiscal years beginning after December 15, 1997. The Company believes that adoption of SFAS Nos. 130 and 131 will not have any significant effect on its financial statements.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (INFORMATION APPLICABLE TO THE THREE MONTH PERIODS
                  ENDED MAY 31, 1997 AND 1998, IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

  Interim financial information (unaudited): The financial statements and notes related thereto as of May 31, 1998, and for the three months ended May 31, 1997 and 1998, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods.

NOTE 2. INVENTORIES

  The composition of inventories at February 28, 1998, and May 31, 1998 is as follows:

                                                        FEBRUARY 28,   MAY 31,
                                                            1998        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Equipment........................................  $  937,879  $1,651,237
      Supplies.........................................     516,552     729,432
      Parts............................................     161,270     165,470
                                                         ----------  ----------
                                                         $1,615,701  $2,546,139
                                                         ==========  ==========

NOTE 3. REVOLVING LINE OF CREDIT AGREEMENT

  The Company had a revolving credit agreement with a bank which provided a $4,500,000 line of credit. The availability of credit was determined by a borrowing base formula consisting of eligible receivables, inventories, and rental equipment. Advances under the line of credit accrued interest at 0.25 percent above the prime interest rate (8.5 percent as of February 28, 1998). The line was due on March 31, 1999, and was secured by substantially all of the Company's assets and the personal guarantees of the Company's stockholders. Since the Company did not intend to reduce the $3,700,000 outstanding balance under this line of credit prior to February 28, 1999, nor did it anticipate a reduction in the borrowing base during this same period, the revolving credit agreement was reflected as long-term debt as of February 28, 1998. At May 31, 1998, the outstanding balance has been reflected as a current liability since it was due within the subsequent 12 months. On July 9, 1998, the revolving credit agreement was paid in full and terminated (see Note
10).

  The agreement contained certain restrictive financial covenants relative to maintaining a minimum amount of net worth and maintaining a certain debt to net worth ratio.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (INFORMATION APPLICABLE TO THE THREE MONTH PERIODS
                  ENDED MAY 31, 1997 AND 1998, IS UNAUDITED)


NOTE 4. LONG-TERM DEBT

  Capital lease obligations and long-term debt with finance companies and a former stockholder at February 28, 1998 and May 31, 1998, consisted of the following:

                                                      FEBRUARY 28,   MAY 31,
                                                          1998        1998
                                                      ------------ -----------
                                                                   (UNAUDITED)
Capitalized lease obligations, due in monthly in-
 stallments varying from $521 to $9,704, including
 interest at 9.2% to 12.3%, through May 2001, secured
 by related equipment, personally guaranteed by the
 Company's stockholders (Note 5).....................   $416,739    $ 377,576
Notes payable, due in monthly installments varying
 from $5,259 to $10,016, plus interest at 8.75% to
 10.75%, through March 2003, secured by related
 equipment...........................................    170,265      784,179
                                                        --------    ---------
                                                         587,004    1,161,755
Less current maturities..............................    248,079      440,247
                                                        --------    ---------
                                                        $338,925    $ 721,508
                                                        ========    =========
Note payable to former stockholder, due in monthly
 installments of $8,400 to March 2000, when monthly
 payments become $13,662 to February 2005, when the
 remaining principal balance is due, plus interest at
 1.0% over prime, secured by accounts receivable, in-
 ventories, equipment, and stock, personally guaran-
 teed by the Company's stockholders, subordinated to
 bank line of credit (1).............................   $761,283    $ 755,063
Less current maturities..............................     25,835       26,486
                                                        --------    ---------
                                                        $735,448    $ 728,577
                                                        ========    =========

--------
(1) On July 9, 1998, the remaining debt balance was paid in full (see Note
    10).

  The approximate aggregate annual future maturities of all long-term debt as of February 28, 1998, including the line of credit and capital leases, were as follows:

            Years ending February:
              1999............................ $  274,000
              2000............................  3,907,000
              2001............................    229,000
              2002............................    137,000
              2003............................    119,000
              Thereafter......................    382,000
                                               ----------
                                               $5,048,000
                                               ==========

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (INFORMATION APPLICABLE TO THE THREE MONTH PERIODS
                  ENDED MAY 31, 1997 AND 1998, IS UNAUDITED)


NOTE 5. LEASE COMMITMENTS

  Capitalized leases: The Company leases certain rental and other equipment under capitalized leases as follows:

                                                                    FEBRUARY 28,
                                                                        1998
                                                                    ------------
      Rental and other equipment..................................    $641,448
      Less accumulated amortization...............................     221,066
                                                                      --------
                                                                      $420,382
                                                                      ========

  The following is a schedule by year of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of February 28, 1998:

      Years ending February:
        1999......................................................    $171,094
        2000......................................................     139,677
        2001......................................................     140,473
        2002......................................................      29,113
                                                                      --------
      Total minimum payments......................................     480,357
      Less amount representing interest...........................      63,618
                                                                      --------
      Present value of net minimum payments, included in long-term
       debt.......................................................    $416,739
                                                                      ========

  Operating leases: The Company leases its operating facilities under arrangements which are classified as operating leases. The New Hope facility is leased pursuant to an agreement which expires November 1999 and requires monthly lease payments of $6,096. The Roseville facility, which is leased on a month-to-month basis from the Company's former majority stockholder, requires monthly lease payments of $9,624 (see Note 10 relative to a new lease on the Roseville facility). The Bloomington facility is leased under an agreement which expires December 1999 and requires monthly lease payments of $4,463.

  Future aggregate minimum payments as of February 28, 1998 under operating leases are as follows:

      Years ending February:
        1999......................................................    $133,000
        2000......................................................     102,000

  Total rent expense for fiscal year 1998 was approximately $233,000. During fiscal year 1998, approximately $115,000 of total rent expense was paid to the Company's former majority stockholder, whose shares were redeemed in 1995.

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (INFORMATION APPLICABLE TO THE THREE MONTH PERIODS
                  ENDED MAY 31, 1997 AND 1998, IS UNAUDITED)


NOTE 6. INCOME TAX MATTERS

  Net deferred tax liabilities consist of the following components as of February 28, 1998:

      Deferred tax assets:
        Inventory reserve.......................................... $   51,000
        Receivable allowance.......................................     51,000
        Accrued compensation.......................................     44,000
        AMT credit carryforward....................................     18,000
                                                                    ----------
                                                                       164,000
      Deferred tax liabilities:
        Property and equipment.....................................   (398,000)
                                                                    ----------
      Net deferred tax liabilities................................. $ (234,000)
                                                                    ==========

  Alternative minimum tax credits may be carried forward indefinitely to reduce future tax liabilities.

  The deferred tax amounts mentioned above have been classified on the accompanying balance sheet as of February 28, 1998, as follows:

      Current assets............................................... $  146,000
      Noncurrent liabilities.......................................   (380,000)
                                                                    ----------
                                                                    $ (234,000)
                                                                    ==========

  The provision for income taxes for the year ended February 28, 1998, is comprised of the following:

      Currently payable............................................ $  162,000
      Deferred.....................................................     82,000
                                                                    ----------
      Federal and state income taxes............................... $  244,000
                                                                    ==========

  The Company's income tax expense for the year ended February 28, 1998, differed from the statutory federal rate as follows:

      Statutory rate applied to income before income taxes......... $  187,000
      State income tax expense net of federal tax effect...........     34,000
      Nondeductible expense........................................     11,000
      Other........................................................     12,000
                                                                    ----------
                                                                    $  244,000
                                                                    ==========

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (INFORMATION APPLICABLE TO THE THREE MONTH PERIODS
                  ENDED MAY 31, 1997 AND 1998, IS UNAUDITED)


NOTE 7. PROFIT SHARING AND 401(K) PLAN

  The Company had a profit sharing and 401(k) plan for all employees who met the eligibility requirements set forth in the plan. The plan incorporated the provisions of Internal Revenue Code Section 401(k) under which the employees could contribute up to 20 percent of their salary to the plan. The Company matched up to 50 percent of the participant's voluntary contribution up to 5 percent of the participant's salary. In addition, the plan allowed for additional discretionary contributions. The Company communicated its intention and historically distributed 20 percent of pretax, preprofit sharing income as an annual discretionary profit sharing contribution (see Note 10 relative to the subsequent termination of the profit sharing and 401(k) plan).

  Company contributions for the year ended February 28, 1998, and for the three months ended May 31, 1997 and 1998, were as follows:

                                                            THREE MONTHS
                                           YEAR ENDED       ENDED MAY 31,
                                          FEBRUARY 28, -----------------------
                                              1998        1997        1998
                                          ------------ ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
      Discretionary......................   $150,000    $ 22,000    $    --
      Matching...........................     37,400       8,096       8,237
                                            --------    --------    --------
                                            $187,400    $ 30,096    $  8,237
                                            ========    ========    ========

NOTE 8. STOCK REDEMPTION AGREEMENT

  In the event of the death or disability of a stockholder prior to July 9, 1998, the Company was obligated to purchase the outstanding stock of the affected stockholder, should the other stockholder not exercise the right of first purchase. The purchase price of the stock was based on the value of the Company, as defined per the shareholder agreement. The purchase price was to be paid in 120 equal monthly installments (see Note 10 relative to the subsequent termination of the stock redemption agreement).

NOTE 9. ADDITIONAL CASH FLOW INFORMATION

                                                            THREE MONTHS
                                           YEAR ENDED       ENDED MAY 31,
                                          FEBRUARY 28, -----------------------
                                              1998        1997        1998
                                          ------------ ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
      Supplemental disclosures of cash
       flow information:
        Cash payments for interest.......   $519,265    $124,725    $126,882
        Cash payments for income taxes...     72,074      72,000     200,000
                                            ========    ========    ========
      Supplemental schedule of noncash
       investing and financing activi-
       ties:
        Capital lease obligations in-
         curred for use of equipment.....   $ 81,124    $    --     $    --
                                            ========    ========    ========

                             PAUL E. CARLSON, INC.
                       (D/B/A CARLSON EQUIPMENT COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

              (INFORMATION APPLICABLE TO THE THREE MONTH PERIODS
                  ENDED MAY 31, 1997 AND 1998, IS UNAUDITED)


NOTE 10. EVENTS SUBSEQUENT TO MAY 31, 1998

  On July 9, 1998, the Company's stockholders entered into an agreement, effective July 1, 1998, whereby United Rentals Inc. purchased all of the Company's outstanding common stock.

  In conjunction with the aforementioned agreement, the note payable to former stockholder and the outstan~ding balance on the revolving line of cre~dit were paid in full on July 9, 1998. In addition, the revolving credit agreement was terminated at that time. The stock redemption agreement (Note 8) a~nd the profit sharing and 401(k) p~lan (Note 7) were also terminated effective June 30,1998.

  On July 9, 1998, the Company entered into a ten-year lease for its Roseville facility with a former stockholder. The lease requires monthly lease payments of $9,624 and has a five-year option to renew.

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
West Main Rentals and Sales, Incorporated

  We have audited the accompanying balance sheet of West Main Rentals and Sales, Incorporated (an S corporation) as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Main Rentals and Sales, Incorporated as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Moss Adams LLP

Eugene, Oregon
April 22, 1998

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                                 BALANCE SHEET

                                     ASSETS

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
CURRENT ASSETS
  Cash.................................................  $  134,924  $  155,238
  Accounts receivable..................................   1,014,677     936,423
  Inventory for resale.................................     634,249     630,729
  Rental fleet expected to be sold.....................     402,000     402,000
  Prepaid expenses.....................................      57,920      15,271
  Current portion of notes receivable..................       2,432       6,753
                                                         ----------  ----------
    Total current assets...............................   2,246,202   2,146,414
                                                         ----------  ----------
NOTES RECEIVABLE, less current portion.................      55,954      69,160
                                                         ----------  ----------
PROPERTY AND EQUIPMENT
  Rental fleet.........................................   6,121,168   6,246,646
  Leasehold improvements...............................     513,278     528,353
  Equipment............................................   1,246,218   1,344,013
  Equipment held under capital leases..................   1,067,217   1,067,217
                                                         ----------  ----------
                                                          8,947,881   9,186,229
  Less accumulated depreciation and amortization.......   3,554,875   3,739,962
                                                         ----------  ----------
                                                          5,393,006   5,446,267
                                                         ----------  ----------
                                                         $7,695,162  $7,661,841
                                                         ==========  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable....................................... $  137,446 $  414,808
  Accrued liabilities....................................    198,517    198,162
  Notes payable..........................................    478,616    428,198
  Current portion:
    Long-term debt.......................................  1,145,640  1,210,636
    Obligations under capital leases.....................    206,000    214,000
                                                          ---------- ----------
      Total current liabilities..........................  2,166,219  2,465,804
                                                          ---------- ----------
LONG-TERM DEBT, less current portion.....................  3,184,201  3,539,421
                                                          ---------- ----------
OBLIGATIONS UNDER CAPITAL LEASES, less current portion...    648,146    619,353
                                                          ---------- ----------
COMMITMENTS
STOCKHOLDERS' EQUITY
  Common stock, no par value; 1,000 shares authorized,
   100 shares issued and outstanding.....................    130,841    130,841
  Retained earnings......................................  1,565,755    906,422
                                                          ---------- ----------
                                                           1,696,596  1,037,263
                                                          ---------- ----------
                                                          $7,695,162 $7,661,841
                                                          ========== ==========

                            See accompanying notes.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                              STATEMENT OF INCOME


                                                         THREE MONTHS ENDED
                                            YEAR ENDED        MARCH 31,
                                           DECEMBER 31, ----------------------
                                               1997        1998        1997
                                           ------------ ----------  ----------
                                                             (UNAUDITED)
REVENUES
  Rental..................................  $7,167,252  $1,067,808  $1,208,955
  Retail sales............................   1,286,872     366,341     303,444
  Other sales.............................   1,061,874     202,658     180,800
  Gain on sale of rental equipment........     238,793      47,209      82,399
                                            ----------  ----------  ----------
                                             9,754,791   1,684,016   1,775,598
                                            ----------  ----------  ----------
COST OF OPERATIONS
  Rental..................................   5,064,324   1,267,400     848,479
  Retail cost of sales....................     916,670     279,002     212,656
  Other cost of sales.....................     252,472      45,276      46,242
                                            ----------  ----------  ----------
                                             6,233,466   1,591,678   1,107,377
                                            ----------  ----------  ----------
GROSS PROFIT..............................   3,521,325      92,338     668,221
SELLING, GENERAL AND ADMINISTRATIVE EX-
 PENSES...................................   2,515,654     564,480     589,522
                                            ----------  ----------  ----------
INCOME (LOSS) FROM OPERATIONS.............   1,005,671    (472,142)     78,699
                                            ----------  ----------  ----------
OTHER INCOME (EXPENSE)
  Interest income.........................       6,094       1,576       1,952
  Gain on sale of equipment...............       9,067         --        1,117
  Interest expense........................    (540,064)   (141,267)   (114,070)
                                            ----------  ----------  ----------
                                              (524,903)   (139,691)   (111,001)
                                            ----------  ----------  ----------
NET INCOME (LOSS).........................  $  480,768  $ (611,833) $  (32,302)
                                            ==========  ==========  ==========


                            See accompanying notes.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                 COMMON   RETAINED
                                                 STOCK    EARNINGS     TOTAL
                                                -------- ----------  ----------
BALANCE, December 31, 1996..................... $130,841 $1,404,987  $1,535,828
Net income.....................................      --     480,768     480,768
Dividends......................................      --    (320,000)   (320,000)
                                                -------- ----------  ----------
BALANCE, December 31, 1997.....................  130,841  1,565,755   1,696,596
Net loss (unaudited)...........................      --    (611,833)   (611,833)
Dividends (unaudited)..........................      --     (47,500)    (47,500)
                                                -------- ----------  ----------
BALANCE, March 31, 1998 (unaudited)............ $130,841 $  906,422  $1,037,263
                                                ======== ==========  ==========




                            See accompanying notes.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                            STATEMENT OF CASH FLOWS

                                               YEAR ENDED   THREE MONTHS ENDED
                                                DECEMBER        MARCH 31,
                                                   31,      -------------------
                                                  1997        1998       1997
                                               -----------  ---------  --------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..........................  $   480,768  $(611,833) $(32,302)
  Adjustments to reconcile net income (loss)
   to net cash from operating activities:
    Depreciation and amortization............    1,129,015    307,895   244,383
    Net gain from sale of property...........     (247,860)   (47,209)  (83,516)
    Changes in:
      Accounts receivable....................     (329,061)    78,254     5,396
      Inventory for resale...................       32,228      3,520  (144,037)
      Prepaid expenses.......................      (17,756)    42,649   (12,866)
      Accounts payable.......................     (286,115)   277,362  (160,215)
      Accrued liabilities....................       27,723       (355)    7,708
                                               -----------  ---------  --------
  Net cash from operating activities.........      788,942     50,283  (175,449)
                                               -----------  ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment.........   (2,261,854)  (492,384) (608,559)
  Proceeds from sale of equipment............      625,362    178,437   620,775
  Net principal repayments (advances) on
   notes receivable..........................          480    (17,527)      325
                                               -----------  ---------  --------
  Net cash from investing activities.........   (1,636,012)  (331,474)   12,541
                                               -----------  ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (payments) on notes pay-
   able......................................      478,616    (50,418)  190,000
  Proceeds from long-term borrowings and cap-
   ital lease obligations....................    1,818,217    670,403   142,412
  Principal payments on long-term debt and
   capital lease obligations.................   (1,078,345)  (270,980)  (96,132)
  Dividends paid.............................     (320,000)   (47,500)      --
                                               -----------  ---------  --------
  Net cash from financing activities.........      898,488    301,505   236,280
                                               -----------  ---------  --------
NET INCREASE IN CASH.........................       51,418     20,314    73,372
CASH, beginning of period....................       83,506    134,924    83,506
                                               -----------  ---------  --------
CASH, end of period..........................  $   134,924  $ 155,238  $156,878
                                               ===========  =========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMA-
 TION
  Cash paid during the period for interest...  $   532,245  $ 135,866  $110,846
                                               ===========  =========  ========

                            See accompanying notes.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
        POLICIES

  DESCRIPTION OF OPERATIONS--The Company primarily rents heavy equipment to contractors. The Company provides wholesale and retail rental services and sales from four Oregon locations and two in California. The second California location was opened in May 1997. The Company extends credit to all customer types once a credit contract has been completed by the customer. This credit contract includes trade references, which are consulted, and personal guarantees, when deemed necessary. All charges are due in full 30 days from the transaction date. Past due items are assessed a carrying charge. Cash transactions require a deposit for a portion of the rental charge. A minimum of one day's rent is required.

  RESTATEMENT OF FINANCIAL INFORMATION--The Company has restated its 1997 financial statements primarily to capitalize certain equipment leases entered into during 1996 and 1997. In the opinion of management, all material adjustments necessary to correct the financial statements have been recorded. The impact of these adjustments did not have a material effect on beginning retained earnings.

  INTERIM FINANCIAL STATEMENTS--The accompanying financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

  REVENUE RECOGNITION--Revenues from the daily and monthly rental of equipment are accounted for as operating leases. Credit risk associated with accounts receivable is periodically reviewed by management and an allowance for doubtful accounts, if required, is established. The allowance was $20,000 at December 31, 1997 and March 31, 1998 (unaudited).

  INVENTORY FOR RESALE--The inventory for resale consists of equipment parts and supplies and is stated at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

  RENTAL FLEET EXPECTED TO BE SOLD--An estimate of rental fleet equipment expected to be sold in the next year is presented as a current asset.

  PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

       Rental fleet............................................... 5 to 10 years
       Leasehold improvements..................................... 5 to 31 years
       Equipment.................................................. 3 to 10 years
       Equipment held under capital leases........................  3 to 5 years

  ADVERTISING AND PROMOTION--All costs associated with advertising and promotion are expensed as incurred. Advertising and promotion expense totaled $141,200 in 1997, and was $59,100 (unaudited) and $32,400 (unaudited) for the three month periods ended March 31, 1998 and 1997, respectively.

  INCOME TAXES--The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, whereby income of the Company is taxable directly to the individual stockholders. Accordingly, no provision for income taxes is included in these financial statements.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 1--DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  FAIR VALUE OF FINANCIAL INSTRUMENTS--The fair value of financial instruments, consisting of cash, receivables, accounts payable, and debt instruments, is based on interest rates available to the Company and discounted cash flow analysis. The fair value of these financial instruments approximates carrying value.

  USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results will differ from those estimates.

  RECENTLY ISSUED ACCOUNTING STANDARDS--In 1997, the Company implemented Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information about Capital Structure," that continues the existing requirements to disclose pertinent rights and privileges of all securities other than common stock, but expands the number of companies subject to portions of its requirements. The Company's current capital structure does not require any additional disclosures as a result of this pronouncement.

  In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130 "Reporting Comprehensive Income" which the Company is required to adopt for years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of financial statements. This statement will require that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  Other issued but not yet required FASB statements are not currently applicable to the Company's operations.

NOTE 2--NOTES RECEIVABLE

  The Company has two unsecured notes receivable from stockholders. These notes require interest only payments with the balance due in 2000. The interest rate is fixed at 8%, requiring monthly payments of $361.

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
Stockholder notes receivable...........................   $54,255      $54,255
Other notes receivable.................................     4,131       21,658
                                                          -------      -------
                                                           58,386       75,913
Less current portion...................................     2,432        6,753
                                                          -------      -------
Long-term portion......................................   $55,954      $69,160
                                                          =======      =======

NOTE 3--NOTES PAYABLE

  The Company has a revolving credit line available totaling $600,000 at prime plus 1% (9.5% at December 31, 1997 and March 31, 1998). Outstanding borrowings under the line of credit are subject to the same collateral and restrictive covenant provisions as the term notes described in Note 4, and totaled $430,000 at December 31, 1997 and $390,000 (unaudited) at March 31, 1998.

  The Company also has a short term note payable to a finance company. The outstanding balance on this note was $48,616 at December 31, 1997 and $38,198 (unaudited) at March 31, 1998.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 4--LONG-TERM DEBT

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
Note payable to bank, payable in monthly (excepting
 January and February) installments of $33,334 plus
 interest at prime plus 1.25% (9.75% at December 31,
 1997 and March 31, 1998), due December 1999.........   $  666,640  $  633,306
Note payable to bank, payable in monthly installments
 of $20,934 including interest at 9.36%, due March
 2001................................................      704,108     657,444
Note payable to bank, payable in monthly (excepting
 January and February) installments of $7,000 plus
 interest at prime plus 1.25% (9.75% at December 31,
 1997 and March 31, 1998), due December 1999.........      126,000     105,000
Unsecured notes payable to stockholders, payable in
 monthly interest only installments at 12%, due
 October 2000. Subordinated to the bank debt.........      591,162     591,162
Note payable to bank, payable in monthly installments
 of $5,334 plus interest at 10.7%, due November
 1999................................................      122,642     106,640
Unsecured notes payable to stockholders, all with
 interest at 10% payable annually, due October 2000.
 Subordinated to the bank debt.......................      114,545     114,545
Note payable to bank, payable in monthly installments
 of $16,667 beginning November 1997 plus interest at
 prime plus 1.25% (9.75% at December 31, 1997 and
 March 31, 1998), due October 2002...................      966,667     916,667
Note payable to bank, payable in monthly payments of
 $10,348 plus interest at 8.87%, due April 2002......      427,566     396,523
Note payable to bank, payable in monthly interest
 only payments through March 1998, then in monthly
 installments of $11,231 including interest at prime
 plus 2.00% (10.50% at March 31, 1998), due March
 2006................................................          --      600,000
Other notes payable, due in varying installments
 including interest at various rates, collateral
 provided by equipment and vehicles..................      610,511     628,770
                                                        ----------  ----------
                                                         4,329,841   4,750,057
Less current portion.................................    1,145,640   1,210,636
                                                        ----------  ----------
                                                        $3,184,201  $3,539,421
                                                        ==========  ==========

  Substantially all cash, accounts receivable, inventories, property and equipment, and general intangibles are pledged as collateral for the Company's short and long-term borrowing arrangements. The stockholders have also personally guaranteed outstanding bank borrowings. In addition, the Company's bank loan agreements contain provisions which, among other things, require maintenance of certain financial ratios, restrict dividend payments and property and equipment purchases, and provide for prepayment penalties.

  Annual payments of long-term debt for the years subsequent to December 31, 1997 are due as follows:

   DECEMBER 31,
   ------------
     1998............................................................ $1,145,640
     1999............................................................  1,097,900
     2000............................................................  1,326,200
     2001............................................................    552,500
     2002............................................................    202,600
     2003 and thereafter.............................................      5,001
                                                                      ----------
                                                                      $4,329,841
                                                                      ==========

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 4--LONG-TERM DEBT (CONTINUED)

  Interest expense to stockholders on notes payable and long-term debt totaled approximately $81,920 during 1997 and $20,600 (unaudited) and $20,500 (unaudited) for the three month periods ended March 31, 1998 and 1997, respectively.

NOTE 5--OBLIGATIONS UNDER CAPITAL LEASES

  The Company leases equipment under long-term leases and has the option to purchase the equipment at the termination of the lease. Included in property and equipment are the following assets held under capital leases:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
Equipment held under capital leases....................  $1,067,217  $1,067,217
Less accumulated amortization..........................     222,011     282,320
                                                         ----------  ----------
                                                         $  845,206  $  784,897
                                                         ==========  ==========

  Future minimum lease payments for assets under capital leases at December 31, 1997 are as follows:

   DECEMBER 31,
   ------------
     1998........................................................... $  283,500
     1999...........................................................    256,900
     2000...........................................................    205,000
     2001...........................................................    197,600
     2002...........................................................    103,016
                                                                     ----------
   Total minimum lease payments.....................................  1,046,016
   Less amount representing interest................................    191,870
                                                                     ----------
   Present value of net minimum lease payments......................    854,146
   Less current maturities..........................................    206,000
                                                                     ----------
                                                                     $  648,146
                                                                     ==========

NOTE 6--COMMITMENTS

  RELATED PARTY LEASES--The Company leases facilities under five separate agreements from a partnership owned by the Company stockholders. These agreements expire between 1999 and 2011. The lease agreements provide for payment of a minimum amount plus taxes, insurance and other costs. The monthly rental payments can be adjusted annually. Total rents paid for the year ended December 31, 1997 were $220,350, and were $87,600 (unaudited) and $48,450
(unaudited) for the three month periods ended March 31, 1998 and 1997, respectively.

  GRANTS PASS, OREGON LEASE--The Company leased facilities in Grants Pass, Oregon under an agreement which expired in 1997. Rental expense on this lease was $34,930 in 1997, and was $8,700 (unaudited) for the three month period ended March 31, 1997.

  EUREKA, CALIFORNIA LEASE--During 1997, the Company began leasing facilities in Eureka, California under a month-to-month agreement. Monthly rent is $3,850. A long-term agreement at the current location is expected in 1998.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 6--COMMITMENTS (CONTINUED)

  Aggregate future minimum lease commitments for real property, substantially all of which are with related parties, are as follows:

   DECEMBER 31,
   ------------
     1998............................................................ $  350,400
     1999............................................................    283,100
     2000............................................................    174,000
     2001............................................................     54,000
     2002............................................................     54,000
   Thereafter........................................................    459,000
                                                                      ----------
                                                                      $1,374,500
                                                                      ==========

  EQUIPMENT LEASES--The Company leases equipment under several operating lease arrangements. Monthly payments on these leases total approximately $130,300, with maturities extending to 2002. Rental expense totaled $982,500 for the year ended December 31, 1997, and was $177,000 (unaudited) and $95,200 (unaudited) for the three months ended March 31, 1998 and 1997, respectively. A significant portion of the leased equipment is returnable to the vendor with thirty days notice without penalty from the lessor. Additionally, the shareholders have guaranteed these lease commitments.

  Aggregate future minimum lease commitments for equipment are as follows:

   DECEMBER 31,
   ------------
     1998............................................................ $1,303,000
     1999............................................................  1,274,100
     2000............................................................  1,256,400
     2001............................................................    942,600
     2002............................................................    293,600
                                                                      ----------
                                                                      $5,069,700
                                                                      ==========

  STOCK REPURCHASE AGREEMENT--The Company and the stockholders have entered into an agreement whereby the Company will purchase the shares of a deceased stockholder at a value to be determined as set forth in the agreement.

NOTE 7--RETIREMENT PLAN

  A defined contribution plan covers all employees who meet age and service requirements. The defined contribution plan is a 401(k) profit-sharing plan. The plan allows employee contributions. The Company, at its discretion, may also contribute to the plan. In 1997, the Company contributed $40,000; $24,400 was allocated to the profit-share portion of the plan and $15,600 was allocated to match employee contributions at 50%. There were no Company contributions for the three month periods ended March 31, 1998 and 1997.

NOTE 8--SUBSEQUENT EVENTS

  DIVIDENDS--On January 2, 1998 the Board of Directors declared a dividend of $475 per share of outstanding common stock, payable to shareholders of record as of January 2, 1998.

  Also, on April 10, 1998 an additional dividend was declared of $750 per share, to shareholders of record on that date.

                   WEST MAIN RENTALS AND SALES, INCORPORATED

NOTE 8--SUBSEQUENT EVENTS (CONTINUED)

  NEW DEBT--On March 4, 1998 the Company obtained additional financing from its bank. This debt is in addition to existing bank liabilities. The new agreement provides for an aggregate commitment of $1,000,000 and expires in 2006. This note has been guaranteed by the stockholders.

  SALE OF COMPANY STOCK--On March 20, 1998 a Letter of Intent was received from United Rentals, Inc. to acquire all outstanding stock of the Company. Under the terms of the agreement, all indebtedness of the Company, including long-term debt and notes payable, but excluding leases, is to be paid in full at closing. The agreement also provided for real estate leases described in
Note 6 to be extended for an additional ten years. This transaction was closed on April 22, 1998.

  Acquisition of the Company stock by United Rentals, Inc. resulted in the termination of the Company's election to be taxed under Subchapter S of the Internal Revenue Code.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Mission Valley Rentals, Inc.

  We have audited the balance sheets of Mission Valley Rentals, Inc. as of June 30, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mission Valley Rentals, Inc. at June 30, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
January 23, 1998

                          MISSION VALLEY RENTALS, INC.

                                 BALANCE SHEETS

                                                    JUNE 30
                                             --------------------- DECEMBER 31,
                                                1996       1997        1997
                                             ---------- ---------- ------------
                                                                   (UNAUDITED)
                   ASSETS
                   ------
Cash........................................ $  144,491 $  527,922  $  505,541
Accounts receivable, net....................    470,736    662,006     721,252
Inventory...................................     37,539     58,949      88,965
Rental equipment, net.......................  3,004,111  5,158,789   5,667,659
Property and equipment, net.................    124,597    155,001     138,343
Prepaid expenses and other assets...........     34,850    180,875     165,599
Intangible assets, net......................               776,003     765,841
                                             ---------- ----------  ----------
    Total assets............................ $3,816,324 $7,519,545  $8,053,200
                                             ========== ==========  ==========
    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
Liabilities:
  Accounts payable, accrued expenses and
   other liabilities........................ $  246,536 $  404,689  $  805,462
  Income taxes payable......................     53,303                (54,283)
  Debt......................................  1,512,074  5,102,143   5,536,280
  Deferred income taxes.....................    188,774    319,869     235,744
                                             ---------- ----------  ----------
    Total liabilities.......................  2,000,687  5,826,701   6,523,203
Commitments and contingencies
Stockholders' equity:
  Common stock, no par value and $1.00
   stated value, 10,000 shares authorized,
   1,000 issued and outstanding at June 30,
   1996 and 1997, and December 31, 1997.....      1,000      1,000       1,000
  Retained earnings.........................  1,814,637  1,691,844   1,528,997
                                             ---------- ----------  ----------
    Total stockholders' equity..............  1,815,637  1,692,844   1,529,997
                                             ---------- ----------  ----------
    Total liabilities and stockholders' eq-
     uity................................... $3,816,324 $7,519,545  $8,053,200
                                             ========== ==========  ==========


                            See accompanying notes.

                          MISSION VALLEY RENTALS, INC.

                            STATEMENTS OF OPERATIONS

                                                          SIX MONTHS ENDED
                                 YEAR ENDED JUNE 30          DECEMBER 31
                                ----------------------  ----------------------
                                   1996        1997        1996        1997
                                ----------  ----------  ----------  ----------
                                                             (UNAUDITED)
Revenues:
  Equipment rentals............ $4,851,942  $6,798,752  $3,365,276  $4,419,275
  Sales of rental equipment....     96,987     413,481     346,540      74,642
  Sales of parts and supplies..    399,156     558,034     264,193     329,496
                                ----------  ----------  ----------  ----------
    Total revenues.............  5,348,085   7,770,267   3,976,009   4,823,413
Cost of revenues:
  Cost of equipment rentals,
   excluding depreciation......  1,893,655   2,876,589   1,392,173   1,952,185
  Depreciation of rental equip-
   ment........................    738,229   1,599,457     586,675     733,558
  Cost of rental equipment
   sales.......................     61,810     413,481     346,540      55,168
  Cost of sales of parts and
   supplies....................    214,802     377,047     153,444     171,949
                                ----------  ----------  ----------  ----------
    Total cost of revenues.....  2,908,496   5,266,574   2,478,832   2,912,860
                                ----------  ----------  ----------  ----------
Gross profit...................  2,439,589   2,503,693   1,497,177   1,910,553
Selling, general and adminis-
 trative expenses..............  1,640,442   2,222,524   1,086,303   1,926,386
Non-rental depreciation........     25,355      30,154      15,117      16,658
                                ----------  ----------  ----------  ----------
Operating income (loss)........    773,792     251,015     395,757     (32,491)
Interest expense...............    139,925     390,047     171,923     215,848
Other (income), net............    (58,767)    (62,016)    (31,956)    (31,209)
                                ----------  ----------  ----------  ----------
Income (loss) before provision
 (benefit) for income taxes....    692,634     (77,016)    255,790    (217,130)
Provision (benefit) for income
 taxes.........................    299,259      45,777      64,295     (54,283)
                                ----------  ----------  ----------  ----------
Net income (loss).............. $  393,375  $ (122,793) $  191,495  $ (162,847)
                                ==========  ==========  ==========  ==========


                            See accompanying notes.

                          MISSION VALLEY RENTALS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       COMMON STOCK
                                                      --------------  RETAINED
                                                      SHARES AMOUNTS  EARNINGS
                                                      ------ ------- ----------
Balance at July 1, 1995.............................. 1,000  $1,000  $1,421,262
  Net income.........................................                   393,375
                                                      -----  ------  ----------
Balance at June 30, 1996............................. 1,000   1,000   1,814,637
  Net loss...........................................                  (122,793)
                                                      -----  ------  ----------
Balance at June 30, 1997............................. 1,000   1,000   1,691,844
  Net loss (unaudited)...............................                  (162,847)
                                                      -----  ------  ----------
Balance at December 31, 1997 (unaudited)............. 1,000  $1,000  $1,528,997
                                                      =====  ======  ==========



                            See accompanying notes.

                          MISSION VALLEY RENTALS, INC.

                            STATEMENTS OF CASH FLOWS

                                                           SIX MONTHS ENDED
                                   YEAR ENDED JUNE 30         DECEMBER 31
                                 -----------------------  --------------------
                                    1996        1997        1996       1997
                                 ----------  -----------  ---------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING AC-
 TIVITIES
Net income (loss)..............  $  393,375  $  (122,793) $ 191,495  $(162,847)
Adjustments to reconcile net
 income (loss) to net cash pro-
 vided by operating activities:
  Depreciation and amortiza-
   tion........................     763,584    1,646,105    611,009    760,378
  Gain on equipment sales......     (35,177)                           (19,474)
  Deferred taxes...............      81,859      131,318     87,014    (84,125)
  Changes in assets and
   liabilities:
  Increase in accounts receiv-
   able........................     (81,581)    (191,270)  (206,289)   (59,246)
  Increase in inventory........     (10,437)     (21,410)   (48,417)   (30,016)
  (Decrease) increase in pre-
   paid expenses and other as-
   sets........................      50,884     (146,248)  (104,458)    15,276
  Increase in accounts payable,
   accrued expenses and other
   liabilities.................     119,054      158,153     65,881    400,773
  (Decrease) increase in income
   taxes payable...............      53,303      (53,303)    10,992    (54,283)
                                 ----------  -----------  ---------  ---------
Total adjustments..............     941,489    1,523,345    415,732    929,283
                                 ----------  -----------  ---------  ---------
  Cash provided by operating
   activities..................   1,334,864    1,400,552    607,227    766,436
CASH FLOWS FROM INVESTING AC-
 TIVITIES
Purchase of rental equipment...    (388,116)
Proceeds from sale of rental
 equipment.....................      96,987      413,481    346,540     74,642
                                 ----------  -----------  ---------  ---------
  Cash provided by (used in)
   investing activities........    (291,129)     413,481    346,540     74,642
CASH FLOWS FROM FINANCING AC-
 TIVITIES
Principal payments on debt.....    (957,424)  (4,567,552)  (741,982)  (863,459)
Principal payments on capital
 lease obligations.............                  (32,258)
Borrowings under credit facili-
 ty............................                3,169,208
                                 ----------  -----------  ---------  ---------
  Cash used in financing activ-
   ities.......................    (957,424)  (1,430,602)  (741,982)  (863,459)
                                 ----------  -----------  ---------  ---------
Increase (decrease) in cash....      86,311      383,431    211,785    (22,381)
  Cash balance at beginning of
   year........................      58,180      144,491    144,491    527,922
                                 ----------  -----------  ---------  ---------
  Cash balance at end of year..  $  144,491  $   527,922  $ 356,276  $ 505,541
                                 ==========  ===========  =========  =========

                            See accompanying notes.

                         MISSION VALLEY RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                            JUNE 30, 1996 AND 1997
           (THE INFORMATION AS OF DECEMBER 31, 1997 AND FOR THE SIX
             MONTHS ENDED DECEMBER 31, 1996 AND 1997 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business Activity

  Mission Valley Rentals, Inc. (the "Company") rents, sells and repairs construction equipment for use by contractor, industrial and homeowner markets. The rentals are on a daily, weekly or monthly basis. The Company has four locations in Northern California and its principal market area is the entire Bay Area and the San Joaquin Valley. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheets are presented on an unclassified basis.

  On September 1, 1996, the Company acquired for $2,320,000 a substantial amount of rental equipment and fixed assets from Rental World, Inc. and assumed all operations. The Company utilized the funds available under its line of credit to finance the purchase. The acquisition has been accounted for as a purchase and, accordingly, at such date the Company recorded the assets acquired at their estimated fair values.

  The acquired assets have been recorded at their estimated fair value at the date of the acquisition of $1,527,503 with the excess purchase price of $792,497 being recorded as goodwill.

 Interim Financial Statements

  The accompanying balance sheet at December 31, 1997 and the statements of income, stockholders' equity and cash flows for the six-month periods ended December 31, 1996 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim period are not necessarily indicative of results for the full year.

 Inventory

  Inventory consists primarily of general replacement parts and fuel for the equipment and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with a 10% salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the statements of operations.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years.

                         MISSION VALLEY RENTALS, INC.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Intangible assets

  Intangible assets are recorded at cost and consist of goodwill, which is being amortized by the straight line method over its estimated useful life of forty years. Accumulated amortization at June 30, 1997 and December 31, 1997 is $16,494 and $26,656, respectively.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Company advertises primarily through phone directories and the distribution of promotional items. All advertising costs are expensed as incurred. Advertising expenses amounted to approximately $63,800 and $104,500 in the years ended June 30, 1996 and 1997, respectively, and $52,000 and $42,000 for the six months ended December 31, 1996 and 1997, respectively.

 Income Taxes

  The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following:

                                                     JUNE 30
                                              --------------------- DECEMBER 31,
                                                 1996       1997        1997
                                              ---------- ---------- ------------
                                                                    (UNAUDITED)
      Rental equipment....................... $6,384,287 $9,793,816 $10,454,616
      Less accumulated depreciation..........  3,380,176  4,635,027   4,786,957
                                              ---------- ---------- -----------
      Rental equipment, net.................. $3,004,111 $5,158,789 $ 5,667,659
                                              ========== ========== ===========

                          MISSION VALLEY RENTALS, INC.

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                       JUNE 30
                                                  ----------------- DECEMBER 31,
                                                    1996     1997       1997
                                                  -------- -------- ------------
                                                                    (UNAUDITED)
      Furniture and fixtures..................... $237,744 $273,686   $273,686
      Leasehold improvements.....................  268,939  293,557    293,557
                                                  -------- --------   --------
                                                   506,683  567,243    567,243
      Less accumulated depreciation..............  382,086  412,242    428,900
                                                  -------- --------   --------
        Total.................................... $124,597 $155,001   $138,343
                                                  ======== ========   ========

5. DEBT AND CAPITAL LEASE OBLIGATIONS

  Debt and capital lease obligations consist of the following:

                                                    JUNE 30
                                             --------------------- DECEMBER 31,
                                                1996       1997        1997
                                             ---------- ---------- ------------
                                                                   (UNAUDITED)
Ingersoll-Rand--Various notes with combined
 monthly payments of $3,514 including
 interest from 7.9% to 10%.................  $   53,296 $  100,980  $  167,744
Clark Equipment Credit Co.--Various notes
 with combined monthly payments of $5,217
 including interest from 7.9% to 9.9%......      35,443    194,304     156,550
Fremont Bank--Various notes with combined
 monthly payments of $52,073 including
 interest from 8.75% to 9.35%..............     784,633  2,874,127   3,017,141
Ford Motor Credit--Various notes with
 combined monthly payments of $1,908
 including interest from 8.75% to 9.25%....      64,948    333,237     374,384
Ford New Holland--Various notes with
 combined monthly payments of $3,849
 including interest 10.5%..................     123,539     79,366      55,493
Orix Credit--Various notes with combined
 monthly payments of $3,864 including
 interest from 6.3% to 9.3%................      10,264     71,764      51,293
Case Credit--Various notes with combined
 monthly payments of $20,216 including
 interest from 7.7% to 7.9%................     209,397    567,827     486,188
Caterpillar Financial Services--Various
 notes with combined monthly payments of
 $3,615 including interest of 6.6%.........         --     150,936     133,994
Country Ford--Various leases with combined
 monthly payments of $6,685 including
 interest of 8.0%..........................         --     351,683     325,197
John Deere--Three notes with combined
 monthly payments of $3,038 including
 interest of 4.9%..........................      14,073     53,471      45,788
Associates--Various notes with combined
 monthly payments of $5,314 including
 interest from 7.5% to 8.98%...............     147,925    182,165     366,594
GMAC--One note with a monthly payment of
 $886 including interest of 9.99%..........         --      20,627      16,254
AEL Lease--Two notes with a combined
 monthly payment of $2,736 including
 interest of 8.25%.........................       3,244     40,705      82,129
M.E.L. Enterprises--One note with a monthly
 payment of $2,595 including interest of
 9.0%......................................      65,312     38,984      24,909
AT&T Finance Corp.--Three notes with a
 combined monthly payment of $4,028
 including interest of 7.35%...............         --         --      194,253
Other......................................         --      41,967      38,369
                                             ---------- ----------  ----------
                                             $1,512,074 $5,102,143  $5,536,280
                                             ========== ==========  ==========

                         MISSION VALLEY RENTALS, INC.

  Substantially all rental equipment collateralize the above notes.

  Subsequent to June 30, 1997, the Company paid $2,766,372 on certain amounts outstanding under the debt and capital lease agreements. The remaining balance of $2,335,771 is scheduled for payment in fiscal year 1998.

6. CAPITAL LEASES

  The Company leases certain rental equipment under leases accounted for as capital leases. The following is an analysis of the leased property.

                                                           JUNE 30  DECEMBER 31,
                                                             1997       1997
                                                           -------- ------------
                                                                    (UNAUDITED)
      Rental equipment.................................... $383,874   $383,874
      Less accumulated amortization.......................   39,688     59,688
                                                           --------   --------
        Net............................................... $344,186   $324,186
                                                           ========   ========

  Total depreciation expense on assets under capital leases was $39,688 and $20,000 in the year ended June 30, 1997 and for the six months ended December 31, 1997, respectively.

  The following is a schedule by years of future lease payments under capital leases together with the present value of the net minimum lease payments as of June 30, 1997:

      Year ended June 30, 1998........................................ $ 80,223
        1999..........................................................   80,233
        2000..........................................................   80,223
        2001..........................................................   80,223
        2002..........................................................   80,223
        Thereafter....................................................   33,426
                                                                       --------
      Net minimum lease payment.......................................  434,541
      Less amount representing interest...............................   82,858
                                                                       --------
      Present value of net minimum lease payments..................... $351,683
                                                                       ========

7. OPERATING LEASES

  The Company leases four store locations on long term leases. The Company is responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance.

  Rent expense under these leases totaled $216,725 and $334,725 for the years ended June 30, 1996 and 1997 and $166,363 and $169,963 for the six months ended December 31, 1996 and 1997, respectively. Under the lease agreements, aggregate rent is payable in monthly installments of approximately $28,560. Under certain lease agreements, the rent shall be increased annually to reflect the then current fair market rent for the premises, provided that each annual increase shall not exceed a specific percentage, as defined in the agreements, of the previous year's rental rate. Future minimum rent commitments are $342,725 each for years ended June 30, 1998 to June 30, 2004 and $217,563 and $21,000 for fiscal 2005 and 2006 respectively, provided there is no increase in fair market rent for the premises.

                         MISSION VALLEY RENTALS, INC.

8. INCOME TAXES

  The provision (benefit) for income taxes consists of the following:

                                               JUNE 30          DECEMBER 31
                                          -----------------  ------------------
                                            1996     1997      1996      1997
                                          -------- --------  --------  --------
                                                                (UNAUDITED)
Current:
  Federal................................ $184,790 $(85,541) $(22,719) $ 29,842
  State..................................   32,610      --                  --
                                          -------- --------  --------  --------
                                           217,400  (85,541)  (22,719)   29,842
Deferred:
  Federal................................   69,580  111,620    74,407   (71,507)
  State..................................   12,279   19,698    12,607   (12,618)
                                          -------- --------  --------  --------
                                            81,859  131,318    87,014   (84,125)
                                          -------- --------  --------  --------
  Total.................................. $299,259 $ 45,777  $ 64,295  $(54,283)
                                          ======== ========  ========  ========

  Significant components of the Company's deferred tax liability at June 30, 1996 and 1997 and December 31, 1997 (unaudited) are as follows:

                                                    JUNE 30
                                               ------------------  DECEMBER 31,
                                                 1996      1997        1997
                                               --------  --------  ------------
                                                                   (UNAUDITED)
Difference in basis of accounting............. $(33,025) $(41,185)   $    --
Cumulative tax depreciation in excess of
 book.........................................  188,774   319,869     235,744
                                               --------  --------    --------
Deferred tax liability, net................... $155,749  $278,684    $235,744
                                               ========  ========    ========

  Deferred tax assets at June 30, 1996 and 1997, are included in prepaid expenses and other assets on the accompanying balance sheet.

9. SUPPLEMENTAL CASH FLOW INFORMATION

  For the years ended June 30, 1996 and 1997 and the six months ended December 31, 1996 and 1997, total interest paid was $139,925 and $367,561 and $171,923 and $238,334, respectively.

  For the years ended June 30, 1996 and 1997 and the six months ended December 31, 1996 and 1997, total taxes paid were $120,000 and $127,611 and $84,358 and
$ -- , respectively.

  For the years ended June 30, 1996 and 1997 and for the six months ended December 31, 1996 and 1997, the Company purchased $857,779, $3,844,300,
$3,156,404 and $1,297,596, respectively, of equipment which was financed.

  For the year ended June 30, 1997 and the six months ended December 31, 1996, the Company entered into capital lease agreements for rental equipment totaling $383,874.

10. EMPLOYEE BENEFIT PLAN

  On January 1, 1996, the Company established a defined contribution 401(k) retirement plan which covers substantially all full time employees. The employees may contribute up to 15% of their weekly gross pay. The

                         MISSION VALLEY RENTALS, INC.

Company matches 20% of the employees contribution. Effective September 1997, the Company's match increased to 70%. Company contributions to the plan were $7,674, $15,211, $7,807 and $33,159 for the years ended June 30, 1996 and 1997 and for the six month periods ended December 31, 1996 and 1997, respectively.

11. SUBSEQUENT EVENT

  On January 13, 1998, the Company entered into a stock purchase agreement with United Rentals, Inc. ("United"). Under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Pro Rentals, Inc.

  We have audited the accompanying balance sheet of Pro Rentals, Inc. as of December 31, 1997 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pro Rentals, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 22, 1998

                               PRO RENTALS, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

ASSETS
Cash................................................................ $    2,700
Accounts receivable, net of allowance for doubtful accounts of
 $38,000............................................................    582,034
Inventory...........................................................    499,826
Rental equipment, net...............................................  4,308,589
Property and equipment, net.........................................    210,889
Prepaid expenses and other assets...................................      5,315
Due from stockholder................................................     60,643
                                                                     ----------
    Total assets.................................................... $5,669,996
                                                                     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable..................................................    334,829
  Accrued expenses and other liabilities............................    182,281
  Debt..............................................................  3,456,278
                                                                     ----------
    Total liabilities...............................................  3,973,388
Commitments and contingencies
Stockholders' equity:
  Common stock, $4.00 par value, 50,000 shares authorized,
   1,000 shares issued and outstanding..............................      4,000
  Retained earnings.................................................  1,692,608
                                                                     ----------
    Total stockholders' equity......................................  1,696,608
                                                                     ----------
    Total liabilities and stockholders' equity...................... $5,669,996
                                                                     ==========


                            See accompanying notes.

                               PRO RENTALS, INC.

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

Revenues:
  Equipment rentals................................................. $3,980,013
  Sales of rental equipment.........................................    581,820
  Sales of parts, supplies and new equipment........................  1,309,778
                                                                     ----------
    Total revenues..................................................  5,871,611
Cost of revenues:
  Cost of equipment rentals, excluding equipment rental deprecia-
   tion.............................................................    889,536
  Depreciation, equipment rentals...................................    578,897
  Cost of rental equipment sales....................................    403,475
  Cost of parts, supplies and new equipment sales...................  1,147,579
                                                                     ----------
    Total cost of revenues..........................................  3,019,487
                                                                     ----------
    Gross profit....................................................  2,852,124
Selling, general and administrative expenses........................  2,137,103
Non-rental depreciation.............................................     58,327
                                                                     ----------
Operating income....................................................    656,694
Interest expense....................................................    440,998
                                                                     ----------
    Net income...................................................... $  215,696
                                                                     ==========



                            See accompanying notes.

                               PRO RENTALS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                        COMMON STOCK
                                                        -------------  RETAINED
                                                        SHARES AMOUNT  EARNINGS
                                                        ------ ------ ----------
Balance at January 1, 1997............................. 1,000  $4,000 $1,476,912
  Net income...........................................                  215,696
                                                        -----  ------ ----------
Balance at December 31, 1997........................... 1,000  $4,000 $1,692,608
                                                        =====  ====== ==========



                            See accompanying notes.

                               PRO RENTALS, INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities
Net income.......................................................  $   215,696
Adjustments to reconcile net income to net cash provided by oper-
 ating activities:
  Depreciation...................................................      637,224
  Gain on rental equipment sales.................................     (178,345)
  Changes in assets and liabilities:
    Increase in accounts receivable..............................     (189,727)
    Decrease in inventory........................................      676,854
    Decrease in prepaid expenses and other assets................      157,506
    Decrease in accounts payable.................................       (4,745)
    Increase in accrued expenses and other liabilities...........       69,357
                                                                   -----------
Cash provided by operating activities............................    1,383,820
Cash flows from investing activities
Proceeds from sale of rental equipment...........................      581,820
Purchase of property and equipment...............................       (2,399)
                                                                   -----------
Cash provided by investing activities............................      579,421
Cash flows from financing activities
Principal payments on debt.......................................   (2,553,206)
Borrowings under credit facility.................................      589,965
                                                                   -----------
Cash used in financing activities................................   (1,963,241)
                                                                   -----------
Increase in cash.................................................          --
Cash at beginning of year........................................        2,700
                                                                   -----------
Cash at end of year..............................................  $     2,700
                                                                   ===========


                            See accompanying notes.

                               PRO RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

  The Company rents, sells and repairs construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Company has six locations (East Bremerton, West Bremerton, Port Angeles, Gig Harbor, Port Orchard and Lakewood) and the principal market area is Northern Washington. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

  These financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Company by United Rentals, Inc. ("United") as more fully described in Note 9.

INVENTORY

  Inventories consists primarily of equipment, general replacement parts and fuel for the equipment and are stated at the lower of cost, determined under the first-in, first-out method, or market.

RENTAL EQUIPMENT

  Rental equipment is recorded at cost. Rental equipment costing less than $1,000 is immediately expensed at the date of purchase. Depreciation for rental equipment is computed using the straight-line method over an estimated seven-year useful life with a 35% salvage value. Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from the sales of rental equipment and cost of sales of rental equipment, respectively, in the statement of income.

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost. The company capitalizes all property and equipment purchases greater than $1,000. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years with no salvage value. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

RENTAL REVENUE

  Rental revenue is recorded as earned under the operating method.

ADVERTISING COSTS

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to $61,405 in the year ended December 31, 1997.

INCOME TAXES

  Pro Rentals has elected, by unanimous consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal purposes. Under those provisions, the Company does not pay federal income taxes; instead, the shareholders are liable for individual income taxes on the Company's profits.

                               PRO RENTALS, INC.

ACCOUNTING ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Companies maintain cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Companies' customer base and their credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following at December 31, 1997:

   Rental equipment................................................. $6,326,420
   Less accumulated depreciation....................................  2,017,831
                                                                     ----------
   Rental equipment, net............................................ $4,308,589
                                                                     ==========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31, 1997:

   Furniture and fixtures............................................. $ 30,363
   Office equipment...................................................  237,868
   Vehicles...........................................................  336,457
   Leasehold improvements.............................................   11,218
                                                                       --------
                                                                        615,906
   Less accumulated depreciation .....................................  405,017
                                                                       --------
   Total.............................................................. $210,889
                                                                       ========

5. DEBT

  Debt consists of the following at December 31, 1997:

   Deutsche Financial Services--Various notes with combined monthly payments of $37,489 including interest from 7.9% to 10.25%...... $1,116,338
   John Deere--Various notes with combined monthly payments of
    $10,699 including interest from 6.9% to 10.24%..................    558,677
   American Equipment Leasing (AEL)--Various notes with combined monthly payments of $34,763 including interest from 8% to
    12.25%..........................................................    648,835
   Financial Federal Credit, Inc.--Various notes with combined
    monthly payments of $7,291 including interest of 10.25%.........    183,757
   Associates Commercial Corporation--Various notes with combined monthly payments of $6,436 including interest from 8.3% to
    10.25%..........................................................    166,780
   AEL--$150,000 revolving line of credit due October 14, 1998 with
    monthly interest payments at prime plus 2.17%...................    150,000
   Kitsap Bank--$150,000 revolving line of credit due July 7, 1998 with monthly interest payments at prime plus 2%. This line is
    personally guaranteed by the Company's shareholders.............     75,000
   Other............................................................    556,891
                                                                     ----------
       Total........................................................ $3,456,278
                                                                     ==========

                               PRO RENTALS, INC.

  Substantially all rental equipment and inventory collateralized the above notes. All debt at December 31, 1997 was paid off in connection with the acquisition discussed in Note 9.

6. OPERATING LEASES

  The Company leases six store locations. Three of the locations are on long term leases, while the other three are on a month-to-month basis. The Company is responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. These leases have various terms and extend through December 2007 and include scheduled base rent increases over the term of the leases. The total amount of the base rent payments is being charged to expense on the straight-line method over the terms of the leases.

  Total rent expense for 1997 was approximately $294,893.

  At December 31, 1997, minimum lease commitments under all operating leases, with initial or remaining lease terms of more than one year are as follows:

   1998.............................................................. $  318,360
   1999..............................................................    299,037
   2000..............................................................    273,144
   2001..............................................................    223,364
   Thereafter........................................................  1,432,800
                                                                      ----------
   Total............................................................. $2,546,705
                                                                      ==========

7. RELATED PARTIES

  Three of the Company's locations are leased from the Company's shareholders. Total rent paid to the shareholders under these leases amounted to $177,412 in 1997. At December 31, 1997 Pro Rentals has a non-interest bearing amount due from one of the Company's shareholders of $60,643.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 total interest paid was $440,998.

  During 1997 the Companies purchased $607,902 of rental equipment and $524,333 of inventory which was financed.

9. SUBSEQUENT EVENT

  On January 22, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
ASC Equipment Company, Inc.

  We have audited the accompanying balance sheet of ASC Equipment Company, Inc. as of December 31, 1997 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASC Equipment Company, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
April 22, 1998

                          ASC EQUIPMENT COMPANY, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997

ASSETS
Cash............................................................... $   13,365
Accounts receivable, net of allowance for doubtful accounts of
 $51,217...........................................................    623,370
Inventory..........................................................    619,187
Rental equipment, net..............................................  2,721,279
Property and equipment, net........................................    313,827
Prepaid expenses and other assets..................................     33,883
                                                                    ----------
    Total assets................................................... $4,324,911
                                                                    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable, accrued expenses and other liabilities......... $  490,454
  Debt.............................................................  2,436,503
  Deferred compensation............................................     52,615
  Deferred income taxes............................................    206,109
                                                                    ----------
    Total liabilities..............................................  3,185,681
Commitments and contingencies
Stockholders' equity:
  Common stock, $1.00 par value, 100,000 shares authorized, 3,210
   shares issued and outstanding...................................      3,210
  Preferred stock, $1.00 par value, 1,000 shares authorized, 55
   shares issued and outstanding...................................         55
  Additional paid-in capital.......................................     19,595
  Retained earnings................................................  1,188,370
                                                                    ----------
                                                                     1,211,230
  Treasury stock...................................................    (72,000)
                                                                    ----------
    Total stockholders' equity.....................................  1,139,230
                                                                    ----------
    Total liabilities and stockholders' equity..................... $4,324,911
                                                                    ==========


                            See accompanying notes.

                          ASC EQUIPMENT COMPANY, INC.

                              STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1997

Revenues:
  Equipment rentals................................................ $3,209,936
  Rental equipment sales...........................................    291,618
  Sales of parts, supplies and new equipment.......................  1,963,901
                                                                    ----------
    Total revenues.................................................  5,465,455
Cost of revenues:
  Cost of equipment rentals, excluding equipment rental deprecia-
   tion............................................................  1,248,757
  Depreciation, equipment rentals..................................    949,526
  Cost of rental equipment sales...................................    136,712
  Cost of parts, supplies and new equipment sales..................  1,480,339
                                                                    ----------
    Total cost of revenues.........................................  3,815,334
                                                                    ----------
    Gross profit...................................................  1,650,121
Selling, general and administrative expenses.......................  1,328,977
Non-rental depreciation............................................    105,503
                                                                    ----------
Operating income...................................................    215,641
Interest expense...................................................    214,983
Other (income).....................................................   (116,188)
                                                                    ----------
Income before provision for income taxes...........................    116,846
Provision for income taxes.........................................     87,861
                                                                    ----------
Net income......................................................... $   28,985
                                                                    ==========


                            See accompanying notes.

                          ASC EQUIPMENT COMPANY, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                         PREFERRED
                         COMMON STOCK      STOCK     ADDITIONAL
                         ------------- -------------  PAID IN    RETAINED  TREASURY
                         SHARES AMOUNT SHARES AMOUNT  CAPITAL    EARNINGS   STOCK
                         ------ ------ ------ ------ ---------- ---------- --------  ---
Balance at January 1,
 1997................... 3,210  $3,210   55    $55    $19,595   $1,159,385 $(72,000)
  Net income............                                            28,985
                         -----  ------  ---    ---    -------   ---------- --------
Balance at December 31,
 1997................... 3,210  $3,210   55    $55    $19,595   $1,188,370 $(72,000)
                         =====  ======  ===    ===    =======   ========== ========





                            See accompanying notes.

                          ASC EQUIPMENT COMPANY, INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
Net income.......................................................  $    28,985
Adjustments to reconcile net income to net cash provided by oper-
 ating activities:
  Depreciation...................................................    1,055,029
  Gain on rental equipment sales.................................      (26,631)
  Deferred taxes.................................................       75,333
  Changes in assets and liabilities:
    Increase in accounts receivable..............................     (123,786)
    Increase in inventory........................................      (57,506)
    Decrease in prepaid expenses and other assets................       47,521
    Increase in accounts payable accrued expenses and other lia-
     bilities....................................................      141,880
    Increase in deferred compensation............................        3,895
                                                                   -----------
Cash provided by operating activities............................    1,144,720
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of rental equipment.....................................   (1,597,801)
Proceeds from sale of rental equipment...........................      262,130
Purchases of property and equipment..............................     (190,245)
                                                                   -----------
Cash used in investing activities................................   (1,525,916)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt.......................................   (2,933,065)
Borrowings under credit facilities...............................    3,325,064
                                                                   -----------
Cash provided by financing activities............................      391,999
                                                                   -----------
Increase in cash.................................................       10,803
Cash balance at beginning of year................................        2,562
                                                                   -----------
Cash balance at end of year......................................  $    13,365
                                                                   ===========


                            See accompanying notes.

                          ASC EQUIPMENT COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

  ASC Equipment Company, Inc. (the "Company") rents, sells and repairs construction equipment for use by contractor, industrial and homeowners markets. The rentals are on a daily, weekly or monthly basis. The Company has three locations (Fayetteville, Goldsboro and Jacksonville) and their principal market area is eastern North Carolina. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheet is presented on an unclassified basis.

  These financial statements are prepared on a historical cost basis and do not include any adjustments that may result from the acquisition of the Company by United Rentals, Inc. ("United") as more fully described in Note 10.

INVENTORY

  Inventories consists primarily of general replacement parts and equipment held for resale and are stated at the lower of cost, determined under the first-in, first-out method, or market.

RENTAL EQUIPMENT

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the statement of income.

PROPERTY AND EQUIPMENT

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over an estimated five-year useful life. Leasehold improvements are amortized using the straight-line method over the estimated lives of the improvements or the remaining life of the lease, whichever is shorter.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

RENTAL REVENUE

  Rental revenue is recorded as earned under the operating method.

ADVERTISING COSTS

  The Companies advertise primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expense amounted to approximately $34,900 in the year ended December 31, 1997.

                          ASC EQUIPMENT COMPANY, INC.

INCOME TAXES

  The Company uses the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse.

ACCOUNTING ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The company maintains cash balances with a quality financial institution and, consequently, management believes funds maintained there are secure. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following at December 31, 1997:

   Rental equipment............................................... $ 5,640,041
   Less accumulated depreciation..................................  (2,918,762)
                                                                   -----------
   Rental equipment, net.......................................... $ 2,721,279
                                                                   ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31, 1997:

   Transportation equipment.......................................... $ 571,054
   Furniture and fixtures............................................    36,317
   Leasehold improvements............................................    32,622
                                                                      ---------
                                                                        639,993
   Less accumulated depreciation.....................................  (326,166)
                                                                      ---------
   Total............................................................. $ 313,827
                                                                      =========

5. DEBT

  Debt consists of the following at December 31, 1997:

   First Citizens Bank; three notes; payable in monthly install-
    ments of $37,770 including interest at prime 8.5% at December
    31, 1997, collateralized by equipment and real estate.........  $  936,404
   First Citizens Bank; line of credit of $1,550,000; payable in monthly installments of interest only at prime, collateralized
    by equipment and inventory....................................   1,446,292
   Financial Federal; payable in monthly installments of $2,230
    including interest at 6.75%; collateralized by equipment......      53,807
                                                                    ----------
                                                                    $2,436,503
                                                                    ==========

  All debt at December 31, 1997 was paid off in connection with the acquisition discussed in Note 10.

                          ASC EQUIPMENT COMPANY, INC.

6. INCOME TAXES

  The provision for income taxes consists of the following for the year ended December 31, 1997:

   Current:
     Federal............................................................ $10,270
     State..............................................................   2,258
                                                                         -------
                                                                          12,528
   Deferred:
     Federal............................................................  61,773
     State..............................................................  13,560
                                                                         -------
                                                                          75,333
                                                                         -------
                                                                         $87,861
                                                                         =======

  Significant components of the Company's deferred tax liability at December 31, 1997 are as follows:

   Difference in basis of accounting................................. $(20,487)
   Cumulative tax depreciation in excess of book.....................  226,596
                                                                      --------
     Deferred tax liability, net..................................... $206,109
                                                                      ========

7. RELATED PARTY TRANSACTIONS

  The Company leases its three operating facilities from the president and a stockholder of the Company on a month to month basis. The Company is responsible for all operating expenses of the facilities including property taxes, assessments, insurance, repairs and maintenance. Total rent expense for 1997 was approximately $99,100.

  In connection with the acquisition discussed in Note 10, the lease terms have been renegotiated.

  The Company also had a non-interest bearing note receivable from its stockholders totaling $14,971 at December 31, 1997 and is included in prepaid expenses and other assets on the accompanying balance sheet. No repayment schedule has been established.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the year ended December 31, 1997 total interest and income taxes paid were $200,457 and $29,000, respectively.

  During 1997, the Company purchased $72,500 of equipment which was financed.

9. EMPLOYEE BENEFIT PLAN

  The Company has a defined contribution 401(k) pension plan which covers substantially all employees. The Company matches 100% up to the first five percent of the employees contribution. Company contributions to the plan were $33,980 for the year ended December 31, 1997.

10. SUBSEQUENT EVENT

  On January 27, 1998, under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

                         INDEPENDENT AUDITOR'S REPORT

MERCER Equipment Company:

  We have audited the accompanying balance sheets of MERCER Equipment Company as of December 31, 1996 and October 24, 1997 and the related statements of income and retained earnings and of cash flows for each of the two years in the period ended December 31, 1996, and for the period from January 1, 1997 to October 24, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MERCER Equipment Company as of December 31, 1996, and October 24, 1997 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the period from January 1, 1997 to October 24, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Webster, Duke & Co. PA

Charlotte, North Carolina
January 21, 1998

                            MERCER EQUIPMENT COMPANY

                                 BALANCE SHEETS

                                                       DECEMBER 31, OCTOBER 24,
                                                       ------------ -----------
                                                           1996        1997
                                                       ------------ -----------
                        ASSETS
CURRENT ASSETS:
  Cash................................................ $   276,639  $    85,384
  Accounts receivable (less allowance for doubtful
   accounts: 1996-$182,425, 1997-$254,073)............   1,819,581    2,398,926
  Inventory (Notes 2, 5 and 8)........................   2,417,425    2,299,512
  Miscellaneous receivables...........................      16,604       29,508
  Prepaid expenses....................................          -        17,965
                                                       -----------  -----------
    Total current assets..............................   4,530,249    4,831,295
                                                       -----------  -----------
RENTAL EQUIPMENT (Notes 2, 5, 8, 9, 10 and 15):
  Rental equipment....................................  14,030,584   15,392,093
  Less accumulated depreciation.......................   3,717,218    4,322,744
                                                       -----------  -----------
    Rental equipment, net.............................  10,313,366   11,069,349
                                                       -----------  -----------
OTHER PROPERTY (Notes 2, 8 and 11):
  Other property......................................   1,003,079    1,091,365
  Less accumulated depreciation.......................     395,658      498,962
                                                       -----------  -----------
    Other property, net...............................     607,421      592,403
                                                       -----------  -----------
OTHER ASSETS (Note 13):
  Deposits and other assets...........................      68,639       42,889
  Notes receivable-officers...........................      69,980       67,453
                                                       -----------  -----------
    Total other assets................................     138,619      110,342
                                                       -----------  -----------
    TOTAL............................................. $15,589,655  $16,603,389
                                                       ===========  ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit (Note 4).............................         --           --
  Note payable-Bank (Note 4).......................... $   494,245  $ 5,017,953
  Short-term equipment notes (Note 5).................     189,528    3,619,830
  Notes payable-individuals (Notes 6 and 13)..........     609,000      142,000
  Current portion of long-term debt...................   2,253,562       56,411
  Current portion of capital leases...................     167,445       86,597
  Accounts payable....................................   2,161,340    3,174,282
  Accrued expenses....................................     140,361      254,444
                                                       -----------  -----------
    Total current liabilities.........................   6,015,481   12,351,517
                                                       -----------  -----------
LONG-TERM DEBT (Non-current Portion):
  Revolving credit note (Note 7)......................   2,430,000          --
  Notes payable to bank (Note 8)......................   1,513,000          --
  Notes payable on rental equipment (Note 9)..........   2,195,238          --
  Capital leases on rental equipment (Note 10)........     119,183      176,047
  Notes payable on other property.....................     138,543       82,208
                                                       -----------  -----------
    Total long-term debt..............................   6,395,964      258,255
                                                       -----------  -----------
STOCKHOLDERS' EQUITY:
  Common stock (Notes 2 and 12).......................     500,001      500,001
  Retained earnings (Note 8)..........................   2,678,209    3,493,616
                                                       -----------  -----------
    Total stockholders' equity........................   3,178,210    3,993,617
                                                       -----------  -----------
    TOTAL............................................. $15,589,655  $16,603,389
                                                       ===========  ===========

                       See notes to financial statements.

                            MERCER EQUIPMENT COMPANY

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                    PERIOD FROM JANUARY 1, 1997
                          YEAR ENDED DECEMBER 31,       TO OCTOBER 24, 1997
                          ------------------------  ---------------------------
                             1995         1996                 1997
                          -----------  -----------  ---------------------------
REVENUE:
  Sales of new
   equipment............. $ 2,479,358  $ 3,415,523          $3,709,356
  Sales of supplies and
   parts.................   1,558,273    2,067,403           1,831,345
                          -----------  -----------          ----------
    Total goods sold.....   4,037,631    5,482,926           5,540,701
  Sales of rental
   equipment.............     872,621    1,102,621           1,876,001
  Rental revenues........   4,950,614    7,380,137           6,891,972
  Service department
   revenues..............     357,039      488,216             764,738
                          -----------  -----------          ----------
    Total revenues.......  10,217,905   14,453,900          15,073,412
                          -----------  -----------          ----------
DIRECT COSTS OF REVENUE:
  Cost of goods sold.....   3,171,168    4,469,790           4,677,328
  Cost of rental
   equipment sold, net...     530,102      702,254           1,218,507
  Rental department
   expenses (including
   depreciation of
   $1,035,352, $1,492,131
   and $1,428,312).......   2,226,420    3,589,936           3,728,374
  Service department
   expenses..............     460,382      648,882             706,958
                          -----------  -----------          ----------
    Total direct costs of
     revenue.............   6,388,072    9,410,862          10,331,167
                          -----------  -----------          ----------
GROSS MARGIN.............   3,829,833    5,043,038           4,742,245
                          -----------  -----------          ----------
OPERATING EXPENSES:
  Sales expenses.........     752,722    1,386,812           1,345,705
  Administrative and
   general expenses......   1,930,124    2,247,556           2,014,205
                          -----------  -----------          ----------
    Total operating
     expenses............   2,682,846    3,634,368           3,359,910
                          -----------  -----------          ----------
MARGIN FROM OPERATIONS...   1,146,987    1,408,670           1,382,335
                          -----------  -----------          ----------
OTHER INCOME (EXPENSE):
  Miscellaneous income...      78,258      110,340             147,362
  Interest expense.......    (486,976)    (813,339)           (686,512)
                          -----------  -----------          ----------
    Total other income
     (expense)...........    (408,718)    (702,999)           (539,150)
                          -----------  -----------          ----------
NET INCOME...............     738,269      705,671             843,185
BEGINNING RETAINED
 EARNINGS................   1,450,936    2,045,871           2,678,209
                          -----------  -----------          ----------
    Total................   2,189,205    2,751,542           3,521,394
LESS DIVIDENDS PAID......     143,334       73,333              27,778
                          -----------  -----------          ----------
ENDING RETAINED
 EARNINGS................ $ 2,045,871  $ 2,678,209          $3,493,616
                          ===========  ===========          ==========

                       See notes to financial statements.

                            MERCER EQUIPMENT COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                    PERIOD FROM
                                                                    JANUARY 1,
                                          YEAR ENDED DECEMBER 31,     1997 TO
                                          ------------------------  OCTOBER 24,
                                             1995         1996         1997
                                          -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................. $   738,269  $   705,671  $  843,185
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization........   1,117,783    1,610,918   1,542,966
    Cost of rental equipment sold, net...     530,102      702,254   1,218,507
    Cost of other property sold, net.....                   14,800
    Changes in assets and liabilities:
      Accounts receivable, net...........    (418,132)    (398,900)   (579,345)
      Inventory..........................    (900,532)    (325,339)    117,913
      Miscellaneous receivables..........      (5,437)      (4,065)    (12,904)
      Prepaid expenses...................                              (17,965)
      Other assets.......................     (16,000)     (24,239)     14,400
      Accounts payable...................     651,668      558,903     944,210
      Accrued expenses...................      29,098       24,329     114,083
                                          -----------  -----------  ----------
        Net cash provided by operating
         activities......................   1,726,819    2,864,332   4,185,050
                                          -----------  -----------  ----------
CASH FLOWS (TO) INVESTING ACTIVITIES:
  Purchase of rental equipment...........  (2,466,039)  (2,001,083) (1,601,703)
  Purchase of other property.............    (131,695)    (171,319)    (81,117)
  Increase in other asset................      (1,650)
                                          -----------  -----------  ----------
        Net cash (to) investing
         activities......................  (2,599,384)  (2,172,402) (1,682,820)
                                          -----------  -----------  ----------
CASH FLOWS FROM (TO) FINANCING
 ACTIVITIES:
  Repayments of notes receivable--
   officers..............................       2,264        3,019       2,527
  Repayments by stockholders.............                  220,602
  Loans to stockholders..................    (247,729)
  Repayments under line of credit........    (125,000)                  (8,792)
  Borrowings under line of credit........                                  --
  Repayments of short-term equipment
   notes.................................    (130,301)    (618,854)   (597,500)
  Repayments of notes payable--
   individuals...........................                  (52,500)   (491,000)
  Repayments of long term debt...........  (1,051,070)  (1,950,688) (1,794,942)
  Repayments of capital leases...........     (22,009)    (150,279)
  Net borrowings under note payable--
   bank..................................     465,200       29,045         --
  Borrowings under revolving credit
   note..................................   1,000,000    1,700,000     200,000
  Proceeds from bank loans...............   1,120,588
  Proceeds from notes payable
   individuals...........................     305,000       23,000      24,000
  Dividends paid.........................   (143,334 )     (73,333)    (27,778)
                                          -----------  -----------  ----------
        Net cash from (to) financing
         activities......................   1,173,609     (869,988) (2,693,485)
                                          -----------  -----------  ----------
NET INCREASE (DECREASE) IN CASH..........     301,044     (178,058)   (191,255)
BEGINNING CASH BALANCE...................     153,653      454,697     276,639
                                          -----------  -----------  ----------
ENDING CASH BALANCE...................... $   454,697  $   276,639  $   85,384
                                          ===========  ===========  ==========

                       See notes to financial statements

                           MERCER EQUIPMENT COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 1995, 1996 AND OCTOBER 24, 1997

1. ORGANIZATION AND BUSINESS

  Organization--MERCER Equipment Company (MERCER) is a North Carolina corporation. For income tax purposes, it has elected treatment under Subchapter S of the Internal Revenue Code of 1986.

  Business--MERCER sells, rents, and repairs construction equipment, primarily to contractors, industry, utilities, and municipalities. MERCER operates two branches in the Charlotte, North Carolina area and one branch in Greensboro, North Carolina.

2. ACCOUNTING PRINCIPLES

  Basis of Accounting--MERCER prepares its financial statements on the accrual basis of accounting.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Inventory--Inventory consists of new equipment and merchandise for resale and of parts for resale or repair of equipment.

  MERCER records inventory using the last-in, first-out (LIFO) cost assumptions. MERCER maintains separate LIFO pools for new equipment, merchandise, and parts; and uses government indices to determine the cost of LIFO layers.

  At December 31, 1996 and October 24, 1997, the difference between LIFO and first-in, first-out cost was $310,346 and $347,936 respectively.

  Rental Equipment--MERCER records rental equipment at cost and depreciates that cost using the straight-line method over 60 months (50 months for rental equipment purchased after December 31, 1995). MERCER estimates the salvage value on rental equipment to be 28% (50% for rental equipment purchased after December 31, 1995). (See Note 15).

  Other Property--MERCER records other property at cost and depreciates that cost using the straight-line method over lives of 5 or 7 years.

  Notes Receivable--Officers--At December 31, 1996, and October 24, 1997 the notes receivable from officers are due in monthly payments of $600, including principal and interest, for 15 years. At December 31, 1995, the notes receivable from officers were due in quarterly installments of $1,264, including principal and interest, for 14 years.

  Common Stock--MERCER has two classes of common stock: Class A common stock which has voting rights and Class B common stock which has no voting rights. The preferences, limitations, and relative rights of classes are the same except the nonvoting stock has no voting rights other than in those cases in which nonvoting stock is expressly granted voting rights under North Carolina law.

                           MERCER EQUIPMENT COMPANY

  At December 31, 1996 and October 24, 1997, the number of shares authorized and outstanding of each class of stock was as follows:

                                                          AUTHORIZED OUTSTANDING
                                                          ---------- -----------
   Class A, voting.......................................   25,000      16,667
   Class B, nonvoting....................................  175,000     150,000

  Rental Revenue--MERCER generally rents equipment under short-term agreements of one month or less and accounts for these agreements as operating leases.

  Lease Expense--MERCER leases its facilities and certain delivery vehicles under leases classified as operating leases. MERCER leases certain rental equipment and new equipment inventory under leases classified as capital leases.

  Income Taxes--MERCER has elected taxation under Subchapter S of the Internal Revenue Code of 1986 and its stockholders report the taxable income or loss of the company on their individual income tax returns. For income tax purposes, MERCER generally uses accelerated depreciation methods (without salvage value) and deducts bad debts as they are written off.

  Statement of Cash Flows--MERCER considers all instruments with a maturity of three months or less to be cash equivalents. MERCER paid interest expense and purchase various assets through incurrence of notes payable as follows:

                                                                    PERIOD FROM
                                                                    JANUARY 1,
                                               YEAR ENDED DECEMBER    1997 TO
                                                       31           OCTOBER 24,
                                                 1995       1996       1997
                                              ---------- ---------- -----------
Interest paid................................ $  464,090 $  807,169 $  683,596
Debt incurred to purchase:
  Inventory..................................    357,306     88,509
  Rental equipment...........................  2,300,291  2,530,234  1,801,029
  Fixed assets...............................    142,174    163,756      7,169

3. PURCHASE OF BUSINESS

  On September 29, 1995, MERCER acquired the branch retail operations of Builders Equipment & Tool Co., Inc. (BETCO) in a transaction accounted for as a purchase. The accompanying financial statements include the results of the Greensboro operation from that date. MERCER purchased substantially all of the resale and rental inventory and the fixed assets at the branch. The purchase price was $600,000. There were no intangible assets purchased nor are there any contingent payments or commitments.

4. NOTE PAYABLE--BANK

  At December 31, 1996, MERCER had a note payable to a bank that is due May 31, 1997. The note provides for monthly payment of interest at the bank's prime rate plus 1/2%. The original amount of the note was $500,000.

  In connection with the purchase of MERCER's common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

5. SHORT-TERM EQUIPMENT NOTES

  MERCER has purchased rental equipment and inventory with short-term (less than 12 months) notes payable with a nominal interest charge. At December 31, 1996, rental equipment and inventory with a cost of $434,972 and $135,522, respectively, is pledged as collateral.

                           MERCER EQUIPMENT COMPANY

  In connection with the purchase of MERCERs common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

6. NOTES PAYABLE--INDIVIDUALS

  Notes payable--individuals provide for quarterly interest payments at the Wall Street prime rate plus one percent and allows MERCER to delay payment of principal for up to one year and a day after request. At December 31, 1996 and October 24, 1997, $178,000 and $ -- , respectively, of this amount was due stockholders.

7. REVOLVING CREDIT NOTES

  MERCER has a $3,000,000 revolving credit note with a bank. At December 31, 1996 MERCER had termed the revolver's outstanding balance and will repay the principal over 36 months beginning in June 1997. The repayment provides for monthly payment of $45,000 principal plus interest at the bank's prime rate plus 1/4%. At December 31, 1995 and during 1996, only interest payments were due on the note (see Note 9 for collateral).

  In connection with the purchase of MERCERs common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

8. NOTES PAYABLE TO BANK

  MERCER's note payable to bank consisted of the following:

                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
  Bank note--8.25%, principal of $49,750 plus interest paid
   monthly through November 1998; balance of $635,750 due December
   1998...........................................................  $1,780,000
  Bank note--interest at prime plus 1/2%, principal of $10,000 plus interest paid monthly through August 1998; $250,000 due
   September 30, 1998.............................................     450,000
                                                                    ----------
  Total...........................................................   2,230,000
  Less current portion............................................     717,000
                                                                    ----------
  Noncurrent portion..............................................  $1,513,000
                                                                    ==========

  All accounts receivable and inventory and rental equipment, unless otherwise encumbered, are given as security for the notes payable to bank.

  The loan agreement with the bank provides for maintenance of certain absolute and ratio amounts relating to working capital, net worth, cash flow coverage, and debt/equity and limits amounts that can be paid in dividends. At December 31, 1996, MERCER had obtained a waiver on the cash flow coverage ratio.

  In connection with the purchase of MERCERs common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

9. NOTES PAYABLE ON RENTAL EQUIPMENT

  MERCER finances purchases of rental equipment and inventory through various arrangements with vendors, their related finance entities, and other lenders. These notes provide for monthly payments of either a fixed principal plus interest or a level payment of principal and interest.

  These note have terms of 36 to 60 months and generally provide for accelerated repayment if the underlying equipment is sold. At December 31, 1995 and 1996, the weighted interest rates were 10.1%, and 8.6%, respectively.

                           MERCER EQUIPMENT COMPANY

  At December 31, 1996, $480,801 of floor plan notes, which have not yet begun to require payments of principal or interest, are included in notes payable on rental equipment. The financial statements assume their conversion upon expiration of the floor plan period.

  At December 31, 1996, rental equipment and inventory of $4,637,033 and $88,509, respectively, were collateral for all of the above notes.

  In connection with the purchase of MERCER's common stock (see Note 16), substantially all of the outstanding debt at October 24, 1997 was paid off.

10. CAPITAL LEASES

  MERCER leases certain rental equipment under leases accounted for as capital leases. The following is an analysis of the leased property:

                                                        DECEMBER 31, OCTOBER 24,
                                                        ------------ -----------
                                                            1996        1997
                                                        ------------ -----------
   Rental equipment....................................   $408,081    $386,153
   Less accumulated amortization.......................     78,561     138,706
                                                          --------    --------
     Net...............................................   $329,520    $247,447
                                                          ========    ========

  The following is a schedule by years of future lease payments under capital leases together with the present value of the net minimum lease payments as of October 24, 1997:

   Year ended December 31, 1997....................................... $106,795
     1998.............................................................   98,730
     1999.............................................................   74,158
     2000.............................................................   23,177
                                                                       --------
   Net minimum lease payments.........................................  302,860
   Less amount representing interest..................................   40,216
                                                                       --------
   Present value of net minimum lease payments........................  262,644
   Less current portion...............................................   86,597
                                                                       --------
   Long-term portion.................................................. $176,047
                                                                       ========

11. NOTES PAYABLE ON OTHER PROPERTY

  The notes payable on other property provide for monthly payment of principal and interest at rates from 9.0% to 10.8%. At December 31, 1996 and October 24, 1997, related assets with a cost of $287,430 and $232,599 are collateral for the notes.

  The annual amounts of principal due for the next five years is as follows:
1997--$56,411; 1998--$50,318; 1999--$25,082; and 2000--$6,808.

12. COMMITMENTS AND CONTINGENCIES

  As of December 31, 1996 and October 24, 1997, MERCER's cash balance had $100,000 of FDIC insurance and is at one bank.

                           MERCER EQUIPMENT COMPANY

  As of October 24, 1997, MERCER leased all of its facilities from a limited liability company (LLC) whose members own 72% of MERCER's outstanding stock. The leases provided for initial terms of five to seven years; two of the leases provide for annual cost of living increases and have renewal options of five years. MERCER is also responsible for the property taxes, insurance, and repairs (see Note 13). In connection with the sale of MERCER's common stock (see Note 16), the leases were rewritten to provide for an initial term of ten years with two five-year options. The leases provide for minimum rentals of $28,000 per month, after five years, minimum rents will be adjusted for changes in the Consumer Price Index. MERCER has also guaranteed debt of approximately $2,000,000 that the LLC has borrowed against the buildings.

  MERCER had a stock repurchase agreement with two stockholders, each owning 30,000 shares of the outstanding Class B common stock. Among other provisions, the stock repurchase agreement allows MERCER first refusal on a sale of such shares at no less than the book value per share of the stock. At December 31, 1996 the minimum purchase price under this plan was $1,121,950. MERCER had a salary continuation agreement with the same two stockholders. MERCER has agreed to pay these stockholders' beneficiaries an amount equal to twice the prior year's wages. This amount is payable over 24 months, and at December 31, 1996, the potential obligation under the salary continuation plan was $672,672. In connection with the Purchase of MERCER's common stock both of these agreements were canceled. (See Note 16)

13. RELATED PARTIES

  At December 31, 1996 and October 24, 1997, other assets includes rental deposits of $42,889 and $42,889, respectively, with the LLC described in Note
12. For the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to October 24, 1997, MERCER paid building rentals to the LLC of $149,500, $278,000 and $273,000, respectively.

  For the years ended December 31, 1995 and 1996 and for period from January 1, 1997 to October 24, 1997, MERCER paid interest of $17,808, $15,672 and $14,576, respectively to stockholders on the notes payable--individuals.

14. PROFIT-SHARING PLAN

  MERCER has adopted a profit-sharing plan that covers substantially all employees and provides for discretionary employer and voluntary employee contributions. For the years ended December 31, 1995, and 1996, and for the period from January 1, 1997 to October 24, 1997, no profit-sharing contribution was made. For the years ended December 31, 1995, and 1996, and for the period from January 1, 1997 to October 24, 1997, MERCER made matching payments of $21,969, $14,777, and $24,287, respectively under Section 401(k) of the Internal Revenue Code of 1986.

15. CHANGE IN ACCOUNTING ESTIMATE

  In 1996 MERCER changed the depreciable life and estimated salvage value of its rental equipment purchased after December 31, 1995 from 60 months to 50 months and from 28% to 50%. The effect of these changes in estimated life and salvage value was to decrease depreciation on rental equipment by $58,859.

16. SUBSEQUENT EVENT

  On October 24, 1997, United Rentals, Inc. purchased all of MERCER's issued and outstanding common stock.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
A&A Tool Rentals & Sales, Inc.:

  We have audited the accompanying consolidated balance sheets of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 31, 1996 and October 19, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended October 31, 1995 and 1996, and the period from November 1, 1996 to October 19, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of A&A Tool Rentals & Sales, Inc. and subsidiary as of October 31, 1996 and October 19, 1997 and the results of their operations and their cash flows for the years ended October 31, 1995 and 1996, and the period from November 1, 1996 to October 19, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Sacramento, California
November 20, 1997

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                            OCTOBER 31, OCTOBER 19,  JULY 31,
                                               1996        1997        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
                  ASSETS
Cash....................................... $  308,331  $  108,327  $  187,082
Trade accounts receivable, less allowance
 for doubtful accounts of $80,000 at Octo-
 ber 31, 1996 and at October 19, 1997, and
 $94,608 at July 31, 1997 (notes 2 and 3)..  1,416,142   1,415,775   1,324,684
Merchandise inventory......................    847,035     862,200     906,969
Rental equipment, primarily machinery, at
 cost, net of accumulated depreciation and
 amortization of $5,909,751 at October 31,
 1996, $6,822,441 at October 19, 1997, and
 $6,727,264 at July 31, 1997
 (notes 2 and 3)...........................  3,190,093   2,780,854   3,133,863
Operating property and equipment, net of
 accumulated depreciation and amortization
 of $912,230 at October 31, 1996, $955,007
 at October 19, 1997, and $975,498 at July
 31, 1997 (notes 2 and 3)..................    384,759     281,593     306,415
Due from related party (note 5)............    228,737     332,613     316,364
Prepaid expenses and other assets..........    234,976     303,553     152,251
                                            ----------  ----------  ----------
    Total assets........................... $6,610,073  $6,084,915  $6,327,628
                                            ==========  ==========  ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt (note 2)................... $   90,400  $  449,670  $  484,700
Accounts payable...........................    766,465   1,040,494     703,583
Accrued liabilities........................    244,938     203,709     221,763
Income tax payable.........................      6,019      12,262       2,992
Long-term debt and capital lease obliga-
 tions (note 3)............................  4,351,394   3,463,807   3,868,069
                                            ----------  ----------  ----------
    Total liabilities......................  5,459,216   5,169,942   5,281,107
                                            ----------  ----------  ----------
Commitments (notes 6 and 9)................
Stockholders' equity:
  Common stock, Class A--voting par value
   $.10. Authorized 2,000,000 shares;
   issued and outstanding 720,000 shares...     72,000      72,000      72,000
  Common stock, Class B--nonvoting. Autho-
   rized 5,000,000 shares; issued and out-
   standing 277,172 shares at October 31,
   1996, 272,491 shares at October 19,
   1997, and 275,242 shares at July 31,
   1997....................................    395,201     378,714     393,058
  Retained earnings........................    683,656     464,259     581,463
                                            ----------  ----------  ----------
    Total stockholders' equity.............  1,150,857     914,973   1,046,521
                                            ----------  ----------  ----------
    Total liabilities and stockholders'
     equity................................ $6,610,073  $6,084,915  $6,327,628
                                            ==========  ==========  ==========

          See accompanying notes to consolidated financial statements.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   PERIOD FROM
                                                   NOVEMBER 1,       NINE MONTHS
                          YEAR ENDED OCTOBER 31,     1996 TO       ENDED JULY 31,
                          -----------------------  OCTOBER 19,  ----------------------
                             1995         1996        1997         1996        1997
                          -----------  ----------  -----------  ----------  ----------
                                                                     (UNAUDITED)
Revenues:
  Equipment rentals.....  $ 4,800,767  $5,918,148  $6,022,196   $4,165,881  $4,501,537
  New equipment sales...    4,283,294   4,463,117   4,355,965    3,310,409   3,228,472
  Sales of parts,
   supplies and
   rental equipment.....      848,193   1,027,943     778,141      824,910     657,572
  Other.................      237,205     296,926     290,140      198,144     215,542
                          -----------  ----------  ----------   ----------  ----------
Total revenues..........   10,169,459  11,706,134  11,446,442    8,499,344   8,603,123
                          -----------  ----------  ----------   ----------  ----------
Costs of Revenues:
  Cost of equipment
   rentals, excluding
   equipment rental
   depreciation and
   amortization.........    2,049,172   2,542,965   2,583,884    1,976,183   2,097,280
  Depreciation and amor-
   tization, equipment
   rentals..............    1,040,233   1,382,048   1,465,586      902,347   1,193,986
  Cost of new equipment
   sales................    4,054,467   4,304,301   4,148,874    3,234,457   3,016,957
  Cost of sales of
   parts, supplies, and
   equipment............      598,545     622,956     595,424      330,714     296,725
  Other.................       38,358      32,582      31,339       24,337      33,115
                          -----------  ----------  ----------   ----------  ----------
Total costs of
 revenues...............    7,780,775   8,884,852   8,825,107    6,468,038   6,638,063
                          -----------  ----------  ----------   ----------  ----------
Gross Profit............    2,388,684   2,821,282   2,621,335    2,031,306   1,965,060
  Selling, general and
   administration.......    2,063,730   2,215,936   2,178,383    1,614,263   1,696,104
  Non-rental
   depreciation and
   amortization.........      107,390     120,757     124,648       88,896      95,171
                          -----------  ----------  ----------   ----------  ----------
Operating income
 (loss).................      217,564     484,589     318,304      328,147     173,785
  Other income
   (expense)............       50,090     116,539      80,080       61,119     105,777
                          -----------  ----------  ----------   ----------  ----------
Income before interest
 and taxes..............      267,654     601,128     398,384      389,266     279,562
                          -----------  ----------  ----------   ----------  ----------
  Interest income.......       56,053      54,993      39,967       51,898      34,590
  Interest expense......     (324,957)   (401,204)   (642,478)    (264,613)   (410,345)
                          -----------  ----------  ----------   ----------  ----------
    Net interest
     expense............     (268,904)   (346,211)   (602,511)    (212,715)   (375,755)
                          -----------  ----------  ----------   ----------  ----------
Income (loss) before
 income taxes...........       (1,250)    254,917    (204,127)     176,551     (96,193)
  Income tax expense
   (note 4).............       (1,600)     (7,619)    (15,270)      (1,600)     (6,000)
                          -----------  ----------  ----------   ----------  ----------
Income (loss) from
 continuing operations..       (2,850)    247,298    (219,397)     174,951    (102,193)
  Loss from operation of
   discontinued
   subsidiary (note 1)..      (55,929)        --          --           --          --
  Loss from disposal of
   discontinued
   subsidiary (note 1)..          --      (44,269)        --       (16,318)        --
                          -----------  ----------  ----------   ----------  ----------
Net income (loss).......  $   (58,779) $  203,029  $ (219,397)  $  158,633  $ (102,193)
                          ===========  ==========  ==========   ==========  ==========

          See accompanying notes to consolidated financial statements.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             COMMON           COMMON
                              STOCK           STOCK
                             CLASS A         CLASS B
                         --------------- -----------------  RETAINED
                         SHARES  AMOUNT  SHARES    AMOUNT   EARNINGS    TOTAL
                         ------- ------- -------  --------  --------  ----------
Balances at October 31,
 1994................... 720,000 $72,000 363,433  $487,609  $539,406  $1,099,015
Purchase Class B common
 stock from ESOP........     --      --  (27,847)  (29,796)      --      (29,796)
Net loss................     --      --      --        --    (58,779)    (58,779)
                         ------- ------- -------  --------  --------  ----------
Balances at October 31,
 1995................... 720,000  72,000 335,586   457,813   480,627   1,010,440
Purchase Class B common
 stock from ESOP........     --      --  (58,414)  (62,612)      --      (62,612)
Net income..............     --      --      --        --    203,029     203,029
                         ------- ------- -------  --------  --------  ----------
Balances at October 31,
 1996................... 720,000  72,000 277,172   395,201   683,656   1,150,857
Purchase Class B common
 stock from ESOP........     --      --   (4,681)  (16,487)      --      (16,487)
Net loss................     --      --      --        --   (219,397)   (219,397)
                         ------- ------- -------  --------  --------  ----------
Balances at October 19,
 1997................... 720,000 $72,000 272,491  $378,714  $464,259  $  914,973
                         ======= ======= =======  ========  ========  ==========


          See accompanying notes to consolidated financial statements.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     PERIOD FROM
                          YEAR ENDED OCTOBER 31,   NOVEMBER 1, 1996 NINE MONTHS ENDED JULY 31,
                          -----------------------   TO OCTOBER 19,  ----------------------------
                             1995        1996            1997          1996         1997
                          ----------  -----------  ---------------- -----------  ----------
                                                                         (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income (loss)......  $  (58,779) $   203,029     $ (219,397)   $   158,633  $ (102,193)
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities:
 Depreciation and
  amortization..........   1,147,623    1,502,805      1,590,234        991,243   1,289,157
 Provision for bad
  debts.................      71,600       96,216         73,894         52,515      59,985
 Provision for write-
  down of inventory.....      31,709          --          35,403            --       35,403
 Gain on sale of equip-
  ment..................    (213,049)    (364,504)      (220,017)      (196,325)   (167,944)
 Changes in operating
  assets:
  (Increase) decrease
   in trade accounts
   receivable...........    (282,115)    (151,882)       (73,527)      (190,069)     31,473
  (Increase) decrease
   in related party
   receivables..........     (54,741)         748       (103,876)       (30,385)    (87,627)
  (Increase) decrease
   in merchandise
   inventory............      38,955      (96,479)       (50,568)      (348,187)    (95,337)
  (Increase) decrease
   in prepaid expenses
   and other assets.....     (29,102)      10,934       (174,821)       (42,445)    (50,309)
  Increase (decrease)
   in accounts payable,
   trade................      18,196       61,005        274,029        114,982     (62,882)
  Increase (decrease)
   in accrued liabili-
   ties.................      52,801        9,680        (41,229)       (39,228)    (23,175)
  Decrease in deferred
   revenue..............      (4,440)         --             --             --          --
  Increase (decrease)
   in income tax pay-
   able.................         --         6,019          6,243            --       (3,027)
                          ----------  -----------     ----------    -----------  ----------
   Net cash provided by
    operating
    activities..........     718,658    1,277,571      1,096,368        470,734     823,524
                          ----------  -----------     ----------    -----------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Proceeds from the sale
  of rental equipment
  and operating property
  and equipment.........     277,390      469,489        348,374        245,232     213,013
 Purchases of rental
  equipment and
  operating property
  and equipment.........  (1,620,011)  (2,689,358)    (1,206,186)    (2,042,083) (1,199,652)
 Proceeds from sale of
  marketable securi-
  ties..................       4,954        2,514            --           2,514         --
                          ----------  -----------     ----------    -----------  ----------
   Net cash used in
    investing
    activities..........  (1,337,667)  (2,217,355)      (857,812)    (1,794,337)   (986,639)
                          ----------  -----------     ----------    -----------  ----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Borrowings on long-term
  debt..................     788,967    3,062,482        855,435      3,224,342     828,345
 Payments on long-term
  debt..................    (574,595)  (1,121,435)    (1,743,022)      (572,655) (1,311,670)
 Net borrowings (pay-
  ments) on short-term
  debt..................     513,771     (901,881)       359,270     (1,553,999)    394,300
 Premiums paid for offi-
  cers' life insurance..     (60,042)     (64,743)       (93,756)       (50,799)    (66,966)
 Drawings on cash
  surrender value of
  officers' life
  insurance.............         --           --         200,000            --      200,000
 Purchase of Class B
  common stock..........     (29,796)     (62,612)       (16,487)       (59,590)     (2,143)
                          ----------  -----------     ----------    -----------  ----------
   Net cash provided by
    (used in) financing
    activities..........     638,305      911,811       (438,560)       987,299      41,866
                          ----------  -----------     ----------    -----------  ----------
   Net increase (de-
    crease) in cash.....      19,296      (27,973)      (200,004)      (336,304)   (121,249)
Cash at beginning of
 period.................     317,008      336,304        308,331        336,304     308,331
                          ----------  -----------     ----------    -----------  ----------
Cash at end of period...  $  363,304  $   308,331     $  108,327    $       --   $  187,082
                          ==========  ===========     ==========    ===========  ==========
SUPPLEMENTAL SCHEDULE OF
 CASH FLOW INFORMATION:
 Cash paid during the
  period for:
 Interest...............  $  324,957  $   401,204     $  516,307    $   264,613  $  410,345
                          ==========  ===========     ==========    ===========  ==========
 Income taxes...........  $    1,600  $     1,600     $    4,606    $     1,600  $   10,627
                          ==========  ===========     ==========    ===========  ==========
NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Sale of property and
  equipment for
  promissory note.......  $   10,000  $       --      $      --     $       --   $      --
                          ==========  ===========     ==========    ===========  ==========
 Conversion of short-
  term debt to long-term
  debt..................  $      --   $   686,963     $      --     $       --   $      --
                          ==========  ===========     ==========    ===========  ==========

          See accompanying notes to consolidated financial statements.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 1995 AND 1996 AND PERIOD FROM NOVEMBER 1, 1996 TO OCTOBER 19, 1997
  (THE INFORMATION AS OF JULY 31, 1997 AND FOR THE NINE MONTHS ENDED JULY 31,
                          1997 AND 1996 IS UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Organization and Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Operations Management Systems, Inc. (OMS). The Company rents and sells construction and industrial supplies and power equipment in Northern California. OMS marketed and sold computer hardware and software to construction related businesses. All significant intercompany accounts and transactions were eliminated in consolidation. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the accompanying consolidated balance sheets are presented on an unclassified basis.

  As of October 31, 1995, the Company decided to discontinue the operations of its subsidiary, OMS. Certain assets of OMS were sold as of October 31, 1995. The Company disposed of the remaining assets and liabilities of OMS, which included cash, accounts receivable, inventory, property and equipment, accounts payable and accrued liabilities, during fiscal year 1996. The Company recognized a loss on disposal of the remaining assets. The loss from the disposal of OMS assets was $44,269 for the year ended October 31, 1996 and $16,318 for the nine months ended July 31, 1996. The loss from operations of OMS was $55,929 for the year ending October 31, 1995.

 (b) Interim Financial Statements

  The accompanying consolidated balance sheet at July 31, 1997 and the consolidated statements of operations and cash flows for the nine month periods ended July 31, 1996 and 1997 are unaudited and have been prepared on the same basis as the audited consolidated financial statements included herein. In the opinion of management, such unaudited consolidated financial statements include all adjustments necessary to present fairly the information set forth therein, which consist solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 (c) Merchandise Inventory

  Merchandise inventory is stated at the lower of cost or market. Cost is determined using the weighted-average method.

 (d) Revenue Recognition

  Revenue related to the sale of construction and industrial supplies and power equipment is recognized at the point of sale. Revenue related to the rental of construction and industrial power equipment is recognized at the time of return for rentals of twenty-eight days or less, and ratably over the contract term for rentals in excess of twenty-eight days.

 (e) Property and Equipment

  Property and equipment are stated at cost and consist of rental equipment and operating property and equipment. Property and equipment under capital leases are stated at the present value of minimum lease payments.

  Depreciation on property and equipment is calculated using an accelerated method.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

  Depreciation for property and equipment is taken over the asset's useful life of 5 years, except for leasehold improvements which are amortized over 10 to 20 years.

 (f) Other Assets

  Other assets consist primarily of the cash surrender value of officers' life insurance net of loans against the cash surrender value of the policies and unbilled rental revenue. The loans outstanding were $410,000 at October 31, 1996, and $610,000 at October 19, 1997 and July 31, 1997. The Company is named beneficiary under the life insurance policy. Unbilled rental revenue represents the revenue recognized on contracts over twenty-eight days, but not billed. At October 19, 1997 unbilled rental revenue was $180,178.

 (g) Income Taxes

  The Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (i) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on November 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

 (j) Reclassifications

  Certain amounts in the 1995 and 1996 consolidated financial statements have been reclassified to conform to the 1997 consolidated financial statement presentation.

(2) SHORT-TERM DEBT

  As of October 31, 1996, the Company had borrowed $90,400, on a credit facility that allows the Company to borrow up to $500,000 at the bank's prime rate (8.25% at October 31, 1996) plus 2%. Borrowings under this facility are collateralized by trade accounts receivable.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

  In 1997, the Company had borrowed on a credit facility that allows the Company to borrow up to $500,000 at the bank's prime rate (8.5% at October 19, 1997 and July 31, 1997) plus 2%. At October 19, 1997 and July 31, 1997, the amounts outstanding were $449,670 and $484,700, respectively.

(3) LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

  Long-term debt and capital lease obligations consist of the following:

                                            OCTOBER 31, OCTOBER 19,  JULY 31,
                                               1996        1997        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
   CURRENT PAYOR AND TERMS
   Union Safe Deposit Bank--Various notes
    with combined monthly payments of
    $54,592 including interest at prime
    plus 2%, due from 1996 through 1999.
    Collateralized by equipment and
    accounts receivable...................  $1,382,482   $ 851,741   $ 989,334
   American Equipment Leasing--Various
    leases with combined monthly payments
    of $24,149 including interest ranging
    from 11.5% to 12%, due from 1997
    through 1998. Collateralized by
    equipment.............................     510,567     377,619     381,122
   Atlas Copco, Inc.--Various notes with a
    combined monthly payment of $22,212
    including interest ranging from 8.5%
    to 12.36%, due from 1996 through 1998.
    Collateralized by equipment...........     352,446     257,875     323,727
   Clark Equipment Credit Co.--Various
    notes with a combined monthly payment
    of $3,546 including interest ranging
    from 8.7% to 12.39%, due from 1996
    through 1999. Collateralized by
    equipment.............................     105,889      39,083      45,433
   Ingersoll-Rand--One note with a monthly
    payment of $3,254 including interest
    at 9.75%, due in 1999. Collateralized
    by equipment..........................      91,121      52,069      61,832
   Prospect Leasing--Two leases with a
    combined monthly payment of $1,798
    including interest at 10%, due in
    1998. Collateralized by equipment.....      36,364      18,712      24,106
   Miller Electric Finance--Two notes with
    a combined monthly payment of $3,964
    including interest ranging from 10.25%
    to 11.3%, due in 1999. Collateralized
    by equipment..........................      72,746      89,813     101,704
   The Associates--Various notes and
    leases with a combined monthly payment
    of $35,365 including interest ranging
    from 9% to 13.5%, due from 1996
    through 2000. Collateralized by
    equipment.............................     924,064   1,002,327   1,175,627
   JI Case Credit Corporation--Three notes
    with combined monthly payments of
    $14,428 including interest ranging
    from 6.9% to 8.2%, due from 1997
    through 2000. Collateralized by
    equipment.............................     515,184     349,235     346,540
   John Deere--One note with a monthly
    payment of $885 including interest at
    8.75%, due in 1998. Collateralized by
    equipment.............................      14,159       3,540       6,195

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

                                            OCTOBER 31, OCTOBER 19,  JULY 31,
                                               1996        1997        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
   CURRENT PAYOR AND TERMS--(CONTINUED)
   Caterpillar Financial Services--Various
    notes with a combined monthly payment
    of $12,279 including interest ranging
    from 9.4% to 11.3%, due from 1998
    through 2001. Collateralized by
    equipment..............................    546,420     458,438     493,833
   Colonial Pacific Leasing--One note with
    a monthly payment of $1,323 including
    interest at 10%, due in 1997.
    Collateralized by equipment............      5,293         --          --
   Newcourt Financial--Two notes with a
    combined monthly payment of $4,207
    including interest ranging from 10% to
    11%, due in 1998 and 2001.
    Collateralized by equipment............    196,194     148,508     158,329
   Other...................................     80,773      62,181     105,030
                                            ----------  ----------  ----------
   Total long-term debt....................  4,833,702   3,711,141   4,212,812
   Less amounts representing interest......    482,308     247,334     344,743
                                            ----------  ----------  ----------
   Long-term debt, net of interest......... $4,351,394  $3,463,807  $3,868,069
                                            ==========  ==========  ==========

  Subsequent to October 19, 1997, all amounts outstanding under the long-term debt agreements and capital lease agreements were paid except for $18,546 which is scheduled for payment in fiscal year 1998.

(4) INCOME TAXES

  Income tax expense consists of the following:

                                                     PERIOD FROM
                                        YEAR ENDED   NOVEMBER 1,   NINE MONTHS
                                        OCTOBER 31,    1996 TO   ENDED JULY 31,
                                       ------------- OCTOBER 19, ---------------
                                        1995   1996     1997      1996    1997
                                       ------ ------ ----------- ------- -------
                                                                   (UNAUDITED)
   Current............................ $1,600 $7,619   $15,270   $ 1,600 $ 6,000
   Deferred...........................    --     --        --        --      --
                                       ------ ------   -------   ------- -------
                                       $1,600 $7,619   $15,270   $ 1,600 $ 6,000
                                       ====== ======   =======   ======= =======

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

  Deferred tax assets and deferred tax liabilities are comprised of the following:

                                            OCTOBER 31, OCTOBER 19,  JULY 31,
                                               1996        1997        1997
                                            ----------- ----------- -----------
                                                                    (UNAUDITED)
   Current deferred tax assets:
     Allowance for bad debts...............  $  34,600   $  34,600   $  41,000
     Inventory reserve.....................        --        6,600         --
   Noncurrent deferred tax assets:
     Depreciation and amortization
      expense..............................     12,000      14,000      11,300
     Net operating loss....................    188,300     236,800     198,800
     Alternative minimum taxes.............     25,500      39,000      29,900
                                             ---------   ---------   ---------
     Total deferred tax assets.............    260,400     331,000     281,000
     Less: Valuation allowance.............   (260,400)   (331,000)   (281,000)
                                             ---------   ---------   ---------
     Total deferred tax assets.............        --          --          --
     Total deferred tax liabilities........        --          --          --
                                             ---------   ---------   ---------
       Net deferred tax asset/liability....  $     --    $     --    $     --
                                             =========   =========   =========

  The effective rate for income tax expense differs from the statutory tax rate of 34% when applied to income (loss) from continuing operations before income taxes as a result of the following:

                                            OCTOBER
                                              31,
                                           -----------   OCTOBER 19,  JULY 31,
                                           1995   1996      1997        1997
                                           ----   ----   ----------- -----------
                                                                     (UNAUDITED)
   Expected U.S. Federal income tax....... (34%)   34%       (34%)       (34%)
   State franchise tax, net............... 128%     1%       --            2%
   Net operating loss carryforward........ --     (34%)      --          --
   Effect of valuation allowance..........  34%   --          34%         34%
   Alternative minimum tax................ --       2%         7%          4%
                                           ---    ---        ---         ---
       Total.............................. 128%     3%         7%          6%
                                           ===    ===        ===         ===

  The net change in the total valuation allowance for the year ended October 31, 1995 and 1996 and the period from November 1, 1996 to October 19, 1997 was an increase of $8,000, a decrease of $100,600 and an increase of $70,600, respectively.

(5) RELATED PARTY TRANSACTIONS

 Building

  The Company leased its Stockton, California premises from officers and stockholders of the Company. The Company executed a new five year lease on June 1, 1993 with monthly rent of $21,500. On October 20, 1997, this lease was amended for an additional five years with monthly rent of $17,000. In addition, the Company as lessee is to pay all taxes and insurance relating to the property. At October 19, 1997, the remaining commitment under this lease, as amended, is $1,020,000 plus property taxes and insurance.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

 Due From Related Party

  Due from related party comprise the following:

                                             OCTOBER 31, OCTOBER 19,  JULY 31,
                                                1996        1997        1997
                                             ----------- ----------- -----------
                                                                     (UNAUDITED)
   President and shareholder................  $228,737    $317,613    $316,364
   Vice president and shareholder...........       --       15,000         --
                                              --------    --------    --------
                                              $228,737    $332,613    $316,364
                                              ========    ========    ========

  The amounts due from related parties were paid subsequent to October 19, 1997.

(6) OPERATING LEASES

  The Company leases vehicles from various unrelated companies through 1999. The vehicle leases, as well as the lease for the Company's business premises, are classified as operating leases. At October 19, 1997, future minimum lease payments under the operating leases including amounts amended as discussed in note (5) are:

   YEAR ENDING OCTOBER 31
   ----------------------
     1998............................................................ $  442,636
     1999............................................................    305,036
     2000............................................................    204,000
     2001............................................................    204,000
     2002............................................................    204,000
                                                                      ----------
                                                                      $1,359,672
                                                                      ==========

  Operating lease expense aggregated $520,210, $533,619 and $501,473 in 1995, 1996 and for the period from November 1, 1996 to October 19, 1997, respectively, and $167,032 and $359,378 for the nine months ended July 31, 1996 and 1997, respectively.

(7) EMPLOYEE STOCK OWNERSHIP PLAN

  Effective October 31, 1972, the Company established an Employee Stock Ownership Plan (ESOP) for the benefit of its eligible employees. The ESOP is designed to invest primarily in the stock of the Company. Contributions to the ESOP are determined annually by the Board of Directors, however, in no case may the contribution exceed the lesser of (a) fifteen percent (15%) of the compensation of eligible employees, or (b) $30,000 for each participant. No contributions were made in the years ended October 31, 1995 and 1996 or the period from November 1, 1996 to October 19, 1997.

  The ESOP measures compensation for Plan purposes as the Company's contribution to the Plan. No compensation cost was recognized by the Plan for the years ended October 31, 1995 and 1996, or the period from November 1, 1996 to October 19, 1997.

  The ESOP held 277,172, 272,491 and 275,242 allocated shares at October 31, 1996, October 19, 1997, and July 31, 1997, respectively. No committed-to-be-released or suspense shares were held by the ESOP at October 31, 1996, October 19, 1997, or at July 31, 1997.

  Following termination of employment, participants receive a distribution of their vested ESOP account balance in the form of cash or Company shares in accordance with the provisions of the ESOP. If shares are distributed to the participant, the participant has the right to sell the shares back to the Company, for a limited period of time, at the fair market value of the shares.

                A & A TOOL RENTALS & SALES, INC. AND SUBSIDIARY

(8) PROFIT SHARING PLAN

  In August 1995, the Company established a Profit Sharing/401(k) Savings Plan
(Plan) under Section 401 and 501 of the Internal Revenue Code. Substantially all employees are eligible for the Plan. Yearly employer contributions to the Plan are discretionary. Employees may also elect to contribute to the Plan. For the years ended October 31, 1995 and 1996, and the period from November 1, 1996 to October 19, 1997, the Company contributed, $8,245, $27,422, and $27,064, respectively to the Plan and $19,780 and $19,779 for the nine months ended July 31, 1996 and 1997.

(9) COMMITMENTS

  Litigation, contingent liabilities, and claims, all arising in the ordinary course of business, are not expected to involve any amounts that could be material to the Company's financial position or results of operations.

(10) SUBSEQUENT EVENT

  On October 17, 1997, the Company entered into a stock purchase agreement with United Rentals, Inc. (United). The transaction closed on October 20, 1997 and under the terms of the stock purchase agreement, United purchased all of the issued and outstanding common stock of the Company.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
J & J Rental Services, Inc.

  We have audited the balance sheets of the predecessor companies to J & J Rental Services, Inc. (see Note 1) as of December 31, 1996 and for J&J Rental Services, Inc. as of October 22, 1997 and the related statements of income, stockholders' equity and partners' capital and cash flows for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the predecessor companies to J & J Rental Services, Inc. at December 31, 1996, and for J&J Rental Services, Inc. as of October 22, 1997 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, the six months ended June 30, 1997 and for the period from July 1, 1997 to October 22, 1997 in conformity with generally accepted accounting principles.

                                                  /s/ Ernst & Young LLP

MetroPark, New Jersey
January 23, 1998

                          J & J RENTAL SERVICES, INC.

                                 BALANCE SHEETS
                                    (NOTE 1)

                                                       PREDECESSORS   COMPANY
                                                       ------------ -----------
                                                       DECEMBER 31, OCTOBER 22,
                                                           1996        1997
                                                       ------------ -----------
                       ASSETS
Cash.................................................   $  666,153  $ 1,431,287
Accounts receivable, net of allowance for doubtful
 accounts of $428,270, and $226,273 at 1996 and 1997,
 respectively........................................    1,502,119    1,470,608
Trade notes receivable, net of allowance for doubtful
 accounts of $93,337 at 1996.........................       37,081
Rental equipment, net................................    6,669,365    7,961,850
Property and equipment, net..........................      467,460      319,219
Investments in marketable equity securities..........       81,175
Due from Predecessor Stockholder.....................      120,000
Due from Related Party...............................                   354,388
Prepaid expenses and other assets....................      126,221        4,006
Intangible assets, net...............................                 3,270,614
                                                        ----------  -----------
      Total assets...................................   $9,669,574  $14,811,972
                                                        ==========  ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS'
                       CAPITAL
Liabilities:
  Accounts payable...................................   $  628,252  $   936,725
  Accrued expenses...................................      336,884      360,990
  Income tax payable.................................       24,814
  Deferred tax liability.............................      430,000
  Debt...............................................    5,766,651   14,078,932
  Due to Predecessor Stockholder.....................      336,498
                                                        ----------  -----------
      Total liabilities..............................    7,523,099   15,376,647
Commitments and contingencies
Stockholders' equity and partners' capital:
  Stockholder's equity--J & J Equipment, Inc.
    Common stock, $1.00 par value, 50,000 shares
     authorized, issued and outstanding..............       50,000
    Unrealized gain on marketable equity securities..        1,165
    Retained earnings................................      981,955
                                                        ----------
                                                         1,033,120
  Partners' capital--Tri-Star Rentals, Ltd...........    1,113,355
                                                        ----------
  Stockholders' equity--J & J Rental Services, Inc.
    Common stock, no par value, 1,000,000 shares au-
     thorized, 77,500 shares issued and outstanding..                     1,000
    Accumulated deficit..............................                  (565,675)
                                                                    -----------
Total stockholders' equity (deficit) and partners'
 capital.............................................    2,146,475     (564,675)
                                                        ----------  -----------
    Total liabilities and stockholders' equity and
     partners' capital...............................   $9,669,574  $14,811,972
                                                        ==========  ===========

                            See accompanying notes.

                          J & J RENTAL SERVICES, INC.

                              STATEMENTS OF INCOME
                                    (NOTE 1)

                                                                                   PREDECESSORS                     COMPANY
                                                                     ------------------------------------------ ---------------
                                                                                                                THE PERIOD FROM
                                                                     YEAR ENDED DECEMBER 31,   SIX MONTHS ENDED   JULY 1, TO
                                                                     ------------------------      JUNE 30,       OCTOBER 22,
                                                                        1995         1996            1997            1997
                                                                     -----------  -----------  ---------------- ---------------
Revenues:
  Equipment rentals.................................................  $7,573,784   $7,769,716     $3,823,790      $2,544,233
  Sales of equipment and parts......................................   1,810,400    1,243,297        573,450         129,963
                                                                     -----------  -----------     ----------      ----------
    Total revenues..................................................   9,384,184    9,013,013      4,397,240       2,674,196
Cost of revenues:
  Cost of revenues, excluding depreciation..........................   3,906,336    3,544,040      1,629,299       1,363,085
  Depreciation, equipment rentals...................................   2,048,619    2,389,929      1,171,685         359,672
  Cost of revenues of equipment and parts...........................     898,190      452,522        326,847          46,653
                                                                     -----------  -----------     ----------      ----------
    Total cost of revenues..........................................   6,853,145    6,386,491      3,127,831       1,769,410
                                                                     -----------  -----------     ----------      ----------
Gross profit........................................................   2,531,039    2,626,522      1,269,409         904,786
Selling, general and administrative expenses........................   1,840,973    1,521,562        713,488         786,907
Non-rental depreciation.............................................     125,004      123,971         78,643           7,629
                                                                     -----------  -----------     ----------      ----------
    Operating income................................................     565,062      980,989        477,278         110,250
Interest expense....................................................     411,731      478,341        180,769         378,231
Other (income), net.................................................     (45,103)     (27,523)       (11,418)        (26,306)
                                                                     -----------  -----------     ----------      ----------
    Income (loss) before provision for income taxes.................     198,434      530,171        307,927        (241,675)
Provision for income taxes..........................................      35,678       49,685         98,000             --
                                                                     -----------  -----------     ----------      ----------
    Net income (loss)............................................... $   162,756  $   480,486     $  209,927      $ (241,675)
--------------------------------------------------
                                                                     ===========  ===========     ==========      ==========


                            See accompanying notes.

                          J & J RENTAL SERVICES, INC.

            STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
                                    (NOTE 1)

                                           UNREALIZED
                                         (LOSS) GAIN ON
                           COMMON STOCK    MARKETABLE    RETAINED   PARTNERS'
                          SHARES AMOUNT    SECURITIES    EARNINGS    CAPITAL
                          ------ ------- -------------- ----------  ----------
Predecessors:
  Balance at January 1,
   1995.................. 50,000 $50,000    $(6,500)    $  796,096  $  927,272
  Net income.............                                   75,762      86,994
  Distributions paid to
   partners..............                                             (169,741)
  Unrealized gain on
   marketable
   securities............                     9,250
                          ------ -------    -------     ----------  ----------
  Balance at December 31,
   1995.................. 50,000  50,000      2,750        871,858     844,525
  Net income.............                                  110,097     370,389
  Distributions paid to
   partners..............                                             (101,559)
  Unrealized loss on
   marketable
   securities............                    (1,585)
                          ------ -------    -------     ----------  ----------
  Balance at December 31,
   1996.................. 50,000  50,000      1,165        981,955   1,113,355
  Net income (loss) from
   January 1, 1997 to
   June 30, 1997.........                                  311,262    (101,335)
  Distributions paid to
   partners..............                                              (50,500)
                          ------ -------    -------     ----------  ----------
  Balance at June 30,
   1997.................. 50,000 $50,000    $ 1,165     $1,293,217  $  961,520
                          ====== =======    =======     ==========  ==========
Company:
  Issuance of common
   stock................. 77,500 $ 1,000
  Net loss from July 1,
   1997 to October 22,
   1997..................                               $ (241,675)
  Basis adjustment.......                                 (324,000)
                          ------ -------    -------     ----------  ----------
  Balance at October 22,
   1997.................. 77,500 $ 1,000                $ (565,675)
                          ====== =======    =======     ==========  ==========


                            See accompanying notes.

                          J & J RENTAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                                    (NOTE 1)

                                                                                     PREDECESSORS                  COMPANY
                                                                          -------------------------------------  -----------
                                                                                                                 THE PERIOD
                                                                                                    SIX MONTHS   FROM JULY 1
                                                                          YEAR ENDED DECEMBER 31,      ENDED         TO
                                                                          ------------------------   JUNE 30,    OCTOBER 22,
                                                                             1995         1996         1997         1997
                                                                          -----------  -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)....................................................... $   162,756  $   480,486  $   209,927  $  (241,675)
 Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
 Depreciation and amortization...........................................   2,173,623    2,513,900    1,250,328      396,823
 Bad debt expense (recovery).............................................     128,092      (57,621)       7,214      226,273
 Gain on sale of rental equipment........................................    (396,704)    (369,379)    (210,390)     (43,878)
 Gain on sale of property and equipment..................................      (2,809)      (6,591)         --           --
 Deferred taxes..........................................................      23,000       12,000          --           --
 Changes in assets and liabilities:
  Increase in accounts receivable........................................     (64,895)     (10,430)    (512,942)  (1,696,881)
  (Increase) decrease in trade notes receivable..........................    (170,337)      39,859       37,081          --
  Increase in prepaid expenses and other assets..........................     (31,561)     (84,918)     (26,028)      (4,006)
  Increase (decrease) in accounts payable................................      46,476      (41,052)     372,230      936,725
  Increase in accrued expenses...........................................      53,632        1,919      123,765      360,990
  Increase in income tax payable.........................................       7,613       17,201       73,186          --
  Increase in Related Party receivable...................................                                           (354,388)
                                                                          -----------  -----------  -----------  -----------
   Cash provided by (used in) operating activities.......................   1,928,886    2,495,374    1,324,371     (420,017)
CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisition of property and equipment...................................    (270,369)    (195,823)    (614,414)    (548,346)
 Proceeds from sale of rental equipment..................................     930,860      755,122    1,227,501      232,148
 Proceeds from sale of property and equipment............................      24,634       74,585          --           --
 Purchase of other company, net of cash acquired.........................                                         (7,238,924)
 Unrealized gain/(loss) on marketable securities.........................       9,250       (1,585)         --           --
 Purchase of marketable securities.......................................      (9,250)     (28,425)         --           --
 Payments on loans to Predecessor Stockholder............................     (21,573)     (73,724)     (79,254)         --
 Proceeds received on Predecessor Stockholder loans......................      94,857          --         6,884          --
 Loan to Predecessor Stockholder.........................................    (120,000)         --           --           --
                                                                          -----------  -----------  -----------  -----------
   Cash provided by (used in) investing activities.......................     638,409      530,150      540,717   (7,555,122)
CASH FLOWS FROM FINANCING ACTIVITIES
 Borrowing under credit facilities.......................................     871,496      351,958          --    10,000,000
 Principal payments on debt..............................................  (3,117,926)  (3,171,213)  (1,920,472)    (593,574)
 Distributions paid......................................................    (169,741)    (101,559)     (50,500)         --
                                                                          -----------  -----------  -----------  -----------
   Cash provided by (used in) financing activities.......................  (2,416,171)  (2,920,814)  (1,970,972)   9,406,426
                                                                          -----------  -----------  -----------  -----------
Increase (decrease) in cash .............................................     151,124      104,710     (105,884)   1,431,287
Cash at beginning of year................................................     410,319      561,443      666,153          --
                                                                          -----------  -----------  -----------  -----------
   Cash at end of year................................................... $   561,443  $   666,153  $   560,269  $ 1,431,287
--------------------------------------------------
                                                                          ===========  ===========  ===========  ===========

                            See accompanying notes.

                          J & J RENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1995 AND 1996
                             AND OCTOBER 22, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  J & J Rental Services, Inc. (the "Company") was formed in May 1997, and pursuant to the terms of an Asset Purchase Agreement (the "Agreement"), on June 30, 1997 acquired all of the rental equipment and property and equipment from J & J Equipment, Inc. ("J & J"), and Tri-Star Rentals, Ltd. ("Tri-Star") (collectively, the "Predecessors") and assumed all operations of the Predecessors (the "Acquisition"). The purchase price of $10,700,000 consisted of cash of $7,200,000 and a promissory note payable for $3,500,000. The sole stockholder and partner of J & J and Tri-Star, respectively, (the "Predecessor Stockholder") has, on a fully-diluted basis, a 9% ownership interest in the outstanding common stock of the Company, and has continued in a management role as chief operating officer.

  The accompanying financial statements as of December 31, 1996 and for the years ended December 31, 1995 and 1996, and for the six month period ended June 30, 1997 present the accounts and results of operations of the Predecessors on a combined, historical cost basis. Although the financial statements of the Predecessors have been combined, the balance sheets and statements of income and cash flows do not represent those of a single legal entity. All significant intercompany accounts and transactions have been eliminated in combination.

  The financial statements as of October 22, 1997 and for the period from July 1 to October 22, 1997 present the accounts and results of operations of the Company since the Acquisition.

  The Acquisition has been accounted for as a purchase effective July 1, 1997 and, accordingly, at such date the Company recorded the assets acquired at their estimated fair values, adjusted for the impact of the Predecessor Stockholder's continuing residual interest as described below. The assets acquired have been reduced by $324,000 representing the Predecessor Stockholder's continuing residual interest in the Company with a corresponding charge against the Company's retained earnings.

  The adjusted purchase price and the preliminary allocation of the adjusted purchase price to the historical assets of the Company as of July 1, 1997 are as follows:

   Purchase price.................................................. $10,739,000
   Adjustment necessary to value Predecessor Stockholder's
    continuing residual interest at Predecessor's basis............     324,000
                                                                    -----------
   Adjusted purchase price......................................... $10,415,000
                                                                    ===========
   Allocation of adjusted purchase price:
     Net assets acquired, at fair values........................... $ 7,115,000
     Covenant not to compete.......................................      50,000
     Goodwill......................................................   3,250,000
                                                                    -----------
       Total adjusted purchase price allocation.................... $10,415,000
                                                                    ===========

 Business Activity

  The Company rents and sells light weight and heavy off-road construction equipment for use by construction and maintenance companies, and has ancillary sales of parts and supplies. The rentals are on a daily, weekly or monthly basis. The Company has two locations in Houston, Texas and its principal market area is the

                          J & J RENTAL SERVICES, INC.

state of Texas. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheets are presented on an unclassified basis.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over estimated useful lives of three to five years through June 30, 1997 and two to ten years subsequent to June 30, 1997 with no salvage value. Rental equipment costing less than $500 is immediately expensed at the date of purchase. Equipment rental revenue is recorded as earned under the operating method. Equipment rental revenue in the statements of operations includes revenues earned on equipment rentals, and related fuel sales and rental equipment delivery fees. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from rental equipment sales in the statements of operations. Ordinary maintenance and repair costs are charged to operations as incurred.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years.

  The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations. Ordinary maintenance and repair costs are charged to operations as incurred.

 Advertising Costs

  The Company advertises primarily through trade journals, phone directories and the distribution of promotional items. All advertising costs are expensed as incurred. Advertising expenses amounted to approximately $40,095 and $52,483 in the years ended December 31, 1995 and 1996, respectively, $1,297 in the six months ended June 30, 1997, and $9,433 from July 1 to October 22, 1997.

 Income Taxes

  J & J applied an asset and liability approach to accounting for income taxes. Deferred income tax assets and liabilities arise from differences between the tax basis of an asset or liability and its reported amount in the financial statements. Deferred tax balances are determined by using tax rates expected to be in effect when the taxes will actually be paid or refunds received. Under federal and state income tax law, Tri-Star, a partnership, is not a taxable entity and, therefore, incurs no income tax liability. Any profits and losses of Tri-Star flow through to the individual partners.

 Investments

  The Company's investments consist of marketable equity securities and are classified as available for sale. Any unrealized gains or losses are excluded from income and are presented as a component of stockholders' equity.

 Intangible assets

  Intangible assets are recorded at cost and consist of goodwill of $3,250,134 and covenant not to compete of $50,000. Goodwill is being amortized by the straight-line method over its estimated useful life of forty years. The covenant not to compete reflects an agreement made regarding confidentiality and restricting competitive activity and is being amortized by the straight-line method over the period of the agreement, which is 5 years. Amortization expense was $29,520 for the period from July 1 to October 22, 1997.

                          J & J RENTAL SERVICES, INC.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with a quality financial institution and, accordingly, management believes this mitigates the amount of credit risk. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consists of the following:

                                                        DECEMBER 31, OCTOBER 22,
                                                            1996        1997
                                                        ------------ -----------
   Rental equipment.................................... $12,520,482  $8,313,840
   Less accumulated depreciation.......................   5,851,117     351,990
                                                        -----------  ----------
   Rental equipment, net............................... $ 6,669,365  $7,961,850
                                                        ===========  ==========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31, OCTOBER 22,
                                                            1996        1997
                                                        ------------ -----------
   Transportation equipment............................   $763,402    $166,003
   Furniture, fixtures and office equipment............     92,082      59,760
   Shop equipment......................................     39,356
   Leasehold improvements..............................     38,386
   Construction in progress............................                101,085
                                                          --------    --------
                                                           933,226     326,848
   Less accumulated depreciation.......................    465,766       7,629
                                                          --------    --------
   Total...............................................   $467,460    $319,219
                                                          ========    ========

                          J & J RENTAL SERVICES, INC.

5. DEBT

  Debt consists of the following:

                                                       DECEMBER 31, OCTOBER 22,
                                                           1996        1997
                                                       ------------ -----------
CIT Group--Various notes dated from September 21,
 1995 through August 5, 1997, with annual interest
 rates ranging from 8% to 9.4% due in monthly
 payments ranging from $867 to $43,987. .............   $1,246,231   $637,956
The Associates--Note dated April 1, 1996, with annual
 interest of 8.8% due in monthly payments of
 $3,609. ............................................      110,450
Case Power & Equipment--Various notes dated from
 January 1, 1992 through December 30, 1996, with
 annual interest rates ranging from 5.5% to 7.9% due
 in monthly payments ranging from $408 to $7,747. ...      795,344
Sterling Bank--Various notes dated from January 26,
 1994 through December 20, 1996, with annual interest
 rates ranging from 8% to 11% due in monthly payments
 ranging from $582 to $2,084. .......................      306,708
KDC Financial--Various notes dated from June 14, 1993
 through December 31, 1996, with annual interest
 rates ranging from 4.5% to 9.5% due in monthly
 payments ranging from $840 to $4,691. ..............    1,443,971
John Deere Financial--Notes dated December 31, 1995
 and September 10, 1996, with annual interest rates
 of 7.9% and 6.9% due in monthly payments of $807 and
 $1,083. ............................................       69,247
Frost National Bank--Various notes dated from January
 25, 1995 through August 15, 1995, with annual
 interest rates ranging from 8.75% to 9.5% due in
 monthly principal payments ranging from $582 to
 $8,492. ............................................      101,771
Citicorp--Note dated June 15, 1993, with an annual
 interest rate of 5.9% due in monthly payments of
 $921. ..............................................        5,433
First Prosperity Bank--Various notes dated from
 September 8, 1994 through December 13, 1996, with
 annual interest ranging from 7.25% through 9.9% due
 in monthly payments ranging from $354 to $1,039. ...       55,139
CAT Financial--Notes dated June 2, 1995 and December
 31, 1994, with annual interest rates of 9.69% and
 9.5% due in monthly payments of $4,227 and
 $3,036. ............................................      152,293
CAT Financial--Notes dated October 11, 1996 and
 November 25, 1996, non-interest bearing, with
 monthly payments of $1,205 and $3,522. .............      161,102
Chase/Clark Credit--Various notes dated from March
 17, 1994 through September 28, 1994, with annual
 interest rates ranging from 9.75% to 12.765% due in
 monthly installments ranging from $194 to $1,430. ..       30,232
First Prosperity--Various notes dated from August 16,
 1993 through December 13, 1996, with annual interest
 rates ranging from 6.4% to 11% due in monthly
 installments ranging from $423 to $4,205............      171,518
Associates Commercial Credit Corp.--Various notes
 dated from May 16, 1994 through July 8, 1996, with
 annual interest rates ranging from 7.75% to 11.25%
 due in monthly installments ranging from $912 to
 $6,656..............................................      246,570

                          J & J RENTAL SERVICES, INC.

                                                       DECEMBER 31, OCTOBER 22,
                                                           1996        1997
                                                       ------------ -----------
Ingersoll-Rand Company--Various notes dated from June
 30, 1992 through September 8, 1996 with annual
 interest rates ranging from 7% to 9.5% due in
 monthly installments ranging from $301 to $7,794....      316,003
Wacker Corporation--Various notes dated from January
 7, 1994 through May 25, 1996, with annual interest
 rates ranging from 6.25% to 10.25% due in monthly
 installments ranging from $854 to $2,889............       99,666
AEL Leasing Co., Inc.--Various notes dated from April
 21, 1994 through May 20, 1996, with annual interest
 rates ranging from 8.72% to 12.93% due in monthly
 installments ranging from $371 to $4,883............      261,043
AEL Leasing Co., Inc.--Various non-interest bearing
 notes dated from April 21, 1994 through February 26,
 1996, due in 12 principal installments ranging from
 $8,022 to $18,249...................................       36,498
Shandee--Note dated August 31, 1995, with an annual
 interest rate of 11.25% due in monthly installments
 of $2,803...........................................       21,510
Sterling Bank--Note dated January 2, 1996, with an
 annual interest rate of 9.5% due in 24 principal
 installments of $4,118..............................       53,538
Miller Financing--Various notes dated from February
 15, 1996 through June 1, 1996, with annual interest
 rates ranging from 9.25 % to 10.25% due in monthly
 installments ranging from $375 to $2,922............       82,384
Toyota Motor Credit Corp.--Notes dated July 12 and
 August 28, 1997, with annual interest rates of 5.4%
 and 6.9%, respectively, due in monthly installments
 of $543 and $ 561, respectively.....................                    47,460
AEL Leasing Co., Inc.--Note dated October 10, 1997
 with annual interest of 9.33% due in monthly
 payments of $3,345..................................                   157,807
Case Credit--Various notes dated June 30, 1997 with
 an annual interest rate of 7.9% due in monthly
 installments ranging from $1,685 to $2,254..........                   290,260
Case Credit--Term note dated June 30, 1997, with
 interest due monthly at prime plus .75% (9.25% at
 September 30, 1997). Principal is due June 30, 2002.
 This note is secured by all of the Company's rental
 assets and property, plant and equipment, and is
 personally guaranteed by the majority owners of the
 Company.............................................                 7,445,449
J & J and Tri-Star--Promissory note dated June 30,
 1997 with an annual interest rate of 7.5%. Principal
 payments of $175,000 are due quarterly beginning
 October 1, 2000.....................................                 3,500,000
Equus II Incorporated--Senior subordinated note dated
 June 30, 1997, with interest to be paid monthly on
 the unpaid principal balance at a variable rate not
 to exceed 10% (10% at September 30, 1997). Principal
 is to be paid in four annual installments of
 $500,000 beginning June 30, 2001....................                 2,000,000
                                                        ----------  -----------
                                                        $5,766,651  $14,078,932
                                                        ==========  ===========

  Substantially all rental equipment collateralize the above notes.

                          J & J RENTAL SERVICES, INC.

  All debt at October 22, 1997, except for $200,000 of the J & J and Tri-Star note, were paid off by October 31, 1997 as a result of the acquisition discussed in Note 10.

6. INCOME TAXES

  The provision for income taxes relates to the operating results of J & J before July 1, 1997 and consists of the following:

                                                        YEAR ENDED    SIX MONTHS
                                                       DECEMBER 31,   ENDED JUNE
                                                      ---------------    30,
                                                       1995    1996      1997
                                                      ------- ------- ----------
Current:
  Federal............................................ $ 7,216 $32,054  $86,500
  State..............................................   5,462   5,631   11,500
                                                      ------- -------  -------
                                                       12,678  37,685   98,000
Deferred:
  Federal............................................  20,300  10,600      --
  State..............................................   2,700   1,400      --
                                                      ------- -------  -------
                                                       23,000  12,000      --
                                                      ------- -------  -------
    Total............................................ $35,678 $49,685  $98,000
                                                      ======= =======  =======

  Tri-Star is a pass-through entity and, therefore incurs no tax liability. Significant components of J & J's deferred tax liability at December 31, 1996 is as follows:

                                                                  DECEMBER 31,
                                                                      1996
                                                                  ------------
       Difference in basis of accounting......................... $221,000
       Cumulative tax depreciation in excess of book.............  209,000
                                                                  --------
       Deferred tax liability                                     $430,000
                                                                  ========

  Effective July 1, 1997, the Company and its shareholders have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal tax purposes. Under those provisions the Company does not pay federal income taxes; instead, the shareholders are liable for individual income taxes on the Company's profit. Therefore, no provision for federal income taxes is included in the Company's financial statements for the period from July 1 to October 22, 1997.

7. SUPPLEMENTAL CASH FLOW INFORMATION

  For the years ended December 31, 1995 and 1996; the six months ended June 30, 1997; and the period from July 1 to October 22, 1997, total interest paid was $411,731 and $478,341; $180,769; and $259,705, respectively.

  For the years ended December 31, 1995 and 1996; the six months ended June 30, 1997; and the period from July 1 to October 22, 1997, total income taxes paid was $ -- and $ --; $24,814; and $ --, respectively.

  During the years ended December 31, 1995 and 1996, and the six months ended June 30, 1997, and for the period from July 1 to October 22, 1997 the Company purchased $3,738,807, and $3,160,914; $1,172,917; and $1,172,506,
respectively, of equipment which was financed.

                          J & J RENTAL SERVICES, INC.

8. EMPLOYEE BENEFIT PLAN

  The Predecessor sponsored a defined contribution 401(k) retirement plan, which was implemented during 1995 and covers substantially all full time employees. The Predecessor matched a portion of the participants' contributions. Predecessor contributions to the plan were $9,272, $6,395, $--, and $ -- for the years ended December 31, 1995, and 1996, for the six month period ended June 30, 1997 and for the period from July 1 to October 22, 1997, respectively.

9. RELATED PARTY TRANSACTIONS

  On November 27, 1995, Tri-Star loaned $120,000 to the Predecessor Stockholder. This non-interest bearing note is unsecured, and is due on demand. The outstanding balance on this note receivable at December 31, 1996 was $120,000.

  On November 30, 1995, Tri-Star issued a $100,000 note payable to the Predecessor Stockholder, which bears interest at 11.4% per annum, requires monthly principal and interest payments of $6,097, and is unsecured. The outstanding balance on this note at December 31, 1996 was $79,254.

  J & J has a note payable outstanding to the Predecessor Stockholder, which required interest to be paid quarterly at 6.5% per annum, and is due on January 1, 1998. The outstanding balance on this note payable at December 31, 1996 was $257,244.

  During the period from July 1 to October 22, 1997 the Company made payments of $354,388 on behalf of another Company owned by the Company's Stockholder.

  The Company leases its operating facilities from the Predecessor Stockholder, and paid monthly rent of $8,600 through June 30, 1997. These leases are month-to-month and can be canceled by either party.

10. SUBSEQUENT EVENT

  On October 23, 1997, the Company entered into a stock purchase agreement with United Rentals, Inc. ("United"). Under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Coran Enterprises, Inc.
and
Monterey Bay Equipment Rental, Inc.

  We have audited the accompanying combined statements of earnings, stockholders' equity, and cash flows of Coran Enterprises, Inc., dba A-1 Rents, and Monterey Bay Equipment Rental, Inc. for the years ended
December 31, 1995 and 1996. We have also audited the combined statements of earnings, stockholders' equity, and cash flows for the period from January 1, 1997 through October 24, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined results of operations and combined cash flows of Coran Enterprises, Inc. dba A-1 Rents, and Monterey Bay Equipment Rental, Inc. for the years ended December 31, 1995 and 1996, and also for the period from January 1, 1997 through October 24, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Grant Thornton LLP

San Jose, California
January 21, 1998

                            CORAN ENTERPRISES, INC.
                               DBA A-1 RENTS AND
                      MONTEREY BAY EQUIPMENT RENTAL, INC.

                        COMBINED STATEMENTS OF EARNINGS

                                                                    PERIOD FROM
                                                                    JANUARY 1,
                                                                       1997
                                            YEAR ENDED DECEMBER 31,   THROUGH
                                            ----------------------- OCTOBER 24,
                                               1995        1996        1997
                                            ----------- ----------- -----------
Revenues:
  Equipment rentals........................ $ 6,962,130 $ 7,679,713 $6,743,497
  Sales of parts, supplies and rental
   equipment...............................     565,586     738,330    974,713
                                            ----------- ----------- ----------
    Total revenues.........................   7,527,716   8,418,043  7,718,210
Costs:
  Cost of equipment rentals................   3,835,982   4,254,243  3,764,346
  Rental equipment depreciation............     611,577   1,304,847  1,328,193
  Cost of sales of supplies................     200,746     257,500    204,248
  Other....................................      49,523     115,758     53,590
                                            ----------- ----------- ----------
    Total costs............................   4,697,828   5,932,348  5,350,377
                                            ----------- ----------- ----------
    Gross margin...........................   2,829,888   2,485,695  2,367,833
Selling, general and administrative........   1,786,650   2,062,246  1,768,439
Non-rental depreciation....................      28,435      17,202     15,370
                                            ----------- ----------- ----------
    Operating Income.......................   1,014,803     406,247    584,024
Interest expense...........................      21,120      96,464    170,183
                                            ----------- ----------- ----------
    Earnings before income taxes...........     993,683     309,783    413,841
Provision for income taxes.................      12,275       8,221    276,383
                                            ----------- ----------- ----------
  Net earnings............................. $   981,408 $   301,562 $  137,458
                                            =========== =========== ==========



        The accompanying notes are an integral part of these statements.

                            CORAN ENTERPRISES, INC.
                               DBA A-1 RENTS AND
                      MONTEREY BAY EQUIPMENT RENTAL, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                         SHARES ISSUED
                         -------------
                          CEI   MBERI
                         ------ ------            ADDITIONAL
                         $1 PAR NO PAR   COMMON    PAID-IN    RETAINED
                         VALUE  VALUE    STOCK     CAPITAL    EARNINGS     TOTAL
                         ------ ------  --------  ---------- ----------  ----------
Balance at January 1,
 1995................... 75,000 10,000  $275,000   $37,920   $1,691,541  $2,004,461
  Net earnings..........    --     --        --        --       981,408     981,408
                         ------ ------  --------   -------   ----------  ----------
Balance at December 31,
 1995................... 75,000 10,000   275,000    37,920    2,672,949   2,985,869
  Net earnings..........    --     --        --        --       301,562     301,562
  Dividends paid to
   stockholders.........    --     --        --        --      (750,000)   (750,000)
                         ------ ------  --------   -------   ----------  ----------
Balance at December 31,
 1996................... 75,000 10,000   275,000    37,920    2,224,511   2,537,431
  Net earnings January
   1, 1997 through Octo-
   ber 24, 1997.........    --     --        --        --       137,458     137,458
  Dividends paid to
   stockholders.........    --     --        --        --      (781,852)   (781,852)
  Stock redemption......    --  (2,500)  (50,000)      --      (200,000)   (250,000)
                         ------ ------  --------   -------   ----------  ----------
Balance at October 24,
 1997................... 75,000  7,500  $225,000   $37,920   $1,380,117  $1,643,037
                         ====== ======  ========   =======   ==========  ==========


         The accompanying notes are an integral part of this statement.

                            CORAN ENTERPRISES, INC.
             DBA A-1 RENTS AND MONTEREY BAY EQUIPMENT RENTAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                      PERIOD
                                                                    JANUARY 1,
                                                 YEAR ENDED            1997
                                                DECEMBER 31,          THROUGH
                                            ----------------------  OCTOBER 24,
                                              1995        1996         1997
                                            ---------  -----------  -----------
Cash flows from operating activities:
  Net earnings............................  $ 981,408  $   301,562  $   137,458
  Adjustments to reconcile net earnings to
   net cash provided by operating activi-
   ties:
    Depreciation and amortization.........    640,012    1,322,049    1,343,563
    Gain on sale of equipment.............    (85,747)    (163,753)    (446,621)
    Change in assets and liabilities:
      Accounts receivable.................   (210,091)      60,246      (61,976)
      Other assets........................      5,220       (3,108)      59,276
      Accounts payable and accrued liabil-
       ities..............................     36,638       32,355      625,287
                                            ---------  -----------  -----------
        Net cash provided by operating ac-
         tivities.........................  1,367,440    1,549,351    1,656,987
Cash flows from investing activities:
  Purchases of rental equipment...........   (633,519)  (4,017,946)    (315,346)
  Proceeds from sale of equipment.........    110,273      205,639      492,977
                                            ---------  -----------  -----------
        Net cash provided by (used in) in-
         vesting activities...............   (523,246)  (3,812,307)     177,631
Cash flows from financing activities:
  Change in bank overdraft................    (15,760)         --           --
  Borrowings on equipment loans...........    244,235    1,096,820          --
  Payments on equipment loans.............    (46,853)    (158,893)     (42,649)
  Payment of dividends....................        --     (750,000)     (781,853)
  Stock redemption........................        --           --      (250,000)
  Borrowings on notes payable--stockhold-
   ers....................................        --     1,249,988          --
  Payments on notes payable--stockhold-
   ers....................................    (95,888)         --      (538,156)
                                            ---------  -----------  -----------
        Net cash provided by (used in) fi-
         nancing activities...............     85,734    1,437,915   (1,612,658)
                                            ---------  -----------  -----------
        NET INCREASE (DECREASE) IN CASH
         AND CASH EQUIVALENTS.............    929,928     (825,041)     221,960
Cash and cash equivalents--beginning of
 period...................................     35,259      965,187      140,146
                                            ---------  -----------  -----------
Cash and cash equivalents--end of period..  $ 965,187  $   140,146  $   362,106
                                            =========  ===========  ===========
Supplementary disclosures of cash flow in-
 formation:
  Cash paid during the period for:
    Interest..............................  $  21,120  $    95,958  $   151,792
                                            =========  ===========  ===========
    Income taxes..........................  $   1,600  $    23,047  $       800
                                            =========  ===========  ===========

        The accompanying notes are an integral part of these statements.

                            CORAN ENTERPRISES, INC.
             DBA A-1 RENTS ANDMONTEREY BAY EQUIPMENT RENTAL, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
         AND THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 24, 1997

NOTE A--SUMMARY OF ACCOUNTING POLICIES

 1. Nature of Business and Basis of Presentation

  The combined financial statements include the accounts of Coran Enterprises, Inc. and Monterey Bay Equipment Rental, Inc. (collectively the "Company"). Coran Enterprises, Inc. ("CEI") and Monterey Bay Equipment Rental, Inc. ("MBERI") are combined due to common ownership and operations which are complimentary. All significant intercompany balances and transactions have been eliminated in combination.

  The Company leases equipment for home and contractors' use under short-term rental agreements principally in the Northern California area.

 2. Property and Equipment

  The Company provides for depreciation in amounts sufficient to relate the costs of depreciable assets to operations over their estimated service lives using the double-declining balance method. Leasehold improvements are amortized on a straight-line basis over the lives of the improvements or the term of the lease, whichever is shorter. Maintenance and repairs costs are expensed as incurred. Supplies and replacement parts are expensed when purchased.

 3. Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 4. Use of estimates

  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B--RELATED PARTY TRANSACTIONS

  The Company leases facilities from its stockholders on a month-to-month basis. Total rent expense on the facilities was $662,880 and $667,638 for the years ended December 31, 1995 and 1996. Total rent expense for the period from January 1, 1997 through October 24, 1997 was $545,702.

  The Company incurred interest expense of $17,755 and $27,627, respectively, for the years ended December 31, 1995 and 1996, related to notes payable to stockholders. For the period from January 1, 1997 through October 24, 1997 the interest expense related to the stockholder notes was $80,693.

NOTE C--INCOME TAXES

  The stockholders of the Company have elected "S" Corporation status for income tax purposes. Therefore, income or loss for federal and California state income tax purposes is reported on the shareholders' individual income tax returns. Although the "S" Corporation tax treatment is recognized by the State of California, the net corporate income is subject to a 1.5% corporate surtax. (See Note E)

                            CORAN ENTERPRISES, INC.
                               DBA A-1 RENTS AND
                      MONTEREY BAY EQUIPMENT RENTAL, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
         AND THE PERIOD FROM JANUARY 1, 1997 THROUGH OCTOBER 24, 1997

NOTE D -- EQUIPMENT LOANS

  Equipment loans consist of notes payable, collateralized by equipment, due in monthly installments ranging from $1,095 to $5,375 with interest rates from 5.75% to 8.75%. These loans were paid in full as of October 31, 1997. Interest expense on the equipment loans aggregated $3,365 and $68,837, respectively, for the years ended December 31, 1995 and 1996. Interest expense on the equipment loans was $89,455 for the period January 1, 1997 through October 24, 1997.

NOTE E--CHANGE IN OWNERSHIP

  Effective October 24, 1997, the stockholders of CEI and MBERI sold 100% of the outstanding shares of each company to United Rentals, Inc. The Company provided $270,000 for state income taxes resulting from the stock sale.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Bronco Hi-Lift, Inc.

  We have audited the balance sheets of Bronco Hi-Lift, Inc. as of December 31, 1996 and October 24, 1997 and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 1995 and 1996, and the period from January 1, 1997 to October 24, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bronco Hi-Lift, Inc. at December 31, 1996 and October 24, 1997, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, and the period from January 1, 1997 to October 24, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
January 19, 1998

                              BRONCO HI-LIFT, INC.

                                 BALANCE SHEETS

                                                        DECEMBER 31,  OCTOBER
                                                            1996      24, 1997
                                                        ------------ ----------
                        ASSETS
Cash...................................................  $  305,506  $  180,745
Accounts receivable, net...............................     826,849     998,467
Unbilled receivables...................................      40,722     283,865
Inventory..............................................      67,825     273,119
Rental equipment, net..................................   1,972,910   2,725,464
Property and equipment, net............................     234,914     423,918
Due from related party.................................         --          --
Prepaid expenses and other assets......................      13,530      44,273
                                                         ----------  ----------
    Total assets.......................................  $3,462,256  $4,929,851
                                                         ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable, accrued expenses and other
   liabilities.........................................  $   90,584  $  277,651
  Debt.................................................   3,051,711   3,473,516
                                                         ----------  ----------
    Total liabilities..................................   3,142,295   3,751,167
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 par value and $1.00 stated value,
   100,000 shares authorized, 10,000 issued and
   outstanding at December 31, 1996, and October 24,
   1997................................................      10,000      10,000
  Additional paid-in capital...........................     598,000     598,000
  Notes receivable from stockholders...................    (300,000)        --
  Retained earnings....................................      11,961     570,684
                                                         ----------  ----------
    Total stockholders' equity.........................     319,961   1,178,684
                                                         ----------  ----------
    Total liabilities and stockholders' equity.........  $3,462,256  $4,929,851
                                                         ==========  ==========


                            See accompanying notes.

                              BRONCO HI-LIFT, INC.

                              STATEMENTS OF INCOME

                                                                      PERIOD
                                                                       FROM
                                                                    JANUARY 1,
                                          YEAR ENDED DECEMBER 31     1997 TO
                                          ------------------------   OCTOBER
                                             1995         1996       24, 1997
                                          -----------  -----------  ----------
Revenues:
  Equipment rentals...................... $ 3,427,596  $ 4,313,855  $4,330,000
  New equipment sales....................     266,308      611,033     533,370
  Sales of parts, supplies and rental
   equipment.............................     155,331      410,957     375,451
  Other..................................     147,214      194,469     182,355
                                          -----------  -----------  ----------
    Total revenues.......................   3,996,449    5,530,314   5,421,176
Cost of revenues:
  Cost of equipment rentals, excluding
   depreciation..........................     335,028      699,455     374,845
  Depreciation, equipment rentals........     637,766      736,525     660,598
  Cost of new equipment sales............     206,268      479,920     412,592
  Cost of sales of parts, supplies and
   equipment.............................     107,989      293,987     148,464
  Other..................................      32,418      119,315     112,107
                                          -----------  -----------  ----------
    Total cost of revenues...............   1,319,469    2,329,202   1,708,606
                                          -----------  -----------  ----------
Gross profit.............................   2,676,980    3,201,112   3,712,570
Selling, general and administrative
 expenses................................   2,540,699    2,359,326   2,353,924
Non-rental depreciation..................      84,463       99,669      85,707
                                          -----------  -----------  ----------
    Operating income.....................      51,818      742,117   1,272,939
Interest expense.........................     171,305      334,035     229,154
Other (income), net......................     (26,575)     (46,175)    (29,938)
                                          -----------  -----------  ----------
    Net income (loss).................... $   (92,912) $   454,257  $1,073,723
                                          ===========  ===========  ==========


                            See accompanying notes.

                              BRONCO HI-LIFT, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                           COMMON STOCK                NOTES RECEIVABLE  RETAINED
                         -----------------   PAID-IN         FROM        EARNINGS
                         SHARES    AMOUNT    CAPITAL     STOCKHOLDERS    (DEFICIT)
                         -------  --------  ---------  ---------------- -----------
Balance at January 1,
 1995...................  20,000  $ 20,000  $ 345,020     $     --      $   693,596
  Purchase and
   retirement of common
   stock................ (12,000)  (12,000)  (345,020)                   (1,042,980)
  Issuance of common
   stock................   2,000     2,000    598,000      (500,000)
  Net loss..............                                                    (92,912)
                         -------  --------  ---------     ---------     -----------
Balance at December 31,
 1995...................  10,000    10,000    598,000      (500,000)       (442,296)
  Payment on notes
   receivable from
   stockholders.........                                    200,000
  Net income............                                                    454,257
                         -------  --------  ---------     ---------     -----------
Balance at December 31,
 1996...................  10,000    10,000    598,000      (300,000)         11,961
  Payments on notes
   receivable from
   stockholders.........                                    300,000
  Net income............                                                  1,073,723
  Dividends paid........                                                   (515,000)
                         -------  --------  ---------     ---------     -----------
Balance at October 24,
 1997...................  10,000  $ 10,000  $ 598,000     $     --      $   570,684
                         =======  ========  =========     =========     ===========


                            See accompanying notes.

                              BRONCO HI-LIFT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                   PERIOD FROM
                                                                   JANUARY 1,
                                         YEAR ENDED DECEMBER 31      1997 TO
                                         ------------------------  OCTOBER 24,
                                            1995         1996         1997
                                         ----------- ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..................... $  (92,912) $    454,257  $ 1,073,723
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation........................    722,229       836,194      746,305
    Gain on equipment sales.............   (317,871)     (302,777)    (355,159)
    Interest expense not requiring
     cash...............................                   17,500
    Changes in assets and liabilities:
      Increase in accounts receivable...   (132,976)     (235,655)    (171,618)
      Decrease (increase) in unbilled
       receivables......................      5,646        27,632     (243,143)
      (Increase) decrease in inventory..   (102,542)       89,645     (205,294)
      Decrease (increase) in prepaid
       expenses and other assets........     30,774        20,171      (30,743)
      (Decrease) increase in accounts
       payable, accrued expenses and
       other liabilities................    (60,113)      (14,377)     187,067
                                         ----------  ------------  -----------
        Total adjustments...............    145,147       438,333      (72,585)
                                         ----------  ------------  -----------
        Cash provided by operating
         activities.....................     52,235       892,590    1,001,138
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of rental equipment..........    (92,727)   (1,368,253)  (1,631,309)
  Proceeds from sale of rental
   equipment............................    350,739       745,687      573,316
  Purchases of property and equipment,
   net..................................   (101,985)      (90,932)    (304,711)
                                         ----------  ------------  -----------
        Cash provided by (used in)
         investing activities...........    156,027      (713,498)  (1,362,704)
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash dividends paid...................                              (485,000)
  Issuance of stock.....................    100,000
  Re-payments on notes due from
   stockholders.........................                  200,000      300,000
  Principal payments on debt............   (742,891)     (802,358)    (278,195)
  Principal payments on capital lease
   obligations..........................    (32,711)
  Advances to related party.............   (412,113)
  Borrowings under credit facility......    900,000       500,000      700,000
                                         ----------  ------------  -----------
        Cash provided by (used) in
         financing activities...........   (187,715)     (102,358)     236,805
                                         ----------  ------------  -----------
  Increase (decrease) in cash...........     20,547        76,734     (124,761)
        Cash balance at beginning
         period.........................    208,225       228,772      305,506
                                         ----------  ------------  -----------
        Cash balance at end of period... $  228,772  $    305,506  $   180,745
                                         ==========  ============  ===========

                            See accompanying notes.

                             BRONCO HI-LIFT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1995 AND 1996 AND OCTOBER 24, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business Activity

  Bronco Hi-Lift, Inc. (the "Company") rents, sells and repairs aerial lift equipment for use by construction companies and maintenance and media crews. The rentals are on a daily, weekly or monthly basis. The Company is located in Denver, Colorado and its principal market area is the state of Colorado. The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, consistent with industry practice, the balance sheets are presented on an unclassified basis.

 Inventory

  Inventories consists primarily of general replacement parts and fuel for the equipment and are stated at the lower of cost, determined under the first-in, first-out method, or market.

 Rental Equipment

  Rental equipment is recorded at cost. Depreciation for rental equipment is computed using the straight-line method over an estimated five-year useful life with no salvage value.

  Ordinary maintenance and repair costs are charged to operations as incurred. Proceeds from the disposal and the related net book value of the equipment are recognized in the period of disposal and reported as revenue from sales of equipment and cost of sales of equipment, respectively, in the statements of operations.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line method over estimated useful lives of 5 to 10 years.

  Ordinary maintenance and repair costs are charged to operations as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is included in operations.

 Rental Revenue

  Rental revenue is recorded as earned under the operating method.

 Advertising Costs

  The Company advertises primarily through trade journals, trade associations and phone directories. All advertising costs are expensed as incurred. Advertising expenses amounted to approximately $74,400 and $43,000 in the years ended December 31, 1995 and 1996, respectively, and $49,500 in the period from January 1, 1997 to October 24, 1997.

 Income Taxes

  The Company has elected, by unanimous consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue Code for both federal and state purposes. Under those provisions the Company does not pay federal or state income taxes; instead, the shareholders are liable for individual income taxes on the Company's profits. Therefore, no provision for federal or state income taxes is included in the accompanying financial statements.

                             BRONCO HI-LIFT, INC.

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK

  The Company maintains cash balances with a quality financial institution and, accordingly, management believes this mitigates the amount of credit risk. Concentrations of credit risk with respect to customer receivables are limited due to the large number of customers comprising the Company's customer base and its credit policy.

3. RENTAL EQUIPMENT

  Rental equipment and related accumulated depreciation consisted of the following:

                                                                      OCTOBER
                                                        DECEMBER 31,    24,
                                                            1996        1997
                                                        ------------ ----------
   Rental equipment....................................  $5,176,658  $5,943,569
   Less accumulated depreciation.......................   3,203,748   3,218,105
                                                         ----------  ----------
   Rental equipment, net...............................  $1,972,910  $2,725,464
                                                         ==========  ==========

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                        DECEMBER 31, OCTOBER 24,
                                                            1996        1997
                                                        ------------ -----------
   Furniture and fixtures..............................   $ 59,572    $172,839
   Transportation equipment............................    520,356     664,543
   Shop equipment......................................     37,591      37,591
                                                          --------    --------
                                                           617,519     874,973
   Less accumulated depreciation.......................    382,605     451,055
                                                          --------    --------
     Total.............................................   $234,914    $423,918
                                                          ========    ========

                             BRONCO HI-LIFT, INC.

5. DEBT

  Debt consists of the following:

                                                                      OCTOBER
                                                         DECEMBER 31    24,
                                                            1996        1997
                                                         ----------- ----------
   Citicorp Dealer Finance Agreement.................... $1,585,000  $2,135,000
   GMAC note dated October 27, 1994 paid in full in
    August 1997.........................................     17,564          --
   Kenworth/Trial-EZE dated July 11, 1994 paid in full
    in September 1997...................................     49,147          --
   Notes payable to a former shareholder for $900,000
    and $500,000 at an annual interest rate of 9%. The
    $900,000 note requires monthly interest payments
    through January 31, 1998 at which time the note is
    due in full. The $500,000 note requires monthly
    interest payments through January 31, 1997.
    Beginning February 1, 1997, the note is payable in
    60 monthly installments of principal and interest of
    $10,379 through December 31, 2001. The above
    $500,000 note is subordinated to the Citicorp Dealer
    Finance Agreement...................................  1,400,000   1,338,516
                                                         ----------  ----------
                                                         $3,051,711  $3,473,516
                                                         ==========  ==========

  Substantially all of the Company's assets collateralize the debt outstanding under the Financing Agreement. All debt at October 24, 1997 was paid off in connection with the acquisition discussed in Note 10.

6. OPERATING LEASES

  During 1994, the Company leased 7,000 square feet of office and shop space on a twelve month lease, renewable annually. For the period from January 1, 1995 to April 30, 1995, the Company leased approximately 7,000 square feet of office and shop space under a new month to month lease. Effective May 1, 1995, the Company moved to a new location and entered into a lease agreement with a related party, Coyote Investments, LLC ("Coyote") (see Note 9). The facility consists of 17,000 square feet of office and shop area located on 1.8 acres. The 15 year lease expires April 30, 2010. The Company is responsible for all operating expenses of the facility including property taxes, assessments, insurance, repairs and maintenance.

  Rent expense under these leases totaled $52,000 and $78,000 for the years ended December 31, 1995 and 1996 and $65,000 for the period from January 1, 1997 to October 24, 1997. Under the lease agreement with Coyote, rent is payable in monthly installments of $6,500 for the first two years of the lease. Thereafter the rent shall be increased annually to reflect the then current fair market rent for the premises, provided that each annual increase shall not exceed 10% of the previous year's rental rate. Future minimum rent commitments are $78,000 each for years ended December 31, 1998 to December 31, 2009 and $26,000 for January 1, 2010 to April 30, 2010, provided there is no increase in fair market rent for the premises.

7. COMMITMENTS

  The Company has employment agreements, which expire in 1998, with three officers which grant certain severance pay rights to these officers provided that certain conditions of employment are met. Under terms of the employment agreements, the officers received approximately $253,000, $703,000, and $521,000 for the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to October 24, 1997, respectively. Additional compensation to be paid to the officers, until the agreements expire, amounts to approximately $100,000 for the two months ended December 31, 1997 and $270,000 during 1998.

  The Company guarantees Coyote's debt on the building leased by the Company (see Note 9).

                             BRONCO HI-LIFT, INC.

8. SUPPLEMENTAL CASH FLOW INFORMATION

  For the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to October 24, 1997, total interest paid was $171,305, $335,686 and $224,016, respectively.

  During 1995, the Company purchased $726,355, of equipment which was financed. There were no purchases in 1996 or for the period from January 1, 1997 to October 24, 1997.

  On December 20, 1995, the Company purchased and retired 12,000 shares of its stock for two notes totaling $1,400,000. On December 21, 1995, the Company issued 2,000 shares of its stock to two officers of the Company in exchange for $100,000 cash and $500,000 of notes receivable from these officers. During 1996, the officers repaid $200,000 in accordance with the note agreements. In October of 1997, the notes were repaid in full.

  During 1997, the Company paid dividends of $515,000, of which $30,000 represented a non-cash transfer of a fixed asset.

9. RELATED PARTY TRANSACTIONS

  Coyote is owned by the shareholders of the Company. The Company leases its office and shop facility from Coyote (see Note 6). All stockholders and the Company have guaranteed Coyote's debt on the facility. The amount of debt principal on the facility was $555,080 at December 31, 1996 and $540,200 at October 24, 1997.

  Advances to Coyote were $412,113 at December 31, 1995. Coyote paid $3,434 of interest to the Company during 1996. As part of the Citicorp Amendment No. 1 Refinancing Agreement, the Company owed Coyote $152,187, which it paid with interest of $7,990 during August 1996. These obligations were fulfilled with a non-cash transaction in connection with the above mentioned amended agreement.

  On December 21, 1995 the Company issued 2,000 shares to two officers of the Company in exchange for $100,000 cash and two notes for $250,000 each. The notes bear interest at 9% per annum and are payable bi-annually. Principal on each note is payable $100,000 in 1996, $100,000 in 1997 and $50,000 in 1998.
Interest paid to the Company during 1996 by these stockholders was $42,400. In October of 1997, the notes were repaid in full.

10. SUBSEQUENT EVENT

  On October 24, 1997, the Company entered into a stock purchase agreement with United Rentals, Inc. ("United"). Under the terms of the stock purchase agreement, United purchased all of the issued and outstanding capital stock of the Company.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    1
Cautionary Notice Regarding Forward-Looking Statements....................    1
Prospectus Summary........................................................    2
Risk Factors..............................................................   15
Use of Proceeds...........................................................   24
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.   24
Price Range of Common Stock...............................................   25
Dividend Policy...........................................................   25
Accounting Treatment......................................................   25
Selected Historical and Pro Forma Consolidated Financial Information......   26
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   28
Business..................................................................   36
Certain Information Concerning Pending Merger.............................   46
Management................................................................   49
Certain Transactions......................................................   56
Principal Stockholders....................................................   57
United Rentals Trust I....................................................   59
Description of the Preferred Securities...................................   60
Description of the Guarantee..............................................   81
Description of the Debentures.............................................   84
Relationship Among the Preferred Securities, the Debentures and the
 Guarantee................................................................   95
Description of Capital Stock..............................................   97
Certain Charter and By-law Provisions.....................................   99
Certain Federal Income Tax Consequences...................................  102
ERISA Considerations......................................................  109
Selling Holders...........................................................  110
Plan of Distribution......................................................  110
Experts...................................................................  111
Index to Financial Statements.............................................  F-1
Annex A--Selling Securityholders Questionnaire............................  A-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        6,000,000 PREFERRED SECURITIES

                            UNITED RENTALS TRUST I

                         6 1/2% CONVERTIBLE QUARTERLY
                          INCOME PREFERRED SECURITIES
                             ("CONVERTIBLE QUIPS")
              (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)

                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,

                             UNITED RENTALS, INC.

                              ------------------

                              LOGO UNITED RENTALS

                              ------------------

                              ------------------
                                  PROSPECTUS
                              ------------------

                                 [     ], 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


      SEC Registration Fee............................................. $88,500
      Printing and engraving expenses..................................
      Legal fees and expenses..........................................
      Accounting fees and expenses.....................................
      Transfer agent and trustee fees..................................
      Miscellaneous....................................................
                                                                        -------
          Total........................................................ $
                                                                        =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Certificate of Incorporation (the "Certificate") of the company provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

  The Registrant, as a Delaware corporation, is empowered by Section 145 of the Delaware Law, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company has entered into indemnification agreements with each of its directors and officers. In general, these agreements require the Company to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Company or guaranteed any obligations of the Company, provided that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Company due to willful misconduct in the performance of his duties to the Company (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

  Pursuant to Section 145 of the Delaware Law, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such. The Registrant has entered into indemnification agreements with certain members of its management in the form filed as an exhibit to this registration statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Set forth below is a listing of all sales by the Company of unregistered securities since the Company was incorporated on August 14, 1997. All such sales were exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act (and, in the case of the private placement described in paragraph 3 below, Regulation D thereunder), as they were transactions not involving a public offering. The Company believes that each of the issuances made pursuant to Section 4(2) was made to a sophisticated investor, who had the financial resources to bear the risk of the investment and who had the means and opportunity to obtain information concerning the Company. The consideration paid to the Company in respect of each issuance was cash, unless otherwise indicated. All sales described below were made by the Company without the assistance of any underwriters.

    1. In September, October, November and December 1997, the Company issued an aggregate of 12,910,714 shares of Common Stock and 6,342,858 warrants to certain officers of the Company (including, in certain cases, one or more entities controlled by the officer) for an aggregate amount of $46.01 million (not including 240,000 shares that were issued in the private placement described in paragraph 3 below to a person who subsequently became a director). See "Management--Capital Contributions by Officers and Directors" in the prospectus which is part of this Registration Statement.

    2. In October 1997, the Company sold an aggregate of 118,572 shares of Common Stock to five employees of the Company and one consultant at a price of $3.50 per share.

    3. In September 1997, the Company in a private placement sold an aggregate of 2,496,121 shares of Common Stock, at a price of $3.50 per share, to 51 accredited investors. Such sale was made in accordance with Regulation D promulgated under the Act.

    4. In October 1997, the Company issued 318,712 shares of Common Stock as part of the consideration for an acquisition. Pursuant to an adjustment provided for in the acquisition agreement, 137,600 of such shares were cancelled.

    5. In October 1997, the Company issued, in connection with certain acquisitions, a convertible note in the principal amount of $300,000 and a convertible note in the principal of $200,000.

    6. Options with respect to 931,333 shares of Common Stock were granted to employees of the Company. Such options have exercise prices ranging from $10.00 per share to $30.00 per share and a weighted average exercise price of $13.06 per share.

    7. In November 1997, the Company issued (i) 5,000 shares of Common Stock as compensation for certain recruiting services and (ii) a warrant to purchase 1,200 shares of Common Stock (at a $10.00 per share exercise price) as compensation for certain consulting services.

  The table below shows for the period from January 1, 1998, through September 16, 1998 (i) the unregistered shares of Common Stock issued by the Company and
(ii) unregistered warrants to purchase shares of Common Stock issued by the
Company:

                                                           # WARRANTS ISSUED
                                                       -------------------------
                                                       SHARES OF
                                                         COMMON
                                          # SHARES OF    STOCK       AVERAGE
                                             COMMON    UNDERLYING EXERCISE PRICE
      MONTH                               STOCK ISSUED  WARRANT     PER SHARE
      -----                               ------------ ---------- --------------
      January............................    804,875    175,000       $14.50
      February...........................
      March..............................    122,314
      April..............................    322,721
      May................................     49,916
      June...............................    505,740
      July...............................    343,882
      August.............................  2,792,524
      September..........................               600,000        29.60

  Of the shares indicated above, (i) 4,914,268 were issued as partial consideration for 21 acquisitions, (ii) 14,814 were issued upon conversion of a convertible note, (iii) 3,591 were issued pursuant to an employment agreement with an executive officer, and (iv) 9,299 were issued pursuant to an employment agreement with a former owner of an acquired business.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  2(a)   Amended and Restated Agreement and Plan of Merger dated as of August
         31, 1998, among United Rentals, Inc., UR Acquisition Corporation and
         U.S. Rentals, Inc. (incorporated by reference to Exhibit 2 of United
         Rentals, Inc. Registration Statement on Form S-4, Registration
         No. 333-63171)
  3(a)   Amended and Restated Certificate of Incorporation of United Rentals,
         Inc., in effect as of the date hereof (incorporated by reference to exhibit 3.1 of United Rentals, Inc. Report on Form 10-Q for the
         quarter ended June 30, 1998)
  3(b)   By-laws of United Rentals, Inc., in effect as of the date hereof
         (incorporated by reference to exhibit 3.2 of United Rentals, Inc.
         Report on Form 10-Q for the quarter ended June 30, 1998)
  4(a)   Certificate of Trust of United Rentals Trust I
  4(b)   Amended and Restated Trust Agreement dated August 5, 1998 among United
         Rentals, Inc., The Bank of New York, as Property Trustee, The Bank of
         New York (Delaware), as Delaware Trustee, and the Administrative
         Trustees named therein (incorporated by reference to Exhibit 10(ii) of
         United Rentals, Inc. Registration Statement on Form S-4, Registration
         No. 333-63171)
  4(c)   Indenture dated August 5, 1998 by and between United Rentals, Inc. and
         The Bank of New York, as Trustee (incorporated by reference to Exhibit
         10(hh) of United Rentals, Inc. Registration Statement on Form S-4,
         Registration No. 333-63171)
  4(d)   Guarantee Agreement dated August 5, 1998 between United Rentals, Inc.
         and The Bank of New York (incorporated by reference to Exhibit 10(jj)
         of United Rentals, Inc. Registration Statement on Form S-4,
         Registration No. 333-63171)
  4(e)   Form of Certificate representing 6 1/2% Convertible Quarterly Income
         Preferred Securities
  4(f)   Form of Certificate representing 6 1/2% Convertible Subordinated
         Debentures
  4(g)   Form of certificate representing United Rentals, Inc. Common Stock
         (incorporated by reference to Exhibit 4 of United Rentals, Inc.
         Registration Statement on Form S-1, Registration No. 333-39117)
  5(a)*  Opinion of Ehrenreich Eilenberg Krause & Zivian LLP
  9(a)   Voting Agreement dated June 15, 1998 among U.S. Rentals, Inc., Bradley
         S. Jacobs, Bradley Jacobs LLC and Bradley Jacobs (1997) LLC
         (incorporated by reference to Exhibit 9.1 of United Rentals, Inc.
         Registration Statement on Form S-4, Registration No. 333-63171)
  9(b)   Voting Agreement dated June 15, 1998 between United Rentals, Inc. and
         Richard D. Colburn (incorporated by reference to Exhibit 9.2 of United
         Rentals, Inc. Registration Statement on Form S-4, Registration No.
         333-63171)
 10(a)   The following agreements (i) Second Amended and Restated Credit
         Agreement dated as of March 30, 1998, between United Rentals (North
         America), Inc., various financial institutions, Bank of America
         Canada, as Canadian agent, and Bank of America National Trust and
         Savings Association, as U.S. agent (incorporated by reference to
         Exhibit 10.1 to United Rentals, Inc. Report on Form 10-Q for the
         quarterly period ended March 31, 1998), (ii) Third Amended and
         Restated Credit Agreement dated as of May 12, 1998, between United
         Rentals (North America), Inc., various financial institutions, Bank of
         America Canada, as Canadian agent, and Bank of America National Trust and Savings Association, as U.S. agent (incorporated by reference to the correspondingly numbered exhibit to the Registration

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
         Statement on Form S-4 filed by United Rentals (North America), Inc.,
         Registration No. 333-60467) and (iii) First Amendment to Third Amended
         and Restated Credit Agreement dated as of July 10, 1998 (incorporated by reference to the correspondingly numbered exhibit to the
         Registration Statement on Form S-4 filed by United Rentals (North
         America), Inc., Registration No. 333-60467)
 10(b)   1997 Stock Option Plan (incorporated by reference to the
         correspondingly numbered exhibit of United Rentals, Inc. Registration
         Statement on Form S-1, Registration No. 333-39117)
 10(c)   Form of Warrant Agreement (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc. Registration
         Statement on Form S-1, Registration No. 333-39117)(1)
 10(d)   Form of Private Placement Purchase Agreement entered into by certain officers in connection with purchasing shares and warrants from United
         Rentals, Inc., together with the form of Amendment No. 1 thereto (the
         Private Placement Purchase Agreement is incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc.
         Registration Statement on Form S-1, Registration No. 333-39117; and
         Amendment No. 1 is incorporated by reference to Exhibit 10.2 to United
         Rentals, Inc. Report on Form 10-Q for the quarterly period ended March
         31, 1998)(2)
 10(e)   Form of Subscription Agreement for September 1997 Private Placement
         (incorporated by reference to the correspondingly numbered exhibit of
         United Rentals, Inc. Registration Statement on Form S-1, Registration
         No. 333-39117)(3)
 10(f)   Form of Indemnification Agreement for Officers and Directors
         (incorporated by reference to the correspondingly numbered exhibit of
         United Rentals, Inc. Registration Statement on Form S-1, Registration
         No. 333-39117)
 10(g)   Employment Agreement with Bradley S. Jacobs, dated as of September 19,
         1997 (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc. Registration Statement on Form S-1,
         Registration No. 333-39117)
 10(h)   Employment Agreement with John N. Milne, dated as of September 19,
         1997 (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc. Registration Statement on Form S-1,
         Registration No. 333-39117)
 10(i)   Employment Agreement with Michael J. Nolan, dated as of October 14,
         1997 (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc. Registration Statement on Form S-1,
         Registration No. 333-39117)
 10(j)   Employment Agreement with Robert P. Miner, dated as of October 10,
         1997 (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc. Registration Statement on Form S-1,
         Registration No. 333-39117)
 10(k)   Stock Purchase Agreement, dated as of October 24, 1997, with the shareholders of Mercer Equipment Company (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc.
         Registration Statement on Form S-1, Registration No. 333-39117)+
 10(l)   Stock Purchase Agreement, dated as of October 24, 1997, with the shareholders of Bronco Hi-Lift Inc. (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc. Registration
         Statement on Form S-1, Registration No. 333-39117)+
 10(m)   Stock Purchase Agreement, dated as of October 24, 1997, with Coran
         Enterprises, Inc., Monterey Bay Equipment Rentals, Inc., James M.
         Shade, Carol A. Shade, James M. Shade and Carol Anne Shade, Trustees
         under the James M. Shade and Carol A Shade Trust Agreement dated
         September 14, 1982, Randall Shade and Corey Shade (incorporated by reference to the correspondingly numbered exhibit of United Rentals,
         Inc. Registration Statement on Form S-1, Registration No. 333-39117)+
 10(n)   Stock Purchase Agreement, dated as of October 24, 1997, with the shareholders of Rent-It Center, Inc. (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc. Registration
         Statement on Form S-1, Registration No. 333-39117)+

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBITS
 -------                         -----------------------
 10(o)   Stock Purchase Agreement, dated as of October 20, 1997, with A&A Tool
         Rentals & Sales, Inc., Joseph E. Doran, Patrick J. Doran, and A&A Tool
         Rentals & Sales, Inc. Employee Stock Ownership Plan (incorporated by reference to the correspondingly numbered exhibit of United Rentals,
         Inc. Registration Statement on Form S-1, Registration No. 333-39117)+
 10(p)   Agreement and Plan of Merger, dated as of October 23, 1997, with UR
         Acquisition Subsidiary, Inc. and J&J Rental Services, Inc.
         (incorporated by reference to the correspondingly numbered exhibit of
         United Rentals, Inc. Registration Statement on Form S-1, Registration
         No. 333-39117)+
 10(q)   Convertible Note dated October 24, 1997 (incorporated by reference to the correspondingly numbered exhibit of United Rentals, Inc.
         Registration Statement on Form S-1, Registration No. 333-39117)
 10(r)   Subscription Agreement dated November 14, 1997, from Wayland R. Hicks
         (incorporated by reference to the correspondingly numbered exhibit of
         United Rentals, Inc. Registration Statement on Form S-1, Registration
         No. 333-39117)
 10(s)   Agreement dated November 14, 1997, with Wayland R. Hicks (incorporated by reference to the correspondingly numbered exhibit of United
         Rentals, Inc. Registration Statement on Form S-1, Registration No.
         333-39117)
 10(t)   Purchase Agreement, dated as of January 22, 1998, with United Rentals of Canada, Inc., Access Rentals, Inc., Reinhart Leasing, LLC and the
         Stockholders of Access Rentals, Inc., (incorporated by reference to
         Exhibit 10(t) to United Rentals, Inc. Registration Statement on Form
         S-1, Registration No. 333-45605)+
 10(u)   Stock Purchase Agreement, dated as of January 13, 1998, with Mission
         Valley Rentals, Inc., Charles F. Journey and Connie J. Journey
         (incorporated by reference to Exhibit 10(u) to United Rentals, Inc.
         Registration Statement on Form S-1, Registration No. 333-45605)+
 10(v)   Stock Purchase Agreement, dated as of January 22, 1998, with United
         Rentals of Canada, Inc. and BNR Equipment Limited and Affiliates
         (incorporated by reference to Exhibit 10(v) to United Rentals, Inc.
         Registration Statement on Form S-1, Registration No. 333-45605)+
 10(w)   Indenture dated May 22, 1998, among United Rentals (North America),
         Inc., the Guarantors named therein and State Street Bank and Trust
         Company, as trustee (incorporated by reference to Exhibit 4(a) of the
         Registration Statement on Form S-4 filed by United Rentals (North
         America), Inc., Registration No. 333-60467)
 10(x)   Notes Registration Rights Agreement dated as of May 22, 1998, among
         United Rentals (North America), Inc., the subsidiaries of United
         Rentals (North America), Inc. named therein, Merrill Lynch & Co. and the other initial purchasers named therein (incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-4 filed by
         United Rentals (North America), Inc., Registration No. 333-60467)
 10(y)   Stock Purchase Agreement, dated as of June 9, 1998, with the shareholders of Power Rental Co., Inc. (incorporated by reference to
         Exhibit 10 to United Rentals, Inc. Report on Form 8-K dated June 18,
         1998)+
 10(z)   Form of U.S. Purchase Agreement for the public offering completed by
         United Rentals, Inc. on March 11, 1998 (incorporated by reference to
         Exhibit 1(a) to United Rentals, Inc. Registration Statement on Form S-
         1, Registration No. 333-45605)
 10(aa)  Form of International Repurchase Agreement for the public offering completed by United Rentals, Inc. on March 11, 1998 (incorporated by reference to Exhibit 1(b) to United Rentals, Inc. Registration
         Statement on Form S-1, Registration No. 333-45605)
 10(bb)  Form of U.S. Purchase Agreement for United Rentals, Inc. initial public offering (incorporated by reference to Exhibit 1(a) to United
         Rentals, Inc. Registration Statement on Form S-1, Registration No.
         333-39117)
 10(cc)  Form of International Purchase Agreement for United Rentals, Inc.
         initial public offering (incorporated by reference to Exhibit 1(b) to
         United Rentals, Inc. Registration Statement on Form S-1, Registration
         No. 333-39117)

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10(dd)  Purchase Agreement dated May 19, 1998 relating to the initial sale by
         United Rentals (North America), Inc. of $200 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2008
         (incorporated by reference to Exhibit 10(bb) of the Registration
         Statement on Form S-4 filed by United Rentals (North America), Inc.,
         Registration No. 333-60467)
 10(ee)  Agreement among United Rentals (North America), Inc., United Rentals of New Jersey, Inc., HR Merger Corp., SMSV Acquisition Corp.,
         Equipment Supply Company, Inc., High Reach Co., Inc., Space Maker of
         Va., Inc. and the Stockholders of Rylan, Inc., High Reach Co., Inc.
         and Space Maker Systems of Va., Inc., dated as of June 30, 1998
         (incorporated by reference to Exhibit 10(cc) of the Registration
         Statement on Form S-4 filed by United Rentals (North America), Inc.,
         Registration No. 333-60467)+
 10(ff)  Term Loan Agreement dated as of July 10, 1998 among United Rentals
         (North America), Inc., various financial institutions and Bank of
         America National Trust and Savings Association, as Agent (incorporated by reference to Exhibit 10(dd) of the Registration Statement on Form
         S-4 filed by United Rentals (North America), Inc., Registration No.
         333-60467)
 10(gg)  Share Purchase Agreement dated July 30, 1998 among United Rentals
         (North America), Inc. and the parties listed therein for all of the outstanding shares of McClinch Equipment Services, Inc. (incorporated by reference to Exhibit 10(ll) of United Rentals, Inc. Registration
         Statement on Form S-4, Registration No. 333-63171)
 10(hh)  Share purchase Agreement dated July 30, 1998 among United Rentals
         (North America), Inc. and the parties listed therein for all of the outstanding shares of Grey Fox Equipment, Inc. (incorporated by reference to Exhibit 10(mm) of United Rentals, Inc. Registration
         Statement on Form S-4, Registration No. 333-63171)
 10(ii)  Share Purchase Agreement dated July 30, 1998 among United Rentals
         (North America), Inc. and the parties listed therein for all of the outstanding shares of McClinch, Inc. (incorporated by reference to
         Exhibit 10(dd) of United Rentals, Inc. Registration Statement on Form
         S-4, Registration No. 333-63171)
 10(jj)  Purchase Agreement dated July 30, 1998 relating to the initial sale by
         United Rentals Trust I of $300 million aggregate principal amount of 6
         1/2% Convertible Quarterly Income Preferred Securities convertible into common stock of United Rentals, Inc. (incorporated by reference to Exhibit 10(hh) of Amendment No. 1 to the Registration Statement on
         Form S-4 filed by United Rentals (North America), Inc., Registration
         No. 333-60467)
 10(kk)  Registration Rights Agreement dated August 5, 1998 between United
         Rentals (North America), Inc., United Rentals, Inc., United Rentals
         Trust I, Goldman, Sachs & Co. and the other purchasers named therein
         (incorporated by reference to Exhibit 10(kk) of United Rentals, Inc.
         Registration Statement on Form S-4, Registration No. 333-63171)
 10(ll)  Purchase Agreement dated August 7, 1998 relating to the initial sale by United Rentals (North America), Inc. of $205 million aggregate principal amount of 8.80% Senior Subordinated Notes due 2008
         (incorporated by reference to Exhibit 10(mm) of Amendment No. 1 to the
         Registration Statement on Form S-4 filed by United Rentals (North
         America), Inc., Registration No. 333-60467)
 10(mm)  Indenture dated August 12, 1998, among United Rentals (North America),
         Inc., the Guarantors named therein and State Street Bank and Trust
         Company, as trustee (incorporated by reference to Exhibit 10(bb) of
         United Rentals, Inc. Registration Statement on Form S-4, Registration
         No. 333-63171)
 10(nn)  Notes Registration Rights Agreement dated as of August 12, 1998, among
         United Rentals (North America), Inc., the subsidiaries of United
         Rentals, Inc. named therein, and Merrill Lynch & Co. (incorporated by reference to Exhibit 10(cc) of United Rentals, Inc. Registration
         Statement on Form S-4, Registration No. 333-63171)
 10(oo)  Form of Employment Agreement with William Berry (incorporated by reference to Exhibit 10(ee) of United Rentals, Inc. Registration
         Statement on Form S-4, Registration No. 333-63171)(4)

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
 10(pp)  Form of Employment Agreement with John McKinney (incorporated by reference to Exhibit 10(ff) of United Rentals, Inc. Registration
         Statement on Form S-4, Registration No. 333-63171)(4)
 10(qq)  Form of Registration Rights Agreement with certain affiliates of U.S.
         Rentals (incorporated by reference to Exhibit 10(gg) of United
         Rentals, Inc. Registration Statement on Form S-4, Registration No.
         333-63171)(4)
 10(rr)  1998 Stock Option Plan of United Rentals, Inc. (incorporated by reference to Exhibit 99.1 to United Rentals, Inc. Registration
         Statement on Form S-4, Registration No. 333-63171)(5)
 12*     Statement re computation of ratios of earnings to combined fixed charges and preferred stock dividends
 12(a)*  Statement re computation of supplemental pro forma ratio of earnings to combined fixed charges and preferred stock dividends
 21      Subsidiaries of United Rentals, Inc. (incorporated by reference to the correspondingly numbered exhibit to United Rentals, Inc. Registration
         Statement on Form S-4, Registration No. 333-63171)
 23(a)   Consent of Ehrenreich Eilenberg Krause & Zivian LLP (included in opinion filed as Exhibit 5)
 23(b)*  Consent of Ernst & Young LLP
 23(c)*  Consent of KPMG Peat Marwick LLP
 23(d)*  Consent of Webster Duke & Co.
 23(e)*  Consent of Grant Thornton LLP
 23(f)*  Consent of KPMG
 23(g)*  Consent of KPMG
 23(h)*  Consent of Battaglia, Andrews, & Moag, P.C.
 23(i)*  Consent of Moss Adams LLP
 23(j)*  Consent of PricewaterhouseCoopers LLP
 23(k)*  Consent of PricewaterhouseCoopers LLP
 23(l)*  Consent of PricewaterhouseCoopers LLP
 23(m)*  Consent of BDO Seidman, LLP
 23(n)*  Consent of PricewaterhouseCoopers
 23(o)*  Consent of Altschuler, Melvoin and Glasser LLP
 23(p)*  Consent of Beene Garter LLP
 23(q)*  Consent of McGladrey & Pullen, LLP
 23(r)*  Consent of Schalleur & Surgent, LLC
 24(a)   Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures")
 25(a)*  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York
 25(b)*  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York (Delaware)

--------
*To be filed by amendment.
+ Filed without exhibits and schedules (to be provided supplementally upon request of the Commission).
(1) United Rentals, Inc. issued a warrant in this form to the following officers of United Rentals, Inc. (or in certain cases to an entity controlled by such officer) for the number of shares indicated: Bradley S. Jacobs (5,000,000); John N. Milne (714,286); Michael J. Nolan (285,715);
    Robert P. Miner (142,857); Sandra E. Welwood (50,000); Joseph J. Kondrup, Jr. (50,000); Kai E. Nyby (50,000); and Richard A. Volonino (50,000).

(2) Each officer of United Rentals, Inc. who purchased securities of United Rentals, Inc. prior to December 18, 1997, other than Messrs. Jacobs and Hicks, entered into a Private Placement Purchase Agreement in this form (modified, in the case of Messrs. Barker and Imig, to reflect the fact that said officers did not purchase warrants) with respect to the shares of Common Stock and warrants purchased by such officer from United Rentals, Inc. as described under "Management--Capital Contributions by Officers and Directors." United Rentals, Inc. entered into Amendment No. 1 with each of Mr. Milne, Mr. Nolan and Mr. Miner.
(3) Each purchaser of shares of Common Stock in United Rentals, Inc.'s September 1997 private placement entered into a Subscription Agreement in this form with respect to the shares purchased.
(4) This agreement will be entered into upon the closing of the pending Merger with U.S. Rentals.
(5) The Board of Directors will submit this plan for stockholder approval at a special meeting scheduled for September 29, 1998.

ITEM 17. UNDERTAKINGS

  A. The registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  D. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  E. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, United Rentals, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 1998.

                                          United Rentals, Inc.

                                                  /s/ Michael J. Nolan
                                          By: _________________________________
                                                    MICHAEL J. NOLAN
                                                 CHIEF FINANCIAL OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates set forth opposite their names. Each person whose signature appears below hereby authorizes each of Bradley S. Jacobs, John N. Milne and Michael J. Nolan and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement, and any registration statement relating to any offering made in connection with the offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Bradley S. Jacobs, John
N. Milne and Michael J. Nolan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

             SIGNATURES                        TITLE                 DATE

        /s/ Bradley S. Jacobs          Chairman, Chief          September 24,
-------------------------------------   Executive Officer            1998
          BRADLEY S. JACOBS             and Director
                                        (Principal
                                        Executive Officer)

          /s/ John N. Milne            Director                 September 24,
-------------------------------------                                1998
            JOHN N. MILNE

        /s/ Wayland R. Hicks           Director                 September 24,
-------------------------------------                                1998
          WAYLAND R. HICKS

         /s/ Ronald M. DeFeo           Director                 September 24,
-------------------------------------                                1998
           RONALD M. DEFEO

       /s/ Richard J. Heckmann         Director                 September 24,
-------------------------------------                                1998
         RICHARD J. HECKMANN

        /s/ Gerald Tsai, Jr.           Director                 September 24,
-------------------------------------                                1998
          GERALD TSAI, JR.

        /s/ Michael J. Nolan           Chief Financial          September 24,
-------------------------------------   Officer (Principal           1998
          MICHAEL J. NOLAN              Financial Officer)

        /s/ Sandra E. Welwood          Vice President,          September 24,
-------------------------------------   Corporate                    1998
          SANDRA E. WELWOOD             Controller
                                        (Principal
                                        Accounting Officer)

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, United Rentals Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 1998.

                                          UNITED RENTALS TRUST I

                                                     /s/ John N. Milne
                                          By:__________________________________
                                                       JOHN N. MILNE
                                                  ADMINISTRATIVE TRUSTEE

                                                   /s/ Michael J. Nolan
                                          By:__________________________________
                                                     MICHAEL J. NOLAN
                                                  ADMINISTRATIVE TRUSTEE

                                                    /s/ Robert P. Miner
                                          By:__________________________________
                                                      ROBERT P. MINER
                                                  ADMINISTRATIVE TRUSTEE